                                              Filed Pursuant to Rule 424(b)5
                                                           Reg. No: 33-99502
PROSPECTUS SUPPLEMENT DATED DECEMBER 10, 1996
(TO PROSPECTUS DATED DECEMBER 10, 1996)

                           $859,388,670 (APPROXIMATE)
                  ASSET SECURITIZATION CORPORATION, DEPOSITOR
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-MD VI

    The Commercial Mortgage Pass-Through Certificates, Series 1996-MD VI (the 'Certificates') will represent beneficial ownership interests in a trust fund (the 'Trust Fund') to be created by Asset Securitization Corporation (the 'Depositor'). The Trust Fund will consist primarily of a pool (the 'Mortgage Pool') of five mortgage loans, with original terms to maturity of not more than 30 years (the 'Mortgage Loans'), secured by first liens on 41 commercial properties (the 'Mortgaged Properties'). The Mortgaged Properties consist of factory outlet centers, hotels, office buildings and retail properties. The Mortgage Loans were originated by Nomura Asset Capital Corporation (the 'Originator') and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

    The Certificates will consist of nineteen classes, designated as the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class CS-1 Certificates, Class CS-2 Certificates, Class CS-3 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class P-IO Certificates, Class B-1 Certificates, Class B-1H Certificates, Class V-1 Certificates, Class V-2 Certificates, Class R and Class LR Certificates. Only the Class A-1A, Class A-1B, Class A-1C, Class CS-1, Class CS-2, Class CS-3, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates (collectively, the 'Offered Certificates') are offered hereby; Class P-IO, Class B-1, Class B-1H, Class V-1, Class V-2, Class R and Class LR Certificates (collectively, the 'Private Certificates') are not offered hereby.

    The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described herein under 'Description of the Mortgage Pool' and 'Description of the Mortgage Loans and Mortgaged Properties.'

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION 'RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS' HEREIN COMMENCING ON PAGE S-32 AND 'SPECIAL CONSIDERATIONS' IN THE PROSPECTUS COMMENCING ON PAGE 11.

                                                          (cover page continued)
                         ------------------------------

                                                          INITIAL CLASS CERTIFICATE BALANCE         PASS-THROUGH
                                                               OR NOTIONAL BALANCE(1)                   RATE
                                                          ---------------------------------         ------------
Class A-1A........................................                  $  94,311,998                       6.72000%
Class A-1B........................................                    333,473,178                       6.88000
Class A-1C........................................                    171,996,502                       7.04000

Class CS-1(2)(3)..................................                     94,311,998                       1.25795
Class CS-2(2)(3)..................................                    333,473,178                       1.09795
Class CS-3(2)(3)..................................                    431,603,494                       0.90112
Class A-2(2)......................................                     35,807,861                       6.83795
Class A-3(2)......................................                     35,807,861                       6.88795
Class A-4(2)......................................                     44,759,826                       6.92795
Class A-5(2)......................................                     22,379,913                       6.95795
Class A-6(2)......................................                     49,235,809                       7.10795
Class A-7(2)......................................                     71,615,722                       7.48795

------------

(1) Approximate, subject to adjustment as described herein.

(2) The Pass-Through Rates shown on the table above for the Class CS-1, Class CS-2, Class CS-3, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates are the rates for the Distribution Date occurring in January, 1997. The Pass-Through Rate for such class for each subsequent Distribution Date will be calculated as provided herein. See 'Summary of Prospectus Supplement--Pass-Through Rates on the Offered Certificates' herein.

(3) The Class CS-1, Class CS-2 and Class CS-3 Certificates will not have Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue on such classes of Certificates, or the components of such classes, at the Pass-Through Rates thereof on the Notional Balances thereof. The Notional Balance of the Class CS-1 Certificates is initially $94,311,998 and will be equal to the Component Balance of the Class A-1A Component, which is initially equal to the Certificate Balance of the Class A-1A Certificates. The Notional Balance of the Class CS-2 Certificates is initially $333,473,178 and will be equal to the Component Balance of the Class A-1B Component, which is initially equal to the Certificate Balance of the Class A-1B Certificates. The Notional Balance of the Class CS-3 Certificates is initially $431,603,494 and will be equal to the sum of the Component Balances of the Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Components, which are initially equal to the Certificate Balances of the Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, respectively.
                         ------------------------------

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR
     RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING
       MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                           AGENCY OR INSTRUMENTALITY.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
       OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A

                               CRIMINAL OFFENSE.
                         ------------------------------

    The Offered Certificates will be purchased by Nomura Securities International, Inc. (the 'Underwriter') from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be 102% of the initial aggregate principal balance thereof as of December 17, 1996 (the 'Cut-off Date') plus accrued interest, if any, from the Cut-off Date before deducting expenses payable by the Depositor.

    There is currently no secondary market for the Offered Certificates. The Underwriter currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See 'Method of Distribution' herein.

    The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriter. It is expected that delivery of the Offered Certificates will be made through the facilities of The Depository Trust Company ('DTC') in the United States and Centrale de Livraison de Valeurs Mobiliers S.A. ('CEDEL') and The Euroclear System ('Euroclear') in Europe, on or about December 17, 1996.

                     NOMURA SECURITIES INTERNATIONAL, INC.

(continuation of cover page)

    Distributions on the Offered Certificates will be made, to the extent of Available Funds (as defined herein), on the 13th day of each month, or, if any such day is not a business day, on the next succeeding business day, beginning in January 1997 (each, a 'Distribution Date'); provided, however, that in any month the Distribution Date will be no earlier than the second business day following the 11th day of such month and, provided further, that if the 11th day of any month is not a business day, the Distribution Date shall be the third business day following the 11th day of such month. As more fully described herein, distributions allocable to interest on the Certificates on each Distribution Date will be based on the pass-through rate for the respective class or component of a class as described herein (the 'Pass-Through Rate') and the aggregate principal balance (the 'Certificate Balance'), notional balance (the 'Notional Balance') or component balance ('Component Balance'), as applicable, of such class or component thereof outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Offered Certificates will be made as described herein under 'Description of the Offered Certificates--Distributions--Priorities.'

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

    AMRESCO Management, Inc., a Texas corporation, and a wholly-owned subsidiary of AMRESCO, INC., will act as servicer of the Mortgage Loans (the 'Servicer'). The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances (as defined herein) in respect of the Mortgage Loans. See 'The Pooling and Servicing Agreement--Advances' herein. The Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Servicer fails to make a required Advance, LaSalle National Bank (the 'Trustee'), as acting or successor servicer, acting in accordance with the servicing standard, will be required to make such Advance. If the Trustee fails to make a required Advance, ABN AMRO Bank N.V., as the fiscal agent of the Trustee (the 'Fiscal Agent'), acting in accordance with the servicing standard, will be required to make the Advance.

    It is a condition to issuance of the Certificates that each of the Class A-1A, Class A-1B and Class A1-C Certificates be rated 'Aaa' by Moody's Investors Service, Inc. ('Moody's') and 'AAA' by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ('S&P'); the Class CS-1 and Class CS-2 Certificates be rated 'Aaa' by Moody's and 'AAAr' by S&P; the Class CS-3 Certificates be rated 'Aaa' by 'Moody's'; the Class A-2 Certificates be rated 'Aa1' by Moody's and 'AA' by S&P; the Class A-3 Certificates be rated 'Aa2' by Moody's; the Class A-4 Certificates be rated 'A2' by Moody's and 'A' by Fitch Investors Service, L.P. ('Fitch' and, together with Moody's and S&P, the 'Rating Agencies'); the Class A-5 Certificates be rated 'A3' by Moody's and 'A-' by Fitch; the Class A-6 Certificates be rated 'Baa2' by Moody's and 'BBB' by Fitch and S&P; and the Class A-7 Certificates be rated 'BBB-' by Fitch.

    Elections will be made to treat designated portions of the Trust Fund, exclusive of the Reserve Accounts, Lock Box Accounts, Cash Collateral Accounts, the Certificate Distribution Account, the Prime Retail Treasury Reserve Account, the Floor Agreements, the Floor Interest Reserve Fund, the Excess Interest, the Excess Interest Distribution Account, the Default Interest and the Default Interest Distribution Account (each as defined herein) (such portions of the Trust Fund, the 'Trust REMICs'), and the Trust REMICs will qualify, as two separate 'real estate mortgage investment conduits' (each, a 'REMIC' or, alternatively, the 'Upper-Tier REMIC' and the 'Lower-Tier REMIC,' respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class A-1C, Class CS-1, Class CS-2, Class CS-3, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class P-IO, Class B-1 and Class B-1H Certificates will constitute interests in a grantor trust and will represent beneficial interests in one or more 'regular interests' in the Upper-Tier REMIC and in one or more corresponding Floor Agreements and the Floor Interest Reserve Fund. The Class R and Class LR Certificates will constitute the sole classes of 'residual interests' in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. The Offered Certificates, together with the Class P-IO, Class B-1 and Class B-1H Certificates, are sometimes collectively referred to herein as the 'Regular Certificates.' The Class V-1 Certificates will represent the right to receive Default Interest and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as part of the grantor trust for federal income tax purposes. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

    THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED DECEMBER 10, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE

OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    The distribution of this Prospectus Supplement dated December 10, 1996 and the Prospectus dated December 10, 1996, and the offer or sale of Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus Supplement and the Prospectus and the offer or sale of Certificates in the United Kingdom (see 'Method of Distribution' herein).

    The Depositor does not intend to register the Certificates under the Securities and Exchange Law of Japan (the 'SEL'). Accordingly, the Certificates may not be offered or sold directly or indirectly in Japan, and this Prospectus Supplement and the Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

                               EXECUTIVE SUMMARY

     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus.

  Approximate        Approximate
  Percent of           Credit                        CERTIFICATE SUMMARY
     Total             Support

                                                                                         CLASS CS-1
                                                                                         $94,311,998
                                                                                         (Notional)
       10.5%         33.0%     CLASS A-1A              $94,311,998  (Aaa/n/a/AAA)        (Aaa/n/a/AAAr)
--------------------------------------------------------------------------------------------------------
                                                                                         CLASS CS-2
                                                                                         $333,473,178
                                                                                         (Notional)
       37.3%         33.0%     CLASS A-1B             $333,473,178  (Aaa/n/a/AAA)        (Aaa/n/a/AAAr)
--------------------------------------------------------------------------------------------------------
       19.2%         33.0%     CLASS A-1C             $171,996,502  (Aaa/n/a/AAA)
        4.0%         29.0%     CLASS A-2               $35,807,861  (Aa1/n/a/AA)
        4.0%         25.0%     CLASS A-3               $35,807,861  (Aa2/n/a/n/a)
        5.0%         20.0%     CLASS A-4               $44,759,826  (A2/A/n/a)           Class CS-3
        2.5%         17.5%     CLASS A-5               $22,379,913  (A3/A-/n/a)          $431,603,494
        5.5%         12.0%     CLASS A-6               $49,235,809  (Baa2/BBB/BBB)       (Notional)
        8.0%          4.0%     CLASS A-7               $71,615,722  (n/a/BBB-/n/a)       (Aaa/n/a/n/a)
--------------------------------------------------------------------------------------------------------
        4.0%          n/a      CLASS B-1               $35,807,865  (n/a/BB/n/a)
                               AND                     (approx.)
                               CLASS B-1H

                              /   /  PUBLIC CERTIFICATES     RATING AGENCIES: (MOODY'S/FITCH/S&P)

                              /   /  PRIVATE CERTIFICATES    P-IO, V-1, V-2, R  AND LR CLASSES ARE  NOT LISTED

                                                        CERTIFICATE SUMMARY
                                   INITIAL
                                  AGGREGATE         % OF                                     PASS-THROUGH         AVG.     PRINCIPAL
 CLASS         RATINGS           CERTIFICATE        TOTAL             DESCRIPTION               RATE AS          LIFE*      WINDOW*
                                PRINCIPAL OR                                                OF CUT-OFF DATE      (YRS.)
                               NOTIONAL AMOUNT

Investment Grade Certificates

A-1A         Aaa/Moody's;       $  94,311,998          10.5%          Fixed Rate                6.72000%         3.94        1/97
               AAA/S&P                                                                                                        to
                                                                                                                            11/03

A-1B         Aaa/Moody's;       $ 333,473,178          37.3%          Fixed Rate                6.88000%         6.91       11/03
               AAA/S&P                                                                                                        to
                                                                                                                            11/03

A-1C         Aaa/Moody's;       $ 171,996,502          19.2%          Fixed Rate                7.04000%         9.56       11/03
               AAA/S&P                                                                                                        to
                                                                                                                            10/07

A-2          Aa1/Moody's;       $  35,807,861           4.0%    Weighted Average Coupon         6.83795%        10.82       10/07
                AA/S&P                                                                                                        to
                                                                                                                            10/07

A-3          Aa2/Moody's        $  35,807,861           4.0%       Weighted Average             6.88795%        10.82       10/07
                                                                        Coupon                                                to
                                                                                                                            10/07

A-4          A2/Moody's;        $  44,759,826           5.0%       Weighted Average             6.92795%        10.82       10/07
               A/Fitch                                                  Coupon                                                to
                                                                                                                            10/07

A-5          A3/Moody's;        $  22,379,913           2.5%       Weighted Average             6.95795%        10.82       10/07
               A-/Fitch                                                 Coupon                                                to
                                                                                                                            10/07

A-6         Baa2/Moody's;       $  49,235,809           5.5%       Weighted Average             7.10795%        10.87       10/07
            BBB/S&P, Fitch                                              Coupon                                                to
                                                                                                                            12/07

A-7           BBB-/Fitch        $  71,615,722           8.0%       Weighted Average             7.48795%        13.15       12/07
                                                                        Coupon                                                to
                                                                                                                             8/11

CS-1         Aaa/Moody's;       $  94,311,998           n/a     Interest Only: Weighted         1.25795%         2.57**      n/a
               AAAr/S&P                                             Average Coupon

CS-2         Aaa/Moody's;       $ 333,473,178           n/a     Interest Only: Weighted         1.09795%         3.61**      n/a

               AAAr/S&P                                             Average Coupon

CS-3         Aaa/Moody's        $ 431,603,494           n/a     Interest Only: Weighted         0.90112%         5.48**      n/a
                                                                    Average Coupon
Non-Investment Grade Certificates***

B-1 and        BB/Fitch         $  35,807,865           4.0%
Class                           (approx.)
B-1H

Classes P-IO, V-1, V-2, R and LR are not represented in this table.
  * Based on Scenario 1.
 ** Calculated on a cash flow basis.
*** Not offered hereby.

                             MORTGAGE LOAN SUMMARY

             LOAN              # PROPERTIES     CUT-OFF    ANTICIPATED AMORTIZATION  MORTGAGE     DSCR      ARD   CUT-OFF
                                                 DATE       REPAYMENT    (MONTHS)      RATE                 LTV    DATE
                                                BALANCE       DATE                                                  LTV
                                                             ('ARD')
Columbia/Sussex II Pool              12       $135,230,640   8/11/11       240        8.870%      1.71     26%      57%
HGI II Pool                           5         99,217,643  10/11/06       360        9.060%      1.76     51%      55%
MHP II Pool                           4        266,000,000  10/11/07       240        8.220%      2.06     35%      49%
Palmer Square                         4         36,000,000  12/11/07       300        8.090%      2.04     41%      51%
Prime Retail II Pool                 16        358,748,252  11/11/03       360        7.782%*     2.03     46%      50%
TOTAL/WTD. AVER.                     41       $895,196,535                 304       8.231%**     1.96     40%      51%

The terms 'Anticipated Repayment Date,' 'DSCR,' 'ARD LTV,' and 'Cut-off Date LTV' are defined in this Prospectus Supplement in the explanatory notes set forth prior to the tables under: 'Description of the Mortgage Pool.'
 * The Mortgage Rate of the Prime Retail II Pool Loan through and including November 10, 1998 (or earlier if a payment event of default occurs) is a floating-rate per annum equal to LIBOR plus 1.51% and thereafter, will be a fixed-rate per annum equal to 7.782%.
** The Weighted Average Mortgage Rate is calculated assuming the Mortgage Rate of the Prime Retail II Pool Loan is 7.782%.

                             PROSPECTUS SUPPLEMENT
                               TABLE OF CONTENTS

                                                                       PAGE
                                                                    -----------
Summary of Prospectus Supplement.................................      S-7
Risk Factors and Other Special Considerations....................      S-32
  The Mortgage Loans.............................................      S-32
  The Certificates...............................................      S-48
Description of the Mortgage Pool.................................      S-52
  General........................................................      S-52
  Security for the Mortgage Loans................................      S-53
  Certain Characteristics of the Mortgage Loans..................      S-53
  Underwriting Standards.........................................      S-74
  Additional Information.........................................      S-75
Description of the Mortgage Loans and Mortgaged Properties.......      S-75
  Columbia Sussex II Pool Loan and Properties....................      S-75
  The HGI II Pool Loan and Properties............................      S-87
  The MHP II Pool Loan and Properties............................      S-94
  The Palmer Square Loan and Properties..........................      S-109
  The Prime Retail II Pool Loan and Properties...................      S-118
Description of the Offered Certificates..........................      S-131
  General........................................................      S-131
  Distributions..................................................      S-132
  Subordination..................................................      S-144
  Appraisal Reductions...........................................      S-145
  Delivery, Form and Denomination................................      S-145
  Book-Entry Registration........................................      S-146
  Definitive Certificates........................................      S-148
  Transfer Restrictions..........................................      S-149
The Interest Rate Floor Agreements...............................      S-149
The Floor Counterparty...........................................      S-152
Prepayment and Yield Considerations..............................      S-154
  Yield..........................................................      S-154
  Yield on the Class CS-1, Class CS-2 and Class CS-3
     Certificates................................................      S-155
  Rated Final Distribution Date..................................      S-157
  Weighted Average Life of Offered Certificates..................      S-157
The Pooling and Servicing Agreement..............................      S-168
  General........................................................      S-168
  Assignment of the Mortgage Loans and Floor Agreements..........      S-168
  Representations and Warranties; Repurchase.....................      S-168
  Servicing of the Mortgage Loans; Collection of Payments........      S-173
  Advances.......................................................      S-174
  Accounts.......................................................      S-176
  Withdrawals from the Collection Account........................      S-178
  Successor Manager..............................................      S-178
  Enforcement of 'Due-on-Sale' and 'Due-on-Encumbrance'
     Clauses.....................................................      S-179
  Inspections....................................................      S-179

  Evidence as to Compliance......................................      S-180
  Certain Matters Regarding the Depositor, the Servicer and the
     Special Servicer............................................      S-180
  Events of Default..............................................      S-181
  Rights Upon Event of Default...................................      S-181
  Amendment......................................................      S-182
  Realization Upon Mortgage Loans; Modification..................      S-183
  Optional Termination...........................................      S-187
  The Trustee....................................................      S-187
  Duties of the Trustee..........................................      S-188
  The Fiscal Agent...............................................      S-189
  Duties of the Fiscal Agent.....................................      S-189

                                                                       PAGE
                                                                    -----------
  The Servicer...................................................      S-189
  Servicing Compensation and Payment of Expenses.................      S-190
  Special Servicing..............................................      S-190
  Servicer and Special Servicer Permitted to Buy Certificates....      S-192
  Reports to Certificateholders..................................      S-192
Use of Proceeds..................................................      S-193
Certain Federal Income Tax Consequences..........................      S-193
  Taxation of Offered Certificates...............................      S-193
  Taxation of Upper-Tier REMIC Regular Interests.................      S-194
  Taxation of Floor Agreements...................................      S-195
  Application of Straddle Rules..................................      S-196
  Taxation of Foreign Investors..................................      S-196
ERISA Considerations.............................................      S-197
Legal Investment.................................................      S-199
Method of Distribution...........................................      S-199
Experts..........................................................      S-200
Legal Matters....................................................      S-200
Rating...........................................................      S-200
Index of Significant Definitions.................................      S-202
Financial Information
     Marriott Hotel Properties II Limited Partnership............   Exhibit A-1
     Santa Clara Marriott Hotel Limited Partnership..............
     Prime Retail Properties.....................................   Exhibit A-2
     JMJ Acquired Properties.....................................
Global Clearance, Settlement and Tax Documentation Procedures....    Exhibit B
Schedule of Adjusted Weighted Average Net Mortgage Pass-Through
  Rates..........................................................    Exhibit C
Mortgaged Property Characteristics...............................     Annex A

                                INDEX OF TABLES
Mortgage Loan Characteristics....................................      S-59

Cut-off Date Allocated Loan Balances.............................      S-60
Property Type....................................................      S-60
Principal Balances as of the Cut-off Date........................      S-61
Range of Loan-to-Value Ratios....................................      S-61
Range of Loan-to-Value Ratios at Anticipated Repayment Date......      S-62
Remaining Term to Anticipated Repayment Date in Months...........      S-62
Remaining Prepayment Lockout as of the Cut-off Date in months....      S-62
Mortgaged Properties by Property Type............................      S-63
Mortgaged Properties by State....................................      S-64
Hotel Properties by State........................................      S-65
Factory Outlet Centers By State..................................      S-65
Hotel Property Occupancy and Average Daily Rate..................      S-66
Annual Retail Lease Expiration--Palmer Square Loan...............      S-67
Retail Tenants Based on Annualized Rent--Palmer Square Loan......      S-67
Annual Office Lease Expiration--Palmer Square Loan...............      S-68
Office Tenants Based on Annualized Base Rent--Palmer Square
  Loan...........................................................      S-68
Retail Characteristics...........................................      S-69
Annual Lease Expiration--Prime Retail II Pool Loan...............      S-70
Tenants Based on Annualized Base Rent--Prime Retail II Pool
  Loan...........................................................      S-70
Merchant Company Based on Annualized Base Rent--Prime Retail II
  Pool Loan......................................................      S-71
Annual Lease Expiration--HGI II Pool Loan........................      S-71
Tenants Based on Annualized Base Rent--HGI II Pool Loan..........      S-72
Parent Company Based on Annualized Base Rent--HGI Pool Loan......      S-72
Reserves.........................................................      S-73

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Significant Definitions included at the end of this Prospectus Supplement sets forth the pages on which the definitions of certain principal terms appear.

Title of Certificates.........  Asset Securitization Corporation, Commercial Mortgage Pass-Through
                                Certificates, Series 1996-MD VI (the 'Certificates').

Certificate Balance and
  Notional Balance............  Each class of Offered Certificates has the approximate aggregate initial Certificate Balance or Notional Balance, as the case may be, set forth on the cover page of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%. The Offered Certificates, together with the Private Certificates, will be issued pursuant to a
                                Pooling and Servicing Agreement to be dated as of the Cut-off Date
                                (the 'Pooling and Servicing Agreement') among the Depositor, the
                                Servicer, the Trustee and the Fiscal Agent.

Depositor.....................  Asset Securitization Corporation, a Delaware corporation and a wholly owned subsidiary of Nomura Asset Capital Corporation, and an affiliate of Nomura Securities International, Inc. (the
                                'Underwriter'). See 'The Depositor' in the Prospectus.

Servicer......................  AMRESCO Management, Inc. a Texas corporation and a wholly-owned subsidiary of AMRESCO, INC. (the 'Servicer'). See 'The Pooling and
                                Servicing Agreement--The Servicer' herein and 'Description of the
                                Agreement--Sub-Servicers' in the Prospectus.

Trustee.......................  LaSalle National Bank, a nationally chartered bank (the 'Trustee').
                                See 'The Pooling and Servicing Agreement--The Trustee' herein.

Fiscal Agent..................  ABN AMRO Bank N.V., a Netherlands banking corporation (the 'Fiscal
                                Agent'), and the indirect corporate parent of the Trustee.

Originator....................  Nomura Asset Capital Corporation, a Delaware corporation and an affiliate of the Depositor and the Underwriter.

Cut-off Date..................  December 17, 1996.

Closing Date..................  On or about December 17, 1996.

Distribution Date.............  The 13th day of each month, or if such 13th day is not a business day, the business day immediately following such 13th day, commencing in January 1997; provided, however, that in any month, the
                                Distribution Date will be no earlier than the second business day following the 11th day of such month and, provided further, that if the 11th day of any month is not a business day, the Distribution

                                Date will be the third business day following the 11th day of such month.

Record Date...................  With respect to each Distribution Date, the close of business on the
                                10th day of the month in the month in which such Distribution Date occurs, or if such day is not a business day, the preceding business day; provided, however, that with respect to the first Distribution
                                Date, for all purposes other than receipt of the distribution on such
                                Distribution Date, the Record Date is the Closing Date.

Interest Accrual Period.......  With respect to any Distribution Date other than the Distribution
                                Date occurring in January 1997, the period commencing on and including the 11th day of the month preceding the month in which such
                                Distribution Date occurs and ending on and including the 10th day of the month in which such Distribution Date occurs; the Interest
                                Accrual Period with respect to the Distribution Date occurring in
                                January 1997 is assumed to consist of 24 days. Each Interest Accrual
                                Period other than the Interest Accrual Period with respect to the
                                Distribution Date occurring in January 1997 is assumed to consist of
                                30 days.

Scheduled Final Distribution
  Date........................  As to each class of Offered Certificates, November 13, 2026, the
                                Distribution Date occurring immediately after the latest maturity date provided for in the Mortgage Loans.

Rated Final Distribution
  Date........................  As to each class of Offered Certificates, November 13, 2029, the
                                Distribution Date occurring three years after the latest maturity date of any Mortgage Loan.

Collection Period.............  With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the Cut-off Date) and ending at the close of business on the Due Date in the month in which such
                                Distribution Date occurs.

Due Date......................  With respect to any Distribution Date and/or any Mortgage Loan, as
                                the case may be, the 11th day (or in the case of certain of the
                                Mortgage Loans, if the 11th day is not a business day, either the next business day or the first preceding business day) of the month in which such Distribution Date occurs.

Denominations.................  The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance or Notional Balance, as applicable, of $50,000 and multiples of $1 in excess thereof.


Clearance and Settlement......  Holders of Offered Certificates may elect to hold their Certificates through any of The Depository Trust Company ('DTC') (in the United
                                States) or Centrale de Livraison de Valeurs Mobiliers S.A. ('CEDEL')
                                or The Euroclear System ('Euroclear') (in Europe). Transfers within
                                DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
                                Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant Depositories of CEDEL or Euroclear. The
                                Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered
                                Certificates. See 'Description of the Offered Certificates--Delivery,
                                Form and Denomination,' '--Book-Entry Registration' and '--Definitive
                                Certificates' herein and 'Description of the Certificates--Book-Entry
                                Registration and Definitive Certificates' in the Prospectus.

The Mortgage Pool.............  The 'Mortgage Pool' will consist of five Mortgage Loans, each evidenced by one or more promissory notes (each, a 'Note') secured by first mortgages, deeds of trust or similar security instruments
                                ('Mortgages') on commercial properties (the

                                'Mortgaged Properties'). See 'Description of the Mortgage Loans and
                                the Mortgaged Properties' herein. The Mortgage Loans will be acquired by the Depositor on or before the Closing Date. In connection with its acquisition of the Mortgage Loans, the Depositor will be assigned
                                (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of certain representations and warranties described herein that were made by the
                                Originator to the Depositor. As of the Cut-off Date, the Mortgage
                                Loans had the following characteristics:

                                 Aggregate Principal Balance................     $895,196,535
                                 Lowest Mortgage Loan Principal Balance.....     $36,000,000
                                 Highest Mortgage Loan Principal                 $358,748,252
                                   Balance(1)...............................
                                 Average Mortgage Loan Principal Balance....     $179,039,307
                                 Range of Term to Maturity .................     240 to 360
                                   (as of date of origination)                   months
                                 Weighted Average Term to Maturity
                                   (as of date of origination)..............     304 months
                                 Range of Remaining Term to Anticipated
                                   Repayment Date...........................     83 to 176 months
                                 Weighted Average Remaining Term to
                                   Anticipated Repayment Date...............     117 months

                                 Range of Interest Rate ('Mortgage Rate')        7.782% to
                                   per annum(2).............................     9.060%
                                 Weighted Average Mortgage Rate(2)(3).......     8.231%
                                 Range of Loan-to-Value ('LTV') Ratio.......     49% to 57%
                                 Weighted Average LTV Ratio.................     51%
                                 Range of Debt Service Coverage Ratio.......     1.71 to 2.06
                                 Weighted Average Debt Service Coverage
                                   Ratio....................................     1.96
                                 ------------------------
                                 (1) Such amount includes the principal balance attributable to the Prime Retail II Pool Loan Expansion Account (as described herein).
                                 (2) The Prime Retail II Pool Loan bears interest during the first two years of its loan term at a Mortgage Rate equal to LIBOR
                                     (as defined herein) plus 1.51%. However, the Prime Retail II
                                     Pool Borrowers have entered into interest rate cap agreements which obligate the counterparties thereof to pay LIBOR over
                                     7.00%. See 'Description of the Mortgage Loans and
                                     Properties--The Prime Retail II Pool Loan and
                                     Properties--Payment Terms.' Thereafter, the Prime Retail II
                                     Pool Loan bears interest at a fixed rate per annum equal to
                                     7.782%. The Mortgage Rate of the Prime Retail II Pool Loan as
                                     of the Cut-off Date is 7.10375%.
                                 (3) The Weighted Average Mortgage Rate was calculated assuming an interest rate of 7.782% per annum on the Prime Retail II Pool
                                     Loan.
                                 Each of the Mortgage Loans substantially fully amortizes over its respective term to maturity.

Description of the Mortgage
  Loans and Properties

A. Columbia Sussex II Pool
  Loan and Properties.........  The Columbia Sussex II Pool Loan has a principal balance as of the
                                Cut-off Date of approximately $135,230,640 and is secured by
                                Mortgages (the 'CS II Mortgages') encumbering twelve full-service hotels (the 'Columbia Sussex II Pool Properties') located in Florida,
                                New York, Kentucky, New Jersey, Michigan, Ohio, Illinois, and
                                Alabama. The interests of the Columbia Sussex II Pool Borrower in two of the Columbia Sussex II Pool Properties consist of leasehold interests. The CS II Mortgages are cross-collateralized and cross-defaulted. The borrower under the Columbia Sussex II Pool Loan is Grandview Hotel Limited Partnership (the 'Columbia Sussex II Pool
                                Borrower'). The Columbia Sussex II Pool Loan is evidenced by a Note that bears interest at a fixed rate per annum equal to 8.87% (the 'CS
                                II Current Interest Rate') through and including August 10, 2011.
                                From and after August 11, 2011 (the 'CS II Anticipated Repayment
                                Date'), the Note accrues interest at a fixed rate per annum equal to the greater of (i) 10.87% and (ii) the yield as of the CS II
                                Anticipated Repayment Date, calculated by linear interpolation of the yields of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S.
                                Treasury obligations having maturities as close as possible to the CS
                                II Maturity Date (as defined below), plus 2.0% (the 'CS II Revised
                                Interest Rate'). All interest accrued at the excess of the CS II
                                Revised Interest Rate over the CS II Current Interest Rate will be deferred and will not be paid until the principal balance of the
                                Columbia Sussex II Pool Loan has been reduced to zero. Interest on the Columbia Sussex II Pool Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

                                The Columbia Sussex II Pool Loan is scheduled to mature on August 11,
                                2016 (the 'CS II Maturity Date'), but may be prepaid without payment of a yield maintenance premium on or after the CS II Anticipated
                                Repayment Date. Commencing on September 11, 1996, the Columbia Sussex
                                II Pool Loan requires 240 constant monthly payments (the 'CS II
                                Monthly Debt Service Payment Amount') of principal and interest of
                                $1,212,279.81 (based on a 240-month amortization schedule and the CS
                                II Current Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the CS II Maturity Date. Additionally, commencing on the first payment date after the CS II Anticipated Repayment Date, the Columbia
                                Sussex II Pool Borrower is required to apply 100% of the CS II Excess
                                Cash Flow (as defined below under 'Description of the Mortgage Loans and Mortgaged Properties--The Columbia Sussex II Pool Loan and
                                Properties--The Loan--Payment Terms') for the month preceding the month in which the payment date occurs towards the reduction of the principal balance of the Columbia Sussex II Pool Loan. The scheduled principal balance of the Columbia Sussex II Pool Loan as of the CS II
                                Anticipated Repayment Date is approximately $63,177,455.

                                The Columbia Sussex II Pool Properties consist of five Holiday Inns, four Radisson Hotels, one Best Western Hotel, one Sheraton

                                Hotel and one Marriott Hotel and the size of the hotels ranges from
                                121 rooms to 501 rooms. The average occupancy rates for the 12 months ended August 31, 1996 for the Columbia Sussex II Pool Properties,
                                ranged from 44% to 83%, with a weighted average occupancy rate of
                                67%. The ADRs for the 12 month period ending August 31, 1996 for the
                                Columbia Sussex II Pool Properties ranged from approximately $41 to approximately $108, with a weighted average of approximately $66. The appraisals performed for the Columbia Sussex II Pool Properties as of
                                July 1, 1996 determined an aggregate value of approximately
                                $239,000,000.

B. The HGI II Pool Loan

   and Properties.............  The 'HGI II Pool Loan' has a principal balance as of the Cut-off Date of approximately $99,217,643 and is secured by five separate
                                Mortgages (the 'HGI II Pool Mortgages') on five factory outlet properties (the 'HGI II Pool Properties') located in California,
                                Maryland and Texas. The HGI II Pool Mortgages are cross-
                                collateralized and cross-defaulted. The borrower under the HGI II
                                Pool Loan is Second Horizon Group Limited Partnership (the 'HGI II
                                Pool Borrower'). The HGI II Pool Loan is evidenced by a Note that bears interest at a fixed rate per annum equal to 9.06% (the 'HGI II
                                Current Interest Rate') through and including October 10, 2006. From and including October 11, 2006 (the 'HGI II Anticipated Repayment
                                Date'), the Note accrues interest at a fixed rate per annum equal to
                                2.0% plus the greater of (i) the HGI II Current Interest Rate and
                                (ii) the yield as of the HGI II Anticipated Repayment Date calculated by linear interpolation of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating those of noncallable U.S. Treasury obligations having maturities as close as possible to October 11, 2026 (the 'HGI II Revised Interest Rate').
                                All interest accrued at the excess of the HGI II Revised Interest
                                Rate over the HGI II Current Interest Rate will be deferred and will not be paid until after the principal balance of the loan has been reduced to zero. Amounts so deferred will accrue interest at the HGI
                                II Revised Interest Rate. Interest on the HGI II Pool Loan is
                                computed on the basis of the actual number of days elapsed and a
                                360-day year.

                                The HGI II Pool Loan is scheduled to mature on October 11, 2026 (the
                                'HGI II Maturity Date'), but may be prepaid without payment of a yield maintenance premium on and after the HGI II Anticipated
                                Repayment Date. Commencing on November 11, 1996, the HGI II Pool Loan
                                requires 360 constant monthly payments (the 'HGI II Monthly Debt
                                Service Payment Amount') of principal and interest of $803,280.95
                                (based on a 360-month amortization schedule and the HGI II Current
                                Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the HGI
                                II Maturity Date. Additionally, commencing on the first payment date after the HGI II Anticipated Repayment Date, the HGI II Pool Loan
                                requires that all HGI II Excess Cash Flow (as defined below under
                                'Description of the Mortgage Loans and Mortgaged Properties--The HGI
                                II Pool Loan and Properties--The Loan--Payment Terms') be applied towards the reduction of the principal balance of the loan. The scheduled principal balance of the loan as of the HGI II Anticipated
                                Repayment Date is approximately $90,933,808.

                                The HGI II Pool Properties contain approximately 1,248,107 square feet of GLA. As of September 13, 1996, the occupancy rate for the HGI
                                II Pool Properties ranged from approximately 91% to 100% and the annualized base rent for such properties was approximately $15.60 per square foot of GLA. Tenants include Bass Company Store, Bugle Boy,
                                Levi's Outlet, Nike, Mikasa Factory Store, Gap Outlet, Liz Claiborne
                                and Reebok Factory Store. Recent appraisals determined an aggregate value of $179,000,000 for the HGI II Pool Properties.

C. The MHP II Pool Loan and
   Properties.................  The 'MHP II Pool Loan' has a principal balance as of the Cut-off Date of approximately $266,000,000 and is evidenced by three separate notes issued by two related borrowers. The first two Notes (the
                                'MHPLP Notes'), which have principal balances as of the Cut-off Date of approximately $195,405,904 and approximately $27,094,096, respectively, were issued by Marriott Hotel Properties II Limited
                                Partnership (the 'MHPLP Borrower') and are secured by (a) first
                                Mortgages encumbering three full service hotels (the 'MHPLP
                                Properties') located in New Orleans, Louisiana (the 'Louisiana
                                Property'), San Antonio, Texas and San Ramon, California and (b) a
                                pledge of the 50% limited partnership interest in the Santa Clara
                                Borrower (as defined below) owned by the MHPLP Borrower. The third
                                Note (the 'Santa Clara Note,' and together with the MHPLP Notes, the
                                'MHP II Pool Notes'), which has a principal balance as of the Cut-off
                                Date of $43,500,000, was issued jointly by Santa Clara Marriott Hotel
                                Limited Partnership (the 'Santa Clara Borrower,' and together with the MHPLP Borrower, the 'MHP II Pool Borrowers') and the MHPLP
                                Borrower and is secured by (a) a first Mortgage encumbering a full service hotel owned by the Santa Clara Borrower (the 'Santa Clara
                                Property,' and together with the MHPLP Properties, the 'MHP II Pool
                                Properties') located in Santa Clara, California and (b) second
                                Mortgages on the MHPLP Properties. The interests of the MHP II Pool
                                Borrowers in each of the MHP II Pool Properties other than the
                                Louisiana Property consist of leasehold interests. All of the MHP II
                                Pool Notes are cross-defaulted, but have only 'one-way' cross-
                                collaterization in that the MHPLP Properties secure the Santa Clara
                                Note, but the Santa Clara Property does not secure the MHPLP Notes.
                                (However, the MHPLP Borrower is entitled to receive certain amounts with respect to the Santa Clara Property through its 50% limited partnership interest in the Santa Clara Borrower, which amounts may be used to pay debt service on the MHPLP Notes.) Each of the MHP II
                                Pool Notes bears interest at a fixed rate per annum equal to 8.22%
                                (the 'MHP II Current Interest Rate') through and including October
                                10, 2007. On and after October 11, 2007 (the 'MHP II Anticipated
                                Repayment Date') to and including October 10, 2008, the MHP II Pool
                                Notes accrue interest at a fixed rate per annum equal to the greater of (i) 10.22% and (ii) the yield as of the MHP II Anticipated
                                Repayment Date, calculated by linear interpolation of the yields of
                                U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the tenth anniversary of the MHP II Anticipated Repayment Date, plus 2.0% (the
                                'First MHP II Revised Interest Rate'). On and after October 11, 2008 and as adjusted on each

                                additional anniversary of the MHP II Anticipated Repayment Date thereafter (each, an 'MHP II Adjustment Date'), the MHP II Pool Notes will accrue interest at a fixed rate per annum equal to the greater of (i) 10.22% and (ii) the lesser of (A) the First MHP II Revised
                                Interest Rate and (B) the yield as of such MHP II Adjustment Date, calculated by linear interpolation of the yields of U.S. Treasury
                                Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the tenth anniversary of the MHP II Anticipated Repayment Date, plus 2.0%. The relevant interest rate on the MHP II Pool Notes as described in the previous two sentences will be referred to herein as the 'MHP II Revised
                                Interest Rate.' All interest accrued at the excess of the MHP II
                                Revised Interest Rate over the MHP II Current Interest Rate will be deferred and will not be paid until the principal balances of the MHP
                                II Pool Notes have been reduced to zero. Interest on the MHP II Pool
                                Notes is calculated on the basis of the actual number of days elapsed and a 360-day year.

                                The MHP II Pool Notes are scheduled to mature on October 11, 2017
                                (the 'MHP II Maturity Date'), but may be repaid without the payment of a yield maintenance premium on or after the MHP II Anticipated
                                Repayment Date. The MHP II Pool Notes require payments of interest only until October 11, 1997. Commencing on November 11, 1997, each of the MHP II Pool Notes requires 240 constant monthly payments of principal and interest (based on a 240-month amortization schedule and the MHP II Current Interest Rate). The amounts of the monthly payments of principal and interest on the two MHPLP Notes are
                                $1,661,308.90 and $230,349.55, respectively, and the amount of the monthly payment of principal and interest on the Santa Clara Note is
                                $369,829.85. (The scheduled monthly payments on the MHP II Pool Notes will be recalculated in connection with certain prepayments received after the MHP II Anticipated Repayment Date.) Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the MHP II Maturity Date. Additionally, commencing on the first payment date after the MHP II Anticipated
                                Repayment Date, the MHP II Pool Borrowers are required to pay all of
                                MHPLP Excess Cash Flow (as defined herein) and the MHPLP Borrower's share of Santa Clara Excess Cash Flow (as defined herein) for the MHP
                                II Accounting Periods (each such term as defined below under
                                'Description of the Mortgage Loans and the Mortgaged Properties--the
                                MHP II Pool Loan and Properties--The Loan--Payment Terms') relating to the payment date towards the reduction of the outstanding principal balances of the MHP II Pool Notes, pro rata, until they are paid in full. The scheduled principal balance of the MHP II Pool Loan as of the MHP II Anticipated Repayment Date is approximately
                                $188,990,239.

                                The MHP II Pool Properties consist of four full-service Marriott
                                Hotels, which range in size from 368 rooms to 1290 rooms. The average occupancy rates for the 12 months ended September 6, 1996 for the MHP

                                II Pool Properties ranged from 77% to 85%, with a weighted average occupancy rate of 81%. The ADRs for the 12 month period ending
                                September 6, 1996 for the MHP II Pool Properties ranged from approximately $94 to approximately $131,

                                with a weighted average of approximately $121. The appraisals performed for the MHP II Pool Properties as of August 1, 1996
                                determined an aggregate value of approximately $540,400,000.

D. The Palmer Square Loan and
   Properties.................  The Palmer Square Loan has a principal balance as of the Cut-off Date of approximately $36,000,000 and is secured by a mortgage encumbering parcels of land and buildings comprising a full-service hotel, office buildings, retail properties and parking facilities (the 'Palmer
                                Square Properties'), which together constitute a portion of the planned development known as Palmer Square, in Princeton, New Jersey.
                                The borrowers under the Palmer Square Loan are Nassau Inn Limited
                                Partnership, Palmer Square Limited Partnership and PSN Partners L.P.
                                The Palmer Square Loan bears interest at a fixed rate per annum equal to 8.09% (the 'Palmer Square Current Interest Rate') through December
                                10, 2007. From and after December 11, 2007 (the 'Palmer Square
                                Anticipated Repayment Date'), the Palmer Square Loan accrues interest at a fixed rate per annum equal to the lesser of (A) the maximum rate permitted by applicable law, and (B) the greater of (x) the Palmer
                                Square Current Interest Rate plus 2.0% and (y) the yield as of the
                                Palmer Square Anticipated Payment Date calculated by linear interpolation of the yields of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury Obligations having maturities as close as possible to 14 years from the Palmer Square Anticipated Repayment
                                Date, plus 2.00% (the 'Palmer Square Revised Interest Rate'). The interest accrued at the excess of the Palmer Square Revised Interest
                                Rate over the Palmer Square Current Interest Rate will be deferred until December 11, 2021 (the 'Palmer Square Maturity Date') (such accrued and deferred interest and interest thereon at the Palmer
                                Square Revised Interest Rate, the 'Palmer Square Excess Interest').
                                Interest on the Palmer Square Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

                                The Palmer Square Loan is scheduled to mature on the Palmer Square
                                Maturity Date but may be prepaid in whole or in part without payment of a yield maintenance premium on or after the third Due Date preceding the Palmer Square Anticipated Repayment Date. Commencing on
                                the payment date in January 1997, the Palmer Square Loan requires 300 constant monthly payments of principal and interest (the 'Palmer
                                Square Monthly Debt Service Payment Amount') of $280,003.58 (based on a 300-month amortization schedule and the Palmer Square Current
                                Interest Rate). Payment of the balance of the principal, if any,

                                together with all accrued and unpaid interest (including the Palmer
                                Square Excess Interest) is required on the Palmer Square Maturity
                                Date. Commencing on the first payment date after the Palmer Square
                                Anticipated Repayment Date, the Palmer Square Borrowers are required to apply 100% of the Palmer Square Excess Cash Flow (as defined below under 'Description of the Mortgage Loans and Mortgaged Properties--
                                The Palmer Square Loan and Properties--The Loan--Payment Terms') for
                                the month preceding the month in which the payment date occurs towards the reduction of the outstanding principal balance of the
                                Palmer Square Loan. The scheduled principal balance
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                                of the Palmer Square Loan as of the Palmer Square Anticipated
                                Repayment Date is approximately $28,785,430.

                                The Palmer Square Properties contain approximately 102,485 square feet of GLA of retail space, approximately 130,502 square feet of GLA of office space, approximately 216 hotel rooms and 994 parking spaces. The occupancy rate for the Palmer Square Properties was approximately 93% for the retail space for the twelve-month period ended October 1, 1996, approximately 97% for the office space for the twelve-month period ended October 1, 1996 and approximately 66.5% for the hotel property for the twelve-month period ended August 30, 1996.
                                The Palmer Square Properties had an annualized base rent for retail and office space of $30 and $24 per square foot of occupied GLA, respectively, and the ADR for the hotel property was $122.

E. The Prime Retail II Pool
  Loan and Properties.........  The 'Prime Retail II Pool Loan' has a principal balance as of the
                                Cut-off Date of approximately $358,748,252 and is secured by
                                Mortgages (the 'Prime Retail II Pool Mortgages') encumbering 16 factory outlet center properties located in Colorado, Florida,
                                Georgia, Illinois, Indiana, Mississippi, Missouri, Nebraska, North
                                Carolina, Ohio, Pennsylvania and Texas (the 'Prime Retail II Pool
                                Properties'). The Prime Retail II Pool Mortgages are cross-
                                collateralized and cross-defaulted. There are 16 borrowers under the
                                Prime Retail II Pool Loan (the 'Prime Retail II Pool Borrowers'),
                                each of which are listed under 'Description of the Mortgage Loans and
                                Properties--The Prime Retail II Pool Loan and Properties--The
                                Borrowers'. The Prime Retail II Pool Loan is evidenced by a Note that bears interest at (a), through and including the earlier to occur of
                                (i) November 10, 1998 and (ii) the occurrence of an event of default resulting from the failure by the Prime Retail II Pool Borrowers to make a scheduled interest or principal payment, a floating-rate per annum equal to LIBOR plus 1.51% and (b) thereafter, a fixed-rate per annum equal to 7.782% through and including November 10, 2003 ((a) or
                                (b), as in effect, the 'Prime Retail Current Interest Rate').
                                However, the effect of the Interest Rate Floor Agreements (as described herein) included in the Trust Fund (prior to the termination thereof) and the Class P-IO Certificates (which are not offered hereby) is to effectively convert the Prime Retail Current
                                Interest Rate to a fixed rate equal to 7.264% for purposes of the
                                Pass-Through Rates on the Certificates (other than the Class P-IO
                                Certificates). See 'Description of the Offered Certificates' and
                                'Description of the Floor Agreements' herein. As described herein, the Prime Retail II Pool Borrowers have assigned to the Trust Fund payments under certain interest rate cap agreements pursuant to which the counterparties have agreed to pay any amounts in excess of (i)
                                LIBOR over (ii) a per annum interest rate equal to 7.00%. From and after November 11, 2003 (the 'Prime Retail Anticipated Repayment
                                Date'), the Note accrues interest at a fixed rate per annum equal to the greater of (i) the Prime Retail Current Interest Rate plus 2.0%
                                and (ii) an interest rate equal to the Treasury Constant Maturity
                                Yield Index for United States Treasury obligations having a maturity date of 7 years plus 2.0% determined as of the Prime Retail
                                Anticipated Repayment Date (the 'Prime Retail Revised Interest
                                Rate'). All interest accrued at the excess of
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                                the Prime Retail Revised Interest Rate over the Prime Retail Current
                                Interest Rate will be deferred and will not be paid until the principal balance of the Prime Retail II Pool Loan has been reduced to zero. Interest on the Prime Retail II Pool Loan is computed on the basis of the actual number of days elapsed and a 360-day year.
                                The Prime Retail II Pool Loan is scheduled to mature on November 11,
                                2026, but may be prepaid without payment of a yield maintenance premium on or after the Prime Retail Anticipated Repayment Date. The
                                Prime Retail II Pool Loan requires payments of principal and interest based on a 360-month amortization schedule and an assumed 7.782%
                                interest rate. The scheduled payment of principal and interest during the first two years of the term of the loan will fluctuate due to the floating interest rate. Thereafter, the Prime Retail II Pool Loan will require 336 constant monthly payments of principal and interest equal to $2,579,863.10. Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the
                                Prime Retail Maturity Date. Additionally, commencing on the first payment date after the Prime Retail Anticipated Repayment Date, the
                                Prime Retail II Pool Loan requires that 100% of Prime Retail Excess
                                Cash Flow (as defined below under 'Description of the Mortgage Loans and Mortgaged Properties--The Prime Retail II Pool Loan and
                                Properties--The Loan--Payment Terms') for the month preceding the month in which the payment date occurs be applied towards the reduction of the principal balance of the Prime Retail II Pool Loan.
                                The scheduled principal balance for the Prime Retail II Pool Loan on the Prime Retail Anticipated Repayment Date is approximately
                                $334,563,703.

                                The Prime Retail II Pool Properties range in size from approximately

                                126,595 square feet of GLA to approximately 419,126 square feet of
                                GLA and have, in the aggregate, approximately 4,446,984 square feet of GLA. As of November 1, 1996, the occupancy rate for the Prime
                                Retail II Pool Properties was approximately 94%, and as of November
                                1, 1996, the annualized base rent for such properties was
                                approximately $13.23 per square foot of total GLA.

F. General....................  For a further description of the Loans and Properties, see
                                'Description of the Mortgage Loans and Mortgaged Properties' and
                                'Description of the Mortgage Pool' herein.

                                The Underwriter has made available an electronic version of this
                                Prospectus and Prospectus Supplement on the World Wide Web at
                                'http://www.nomurany.com'. The password for access to such Web site is 'CMBS'. The electronic version of this Prospectus Supplement also contains photographs of certain of the Mortgaged Properties.

Reserve Accounts..............  All of the Mortgage Loans require that the related borrowers deposit specified amounts into one or more reserve accounts (the 'Reserve
                                Accounts') as more fully described herein under 'Description of the
                                Mortgage Loans and Mortgaged Properties.'

Prepayment, Sale, Substitution
  and Release Provisions......  The Mortgage Loans generally prohibit the transfer or sale of the
                                Mortgage Properties (except in connection with a release) without the
                                Servicer's consent. However, the following exceptions apply.
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                                The MHP II Pool Borrowers together have the right to sell all the MHP
                                II Pool Properties provided that (a) the Rating Agencies confirm that such action will not result in the withdrawal, qualification or reduction of the then existing ratings of the Certificates, (b) the transferee is approved by the Servicer, whose approval will not be unreasonably withheld, (c) no event of default has occurred and is continuing and (d) the transferee executes new notes in a principal amount equal to the then outstanding principal amounts of the MHP II
                                Pool Notes. See 'Description of the Mortgage Loans and Mortgaged
                                Properties--The MHP II Pool Loan and Properties--Transfer of
                                Properties and Interest in Borrower; Encumbrance'.

                                The Palmer Square Loan permits the transfer of all or a portion of the Palmer Square Properties if the Rating Agencies have confirmed in writing that such transfer will not result in a downgrade, withdrawal or qualification of any Certificates, the Servicer has consented to such transfer and the transferee has assumed in writing all obligations of the transferor under the loan documents with respect to that portion of the Palmer Square Properties transferred and has executed and delivered such other documentation as may be required by the Rating Agencies or reasonably required by the Servicer. See

                                'Description of the Mortgage Loans and Mortgaged Properties--the
                                Palmer Square Loan and Properties--Transfer of Properties and
                                Interest in Borrowers; Encumbrance.'

                                The Mortgage Loans provide that on and after the related Anticipated
                                Repayment Date (or, in the case of the Palmer Square Loan, on or after the date that is three months prior to its Anticipated
                                Repayment Date), in connection with a prepayment, the related borrower may obtain the release of one or more (or in the case of the
                                Palmer Square Loan, all) of the Mortgaged Properties from the lien of the related Mortgage. Each of the HGI II Pool Loan, MHP II Pool Loan
                                and Prime Retail II Pool Loan generally requires that the related borrower prepay an amount at least equal to 125% of the Allocated
                                Loan Amount of any Mortgaged Property released in connection with a partial prepayment with certain exceptions such as in the event of a partial prepayment in connection with a casualty or condemnation. The
                                HGI II Pool Loan, Columbia Sussex II Pool Loan and the Prime Retail
                                II Pool Loan generally also require that the DSCR of the remaining
                                Mortgaged Properties, after taking such release into account, be at least equal to the greater of each of the DSCR at origination as that term is defined in the respective loan agreements and the DSCR prior to the release. The MHP II Pool Loan generally requires that the DSCR of the remaining MHPLP Properties, after taking such release into account, be at least equal to the greater of (a) 1.7 and (b) the DSCR of the MHPLP Properties for the approximately one-year period immediately prior to the release. The Palmer Square Loan permits the release of the related Mortgaged Properties only upon prepayment in full of the loan.

                                All of the Mortgage Loans provide that after a specified period (a
                                'Defeasance Lockout Period') and prior to the related Anticipated
                                Repayment Date, the applicable borrower may obtain the release of one or more Mortgaged Properties (or, in the case of the Palmer Square
                                Loan, a portion thereof) from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S.
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                                Treasury or certain other noncallable U.S. government obligations
                                ('U.S. Obligations') which generally provide payments on or prior to all successive scheduled payment dates upon which interest and principal payments are due under the related Note through and including the respective Anticipated Repayment Date, in amounts equal to the portion of the scheduled payments due on such dates (or, for such purposes, deemed to be due on the Anticipated Repayment Date as if the related loans were to mature on the applicable Anticipated
                                Repayment Date) that are attributable to a portion of the loan equal to the release amount required to be paid with respect to the
                                Mortgaged Property or Properties to be released. In the event of a release in connection with a partial defeasance, the Mortgage Loans generally require that the principal amount defeased is equal to at least 125% of the Allocated Loan Amount of the Mortgaged Property so
                                released with certain exceptions such as in the event of a partial prepayment in connection with a casualty or condemnation. The
                                Mortgage Loans generally require that the DSCR of the remaining
                                Mortgaged Property or Properties, after taking such release into account, is greater than both the DSCR at origination as such term is defined in the related loan agreements and the DSCR prior to such release (which, in the case of a release of any MHP II Pool Property, means the DSCR of the MHPLP Properties prior to the release). The related borrower will be permitted to transfer (or, with respect to certain Mortgage Loans, the Servicer may require the transfer of) the pledged U.S. Obligations together with the related Note or portion of the related Note secured by such U.S. Obligations to a successor limited purpose borrower and such successor borrower will assume the obligations under the portion of the Mortgage Loan so transferred.
                                However, certain of the Mortgage Loans require that the entire principal balance of the loan be defeased prior to such transfer to a successor borrower.

                                All of the Mortgage Loans provide for mandatory prepayment under certain circumstances such as certain casualties and condemnations.

                                The Columbia Sussex II Pool Borrower is permitted at any time after the second anniversary of the Closing Date to substitute additional hotel properties (each, a 'CS II Substitute Property') for one or more of the Columbia Sussex II Pool Properties, provided that, among other conditions, (a) the Rating Agencies have provided evidence in writing to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution,
                                (b) such substitution shall not be allowed more than three times, (c)
                                all Columbia Sussex II Pool Properties released in a single substitution or related series of substitutions do not represent in the aggregate more than 10% of (i) the aggregate net operating income
                                (for the immediately preceding 12-month period) of all of the
                                Columbia Sussex II Pool Properties as of the date of origination and the date of substitution and (ii) the value of the Columbia Sussex II
                                Pool Properties as of the date of origination and the date of substitution, (d) all Columbia Sussex II Pool Properties released do not represent in the aggregate more than 25% of (i) the aggregate net operating income (for the immediately preceding 12-month period) of all of the Columbia Sussex II Pool Properties as of the date of origination and the date of substitution and (ii) the value of the
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                                Columbia Sussex II Pool Properties as of the date of origination and the date of substitution, (e) after giving effect to the
                                substitution, the CS II Loan DSCR for all of the Columbia Sussex II

                                Pool Properties is not less than the CS II Loan DSCR for all of the
                                Columbia Sussex II Pool Properties as of the date of origination and as of the date immediately preceding the substitution, (f) the net operating income for the CS II Substitute Properties (adjusted, if necessary, to cap the growth of departmental profit at 10% per annum for each of the preceding three years) does not show a downward trend for any of the preceding three years, and (g) the net operating income and CS II Loan DSCR (for the twelve full calendar months immediately preceding the substitution) for the CS II Substitute
                                Properties is greater than 125% of the net operating income and CS II
                                Loan DSCR (for the twelve full calendar months immediately preceding the substitution) for the Columbia Sussex II Pool Properties for which the CS II Substitute Properties are being substituted. See
                                'Description of the Mortgage Loans and Properties--The Columbia
                                Sussex II Pool Loan and Properties--Substitution of Mortgaged
                                Properties.'

                                Each Prime Retail II Pool Borrower is permitted at any time prior to the Prime Retail Anticipated Repayment Date, to substitute an additional factory outlet center (each a 'Prime Retail Substitute
                                Property'), for one or more of the Prime Retail II Pool Properties, provided that, among other conditions, (a) each Rating Agency has delivered written confirmation that any rating of the Certificates issued by such Rating Agency will not, as a result of the proposed release and substitution of the Prime Retail Substitute Properties, be downgraded from the then current ratings thereof, qualified or withdrawn, (b) the Prime Retail II Pool Borrowers collectively will not be entitled to replace more than two Mortgaged Properties in any calendar year, (c) the fair market value for the proposed Prime
                                Retail Substitute Property is at least equal to the fair market value of the Mortgaged Property proposed to be released, and (d) the net operating income of the Prime Retail Substitute Property as of the time of such release is at least equal to the net operating income of the Mortgaged Property to be released. See 'Description of the
                                Mortgage Loans and Properties--The Prime Retail II Pool Loan and
                                Properties--Substitution of Mortgaged Properties.'

                                The sale, release, substitution and prepayment provisions are more fully described herein under 'Description of the Mortgage Loans and
                                Mortgaged Properties.'

The Offered Certificates......  The Class A-1A Certificates will have an initial Certificate Balance of $94,311,998.

                                The Class A-1B Certificates will have an initial Certificate Balance of $333,473,178.

                                The Class A-1C Certificates will have an initial Certificate Balance of $171,996,502.

                                The Class CS-1 Certificates will have an initial Notional Balance of
                                $94,311,998. The Notional Balance of the Class CS-1 Certificates is
                                comprised of one component: the Class A-1A Component. The Class A-1A
                                Component will have an initial Component Balance equal to the initial

                                Certificate Balance of the Class A-1A Certificates.
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                                The Class CS-2 Certificates will have an initial Notional Balance of
                                $333,473,178. The Notional Balance of the Class CS-2 Certificates is
                                comprised of one component: the Class A-1B Component. The Class A-1B
                                Component will have an initial Component Balance equal to the initial
                                Certificate Balance of the Class A-1B Certificates.

                                The Class CS-3 Certificates will have an initial Notional Balance of
                                $431,603,494. The Notional Balance of the Class CS-3 Certificates is
                                comprised of seven components: Class A-1C Component, Class A-2
                                Component, Class A-3 Component, Class A-4 Component, Class A-5
                                Component, Class A-6 Component and Class A-7 Component, which will have initial Component Balances equal to the Certificate Balances of the Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6
                                and Class A-7 Certificates, respectively.

                                The Component Balance of a component of the Class CS-3 Certificates may be reduced, as described herein in 'Description of the Offered
                                Certificates--Delinquency Reduction Amounts and Appraisal Reduction
                                Amounts.' However, any such class will retain the right to receive distributions of interest in respect of such reductions at a lower priority.

                                The Class A-2 Certificates will have an initial Certificate Balance of $35,807,861.

                                The Class A-3 Certificates will have an initial Certificate Balance of $35,807,861.

                                The Class A-4 Certificates will have an initial Certificate Balance of $44,759,826.

                                The Class A-5 Certificates will have an initial Certificate Balance of $22,379,913.

                                The Class A-6 Certificates will have an initial Certificate Balance of $49,235,809.

                                The Class A-7 Certificates will have an initial Certificate Balance of $71,615,722.

The Private Certificates......  The Class P-IO Certificates will have an initial Notional Balance of approximately $358,748,252 (which is equal to the principal balance of the Prime Retail II Pool Loan as of the Cut-off Date). The Class
                                P-IO Certificates will be retired on the Distribution Date following the date (the 'Prime Conversion Date') on which the Mortgage Rate of the Prime Retail II Pool Loan converts to a fixed rate.


                                The Class B-1 and Class B-1H Certificates will have initial
                                Certificate Balances of approximately $35,806,865 and $1,000, respectively.

                                The Class V-1, Class V-2, Class R and Class LR Certificates will not have a Certificate Balance or a Notional Balance.

                                The Class P-IO, Class B-1, Class B-1H, Class V-1, Class V-2, Class LR
                                and Class R Certificates are not offered hereby.
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Pass-Through Rates............  The per annum rate at which interest accrues (the 'Pass-Through
                                Rate') on the Class A-1A, Class A-1B and Class A-1C Certificates
                                during any Interest Accrual Period will be equal to 6.72%, 6.88% and
                                7.04%, respectively.

                                The Pass-Through Rate on the Class CS-1 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through
                                Rate minus 6.72% (the Pass-Through Rate of the Class A-1A
                                Certificates). The Pass-Through Rate on the Class CS-2 Certificates
                                is a per annum rate equal to the Adjusted Weighted Average Net
                                Mortgage Pass Through Rate minus 6.88% (the Pass-Through Rate of the
                                Class A-1B Certificates). The Pass-Through Rate on the Class CS-3
                                Certificates is a per annum rate equal to the weighted average of the
                                Pass Through-Rates on the Class A-1C Component, Class A-2 Component,
                                Class A-3 Component, Class A-4 Component, Class A-5 Component, Class
                                A-6 Component and Class A-7 Component, weighted on the basis of the respective Component Balances (without giving effect to any Appraisal
                                Reduction Amounts or Delinquency Reduction Amounts). The Pass-Through
                                Rate of the Class A-1C Component is a per annum rate equal to the
                                Adjusted Weighted Average Net Mortgage Pass-Through Rate minus 7.04%
                                (the Pass-Through Rate of the Class A-1C Certificates). The
                                Pass-Through Rate on the Class A-2, Class A-3, Class A-4, Class A-5,
                                Class A-6 and Class A-7 Components, respectively, is a per annum rate equal to 1.14%, 1.09%, 1.05%, 1.02%, 0.87% and 0.49%, respectively.

                                The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through
                                Rate minus 1.14%.

                                The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through
                                Rate minus 1.09%.

                                The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through
                                Rate minus 1.05%.

                                The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through
                                Rate minus 1.02%.

                                The Pass-Through Rate on the Class A-6 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through
                                Rate minus 0.87%.

                                The Pass-Through Rate on the Class A-7 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through
                                Rate minus 0.49%.

                                The 'Adjusted Weighted Average Net Mortgage Pass-Through Rate' with respect to any Interest Accrual Period is the amount (expressed as a percentage) (a) the numerator of which is the sum of (i) the sum of the products of (A) the Net Mortgage Pass-Through Rate with respect to each Mortgage Loan (other than the Prime Retail II Pool Loan) and
                                (B) the Stated Principal Balance of such Mortgage Loan and (ii) the product of (A) the Adjusted Net Mortgage Pass-Through Rate with respect to the Prime Retail II Pool Loan and (B) the Stated Principal
                                Balance of such Mortgage
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                                Loan and (b) the denominator of which is the sum of the Stated
                                Principal Balances of all Mortgage Loans, as of the Due Date
                                occurring in the month preceding the month in which the related
                                Distribution Date occurs.

                                The 'Net Mortgage Pass-Through Rate' with respect to any Mortgage
                                Loan and any Interest Accrual Period is a per annum rate equal to the
                                Mortgage Pass-Through Rate (as such term is defined below) for such
                                Mortgage Loan minus the Servicing Fee Rate (as such term is defined herein).

                                The 'Mortgage Pass-Through Rate' with respect to the Mortgage Loans
                                (other than the Prime Retail II Pool Loan) for any Interest Accrual
                                Period (other than the Interest Accrual Period relating to the
                                Distribution Date occurring in January 1997) is equal to the Mortgage
                                Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30. The 'Mortgage Pass-Through Rate' with respect to the Mortgage Loans (other than the Prime Retail II Pool
                                Loan) and the Interest Accrual Period relating to the Distribution
                                Date occurring in January 1997 will be the Mortgage Rates thereof.

                                The 'Mortgage Pass-Through Rate' with respect to the Prime Retail II
                                Pool Loan and any Interest Accrual Period (a) ending in any February,
                                March, May, July, October or December or in any January occurring in a year which is not a leap year, is equal the Mortgage Rate thereof and (b) relating to any Interest Accrual Period ending in any April,
                                June, August, September or November or in any January occurring in a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30; provided, however, that in no event will the Mortgage
                                Pass-Through Rate with respect to the Prime Retail II Pool Loan and any Interest Accrual Period beginning prior to the Prime Conversion
                                Date exceed 7.264% multiplied by a fraction, the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

                                The 'Adjusted Mortgage Pass-Through Rate' with respect to the Prime

                                Retail II Pool Loan and any Interest Accrual Period beginning prior to the Prime Conversion Date (a) with respect to any such Interest
                                Accrual Period ending in any January, February, March, May, July,
                                October or December is equal to 7.264% and (b) with respect to any such Interest Accrual Period ending in any April, June, August,
                                September or November is equal to 7.264% multiplied by a fraction the numerator of which is the actual number of days in such Interest
                                Accrual Period and the denominator of which is 30. The Adjusted
                                Mortgage Pass-Through Rate of the Prime Retail II Pool Loan and any
                                Interest Accrual Period beginning on or after the Prime Conversion
                                Date will be equal to the Mortgage Pass-Through Rate of the Prime
                                Retail II Pool Loan.

                                The 'Mortgage Rate' with respect to the Mortgage Loans is the interest rate on each Mortgage Loan as stated in the related Note, which does not include the Excess Rate.
                                The Mortgage Rate for purposes of calculating the Adjusted Weighted
                                Average Net Mortgage Pass-Through Rate will be the
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                                      S-22
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                                Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

Distributions.................  On each Distribution Date, each class (or component of a class) of
                                Offered Certificates will be entitled to receive interest
                                distributions in an amount equal to the Interest Distribution Amount
                                (and, in the case of the Class CS-3 Certificates, the Reduction
                                Interest Distribution Amount, if applicable) for such class (or component) and Distribution Date, together with any Interest
                                Shortfalls (and Reduction Interest Shortfalls, if applicable)
                                remaining from prior Distribution Dates, in each case to the extent of Available Funds (which excludes Class P-IO Available Funds (as defined herein)), if any, remaining after (i) payment of the Interest
                                Distribution Amounts, Interest Shortfalls, Reduction Interest
                                Distribution Amounts and Reduction Interest Shortfalls for each other outstanding class of Certificates (or component of a class), if any, bearing an earlier sequential designation than such class (other than the Class P-IO Certificates), and (ii), if applicable, payment of the
                                Principal Distribution Amount for such Distribution Date and an amount equal to the aggregate unreimbursed Realized Losses previously allocated to any such outstanding classes having an earlier sequential designation. References herein to the earlier (or later)
                                sequential designation of these classes of Certificates (or, with respect to Reduction Interest Distribution Amounts and Reduction
                                Interest Shortfalls, components thereof) means such classes (or components), other than the Class P-IO Certificates, in alphabetical and numerical order (or such classes or components in reverse alphabetical and numerical order) (except in respect of the Class

                                CS-1, Class CS-2 and Class CS-3 Certificates, which (except in respect of Reduction Interest Distribution Amounts and Reduction
                                Interest Shortfalls) will have the same priority as the Class A-1A,
                                Class A-1B and Class A-1C Certificates under the circumstances described herein).

                                The 'Interest Distribution Amount' with respect to any Distribution
                                Date and the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class
                                A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates is
                                equal to interest accrued during the related Interest Accrual Period at the Pass-Through Rate on such class on the Certificate Balance of such class.

                                The 'Interest Distribution Amount' with respect to any Distribution
                                Date and the Class CS-1, Class CS-2 and Class CS-3 Certificates is
                                equal to interest accrued during the related Interest Accrual Period at the Pass-Through Rates on the related components on the Component
                                Balances thereof.

                                For purposes of calculating the Interest Distribution Amount for any class of Offered Certificates and any Distribution Date, any distributions in reduction of Certificate Balance or Component
                                Balance and reductions in Certificate Balance or Component Balance as a result of allocations of Realized Losses, Appraisal Reduction
                                Amounts or Delinquency Reduction Amounts (if applicable) on the
                                Distribution Date occurring in the related Interest Accrual Period shall be deemed to have been made on the first day of such Interest
                                Accrual Period.
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                                On each Distribution Date prior to the Cross-over Date, an amount equal to the Principal Distribution Amount will be distributed, first, to the Class A-1A Certificates, in reduction of the
                                Certificate Balance thereof, until the Certificate Balance of such class is reduced to zero; second, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, until the Certificate
                                Balance of such class is reduced to zero; third, to the Class A-1C
                                Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such class is reduced to zero; fourth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such class is reduced to zero; fifth, to the Class A-2 Certificates, for unreimbursed amounts of Realized Losses previously allocated to such class; sixth, to the
                                Class A-3 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero;
                                seventh, to the Class A-3 Certificates for unreimbursed amounts of
                                Realized Losses previously allocated to such class; eighth, to the
                                Class A-4 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero;
                                ninth, to the Class A-4 Certificates for unreimbursed amounts of

                                Realized Losses previously allocated to such class; tenth, to the
                                Class A-5 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero;
                                eleventh, to the Class A-5 Certificates for unreimbursed amounts of
                                Realized Losses previously allocated to such class; twelfth, to the
                                Class A-6 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero;
                                thirteenth, to the Class A-6 Certificates for unreimbursed amounts of
                                Realized Losses previously allocated to such class; fourteenth, to the Class A-7 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero;
                                fifteenth, to the Class A-7 Certificates for unreimbursed amounts of
                                Realized Losses previously allocated to such class, and sixteenth, to the Private Certificates (other than the Class P-IO Certificates) in accordance with the Pooling and Servicing Agreement, in each case to the extent of Available Funds remaining after required distributions to all more senior classes of Certificates and of interest to such class. On each Distribution Date occurring on and after the
                                Cross-over Date, an amount equal to the Principal Distribution Amount will be distributed, first, to the Class A-1A Certificates, Class
                                A-1B Certificates and Class A-1C Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero; and second, to the Class A-1A
                                Certificates, Class A-1B Certificates and Class A-1C Certificates,
                                for unreimbursed amounts of Realized Losses previously allocated to such classes, pro rata in accordance with the amount of such unreimbursed Realized Losses previously allocated. The 'Cross-over
                                Date' is the Distribution Date on which the Certificate Balance of each class of Certificates other than the Class A-1A, Class A-1B and
                                Class A-1C Certificates have been reduced to zero through the allocation of Realized Losses. The Class CS-1, Class CS-2 and Class
                                CS-3 Certificates will not be entitled to any distributions of principal.
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                                The 'Principal Distribution Amount' for any Distribution Date is
                                equal to the sum, for all Mortgage Loans, of (i) the principal component of all Monthly Payments due on the related Due Date (if received or advanced, including any Subordinate Class Advance Amounts allocable to principal), (ii) the principal component of all Extended
                                Monthly Payments due on the related Due Date (if received or advanced, including any Subordinated Class Advance Amounts allocable to principal), (iii) to the extent not included in the previous clauses, the principal component of any payment on any Mortgage Loan received on and after the maturity date thereof, (iv) the principal portion of all unscheduled collections in respect of a Mortgage Loan that was liquidated in the related Collection Period, (v) the Stated
                                Principal Balance of each Mortgage Loan purchased from the Trust Fund in connection with breaches of representations or warranties or the exercise of the rights described under 'Optional Termination' below,
                                (vi) to the extent not included in any preceding clause, all
                                Principal Prepayments received in the related Collection Period and,
                                (vii) to the extent not included in any preceding clause, any other full or partial recoveries of principal, including Net REO Proceeds
                                (as defined herein), net liquidation proceeds, net condemnation proceeds and net insurance proceeds. Amounts received on any Mortgage
                                Loan that represent recoveries of any Subordinate Class Advance
                                Amount will not be included in the calculation of 'Principal
                                Distribution Amount.'

                                Except as described in the next sentence, the holders of the Class
                                V-1, Class V-2, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The Class V-1
                                Certificates will be entitled to distributions of Default Interest and the Class V-2 Certificates will be entitled to distributions of
                                Excess Interest, in each case, to the extent set forth in the Pooling and Servicing Agreement. The holders of the Class R Certificates will be entitled to receive any Available Funds remaining in the
                                Upper-Tier Distribution Account on any Distribution Date after all distributions to which the regular interests in the Upper-Tier REMIC are entitled on such Distribution Date. The Class LR
                                Certificateholders will be entitled to receive any funds remaining in the Lower-Tier Distribution Account on any Distribution Date after all distributions to which the regular interests in the Lower-Tier
                                REMIC are entitled on such Distribution Date have been made and the proceeds of the remaining assets in the Trust Fund, if any, after the
                                Certificate Balances of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Trust Fund on such date.

                                See 'Description of the Offered Certificates Distributions.'

Advances......................  The Servicer is required to make advances ('P&I Advances') in respect of delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. P&I Advances will generally equal the delinquent portion of the Monthly Payment as specified in the related
                                Note (with interest at the Mortgage Pass-Through Rate or, in the case of the Prime Retail II Pool Loan, the Mortgage Pass-Through Rate
                                without regard to the maximum rate recited in the definition thereof). If a borrower defaults on its
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                                obligation to pay amounts due on the maturity date of the related
                                Mortgage Loan and the Servicer elects to extend the payments on the
                                Mortgage Loan as described in '--Realization Upon Mortgage Loans'

                                herein, the Servicer will be required to advance only an amount in respect of the Extended Monthly Payment equal to the lesser of (a)
                                the Extended Monthly Payment or (b) the constant Monthly Payment or portion thereof that was due prior to the maturity date. The Servicer will not be required to advance Default Interest, Excess Interest or
                                Prepayment Premiums. The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount required to be advanced by the Servicer without giving effect to the related Appraisal Reduction Amount and (b) a fraction, the numerator of which is (i) the Stated Principal Balance of such
                                Mortgage Loan minus (ii) any Appraisal Reduction Amount thereof and the denominator of which is the Stated Principal Balance thereof. The
                                Servicer (i) will only make one P&I Advance for the benefit of the most subordinate class of Certificates then outstanding (for purposes of determining the most subordinate class, (i) the Class B-1 and
                                Class B-1H Certificates together and (ii) the Class A-1A, Class A-1B,
                                Class A-1C Certificates and the Coupon Strip Certificates together will, in each case, be treated as one class and the Class P-IO
                                Certificates will not be considered a subordinate class) and (ii)
                                will not make any P&I Advance in respect of Reduction Interest
                                Distribution Amounts and Reduction Interest Shortfalls. See
                                'Description of the Pooling and Servicing Agreement--Advances' herein and 'Description of the Certificates--Advances in Respect of
                                Delinquencies' in the Prospectus. If the Servicer fails to make a required P&I Advance, the Trustee, as acting or successor servicer, acting in accordance with the servicing standard, will be required to make the P&I Advance, and if the Trustee fails to make a required P&I
                                Advance, the Fiscal Agent, acting in accordance with the servicing standard, will be required to make such P&I Advance. See 'The Pooling and Servicing Agreement--Advances' herein.

Subordination.................  Except as described below, as a means of providing a certain amount of protection to the holders of the Class A-1A, Class A-1B, Class
                                A-1C, Class CS-1, Class CS-2 and Class CS-3 Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-2, Class A-3, Class A-4, Class
                                A-5, Class A-6 and Class A-7 Certificates and the Private
                                Certificates (other than the Class P-IO Certificates) to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class
                                A-1B, Class A-1C, Class CS-1, Class CS-2 and Class CS-3 Certificates,
                                except to the extent provided herein with respect to Reduction
                                Interest Distribution Amounts and Reduction Interest Shortfalls on
                                the Class CS-3 Certificates. The Class A-2 Certificates will be likewise protected by the subordination of the Class A-3, Class A-4,
                                Class A-5, Class A-6 and Class A-7 Certificates and Private
                                Certificates (other than the Class P-IO Certificates). The Class A-3
                                Certificates will be likewise protected by the subordination of the
                                Class A-4, Class A-5, Class A-6 and Class A-7
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                                Certificates and Private Certificates (other than the Class P-IO
                                Certificates). The Class A-4 Certificates will be likewise protected by the subordination of the Class A-5, Class A-6 and Class A-7
                                Certificates and the Private Certificates (other than the Class P-IO
                                Certificates). The Class A-5 Certificates will be likewise protected by the subordination of the Class A-6 Certificates and the Class A-7
                                Certificates and the Private Certificates (other than the Class P-IO
                                Certificates). The Class A-6 Certificates will be likewise protected by the subordination of the Class A-7 Certificates and the Private
                                Certificates (other than the Class P-IO Certificates). The Class A-7
                                Certificates will be likewise protected by the subordination of the
                                Private Certificates (other than the Class P-IO Certificates). This subordination will be effected in two ways: (i) by the preferential right of holders of a class of Certificates to receive on any
                                Distribution Date the amounts of interest and principal distributable in respect of such Certificates (or with respect to Reduction
                                Interest Distribution Amounts and Reduction Interest Shortfalls,
                                components thereof) on such date prior to any distribution being made on such Distribution Date in respect of any classes (or components)
                                of Certificates subordinate thereto and (ii) by the allocation of
                                Realized Losses (as defined herein), first, to the Private
                                Certificates (other than the Class P-IO Certificates); second, to the
                                Class A-7 Certificates; third, to the Class A-6 Certificates; fourth, to the Class A-5 Certificates; fifth, to the Class A-4 Certificates;
                                sixth, to the Class A-3 Certificates; seventh, to the Class A-2
                                Certificates; and finally, to the Class A-1A, Class A-1B and Class
                                A-1C Certificates, pro rata, based on their respective outstanding
                                Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.
                                The Class P-IO Certificates will be subordinated to the other
                                Certificates only to the extent of losses associated with a delinquency or default on the Prime Retail II Pool Loan and will be protected by the subordination of any other Certificates only to the extent of Prepayment Interest Shortfalls occurring with respect to the Prime Retail II Pool Loan. See 'Description of the Offered
                                Certificates' herein.

                                Shortfalls in Available Funds resulting from Servicing Compensation other than the Servicing Fee, interest on Advances (to the extent not covered by Default Interest), extraordinary expenses of the Trust
                                Fund (other than indemnification expenses), a reduction on the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, certain Servicer Prepayment Interest Shortfalls not paid by the
                                Servicer, Prepayment Interest Shortfalls or otherwise will be allocated in the same manner as Realized Losses. Shortfalls in
                                Available Funds resulting from indemnification expenses will be allocated to each class of Certificates (other than the Class P-IO
                                Certificates), pro rata, based upon the amount distributable to each class and will be allocated, first, in respect of interest and, second, in respect of principal. See 'Description of the Offered

                                Certificates--Distributions--Priorities' herein.

Optional Termination..........  The Depositor, and if the Depositor does not exercise the option, the
                                Servicer and, if neither the Servicer nor the Depositor exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, will
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                                have the option to purchase at the purchase price specified herein, all of the Mortgage Loans, and all property acquired through exercise of remedies in respect of any Mortgage Loan, remaining in the Trust
                                Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution
                                Date on which the aggregate Stated Principal Balance of the Mortgage
                                Loans remaining in the Trust Fund is less than 1% of the Initial Pool
                                Balance. Additionally, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR
                                Certificates will have the option to purchase at the purchase price specified herein any Mortgage Loan on its Anticipated Repayment Date.
                                See 'The Pooling and Servicing Agreement--Optional Termination'
                                herein and 'Description of the Certificates--Termination' in the
                                Prospectus.

Certain Federal Income Tax
  Consequences................  Elections will be made to treat the portion of the Trust Fund consisting of the Trust REMICs, and the Trust REMICs will qualify, as two separate real estate mortgage investment conduits (each, a
                                'REMIC' or, in the alternative, the 'Upper-Tier REMIC' and the
                                'Lower-Tier REMIC,' respectively) for federal income tax purposes.
                                The Class A-1A, Class A-1B, Class A-1C, Class CS-1, Class CS-2, Class
                                CS-3, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class
                                A-7, Class P-IO, Class B-1 and Class B-1H Certificates (collectively, the 'Regular Certificates') will, collectively, represent beneficial interests in one or more of the 'regular interests' in the Upper-Tier
                                REMIC (collectively, the 'Upper-Tier REMIC Regular Interests'), and the Class R and Class LR Certificates (collectively, the 'Residual
                                Certificates') will be designated as the sole classes of 'residual interests' in the Upper-Tier REMIC and Lower-Tier REMIC,
                                respectively. The Regular Certificates will also represent beneficial interests in one or more related Floor Agreements. The Upper-Tier
                                REMIC Regular Interests and the Trustee's rights under the Floor
                                Agreements will constitute assets of the Trust Fund, which portion of the Trust Fund will be treated as a grantor trust for federal income tax purposes, and will not be assets of the Trust REMICs. The Class
                                V-1 Certificates will represent the right to receive Default Interest and the Class V-2 Certificates will represent the right to receive
                                Excess Interest, which portions of the Trust Fund will be treated as part of the grantor trust for federal income tax purposes.


                                Beneficial owners of the Offered Certificates will be treated for federal income tax purposes as having purchased an undivided beneficial interest in the corresponding Upper-Tier REMIC Regular
                                Interest or Interests and as having entered into the corresponding
                                Floor Agreement or Agreements (to the extent of the Trustee's rights thereunder), both to the extent of the owner's proportionate interest in the Offered Certificates. The beneficial interests of owners of the Offered Certificates with respect to the related Upper-Tier REMIC
                                Regular Interests will be treated as newly originated debt instruments for federal income tax purposes. A beneficial owner generally will recognize ordinary income equal to the owner's proportionate share of interest or original issue discount accrued on the corresponding Upper-Tier REMIC Regular Interest or Interests and
                                will take into account a proportionate share of any
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                                      S-28
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                                related payment to the Trustee under the related Floor Agreement or
                                Agreements. Income on both an Upper-Tier REMIC Regular Interest and periodic payments under the related Floor Agreement must be reported on the accrual method of accounting, and a beneficial owner will be permitted to amortize the portion of the purchase price of an Offered
                                Certificate allocable to such Floor Agreement. See 'Certain Federal
                                Income Tax Consequences--Taxation of Floor Agreements' herein. It is anticipated that the Upper-Tier REMIC Regular Interest or Interests represented by the Class CS-1, Class CS-2 and Class CS-3 Certificates
                                will be treated as issued with original issue discount for federal income tax purposes in an amount equal to all distributions of interest expected to be received thereon over their respective issue prices. The remaining classes of Upper-Tier REMIC Regular Interests may be issued with original issue discount to the extent the initial
                                Certificate Balances thereof exceed their respective allocable issue prices by more than a statutory de minimis amount. See 'Certain
                                Federal Income Tax Consequences' herein and 'Certain Federal Income
                                Tax Consequences--Federal Income Tax Consequences for REMIC
                                Certificates' in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums allocable to the Offered
                                Certificates will be ordinary income to a Certificateholder as such amounts accrue. See 'Description of the Offered Certificates--
                                Distributions' herein.

ERISA Considerations..........  The United States Department of Labor has issued to the Underwriter an individual prohibited transaction exemption, Prohibited
                                Transaction Exemption 93-32 (the 'Exemption'), which generally exempts from the application of certain of the prohibited transaction provisions of Sections 406 and 407 of the Employee Retirement Income
                                Security Act of 1974, as amended ('ERISA'), and the excise taxes imposed by Sections 4975(a) and (b) of the Code and the civil penalties imposed by 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the

                                Class A-1A, Class A-1B, Class A-1C, Class CS-1, Class CS-2 and Class
                                CS-3 Certificates by employee benefit plans and certain other retirement arrangements, including individual retirement accounts and
                                Keogh plans, which are subject to Title I of ERISA and or Section
                                4975 of the Code (all of which are hereinafter referred to as
                                'Plans'), collective investment funds in which such Plans are invested, and insurance companies using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans) and the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See 'ERISA
                                Considerations' herein and in the Prospectus.

                                The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Class A-1A,
                                Class A-1B, Class A-1C, Class CS-1, Class CS-2 and Class CS-3
                                Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such class of Certificates. However, before purchasing an Offered
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                                Certificate, a fiduciary of a plan should make its own determination as to the availability of the exemptive relief provided by the
                                Exemption or the availability of any other exemption and whether the conditions of any such exemption will be applicable to the Offered
                                Certificates.

                                The Exemption does not apply to the purchasing or holding of
                                Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust
                                Fund, or any affiliate of such parties (the 'Restricted Group').
                                Borrowers who are acting on behalf of Plans, or who are utilizing assets of Plans subject to ERISA and any affiliates of any such borrowers should not purchase any of the Certificates.

                                THE CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6 AND CLASS
                                A-7 CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF
                                CERTIFICATES, AND, ACCORDINGLY, SUCH CERTIFICATES SHOULD NOT BE
                                PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF
                                ANY PLAN OR USING THE ASSETS OF ANY SUCH PLAN, UNLESS SUCH PERSON
                                USING PLAN ASSETS IS AN INSURANCE COMPANY AND THE PURCHASE AND
                                HOLDING OF ANY SUCH CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED
                                TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED
                                TRANSACTION EXEMPTION 95-60.


Ratings.......................  It is a condition to the issuance of the Offered Certificates that
                                (i) each of the Class A-1A, Class A-1B and Class A-1C Certificates be
                                rated 'Aaa' by Moody's Investors Services, Inc. ('Moody's') and 'AAA'
                                by Standard & Poor's Ratings Group, a division of The McGraw Hill
                                Companies, Inc. ('S&P'); (ii) each of the Class CS-1 and Class CS-2
                                Certificates be rated 'Aaa' by Moody's and 'AAAr' by S&P; (iii) the
                                Class CS-3 Certificates be rated 'Aaa' by Moody's; (iv) the Class A-2
                                Certificates be rated 'Aa1' by Moody's and 'AA' by S&P; (v) the Class
                                A-3 Certificates be rated 'Aa2' by Moody's; (vi) the Class A-4
                                Certificates be rated 'A2' by Moody's and 'A' by Fitch Investors
                                Service, L.P. ('Fitch' and together with Moody's and S&P, the 'Rating
                                Agencies'); (vii) the Class A-5 Certificates be rated 'A3' by Moody's and 'A-' by Fitch; (viii) the Class A-6 Certificates be rated 'Baa2'
                                by Moody's, and 'BBB' by Fitch and S&P; and (ix) the Class A-7
                                Certificates be rated 'BBB-' by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that
                                Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of
                                Prepayment Premiums, Net Default Interest or Excess Interest or the
                                tax treatment of the Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class CS-1,

                                Class CS-2 and Class CS-3 Certificates might not fully recover their initial investment in the event of delinquencies, rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments), or the application of Realized Losses, Appraisal
                                Reduction Amounts or Delinquency Reduction Amounts. S&P assigns the additional rating of 'r' to highlight classes of securities that S&P believes may experience high volatility in expected returns due to non-credit risks. The ratings do not address the fact that the
                                Pass-Through Rates of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through
                                Rate, will be affected by changes therein. See 'Risk Factors and
                                Other Special Considerations' and 'Rating' herein and 'Yield
                                Considerations' in the Prospectus.

Legal Investment..............  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered
                                Certificates, may be subject to significant interpretative uncertainties. Effective December 31, 1996 (but not until then), the
                                Offered Certificates, other than the Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, will constitute 'mortgage related securities' within the meaning of the Secondary Mortgage Market

                                Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by one or more Rating Agencies.
                                Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See 'Legal Investment' herein and in the Prospectus.

                 RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

     Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

     Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Originator, the Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates. As more fully described under 'The Pooling and Servicing Agreement--Representations and Warranties; Repurchase,' the Originator will be obligated to repurchase a Mortgage Loan if certain of its representations or warranties concerning such Mortgage Loan are breached.

     Each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at stated maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

     Commercial Lending Generally. The Mortgage Loans are secured by factory outlet centers, full service and convention hotels and a mixed-use retail, office, hotel and parking facility center. Commercial lending is generally viewed as exposing a lender to a greater risk of loss than residential one-to-four family lending. Commercial lending typically involves larger loans to a single obligor than residential one-to-four family lending.

     Commercial property values and net operating income are subject to volatility. The repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to the national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail space, office space or hotel rooms); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; consumer confidence, unemployment rates, customer tastes, and preferences, retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

     The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, properties of a similar type are built in the areas where the Mortgaged Properties of such type are located or other similar properties in such areas are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed its appraised value at the date of origination of such Mortgage Loan.

     Additionally, some of the Mortgaged Properties may not readily be convertible to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. The conversion of hotels to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

     Other factory outlet centers, hotels, retail centers and office buildings located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract guests, retailers, customers and tenants. In addition, retailers at the Mortgaged Properties face competition from discount shopping centers and clubs, malls and other retail centers, direct mail and telemarketing. Increased competition could adversely affect income from and market value of the Mortgaged Properties. For example, competing factory outlet centers have been proposed in the vicinity of the Prime Retail II Pool Properties known as Coral Isle Factory Shops and Indiana Factory Shops. In addition, potentially competing hotels have been proposed or are in the process of construction or renovation in the vicinity of the Columbia Sussex II Pool Properties known as the Holiday Inn Louisville South Airport, the Holiday Inn Itasca and the Sheraton Newark Airport.

     Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure or room rates, including establishing levels of rent payments, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, all of the property managers are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. However, all of the Mortgage Loans provide that the related property management agreements may be terminated and the property managers replaced under the circumstances described herein in 'Description of the Mortgage Loans and the Mortgaged Properties.'

     Each of the borrowers under the Mortgage Loans is either a limited partnership or a general partnership which has at least two partners or members. A dispute between such partners or members could disrupt the management of the underlying property which may cause an adverse effect on cash flow.

     Dependence on Tenants; Lease Expiration; Rent Abatements. Income from and the market value of the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased or re-leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code, or if for any other reason rental payments could not be collected. If the tenants' sales in the Mortgaged Properties that contain retail space decline, percentage rents may decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced.

     Repayment of the Mortgage Loans secured by retail and office properties will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

     One tenant, a law firm which represents approximately 18% of the annualized base rent for aggregate office space and approximately 18% of the aggregate GLA of office space at the Palmer Square Properties, has given notice that it will terminate its lease in April 1997. Such tenant is presently paying rent at rates which the Depositor believes are below market rates and is obligated to pay rent for six months following voluntary termination of the lease. Cambridge Technology Partners, an existing tenant, has informed the Palmer Square Borrowers that it desires to enter into a long-term lease for a portion of the vacated space. Additionally, certain tenants at the Prime Retail II Pool Properties and the HGI II Pool Properties have options to terminate their leases prior to the stated expirations thereof upon the failure to meet certain targets such as sales or occupancy targets. Tables containing information regarding the expiration dates of certain leases are set forth under 'Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans' herein.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the Mortgaged Properties. Each of the HGI II Pool Borrower, Palmer Square Borrowers and Prime Retail II Pool Borrowers have established a capital reserve account or replacement reserve account, the funds of which could be used for improvements and repairs necessary for the re-leasing of space. There can be no assurance that the reserve accounts in respect of such Mortgage Loans will be sufficient to offset expenses or reductions of cash flow on the related properties.

     In addition, certain tenants at some of the HGI II Pool Properties and Prime Retail II Pool Properties are entitled to rent abatements in the event that the overall occupancy percentages of such properties fall below certain specified levels or certain other conditions are not satisfied.

     Risks of Concentration of Tenants and Hotel Affiliations. Retail and office properties may be adversely affected if there is an economic decline in the businesses operated by their tenants. The risk of such an adverse effect is increased if there is a significant concentration of tenants or concentration of tenants in a particular business or industry. Similarly, to the extent that a Mortgage Loan is secured by properties affiliated with one hotel chain, such loans may be affected by an economic decline or a decline in the public's perception of such hotel chain. All of the Mortgaged Properties securing the MHP II Pool Loan are managed by Marriott Hotel Services, Inc. (an entity not affiliated with the MHP II Pool Borrowers), a subsidiary of Marriott International, Inc., as full-service Marriott hotels. Of the twelve Mortgaged Properties securing the Columbia Sussex II Pool Loan, five are Holiday Inns franchises and four are Radisson Hotel franchises. See 'Descriptions of the Mortgage Loans and Mortgaged Properties--The MHP II Pool Loan and Properties--The Properties and--The Columbia Sussex II Pool Loan and Properties--The Properties.'

     Risk of Bankruptcy of Major Tenants. In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

     No assurance can be given that tenants in the Mortgaged Properties will continue making payments under their leases or that other tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. In addition, a tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If a tenant defaults in its obligations to a borrower, the borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

     Risks Associated with Factory Outlet Centers. The Prime Retail II Pool Properties and the HGI II Pool Properties consist of sixteen and five factory outlet centers, respectively. Growth in this segment may be limited by certain intrinsic characteristics of the factory outlet market. The factory outlet center business depends, in part, on the pricing differential between goods sold in the factory outlet centers and similar or identical goods sold in a traditional department store or retailer. While this pricing differential results, in part, because of lower operating costs resulting from the elimination of distribution layers and the reduced rent and overhead at factory outlet centers, there can be no assurance that traditional retailers will not compete aggressively to regain sales nor can there be any assurance that the factory outlet center business will not be adversely affected by other changes in the distribution and sale of retail goods.

     Factory outlet centers typically are located at least 25 miles from suburban and center city shopping areas, allowing manufacturers to avoid direct competition with their major customers, traditionally large department stores and specialty stores. The amount of travel time creates a disincentive to shopping at outlet centers. Further, newer outlet centers are being constructed closer to metropolitan and suburban areas, thereby decreasing the economic viability of older centers that are located farther away. Numerous factory outlet centers have been developed in recent years and are currently being developed. As a result of this rapid growth, there exists a risk of overdevelopment, and increased competition for tenants. The terms of leases of stores in factory outlet centers typically are shorter than those in traditional malls or shopping centers, thereby increasing the risks of tenants relocating to competing centers.

     Furthermore, the Prime Retail II Pool Properties and the HGI II Pool Properties generally are located in relatively undeveloped areas and there may be other sites in the areas where the Properties are located that may be developed into factory outlet centers.

     Some of the Prime Retail II Pool Properties and HGI II Pool Properties are dependent in part on tourist traffic for their customer pool. Any factor that reduces tourism in the applicable areas (such as an economic downturn), may have an adverse effect on the Prime Retail II Pool Properties and HGI II Pool Properties.

     Risks Associated with Hotels. The MHP II Pool Loan and the Columbia Sussex II Pool Loan are secured by 4 and 12 hotels, respectively. Additionally, one of the Mortgaged Properties securing the Palmer Square Loan is a hotel. Various factors, including location, quality and franchise or hotel management company affiliation affect the economic performance of a hotel. Adverse economic and social conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or resorts can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have an impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in a hotel property's room and other hotel revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The Mortgaged Properties securing the MHP II Pool Loan are managed by Marriott Hotel Services, Inc., as full-service Marriott hotels. The Mortgaged Properties securing the Columbia Sussex II Pool Loan are operated under franchise agreements with the following franchisors: Holiday Inns, Inc. (5), Radisson Hotels International, Inc. (4), Best Western International (1), Marriott International, Inc. (1), and ITT Sheraton Corporation (1). The performance of any hotel property which is affiliated with a franchise or hotel management company depends in part on the continued existence, reputation and financial strength of the franchisor or hotel management company, the public perception of the franchise or hotel chain service mark and the duration of the franchise licensing or management agreements. Eleven of the twelve franchise agreements for the Columbia Sussex II Pool Properties terminate prior to the Anticipated Repayment Date of the Columbia Sussex II Pool Loan. However, the Columbia Sussex II Pool Borrower anticipates that it will be able to continue its arrangements with existing franchisors after such expirations or enter into franchise agreements with new franchisors. The management agreements with Marriott Hotel Services, Inc. with respect to the MHP II Pool Properties expire after the maturity date of the MHP II Loan. The hotel constituting one of the Palmer Square Properties is not affiliated with a national franchise or management company. Franchise licensing agreements may impose certain affirmative obligations on the owners of the Mortgaged Properties with respect to the operation of such properties. Upon a termination of the franchise for such hotels, it is possible that a replacement franchise would require significantly higher fees. The transferability of franchise license agreements is restricted and, in the event of a foreclosure on any Mortgaged Property, the lender or its agent as operator of the Mortgaged Property would not have the right to use the franchise license without the franchisor's consent. However, with respect to all of the Columbia Sussex II Pool Properties and the MHP II Pool Properties, the franchisors have (or, with respect to the MHP II Pool Loan, the manager has) agreed to permit, under specified terms and conditions, the Trust Fund to continue the franchise arrangement (or, with respect to the MHP II Pool Loan, continue the management agreements) if the Trustee forecloses upon a Mortgaged Property. Conversely, a lender, in the case of certain Mortgage Loans, may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure. Moreover, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. No assurance can be given that the

Trust Fund could renew a franchise or management agreement or obtain a new franchise or management contract. Further, in the event of a foreclosure on a Mortgaged Property, it is unlikely that the Trustee on behalf of the Trust Fund or purchaser of such Mortgaged Property would be entitled to the rights under any liquor license for such Mortgaged Property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained. See '--Liquor License Considerations' herein.

     Concentration of Mortgage Loans and Mortgaged Property Types. The average principal balance of the Mortgage Loans as of the Cut-off Date is approximately $179,039,307, which is equal to 20% of the aggregate principal balance as of the Cut-off Date. The Prime Retail II Pool Loan, MHP II Loan, Columbia Sussex II Pool Loan, HGI II Pool Loan and Palmer Square Loan represent approximately 40%, 30%, 15%, 11% and 4%, respectively, of the aggregate principal balance as of the Cut-off Date of the Mortgage Pool. The aggregate principal balance as of the Cut-off Date related to the Cut-off Date Allocated Loan Amounts of the Mortgaged Properties (by Allocated Loan Amount) securing the Mortgage Loans are factory outlet centers, hotels, retail and mixed-use properties representing 51%, 39%, and 10% of the Cut-off Date aggregate principal balance of the Allocated Loan Amounts, respectively.

     A mortgage pool consisting of fewer loans each having a relatively higher outstanding principal balance may result in losses that are more severe, relative to the size of the pool, than would be the case if the pool consisted of a greater number of mortgage loans each having a relatively smaller outstanding principal balance. Losses on any one mortgage loan could have a substantial negative effect on the securities. In addition, the concentration of any mortgage pool in one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are substantially more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed among the mortgage loans in such pool. The Servicer will have the right to foreclose on some or all of the Mortgaged Properties securing any Defaulted Mortgage Loan. Because there are only five Mortgage Loans, losses on any one Mortgage Loan may have a substantial negative effect on the Offered Certificates.

     Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying 'rents from real property,' or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Net Income From Foreclosure Property' in the Prospectus.


     Risk of Different Timing of Mortgage Loan Amortization. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. Because principal on the Offered Certificates is payable in sequential order, and no class receives principal until the Certificate Balance of the preceding class or classes has been reduced to zero, classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the second preceding sentence than classes with higher sequential priority.

     Geographic Concentration. Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. The Mortgaged Properties are located in 20 states. See the table entitled 'Mortgaged Properties by State' for a description of geographic location of the Mortgaged Properties. Except as set forth in the table below, no state contains more than 5% (by Cut-off Date Allocated Loan Amount) of the Mortgaged Properties. The table below sets forth the states in which a significant percentage of the Mortgage Properties, are located.

          SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                                  PERCENT OF CUT-OFF
                       CUT-OFF DATE ALLOCATED            DATE                NUMBER
STATE                       LOAN AMOUNT          ALLOCATED LOAN AMOUNT    OF PROPERTIES
--------------------   ----------------------    ---------------------    -------------
Texas...............        $186,082,445                   21%                   4
California..........         111,355,711                   12%                   5
Louisiana...........         106,000,000                   12%                   1
Florida.............          80,700,757                    9%                   6
New Jersey..........          61,693,822                    7%                   5
Colorado............          54,456,990                    6%                   2

     The principal balance of the Mortgage Loans secured by Mortgaged Properties in each state was calculated based on the Cut-off Date Allocated Loan Amount of each Mortgaged Property, as described below under 'Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans.'

     The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

     Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property generally is not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos-containing materials ('ACMs') into the air or require the removal or containment of ACMs, and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances.


     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ('CERCLA'), as well as certain state laws, a secured lender (such as the Trust
Fund) may be liable, as an 'owner' or 'operator,' for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property, if (i) agents or employees of a lender are deemed to have participated in the management of the borrower, or (ii) the lender actually takes possession of a borrower's property, or control of its day-to-day operations, as, for example, through the appointment of a receiver, in either case, regardless of whether a previous owner caused the environmental damage.

     All of the Mortgaged Properties have been subject to either Phase I site assessments or updates of previously performed Phase I site assessments, within twelve months preceding the date of the closing of the related Mortgage Loan. Such assessments were intended to evaluate the environmental condition of and potential environmental liabilities associated with the Mortgaged Properties, and included a visual observation of the Mortgaged Properties during a site visit, a review of certain records concerning the Mortgaged Properties, as well as publicly-available information concerning known conditions at the Mortgaged Properties or in the vicinity of the Mortgaged Properties, consideration of the likely presence of ACMs or (except in the case of the Prime Retail II Pool Properties) radon gas in the buildings on the Mortgaged Properties, and where deemed necessary, the presence of elevated levels of lead in the drinking water, an inquiry into the likely presence of polychlorinated biphenyls ('PCBs') in the electrical transformers, the presence of underground or above-ground storage tanks and the preparation of a written report. The assessments generally did not include sampling or analysis of soil, groundwater or other environmental media or subsurface investigations.

     Certain of the Phase I reports identified environmental conditions requiring corrective action, including the presence of ACMs, leaking chemical storage tanks, spills and nearby sites of concern including leaking underground storage tanks ('LUSTs'). Most of the issues raised in the environmental assessments have been resolved or remediated, and the reports did not reveal any continuing environmental condition which the Depositor expects to have a material adverse effect on the revenues or value of the Mortgaged Properties. The related borrowers have covenanted in the related loan agreements to implement required operations and maintenance programs and, in some cases, have made deposits into environmental reserve accounts to take corrective actions with respect to such environmental conditions.

     Friable and non-friable ACMs were found on certain Mortgaged Properties, including seven Mortgaged Properties securing the Columbia Sussex II Pool Loan and two Mortgaged Properties securing the MHP II Pool Loan. In each case, required corrective action including the implementation of operations and maintenance programs, as recommended by the environmental consultant, has been undertaken, and in some cases, the related borrowers have made deposits into environmental reserve accounts for such corrective actions. There can be no assurance that the reserve amounts in the reserve accounts described above will be sufficient to remediate the environmental conditions described above.

     Certain of the Mortgaged Properties--the Marriott Melville Long Island, the Sheraton Newark Airport and the Radisson Hotel Central-Birmingham securing the Columbia Sussex II Pool Loan, the Pismo Beach Outlet Center securing the HGI II Pool Loan and the Magnolia Bluff Factory Shops securing the Prime Retail II Pool Loan--are in the vicinity of LUST sites or other sources of groundwater contamination. CERCLA and many state environmental laws provide for a third party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final 'Policy Toward Owners of Property Containing Contaminated Acquifers,' dated May 24, 1995, the United States Environmental Protection Agency (the 'EPA') stated its position that, with respect to federal enforcement actions and subject to certain conditions specified therein, where hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property, the EPA will not take enforcement actions against the owner of such property to require the performance of response actions or the payment of response costs. However, though the owners of such Mortgaged Properties and the Trust Fund may not be liable for such contamination, enforcement of the related borrower's or the Trust Fund's rights against third parties may result in additional transaction costs and the presence of such contamination or potential contamination may affect the related borrower's ability to refinance using such property as collateral.

     The Phase I report for the MHP II Pool Property known as the New Orleans Marriott identified an underground storage tank previously used to store diesel fuel which is on the LUST list of, and subject to a passive remediation program supervised by, the Louisiana Department of Environmental Quality. To continue such remediation and take additional corrective actions with respect to such environmental conditions, if required, the related MHP II Pool Borrower has made an initial deposit into a capital expenditures reserve account of 200% of the cost estimated in the Phase I report therefor, as described below under 'Description of the Mortgage Loans and Mortgaged Properties--MHP II Pool Loan--Reserves.' In addition, funds from reserve accounts are available to pay for an operations and maintenance program including periodic air sampling following the removal of ACMs, which was completed before the origination of the related Mortgage Loan. There can be no assurance that the reserve amounts in the reserve account described above will be sufficient to remediate the environmental conditions described above.

     Further investigation or remediation is also required with respect to other issues raised by the environmental assessments; however, based on the information currently available to the Depositor and a review performed by the Originator's environmental consultants, the Depositor does not believe any of such other issues would have a material negative effect on the related Mortgaged Properties. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See 'The Pooling and Servicing Agreement-- Servicing of the Mortgage Loans; Collection of Payments' herein and 'Certain Legal Aspects of Mortgage Loans--Environmental Legislation' in the Prospectus.

     Anticipated Repayment Date Principal Balances. All of the Mortgage Loans have substantial scheduled principal balances as of their respective Anticipated Repayment Dates. See 'Description of the Mortgage Pool-- Certain Characteristics of the Mortgage Loans' and 'Description of the Mortgage Loans and Mortgaged Properties' herein. The ability of a borrower to repay a loan on the Anticipated Repayment Date typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to repay the loan on the Anticipated Repayment Date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the related properties, the borrower's equity in the related properties, the financial condition of the borrower and operating history of the properties, tax laws, prevailing economic conditions and the availability of credit for commercial properties generally.

     Other Financing. All of the Mortgage Loans contain provisions that generally prohibit the incurrence of subordinate debt without the lender's consent, however, the following exceptions apply. The MHP II Pool Loan permits each MHP II Pool Borrower (a) to place a subordinate mortgage on the related MHP II Pool Property, provided that, among other things, (i) the Rating Agencies confirm that the placement of the subordinate debt will not result in a withdrawal, qualification or reduction of the then existing ratings of the Certificates and (ii) the debt service coverage ratio with respect to such subordinate mortgage (calculated by comparing the net operating income of such MHP II Pool Borrower to debt service due on any indebtedness secured by the assets of such MHP II Pool Borrower (other than Santa Clara Note in the case of the MHPLP Borrower) minus payments from U.S. Treasury obligations then securing the related MHP II Pool Note) will be not less than 2.25, (b) to incur purchase money security interests with respect to the purchase of furnitures, fixtures and equipment in amount not to exceed at any time $817,669 with respect to the Santa Clara Note and $4,182,331 with respect to the MHPLP Notes (which latter amount is to be reduced if any of the MHPLP Properties are released from the lien on the related Mortgage) and (c) to incur unsecured indebtedness incurred
(i) in connection with capitalized equipment leases, (ii) to provide working capital, in an aggregate amount, which when added to the balance of previous indebtedness incurred by such MHP II Pool Borrower and outstanding for such purposes, will not exceed the average amount of certain operating and other expenses with respect to the related MHP II Pool Properties for each of the previous full thirteen MHP II Accounting Periods and (iii) to fund any shortfalls in the related MHP II Monthly Debt Service Payment, provided that with respect to clauses (ii) and (iii), the payee of such indebtedness agrees not to assert any remedies with respect to the non-payment thereof so long as any of the MHP II Pool Notes is outstanding.

     The MHP II Borrowers are also permitted to incur debt in connection with a hotel expansion with respect to any of the MHP II Pool Properties if, among other things, (a) evidence in writing is delivered from each of the Rating Agencies that such hotel expansion (and any related financing) will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates, (b) the hotel expansion is not likely to have a material adverse effect on (i) the related MHP II Pool Borrower's ability to enter into or fulfill its material obligations under the related loan documents or to effect the transactions contemplated thereby or (ii) the condition (financial or otherwise), business, prospects, assets, liabilities, management, financial position or results of operations of the related MHP II Pool Property, (c) any secured or unsecured financing with respect to the expansion is consistent with clauses (a), (b) or (c) of the previous paragraph, or is specifically covered in the rating letter delivered to the lender as described in clause (a) above in this paragraph and (d) the hotel expansion will become part of such MHP II Pool Property encumbered by the lien of the applicable Mortgage. See

'Description of the Mortgage Loans and Properties--The MHP II Pool Loan and Properties--Transfer of Properties and Interest in Borrower; Encumbrance.'

     The Columbia Sussex II Pool Loan permits the Columbia Sussex II Pool Borrower to obtain up to $7,500,000 of financing in connection with the purchase of furniture, fixtures and equipment required by a franchisor, provided that such debt (i) is secured only by the furniture, fixtures and equipment purchased, (ii) fully amortizes within five years and (iii) results in an overall Columbia Sussex II Pool Loan DSCR of at least 1.70 for each calendar quarter in which such debt is outstanding. See 'Description of the Mortgage Loans and Properties--The Columbia Sussex II Pool Loan and Properties--Transfer of Properties and Interest in Borrowers; Encumbrance' herein.

     Any Palmer Square Borrower may obtain an unsecured loan or extension of credit (an 'Affiliate Loan') from its limited partner and/or its general partner or, if applicable, the managing member of its general partner (each, an 'Affiliate Lender') if such Affiliate Loan meets the following requirements: (a) in the case of an Affiliate Loan from a general partner or, if applicable, the managing member of a general partner of the Palmer Square Borrower, the Rating Agencies have given written confirmation that the Affiliate Loan will not result in a downgrade, withdrawal or qualification of the then applicable ratings on the Securities; (b) the proceeds of such Affiliate Loan are applied to refinance all or a portion of the Palmer Square Properties, to pay any capital reserve amount required under the loan documents, to pay transaction costs of the Palmer Square Loan or to pay working capital shortfalls; (c) the amount of the Affiliate Loan at any time does not exceed 80% of the appraised value of the Palmer Square Properties minus the then outstanding loan amount; (d) the maturity date of the Affiliate Loan is at least 36 months after the Palmer Square Maturity Date; (e) the Affiliate Loan requires level scheduled principal and interest payments and is payable and prepayable only prior to the Palmer Square Anticipated Repayment Date; (f) the Affiliate Lender has executed a subordination agreement containing customary terms including, but not limited to, its agreement (i) not to file a petition seeking to place the applicable Palmer Square Borrower in insolvency or bankruptcy, (ii) not to accelerate the Affiliate Loan or exercise any remedies or maintain any enforcement action against such Palmer Square Borrower while the Palmer Square Loan is outstanding,

(iii) not to transfer the Affiliate Loan unless written confirmation from the Rating Agencies has been received to the effect that such transfer will not result in a downgrade, qualification or withdrawal of the then applicable ratings on the Certificates, (iv) to waive any and all of such Affiliate Lender's rights to enforce the Affiliate Loan against such Palmer Square Borrower, as long as the Palmer Square Loan is outstanding and (v) to assign to the Servicer all of such Affiliated Lender's enforcement rights and voting rights in a bankruptcy of such Palmer Square Borrower and not to take any actions that would interfere with or delay the Servicer's exercise of its rights and remedies in the event of an insolvency or bankruptcy of such Palmer Square Borrower. See 'Description of the Mortgage Loan and Mortgaged Properties--The Palmer Square Loan and Properties-- Transfer of Properties and Interest in Borrowers; Encumbrance.

     Additionally, the other Mortgage Loans generally permit the related borrower to incur indebtedness in limited circumstances for the purchase of certain items used in the ordinary course of business such as equipment. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers. See also 'Certain Legal Aspects of the Mortgage Loans--Subordinate Financing' in the Prospectus.

     An affiliate of NACC has made a $53,290,000 loan and NACC has made a $16,000,000 loan to the Prime Retail Operating Partnership. Such loans are not obligations of the Prime Retail II Pool Borrowers and are not secured by the Mortgaged Properties. NACC has other financial arrangements with the Prime Retail Operating Partnership, including an unfunded revolving line of credit.

     Limitations on Lock Boxes for MHP II Pool Loan and Palmer Square Loan. The Mortgage Loans other than the MHP II Pool Loan and the Palmer Square Loan provide throughout the term of such Mortgage Loan for collection of revenues from the related Mortgaged Properties in collection accounts and the payment of debt service and reserves through a lock box held by the Servicer. The MHP II Pool Loan requires the related borrowers to establish a lock box triggered by certain events and such lock box is limited as described below. No lock box is required to be maintained under either the MHPLP Notes or the Santa Clara Note prior to the occurrence of a MHP II Lock Box Event with respect to such MHPLP Notes or Santa Clara Note. A 'MHP II Lock Box Event' with respect to the related MHP II Pool Note(s) occurs if (a) (i) the MHP II Pool Properties are not managed by Marriott Hotel Services, Inc. (the 'MHP II Manager'), (ii) the MHP II Manager is not MII (as defined herein) or a wholly-owned, direct or indirect, subsidiary of MII, (iii) the S&P rating of MII's long-term unsecured debt is not at least 'BBB+' or (iv)
(A) at any time after March 11, 1997, S&P rates MII's long-term unsecured debt at least 'A-' and the debt service reserve account established with respect to such MHP II Pool Note(s) contains less than one MHPLP Monthly Debt Service Payment Amount or Santa Clara Monthly Debt Service Payment Amount, as applicable or (B) at any time after October 11, 1997, S&P rates MII's long-term unsecured debt 'BBB+' and the debt service reserve account established with respect to such MHP II Pool Note(s) contains less than two MHPLP Monthly Debt Service Payment Amounts or Santa Clara Monthly Debt Service Payment Amounts, as applicable and (C) in each case the related MHP II Pool Borrower does not fund the shortfall therein within fifteen days' notice to such effect from the Servicer and (b) the Servicer notifies the related MHP II Pool Borrower and the MHP II Manager that a lock box account is required to be put in effect.

     If a Lock Box Event occurs under the MHPLP Notes or the Santa Clara Note, after a phase-in period of up to 120 days, the related MHP II Pool Borrower will be obligated to establish a lock box account for each related MHP II Pool Property and cause all amounts received from credit card companies and amounts received from hotel customers and others who pay on an accounts receivable basis for the related MHP II Pool Property from the applicable collection period for the MHP II Pool Loan to be deposited directly into such account. Cash and checks received directly at the hotels may be deposited into local accounts. All such funds for the related collection period with respect to the debt service payment date for the MHP II Pool Loan are required to be swept to central deposit accounts held by the Trustee for allocation as described in 'Description of the Mortgage Loans and the Mortgaged Properties--The MHP II Pool Loan and Properties--The Loan--Lock Box' herein. However, after funding certain reserves, any funds collected in the collection period will be returned to the MHP II Manager for payment of operating and certain other property related expenses with respect to the related MHP II Pool Properties prior to the payment of debt service on the MHP II Pool Notes. Prior to the monthly payment date for the MHP II Pool Loan, the MHP II Manager will then be required to pay amounts remaining for such collection period (after payment of operating and certain other property related expenses) to the Servicer to pay the monthly debt service payments with respect to the MHP II Pool Notes and other amounts required to be paid under the MHP II Pool Loan.

     The above procedures will be required to be maintained by the related MHP II Pool Borrower until the Lock Box Event is cured in the manner provided in the MHP II Pool Loan. See 'Description of the Mortgage Loans and the Mortgaged Properties--The MHP II Pool Loan and Properties--The Loan--Lock Box' herein.

     The Palmer Square Borrowers have funded at the closing of the loan, and are obligated to make direct monthly payments to fund monthly in advance, (a) a reserve account for taxes, insurance payments and (under certain circumstances) condominium assessments, (b) one month's debt service, (c) ground rents and (d) capital reserves (such payments the 'Prefunding Amount'). The Palmer Square Loan provides for the collection of rents in a lock box (the 'Lock Box'). All Lock Box revenues and all other revenues from operation of the Palmer Square Properties are deposited into accounts controlled by the Palmer Square Borrowers, and such revenues are swept into a cash collateral account controlled by the lender only if the Palmer Square Borrowers have not deposited the Prefunding Amount for the following debt service period. During any period when the lender has given notice of the failure of the Palmer Square Borrowers to remit the Prefunding Amount, funds will be transferred daily from the Lock Box into collection accounts from which (if certain minimum balances are attained) funds will be swept daily into a cash collateral account held by the Servicer for the payment of debt service and the funding of certain reserves. However, if the debt service coverage ratio for the Palmer Square Loan is greater than 1.8, the Palmer Square Borrowers may elect not to cause the deposit of rents directly into the Lock Box and not to pay the Prefunding Amount but instead to fund the cash collateral account in the amount of two months' payments of the amounts specified in clauses (a), (b) and (d) and to make direct monthly payments into the cash collateral account for payment of taxes, insurance premiums, debt service, ground rents and the funding of capital reserves. If the debt service ratio is 3.0 or greater, the Palmer Square Borrowers are not required to fund the cash collection account with such two months' payments and are not required to fund capital reserves. See 'Description of the Mortgage Loans and the Mortgaged Properties--The Palmer Square Pool Loan and Properties--The Loan--Lock Box' herein.

     One Action Considerations. Several states (including California) have laws that prohibit more than one 'judicial action' to enforce a mortgage obligation, and some courts have construed the term 'judicial action' broadly. Accordingly, the Pooling and Servicing Agreement will require the Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, the Servicer may be required to foreclose first on properties located in states where such 'one action' rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See 'Certain Legal Aspects of Mortgage Loans--Foreclosure' in the Prospectus.

     Limitations of Appraisals. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Qualified appraisers may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising such property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under 'Description of the Mortgage Pool' herein for illustrative purposes only.

     Conflicts of Interest. All of the Mortgaged Properties, except for the MHP II Pool Properties, are managed by property managers affiliated with the respective borrowers. Substantially all of such managers manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, and certain of the managers themselves, may also own or manage other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such properties.

     The Originator and an affiliate currently own debt issued by an affiliate of the Prime Retail II Pool Borrowers. The Originator or an affiliate may, in the future, enter into other financing arrangements with affiliates of the Borrowers. Certain officers and directors of the Originator and its affiliates own equity interests in publicly traded affiliates of the Borrowers.

     Leasehold Interests. The MHP II Pool Loan is secured by, among other things, first leasehold mortgages on the related borrower's leasehold estate in the land underlying three of the MHP II Pool Properties. The Prime Retail II Pool Loan is secured by, among other things, a first leasehold mortgage on the related Prime Retail II Pool Borrower's leasehold estate in the land underlying one of the Prime Retail II Pool Properties and a first mortgage on both the related Prime Retail II Pool Borrower's leasehold estate and the related ground lessor's fee estate in one of the Prime Retail II Pool Properties. The Columbia Sussex II Pool Loan is secured by, among other things, first leasehold mortgages on the Columbia Sussex II Pool Borrower's leasehold estates in the land underlying two of the Columbia Sussex II Pool Properties. The Palmer Square Loan is secured by, among other things, a first leasehold mortgage on the Palmer Square Borrower's leasehold estate in a portion of the land underlying one of the parking garages. A discussion of the MHP II Loan, Prime Retail II Pool Loan, Columbia Sussex II Pool Loan and Palmer Square Loan underlying leases is provided under 'Description of the Mortgage Loans and Properties--The MHP II Pool Loan and Properties,' '--The Prime Retail II Pool Loan and Properties,' '--The Columbia Sussex II Pool Loan and Properties' and '--The Palmer Square Loan and Properties'.

     On the bankruptcy of a lessor or a lessee under a lease, the debtor entity has the right to assume (continue) or reject (terminate) the lease. Pursuant to
Section 365(h) of the Bankruptcy Code, as it is presently in effect, a lessee whose lease is rejected by a debtor lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the lease. The leasehold mortgages provide that the borrower must remain in possession of the leasehold if the lessor rejects the lease in a bankruptcy absent Servicer's consent to the contrary or, in the case of certain of the Mortgage Loans, that the borrower will assign all of its rights to make such a decision to the lender. In the event a lessee/borrower in bankruptcy rejects any or all of its leases, the leasehold mortgagee would have the right to succeed to the lessee/borrower's position under the lease only if the lessor had specifically granted the mortgagee such right. The leases provide for the entry into new leases with the leasehold mortgagee on the same terms as the old lease upon such a rejection, provided written notice has been sent to the lessor and, inter alia, all defaults under the lease are cured, other than with respect to the lease covering the Prime Retail Pool II Property known as Magnolia Bluff Factory Shops which provides that upon an event of default under the Prime Retail II Pool Loan (which includes a bankruptcy of a borrower) the lender may foreclose on the lessor's fee interest. In the event of concurrent bankruptcy proceedings involving the lessor and the lessee/borrower, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     The ground leases with respect to two of the MHP II Pool Properties contain options to purchase the lender's interest in the related Mortgage if the applicable MHP II Pool Borrower defaults on the MHP Pool Loan and foreclosure proceedings have commenced at the purchase prices described herein under 'Description of the Mortgage Loans and Properties--The MHP II Pool Loan and Properties--Ground Leases.'

     Inspections. Inspections of the Mortgaged Properties were conducted by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all property conditions have been identified in such inspections. See 'Description of the Mortgage--Pool Underwriting Standards--Property Condition Assessments' for information regarding the inspections on the Mortgaged Properties.

     Availability of Earthquake, Flood and Other Insurance. The Columbia Sussex II Pool Borrower is required to maintain flood insurance with respect to any part of a Columbia Sussex II Pool Property that is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which such insurance is available under the National Flood Insurance Program. The Columbia Sussex II Pool Loan requires the Columbia Sussex II Pool Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than 'AA' by S&P. Holiday Inn Louisville South is the only Columbia Sussex II Pool Property located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards. Flood and earthquake insurance in the amount of (1) $3,500,000 of the first $6,000,000 of loss is provided by Lexington Insurance Company, which has a claims paying ability rating of 'AAA' by S&P and 'A++/XI' by A. M. Best Company, Inc. ('Best's'), (2) $1,500,000 of the first $6,000,000 of loss by Great Lakes UK, which is not rated by S&P or Best's and (3) $1,000,000 of the first $6,000,000 of loss by Travelers Indemnity Company, which has a claims paying ability rating of 'A+' by S&P and 'A/XV' by Best's. The next $4,000,000 of loss is covered by Zurich Insurance Company, which has a claims paying ability rating of 'AA+' by S&P and 'A+/XV' by Best's. The remaining amount of loss in excess of the $10,000,000 and up to $844,000,000 is covered by Allendale Mutual Insurance Company, which has a claims paying ability rating of 'Aq' by S&P and 'A++/XI' by Best's.

     Each MHP II Pool Borrower is required to maintain (a) if the improvements are located within an area designated as a flood hazard area or an area designated as flood prone pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, flood insurance as is available through the National Flood Insurance Program; (b) with respect to the San Ramon Property and the Santa Clara Property, earthquake insurance in an amount not less than $65,000,000, which may be issued as part of a blanket policy with other properties operated by affiliates of the MHP II Manager, (c) such other insurance as is generally available on commercially reasonable terms and is generally required by institutional lenders on loans secured by properties similar to the related MHP II Pool Property. Such insurance (other than earthquake insurance with respect to the two California properties) generally is required to be maintained by insurance carriers having a rating of at least 'AA-' by S&P. The San Ramon Property and the Santa Clara Property are located within earthquake zones. None of the properties is located within an area designated as a flood hazard area or an area designated as flood prone pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973. Primary earthquake insurance with respect to the San Ramon Property and the Santa Clara Property for not less than $15,000,000, which may be issued as part of a blanket policy with other properties operated by affiliates of the MHP II Manager, is required to be maintained by Allendale Mutual Insurance Company or a comparable insurance company and the additional earthquake insurance coverage with respect to such properties is required to be maintained by insurers having a claims paying rating of 'A-/10' or better by Best's or if such insurance is not available from companies having such a rating, from the best rated insurance companies then providing such insurance. Flood insurance in the amount of $200,000,000 (with a deductible of $25,000 per occurrence per location) has been provided by Allendale Mutual Insurance Company, which has a claims paying ability rating of 'Aq' by S&P and 'A++/XI' by Best's. Primary earth movement insurance in the amount of $15,000,000 for California and $200,000,000 outside California (subject to 5% deductible per occurrence per location) has been provided by Allendale Mutual Insurance Company, which has a claims paying ability rating of 'Aq' by S&P and 'A++/XI' by Best's. Additional California earthquake insurance is provided as follows: (a) $15,000,000 in excess of the primary $15,000,000 limit is provided by (1) $2,500,000 of the $15,000,000 excess of $15,000,000 is provided by Lexington Insurance Company, which has a claims paying ability rating of 'AAA' by S&P and 'A++/XI' by Best's,
(2) $3,300,000 of the $15,000,000 excess of $15,000,000 is provided by Travelers
Indemnity Company of Illinois, which has a claims paying ability rating of 'A+' by S&P and 'A/XV' by Best's, (3) $2,000,000 of the $15,000,000 excess of $15,000,000 is provided by Royal Surplus Lines Insurance Company, which has a claims paying ability rating of 'Aq' by S&P, and 'A/VII' by Best's, (4) $4,000,000 of the $15,000,000 excess of $15,000,000 is provided by Westchester Fire Insurance Company, which has a claims paying ability rating of 'A-' by S&P and 'A/IX' by Best's, and (5) $3,200,000 of the $15,000,000 excess of $15,000,000 is provided by RLI Insurance Company, which has a claims paying ability rating of 'BBBq' by S&P and 'A/VIII' by Best's; (b) $15,000,000 in excess of the $30,000,000 limit is provided by (1) $5,000,000 of the $15,000,000 excess of $30,000,000 is provided by Agricultural Insurance Company, which has a claims paying ability rating of 'BBBq' by S&P and 'A/XI' by Best's, (2) $2,500,000 of the $15,000,000 excess of $30,000,000 is provided by Aetna
Casualty & Surety Company, which has a claims paying ability rating of 'A+' by S&P and 'A-/XV' by Best's, (3) $2,500,000 of the $15,000,000 excess of
$30,000,000 is provided by Essex Insurance Company, which has a claims paying ability rating of 'A' by S&P and 'A/VI' by Best's, (4) $2,000,000 of the $15,000,000 excess of $30,000,000 is provided by Pacific Insurance Co. Ltd., which has a claims paying ability rating of 'A-' by S&P and 'A+/XV' by Best's, and (5) $3,000,000 of the $15,000,000 excess of $30,000,000 is provided by CIGNA
E&S, which is not rated by either S&P or Best's; $20,000,000 in excess of the $45,000,000 limit is provided by United States Fidelity and Guaranty Co., which has a claims paying ability rating of 'A' by S&P and 'A-/XIII' by Best's.

     The Palmer Square Borrowers are required to acquire or maintain flood insurance with respect to any part of a Palmer Square Property that is located within a federally designated flood hazard zone in an amount equal to the lesser of the full insurable value of the related property or the maximum amount available, and such other customary insurance against loss or damage as is requested by the Servicer. Such insurance is required to be provided by an insurer with a claims paying ability of not less than 'AA' by S&P and 'AA' or its equivalent by any one of the other Rating Agencies. None of the Palmer Square Properties is located within a federally designated flood hazard zone. Flood and earthquake insurance in the aggregate amount of $25,000,000 per occurrence (with a deductible of $50,000) has been provided by Kemper National Insurance Company, which has a claims paying ability rating of 'A+' by S&P and 'A/XIV' by Best's.


     The HGI Pool Borrower is required to maintain flood or earthquake insurance with respect to any portion of any of the HGI II Pool Properties that is located within a federally designated flood or earthquake hazard zone, to the extent that the occurrence of a flood or earthquake with respect to such portion of such HGI II Pool Property would have a material adverse effect on such HGI II Pool Property as a whole, and such other insurance as is reasonably requested by the Servicer provided such insurance is of the kind from time to time customarily insured against and in such amounts as are generally required by institutional lenders for properties comparable to the applicable property. Any such insurance may be effected under a blanket policy so long as, except in the case of public liability insurance, the portion of the total policy that is allocated to each of the HGI II Pool Properties is not less than the required amount of such insurance. The HGI II Pool Loan requires the HGI II Pool Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than 'AA' by S&P. In addition, such insurance must be provided by insurers rated not less than 'AA' or its equivalent by any one of the other Rating Agencies. The Lake Elsinore Outlet Center, the Tracy Outlet Center and the Pismo Outlet Center are located in earthquake zones. None of the properties is located within a federally designated flood hazard zone that requires insurance. Primary flood and earthquake insurance for the Lake Elsinore Outlet Center, the Tracy Outlet Center and the Pismo Outlet Center in the amount of $5,000,000 (with a $25,000 deductible for flood and 10% of value at time of loss) has been provided by Pacific Insurance Company, Ltd. which has a claims paying ability rating of 'A-' by S&P and 'A+/XV' by Best's; $10,000,000 in excess of the primary $5,000,000 flood and earthquake insurance has been provided by Western Re Managers, which consists of the following policies making up the pool: 33.3% of $10,000,000 has been provided by each of (1) United Fire and Casualty Insurance Company, which has a claims paying ability rating of 'BBBq' by S&P and 'A/VIII' by Best's; (2) Lloyds of London, which is not rated by S&P or Best's; and (3) by the following four companies, each providing 25% of 33.3% of $10,000,000, namely, Sphere Drake of London, which is not rated by S&P or Best's, Copenhagen, which is not rated by S&P or Best's, Terra Nova Insurance Company, Ltd.

of London, which has a claims paying ability rating of 'A-' by S&P and is not rated by Best's, and St. Paul Surplus Lines Insurance Company, which has a claims paying ability rating of 'AAA' by S&P and 'A+/XIV' by Best's; and $5,000,000 in excess of the $15,000,000 flood and earthquake insurance coverage has been provided by Agricultural Insurance Company, which has a claims paying ability rating of 'BBBq' by S&P and 'A/XI' by Best's; and $5,000,000 in excess of the $20,000,000 flood and earthquake insurance coverage has been provided by Westchester Fire Insurance Company which has a claims paying ability rating of 'A-' by S&P and 'A/IX' by Best's. Primary flood and earthquake insurance for the Southwest Outlet Center and Chesapeake Village Outlet Center in the amount of $10,000,000 (with a deductible of $50,000) has been provided by Hartford Fire Insurance Company, which has a claims paying ability rating of 'AA' by S&P and a rating of 'A+/XV' by Best's.

     Each of the Prime Retail II Pool Borrowers is required to maintain (a) if the improvements are located in a federally designated flood hazard zone and if flood insurance is available under the National Flood Insurance Act, flood insurance, and (b) insurance against earthquakes, if commonly insured against and generally available and required by the Servicer. The Prime Retail II Pool Borrowers are required to maintain insurance coverage (other than with respect to (a) when such insurance is placed with a governmental agency or instrumentation) with insurers having a claims paying ability of not less than 'AA' from S&P, Fitch and DCR, or if not rated by all of such rating agencies, then a claims paying ability rating of 'AA' from at least two nationally recognized statistical rating agencies (one of which must be S&P), except that with respect to earthquake insurance, such insurance must have a claims paying ability rating of not less than 'BBB' from S&P, Fitch and DCR. The following Prime Retail II Pool Properties are located within federally designated flood hazard zones: Triangle Factory Shops, Gulfport Factory Shops, Magnolia Bluff Factory Shops, Coral Isle Factory Shops and Florida Keys Factory Shops. Flood and earthquake insurance in the amount of $25,000,000 (with a deductible of $25,000, except under the 100 year flood plain, where the deductible is $100,000) is provided under the property insurance policy by United States Fidelity and Guaranty Insurance Company, which has a claims paying ability rating of 'A' by S&P and 'A/XIII' by Best's, with cut through endorsement (providing direct coverage in the event of the insolvency of the other insurer) to St. Paul Fire and Marine Insurance Company, which has a claims paying ability rating by S&P of 'AAA' and 'A+/XV' by Best's.

     Earthquake insurance coverage is often not obtainable from 'AA' or higher rated insurers.

     There can be no assurance that the amount of earthquake or flood insurance currently required or provided would be sufficient to cover damages caused by an earthquake or flood, or that such insurance would be commercially available in future.

     Most of the Mortgage Loans require that the property insurance carrier for the applicable properties be rated 'AA' or higher by S&P except that with respect to the MHP II Pool Properties, the current property insurer is rated 'Aq' by S&P, and may continue to provide coverage until April 1, 1997. However, certain of the current property insurance carriers for the Mortgaged Properties do not have a claims paying ability rating of at least 'AA' by S&P. The property insurer for the Palmer Square Properties is rated 'A+' by S&P. Certain of the property insurers for the Columbia Sussex II Pool Properties exceed the S&P standard, but one of the property insurers for the Columbia Sussex II Pool Properties is not rated by S&P, another has a rating of 'A+', and another has a rating of 'Aq'. With respect to the Columbia Sussex II Pool Properties, the Servicer will require, at the expiration of such policies, that such policies will be replaced by insurance policies conforming with the requirements of the Columbia Sussex II loan documents. With respect to the Prime Retail II Pool Loan, property insurance is provided by United States Fidelity and Guaranty Insurance Company, which has a claims paying ability rating of 'A' by S&P and 'A/XIII' by Best's, with cut through endorsement (providing direct coverage in the event of the insolvency of the other insurer) to St. Paul Fire and Marine Insurance Company, which has a claims paying ability rating by S&P of 'AAA' and 'A+/XV' by Best's.

     Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the 'ADA'), all public accommodations are required to meet certain Federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the

ADA, the borrowers are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. In connection with the origination of the related loan or otherwise, property inspection reports were obtained which included limited information regarding compliance with the ADA. A portion of funds in the capital reserve escrow accounts established by the MHP II Pool Borrowers, the Prime Retail II Pool Borrowers and the HGI II Pool Borrowers are required to be used for costs associated with complying with the ADA. There can be no assurance that such Mortgaged Properties will comply with the ADA in all respects once the related conditions are remedied or that such property inspection reports identified all risks or conditions relating to the ADA.

     Limited Cross-Collateralization; Limitations on Enforceability of Cross-Collateralization. The Santa Clara Note (one of three Notes evidencing the obligations under the MHP II Pool Loan) is secured by, in addition to a first lien on the Santa Clara Property, a second lien on the other MHP II Pool Properties, which are owned by the other MHP II Pool Borrower, the MHPLP Borrower. However, the MHPLP Notes (i.e. the other two Notes evidencing the obligations under the MHP II Pool Loan) issued by the MHPLP Borrower are not secured by the Santa Clara Property and are secured only by the other three MHP II Pool Properties. Additionally, to some extent, cash flows from the MHPLP Properties support payment of the obligations under the Santa Clara Note and cash flows from the Santa Clara Property support payment of the obligations under the MHPLP Notes. The Palmer Square Loan is comprised of a joint and several obligation of the three Palmer Square Borrowers, each of which owns separate Palmer Square Properties. The Palmer Square Properties are covered by a single Mortgage and provide security for the entire indebtedness represented by the Palmer Square Loan. The Prime Retail II Pool Loan is comprised of the joint and several obligations of the sixteen Prime Retail II Pool Borrowers, each of which owns separate Prime Retail II Pool Properties. Each Prime Retail II Pool Property will provide security for the entire indebtedness represented by the Prime Retail II Pool Loan, except that the three Prime Retail II Pool Properties located in Florida secure only 125% of the sum of the (i) initial Allocated Loan Amount with respect to such properties plus (ii) a prorated portion of the $40,000,000 Expansion Account (as described herein). These arrangements are designed primarily to ensure that all of the collateral (subject to the exceptions above) pledged to secure the MHP II Pool Loan, the Palmer Square Loan and the Prime Retail II Pool Loan, as applicable, and the cash flow generated thereby, is available to support debt service on, and ultimate repayment of, all of the aggregate indebtedness evidenced by the Santa Clara Note (and to some extent, the MHPLP Notes), the Palmer Square Loan or the Prime Retail II Pool Loan, as applicable. The arrangements thus seek to reduce the risk that the inability of one or more Mortgaged Properties securing each such loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     Such arrangements, however, could be challenged as fraudulent conveyances by creditors of a MHP II Pool Borrower, a Palmer Square Borrower or a Prime Retail II Pool Borrower, as applicable, or by the representatives of a MHP II Pool Borrower, a Palmer Square Borrower or a Prime Retail II Pool Borrower, as

applicable, in an action brought outside a bankruptcy case, or, if a MHP II Pool Borrower or any of the Palmer Square Borrowers or the Prime Retail II Pool Borrowers, as applicable, were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property or an interest in property (including the granting of a lien) by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (a) was insolvent or was rendered insolvent by such obligation or transfer, (b) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or (c) intended to, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien (or right to receive credit support) granted by a MHP II Pool Borrower, a Palmer Square Borrower or a Prime Retail II Pool Borrower to secure repayment of a MHP II Pool Note, the Palmer Square Loan or the Prime Retail II Pool Loan, as applicable, could be avoided if a court were to determine that (a) such borrower was insolvent at the time of granting the lien or right, was rendered insolvent by the granting of the lien or right or was left with inadequate capital, or was not able to pay its debts as they matured and (b) the borrower did not, when it allowed its Mortgaged Properties to be encumbered by a lien securing the entire indebtedness represented by the Santa Clara Note, the Palmer Square Loan or the Prime Retail II Pool Loan, as applicable (or granted a right to credit support from revenues from its properties), receive fair consideration or reasonably equivalent value for pledging such Mortgaged Properties for the benefit of the Santa Clara Borrower or the other Palmer Square Borrowers or other Prime Retail II Pool Borrowers, as applicable (or granting such interest in its cash flow).

     Risks Associated with Blanket Policies. Certain of the Mortgaged Properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount available to cover losses on the related Mortgaged Properties may be insufficient therefor.

     Attornment Considerations. Some of the tenant leases, including the anchor tenant leases, contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the Mortgage Loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. All leases were not reviewed to ascertain the existence of attornment or subordination provisions. In some states, if tenant leases are subordinate to the liens created by the Mortgage Loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents or could not be replaced). If a Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.

     Liquor License Considerations. Many of the Mortgaged Properties which are hotel properties have liquor licenses. The liquor licenses for some of such properties may be held by the property manager (or an affiliate thereof) rather than by the related borrower. In addition, some states do not permit liquor licenses to be held other than by a natural person and, consequently, liquor licenses for hotel properties located in such jurisdictions are held by an individual affiliated with the related borrower or manager. Furthermore, the applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property, it is unlikely that the Trustee (or Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such a license. There can be no assurance that a new liquor license could be obtained.

     Litigation and Other Issues. On April 18, 1996, Host Marriott Corporation ('Host Marriott'), through MHP II Acquisition Corporation (an acquisition vehicle) ('MHP II Acquisition'), commenced a tender offer to purchase any and all of the 745 outstanding units of the MHPLP Borrower (the 'Tender Offer'). On April 23, 1996, MacKenzie Patterson Special Fund 2, L.P. ('MacKenzie Patterson'), a limited partner of the MHPLP Borrower, filed a purported class-action lawsuit in the Circuit Court for Montgomery County, Maryland, against the MHPLP Borrower (as a nominal defendant), MHP II Acquisition, Host Marriott, Marriott MHP Two Corporation, the general partner of the MHPLP Borrower (the 'MHP II GP'), and the directors of the MHP II GP, alleging, among other things, that the defendants had violated their fiduciary duties in connection with the Tender Offer. The complaint sought certification as a class-action, to enjoin the Tender Offer and the related consent solicitation (the 'Consent Solicitation'), and damages. Subsequently, MacKenzie Patterson dismissed the Montgomery County action and refiled in Delaware State Chancery Court. In separate lawsuits, filed on April 24, 1996, in Delaware State Chancery Court and on May 10, 1996, in the Circuit Court for Palm Beach County, Florida, two other limited partners of the MHPLP Borrower sought similar relief. The Chancery Court consolidated the two Delaware lawsuits and on June 12, 1996, entered an order denying the Delaware plaintiffs' motion to enjoin the Tender Offer and Consent Solicitation. The defendants have moved to dismiss this consolidated action and to stay discovery. The Chancery Court has not yet set a hearing on these motions. The defendants removed the Florida action to federal court in Florida and filed motions to dismiss, or in the alternative, to stay the action pending resolution of the Delaware action. The federal District Court in Florida has not yet set a hearing on these motions.

     Such litigation could potentially result in a monetary judgment against the MHP II GP. Under such circumstances, although the Certificate of Incorporation of the MHP II GP requires its directors to consider the interests of the MHP II Pool Borrower's creditors in taking corporate action, there can be no assurance that the MHP II GP would not seek protection under U.S. bankruptcy laws. Under the partnership agreements of the MHP II Pool Borrowers, a bankruptcy of the general partner would result in a technical dissolution of the MHP II Pool Borrowers unless a remaining or substitute general partner continues the business of the partnership. Among other results, a technical dissolution of a MHP II Pool Borrower could result in a requirement that such MHP II Pool Borrower sell the related MHP II Pool Properties and in a disruption in the administration of such MHP II Pool Borrower. In the event of a dissolution of a MHP II Pool Borrower, the limited partners of such borrower may choose to reconstitute MHP II Pool Borrower and in any event, the MHP II Pool Properties would remain subject to the lien of the Trustee, as mortgagee. According to the most recent quarterly report of the MHPLP Borrower for the period ended September 6, 1996 filed on Form 10-Q with the Commission, this litigation is not expected to have a material adverse effect on the business, financial condition or results of operations of the MHPLP Borrower.

     S&P has informed the Depositor that its ratings of the Certificates do not address the potential effect of this litigation or any monetary judgment on the MHP II GP or the MHPLP Borrowers.

THE CERTIFICATES

     Special Prepayment, Yield and Loss Considerations. The yield to maturity on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Certificates. In addition, in the event of any repurchase of a Mortgage Loan by the Originator or the Depositor from the Trust Fund under the circumstances described under 'The Pooling and Servicing Agreement--Representations and Warranties; Repurchase' herein, the repurchase price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium would be payable with respect to any such repurchase). In addition, with respect to any class of Offered Certificates, to the extent losses on the Mortgage Loans exceed the principal balance of the classes of Certificates subordinate to such class, such class will bear a loss equal to the amount of such excess. No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on or rate or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any Offered Certificate. See 'Prepayment and Yield Considerations' herein.

     The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments on the Mortgage Loans and is likely to be affected by the length of time during which the Mortgage Loans may not be voluntarily prepaid (each a 'Prepayment Lockout Period'), Defeasance Lockout Periods and yield maintenance premium provisions applicable to the Mortgage Loans and by the extent to which the Servicer is able to enforce such provisions. Mortgage Loans with a Prepayment Lock-Out Period or yield maintenance premium provision, to the extent enforceable, generally may be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Prepayment Lockout Periods or with lower yield maintenance premiums.

     The Mortgage Loans may be prepaid, in whole or in part, without payment of yield maintenance premium, on the dates, set forth in the following table:

        MORTGAGE LOAN
        ----------------------------------------
        Columbia Sussex II Pool Loan............       August 11, 2011
        HGI II Pool Loan........................      October 11, 2006
        MHP II Pool Loan........................      October 11, 2007
        Palmer Square Loan......................    September 11, 2007
        Prime Retail II Pool Loan...............     November 11, 2003

     No yield maintenance premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

     Provisions requiring yield maintenance premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds will be sufficient to pay such yield maintenance premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, prepayment, there can be no assurance that a court would not interpret such provisions as requiring a yield maintenance premium and thus not enforceable under applicable law or as being usurious.

     In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required yield maintenance premiums, if any, are not received, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.


     Each Mortgage Loan requires that commencing on the first Due Date after each Anticipated Repayment Date, certain cash flow in excess of that required for debt service and other specified items with respect to the related Mortgaged Properties (as described more fully herein) ('Excess Cash Flow') will be applied towards the payment of principal until the principal balance of the related loan has been reduced to zero. Each Mortgage Loan also provides that principal outstanding after the Anticipated Repayment Date will bear interest at a higher rate (the 'Revised Interest Rate') than previously in effect (the 'Current Interest Rate'). While interest at the Current Interest Rate continues to accrue and be payable on a current basis on such loans, interest at the excess of the Revised Interest Rate over the Current Interest Rate for such loans ('Excess Interest') will be deferred and will be paid only after the outstanding principal balance of the related loan has been paid in full.

     All of the Mortgage Loans provide that after the applicable Defeasance Lock-Out Period and prior to the related Anticipated Repayment Date, the borrower may obtain the release of the related Mortgaged Properties from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury or other noncallable U.S. government obligations which provide payments on or prior to all successive payment dates and the amount of principal that would be due on the Anticipated Repayment Date as if such date were the maturity date, and upon which interest and principal payments are due on and prior to the related Anticipated Repayment Date under the related Note in the amounts due on such dates (or, in the case of a partial defeasance, due on the portion of the Note defeased), and upon the satisfaction of certain other conditions. See 'Description of the Mortgage Loans and Mortgaged Properties Release in Exchange for Substitute Collateral.'

     See 'Prepayment and Yield Considerations' and 'Certain Federal Income Tax Consequences' herein and 'Yield Considerations' and 'Certain Federal Income Tax Consequences' in the Prospectus.

     Effect of Mortgagor Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of an Offered Certificate of any class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

     As and to the extent described herein, the Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that (i) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of reimbursement from the related borrower, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (ii) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the first Servicer Remittance Date after the date on which such amounts described in the preceding clause (i) are received or, in the case of clause (ii), the first Servicer Remittance Date after a determination of non-recoverability is made to the extent that there are funds available in the Collection Account for reimbursement of such Advance. The Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, result in a Mortgage Loan being specially serviced. Any Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent such compensation. If the Special Servicer (which may be the Servicer) or an affiliate is the owner of more than 50% of the Voting Rights of the most subordinate class of Certificates then outstanding, the Special Servicer will be entitled to 50% of certain special servicing compensation. See 'The Pooling and Servicing Agreement--Special Servicing' herein.

     Even if losses on the Mortgage Loans are not borne by an investor in a particular class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

     Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate, to the extent that Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. The Available Funds generally consist of, as more fully described herein, principal and interest on the Mortgage Loans actually collected or advanced. The Servicer's, the Trustee's or the Fiscal Agent's obligation, as applicable, to make Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited to the extent described under 'The Pooling and Servicing Agreement--Advances' herein.

     As described under 'Description of the Offered Certificates--Distributions' herein, if the portion of Available Funds distributable in respect of interest on the Offered Certificates on any Distribution Date is less than the Interest

Distribution Amount then payable for such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of Available Funds.

     Related Parties May Purchase Certificates. Related parties, including the Servicer, Special Servicer or affiliates of the borrowers may purchase all or part of one or more classes of Certificates. A purchase by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, Special Servicer, or any affiliate thereof. Additionally, the Pooling and Servicing Agreement provides that an affiliate of a borrower may not vote with respect to matters where there is a potential conflict of interest.

     Book-Entry Registration. Each class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, holders of Offered Certificates will not be recognized as 'Certificateholders' for certain purposes. Hence, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, Centrale de Livraison de Valeurs Mobiliers S.A. ('CEDEL'), or The Euroclear System ('Euroclear') and their participating organizations. See 'Description of the Offered Certificates--Delivery, Form and Denomination' and '--Book-Entry

Registration' herein and 'Description of the Certificates--Book-Entry Registration and Definitive Certificates' in the Prospectus. A beneficial owner holding a certificate through the book-entry system will be entitled to receive the reports set forth in the Pooling and Servicing Agreement to the extent that its name and address has been provided to the Certificate Registrar (as defined herein). Additionally, certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement number 224.

     Limited Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. While the Underwriter has advised that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

     Pass-Through Rate Considerations. The Pass-Through Rates on the Class CS-1, Class CS-2, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates are based, and the Pass-Through Rate of the Class CS-3 is based in part, on the Adjusted Weighted Average Net Mortgage Pass-Through Rate of the Mortgage Loans. Because certain Mortgage Loans will amortize their principal more quickly than others, such rate will fluctuate over the life of such classes of Certificates. The Adjusted Weighted Average Net Mortgage Pass-Through Rates for each Distribution Date, assuming that each Mortgage Loan prepays on its Anticipated Repayment Date, is set forth in Exhibit C hereto. See 'Prepayment and Yield Considerations--Yield' herein.

RISK OF DEFAULT UNDER PRIME RETAIL II POOL LOAN FLOOR AGREEMENTS

     If a default occurs under a Prime Retail II Pool Loan Floor Agreement (which may be caused by, among other things, a downgrade of the Floor Counterparty's credit rating) or if a Floor Agreement terminates prior to its stated termination date (which under the terms thereof may occur in certain circumstances), the Floor Counterparty may be required under the Floor Agreement to pay the Trustee a breakage fee. The amount of such breakage fee, if any, will be based on prevailing market conditions for an agreement such as such Floor Agreement. No party is obligated to fund the purchase of a substitute floor contract should the amount paid by the Floor Counterparty in respect of any such breakage fee be insufficient to purchase a substitute floor agreement having substantially similar terms to such Floor Agreement and the Servicer will be required to obtain a substitute floor agreement (to the extent available) using amounts that would otherwise be distributable to Certificateholders. Any resulting shortfall in Available Funds will be allocated among the classes of Certificates in the same manner as Realized Losses. See 'The Interest Rate Floor Agreements' herein. In any event, there can be no assurance that the Trustee or Servicer would be able to acquire a substitute floor agreement (utilizing the proceeds of a termination payment or otherwise) or, if it is able to do so, that such agreement would be from a sufficiently creditworthy counterparty. Accordingly, the occurrence of a default under or any other termination of a Floor Agreement may adversely affect the rating of the Certificates. Any shortfalls resulting from the absence of substitute floor agreements will be allocated among the classes of Certificates in the same manner as Realized Losses.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Trust Fund will consist primarily of five Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of $895,196,535. All of the numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. The Mortgage Loans are evidenced by one or more promissory notes (each, a 'Note') and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a 'Mortgage') creating a first lien on the interests of the related borrower's fee simple estate or leasehold estate in one or more commercial properties (each, a 'Mortgaged Property') as set forth on the following table:

INTEREST IN PROPERTY ENCUMBERED                 NUMBER OF MORTGAGED PROPERTIES
---------------------------------------------   ------------------------------
Fee Simple Estate............................                 33
Leasehold Estate.............................                  6
Borrower's Fee and Leasehold Estate(1).......                  1
Lessor's Fee and Borrower's Leasehold
  Estate(2)..................................                  1

------------------
(1) 'Borrower's Fee and Leasehold Estate' means that the borrower's interest in the Mortgaged Property consists of a fee interest in a portion of the property and a leasehold interest in the remaining portion.

(2) 'Lessor's Fee and Borrower's Leasehold Estate' means the related Mortgage encumbers both the lessor's fee interest and the borrower's leasehold interest in the Mortgaged Property.

     The Mortgaged Properties consist of factory outlet centers, full-service and convention hotels, and a mixed-use retail, office, parking facility and hotel center. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. Pursuant to the Mortgage Loan Purchase and Sale Agreement (defined below), the Originator may be obligated to repurchase a Mortgage Loan in the event of a breach of a representation or warranty of the Originator with respect to such Mortgage Loan as described under 'The Pooling and Servicing Agreement--Representations and Warranties Repurchase' herein. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by Cut-off Date Allocated Loan Amount (as defined below). All of the Mortgage Loans to be included in the Trust Fund have been originated by Nomura Asset Capital Corporation (the 'Originator' or 'NACC') and all of the Mortgage Loans were underwritten in accordance with the underwriting criteria described herein. The

Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Originator pursuant to a Mortgage Loan Purchase and Sale Agreement (the 'Mortgage Loan Purchase and Sale Agreement') to be dated as of the Cut-off Date between the Originator and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to LaSalle National Bank, as Trustee (the 'Trustee'), pursuant to the Pooling and Servicing Agreement. AMRESCO Management, Inc., a wholly-owned subsidiary of AMRESCO, INC., in its capacity as Servicer (the 'Servicer'), will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

     Under the Mortgage Loan Purchase and Sale Agreement, the Originator, as seller of the Mortgage Loans to the Depositor, will make certain representations, warranties and covenants to the Depositor relating to, among other things, the Mortgage Loans and the due execution and enforceability to the Mortgage Loan Purchase and Sale Agreement. Under the Pooling and Servicing Agreement the Depositor will assign all its right, title and interest in such representations, warranties and covenants to the Trustee for the benefit of the Trust Fund. Except as described under 'The Pooling and Servicing Agreement Representations and Warranties; Repurchase,' the Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Originator, as seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee. See 'The Pooling and Servicing Agreement--Representations and Warranties;

Repurchase' herein and 'Description of the Agreements--Representations and Warranties; Repurchases' in the Prospectus.

SECURITY FOR THE MORTGAGE LOANS

     Each Mortgage Loan is generally non-recourse and is secured by a Mortgage encumbering the related borrower's interest in the related Mortgaged Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts for necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements (such accounts, 'Reserve Accounts'). All of the Mortgage Loans provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property.

     Each Mortgage (other than the second Mortgages on the MHPLP Properties which accomplish cross-collateralization for the Santa Clara Note) constitutes a first lien on one or more Mortgaged Properties, subject generally only to (i) liens for real estate and other taxes and special assessments and (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the Originator in connection with the purchase or origination of the related Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     All of the Mortgage Loans have Due Dates that occur on the eleventh day of each month, or, in some cases, if such eleventh day is not a business day, on the business day immediately following such eleventh day. As of the Cut-off Date, the Mortgage Loans had the following characteristics:

Aggregate Principal Balance.......................      $895,196,535
Lowest Mortgage Loan Principal Balance............       $36,000,000
Highest Mortgage Loan Principal Balance...........      $358,748,252
Average Mortgage Loan Principal Balance...........      $179,039,307
Range of Term to Maturity (as of the date of
  origination)....................................    240 to 360 months
Weighted Average Term to Maturity (as of the date
  of origination).................................       304 months
Range of Remaining Term to Anticipated Repayment
  Date............................................    83 to 176 months
Weighted Average Remaining Term to Anticipated
  Repayment Date..................................       117 months
Range of Interest Rate ('Mortgage Rate'), per
  annum(1)........................................    7.782% to 9.060%
Weighted Average Mortgage Rate(1)(2)..............         8.231%
Range of Loan-to-Value ('LTV') Ratios.............       49% to 57%
Weighted Average LTV Ratio........................           51%
Range of Debt Service Coverage Ratio..............      1.71 to 2.06
Weighted Average Debt Service Coverage Ratio......          1.96

------------------
(1) The Prime Retail II Pool Loan bears interest during the first two years of its loan term at a Mortgage Rate equal to LIBOR (as defined herein) plus 1.51%. Thereafter it bears interest at a fixed rate equal to 7.782% per annum. The Mortgage Rate of the Prime Retail II Pool Loan as of the Cut-off Date was 7.10375%.

(2) The Weighted Average Mortgage Rate was calculated assuming an interest rate of 7.782% per annum on the Prime Retail II Pool Loan.

     All of the Mortgage Loans amortize substantially all of their principal over their respective terms. Each Mortgage Loan requires that after a specified date (each an 'Anticipated Repayment Date'), Excess Cash Flow (or, in the case of the Santa Clara Property, the MHPLP Borrower's share of Excess Cash Flow) will be applied towards the reduction of principal, as more fully described under 'Description of the Mortgage Loans and Mortgaged Properties--The Columbia Sussex II Pool Loan and Properties,' '--The HGI II Pool Loan and Properties,' '--The MHP II Pool Loan and Properties,' '--The Palmer Square Loan and Properties' and '--

The Prime Retail II Pool Loan and Properties.' The following chart lists the respective Anticipated Repayment Dates for each of the Mortgage Loans:

MORTGAGE LOAN                              ANTICIPATED REPAYMENT DATE
----------------------------------------   --------------------------
Columbia Sussex II Pool Loan............   August 11, 2011
HGI II Pool Loan........................   October 11, 2006
MHP II Pool Loan........................   October 11, 2007
Palmer Square Loan......................   December 11, 2007
Prime Retail II Pool Loan...............   November 11, 2003

     The Columbia Sussex II Pool Loan, the HGI II Pool Loan and the Palmer Square Loan each require constant monthly principal and interest payments over their respective remaining terms. The MHP II Pool Loan requires payments of interest only for one year and then requires constant monthly payments of principal and interest over its remaining term. The Prime Retail II Pool Loan requires monthly payments of interest based on a floating rate, and principal based on a 30 year amortization schedule (with such amortization schedule determined using a fixed rate of 7.782%) for two years and then requires constant monthly principal and interest payments over its remaining term.

     All of the Mortgage Loans have Prepayment Lockout Periods (as defined herein) to, but not including, their respective Anticipated Repayment Dates (or, in the case of the Palmer Square Loan, to, but not including, three months prior to its Anticipated Repayment Date). No yield maintenance premium is required for any voluntary prepayments on the Mortgage Loans after their respective Prepayment Lockout Periods. No yield maintenance premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

     All of the Mortgage Loans provide that after the applicable Defeasance Lockout Period (as defined herein) and prior to the related Anticipated Repayment Date, the borrower may obtain the release of one or more (or, with respect to the Palmer Square Loan, a portion) of the related Mortgaged Property or Mortgaged Properties from the lien of the related Mortgage, upon a pledge to the Trustee of noncallable U.S. government obligations which provide payments on or prior to all successive payment dates upon which interest and principal payments are due under the related Note through and including the respective Anticipated Repayment Dates and in amounts due on such dates (or, for such purposes, deemed to be due on the Anticipated Repayment Dates as if the related loans were repaid on the applicable Anticipated Repayment Date) that are attributable to a portion of the loan equal to the release amount required to be paid with respect to the Mortgaged Property or Mortgaged Properties to be released (the funds delivered to the Servicer sufficient to purchase such noncallable U.S. government obligations is a 'Defeasance Deposit'), and upon the satisfaction of certain other conditions, including, in the case of the Mortgage Loans that permit release of less than all of the related Mortgaged Properties in connection with a partial defeasance, the satisfaction of certain DSCR tests and the defeasance of principal and interest generally equal to at least 125% of the Allocated Loan Amount of such property so released with certain exceptions such as in the event of a partial prepayment in connection with a casualty or condemnation. The Mortgage Loans also permit (or provide that the Servicer may require) the related borrower, under certain circumstances, to transfer the pledged U.S. Obligations together with the related Note or the portion of the related Note secured by such U.S. Obligations to a successor mortgagor. See 'Risk Factors and Other Special Considerations--The Certificates--Special Prepayment and Yield Considerations' and 'Description of the Mortgage Loans and Mortgaged Properties' herein.

     The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables were primarily derived from information provided to the Depositor by the respective borrowers. Some of the calculations of the statistics in the tables were not made with adjustments which would be required under generally accepted accounting principles ('GAAP'). For purposes of the tables, the defined terms have the meanings described below:

 (1) 'Total Revenues' as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means, for the year stated, total revenue generated at such Mortgaged Property or Properties during the twelve calendar months ended in 1996 on the date indicated in the column with the heading 'As of Date', December 31, 1995, December 31, 1994 or December 31, 1993 (During periods where less than 12 full months of operating history is available, partial years may have been annualized) (except as noted below).

 (2) 'NOI' or 'Net Operating Income' as used herein with respect to any Mortgaged Property or group of Mortgaged Properties means, for the year stated, the excess of the Total Revenue for such Mortgaged Property or Properties for the period referenced in note (1) above over the total operating expenses of such Mortgaged Property or Properties incurred during such period, without giving effect to any deductions for debt service, depreciation, amortization, capital expenditures or reserves therefor.

      NOI and the revenues and expenditures used to determine NOI for each Mortgaged Property are derived from information furnished by the respective borrowers. There can be no assurance that the components of net operating income for a Mortgaged Property (i.e., revenues and expenditures) as determined under GAAP would be the same as those used in computing the stated NOI for such Mortgaged Property. Moreover, NOI is not a substitute for net income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

 (3)  'Net Cash Flow' as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means NOI for the twelve months ended on the date indicated in the column with the heading 'As of Date' after giving effect to the following adjustments:

          a. Leases in Place: In calculating Net Cash Flow for all properties other than hotel properties and parking facilities, base rent was generally determined by using Annualized Base Rent and percentage rent was generally determined by using the percentage rent that was actually collected during the most recent 12 month time period.

          b. Management Fees: Management fees used in the calculation of Net Cash Flow, which in all cases equal or exceed the contractual base rate under the management agreements currently in effect, are as follows: Columbia Sussex II Pool Properties: 3% of Total Revenues; HGI II Pool Properties: 4% of total revenues less any deductions for additional vacancy; MHP II Pool Properties: 3% of Total Revenues; Palmer Square Properties: 5% of total revenues for the retail, office and hotel properties and 3.9% for the parking property; Prime Retail II Pool Properties: 4% of total revenues less any deductions for additional vacancy.

          c. Franchise Fees: Franchise fees and chain services fees used in the calculation of Net Cash Flow are as follows: for the Columbia Sussex II Pool Properties, the actual amounts being paid to the franchisor, of if the related franchise agreement provided for step-ups in franchise fees, franchise fees were assumed to be at the highest rate and for the MHP II Pool Properties, chain services fees equal to the actual amounts paid to the MHP II Manager pursuant to the management agreements for the relevant period. For the hotel included in the Palmer Square Properties, franchise fees were not underwritten as the Mortgaged Property does not have a franchise affiliation.

          d. Capital Reserves: Annual reserves assumed in calculating Net Cash Flow are as follows: Columbia Sussex II Pool Properties: furniture, fixtures and equipment ('FFE') reserve of 5% of total revenues; HGI II Pool Properties: capital expenditure reserve of $0.15 per square foot ('psf'); MHP II Pool Properties: FFE reserve of 5% of total revenues; Palmer Square Properties: capital expenditure reserve of $0.30 psf for office, $0.15 psf for retail space, FFE reserve of 5% of total revenues for the hotel and $0.075 psf for the parking facilities; Prime Retail II Pool
              Properties: capital expenditures reserve of $0.15 psf of vacant GLA and $0.20 psf of occupied GLA.

          e. Rollover Expenses: Annual expenses of tenant rollover (i.e., tenant improvements and leasing commissions) assumptions used in calculating Net Cash Flow are as follows:


                     BASE RENT                                TENANT IMPROVEMENTS         LEASING COMMISSIONS
                     PER SQUARE  AVG. LEASE     RENEWAL    --------------------------  --------------------------
                        FOOT     TERM (YRS.)  PROBABILITY  NEW TENANT  RENEWAL TENANT  NEW TENANT  RENEWAL TENANT
                     ----------  -----------  -----------  ----------  --------------  ----------  --------------
  Prime Retail II...    $14          6.6           70%        $ 8            $1             4%            0%
  HGI II............    $16          6.5           75%        $ 8            $1             4%            0%
  Palmer Retail.....    $30            8           75%        $ 5            $2             4%            2%
  Palmer Office.....    $25            6           60%        $10            $2             5%            2%

           f. Occupancy: In calculating Net Cash Flow, adjustments were made to Total Revenues or Annualized Base Rent to reflect maximum occupancies of 95% for retail, factory outlet centers, and office properties. For hotel properties, occupancies were adjusted downward to levels believed by the Originator to be sustainable based on the underwritten ADR.

      The management fees, franchise fees and reserves used in calculating Net Cash Flow differ in many cases from the management fees, franchise fees and reserves provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the properties will differ, and may differ substantially, from the assumed conditions used in calculating Net Cash Flow. In particular, the assumptions regarding tenant vacancies, renewal rates, tenant improvements and leasing commissions and other conditions used in calculating Net Cash Flow for the retail and office properties may differ substantially from actual conditions. Such assumptions may also differ from those used by the Rating Agencies or by investors. Each investor should make its own determination of the appropriate assumptions to be used by determining Net Cash Flow.

      'Net Cash Flow' reflects the calculations and adjustments used by the Originator and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. 'Net Cash Flow' and the Debt Service Coverage Ratios derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

      Reletting costs and capital expenditures are crucial to the operation of commercial properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income and debt service coverage ratios of the Mortgage Loans.

      No representation is made as to the future net cash flow of the properties, nor is 'Net Cash Flow' set forth herein intended to represent such future net cash flow.

 (4) 'Value' means, for each of the Mortgaged Properties, the appraised value of such property as determined by the appraisal thereof reviewed in connection with the origination of the related Mortgage Loan. 'Total Value' is the aggregate Value for all of the Mortgaged Properties.

 (5) 'Allocated Loan Amount' means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Net Cash Flow or net operating income (calculated as provided in the related Mortgaged Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, defeasance or otherwise. 'Cut-off Date Allocated Loan Amount' means for each Mortgaged Property the Allocated Loan Amount of such property as of the Cut-off Date.

 (6) 'Annual Debt Service' means on any Mortgage Loan, the annual debt service (interest, including interest allocable to payment of the Servicing Fee and, if applicable, principal) on such Mortgage Loan. With respect to the MHP II Pool Loan, which has an initial one-year period during which only payments of interest are required, the annual debt service for the first twelve-month period in which such loan begins to amortize is set forth in the tables. With respect to the Prime Retail II Pool Loan which has an initial two year period during which payments of interest are based on a floating interest rate, the annual debt service is calculated as if the interest rate was fixed at 7.782% with an amortization schedule of 30 years. In such calculation, the outstanding principal balance of the Expansion Account is excluded.

 (7)  'Anticipated Repayment Date' for each Mortgage Loan is the date on which
      (i) such Mortgage Loan commences to accrue interest at the 'Revised Interest Rate' for such Mortgage Loan, (ii) all 'Excess Cash Flow' for such loan (or the MHPLP Borrower's share of Excess Cash Flow with respect to the Santa Clara Property) is required to be applied to payment of principal of such Mortgage Loan and (iii) such Mortgage Loan may be voluntarily repaid by the borrower without payment of a yield maintenance premium (or, with respect to the Palmer Square Loan, three months after the date such loan may be voluntarily repaid). There can be no assurance that any Mortgage Loan will be repaid on its Anticipated Repayment Date.

 (8) 'DSCR' means the aggregate Net Cash Flow for all of the related Mortgaged Properties divided by (ii) annual debt service for the first twelve-month period in which the loan pays interest at a fixed rate. In calculating DSCR for the Prime Retail II Loan, the portion of the annual debt service attributable to the $40,000,000 Expansion Account was excluded.

      The DSCRs set forth herein for the Mortgage Loans vary (and may vary substantially) from the debt service coverage ratios for such loans and properties (the 'Loan DSCR') calculated pursuant to the definition of the term DSCR or Debt Service Coverage Ratio in such Mortgage Loans, which definitions are used for various purposes under such Mortgage Loans. The Loan DSCR definition for each applicable Mortgage Loan is set forth in the description of such Mortgage Loan herein under the heading 'Description of the Mortgage Loans and Mortgaged Properties.'

 (9) 'Loan-to-Value Ratio' or 'LTV' or 'Cut-off Date LTV' means with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan. In calculating the LTV of the Prime Retail II Pool Loan, the Expansion Account of $40,000,000 was excluded from the principal balance.

(10) 'Anticipated Repayment Date Balance' for each of the Mortgage Loans, is equal to the outstanding principal amount of such Mortgage Loan as of its respective Anticipated Repayment Date, taking into account scheduled amortization, assuming no prepayments or defaults.

(11) 'Anticipated Repayment Date LTV' or 'ARD LTV' means with respect to any Mortgage Loan, the Anticipated Repayment Date Balance for such Mortgage Loan divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the Anticipated Repayment Date is the same as the Value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined or increased from the Value as of the Cut-off Date. In calculating the Anticipated Repayment LTV with respect to the Prime Retail II Pool Loan, the principal balance attributable to the $40,000,000 Expansion Account was excluded from the principal balance.

(12) 'SF/Units/Spaces' means, in the case of office, retail and factory outlet properties, total square footage or GLA, in the case of hotel properties, rooms and/or suites (in all cases regardless of the size of such hotel rooms or suites) and in the case of parking, number of spaces.

(13)  'GLA' means the square footage of the gross leaseable area.

(14) 'Occupancy' means the percentage of SF/Units of the property that are rented. With respect to the hotel properties, 'Occupancy' means the occupancy for each twelve-month period ended December 31, 1993, 1994 or 1995 or a twelve-month period ending in 1996 calculated by dividing (i) the sum of the number of rooms rented for all nights in such twelve-month period by (ii) the sum of the number of rooms available to be rented for all nights in such twelve-month period. With respect to other types of properties, 'Occupancy' means the Occupancy as of the date indicated in the column with the heading 'As of Date.' Bankrupt tenants were not included in the calculation of occupancy for the factory outlet properties.

(15)  'Annualized Base Rent' is calculated by multiplying by twelve the monthly base rent, as of the point in time for which 'Occupancy' was calculated for the related property, as reflected in the rent rolls generally taking into account any rate increases occurring prior to November 30, 1996 and adjusting downward to reflect a minimum vacancy of 5%.

(16) 'Average Base Rent Per Square Foot' is calculated by dividing Annualized Base Rent by total GLA as of the same date as of which the Annualized Base Rent was calculated.

(17) 'Number of Retail Spaces' means, with respect to each property, the number of tenant spaces, as of the point in time for which 'Occupancy' was calculated for the related property. For the Palmer Square Loan, number of Retail Spaces refers to number of tenants in occupancy.

(18) 'Average Daily Room Rate' with respect to each hotel property, for each year shown, is calculated by dividing the total room revenue for such year by the sum of the number of rooms rented for all nights in such year.

(19) 'First P&I Date' means the first Due Date on which the borrower is required to pay both principal and interest.

(20) 'Original Principal Balance' means the principal balance of the Mortgage Loan at origination which, in the case of the Prime Retail II Pool Loan includes principal allocable to the Expansion Account unless otherwise noted.

(21) 'Anticipated Term' means the term of the Mortgage Loan to the related Anticipated Repayment Date.

(22) 'Sales Per SF' means sales, based on the most recent sales data available to the Originator, for the previous 12 months, or if 12 months of sales data was not available, such sales data annualized.

(23)  'TTM' means trailing 12 months.

(24) Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.

     In addition to the tables set forth below, a table of Mortgaged Property Characteristics is attached as Annex A to this Prospectus Supplement.

     The following table sets forth certain characteristics of the Mortgage
Loans.

                         MORTGAGE LOAN CHARACTERISTICS

                                                              ANTICI-
                                                               PATED                                CUT-OFF     ANTICIPATED
                       MORT-             ANTICI-     FIRST     REPAY-               ORIGINAL          DATE       REPAYMENT
                       GAGE    AMORTI-    PATED       P&I       MENT     STATED    PRINCIPAL       PRINCIPAL        DATE
LOAN                   RATE   ZATION(1)   TERM        DATE      DATE    MATURITY    BALANCE         BALANCE       BALANCE
---------------------- -----  ---------  -------    --------  --------  --------  ------------    ------------  ------------
Prime Retail II(4).... 7.782 (2)   360      84      12/11/96  11/11/03  11/11/26  $359,000,000(4) $358,748,252  $334,563,703
MHP II................ 8.220    IO/240     132      11/11/97  10/11/07  10/11/17   266,000,000     266,000,000   188,990,239
Columbia Sussex II.... 8.870       240     180      09/11/96  08/11/11  08/11/16   136,000,000     135,230,640    63,177,455
HGI II................ 9.060       360     120      11/11/96  10/11/06  10/11/26    99,300,000      99,217,643    90,933,808
Palmer Square......... 8.090       300     132      01/11/97  12/11/07  12/11/21    36,000,000      36,000,000    28,785,430
                       -----  ---------  -------                                  ------------    ------------  ------------
Total/Wtd. Avg........ 8.231%      304     119                                    $896,300,000    $895,196,535  $706,450,634
                       -----  ---------  -------                                  ------------    ------------  ------------
                       -----  ---------  -------                                  ------------    ------------  ------------

                                                                                           ANTICI-
                                                                                           PATED
                                                                                           REPAY-
                                                                                  CUT-OFF   MENT
                                        ANNUAL DEBT      NET CASH                  DATE     DATE
LOAN                        VALUE         SERVICE          FLOW        DSCR(2)      LTV     LTV
----------------------  --------------  -----------    ------------    -------    -------  ------
Prime Retail II(4)....  $  642,530,000  $30,958,357    $ 55,811,194(2)   2.03        50%     46%
MHP II................     540,400,000   27,137,860(3)   55,876,956      2.06        49      35
Columbia Sussex II....     239,000,000   14,547,358      24,808,887      1.71        57      26
HGI II................     179,000,000    9,639,371      16,946,108      1.76        55      51
Palmer Square.........      70,800,000    3,360,043       6,862,075      2.04        51      41
                        --------------  -----------    ------------    -------       --      --
Total/Wtd. Avg........  $1,671,730,000  $85,642,989    $160,305,219      1.96        51%     40%
                        --------------  -----------    ------------    -------       --      --
                        --------------  -----------    ------------    -------       --      --

------------------
(1) The MHP II Pool Loan, which requires monthly payments of interest only for a period after the cut-off date, is indicated as 'IO/' amortization. Payments of principal and interest will be required beginning on the First P&I Date.


(2) The Prime Retail II Pool Loan requires a payment consisting of interest based on LIBOR plus 1.51% and principal based on an amortization schedule of 360 months and an assumed interest rate of 7.782% during the first two years of its loan term, after which the interest portion of the payment is based on a fixed interest rate of 7.782% and the same principal amortization schedule.

(3) The MHP II Pool Loan requires payment of interest only during the first 12 months of its loan term. Annual Debt Service for the MHP II Pool Loan is for the twelve months commencing on the First P&I Date.

(4) The Prime Retail II Pool Loan includes an Expansion Account containing $40,000,000. Value, Net Cash Flow, DSCR, Cut-off Date LTV and Anticipated Repayment Date LTV with respect to the Prime Retail II Pool Loan exclude the funds contained in the Expansion Account.

                 CUT-OFF DATE ALLOCATED LOAN BALANCES

                              [PIE CHART]

                  Cut-off Date Allocated Loan Balances
                      Prime Retail II......  40%
                      MHP II...............  30%
                      Columbia Sussex II...  15%
                      HGI II...............  11%
                      Palmer Square........   4%

                             PROPERTY TYPE

                              [PIE CHART]

                             Property Type
                      Factory Outlet........  49%
                      Hotel - Convention....  24%
                      Hotel - Full Service..  23%
                      Mixed.................   4%

     The following table sets forth the Mortgage Loans based on Principal Balances as of the Cut-off Date.

                   PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                            PERCENT BY
                                          AGGREGATE         AGGREGATE
                            NUMBER OF    CUT-OFF DATE      CUT-OFF DATE    WEIGHTED     WEIGHTED    WEIGHTED
                            MORTGAGE      PRINCIPAL         PRINCIPAL       AVERAGE     AVERAGE     AVERAGE
LOAN                          LOANS        BALANCE           BALANCE       NOTE RATE      DSCR        LTV
-------------------------   ---------    ------------      ------------    ---------    --------    --------
Palmer Square............     1          $ 36,000,000             4%         8.090%       2.04         51%
HGI II...................     1            99,217,643            12          9.060        1.76         55
Columbia Sussex II.......     1           135,230,640            16          8.870        1.71         57
MHP II...................     1           266,000,000            31          8.220        2.06         49
Prime Retail II..........     1           318,748,252(1)         37          7.782        2.03         50
                              -          ------------           ---        ---------    --------       --
     Total...............     5          $855,196,535           100%         8.231%       1.96         51%
                              -          ------------           ---        ---------    --------       --
                              -          ------------           ---        ---------    --------       --

------------------

(1) Excludes the $40,000,000 Prime Retail II Pool Loan Expansion Account.

     The following table sets forth the range of Loan-to-Value Ratios as of the Cut-off Date.

                         RANGE OF LOAN-TO-VALUE RATIOS

                                                            PERCENT BY                  CUT-OFF
                                          AGGREGATE         AGGREGATE                     DATE
                            NUMBER OF    CUT-OFF DATE      CUT-OFF DATE    WEIGHTED     WEIGHTED    WEIGHTED
                            MORTGAGE      PRINCIPAL         PRINCIPAL       AVERAGE     AVERAGE     AVERAGE
LOAN-TO-VALUE RATIO           LOANS       BALANCE(1)         BALANCE       NOTE RATE    DSCR(1)      LTV(1)
-------------------------   ---------    ------------      ------------    ---------    --------    --------
45%-49.9%................     2          $584,748,252            68%         7.968%       2.04         49%
50%-54.9%................     1            36,000,000             4          8.090        2.04         51
55%-59.9%................     2           234,448,283            27          8.950        1.73         56
                              -          ------------           ---        ---------    --------       --
     Total...............     5          $855,196,535           100%         8.231%       1.96         51%
                              -          ------------           ---        ---------    --------       --
                              -          ------------           ---        ---------    --------       --

------------------
(1) Excludes the $40,000,000 Prime Retail II Pool Loan Expansion Account.

     The following tables sets forth the range of Loan-to-Value Ratios as of the Anticipated Repayment Date.

          RANGE OF LOAN-TO-VALUE RATIOS AT ANTICIPATED REPAYMENT DATE

                                                              PERCENT BY
                                           AGGREGATE          AGGREGATE
                            NUMBER OF     CUT-OFF DATE       CUT-OFF DATE    WEIGHTED       WEIGHTED      WEIGHTED
                            MORTGAGE       PRINCIPAL          PRINCIPAL       AVERAGE       AVERAGE       AVERAGE
LOAN-TO-VALUE RATIO           LOANS        BALANCE(1)         BALANCE(1)     NOTE RATE      DSCR(1)        LTV(1)
-------------------------   ---------    --------------      ------------    ---------    ------------    --------
25%-34.9%................     2          $  401,230,640            47%          8.439%        1.94            52%
35%-44.9%................     1              36,000,000             4           8.090         2.04            51
45%-55%                       2             417,965,895            49           8.059         1.96            51
                             ---         --------------         -----        ---------       -----           ---
     Total...............     5          $  855,196,535           100%          8.231%        1.96            51%
                             ---         --------------         -----        ---------       -----           ---
                             ---         --------------         -----        ---------       -----           ---

(1) Excludes the $40,000,000 Prime Retail II Pool Loan Expansion Account.

     The following table sets forth the range of Remaining Term to Anticipated Repayment Date as of the Cut-off Date.

             REMAINING TERM TO ANTICIPATED REPAYMENT DATE IN MONTHS

                                                           PERCENT BY
                                           AGGREGATE       AGGREGATE
                            NUMBER OF     CUT-OFF DATE    CUT-OFF DATE    WEIGHTED                     WEIGHTED
REMAINING TERM AS OF THE    MORTGAGE       PRINCIPAL       PRINCIPAL       AVERAGE       WEIGHTED      AVERAGE
CUT-OFF DATE IN MONTHS        LOANS         BALANCE         BALANCE       NOTE RATE    AVERAGE DSCR      LTV
-------------------------   ---------    -------------    ------------    ---------    ------------    --------
83.......................     1          $ 358,748,252          40%          7.782%        2.03            50%
118......................     1             99,217,643          11           9.060         1.76            55
130......................     1            266,000,000          30           8.220         2.06            49
132......................     1             36,000,000           4           8.090         2.04            51
176......................     1            135,230,640          15           8.870         1.71            57
                             ---         -------------       -----        ---------       -----           ---
     Total...............     5          $ 895,196,535         100%          8.231%        1.96            51%
                             ---         -------------       -----        ---------       -----           ---
                             ---         -------------       -----        ---------       -----           ---

The following table sets forth the Remaining Prepayment Lockout as of the Cut-off Date.


         REMAINING PREPAYMENT LOCKOUT AS OF THE CUT-OFF DATE IN MONTHS

                                          AGGREGATE       PERCENT BY
                                           CUT-OFF        AGGREGATE
REMAINING LOCKOUT AS OF     NUMBER OF        DATE        CUT-OFF DATE    WEIGHTED                     WEIGHTED
THE                         MORTGAGE      PRINCIPAL       PRINCIPAL       AVERAGE       WEIGHTED      AVERAGE
CUT-OFF DATE IN MONTHS        LOANS        BALANCE         BALANCE       NOTE RATE    AVERAGE DSCR      LTV
-------------------------   ---------    ------------    ------------    ---------    ------------    --------
82.......................     1          $358,748,252          40%          7.782%        2.03            50%
117......................     1            99,217,643          11           9.060         1.76            55
128......................     1            36,000,000           4           8.090         2.04            51
129......................     1           266,000,000          30           8.220         2.06            49
175......................     1           135,230,640          15           8.870         1.71            57
                              --         ------------       -----        ---------       -----           ---
     Total...............     5          $895,196,535         100%          8.231%        1.96            51%
                              --         ------------       -----        ---------       -----           ---
                              --         ------------       -----        ---------       -----           ---

    The following table sets forth certain characteristics of the Mortgaged
                          Properties by property type.

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                                               AGGREGATE
                                                                    PERCENT                                     CUT-OFF
                                                                      OF                                          DATE
                                                                    CUT-OFF                                    ALLOCATED
                                     PERCENT OF                      DATE                                         LOAN
                                       TOTAL       CUT-OFF DATE    ALLOCATED                                   AMOUNT PER
                         NUMBER OF   NUMBER OF    ALLOCATED LOAN     LOAN                                         SF /
PROPERTY TYPE            PROPERTIES  PROPERTIES     AMOUNT(1)      AMOUNT(1)   SF / UNITS        VALUE(1)       UNIT(1)
----------------------   ---------   ----------   --------------   ---------   ----------     --------------   ----------
RETAIL
Factory Outlet........       21           51%      $417,965,895        49%      5,695,091     $  821,530,000    $     73
HOTEL
Hotel--Convention.....        2            5%       208,000,000        24%          2,289        403,600,000      90,869
Hotel--Full Service...       14           34        193,230,640        23           4,710        375,800,000      41,026
                             --          ---      --------------      ---      ----------     --------------   ----------
                             16           39%       401,230,640        47%          6,999        779,400,000      57,327
MIXED-USE
Mixed-use.............        4           10%        36,000,000         4%             NA(2)      70,800,000          NA
                             --          ---      --------------      ---      ----------     --------------   ----------
                             41          100%      $855,196,535       100%             NA     $1,671,730,000
                             --          ---      --------------      ---      ----------     --------------


                                                                      PERCENT
                        MOST RECENT                                      OF      WEIGHTED   WEIGHTED
                           PERIOD      MOST RECENT                    NET CASH   AVERAGE    AVERAGE
PROPERTY TYPE             REVENUE       PERIOD NOI    NET CASH FLOW     FLOW     DSCR(1)     LTV(1)
----------------------  ------------   ------------   -------------   --------   --------   --------
RETAIL
Factory Outlet........  $106,536,488   $ 80,278,312   $ 72,757,302        45%      1.96        51%
HOTEL
Hotel--Convention.....   128,679,614     48,767,470     41,114,918        26%      2.06        49%
Hotel--Full Service...   141,143,967     51,051,034     39,570,925        25       1.81        54
                        ------------   ------------   -------------      ---        ---        --
                         269,823,581     99,818,504     80,685,843        50%      1.94        52%
MIXED-USE
Mixed-use.............    19,608,568      8,121,556      6,862,075         4%      2.04        51%
                        ------------   ------------   -------------      ---        ---        --
                        $395,968,637   $188,218,371   $160,305,219       100%      1.96        51%
                        ------------   ------------   -------------      ---        ---        --

------------------
(1) Factory Outlet excludes the Prime Retail II Pool Loan $40,000,000 Expansion

Account.

(2) The mixed-use property is comprised of 102,485 sf of retail, 130,502 sf of office, 216 hotel rooms and 994 parking spaces.

   The following table sets forth certain information regarding the Mortgaged
                              Properties by state.

                         MORTGAGED PROPERTIES BY STATE

                              CUT-OFF DATE     PERCENT OF
                   NUMBER OF   ALLOCATED      CUT-OFF DATE      SUM OF NET   PERCENT OF TOTAL                     PERCENT
STATE              PROPERTIES LOAN AMOUNT   PRINCIPAL BALANCE   CASH FLOW     NET CASH FLOW     SUM OF VALUE   OF TOTAL VALUE
------------------ ---------  ------------  -----------------  ------------  ----------------  --------------  --------------
Texas.............      4     $186,082,445         20.8%       $ 33,128,756         20.7%      $  336,800,000        20.1%
California........      5      111,355,711         12.4          24,346,005         15.2          239,300,000        14.3
Louisiana.........      1      106,000,000         11.8          22,222,690         13.9          218,300,000        13.1
Florida...........      6       80,700,757          9.0          14,880,080          9.3          148,000,000         8.9
New Jersey........      5       61,693,822          6.9          11,266,619          7.0          113,400,000         6.8
Colorado..........      2       54,456,990          6.1           9,560,404          6.0          107,000,000         6.4
Pennsylvania......      1       36,171,432          4.0           6,315,022          3.9           78,300,000         4.7
New York..........      1       27,205,223          3.0           5,020,244          3.1           52,300,000         3.1
Ohio..............      2       26,413,549          3.0           4,635,275          2.9           47,400,000         2.8
Kentucky..........      2       23,307,399          2.6           4,312,862          2.7           35,900,000         2.1
Illinois..........      3       22,269,673          2.5           3,862,961          2.4           49,400,000         3.0
Georgia...........      1       22,182,480          2.5           3,583,869          2.2           45,500,000         2.7
Mississippi.......      1       17,486,189          2.0           3,143,492          2.0           30,000,000         1.8
Maryland..........      1       17,385,569          1.9           2,797,614          1.7           30,000,000         1.8
Missouri..........      1       12,789,899          1.4           2,335,213          1.5           39,500,000         2.4
Indiana...........      1       12,490,135          1.4           2,159,869          1.3           29,000,000         1.7
Michigan..........      1       11,295,736          1.3           1,796,110          1.1           22,000,000         1.3
Nebraska..........      1       10,291,871          1.1           1,842,044          1.1           18,630,000         1.1
North Carolina....      1        9,492,503          1.1           1,813,056          1.1           20,000,000         1.2
Alabama...........      1        6,125,153          0.7           1,283,036          0.8           11,000,000         0.7
Expansion
  Account.........     NA       40,000,000          4.5                  --           --                   --          --
                      ---     ------------       ------        ------------       ------       --------------      ------
Grand Total.......     41     $895,196,535          100%       $160,305,219          100%      $1,671,730,000         100%
                      ---     ------------       ------        ------------       ------       --------------      ------
                      ---     ------------       ------        ------------       ------       --------------      ------

     The following table sets forth certain information regarding the hotel properties (the MHP II Pool Properties and Columbia Sussex II Pool Properties) by state.

                           HOTEL PROPERTIES BY STATE

                                               PERCENT OF
                                                CUT-OFF
                                  CUT-OFF         DATE                     PERCENT OF
                                    DATE       ALLOCATED       SUM OF        TOTAL                      PERCENT
                    NUMBER OF    ALLOCATED        LOAN        NET CASH      NET CASH        SUM OF      OF TOTAL
STATE               PROPERTIES  LOAN AMOUNT      AMOUNT         FLOW          FLOW          VALUE        VALUE
------------------  ---------   ------------   ----------    -----------   ----------    ------------   --------
Texas                    1      $102,000,000       25.4%     $18,892,229       23.4%     $185,300,000      23.8%
California               2        58,000,000       14.5       14,762,038       18.3       136,800,000      17.6
Florida                  3        31,739,427        7.9        6,234,968        7.7        57,300,000       7.4
Ohio                     1         3,181,897        0.8          600,371        0.7         5,400,000       0.7
Illinois                 2         6,681,985        1.7        1,156,752        1.4        12,500,000       1.6
New York                 1        27,205,223        6.8        5,020,244        6.2        52,300,000       6.7
New Jersey               1        25,693,822        6.4        4,404,544        5.5        42,600,000       5.5
Kentucky                 2        23,307,399        5.8        4,312,862        5.3        35,900,000       4.6
Michigan                 1        11,295,736        2.8        1,796,110        2.2        22,000,000       2.8
Alabama                  1         6,125,153        1.5        1,283,036        1.6        11,000,000       1.4
Louisiana                1       106,000,000       26.4       22,222,690       27.5       218,300,000      28.0
                        --
                                ------------   ----------    -----------   ----------    ------------   --------
     Total              16      $401,230,640        100%     $80,685,843        100%     $779,400,000       100%
                        --      ------------   ----------    -----------   ----------    ------------   --------
                        --      ------------   ----------    -----------   ----------    ------------   --------

     The following table sets forth certain information regarding the factory outlet properties (the Prime Retail II Pool Properties and the HGI II Pool Properties) by state.

                        FACTORY OUTLET CENTERS BY STATE

                                               PERCENT OF
                                                CUT-OFF
                                  CUT-OFF         DATE                     PERCENT OF
                                    DATE       ALLOCATED       SUM OF        TOTAL                      PERCENT
                    NUMBER OF    ALLOCATED        LOAN        NET CASH      NET CASH        SUM OF      OF TOTAL
STATE               PROPERTIES  LOAN AMOUNT      AMOUNT         FLOW          FLOW          VALUE        VALUE
------------------  ---------   ------------   ----------    -----------   ----------    ------------   --------
Texas                    3      $ 84,082,445       18.4%     $14,236,527       19.6%     $151,500,000      18.4%
Colorado                 2        54,456,990       11.9        9,560,404       13.1       107,000,000      13.0
California               3        53,355,711       11.7        9,583,967       13.2       102,500,000      12.5

Florida                  3        48,961,330       10.7        8,645,112       11.9        90,700,000      11.0
Pennsylvania             1        36,171,432        7.9        6,315,022        8.7        78,300,000       9.5
Ohio                     1        23,231,652        5.1        4,034,904        5.5        42,000,000       5.1
Georgia                  1        22,182,480        4.8        3,583,869        4.9        45,500,000       5.5
Mississippi              1        17,486,189        3.8        3,143,492        4.3        30,000,000       3.7
Maryland                 1        17,385,569        3.8        2,797,614        3.8        30,000,000       3.7
Illinois                 1        15,587,689        3.4        2,706,209        3.7        36,900,000       4.5
Missouri                 1        12,789,899        2.8        2,335,213        3.2        39,500,000       4.8
Indiana                  1        12,490,135        2.7        2,159,869        3.0        29,000,000       3.5
Nebraska                 1        10,291,871        2.2        1,842,044        2.5        18,630,000       2.3
North Carolina           1         9,492,503        2.1        1,813,056        2.5        20,000,000       2.4
Expansion Account       NA        40,000,000        8.7               --         --                --        --
                       ---      ------------   ----------    -----------   ----------    ------------   --------
     Total              21      $457,965,895        100%     $72,757,302        100%     $821,530,000       100%
                       ---      ------------   ----------    -----------   ----------    ------------   --------
                       ---      ------------   ----------    -----------   ----------    ------------   --------

                HOTEL PROPERTY OCCUPANCY AND AVERAGE DAILY RATE

     The following table shows the Occupancy and Average Daily Room Rate ('ADR') of the hotel properties (the MHP II Pool Properties, Columbia Sussex II Pool Properties and the hotel included in the Palmer Square Properties) for 1993, 1994, 1995 and the twelve months ended as indicated on Annex A for the 1996 As of Period.

                                                          1993    1994    1995    TTM96     UW      1993       1994       1995
HOTEL                              FRANCHISE     UNITS    OCC     OCC     OCC      OCC     OCC       ADR        ADR        ADR
------------------------------   -------------   -----    ----    ----    ----    -----    ----    -------    -------    -------
MARRIOT HOTELS POOL II
   1 Marriott A                  Marriott        1,290     75%     79%     78%    text      77%    $112.82    $117.38    $120.30
   2 Marriott B                  Marriott          999     83      81      85     text      82      123.21     123.44     127.66
   3 Marriott C                  Marriott          754     73      77      79     text      78       90.15      92.08     103.63
   4 Marriott D                  Marriott          368     71      72      82     text      80       88.94      89.99      89.03
                                                 -----    ----    ----    ----    -----    ----    -------    -------    -------
     Total/Wtd. Avg.                             3,411     76%     78%     81%    text      79%    $108.27    $110.61    $115.40

COLUMBIA SUSSEX II
   1 Melville Marriott           Marriott          371     50%     62%     70%      72 %    72%    $ 91.69    $ 92.62    $102.08
   2 Sheraton Hotel Newark
     Airport                     Sheraton          501     75      77      70       83      75       60.16      65.91      72.44
   3 Radisson Hotel Orlando
     Airport                     Radisson          347     61      67      75       80      80       49.99      51.16      53.03
   4 Radisson Hotel Cincinnati
     Airport                     Radisson          214     64      70      66       73      73       57.83      62.28      66.21
   5 Holiday Inn Louisville
     South Airport               Holiday Inn       405     61      61      55       58      58       51.25      55.69      59.25
   6 Holiday Inn Southfield
     (Detroit)                   Holiday Inn       417     36      42      48       44      44       54.60      57.53      61.06
   7 Best Western Eastgate       Best Western      403     66      54      70       71      70       39.62      38.99      37.18
   8 Radisson Lake Buena Vista   Radisson          200     79      65      74       75      75       61.66      62.83      61.12
   9 Radisson Hotel Central
     Birmingham                  Radisson          298     45      49      57       61      61       49.58      51.50      55.06
  10 Holiday Inn Itasca          Holiday Inn       161     52      55      58       58      58       54.44      58.24      61.97
  11 Holiday Inn Springfield     Holiday Inn       150     73      71      64       57      53       54.97      54.15      57.81
  12 Holiday Inn Glen Ellyn      Holiday Inn       121     48      56      57       56      56       44.46      46.21      53.62
                                                 -----    ----    ----    ----    -----    ----    -------    -------    -------
     Total/Wtd. Avg.                             3,588     59%     61%     64%      67 %    66%    $ 56.54    $ 59.01    $ 62.69

PALMER SQUARE
   1 Palmer Square (Nassau
     Inn)                        None              216     65%     66%     66%      67 %    66%    $104.06    $109.35    $117.72

                                RECENT
                                PERIOD       UW
HOTEL                             ADR        ADR
------------------------------  -------    -------

MARRIOT HOTELS POOL II
   1 Marriott A                  text      $125.08
   2 Marriott B                  text       131.21
   3 Marriott C                  text       113.48
   4 Marriott D                  text        94.47
                                -------    -------
     Total/Wtd. Avg.             text      $121.01

COLUMBIA SUSSEX II
   1 Melville Marriott          $107.60    $107.60
   2 Sheraton Hotel Newark
     Airport                      69.26      69.26
   3 Radisson Hotel Orlando
     Airport                      58.13      58.13
   4 Radisson Hotel Cincinnati
     Airport                      66.40      66.40
   5 Holiday Inn Louisville
     South Airport                60.75      60.75
   6 Holiday Inn Southfield
     (Detroit)                    65.75      65.75
   7 Best Western Eastgate        41.04      41.04
   8 Radisson Lake Buena Vista    70.19      70.19
   9 Radisson Hotel Central
     Birmingham                   56.67      56.67
  10 Holiday Inn Itasca           66.99      66.99
  11 Holiday Inn Springfield      61.66      61.66
  12 Holiday Inn Glen Ellyn       58.15      58.15
                                -------    -------
     Total/Wtd. Avg.            $ 65.65    $ 65.65

PALMER SQUARE
   1 Palmer Square (Nassau
     Inn)                       $122.25    $122.25

     The following table sets forth scheduled lease expirations at the retail portion of the Palmer Square Properties for the twelve months ending December 31, 1997 and for each calendar year thereafter through 2006. The table assumes that none of the tenants exercise early termination or renewal options.

               ANNUAL RETAIL LEASE EXPIRATION--PALMER SQUARE LOAN

                                    SUM OF     PERCENT                   PERCENT OF    ANNUALIZED
                       NUMBER OF    SQUARE     OF TOTAL    ANNUALIZED    ANNUALIZED    BASE RENT
YEAR ENDING DEC. 31     STORES       FEET         SF       BASE RENT     BASE RENT       PER SF
--------------------   ---------    -------    --------    ----------    ----------    ----------
1997................        1         2,345         2%     $   79,788          3%        $34.02
1998................        6         8,692         8         277,796         10          31.96
1999................        9        13,445        13         340,776         12          25.35
2000................       10        15,824        15         524,808         18          33.17
2001................        7         8,535         8         304,284         11          35.65
2002................        3         9,398         9         207,576          7          22.09
2003................        2         6,446         6         195,392          7          30.31
2004................        3        10,929        11         392,616         14          35.92
2005................        1         5,000         5         120,000          4          24.00
2006................        3        14,962        15         430,584         15          28.78
Vacant..............        4         6,909         7              --          0             --
                           --       -------       ---      ----------        ---       ----------
     Total..........       49       102,485       100%     $2,873,620        100%        $28.04
                           --       -------       ---      ----------        ---       ----------
                           --       -------       ---      ----------        ---       ----------

     The following table sets forth certain information regarding the ten largest tenants (based on Annualized Base Rent) of the retail portion of the Palmer Square Properties and information regarding the remaining GLA of the retail portion of such properties.

        RETAIL TENANTS BASED ON ANNUALIZED BASE RENT--PALMER SQUARE LOAN

                                                                                  PERCENT OF    ANNUALIZED
                            NUMBER OF     SUM OF      PERCENT OF    ANNUALIZED    ANNUALIZED    BASE RENT
TENANT                       STORES      SQUARE FT     TOTAL SF     BASE RENT     BASE RENT       PER SF
-------------------------   ---------    ---------    ----------    ----------    ----------    ----------
Ann Taylor...............        1          7,619           7%      $  243,804          8%        $32.00
PNC Bank.................        1          6,041           6          227,160          8          37.60
The Gap..................        1          5,539           5          177,252          6          32.00
Waverly/Schumacher.......        1          6,422           6          157,308          5          24.50
Carlyle & Co. (La
  Vake)..................        1          3,837           4          133,920          5          34.90
Mediterra................        1          5,000           5          120,000          4          24.00
Gap Kids.................        1          3,325           3          116,376          4          35.00

Kitchen Kapers...........        1          3,017           3          114,648          4          38.00
Banana Republic..........        1          3,113           3          112,068          4          36.00
Talbots..................        1          4,808           5           94,956          3          19.75
                                --       ---------        ---       ----------        ---       ----------
     Total (10
       Largest)..........       10         48,721          48%      $1,497,492         52%        $30.74
                                --       ---------        ---       ----------        ---       ----------
     Remaining GLA.......       39         53,764          52%      $1,376,128         48%        $25.60
                                --       ---------        ---       ----------        ---       ----------
     Total...............       49        102,485         100%      $2,873,620        100%        $28.04
                                --       ---------        ---       ----------        ---       ----------
                                --       ---------        ---       ----------        ---       ----------

     The following table sets forth scheduled lease expirations at the office portion of the Palmer Square Properties for the 12 months ending December 31, 1996 and for each calendar year thereafter through 2005. The table assumes that none of the tenants exercise early termination or renewal options.

               ANNUAL OFFICE LEASE EXPIRATION--PALMER SQUARE LOAN

                                               PERCENT                  PERCENT OF
                                    SUM OF       OF                     ANNUALIZED    ANNUALIZED
                       NUMBER OF    SQUARE      TOTAL     ANNUALIZED       BASE       BASE RENT
YEAR ENDING DEC. 31     STORES       FEET        SF       BASE RENT        RENT         PER SF
--------------------   ---------    -------    -------    ----------    ----------    ----------
1996................        2         5,026        4%     $  129,732          4%        $25.81
1997................        9        10,965        8         261,864          8          23.88
1998................        8        32,884       25         828,960         27          25.21
1999................        4        17,621       14         454,740         15          25.81
2000................        4         9,743        7         235,656          8          24.19
2001................        2         4,504        3          88,704          3          19.69
2002................        2        28,553       22         690,252         22          24.17
2004................        1        16,122       12         330,600         11          20.51
2005................        1             0        0           6,108          0             NA
MTM.................        2         2,506        2          56,400          2          22.51
Vacant..............        3         2,578        2              --         --             --
                           --       -------    -------    ----------        ---       ----------
     Total..........       38       130,502      100%     $3,083,016        100%        $23.62
                           --       -------    -------    ----------        ---       ----------
                           --       -------    -------    ----------        ---       ----------

     The following table sets forth certain information regarding the ten largest tenants of the retail portion of the Palmer Square Properties (by Annualized Base Rent) and information regarding remaining GLA.

        OFFICE TENANTS BASED ON ANNUALIZED BASE RENT--PALMER SQUARE LOAN

                                                           PERCENT
                                                             OF                       PERCENT OF       ANNUALIZED
                                 NUMBER OF     SUM OF       TOTAL     ANNUALIZED      ANNUALIZED       BASE RENT
TENANT                            STORES      SQUARE FT      SF       BASE RENT        BASE RENT         PER SF
------------------------------   ---------    ---------    -------    ----------    ---------------    ----------
Drinker, Biddle & Reath(1)....        1         22,889        18%     $  569,040           18%           $24.86
Gallup Organization...........        1         23,056        18         552,828           18             23.98
PNC Bank......................        1         16,122        12         330,600           11             20.51
Mt. Lucas Management..........        1          7,371         6         180,588            6             24.50
Domain Association............        1          5,196         4         137,688            4             26.50
Broadcast Architecture........        1          5,497         4         137,424            4             25.00
PVI - PEB, Inc................        1          5,273         4         126,552            4             24.00

Kom/Ferry.....................        1          4,623         4         124,824            4             27.00
Patterson & Swartz, Inc.......        1          4,419         3         117,096            4             26.50
Princeton Investment
  Partners....................        1          4,635         4         115,872            4             25.00
     TOTAL (10 LARGEST).......       10         99,081        76%     $2,392,512           78%           $24.15
                                     --       ---------    -------    ----------          ---          ----------
     REMAINING GLA............       28         31,421        24%     $  690,504           22%           $21.98
                                     --       ---------    -------    ----------          ---          ----------
     TOTAL....................       38        130,502       100%     $3,083,016          100%           $23.62
                                     --       ---------    -------    ----------          ---          ----------
                                     --       ---------    -------    ----------          ---          ----------

------------------
(1) Drinker, Biddle & Reath has given notice that it will terminate its lease in April 1997. See 'Risk Factors and Other Special
     Considerations--Dependence on Tenants; Lease Expiration; Rent Abatements.'

     The following table sets forth certain characteristics of the retail properties (the retail portion of the Palmer Square Properties, the Prime Retail II Pool Properties and the HGI II Pool Properties).

                             RETAIL CHARACTERISTICS

                                            OCC. RATE
                                              AS OF
                                              MOST      NUMBER    ANNUALIZED                                  ANNUALIZED
                                 SALES PER   CURRENT   OF RETAIL  BASE RENT                         SQUARE    BASE RENT  SALES PER
PROPERTY              TOTAL SF      SF       PERIOD     SPACES     PER SF       MAJOR TENANTS        FEET      PER SF       SF
--------------------  ---------  ---------  ---------  ---------  ---------  --------------------  ---------  ---------  ---------
Grove City Factory
 Outlet Center         415,670                 100%         115     $14.46   Levi's Outlet            11,776    $12.00
                                                                             Nike                     10,713     11.11
                                                                             Polo/Ralph Lauren         8,914     10.00
                                                                             J. Crew                   7,028     14.00
San Marcos Factory
 Shops                 419,126                  98          115      14.67   Off Saks 5th Ave.        22,176      9.50
                                                                             Gap Outlet               10,060     12.00
                                                                             Bugle Boy Outlet         10,593     13.93
                                                                             Nike                      9,113     10.00
Castle Rock Factory
 Shops                 369,220                  99          108      15.25   Vanity Fair              23,796      8.00
                                                                             Levi's Outlet             9,797     12.50
                                                                             Reebok                    5,977     15.50
Gulf Coast Factory
 Shops                 340,656                  98           99      14.12   Vanity Fair              23,272      8.00
                                                                             Off Saks 5th Ave.        19,804      9.50
                                                                             Levi's Outlet            12,183     14.00
                                                                             Liz Claiborne            10,100     10.00

Ohio Factory Shops     308,941                  96           85      13.78   Levi's Outlet            11,796     12.00
                                                                             Westport Ltd              9,013     12.00
                                                                             Polo/Ralph Lauren         8,405      9.00
Loveland Factory
 Outlet Center         328,358                 100           82      14.44   Spiegel Outlet           25,550     11.00
                                                                             Levi's Outlet            10,085     12.00
                                                                             Reebok Factory Store      8,050     13.00
Magnolia Bluff
 Factory Shops         299,249                  82           86      12.39   Liz Claiborne            13,767      5.81
                                                                             Ann Taylor               10,156     14.30
                                                                             Reebok                    9,908     13.50
                                                                             Westport Ltd              8,008     14.50
Gainesville Factory
 Shops                 315,627                  93           97      12.51   Ann Taylor               10,251     15.50
                                                                             Westport Ltd              8,942     12.00
                                                                             Reebok                    8,734     13.00
Gulfport Factory
 Shops                 251,239                  90           73      12.98   Saks 5th Ave.            20,061        --

                                                                             Reebok                   10,001     13.00
                                                                             Westport Ltd              8,005     14.50
Huntley Factory
 Shops                 280,112                  81           83      11.06   Reebok                   10,469     13.00
                                                                             Levi's Outlet            10,955     12.37
                                                                             Westport Ltd              8,996     13.00
Florida Keys Factory
 Shops                 207,131                  90           66      12.69   Levi's Outlet            11,920     12.34
                                                                             Nike                      9,012     11.20
                                                                             Westport Ltd              9,008     13.00
KC Factory Outlet
 Center                190,589                 100           44      13.52   Spiegel Outlet Store     25,550     12.00
                                                                             Reebok                    8,000     13.00
                                                                             Levi's Outlet            10,500     15.75
                                                                             Westport Ltd              8,000     15.00
Indiana Factory
 Shops                 209,090                  87           63      11.11   Westport Ltd              9,010     13.00
                                                                             Mikasa Factory Store      8,486     11.11
                                                                             Jones New York            2,384     14.50
Nebraska Crossing
 Factory Shops         191,544                  96           60      10.16   Mikasa Factory Store      7,500     10.00
                                                                             Bugle Boy Outlet          5,966     10.00
Coral Isle Factory
 Shops                 126,595                  99           41      14.36   Mikasa Factory Store      8,120     12.00
                                                                             Westport Ltd              4,837     16.00
                                                                             Jones New York            3,080     15.50
Triangle Factory
 Shops                 193,837                  89           52      10.06   Off Saks 5th Ave.        20,659      9.50
                                                                             Levi's Outlet            10,397     10.00
Lake Elsinore Outlet
 Center                368,785   $    232       91          100      16.13   VF Factory Outlet        26,000     10.00
                                                                             Liz Claiborne            12,000     13.50
                                                                             Nike                     14,000     13.67
                                                                             Bass Company Store        8,000     16.00
Southwest Outlet
 Center                359,455        220       95           97      13.62   Off Saks 5th Ave.        15,000      8.00
                                                                             Reebok                    9,695     11.00
                                                                             Liz Claiborne             9,000     10.00
                                                                             Nike                      8,200     10.40

Chesapeake Village     219,307        269      100           55      13.93   VF Factory Outlet        23,572     10.00
                                                                             Nike                      8,000     11.60
                                                                             Liz Claiborne             8,000     11.00
                                                                             Jones New York            4,200     17.00

Tracy Outlet Center    153,000        174       98           37      14.22   Liz Claiborne            12,000     10.00
                                                                             Levi's                   10,000     15.00
                                                                             Reebok                   10,000     14.00
Pismo Beach Outlet
 Center                147,560        190       96           41      16.36   Levi's                   10,000     13.00
                                                                             Mikasa                    7,500     14.00
                                                                             Jones New York            4,500     18.00
                                                                             Tommy Hilfiger            3,500     15.00


Palmer Square          102,485        466       93           45      30.07   Ann Taylor                7,619     32.00       $555
                                                                             The Gap                   5,539     32.00        387
                                                                             Banana Republic           3,113     36.00        733

     The following table sets forth scheduled lease expirations at the Prime Retail II Pool Properties for the twelve months ending December 31, 1996 and for each calendar year thereafter through 2016. The table assumes that none of the tenants exercise early termination or renewal options.

               ANNUAL LEASE EXPIRATION--PRIME RETAIL II POOL LOAN

                                                                           PERCENT OF    ANNUALIZED
                       NUMBER OF                 PERCENT    ANNUALIZED     ANNUALIZED    BASE RENT
YEAR ENDING DEC. 31     STORES         SF         OF SF      BASE RENT     BASE RENT       PER SF
--------------------   ---------    ---------    -------    -----------    ----------    ----------
1996................        14         30,864       0.7%    $   420,447        0.7%        $13.62
1997................        93        283,116       6.4       3,808,214        6.5          13.45
1998................       142        447,809      10.1       6,692,747       11.4          14.95
1999................       213        698,611      15.7      10,130,995       17.2          14.50
2000................       291        929,270      20.9      14,006,454       23.8          15.07
2001................       211        693,765      15.6      10,561,929       17.9          15.22
2002................        77        255,195       5.7       3,701,651        6.3          14.51
2003................        24        153,718       3.5       2,013,236        3.4          13.10
2004................        37        224,123       5.0       2,716,648        4.6          12.12
2005................        38        215,402       4.8       2,779,014        4.7          12.90
2006................         5         76,213       1.7         868,910        1.5          11.40
2010................         1         22,176       0.5         210,672        0.4           9.50
2011................         3         60,524       1.4         384,399        0.7           6.35
2016................         1          3,590       0.1          46,670        0.1          13.00
MTM.................        14         47,496       1.1         513,654        0.9          10.81
Own Pad.............         2             --        --              --         --             --
Vacant..............       103        305,112       6.9              --         --             --
                       ---------    ---------    -------    -----------      -----       ----------
Total...............     1,269      4,446,984       100%    $58,855,639        100%        $13.23
                       ---------    ---------    -------    -----------      -----       ----------
                       ---------    ---------    -------    -----------      -----       ----------

     The following table sets forth certain information regarding the ten largest tenants in the Prime Retail II Pool Properties (by Annualized Base Rent) and information regarding remaining GLA.

        TENANTS BASED ON ANNUALIZED BASE RENT--PRIME RETAIL II POOL LOAN

                                                           PERCENT                       % OF       ANNUALIZED
                                 NUMBER OF     SUM OF      OF TOTAL    ANNUALIZED     ANNUALIZED    BASE RENT
TENANT                            STORES      SQUARE FT       SF        BASE RENT     BASE RENT       PER SF
------------------------------   ---------    ---------    --------    -----------    ----------    ----------
WESTPORT LTD..................        14        106,440       2.4%     $ 1,421,790        2.4%        $13.36
LEVI'S OUTLET.................        11        109,489       2.5        1,400,060        2.4          12.79
MIKASA FACTORY STORE..........        14        112,032       2.5        1,376,034        2.3          12.28

BUGLE BOY OUTLET..............        15         87,020       2.0        1,109,919        1.9          12.75
BASS COMPANY STORE............        10         71,450       1.6        1,042,245        1.8          14.59
VAN HEUSEN....................        15         67,489       1.5        1,001,318        1.7          14.84
GEOFFREY BEENE................        15         67,513       1.5          997,459        1.7          14.77
SPRINGMAID-WAMSUTTA OUTLET....        11         81,242       1.8          996,306        1.7          12.26
CASUAL CORNER.................        14         61,665       1.4          924,935        1.6          15.00
CORNING/REVERE FACTORY
  STORE.......................        15         71,837       1.6          908,581        1.5          12.65
                                 ---------    ---------    --------    -----------      -----       ----------
Total Top 10..................       134        836,177      18.8%     $11,178,645       19.0%        $13.37
                                 ---------    ---------    --------    -----------      -----       ----------
Remaining GLA.................     1,135      3,610,807      81.2%     $47,676,994       81.0%        $13.20
                                 ---------    ---------    --------    -----------      -----       ----------
Total.........................     1,269      4,446,984       100%     $58,855,639        100%        $13.23
                                 ---------    ---------    --------    -----------      -----       ----------
                                 ---------    ---------    --------    -----------      -----       ----------

     The following table sets forth certain information regarding the ten largest merchants in the Prime Retail II Pool Properties (by Annualized Base
Rent) and information regarding remaining GLA.

   MERCHANT COMPANY BASED ON ANNUALIZED BASE RENT--PRIME RETAIL II POOL LOAN

                                                           PERCENT                       % OF       ANNUALIZED
                                 NUMBER OF     SUM OF      OF TOTAL    ANNUALIZED     ANNUALIZED    BASE RENT
TENANT                            STORES      SQUARE FT       SF        BASE RENT     BASE RENT       PER SF
------------------------------   ---------    ---------    --------    -----------    ----------    ----------
Phillips-Van Heusen...........        61        258,943        5.8%    $ 3,821,373         6.5%       $14.76
Dress Barn, Inc...............        20        136,784        3.1       1,855,351         3.2         13.56
Casual Corner Group,
  Inc.........................        35        117,482        2.6       1,776,438         3.0         15.12
Levi's/Dockers Outlet.........        14        121,710        2.7       1,593,383         2.7         13.09
Mikasa Factory Store..........        14        112,032        2.5       1,376,034         2.3         12.28
Sara Lee......................        28        101,077        2.3       1,356,216         2.3         13.42
Oshkosh B'Gosh/Genuine Kids...        20         82,915        1.9       1,220,684         2.1         14.72
Bugle Boy Outlet..............        15         87,020        2.0       1,109,919         1.9         12.75
Springmaid-Wamsutta Outlet....        11         81,242        1.8         996,306         1.7         12.26
Carter's/Carter's
  Childrenwear................        12         60,179        1.4         911,471         1.5         15.15
                                 ---------    ---------    --------    -----------    ----------    ----------
Total Top 10..................       230      1,159,384       26.1%    $16,017,175        27.2%       $13.82
                                 ---------    ---------    --------    -----------    ----------    ----------
Remaining GLA.................     1,039      3,287,600       73.9%    $42,838,464        72.8%       $13.03
                                 ---------    ---------    --------    -----------    ----------    ----------
Total.........................     1,269      4,446,984        100%    $58,855,639         100%       $13.23
                                 ---------    ---------    --------    -----------    ----------    ----------
                                 ---------    ---------    --------    -----------    ----------    ----------


     The following table sets forth scheduled lease expirations at the HGI II Pool Properties for the twelve months ending December 31, 1996 and for each calendar year thereafter through 2010. The table assumes that none of the tenants exercise early termination or renewal options.

                     ANNUAL LEASE EXPIRATION -- HGI II LOAN

                                                                           PERCENT OF    ANNUALIZED
                       NUMBER OF                 PERCENT    ANNUALIZED     ANNUALIZED    BASE RENT
YEAR ENDING DEC. 31     STORES         SF         OF SF      BASE RENT     BASE RENT       PER SF
--------------------   ---------    ---------    -------    -----------    ----------    ----------
1996................       11          35,480        3%     $   613,085          3%        $17.28
1997................       34         101,355        8        1,723,385          9          17.00
1998................       35         109,694        9        1,873,774         10          17.08
1999................       69         201,255       16        3,519,722         19          17.49
2000................       73         232,271       19        3,911,878         21          16.84
2001................       49         221,273       18        3,297,369         18          14.90
2002................       14          66,845        5          978,710          5          14.64
2003................        9          60,272        5          760,115          4          12.61
2004................        6          29,032        2          413,498          2          14.24
2005................        5          53,200        4          565,280          3          10.63
2006................        5          47,500        4          593,500          3          12.49
2009................        1          12,000        1          120,000          1          10.00
2010................        1          15,000        1          120,000          1           8.00
Vacant..............       18          62,930        5               --         --             --
                          ---       ---------    -------    -----------        ---       ----------
     Grand Total....      330       1,248,107      100%     $18,490,316        100%        $14.81
                          ---       ---------    -------    -----------        ---       ----------
                          ---       ---------    -------    -----------        ---       ----------

     The following table sets forth certain information regarding the ten largest tenants of the HGI II Pool Properties (by Annualized Base Rent) and information regarding remaining GLA.

              TENANTS BASED ON ANNUALIZED BASE RENT -- HGI II LOAN

                                               SUM OF      PERCENT OF                   PERCENT OF    ANNUALIZED
                                  NUMBER       SQUARE        TOTAL       ANNUALIZED     ANNUALIZED    BASE RENT
TENANT                           OF STORES       FT            SF         BASE RENT     BASE RENT       PER SF
------------------------------   ---------    ---------    ----------    -----------    ----------    ----------
Levi's........................        4          35,600          3%      $   519,700          3%        $14.60
VF Factory Outlet.............        2          49,572          4           495,720          3          10.00
Liz Claiborne.................        4          41,000          3           460,000          2          11.22
Mikasa........................        4          30,000          2           390,000          2          13.00
Nike..........................        4          30,200          2           369,480          2          12.23
Corning/Revere Factory
  Store.......................        5          22,840          2           362,570          2          15.87
Geoffrey Beene................        4          19,650          2           331,000          2          16.84
Famous Brands Housewares......        5          17,577          1           316,332          2          18.00
Jones New York................        5          17,325          1           310,519          2          17.92
Van Heusen....................        4          17,470          1           293,043          2          16.77
                                    ---       ---------        ---       -----------        ---       ----------
     Total (10 Largest).......       41         281,234         23%      $ 3,848,364         21%        $13.68
                                    ---       ---------        ---       -----------        ---       ----------
     Remaining GLA............      289         966,873         77%      $14,641,952         79%        $15.14
                                    ---       ---------        ---       -----------        ---       ----------
     Total....................      330       1,248,107        100%      $18,490,316        100%        $14.81
                                    ---       ---------        ---       -----------        ---       ----------
                                    ---       ---------        ---       -----------        ---       ----------

     The following table sets forth certain information regarding the parent companies for the ten largest tenants of the HGI II Pool Loan (by Annualized Base Rent) and information regarding the remaining GLA.

        PARENT COMPANY BASED ON ANNUALIZED BASE RENT -- HGI II POOL LOAN

                                               SUM OF      PERCENT OF                   PERCENT OF    ANNUALIZED
                                  NUMBER       SQUARE        TOTAL       ANNUALIZED     ANNUALIZED    BASE RENT
PARENT COMPANY                   OF STORES       FT            SF         BASE RENT     BASE RENT       PER SF
------------------------------   ---------    ---------    ----------    -----------    ----------    ----------
Phillips Van Heusen
  Corporation.................       19          89,850        7.2%      $ 1,282,133        6.9%        $14.27
VF Factory Outlet, Inc........        3          51,972        4.2           548,816        3.0          10.56
Melru Corporation.............       11          30,963        2.5           543,756        2.9          17.56
LCI Holdings, Inc.............        5          45,500        3.6           520,750        2.8          11.45
Hub Distributing..............        3          29,900        2.4           428,500        2.3          14.33

Mikasa, Inc...................        4          30,000        2.4           390,000        2.1          13.00
Nike, Inc.....................        4          30,200        2.4           369,480        2.0          12.23
Dress Barn, Inc...............        4          22,530        1.8           368,100        2.0          16.34
Corning Consumer Products
  Co..........................        5          22,840        1.8           362,570        2.0          15.87
Lechter's Inc.................        5          17,577        1.4           316,332        1.7          18.00
                                    ---       ---------        ---       -----------        ---       ----------
     Total (10 Largest).......       63         371,332         30%      $ 5,130,437         28%        $13.82
                                    ---       ---------        ---       -----------        ---       ----------
     Remaining GLA............      267         876,775         70%      $13,359,879         72%        $15.24
                                    ---       ---------        ---       -----------        ---       ----------
     Total....................      330       1,248,107        100%      $18,490,316        100%        $14.81
                                    ---       ---------        ---       -----------        ---       ----------
                                    ---       ---------        ---       -----------        ---       ----------

                                    RESERVES

                                                           RESERVED
                                              ACTUAL       PERCENTAG
                              RECOMMENDED    DEFERRED         OF
                               DEFERRED     MAINTENANCE   RECOMMENDED       ON-GOING        UW ONGOING
           PROPERTY NAME      MAINTENANCE    RESERVED       AMOUNT          RESERVES         RESERVES       SPECIAL RESERVES
        --------------------  -----------   -----------   -----------   ----------------  ---------------  -------------------
  COLUMBIA SUSSEX II POOL
    1   Melville Marriott...   $   9,500    $    11,875       125%         4% of EGI         5% of EGI
    2   Sheraton Hotel             6,525          8,156       125%         4% of EGI         5% of EGI
         Newark Airport.....
    3   Radisson Hotel            10,590         13,238       125%         4% of EGI         5% of EGI
         Orlando Airport....
    4   Radisson Hotel            30,400         38,000       125%         4% of EGI         5% of EGI
         Cincinnati
         Airport............
    5   Holiday Inn              295,500        369,375       125%         4% of EGI         5% of EGI     $1,578,139 for PIP
         Louisville South                                                                                  plan
         Airport............
    6   Holiday Inn               60,875         76,094       125%         4% of EGI         5% of EGI     $3,143,945 for PIP
         Southfield                                                                                        plan
         (Detroit)..........
    7   Best Western              23,250         29,063       125%         4% of EGI         5% of EGI
         Eastgate...........
    8   Radisson Lake Buena       32,000         40,000       125%         4% of EGI         5% of EGI
         Vista..............
    9   Radisson Hotel            80,010        100,013       125%         4% of EGI         5% of EGI     $342,760 for PIP
         Central                                                                                           plan
         Birmingham.........
   10   Holiday Inn               23,800         29,750       125%         4% of EGI         5% of EGI     $1,213,251 for PIP
         Itasca.............                                                                               plan
   11   Holiday Inn               88,675        110,844       125%         4% of EGI         5% of EGI     $511,874 for PIP
         Springfield........                                                                               plan
   12   Holiday Inn Glen          17,500         21,875       125%         4% of EGI         5% of EGI     $1,322,926 for PIP
         Ellyn..............                                                                               plan
                              -----------   -----------
                               $ 678,626    $   848,283
  HGI II POOL
    1   Lake Elsinore Outlet          --             --        NA         $0.50 psf(1)       $0.15 psf
         Center.............
    2   Southwest Outlet          27,500         27,500       100%        $0.50 psf(1)       $0.15 psf
         Center.............
    3   Chesapeake                19,500         19,500       100%        $0.50 psf(1)       $0.15 psf
         Village............
    4   Tracy Outlet               8,000          8,000       100%        $0.50 psf(1)       $0.15 psf
         Center.............
    5   Pismo Beach Outlet         6,000          6,000       100%        $0.50 psf(1)       $0.15 psf
         Center.............
                              -----------   -----------

                               $  61,000    $    61,000
  MHP II POOL
    1   Marriott A..........     155,320        194,151       125%         5% of EGI         5% of EGI     $5,356,250 for
                                                                                                           owner funded
                                                                                                            capital items
    2   Marriott B..........     106,750        133,438       125%         5% of EGI         5% of EGI     $812,500 for owner
                                                                         (4% until '98)                     funded capital
                                                                                                            items
    3   Marriott C..........     338,100        422,625       125%         5% of EGI         5% of EGI
    4   Marriott D..........     202,850        253,563       125%       5% of EGI (4%       5% of EGI     $868,750 for owner
                                                                           until '98)                       funded capital
                                                                                                            items
                              -----------   -----------
                               $ 803,020    $ 1,003,777
  PALMER SQUARE
    1   Palmer Square.......      41,000         51,250       125%         $0.25 psf         $0.15 psf
    2   Palmer Square.......       5,000          6,250       125%         4% of EGI         5% of EGI
    3   Palmer Square.......      19,000         23,750       125%         $0.50 psf         $0.30 psf
    4   Palmer Square.......      27,000         33,750       125%             --           $0.075 psf
                              -----------   -----------
                               $  92,000    $   115,000
  PRIME RETAIL II POOL
    1   Grove City Factory            --             --        NA          $0.20 psf      $0.15 psf of vacant(2)
         Outlet Center......
    2   San Marcos Factory         3,100          3,875       125%         $0.20 psf      $0.15 psf of vacant(2)
         Shops..............
    3   Castle Rock Factory       17,650         22,063       125%         $0.20 psf      $0.15 psf of vacant(2)
         Shops..............
    4   Gulf Coast Factory            --             --        NA          $0.20 psf      $0.15 psf of vacant(2)
         Shops..............
    5   Ohio Factory               5,750          7,188       125%         $0.20 psf      $0.15 psf of vacant(2)
         Shops..............
    6   Loveland Factory           7,750          9,688       125%         $0.20 psf      $0.15 psf of vacant(2)
         Outlet Center......
    7   Magnolia Bluff                --             --        NA          $0.20 psf      $0.15 psf of vacant(2)
         Factory Shops......
    8   Gainesville Factory       18,600         23,250       125%         $0.20 psf      $0.15 psf of vacant(2)
         Shops..............
    9   Gulfport Factory          26,600         33,250       125%         $0.20 psf      $0.15 psf of vacant(2)
         Shops..............
   10   Huntley Factory               --             --        NA          $0.20 psf      $0.15 psf of vacant(2)
         Shops..............
   11   Florida Keys Factory          --             --        NA          $0.20 psf      $0.15 psf of vacant(2)
         Shops..............
   12   KC Factory Outlet         36,885         46,106       125%         $0.20 psf      $0.15 psf of vacant(2)
         Center.............
   13   Indiana Factory            7,500          9,375       125%         $0.20 psf      $0.15 psf of vacant(2)
         Shops..............
   14   Nebraska Crossing         15,050         18,813       125%         $0.20 psf      $0.15 psf of vacant(2)
         Factory Shops......
   15   Coral Isle Factory            --             --        NA          $0.20 psf      $0.15 psf of vacant(2)
         Shops..............
   16   Triangle Factory             800          1,000       125%         $0.20 psf      $0.15 psf of vacant(2)
         Shops..............

                              -----------   -----------
                               $ 139,685    $   174,608

------------------

(1) The HGI II Pool Properties on-going reserve may be used for capital reserves as well as costs associated with re-leasing. Costs associated with re-leasing were underwritten separately.

(2) The Prime Retail II Pool Properties capital reserves for occupied GLA were underwritten at $0.20 psf.

UNDERWRITING STANDARDS

     General. The underwriting standards for the Mortgage Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations and property financial performance, as described below.

     Environmental Assessments. All of the Mortgaged Properties have been subject to either Phase I site assessments, updates of previously performed Phase I site assessments, or other site assessments which were updated and upgraded to comply with Phase I standards through follow up investigations, within the last eighteen months. Additionally, all borrowers were required to provide customary environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties. For a discussion of environmental issues identified on the Mortgaged Properties, see 'Risk Factors and Other Special Considerations--Environmental Law Considerations' herein.

     Property Condition Assessments. Inspections of the related Mortgaged Properties were conducted by licensed engineers prior to origination of the Mortgage Loans. Such inspections were generally commissioned to assess the structure, exterior walls, roofing, interior constructions, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports (the 'Property Condition Reports') indicated a variety of deferred maintenance items and recommended capital improvements with respect to each property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition assessment. In each instance, the Originator either determined that the necessary repairs of replacements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in some instances, that reserves be established to cover the cost of such repairs of replacements. See 'Description of the Mortgage Loans and Mortgaged Properties' for descriptions of the reserves or other security provided for repairs and capital improvements to each property.

     There are violations of the ADA at some of the Mortgaged Properties that are not expected to have a material impact on the value of or earnings from such properties.

     Appraisals. An appraisal of each of the related Mortgaged Properties was performed. The appraisals were performed by independent MAI appraisers and, in the case of the appraisals, determined that at the time of the appraisal the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each Mortgage Loan.

     In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the value of the Mortgaged Property as of the

Cut-off Date is presented under 'Description of the Mortgage Pool' herein for illustrative purposes only.

     Occupancy Statements, Operating Statements and Other Data. In connection with the origination of the Mortgage Loans, the Originator reviewed rent rolls and related information or statements of occupancy rates, census data, financial data, operating statements, and, with respect to the Mortgage Loans secured by office properties and retail properties, a selection of major tenant leases.

     Zoning and Building Code Compliance. All of the borrowers have, under the related Mortgage or loan agreement, generally represented as of the date on which the Mortgage Loan was originated, or provided a legal opinion or other evidence to the effect, that the use and operation of the related Mortgaged Properties are in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties.

     Property Management. A manager is responsible for responding to changes in the local rental or lodging, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. The manager for each Mortgaged Property was approved by the Originator in connection with the origination of the related

Mortgage Loan. The Servicer may cause the borrower to terminate management contracts upon certain events specified in certain of the Mortgage Loans and generally any change in a manager must be approved by the Servicer. No change in manager may be effected by the Servicer unless the Rating Agencies have confirmed in writing that such change will not cause any withdrawal, qualification or downgrade in the then current ratings of each class of Certificates. For a discussion of the management contracts and the Servicer's rights thereunder, see 'Description of the Mortgage Loans and Properties' herein. The Servicer does not manage any of the Mortgaged Properties and will not be expected to manage any REO Properties (as defined herein).

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool, as it will be constituted at the time the certificates are issued.

     A Current Report on Form 8-K (the 'Form 8-K') will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the

Offered Certificates. However, there can be no assurance that one or more Mortgaged Properties described herein will not be included in the Mortgage Pool, but any change in the characteristics of the Mortgage Pool as of the Closing Date will not be materially different from that described herein.

           DESCRIPTION OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

THE COLUMBIA SUSSEX II POOL LOAN AND PROPERTIES

     The Loan. The Columbia Sussex II Pool Loan has a principal balance as of the Cut-off Date of approximately $135,230,640 and is secured by Mortgages encumbering twelve full-service hotels (the 'Columbia Sussex II Pool Properties') located in Florida, New York, Kentucky, New Jersey, Michigan, Ohio, Illinois, and Alabama. The Mortgages encumbering the Columbia Sussex II Pool Properties are cross-defaulted and cross-collateralized (subject to the limitation with respect to the Marriott Melville Long Island described below).

     The Borrower. Grandview Hotel Limited Partnership (the 'Columbia Sussex II Pool Borrower') is a special purpose limited partnership formed solely for the purpose of owning, operating and managing the Columbia Sussex II Pool Properties. The Columbia Sussex II Pool Borrower has no material assets other than the Columbia Sussex II Pool Properties and related interests. The general partner of the Columbia Sussex II Pool Borrower is Grandview Hotel Corporation (the 'CS II GP'), a special purpose Ohio corporation formed solely for the purpose of acting as general partner of the Columbia Sussex II Pool Borrower. The limited partner of the Columbia Sussex II Pool Borrower is Columbia Sussex Corporation (the 'CS II LP'), a Kentucky corporation, which is also the property manager for the Columbia Sussex II Pool Properties.

     Security. The Columbia Sussex II Pool Loan is a non-recourse loan, secured only by the fee estate, or in the case of two of the Columbia Sussex II Pool Properties, the leasehold estate, of the Columbia Sussex II Pool Borrower in the Columbia Sussex II Pool Properties and certain collateral therefor (including an assignment of leases and rents and the funds in certain accounts), and, subject to exceptions for, among other things, fraud, intentional misrepresentation, gross negligence, willful misconduct, breach of any provision of a related environmental indemnity agreement or misapplication of funds, neither the Columbia Sussex II Pool Borrower nor any of its affiliates is personally liable for payment thereof. Because New York law requires the payment of a mortgage recording tax based on the principal amount of the debt secured by a mortgage, the mortgage encumbering the Marriott Melville Long Island will secure an amount of the loan equal to 150% of the initial Allocated Loan Amount with respect to such property. The Columbia Sussex II Pool Borrower has agreed to indemnify the Originator and its successors and assigns with respect to the liabilities arising from and in connection with certain environmental matters. The Columbia Sussex II Pool Borrower has represented that it owns good, marketable and insurable fee simple title to (or leasehold interest in) the Columbia Sussex II Pool

Properties, subject only to encumbrances permitted by the lender. The Originator is the named insured under title insurance policies (which will be assigned to the Trust Fund) which insure that each of the related Mortgages constitutes a valid and enforceable first lien on the applicable Columbia Sussex II Pool Properties, subject to certain exceptions and exclusions from coverage set forth therein.

     Payment Terms. The Columbia Sussex II Pool Loan was originated by the Originator on August 8, 1996. The Columbia Sussex II Pool Loan matures on August 11, 2016 (the 'CS II Maturity Date') and bears interest at (a) a fixed rate per annum equal to 8.87% (the 'CS II Current Interest Rate') through August 10, 2011, and (b) from August 11, 2011 (the 'CS II Anticipated Repayment Date'), at a fixed rate per annum (the 'CS II Revised Interest Rate') equal to the greater of (i) 10.87% and (ii) the yield as of the CS II Anticipated Repayment Date, calculated by linear interpolation of the yields of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the CS II Maturity Date, plus 2.0%. The interest accrued at the excess of the CS II Revised Interest Rate over the CS II Current Interest Rate will be deferred until the CS II Maturity Date (such accrued and deferred interest and interest thereon at the CS II Revised Interest Rate, the 'CS II Excess Interest'). Interest on the Columbia Sussex II Pool Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

     Commencing on September 11, 1996, the Columbia Sussex II Pool Loan requires 240 constant monthly payments (the 'CS II Monthly Debt Service Payment Amount') of principal and interest of $1,212,279.81 (based on a 240-month amortization schedule and the CS II Current Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest (including the CS II Excess Interest) is required on the CS II Maturity Date. Commencing on the first payment date after the CS II Anticipated Repayment Date, in addition to the CS II Monthly Debt Service Payment Amount, the Columbia Sussex II Pool Borrower is required to apply 100% of the CS II Excess Cash Flow (as defined below) for the month preceding the month in which the payment date occurs in the following order of priority: (a) to the outstanding principal balance of the Columbia Sussex II Pool Loan until such principal is reduced to zero, (b) to the CS II Excess Interest and (c) to any other amounts due under the loan documents. 'CS II Excess Cash Flow' means the amounts held as collected funds in the Deposit Account after application of funds (a) to the amounts required to be paid into the ground lease escrow fund as described below under '--Reserves,' if deposits are then required, (b) to the amounts required to be paid into the tax and insurance escrow fund as described below under '--Reserves,' (c) to the CS II Monthly Debt Service Payment Amount, (d) to the amounts required to be paid into the replacement reserve fund, as described below under '--Reserves,' (e) to the amounts required to be paid into the rating surveillance fee escrow as described below under '--Reserves,' (f) to pay for the Columbia Sussex II Pool Borrower's (1) budgeted operating expenses, (2) capital expenditures (not previously reserved for) and (3) approved non-budgeted operating and capital expenses, in that order. The scheduled principal balance of the Columbia Sussex II Pool Loan as of the CS II Anticipated Repayment Date is approximately $63,177,455.

     Upon the occurrence of an event of default, the entire unpaid principal sum and any other amounts, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the then applicable interest rate on the Columbia Sussex II Pool Loan (i.e., the CS II Current Interest Rate or the CS II Revised Interest Rate) plus 5%.

     Prepayment. Voluntary prepayment is prohibited under the Columbia Sussex II Pool Loan prior to the CS II Anticipated Repayment Date. Thereafter, the Columbia Sussex II Pool Loan may be voluntarily prepaid in whole or in part without payment of a yield maintenance premium. In connection with a prepayment in part on and after the CS II Anticipated Repayment Date, the Columbia Sussex II Pool Borrower may obtain a release of a particular Columbia Sussex II Pool Property from lien of the related Mortgage if, among other things, (a) the Columbia Sussex II Pool Borrower prepays an amount equal to 125% of the Allocated Loan Amount (after reduction for previous amortization) (the 'Pro Rata Release Amount') for the related property and (b) after giving effect to the release, the CS II Loan DSCR (as defined below) for all of the remaining Columbia Sussex II Pool Properties is equal to the greater of (i) the CS II Loan DSCR for the Columbia Sussex II Pool Properties on origination of the Columbia Sussex II Pool Loan as defined in the related loan agreement and (ii) the CS II Loan DSCR for all of the remaining Columbia Sussex II Pool Properties (including the proposed release property) for the twelve calendar months immediately preceding the CS II Defeasance Date. Upon satisfaction of such conditions, the Columbia Sussex II Pool Property will be released from the lien of the Columbia Sussex II Pool Loan. With respect to each of the Columbia Sussex II Pool Properties, the term 'CS II Loan DSCR' for such trailing twelve-month period means a ratio, (a) the numerator of which is the net operating income, (calculated as provided in the Columbia Sussex II Pool Loan) without deduction for (i) actual management fees paid, (ii) franchise fees, or (iii) amounts paid to the tax and insurance escrow fund, replacement reserve fund and required repair fund, less (A) management and franchise fees equal to the greater of (1) assumed management and franchise fees of eight percent (8%) of gross income from operations or (2) the actual management and franchise fees, and (B) assumed replacement reserve fund contributions equal to 5% of gross income from operations, and (b) the denominator is the aggregate amount of principal and interest due and payable on the Note or, in the event a Defeasance Event has occurred, the Undefeased Note, for such period. The 'Allocated Loan Amount' with respect to each of the Columbia Sussex II Pool Properties is the portion of the principal amount of the Columbia Sussex II Pool Loan allocated to such property for such purpose, as agreed to by the Originator and the Columbia Sussex II Pool Borrower. Principal prepayments on the Columbia Sussex II Pool Loan may occur on payment dates if an Involuntary Prepayment Shortfall occurs or after the CS II Anticipated Repayment Date through application of the CS II Excess Cash Flow, as described herein under '--Payment Terms' and '--Casualty and Condemnation.'

     To the extent that the Columbia Sussex II Pool Borrower is not required to apply any insurance proceeds or condemnation awards to the restoration of the Columbia Sussex II Pool Property under the Columbia Sussex II Pool Loan, the Servicer will be entitled to apply such proceeds to prepay the Columbia Sussex II Pool Loan. Unless an event of default has occurred and is continuing, such prepayment will be made without payment of a yield maintenance premium (as described below). If an event of default has occurred and is continuing at the time such proceeds are applied to the prepayment of the Columbia Sussex II Pool Loan, such prepayment is required to be accompanied by a yield maintenance premium that would be due in connection with a release of the Columbia Sussex II Pool Property for substitute collateral, as described below under '--Release in Exchange for Substitute Collateral.' Insurance proceeds and condemnation proceeds in excess of amounts necessary for restoration or payment of the Columbia Sussex II Pool Loan will be released to the Columbia Sussex II Pool Borrower.

     The Servicer may apply certain amounts to the prepayment of the Columbia Sussex II Pool Loan in the event of a default thereunder.

     Release in Exchange for Substitute Collateral. The Columbia Sussex II Pool Borrower is permitted at any time after the second anniversary of the Closing Date and prior to the CS II Anticipated Repayment Date, provided no event of default has occurred and is continuing, to defease all or a portion of the Columbia Sussex II Pool Loan, provided that, among other conditions, the Columbia Sussex II Pool Borrower pays on any payment date (the 'CS II Defeasance Date') (a) all interest accrued and unpaid on the principal balance of the Columbia Sussex II Pool Loan, (b) all other sums, excluding scheduled interest or principal, due and payable under the Columbia Sussex II Pool Loan and (c) the CS II Defeasance Deposit (as defined below). In addition, the Columbia Sussex II Pool Borrower is required to deliver to the Servicer (a) a security agreement in form and substance satisfactory to the Servicer creating a first priority lien on the CS II Defeasance Deposit and the U.S. Obligations purchased with the CS II Defeasance Deposit, (b) an opinion of counsel for the Columbia Sussex II Pool Borrower in form satisfactory to the lender stating, among other things, that the Trustee has a perfected first priority security interest in the CS II Defeasance Deposit and the U.S. Obligations delivered by the Columbia Sussex II Pool Borrower and that neither Trust REMIC will fail to maintain its status as a REMIC, (c) evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of their respective ratings of the Certificates in effect immediately prior to such release and (d) if the Columbia Sussex II Pool Borrower is defeasing only a portion of the Columbia Sussex II Pool Loan, two Notes, one having a principal balance equal to the defeased portion of the original Note (the 'CS II Defeased Note') and the other having a principal balance equal to the undefeased portion of the original Note (the 'CS II Undefeased Note'). The terms of the CS II Defeased Note and the CS II Undefeased Note will be identical to the terms of the original Note except for the principal balance. The Servicer will be responsible for purchasing the U.S. Obligations on behalf of the Columbia Sussex II Pool Borrower.

     'CS II Defeasance Deposit' means generally an amount sufficient to purchase direct noncallable U.S. Obligations providing payments on or prior to, but as close as possible to, all successive scheduled payment dates after the CS II Defeasance Date through and including the CS II Anticipated Repayment Date upon which payments are required under the related Note or the CS II Defeased Note, as applicable, and in amounts equal to (a) the proportionate share, based on the amount of principal defeased, of scheduled payments due on such dates under the Columbia Sussex II Pool Loan and (b) the unpaid principal balance of the Columbia Sussex II Pool Loan (or the allocable portion with respect to a partial defeasance), together with accrued interest, on the CS II Anticipated Repayment Date. In addition, the Columbia Sussex II Pool Borrower is required to deposit certain expenses in connection with the defeasance.

     The Columbia Sussex II Pool Borrower will be entitled to the release of a particular Columbia Sussex II Pool Property from the lien of the related Mortgage if, among other things, (a) the principal amount of the CS II Defeased
Note is equal to or exceeds an amount equal to 125% of the Pro Rata Release Amount for the related property and (b) after giving effect to the release, the CS II Loan DSCR for all of the remaining Columbia Sussex II Pool Properties is equal to the greater of (i) the CS II Loan DSCR for the Columbia Sussex II Pool Properties on origination of the Columbia Sussex II Pool Loan as defined in the related loan agreement and (ii) the CS II Loan DSCR for all of the remaining Columbia Sussex II Pool Properties (including the proposed release property) for the twelve calendar months immediately preceding the CS II Defeasance Date. Upon satisfaction of such conditions, the Columbia Sussex II Pool Property will be released from the lien of the Columbia Sussex II Pool Loan and the pledged U.S. Treasury obligations will serve as collateral securing the Columbia Sussex II Pool Loan.

     Upon the satisfaction of the foregoing conditions precedent, the Columbia Sussex II Pool Property will be released from the lien of the Trust Fund.

     Substitution of Mortgaged Properties. The Columbia Sussex II Pool Borrower is permitted at any time after the second anniversary of the Closing Date to substitute additional hotel properties (each, a 'CS II Substitute Property') for one or more of the Columbia Sussex Pool Properties, provided that, among other conditions, (a) such substitution shall not be allowed more than three times during the term of the Columbia Sussex II Pool Loan, (b) all Columbia Sussex II Pool Properties released in a single substitution or related series of substitutions do not represent in the aggregate more than 10% of (i) the aggregate net operating income (for the immediately preceding 12-month period) of all of the Columbia Sussex II Pool Properties as of the date of origination and the date of substitution and (ii) the value of the Columbia Sussex II Pool Properties as of the date of origination and the date of substitution and (c) all Columbia Sussex II Pool Properties released do not represent in the aggregate more than 25% of (i) the aggregate net operating income (for the immediately preceding 12-month period) of all of the Columbia Sussex II Pool Properties as of the date of origination and the date of substitution and (ii) the value of the Columbia Sussex II Pool Properties as of the date of origination and the date of substitution.

     Prior to any such substitution, the Columbia Sussex II Pool Borrower shall have provided evidence in writing from the applicable Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution. In addition, any such hotel property substitution will not be permitted unless (1) the CS II Substitute Properties are satisfactory to lender in all respects, (2) after giving effect to the substitution, the CS II Loan DSCR for all of the Columbia Sussex II Pool Properties is not less than the CS II Loan DSCR for all of the Columbia Sussex

II Pool Properties as of the date of origination and as of the date immediately preceding the substitution, (3) the net operating income for the CS II Substitute Properties (adjusted, if necessary, to cap the growth of departmental profit at 10% per annum for each of the preceding three years) does not show a downward trend for any of the preceding three years, and (4) the net operating income and CS II Loan DSCR (for the twelve (12) full calendar months immediately preceding the substitution) for the CS II Substitute Properties is greater than 125% of the net operating income and CS II Loan DSCR (for the twelve (12) full calendar months immediately preceding the substitution) for the Columbia Sussex II Pool Properties for which the CS II Substitute Properties are being substituted.

     Upon the satisfaction of the foregoing conditions precedent, the Columbia Sussex II Pool Property will be released from the lien of the Trust Fund.

     Reserves. Pursuant to the terms of the Columbia Sussex II Pool Loan, the Columbia Sussex II Pool Borrower has established (a) a ground lease escrow fund for the making of monthly ground rent payments, provided that this reserve need not be funded on a monthly basis if the Columbia Sussex II Pool Borrower maintains a balance of $60,000 in the ground lease escrow fund (an amount not less than three month's estimated ground rents with respect to the Columbia Sussex II Pool Properties), (b) a required repair fund in an amount, as of the date of origination, of $8,000,000, with an additional amount to be funded from replacement reserve deposits as described below, (c) a replacement reserve fund to cover the cost of replacing certain appliances, amenities and hotel systems and perform periodic maintenance to be funded with monthly payments equal to 1/12 of 4% of the annual gross revenues at the Columbia Sussex II Pool Properties, provided that for the first 12 scheduled payment dates, $85,000 will be deducted from the replacement reserve deposit and redirected to the required repair reserve for core refurbishment of the Holiday Inn Southfield Detroit (scheduled for January of 1998) and (d) a tax and insurance account to be funded monthly by an amount equal to 1/12 of the aggregate insurance premiums and taxes in respect of the properties payable in the succeeding twelve months. The required repair fund closing deposit of $8,000,000 includes $7,111,334 to cover the cost of substantial structural repairs and facility upgrades required by Holiday Inns with respect to the five Columbia Sussex II Pool Properties that are Holiday Inns and by Radisson with respect to the Radisson Hotel Central-Birmingham. Future deposits totaling $1,020,000 will be made to the required repair fund from the first twelve replacement reserve deposits in respect to these franchisor-mandated repairs. The Columbia Sussex II Pool Borrower will be required to make deposits into the tax and insurance account for insurance premiums, unless (a) the Columbia Sussex II Pool Borrower separately maintains $400,000 in the tax and insurance escrow (which amount may be increased annually based on the consumer price index or at the lender's discretion) to cover the cost of insurance premiums for three months, (b) the Columbia Sussex II Pool Borrower pays all insurance premiums when due and provides the lender evidence of renewal and notices of increases in premiums prior to expiration and (c) if the Columbia Sussex II Pool Borrower finances any premiums, the company financing the premiums has agreed to give the lender at least 30 days' notice of a default by the Columbia Sussex II Pool Borrower in the payment of amounts due such company and will give the lender an opportunity to cure any such default.

     Lock Box. The Columbia Sussex II Borrower is obligated to cause all checks and other forms for the payment of money due from credit card companies ('Credit Card Receipts'), rents from space tenants and amounts received from hotel customers who pay on an accounts receivable basis (together, 'Other Receipts') to be deposited directly to central clearing accounts and to use its best efforts to deposit on the next business day after receipt any revenues other than such amounts due ('Over-the-Counter Receipts') to clearing accounts held with local banks. The central clearing account and the local clearing accounts are in the name of the Servicer. The funds in the local accounts will be swept on a daily basis into a collection account (the 'CS II Deposit Account') held by the Servicer. Funds on deposit in the central clearing accounts will be swept into the CS II Deposit Account on a daily basis unless the short-term and long-term unsecured debt obligations of such bank are rated at least 'A-1' and 'AA,' respectively, by S&P and any other Rating Agency which rates the obligations of such bank, in which case such sweeps may be made weekly. In the event such sweeps are being made weekly, an additional sweep will be made on the tenth day of each month or, if such day is not a business day, the next preceding business day and in the event that the amount in the central clearing account with respect to Credit Card Receipts exceeds $150,000 or the amount in the central clearing account with respect to Other Receipts exceeds $100,000.

     The Servicer will distribute funds held in the CS II Deposit Account in the following order: (a) if monthly deposits are then required, to the ground lease escrow fund, (b) to meet tax and, unless such premiums have previously been paid, insurance requirements, (c) to pay the scheduled monthly payment of interest and principal, (d) to the replacement reserve account to meet monthly funding requirements, (e) to the extent the rating surveillance fee has not previously been paid by Columbia Sussex II Borrower, to the rating surveillance fee escrow, (f) to any other amounts due under the loan documents and (g) prior to the CS II Anticipated Repayment Date and for so long as no Involuntary Prepayment Shortfall or event of default exists, to the Columbia Sussex II Pool Borrower. On and after the CS II Anticipated Repayment Date and for so long as an Involuntary Prepayment Shortfall exists, amounts remaining after allocation under clause (e) will be allocated as follows: (1) to pay for the Columbia Sussex II Pool Borrower's (A) budgeted operating expenses, (B) capital expenditures (not previously reserved for) and (C) non-budgeted operating and capital expenses, in that order, (2) to pay the outstanding principal balance of the Columbia Sussex II Pool Loan until paid in full, (3) to pay the CS II Excess Interest and (4) to pay any other amounts due under the loan documents.

     Transfer of Properties and Interest in Borrower; Encumbrance. Other than with respect to Columbia Sussex II Pool Properties which have been released from the lien imposed by the Columbia Sussex II Pool Loan, the Columbia Sussex II Pool Borrower is prohibited from transferring or encumbering the Columbia Sussex II Pool Properties without the prior written consent of the lender. The Columbia Sussex II Pool Loan generally prohibits the voluntary or involuntary sale, conveyance or transfer of stock of the CS II GP (or the stock of any corporation directly or indirectly controlling the CS II GP, by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of the CS II GP's stock shall be vested in a party or parties who are not stockholders as of the loan closing date or any change in the control of the CS II GP, the resignation or removal of either the CS II GP or CS II LP and the addition of new general or limited partners to the Columbia Sussex II Pool Borrower.

     However, holders of interests in the Columbia Sussex II Pool Borrower (or holders of interests in any entity directly or indirectly holding an interest in the Columbia Sussex II Pool Borrower) as of the date of origination (the 'Interest Holders') have the right to transfer their interest in the Columbia Sussex II Pool Borrower (or any entity directly or indirectly holding an interest in the Columbia Sussex II Pool Borrower) without the Servicer's consent if (i) after taking into account any such prior transfers, no such transfer (or series of transfers) results in (x) the proposed transferee, together with all members of his/her immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than 49% of the interests in the Columbia Sussex II Pool Borrower (or any entity directly or indirectly holding an interest in the Columbia Sussex II Pool Borrower), or (y) a transfer in the aggregate of more than 49% of the interests in the Columbia Sussex II Pool Borrower as of the date of origination, (ii) no such transfer of interest results in a change of control of the Columbia Sussex II Pool Borrower or the day to day operations of the Mortgaged Property, and (iii) the legal and financial structure of the Columbia Sussex II Pool Borrower after such transfer and its shareholders, partners or members and the single purpose nature and bankruptcy remoteness of the Columbia Sussex II Pool Borrower and its shareholders, partners or members satisfy the Originator's then current applicable underwriting criteria and requirements including, without limitation, the requirement at the request of the Servicer, to deliver (A) a non-consolidation opinion acceptable to the lender and (B) evidence reasonably satisfactory to the lender that the single purpose nature and bankruptcy remoteness of the Columbia Sussex II Pool Borrower and its shareholders or partners following such transfer is in accordance with the standards of the Rating Agencies (including written confirmations from the Rating Agencies that such transfer or series of transfers will not result in a requalification, reduction or withdrawal of the ratings then applicable to the Certificates). In addition, a transfer by an Interest Holder of its interests in the Columbia Sussex II Pool Borrower shall not require the consent of the Servicer if the transfer occurs by inheritance, devise or bequest or by operation of law upon the death of a natural person who is an Interest Holder, provided that (a) such transfer is to an immediate family member of such Interest Holder, or a trust established for the benefit of such immediate family member and (b) in the event that after taking into account any prior transfers, whether to the proposed transferee or otherwise, such transfer (or series of transfers) results in (i) the proposed transferee, together with all members of his/her immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than 49% of the interests in the Columbia Sussex II Pool Borrower (or any entity directly or indirectly holding an interest in the Columbia Sussex II Pool Borrower) or (ii) a transfer in the aggregate of more than 49% of the interests in the Columbia Sussex II Pool Borrower as of the date that the Columbia Sussex II Pool Loan was closed, then in each case, at the request of the Servicer, the Columbia Sussex II Pool Borrower shall deliver a non-consolidation opinion reasonably acceptable to the Servicer. The Pooling and Servicing Agreement provides that the Servicer may not give its consent to any of the transfers described in this paragraph unless it has first obtained written confirmation from the Rating Agencies that such transfer will not result in a downgrade, withdrawal or qualification of their respective ratings of the Certificates in effect immediately prior to such transfer.

     The Columbia Sussex II Pool Loan permits the Columbia Sussex II Pool Borrower to obtain up to $7,500,000 in financing for the acquisition or replacement of furniture, fixtures or equipment for the Columbia Sussex II Pool Properties, but only if such acquisition or replacement is required by an applicable franchisor and the debt incurred does not cause the overall CS II Loan DSCR for any quarter in which such debt is outstanding to be less than 1.7. Any such debt incurred must amortize over a term of not more than five years and must be secured only by the items financed. The Columbia Sussex II Pool Loan also permits the Columbia Sussex II Pool Borrower to incur secured debt on vehicles and to finance insurance premiums, as described above under '--Reserves,' and unsecured trade debt customarily due within 30 days in an amount not to exceed $5,000,000.

None of the secured debt described above is required to be subordinate to the security interest of the Trust Fund in such items.

     Insurance.  The Columbia Sussex II Pool Borrower is required to maintain
(a) fire and extended coverage insurance in an amount equal to at least 100% of the full replacement cost of the improvements, (b) flood insurance with respect to any part of a Columbia Sussex II Pool Property that is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which such insurance is available under the National Flood Insurance Program, (c) comprehensive public liability insurance, (d) rental loss and/or business interruption insurance which will cover a period of at least eighteen months, (e) machinery and boiler explosion insurance, (f) statutory workers compensation insurance, (g) during any period of restoration, builder's 'all risk' insurance in an amount equal to not less than the full insurable value of the related property and (h) if any of the Columbia Sussex II Pool Properties becomes a 'non-conforming use' under applicable zoning laws, ordinance or law coverage to compensate the cost of demolition and the increased cost of construction for the related property. The Columbia Sussex II Pool Loan requires the Columbia Sussex II Pool Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than 'AA' by S&P.

     Condemnation and Casualty. Insurance proceeds and condemnation awards will be made available to the Columbia Sussex II Pool Borrower for the repair, restoration and replacement of the affected improvements if, among other conditions, (a) the loss is in an amount less than 25% of the Allocated Loan Amount for such property, (b) in the reasonable judgment of the lender, the property can be restored within six months and prior to the CS II Maturity Date to an economic unit not less valuable than the same was prior to the casualty or condemnation and (c) after such restoration will adequately secure the Allocated

Loan Amount for such property. In all other cases, the Servicer may apply the proceeds to a partial prepayment of the Columbia Sussex II Pool Loan. Unless an event of default has occurred and is continuing, such prepayment will not be accompanied by the payment of a yield maintenance premium. If, however, an event of default has occurred and is continuing, such prepayment shall include a yield maintenance premium as described above. See 'Description of the Mortgage Loans and Mortgaged Properties--The Columbia Sussex II Pool Loan and Properties-- Release in Exchange for Substitute Collateral.'

     The Radisson Cincinnati Airport is located at the Cincinnati/Northern Kentucky Airport and is leased by the Columbia Sussex II Pool Borrower under a ground lease with the Kenton County Airport Board described below. The Kenton County Airport Board has announced the results of its master plan study for expansion of the Cincinnati/Northern Kentucky Airport. The master plan study represents long range planning for the airport's growth based on short term (1991-1996), intermediate term (1996-2001) and long term (2001-2011) projections for passenger, cargo, aircraft and automobile activity and regional economic and population trends. The master plan study recommends various airport improvements if passenger, cargo, aircraft and automobile activity levels reach certain thresholds. If airport activity grows as projected and if the master plan is effectuated as currently described, the master plan for expansion could involve the movement or replacement of the Radisson Cincinnati Airport. It is unclear whether airport activity will increase as projected, whether the master plan will be effectuated as currently stated or whether the master plan will ultimately have a negative or positive effect on the Columbia Sussex II Pool Loan or the Radisson Cincinnati Airport. While it is not clear that a condemnation would result from any such airport expansion, if condemnation proceedings were to occur, as a matter of law, the relevant government body would be prohibited from taking any property interest without compensation in the form of a condemnation award. Any such condemnation award should generally be based on then fair market value of the property as determined by the relevant court. Based on current case law, a Kentucky court would be required generally to apportion the condemnation award between the lessor and the lessee based on the relative values of the leasehold interest and the fee interest. Any condemnation award received by the Columbia Sussex II Pool Borrower would be applied in accordance with the loan provisions outlined above, but there can be no assurance that the amounts received by the Columbia Sussex II Pool Borrower as a condemnation award under such circumstances would be sufficient to prepay the Allocated Loan Amount with respect to such Mortgaged Property. The Allocated Loan Amount with respect to the Radisson Cincinnati Airport was $11,920,000 on the closing date of the Columbia Sussex II Pool Loan and the appraised value of the leasehold interest as of July 1, 1996 was $19,300,000, resulting in an Allocated-Loan-Amount-to-value ratio of approximately 60%. However, there can be no assurance that the fair market value of the property attributable to the leasehold interest as determined by a court will be at or near to the appraised value of the leasehold interest as determined by the appraiser on July 1, 1996. Also, in the event that the lender had given its consent to the termination of the Cincinnati Ground Lease by the Columbia Sussex II Pool Borrower in connection with a casualty to the related property not susceptible to repair within 90 days, the Cincinnati Airport ground lease provides that, depending on the length of the remaining lease term (including all extensions), the ground lessor may be entitled to receive a portion of the casualty proceeds attributable to the land interest.

     If a casualty or condemnation occurs with respect to the Radisson Cincinnati Airport property and the proceeds paid to the Columbia Sussex II Pool Borrower are insufficient to pay the Pro Rata Release Amount for such property, the Columbia Sussex II Pool Loan provides for the additional protection that CS II Excess Cash Flow will be applied to prepay principal on the Columbia Sussex II Pool Loan without premium until the deficiency in the Pro Rata Release Amount with respect to such Mortgaged Property (an 'Involuntary Prepayment Shortfall') has been received in the manner described above under '--Prepayment.'

     Financial Covenants and Reporting. Under the Columbia Sussex II Pool Loan, the Columbia Sussex II Pool Borrower is obligated to achieve, and within 45 days of the end of each calendar quarter (the 'CS II Loan DSCR Determination Date') to provide evidence to the Servicer of the achievement of, a CS II Loan DSCR of at least 1.10. If the Columbia Sussex II Pool Borrower fails to achieve such ratio (the 'CS II Default Determination Ratio'), the Columbia Sussex II Pool Borrower must deposit additional funds in the CS II Deposit Account in an amount which, if treated as income from the operations of the Columbia Sussex II Pool Properties, would increase the net operating income of the Columbia Sussex II Pool Properties and thereby maintain the CS II Loan DSCR above the CS II Default Determination Ratio. Any such funds escrowed shall be returned to the Columbia Sussex II Pool Borrower if the CS II Default Determination Ratio is achieved for two consecutive CS II Loan DSCR Determination Dates. So long as the Columbia Sussex II Pool Borrower makes the required deposits into the CS II Deposit Account, the Columbia Sussex II Pool Borrower's failure to achieve the CS II Default Determination Ratio (as defined below under '--Property Management') will not constitute an event of default under the Columbia Sussex II Pool Loan.

     The Columbia Sussex II Pool Borrower is required to furnish to the
Servicer: (a) within 60 days after the end of each fiscal year, unaudited year-end financial statements (including a schedule of capital expenditures) for the Columbia Sussex II Pool Borrower, together with a chief financial officer's or general partner's certificate stating that such financial statements fairly reflect the financial condition of the Columbia Sussex II Pool Borrower, (b) within 90 days after the end of each fiscal year, audited year-end financial statements for the Columbia Sussex II Pool Borrower accompanied by an unqualified opinion from a 'Big Six' accounting firm or other accounting firm acceptable to the lender, (c) within 45 days after the end of each month, the following items accompanied by a certificate of the chief financial officer or general partner of the Columbia Sussex II Pool Borrower, as applicable, stating that such items fairly present the financial condition and results of operations of the Columbia Sussex II Pool Borrower and the Columbia Sussex II Pool Properties as applicable: (i) a report of occupancy and average daily rates (on a property-by-property basis) and any and all franchise inspection reports received by Columbia Sussex II Pool Borrower during the subject month, (ii) monthly and year to date operating statements and (iii) a calculation reflecting the CS II Loan DSCR and net operating income for the immediately preceding twelve month period as of the last day of each such month. In addition, the above referenced certificate will also be accompanied by a certificate of the chief financial officer or general partner of the Columbia Sussex II Pool

Borrower or the general partner of Borrower stating that certain of the representations and warranties of Columbia Sussex II Pool Borrower are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty days (other than payables for which there is a bona fide dispute).

     The Properties. The Columbia Sussex II Pool Properties consist of five Holiday Inns, four Radisson Hotels, one Best Western Hotel, one Sheraton Hotel and one Marriott Hotel. The Columbia Sussex II Pool Borrower has covenanted not to terminate any of the franchise agreements with respect to such properties without the prior written consent of the Servicer. The size of the hotels range from 121 rooms to 501 rooms. The hotels were constructed between 1960 and 1990. The average occupancy rates for the 12 months ended August 31, 1996 for the Columbia Sussex II Pool Properties ranged from 44% to 83%, with a weighted average occupancy rate of 67%. The ADRs for the 12 month period ended August 31, 1996 for the Columbia Sussex II Pool Properties ranged from $41 to $108, with a weighted average of $66. The appraisals performed for the Columbia Sussex II Pool Properties as of July 1, 1996 determined an aggregate value of approximately $239,000,000.

     Ten of the hotels are built on real property that is owned by the Columbia Sussex II Pool Borrower in fee simple. Two of the hotels--the Radisson Hotel Cincinnati Airport and Radisson Hotel-Central Birmingham--are built on real property that is leased by the Columbia Sussex II Pool Borrower under ground leases as described below.

     Holiday Inn Louisville South Airport. The Holiday Inn Louisville South Airport, located on approximately 8.0 acres in Louisville, Kentucky, near the Louisville International Airport, is a six-story, 405-room, full-service lodging facility, containing an atrium restaurant, an atrium bar, 16,000 square feet of meeting space, and a Holidome(Registered) that houses an indoor swimming pool, a exercise room, a whirlpool, a sauna, a game room and a playground. The Mortgaged Property was built in 1960, with additions built in the 1960's, 1980 and 1985. Potential new competition for the hotel may occur from a new Best Western hotel of approximately 150 rooms which is proposed to be constructed in the area. The Mortgaged Property is scheduled for significant core modernization mandated by the franchisor to be completed by January of 1997. In connection with the origination of the Columbia Sussex II Pool Loan, funds sufficient (at least 110% of the budgeted amount for such modernization) to cover the estimated cost of these renovations were escrowed in the required repair fund held by the Servicer. The franchise agreement between the Columbia Sussex II Pool Borrower and Holiday Inns Franchising, Inc. with respect to the Holiday Inn Louisville South Airport expires on December 14, 2007. The monthly fees under the franchise agreement include a royalty fee, a marketing fee, a reservation contribution, and a reservations system fee. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 58% and the average daily room rate was approximately $60.75. As of July 1, 1996, the appraised value of the Mortgaged Property is $16,600,000.

     Holiday Inn Southfield Detroit.  The Holiday Inn Southfield Detroit,

located on approximately 7.31 acres in Southfield, Michigan, is a sixteen-story, 417-room, full-service lodging facility, containing a restaurant, a sports bar, 5,840 square feet of meeting and banquet space, an exercise room and an indoor swimming pool. The Mortgaged Property is scheduled for significant core modernization mandated by the franchisor to be completed by January of 1998. In connection with the origination of the Columbia Sussex II Pool Loan, funds were deposited and additional funds will be added to the required repair fund held by the Servicer sufficient to cover the estimated cost of these renovations. The franchise agreement between the Columbia Sussex II Pool Borrower and Holiday Inns Franchising, Inc. with respect to the Holiday Inn Southfield Detroit expires on November 20, 2005. The monthly fees under the franchise agreement include a royalty fee, a marketing fee, a reservation contribution, and a Holidex fee. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 44% and the average daily room rate was approximately $65.75. As of July 1, 1996, the appraised value of the Mortgaged Property is $22,000,000.

     Holiday Inn Springfield South. The Holiday Inn Springfield South, located on approximately 7.0 acres in Springfield, Ohio, is a 150-room full-service lodging facility consisting of a two-story guest room structure, and a Holidome(Registered) that houses an indoor swimming pool, an exercise room, a whirlpool, a sauna, a game room and a playground. The Mortgaged Property additionally contains a restaurant, a lounge and 5,420 square feet of meeting space. The Mortgaged Property was built in 1973, with additional improvements in 1985. The Mortgaged Property is scheduled for significant core modernization mandated by the franchisor to be completed by January of 1997. In connection with the origination of the Columbia Sussex II Pool Loan, funds sufficient (at least 110% of the budgeted amount for such modernization) to cover the estimated cost of these renovations were escrowed in the required repair fund held by the Servicer. The franchise agreement between the Columbia Sussex II Pool Borrower and Holiday Inns, Inc. with respect to the Holiday Inn Springfield South expires on April 17, 2000. The monthly fees under the franchise agreement include a royalty fee, a marketing fee, a reservation contribution, and a Holidex fee. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 57% and the average daily room rate was approximately $61.66. As of July 1, 1996, the appraised value of the Mortgaged Property is $5,400,000.

     Holiday Inn Itasca. The Holiday Inn Itasca, located on approximately 7.0 acres in Itasca, Illinois, is a 161-room, full-service lodging facility consisting of a five-story guest room structure, an indoor swimming pool, an exercise room, a whirlpool and a game room. The Mortgaged Property additionally contains a restaurant, a lounge and 6,920 square feet of meeting space and was built in 1968. Potential new competition for the hotel may occur from a new approximately 128-room Amerisuites hotel which is currently under construction and scheduled to open in late 1996. The Mortgaged Property is scheduled for significant core modernization mandated by the franchisor to be completed by January of 1997. In connection with the origination of the

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Columbia Sussex II Pool Loan, funds sufficient (at least 110% of the budgeted amount for such modernization) to cover the estimated cost of these renovations were escrowed in the required repair fund held by the Servicer. The franchise agreement between the Columbia Sussex II Pool Borrower and Holiday Inns Franchising, Inc. with respect to the Holiday Inn Itasca expires on April 13, 2007. The monthly fees under the franchise agreement include a royalty fee, a marketing fee, a reservation contribution, and a reservations system fee. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 58% and the average daily room rate was approximately $66.99. As of July 1, 1996, the appraised value of the Mortgaged Property is $8,800,000.

     Holiday Inn Glen Ellyn. The Holiday Inn Glen Ellyn, located on approximately 3.38 acres in Glen Ellyn, Illinois, is a 121-room, full-service lodging facility consisting of two four-story guest room structures and a restaurant, a sports bar, 8,871 square feet of meeting space, an outdoor pool and an exercise room. The Mortgaged Property was built in and has been operated as a Holiday Inn since 1967. The Mortgaged Property is scheduled for significant core modernization mandated by the franchisor to be completed by January of 1997. In connection with the origination of the Columbia Sussex II Pool Loan, funds sufficient (at least 110% of the budgeted amount for such modernization) to cover the estimated cost of these renovations were escrowed in the required repair fund held by the Servicer. The franchise agreement between the Columbia Sussex II Pool Borrower and Holiday Inns Franchising, Inc. with respect to the Holiday Inn Glen Ellyn expires on November 30, 2007. The monthly fees under the franchise agreement include a royalty fee, a marketing fee, a reservation contribution, and a reservations system fee. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 56% and the average daily room rate was approximately $58.15. As of July 1, 1996, the appraised value of the Mortgaged Property is $3,700,000.

     Radisson Lake Buena Vista. The Radisson Lake Buena Vista, located on approximately 5.24 acres in Orlando, Florida, is a seven-story, 200-room full-service lodging facility containing a restaurant, a lounge, an outdoor swimming pool and hot tub, a game room and a gift shop. The Mortgaged Property is one mile north of Disney World and was built in 1989. The franchise agreement between the Columbia Sussex II Pool Borrower and Radisson Hotels International, Inc., formerly known as Carlson Hospitality Group, Inc., with respect to the Radisson Lake Buena Vista expires on December 31, 2009. The monthly fees under the franchise agreement include a royalty fee and a marketing fee. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 75% and the average daily room rate was $70.19. As of July 1, 1996, the appraised value of the Mortgaged Property is $14,600,000.

     Radisson Orlando Airport. The Radisson Orlando Airport, located on approximately 9.53 acres in Orlando, Florida, is a ten-story, 347-room full-service lodging facility containing a restaurant, a lounge, 8,676 square feet of meeting space, an outdoor swimming pool, a game room, an exercise room and a gift shop. The Mortgaged Property is located near the Orlando International Airport and was built in 1990. The franchise agreement between the Columbia Sussex II Pool Borrower and Radisson Hotels International, Inc., formerly known as Carlson Hospitality Group, Inc., with respect to the Radisson Orlando Airport expires on December 31, 2009. The monthly fees under the franchise agreement include a royalty fee and a marketing fee. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 80% and the average daily room rate was approximately $58.13. As of July 1, 1996, the appraised value of the Mortgaged Property is $30,300,000.


     Radisson Cincinnati Airport. The Radisson Cincinnati Airport, located on approximately 6.932 acres in Burlington, Kentucky, is a 214-room, full-service lodging facility containing an eight-story and a two-story guest room facility, a restaurant, a sports bar, an atrium bar, 10,556 square feet of meeting space, an indoor swimming pool and hot tub, an exercise room and a game room. The Mortgaged Property is located at the Cincinnati/Northern Kentucky Airport, and was built in 1963, with additions added in 1971 and the early 1980's. The property is leased by the Columbia Sussex II Pool Borrower under a ground lease with the Kenton County Airport Board described below. The franchise agreement between the Columbia Sussex II Pool Borrower and Radisson Hotels International, Inc., formerly known as Carlson Hospitality Group, Inc., with respect to the Radisson Cincinnati Airport expires on December 31, 2007. The monthly fees under the franchise agreement include a royalty fee and a marketing fee. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 73% and the average daily room rate was approximately $66.40. As of July 1, 1996, the appraised value of the leasehold interest in the Mortgaged Property is $19,300,000.

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     Sheraton Newark Airport.  The Sheraton Newark Airport, located on approximately 7.5 acres in Newark, New Jersey, is a twelve-story, 501-room, full-service lodging facility containing two restaurants, a lobby bar and lounge, a sports bar, 14,324 square feet of meeting space, an indoor swimming pool and hot tub, an exercise room, a gift shop and a game room. The Mortgaged Property is located approximately two miles from Newark International Airport and was built in 1989. Potential new competition for the hotel may be created by a former airport Hilton hotel which is currently closed for renovation and is scheduled to re-open as a Wyndham hotel by the spring of 1997. The Columbia Sussex II Pool Borrower changed the franchise of the hotel from Radisson to Sheraton, effective December 1, 1996, and the new franchise agreement between the Columbia Sussex II Pool Borrower and ITT Sheraton Corporation with respect to the Sheraton Hotel Newark Airport expires on December 1, 2006. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 83% and the average daily room rate was approximately $69.26. As of July 1, 1996, the appraised value of the Mortgaged Property is $42,600,000.

     Radisson Hotel Central-Birmingham. The Radisson Hotel Central-Birmingham, located on approximately 1.52 acres in Birmingham, Alabama, is a fourteen-story, 298-room, full-service lodging facility containing a restaurant, an atrium bar and lounge, 14,892 square feet of meeting space, an outdoor swimming pool and hot tub and an exercise room. The Mortgaged Property is located in downtown Birmingham on the campus of the University of Alabama at Birmingham and was built in 1972. The Mortgaged Property is scheduled for significant modernization to be completed by January of 1997. In connection with the origination of the Columbia Sussex II Pool Loan, funds sufficient (at least 110% of the budgeted amount for such modernization) to cover the estimated cost of these renovations were escrowed in the required repair fund held by the Servicer. The property is leased by the Columbia Sussex II Pool Borrower under a ground lease described below. The franchise agreement between the Columbia Sussex II Pool Borrower and Radisson Hotels International, Inc., formerly known as Carlson Hospitality

Group, Inc., with respect to the Radisson Hotel Central-Birmingham expires on December 31, 2009. The monthly fees under the franchise agreement include a royalty fee and a marketing fee. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 61% and the average daily room rate was approximately $56.67. As of July 1, 1996, the appraised value of the leasehold interest in the Mortgaged Property is $11,000,000.

     Marriott Melville Long Island. The Marriott Melville Long Island, located on approximately 11.5 acres in Melville, New York, is a four-story, 371-room, full-service lodging facility containing two restaurants, an atrium lounge, a sports bar, 17,600 square feet of meeting space, an indoor swimming pool, a hot tub, an exercise room and a game room. The Mortgaged Property was built in 1990. The franchise agreement between the Columbia Sussex II Pool Borrower and Marriott International, Inc. with respect to the Marriott Melville Long Island expires on July 22, 2014. The monthly fees under the franchise agreement include a franchise fee and an advertising fee. The franchise agreement also obligates the Columbia Sussex II Pool Borrower to pay a chain services fee for certain central and regional services such as central advertising and the Marriott reservation system, the amount of which payable with respect to the Marriott Melville Long Island is based on such hotel's allocable portion of the fee as divided among all Marriott hotels systemwide. For the twelve-month period ended August 31, 1996, the average occupancy rate was approximately 72% and the average daily room rate was approximately $107.60. As of July 1, 1996, the appraised value of the Mortgaged Property is $52,300,000.

     Best Western Eastgate.  The Best Western Eastgate, located on approximately
10.59 acres in Kissimmee, Florida, is a five-story, 403-room, full-service lodging facility, containing a restaurant, an outdoor swimming pool and hot tub and a gift shop. The Mortgaged Property was built in 1982. The franchise agreement between the Columbia Sussex II Pool Borrower and Best Western International with respect to the Best Western Eastgate expired November 30 of each year, and is renewable annually. The monthly fees under the franchise agreement are not specified, but are as determined by the Board of Directors of Best Western. For the twelve-month period ended August 31, 1996, the occupancy rate was approximately 71%, and the average daily room rate was approximately $41.04. As of July 1, 1996, the appraised value of the Mortgaged Property is $12,400,000.

     Ground Leases. The interest of the Columbia Sussex II Pool Borrower in the Radisson Cincinnati Airport consists of a ground leasehold interest created under a ground lease with the Kenton County Airport Board (the 'Cincinnati Ground Lease'). The Cincinnati Ground Lease expires on November 20, 2026, and may be extended by the Columbia Sussex II Pool Borrower for an additional 10-year period. Rent is payable under the Cincinnati Ground Lease as follows:
(a) basic rent of $11,000 is payable monthly, (b) percentage rent equal to 6% of 'gross revenues' in excess of $5,000,000 of annual gross revenues from the property is payable monthly

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commencing each year at such time as the annual gross revenues from the property exceed $5,000,000, provided that an additional 3% will be due if the Columbia

Sussex II Pool Borrower fails to maintain a national franchise as required by the Cincinnati Ground Lease.

     The interest of the Columbia Sussex II Pool Borrower in the Radisson Hotel Central Birmingham consists of a ground leasehold interest created under a ground lease with The Board of Trustees of the University of Alabama (the 'Alabama Ground Lease'). The Alabama Ground Lease expires on September 30, 2033. Rent is payable under the Alabama Ground Lease as follows: (a) base rent of $4,333.33 is payable monthly until October 1, 2003, and thereafter the base rent is to be adjusted in accordance with CPI as provided in the Alabama Ground Lease and (b) percentage rent equal to 1.5% of gross income received from hotel operations and 5% of gross income received from any commercial leases is payable monthly.

     Property Management. The Columbia Sussex II Pool Properties are managed by Columbia Sussex Corporation, a Kentucky corporation (the 'Columbia Sussex II Manager') pursuant to management agreements, each dated as of August 8, 1996 (collectively, the 'Columbia Sussex II Management Agreements'), between the Columbia Sussex II Manager and the Columbia Sussex II Pool Borrower. The Columbia Sussex II Management Agreement provides for a monthly management fee equal to 3% of monthly gross revenues received on an accrual basis. The Columbia Sussex II Management Agreement provides for a 15-year term, which the Columbia Sussex II Pool Borrower may extend for an additional ten years by giving at least 30 days' notice to the Columbia Sussex II Manager.

     Under the Columbia Sussex II Pool Loan, the Columbia Sussex II Pool Borrower is obligated to achieve, and for each CS II Loan DSCR Determination Date to provide evidence to the Servicer of the achievement of, a CS II Loan DSCR for the Columbia Sussex II Pool Properties of not less than 1.40. If such ratio (the 'CS II Fee Escrow Ratio') is not maintained, the Columbia Sussex II Pool Borrower's obligation to pay, and the CS II Manager's right to receive, the related management fee will be suspended and an amount equal to such management fee will be retained by the Servicer in the CS II Deposit Account. Subsequently, if the required CS II Fee Escrow Ratio is obtained for two consecutive CS II Loan DSCR Determination Dates, the CS II Manager will be entitled to receive the management fee escrowed in the CS II Deposit Account and will be entitled thereafter to receive the management fee so long as the CS II Fee Escrow Ratio is maintained. If the Columbia Sussex II Pool Borrower fails to satisfy the borrower's covenant with respect to the CS II Default Determination Ratio, the Servicer can notify the Columbia Sussex II Pool Borrower and instruct the Columbia Sussex II Pool Borrower to remove the CS II Manager (or any other manager of the Columbia Sussex II Pool Properties) and designate a replacement property manager acceptable to the lender.

     Pursuant to a Manager's Consent and Subordination of Management Agreement with respect to each of the CS II Management Agreements, the Servicer will have the right to terminate such CS II Management Agreement upon, or at any time after, an event of default under the Columbia Sussex II Pool Loan by giving the CS II Manager 30 days' prior written notice of such termination. The CS II Manager has also agreed in such subordination agreements that its right to receive the management fee and all liens, rights and interests owned, claimed or held by the CS II Manager in and to any of the Columbia Sussex II Pool Properties are and will be, in all respects, subordinate and inferior to the liens and security interest created by the Columbia Sussex II Pool Loan.

Additionally, the CS II Management Agreement provides that the management fee is subordinate to the payment of all amounts due under the Columbia Sussex II Pool Loan.

     The CS II Manager was organized in 1972 and, as of September, 1996, the CS II Manager and its affiliates own and operate 44 hotels containing a total of over 11,000 rooms. Located in Ft. Mitchell, Kentucky, the CS II Manager operates its hotels primarily under the Radisson, Holiday Inn, Crowne Plaza, Westin, Marriott and Days Inn trade names in 16 states, Grand Cayman, British West Indies and St. Croix, U.S. Virgin Islands. William J. Yung is the President, Chief Executive Officer and sole voting shareholder of the CS II Manager.

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THE HGI II POOL LOAN AND PROPERTIES

     The Loan. The HGI II Pool Loan has a principal balance as of the Cut-off Date of approximately $99,217,643 and is secured by Mortgages encumbering five factory outlet center properties located in California, Maryland and Texas (the 'HGI II Pool Properties'). The Mortgages encumbering the HGI Pool Properties are cross-collateralized and cross-defaulted.

     The Borrower. Second Horizon Group Limited Partnership (the 'HGI II Pool Borrower') is a Delaware limited partnership formed on September 3, 1996. The partnership agreement of the HGI II Pool Borrower provides that it was formed
(a) to acquire, own and operate the HGI II Pool Properties for investment and for income producing purposes, (b) to mortgage, manage, operate, lease, refinance, and, if necessary or appropriate, sell the individual HGI II Pool Properties or any portion thereof, and (c) to carry on all incidental or related activities. The HGI II Pool Borrower has no material assets other than the HGI II Pool Properties and related interests. The sole general partner of the HGI II Pool Borrower is Second HGI, Inc. ('Second HGI'), a special purpose Delaware corporation formed solely for the purpose of acting as general partner of the HGI II Pool Borrower. The sole limited partner of the HGI II Pool Borrower is Horizon/Glen Outlet Centers Limited Partnership ('Horizon/Glen'), a Delaware limited partnership which is a subsidiary of Horizon Group, Inc. (the 'HGI REIT'), a Michigan corporation which is an SEC reporting company under the Securities Exchange Act of 1934, as amended, and a real estate investment trust, the stock of which is traded on the New York Stock Exchange. The voting stock of Second HGI is held 99% by Jeffrey A. Kerr, who is the Chairman of the Board of Directors of the HGI REIT. The remaining 1% of the voting stock and 100% of the non-voting stock of Second HGI is held by Horizon/Glen.

     Security. The HGI II Pool Loan is a non-recourse loan, secured only by the interest of the HGI II Pool Borrower in the related Mortgaged Properties and certain collateral therefor (including an assignment of leases and rents and the funds in certain accounts). Because Maryland law requires the payment of a mortgage recording tax based on the principal amount of the debt secured by a mortgage, the mortgage encumbering the Chesapeake Village Outlet secures a portion of the HGI II Pool Loan equal to 172% of the initial Allocated Loan Amount (which portion is equal to the appraised value) of such property. The HGI II Pool Loan is also secured by a pledge of all of the partnership interests in the HGI II Pool Borrower. Subject to exceptions for losses resulting from, among other things, fraud, intentional misrepresentation, breach of certain environmental indemnities and covenants, misapplication of funds, misappropriation of certain security deposits, insurance proceeds, condemnation proceeds, and rents arising from the HGI II Pool Properties, neither the HGI II Pool Borrower nor any of its affiliates is personally liable for payment of the HGI II Pool Loan. The sole limited partner of the HGI II Pool Borrower has provided a limited guarantee of the HGI II Pool Borrower's obligations and liabilities to the extent of the foregoing exceptions to the personal liability of the HGI II Pool Borrower. The HGI II Pool Borrower has represented that it owns good, marketable and insurable fee simple title to all of the HGI II Pool Properties, subject only to encumbrances described in the applicable title insurance policies and other encumbrances permitted by the lender under the loan documents (the 'HGI II Permitted Encumbrances'). The Originator is the named insured under title insurance policies (which will be assigned to the Trust
Fund) which insure that each of the Mortgages constitutes a valid and enforceable first lien on the HGI II Pool Properties, subject to certain exceptions and exclusions from coverage set forth therein.

     Payment Terms. The HGI II Pool Loan was originated by the Originator on September 12, 1996. The HGI II Pool Loan matures on October 11, 2026 (the 'HGI II Maturity Date') and bears interest at a fixed rate per annum equal to 9.06% (the 'HGI II Current Interest Rate') through and including October 10, 2006 and from and including October 11, 2006 (the 'HGI II Anticipated Repayment Date'), at a fixed rate per annum (the 'HGI II Revised Interest Rate') equal to 2% plus the greater of (a) the HGI II Current Interest Rate and (b) the yield as of the HGI II Anticipated Repayment Date, calculated by linear interpolation of the yields of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the HGI II Maturity Date. However, as described below, until the principal balance of the HGI II Pool Loan has been reduced to zero, the HGI II Pool Borrower will only be required to pay interest at the HGI II Current Interest Rate. The interest accrued at the excess of the HGI II Revised Interest Rate over the HGI II Current Interest Rate will be deferred and will bear interest at the HGI II Revised Interest Rate (such accrued and deferred interest and interest thereon,

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the 'HGI II Excess Interest'). Interest on the HGI II Pool Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

     Commencing on November 11, 1996, the HGI II Pool Loan requires 360 constant monthly payments (the 'HGI II Monthly Debt Service Payment Amount') of principal and interest of $803,280.95 (based on a 360-month amortization schedule and the HGI II Current Interest Rate and recalculated following certain mandatory types of prepayment of principal, including prepayments in connection with a casualty or condemnation). Payment of the balance of the principal, if any, together with all accrued and unpaid interest (including HGI II Excess Interest) is required on the HGI II Maturity Date. Commencing on the first payment date after the HGI II Anticipated Repayment Date, in addition to the HGI II Monthly Debt Service Payment Amount, the HGI II Pool Borrower is required to apply 100% of HGI II Excess Cash Flow in the following order of priority: first, to principal until the principal balance of the HGI II Pool Loan is reduced to zero and second to pay HGI II Excess Interest. 'HGI II Excess Cash Flow' is equal to the amount remaining in the HGI II Cash Collateral Account (as defined below under '--Lock Box') on each payment date after payments therefrom to fund certain reserve funds and to pay the scheduled debt service payment for such payment date and, after the HGI II Anticipated Repayment Date, to pay operating and capital expenses set forth in an annual budget approved by the Servicer or otherwise requested by the HGI II Pool Borrower and approved by the Servicer, all in the order of priority described below under '--Lock Box.' The scheduled principal balance of the HGI II Pool Loan as of the HGI II Anticipated Repayment Date will be approximately $90,933,808.

     After the occurrence and during the continuance of an event of default, the entire outstanding principal balance of the HGI II Pool Loan will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by law and (b) prior to the HGI II Anticipated Repayment Date, 13.06%, and on and after the HGI II Anticipated Repayment Date, the HGI II Revised Interest Rate plus 4.00%.

     Prepayment. Voluntary prepayment is prohibited under the HGI II Pool Loan prior to the HGI II Anticipated Repayment Date. On and after the HGI II Anticipated Repayment Date the HGI II Pool Borrower may repay the HGI II Pool Loan in whole or part without payment of a yield maintenance premium. In connection with any repayment in part, the HGI II Pool Borrower may transfer and obtain the release of one or more of the HGI II Pool Properties; provided that, among other conditions (a) the HGI II Pool Borrower pays (i) an amount equal to 125% of the Allocated Loan Amount of each Mortgaged Property to be released (the 'HGI II Release Price') and (ii) an amount with respect to each Mortgaged Property to be released equal to the product of the HGI II Excess Interest and a percentage equal to the HGI II Release Price divided by the principal amount of the HGI II Pool Loan and (b) the HGI II Pool Borrower provides (i) evidence satisfactory to the Servicer that following such release the HGI II Loan DSCR will not be less than the greater of (A) the HGI II Loan DSCR at the date of origination of the loan and (B) the HGI II Loan DSCR for the twelve full calendar month period preceding the date of such release (before giving effect to such release) and (ii) an officer's certificate stating that the principal amount of the HGI II Pool Loan, after deducting the HGI II Release Price, does not exceed 125% of the fair market values of the remaining HGI II Pool Properties as of the Closing Date for federal income tax purposes. The HGI II Pool Borrower may satisfy the condition relating to the HGI II Loan DSCR by increasing the HGI II Release Price.

     To the extent that the HGI II Pool Borrower is not permitted to apply any insurance proceeds or condemnation awards to the restoration of the Mortgaged Property under the HGI II Pool Loan, the Servicer will be entitled to apply such proceeds to prepay the HGI II Pool Loan.

     The Servicer may apply certain amounts to the prepayment of the HGI II Pool Loan in the event of a default thereunder, as described below under '--Lock Box' or upon a condemnation of or casualty with respect to the HGI II Pool Properties, as described below under '--Condemnation and Casualty.' No yield maintenance premium will be payable upon any prepayment or acceleration of the HGI II Pool Loan in connection with a default, casualty or condemnation.

     Release in Exchange for Substitute Collateral. The HGI II Pool Borrower is permitted on any payment date after the second anniversary of the Closing Date (but only before the HGI II Anticipated Repayment Date) to defease all or a portion of the HGI II Pool Loan, provided that, among other conditions, the HGI II Pool Borrower pays on such payment date (the 'HGI II Defeasance Date') (i) all scheduled principal and interest payments on the HGI II Pool Loan then due and (ii) the HGI II Defeasance Deposit (as defined below). In

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addition, the HGI II Pool Borrower is required to deliver to the Servicer (a) a security agreement granting the Trustee a first priority lien on the HGI II Defeasance Deposit and the U.S. Obligations purchased with the HGI II Defeasance Deposit, (b) an opinion of counsel for the HGI II Pool Borrower in form satisfactory to the Servicer stating that the Trustee has a perfected security interest in the HGI II Defeasance Deposit and a first priority perfected security interest in the U.S. Obligations purchased therewith and (c) such other certificates, documents or instruments as may reasonably be requested by the Servicer. In addition, it is a condition to any such defeasance that the Servicer have received written confirmation from the Rating Agencies that such defeasance will not result in a qualification, withdrawal or downgrading of the ratings of the Certificates in effect prior to such defeasance. 'HGI II Defeasance Deposit' means an amount equal to the total cost to be incurred in the purchase of direct noncallable U.S. obligations or U.S.-guaranteed obligations providing payments on or prior to, but as close as possible to (a) all scheduled payment dates after the HGI II Defeasance Date through and including the HGI II Anticipated Repayment Date, upon which principal and interest payments are required under the HGI II Pool Loan and in amounts equal to the proportionate share, based on the amount of principal defeased (which, in the case of a defeasance in full, will be 100%), of scheduled payments due on such dates under the HGI II Pool Loan and (b) the unpaid principal balance of the HGI II Pool Loan (or the allocable portion with respect to a partial defeasance), together with accrued interest, on the HGI II Anticipated Repayment Date.

     Upon receipt of the HGI II Defeasance Deposit, the Servicer, using such Defeasance Deposit, will purchase U.S. Obligations on behalf of the HGI II Pool Borrower and, in the case of a defeasance in whole, such U.S. Obligations will serve as the sole collateral for the payments of the amounts due under the HGI II Pool Loan. Upon a deposit of U.S. Obligations, the HGI II Pool Borrower has the right to assign the obligation to make payments under the HGI II Pool Loan with respect to the principal amount of the HGI II Pool Loan that has been defeased to an entity designated by the Servicer. If the HGI II Pool Borrower does assign such obligations, the Servicer will cause such obligations to be assumed by a special-purpose bankruptcy-remote entity.

     In connection with the defeasance of the HGI II Pool Loan, the release of one or more properties from the lien of the related Mortgage may be obtained, provided no event of default exists, subject to the condition that: (a) if such defeasance is in connection with a release of less than all of the HGI II Pool Properties, the HGI II Pool Borrower provides (i) evidence satisfactory to the Servicer that following such release the HGI II Loan DSCR will not be less than the greater of (A) the HGI II Loan DSCR at the date of origination of the loan and (B) the HGI II Loan DSCR for the twelve full calendar month period preceding such release (before giving effect to such release) and (ii) an officer's certificate stating the principal amount of the HGI II Pool Loan, after deducting the HGI II Release Price, does not exceed 125% of the fair market values of the remaining HGI II Pool Properties as of the Closing Date for federal income tax purposes, (b) the HGI II Pool Borrower pays (i) if such defeasance is in connection with a release of all the HGI II Pool Properties, all other sums due and payable under the HGI II Pool Loan or (ii) if such defeasance is in connection with a release in part, all other sums due and payable under the related Mortgage and (c) the HGI II Pool Borrower defeases a principal portion of the HGI II Pool Loan equal to (i) the HGI II Release Price of the HGI II Pool Property being released in the case of the release of less than all the HGI II Pool Properties or (ii) an amount equal to the entire principal balance of the HGI II Pool Loan for a full defeasance in the case of the release of all the HGI II Pool Properties. The HGI II Pool Borrower may satisfy the condition relating to the HGI II Loan DSCR by increasing the HGI II Release Price.

     Reserves. Pursuant to the terms of the HGI II Pool Loan, the HGI II Pool Borrower has established (i) a capital reserve fund to cover the cost of capital expenditures, tenant improvements and leasing commissions incurred by the HGI II Pool Borrower, which is to be funded monthly in an amount equal to approximately $51,996, and (ii) a tax and insurance account to be funded monthly by an amount equal to 1/12 of the aggregate insurance premiums and taxes in respect of the HGI II Pool Properties payable in the succeeding twelve months. In addition, $61,000 was reserved at closing to cover the cost of items requiring immediate attention as set forth in the engineering report.

     Lock Box. The HGI II Pool Borrower is obligated to cause all rents with respect to the HGI II Pool Properties to be deposited directly by the tenants to a collection account. The collection account will be held in the name of the HGI II Pool Borrower, as debtor, and the lender, as secured party. Each calendar month funds in the collection account in excess of the minimum balance required (not to exceed $10,000) will be swept on a daily basis into a deposit account (the 'HGI II Cash Collateral Account') held by the Servicer; provided that

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prior to the HGI II Anticipated Repayment Date, such sweep will cease at such time in each month as the Servicer notifies the bank maintaining the collection account that sufficient funds have been deposited in the HGI II Cash Collateral Account to provide for payment of debt service and the required reserve funds under the HGI II Pool Loan.

     The Servicer will distribute funds held in the HGI II Cash Collateral Account in the following order: (a) to fund the tax and insurance account, (b) to fund the HGI II Monthly Debt Service Payment Amount, (c) to fund the capital reserve fund, (d) if after the HGI II Anticipated Repayment Date, to pay operating expenses and capital expenditures set forth in the approved annual budget (as described below under '--Financial Covenants and Reporting') or otherwise approved by the Servicer, (e) if after the HGI II Anticipated Repayment Date or at any time that there is a continuing event of default under the HGI II Pool Loan, to pay principal until the outstanding principal balance of the HGI II Pool Loan has been reduced to zero, (f) if after the Anticipated Repayment Date, to pay the HGI II Excess Interest and (g) to the HGI II Pool Borrower.

     Transfer of Property and Interest in Borrower; Encumbrance. The HGI II Pool Borrower is permitted to transfer an HGI II Pool Property only following a release in connection with a defeasance (as described above under '--Release in Exchange for Substitute Collateral'), or, on and after the HGI II Anticipated Repayment Date, a prepayment (as described above under '--Prepayment') of a portion of the HGI II Pool Loan. The HGI II Pool Borrower may not encumber the HGI II Pool Properties, other than by the HGI II Permitted Encumbrances. The HGI

II Pool Loan permits transfers or encumbrances of the limited partnership interests in the HGI II Pool Borrower (which have been pledged to secure the HGI II Pool Loan), as long as (i) the transferee enters into a pledge of its partnership interest in substantially the same form as the pledge entered into by the transferor, (ii) no more than 49.9% of the limited partnership interests are transferred in the aggregate, (iii) no event of default exists under the HGI II Pool Loan and (iv) if such transfer is to an affiliate of the HGI II Pool Borrower, Second HGI, Horizon/Glen or the HGI REIT that is not covered by the non-consolidation opinion delivered on the Closing Date, the HGI II Pool Borrower provides written confirmation from each Rating Agency that the transfer will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to any class of the Certificates. However, the HGI II Pool Loan provides that no person or entity may be admitted as a partner of the HGI II Pool Borrower unless (i) in the case of the admission of a new general partner,
(w) each Rating Agency confirms in writing that such person's admission will not result in a downgrade, qualification or withdrawal of the then current ratings on any class of Certificates, (x) the new partner is a single purpose entity,
(y) the new partner confirms to the Trustee in writing the representations and covenants regarding single purpose entity status set forth in the HGI II Pool Loan and (z) a nonconsolidation opinion acceptable to the Rating Agencies is delivered to the Rating Agencies and the Servicer and (ii) in the case of admission of a new limited partner, if any person is admitted as a limited partner owning 49% or more of the partnership interests, the Servicer and each Rating Agency confirms in writing that such person's admission will not result in a downgrade, qualification or withdrawal of the then current ratings on any class of Certificates and a nonconsolidation opinion acceptable to the Rating Agencies is delivered to the Rating Agencies.

     Insurance. The HGI II Pool Borrower is required to maintain (a) during any period of repair or restoration in connection with a casualty or condemnation causing loss or damage in excess of $500,000, builder's risk insurance for the full cost of construction, (b) insurance with respect to the improvements, equipment and inventory against any peril included within the classification 'All Risks of Physical Loss' with extended coverage insurance in an amount equal to at least 100% of the full replacement cost of the improvements, equipment and inventory, (c) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event with limits less than $1,000,000 per occurrence with combined single limit coverage for bodily injury or property damage and excess (umbrella) liability coverage of not less than $50,000,000 per occurrence, (d) statutory workers compensation insurance, (e) rental loss and/or business interruption insurance in an amount equal to eighteen months estimated gross revenue, (f) flood or earthquake insurance with respect to any portion of any of the HGI II Pool Properties that is located within a federally designated flood or earthquake hazard zone, to the extent that the occurrence of a flood or earthquake with respect to such portion of such HGI II Pool Property would have a material adverse effect on such HGI II Pool Property as a whole (which flood or earthquake insurance may be provided under a blanket policy or policies providing not less than $25,000,000 of coverage per occurrence and in the aggregate, which blanket policies may cover properties other than the HGI II Pool Properties), (g) machinery and boiler explosion

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and sprinkler leakage insurance and (h) such other insurance as is reasonably requested by the Servicer provided such insurance is of the kind from time to time customarily insured against and in such amounts as are generally required by institutional lenders for properties comparable to the applicable property. Any such insurance may be effected under a blanket policy so long as, except in the case of public liability insurance, the portion of the total policy that is allocated to each of the HGI II Pool Properties is not less than the required amount of such insurance. The HGI II Pool Loan requires the HGI II Pool Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than 'AA' by S&P. In addition, such insurance must be provided by insurers rated not less than 'AA' or its equivalent by any one of the other Rating Agencies; provided that (i) the insurance described in clauses (b) and (e) above may be provided by a syndicate as to which at least 60% (if there are five or more members of the syndicate) or at least 75% of the coverage (if there are four or fewer members of the syndicate) of the coverage is rated 'AA' or better by either such Rating Agency and the remainder of the coverage is rated 'A' or better by either such Rating Agency and (ii) worker's compensation insurance may be provided by the applicable state workers' compensation fund. Hartford Fire Insurance Company, the property insurer for the HGI II Pool Properties, has a claims paying ability rating of 'AA' by S&P and a rating of 'A+/XV' by Best's. The HGI II Pool Properties located in Lake Elsinore, Tracy and Pismo Beach are each located in an earthquake zone and the HGI Pool Borrower has obtained separate earthquake insurance for these properties. See 'Risk Factors and Other Considerations--Availability of Earthquake, Flood and Other Insurance.'

     Condemnation and Casualty. The Servicer is obligated to make casualty insurance or condemnation proceeds available for the restoration of the HGI II Pool Properties if the following conditions, among others, are met: (i) the property can be restored to materially the same condition and utility as, and having a value equal to or greater than, that prior to the casualty or condemnation, and such restoration shall be capable of being completed prior to October 11, 2005, (ii) the HGI II Pool Borrower shall demonstrate to the Servicer's reasonable satisfaction its ability to pay its obligations under the HGI II Pool Loan during the restoration period (including the use of rental loss and business interruption insurance), (iii) the cost of the repair, restoration and replacement shall not exceed 50% of the replacement cost of the improvements, inventory and equipment, (iv) the HGI II Pool Borrower shall demonstrate to the Servicer's reasonable satisfaction that the property will have an occupancy rate of at least 75% upon completion of the restoration period, (v) within 60 days after the casualty or condemnation the HGI II Pool Borrower shall have given notice of its election to restore, (vi) within 60 days following the date of such notice, and prior to any proceeds being disbursed to it, the HGI II Pool Borrower shall have provided to the Servicer such additional funds or other security (if any) as, in the Servicer's reasonable judgment, are necessary to complete the restoration, (vii) if loss or damage exceeds $500,000, within 60 days following the date of such notice, and prior to any proceeds being disbursed to it, the HGI II Pool Borrower shall have provided to the Servicer (1) complete plans and specifications for restoration, (2) fixed price or guaranteed maximum cost construction contracts for completion of the restoration in accordance with such plans, (3) builder's risk insurance for the full cost of construction with the Trustee named as payee and (4) all permits needed for the restoration, (viii) the HGI II Pool Borrower shall commence such work within 90 days after the casualty or condemnation and diligently pursue such work to completion and (ix) the Trustee shall have a first priority security interest in all building materials and completed restoration work. If loss or damage exceeds $500,000, (i) each disbursement by the Servicer of insurance or condemnation proceeds shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound lending practices and shall be made only upon receipt of disbursement requests signed by the HGI II Pool Borrower and its architect and general contractor with appropriate invoices, lien waivers and other documents reasonably required by the Servicer and (ii) the Servicer may retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, and the reasonable fees and expenses of such independent inspector shall be paid by the HGI II Pool Borrower. Notwithstanding the foregoing, if the insurance proceeds are less than $500,000, so long as there is no event of default under the HGI II Pool Loan, the Servicer shall promptly make the net insurance proceeds available to the HGI II Pool Borrower for restoration.

     To the extent that the proceeds of any casualty or condemnation are not required or used for restoration, or in the event the HGI II Pool Borrower fails to timely elect to restore or fails to meet the conditions for restoration, upon five business days notice to the HGI II Pool Borrower and the HGI II Pool Borrower's failure to cure such matter within such five business day period, the Servicer is required to apply such proceeds to prepay a portion of

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the HGI II Pool Loan in an amount equal to the HGI II Release Price for the related HGI II Pool Property together with interest thereon. Such prepayment will not be accompanied by the payment of a yield maintenance premium. Any excess casualty or condemnation proceeds over the amount required to be applied to the prepayment of the HGI II Pool Loan as described above is required to be released to the Borrower.

     Financial Covenants and Reporting. The HGI II Pool Borrower is required to furnish to the Servicer: (a) within 90 days after the end of each fiscal year, financial and operating statements for the HGI II Pool Borrower audited by Conn Geneva or another certified public accounting firm reasonably acceptable to the Servicer, together with a certificate of the HGI II Pool Borrower stating that, to the best of its knowledge, such financial statements present fairly in all material respects the financial condition and results of operations of the HGI II Pool Borrower and for each HGI II Pool Property the amount of sales per square foot, (b) within 45 days after the end of each fiscal quarter, unaudited operating and financial statements with respect to the HGI II Pool Borrower for that quarter (in the case of the operating statements, prepared on an accrual basis and including a schedule showing actual total cash receipts), together with an officer's certificate and certified updated occupancy statements and rent rolls for each property, (c) within 15 days following the end of a month, property operating statements (prepared on an accrual basis and including a schedule showing actual cash receipts), certified by the HGI II Pool Borrower,
(d) within 15 business days after request, such other information regarding any

Plan and any reports or other information required to be filed under ERISA as may be reasonably requested, and (e) within 15 business days after request, (which request may be made not more than once a quarter) such other information regarding the operation of the HGI II Pool Properties and the financial affairs of the HGI II Pool Borrower as the Servicer may reasonably request; provided, however, that any such information furnished at the Servicer's request that is reasonably considered confidential shall be delivered only upon receipt of a confidentiality agreement reasonably acceptable to the HGI II Pool Borrower. In addition, the HGI II Pool Loan provides that the Originator, Trustee, Servicer and Rating Agencies shall keep the foregoing confidential information, rent rolls, and per square foot sales figures confidential. Such information may be available to any private Certificateholder that signs a confidentiality agreement and may be available to all Certificateholders if the HGI II Loan DSCR is less than 1.25 unless within five business days after notice the HGI II Pool Borrower deposits with the Servicer U.S. Obligations the payments from which will increase the HGI II Loan DSCR to 1.25. After the HGI II Anticipated Repayment Date, the HGI II Pool Borrower is required to submit an annual budget to the Servicer for the Servicer's approval. Operating expenses and capital expenditures (to the extent not to be paid from the capital reserve fund) for the HGI II Pool Properties will then be paid in accordance with such approved annual budget.

     The Properties. The Mortgaged Properties securing the HGI II Pool Loan are five factory outlet centers containing an aggregate of approximately 1,248,107 square feet of GLA.

     Chesapeake Village Outlet Center. This outlet center is located on approximately 24 acres located at the intersection of Routes 50 and 301 and Chesapeake Village Road in Queenstown, Maryland. Queenstown, Maryland is located approximately 25 miles east of Annapolis, Maryland on the eastern shore of the Chesapeake Bay. The center contains 219,307 square feet of GLA, and was built in five phases: Phase I, comprising 67,283 square feet of GLA in 1989, Phase II, comprising 54,940 square feet of GLA, in 1990, Phase III, comprising 15,600 square feet of GLA, in 1991, Phase IV, comprising 13,640 square feet of GLA, in 1992 and Phase V, comprising 67,804 square feet of GLA, in 1993. As of September 13, 1996, the center was approximately 100% occupied. Tenants include Vanity Fair, Nike, Springmaid-Wamsutta, Chesapeake Gourmet, Bass Company Store and Liz Claiborne. The center contains parking spaces for approximately 1,284 vehicles. Based on an appraisal dated July 30, 1996, the appraised value of the property was $30,000,000. Overall sales for the property were approximately $269 per square foot for the twelve-month period ending July 31, 1996 and overall occupancy costs were approximately 6% of such sales.

     Lake Elsinore Outlet Center. This outlet center is located on approximately 35 acres on Interstate 15 in Lake Elsinore, Riverside County, California. Lake Elsinore, California is located approximately 75 miles east of Los Angeles, California and approximately 74 miles north of San Diego, California. The center contains 368,785 square feet of GLA, and was built in four phases: Phase I, comprising 127,850 square feet of GLA, in 1991, Phase II, comprising 81,610 square feet of GLA, in 1992, Phase III, comprising 82,630 square feet of GLA, in 1993 and Phase IV, comprising 76,695 square feet of GLA, in 1995. As of September 13, 1996, the center was approximately 91% occupied. Tenants include Liz Claiborne, London Fog, Nike, Bass Company


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Store, Mikasa Factory Store, ESPRIT, Levi's Outlet, Stroud's Linen, Sony,
Oshkosh, Jordache and Bugle Boy. The center contains parking spaces for approximately 2,216 vehicles. Based on an appraisal dated August 9, 1996, the appraised value of the property was $58,300,000. Overall sales for the property were $232 per square foot for the twelve-month period ending July 31, 1996 and occupancy costs were approximately 10% of such sales.

     Pismo Beach Outlet Center.  This outlet center is located on approximately
14.9 acres south of Highway 101, in the city of Pismo Beach in San Luis Obispo County, California. Pismo Beach is approximately 20 miles north of Santa Maria and 10 miles south of San Luis Obispo. The center contains 147,560 square feet of GLA, and consists of two, single story buildings constructed in 1994. As of September 13, 1996, the center was approximately 96% occupied. Tenants include Levi's Outlet, Bass, Mikasa Factory Store, Designer Labels for Less and Bugle Boy. Based on an appraisal dated August 14, 1996, the appraised value of the property was $22,800,000. The center contains parking spaces for approximately 712 vehicles. Overall sales for the property were $190 per square foot for the twelve-month period ending July 31, 1996 and overall occupancy costs were approximately 12% of such sales.

     Southwest Outlet Center. This outlet center is located on approximately 43 acres east of Interstate Highway 35, between State Highway 22/171 and Farm-to-Market 286 in Hillsboro, Texas. Hillsboro is located approximately 65 miles southwest of Dallas, Texas, approximately 55 miles southeast of Fort Worth, Texas and approximately 30 miles north of Waco, Texas. The center contains 359,455 square feet of GLA, and was built in three phases: Phase I, comprising 95,495 square feet, in 1989, Phase II, comprising 100,600 square feet of GLA, in 1992, and Phase III, comprising 163,160 square feet of GLA, in 1994. As of September 13, 1996, the center was approximately 95% occupied. Tenants include Nike, Liz Claiborne, Eddie Bauer, Guess, Mikasa Factory Store, Bugle Boy, Reebok Factory Store, J. Crew, Saks Fifth Avenue and Gap Outlet. The center contains parking spaces for approximately 2,278 vehicles. Based on an appraisal dated August 9, 1996, the appraised value of the property was $46,500,000. Overall sales for the property were $220 per square foot for the twelve-month period ending July 31, 1996 and overall occupancy costs were approximately 8% of such sales.

     Tracy Outlet Center. This outlet center is located on approximately 20 acres on the north side of Pescadero Avenue, east of MacArthur Drive in Tracy, California. Tracy, California is located approximately 60 miles east of San Francisco and 68 miles south of Sacramento. The center contains 153,000 square feet of GLA and was built in 1994. As of September 13, 1996, the center was approximately 98% occupied. Tenants include Liz Claiborne, Bass Company Store, Reebok Factory Store, Stroud's Linen, Levi's Outlet and Mikasa Factory Store. The center contains parking spaces for approximately 1,010 vehicles. Based on an appraisal dated August 13, 1996, the appraised value of the property was $21,400,000. Overall sales for the property were $174 per square foot for the twelve-month period ending July 31, 1996 and occupancy costs were approximately 11% of such sales.


     See 'Risk Factors and Other Special Considerations--Risks Relating to Factory Outlet Centers.'

     Property Management. Each HGI II Pool Property is managed by Horizon/Glen, the sole limited partner of the HGI II Pool Borrower (solely in its capacity as manager, the 'HGI II Manager'), pursuant to a separate property management agreement (each, an 'HGI II Management Agreement'), between the HGI II Manager and the HGI II Pool Borrower. Horizon/Glen, the HGI II Manager, is the operating partnership of the HGI REIT. As of September 30, 1996 it owned and operated (directly or through affiliates) 37 factory outlet centers (including the HGI II Pool Properties) having over 9,000,000 square feet of GLA.

     The HGI II Manager is responsible for the management of the HGI II Pool Properties. Under the HGI II Management Agreements, the HGI II Manager is entitled to (a) a monthly management fee equal to 4% of gross revenues of the HGI II Pool Properties, minus the HGI II Administrative Fee (as defined below), plus (b) reimbursement of expenses approved in advance by the HGI II Pool Borrower. The HGI II Manager is also entitled to charge and collect the following items (collectively the 'HGI II Administrative Fee'), but only to the extent 'passed through' to and paid by tenants: (i) a reasonable common area maintenance administration fee not to exceed 15% of common area maintenance expenses, (ii) a reasonable marketing administration fee not to exceed 15% of marketing and promotional expenses, and (iii) a reasonable advertising agency fee not to exceed 15% of placement costs of all billboard, radio, magazine and television advertisements.

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     The HGI II Management Agreement provides that the HGI II Manager will manage the properties for an initial term of five years commencing on the date of origination of the HGI II Pool Loan. Unless otherwise terminated, the HGI II Management Agreement will automatically be extended for an additional three year term; provided that the HGI II Pool Borrower may elect to terminate such agreement as of the end of the initial term by notifying the HGI II Manager at least 30 days prior to the end of such term. The HGI II Pool Borrower may terminate the HGI II Management Agreement at any time without cause by giving the HGI II Manager not less than 30 days prior notice and paying all fees, charges and other amounts then owing under such agreement. The HGI II Manager may terminate the agreement in the event of a default by the HGI II Pool Borrower which is not cured within 15 days after the HGI II Pool Borrower's and the Servicer's receipt of notice of such default or at any time by giving the HGI II Pool Borrower not less than 30 days prior notice, and in either such case the HGI II Manager shall be entitled to receive all fees, charges and other amounts then owing under such agreement.

     Pursuant to the Manager's Consent and Subordination of Management Agreement with respect to each HGI II Management Agreement among the Originator, as lender, the HGI II Pool Borrower and the HGI II Manager (each, an 'HGI II Manager's Subordination'), the Servicer will have the right to terminate the related HGI II Management Agreement by giving the HGI II Manager 30 days prior written notice (i) upon the occurrence of an event of default under the HGI II Pool Loan, (ii) in the event that the HGI II Loan DSCR is less than 1.15 (unless the HGI II Pool Borrower deposits with the Servicer U.S. Obligations to defease the loan such that the resulting HGI II Loan DSCR will be 1.15 or higher) or
(iii) if a tenant is moved from any of the HGI II Pool Properties to an adjacent outlet center owned by an affiliate of the HGI II Pool Borrower (unless (1) the HGI II Pool Borrower delivers a certification and supporting evidence that (A) such HGI II Pool Property has an occupancy rate of at least 90% on a pro forma basis (excluding the lease of the tenant being moved but including any noncancelable replacement lease) and (B) the HGI II Loan DSCR for the applicable HGI II Pool Property and for the HGI II Pool Properties as a whole is not less than the HGI II Loan DSCR at origination of the HGI II Pool Loan, or (2) the Servicer consents to such transfer).

     Pursuant to the HGI II Manager's Subordinations, the HGI II Manager has agreed (i) to such termination rights of the Servicer, (ii) that all liens, rights and interests owned, claimed or held by the HGI II Manager in and to any of the HGI II Pool Properties are and will be, in all respects, subordinate and inferior to the liens and security interest created by the HGI II Pool Loan; provided that such subordination shall not affect the HGI II Manager's rights or remedies against the HGI II Pool Borrower under the HGI II Management Agreement for nonpayment of its compensation, (iii) that the HGI II Manager will not terminate the HGI II Management Agreement without giving the Servicer the same notice and the same rights to cure (if any) as the HGI II Pool Borrower and (iv) that the HGI II Manager will not amend the HGI II Management Agreement without the Servicer's consent. The HGI II Pool Loan prohibits the HGI II Pool Borrower from terminating, reducing rents under or shortening the term of any lease (except in connection with a tenant default) unless such action (taking into account the planned alternative use of the affected space) does not materially adversely affect the value of any HGI II Pool Property.

     The 'HGI II Loan DSCR' as of any date is a ratio, the numerator of which is the net operating income (determined as set forth in the HGI II Pool Loan) from the HGI II Pool Properties (not including any HGI II Pool Property that has been released from the lien of the related Mortgage) for the twelve full calendar month period preceding such date and the denominator of which is the aggregate of the payments of principal and interest (excluding for purposes of such calculations any payments that are covered by U.S. obligations as described above) that would be due and payable under the HGI II Pool Loan during such period calculated using a debt constant of 9.71% per annum.

MHP II POOL LOAN AND PROPERTIES

     The Loan. The MHP II Pool Loan has a principal balance as of the Cut-off Date of $266,000,000 and is evidenced by three separate notes issued by two related borrowers. The first two Notes (the 'MHPLP Notes'), which have principal balances as of the Cut-off Date of approximately $195,405,904 and approximately $27,094,096, respectively, were issued by Marriott Hotel Properties II Limited Partnership (the 'MHPLP Borrower') and are secured by (a) first Mortgages encumbering three full-service hotels (the 'MHPLP Properties') located in New Orleans, Louisiana (the 'Louisiana Property'), San Antonio, Texas (the 'San Antonio Property') and San Ramon, California (the 'San Ramon Property') and (b) a pledge of the 50%

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limited partnership interest in the Santa Clara Borrower (as defined below)
owned by the MHPLP Borrower. The third Note (the 'Santa Clara Note,' and together with the MHPLP Notes, the 'MHP II Pool Notes'), which has a principal balance as of the Cut-off Date of approximately $43,500,000, was issued jointly by Santa Clara Marriott Hotel Limited Partnership (the 'Santa Clara Borrower,' and together with the MHPLP Borrower, the 'MHP II Pool Borrowers') and the MHPLP Borrower and is secured by (a) a first Mortgage encumbering a full-service hotel owned by the Santa Clara Borrower (the 'Santa Clara Property,' and together with the MHPLP Properties, the 'MHP II Pool Properties') located in Santa Clara, California and (b) second Mortgages on the MHPLP Properties. All of the MHP II Pool Notes are cross-defaulted, but have only 'one-way' cross-collaterization in that the MHPLP Properties secure the Santa Clara Note, but the Santa Clara Property does not secure the MHPLP Notes.

     The Borrower. The MHPLP Borrower and the Santa Clara Borrower are each limited partnerships limited in their respective purposes to owning, operating and managing the MHPLP Properties and the Santa Clara Property, respectively. The MHPLP Borrower has no material assets other than the MHPLP Properties and related interests and a 50% limited partnership interest in the Santa Clara Borrower granted under the limited partnership agreement of the Santa Clara Borrower (the 'Santa Clara Partnership Agreement'). The Santa Clara Borrower has no material assets other than the Santa Clara Property and related interests. The general partner of both the MHPLP Borrower and the Santa Clara Borrower is Marriott MHP Two Corporation (the 'MHP II GP'), a Delaware corporation, which is limited in its purposes to acting as general partner of the MHPLP Borrower and the Santa Clara Borrower. As of September 23, 1996, the MHPLP Borrower had approximately 420 limited partners (the 'MHPLP LPs'). Such limited partners are entitled to receive semi-annual partnership distributions based on net cash flow, if available, after payment of debt service and reserves. The MHPLP LPs include MHP II Acquisition Corp. ('MHP II Acquisition'), which as of September 23, 1996 held approximately 51.4% of the limited partnership units of the MHPLP Borrower. MHP II Acquisition is a direct, wholly-owned subsidiary of Host Marriott Corporation, a Delaware corporation ('Host Marriott'). The limited partners of the Santa Clara Borrower are the MHPLP Borrower and HMH Properties, Inc. ('HMH'), a Delaware corporation and a wholly-owned indirect subsidiary of Host Marriott. The MHP II GP is a wholly-owned indirect subsidiary of Host Marriott. Marriott Hotel Services, Inc., which is the property manager for the MHP II Pool Properties (the 'MHP II Manager'), is a wholly-owned subsidiary of Marriott International, Inc. ('MII') and is not affiliated with Host Marriott or the MHP II Pool Borrowers.

     Both of the MHP II Pool Borrowers were formed for a significant period prior to the origination of the MHP II Pool Loan. As a result, while neither of such borrowers has been engaged in any business other than owning and operating the related MHP II Pool Properties, it may be subject to certain liabilities to which a newly-formed entity might not be subject. In addition, the organizational documents of each of the MHP II Pool Borrowers lack some of protective terms and covenants typically associated with special purpose entities. For example, certain limited intercompany loans are permitted between the MHP II Pool Borrowers and their affiliates, none of the customary restrictions on transfers of the partnership interests in the borrower are present in the related limited partnership agreement, and under certain circumstances, the MHP II Pool Borrowers could be dissolved.

     Security. The MHP II Pool Notes are non-recourse notes, and, subject to exceptions for fraud, material misrepresentation, breach of any provision of a related environmental indemnity agreement or misappropriation of funds, neither of the MHP II Pool Borrowers nor any of their respective affiliates is personally liable for payment thereof. The MHPLP Notes are secured as described above by the leasehold estate, or in the case of the Louisiana Property, the fee estate, of the MHPLP Borrower in the MHPLP Properties, certain collateral therefor (including an assignment of leases and rents and the funds in certain accounts), and a pledge of the 50% limited partnership interest of the MHPLP Borrower in the Santa Clara Borrower. The Santa Clara Note is secured as described above by the leasehold estate of the Santa Clara Borrower in the Santa Clara Property and the leasehold estate, or in the case of the Louisiana Property, the fee estate, of the MHPLP Borrower in the MHPLP Properties and certain collateral therefor (including an assignment of leases and rents and the funds in certain accounts). Each of the MHP II Pool Borrowers has agreed to indemnify the Originator and its successors and assigns with respect to the liabilities arising from and in connection with certain environmental matters. Each of the MHP II Pool Borrowers has represented that it owns good, marketable and insurable fee simple title to (or leasehold interest in) the MHP II Pool Properties owned by it, subject only to encumbrances permitted by the lender. The Originator is the named insured under title insurance policies (which will be assigned to the Trust Fund) which insure that each of the related Mortgages constitutes a valid and enforceable first lien on the applicable MHP II Pool Properties, subject to certain exceptions and exclusions from coverage set forth therein.

     Payment Terms. The MHP II Pool Loan was originated by the Originator on September 23, 1996. Each of the MHP II Pool Notes matures on October 11, 2017 (the 'MHP II Maturity Date') and bears interest at a fixed rate per annum equal to 8.22% (the 'MHP II Current Interest Rate') through October 10, 2007. On and after October 11, 2007 (the 'MHP II Anticipated Repayment Date') to and including October 10, 2008, the MHP II Pool Notes accrue interest at a fixed rate per annum equal to the greater of (i) 10.22% and (ii) the yield as of the MHP II Anticipated Repayment Date, calculated by linear interpolation of the yields of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the tenth anniversary of the MHP II Anticipated Repayment Date, plus 2.00% (the 'First MHP II Revised Interest Rate'). On and after October 11, 2008 and as adjusted on each additional anniversary of the MHP II Anticipated Repayment Date thereafter (each, an 'MHP II Adjustment Date'), the MHP II Pool Notes accrue interest at a fixed rate per annum equal to the greater of (i) 10.22% and (ii) the lesser of (A) the First MHP II Revised Interest Rate and (B) the yield as of such MHP II Adjustment Date, calculated by linear interpolation of the yields of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the tenth anniversary of the MHP II Anticipated Repayment Date, plus

2.00%. The relevant interest rate on the MHP II Pool Notes as described in the previous two sentences will be referred to herein as the 'MHP II Revised Interest Rate'. The interest accrued at the excess of the MHP II Revised Interest Rate over the MHP II Current Interest Rate will be deferred until the MHP II Maturity Date (such accrued and deferred interest and interest thereon at the MHP II Revised Interest Rate, the 'MHP II Excess Interest'). Interest on the MHP II Pool Notes is calculated on the basis of the actual number of days elapsed and a 360-day year.

     The MHP II Pool Notes require payments of interest only through October 11, 1997. Commencing on November 11, 1997, each of the MHP II Pool Notes requires 240 constant monthly payments of principal and interest (based on a 240-month amortization schedule and the MHP II Current Interest Rate). The amounts of the monthly payments of principal and interest on the two MHPLP Notes are $1,661,308.90 and $230,349.55, respectively (combined, the 'MHPLP Monthly Debt Service Payment Amount') and the amount of the monthly payment of principal and interest on the Santa Clara Note is $369,829.85 (the 'Santa Clara Monthly Debt Service Payment Amount,' and together with the 'MHPLP Monthly Debt Service Payment Amount,' the 'MHP II Monthly Debt Service Payment Amount'). (The scheduled monthly payments on the MHP II Pool Notes will be recalculated in connection with certain prepayments received after the MHP II Anticipated Repayment Date.) Payment of the balance of the principal, if any, together with all accrued and unpaid interest (including the MHP II Excess Interest on each of the MHP II Pool Notes) is required on the MHP II Maturity Date.

     Commencing on the first payment date after the MHP II Anticipated Repayment Date and continuing on each monthly payment date thereafter, in addition to the MHP II Monthly Debt Service Payments, the MHP II Pool Borrowers are required to pay all of MHPLP Excess Cash Flow (as defined below) and the MHPLP Borrower's share (the 'MHPLP Share') of the Santa Clara Excess Cash Flow attributable to its limited partnership interest in the Santa Clara Borrower for the MHP II Accounting Periods (as defined below) relating to the payment date in the following order of priority: (a) to pay the outstanding principal balance of the MHP II Pool Notes, pro rata, until such principal is reduced to zero and (b) to pay the MHP II Excess Interest on the MHP II Pool Notes, pro rata. 'MHPLP Excess Cash Flow' means operating profit less certain administrative expenses (each calculated as provided in the loan documents relating to the MHPLP Notes, the 'MHPLP Operating Profit') from the MHPLP Properties after application of funds
(a) to pay amounts required to be paid into the ground lease escrow fund with respect to the MHPLP Properties as described below under '--Reserves,' (b) to pay certain amounts to the Servicer, (c) to pay the MHPLP Monthly Debt Service Payment Amount, (d) to pay any other amounts then due to the lender with respect to the MHPLP Notes, (e) if then required, to fund any amounts to be paid into the tax and insurance escrow fund with respect to the MHPLP Properties as described below under '--Reserves,' (f) to fund any shortfall in the debt service reserve fund with respect to the MHPLP Notes as described below under '--Reserves,' (g) to fund any amounts required to be paid into the capital expenditure/FF&E reserve fund with respect to the MHPLP Properties, as described below under '--Reserves,' (h) to fund any deficiencies for such payment date in items corresponding to items

(a) through (g) with respect to the Santa Clara Note and the Santa Clara Property, (i) to pay amounts due (amortized on a five-year basis) in respect of any subordinated loans advanced to the MHPLP Borrower by the MHP II Manager ('MHPLP Manager Loans'), (j) to pay (1) certain incentive management fees earned in the current fiscal year with respect to the MHPLP Properties and (2) certain deferred incentive management fees incurred prior to the MHP II Anticipated Repayment Date with respect to the Santa Clara Property and the San Ramon Property, payable in that order, (k) to repay any subordinated loans (amortized on a five-year basis) made by the MHP II GP and HMH for the payment of Santa Clara Monthly Debt Service Payment Amounts or for funding the debt service reserve account with respect to the Santa Clara Note ('Santa Clara Partner Loans') and (l) to pay for certain repairs, alterations, improvements, renewals or replacements with respect to the MHPLP Properties ('MHPLP Additional Repair Amounts').

     'Santa Clara Excess Cash Flow' means operating profit less certain administrative expenses (each calculated as provided in the loan documents relating to the Santa Clara Note, the 'Santa Clara Operating Profit' and together with the MHPLP Operating Profit, the 'MHP II Operating Profit') from the Santa Clara Property after application of funds (a) to pay amounts required to be paid into the ground lease escrow fund with respect to the Santa Clara Property as described below under '--Reserves,' (b) to pay certain amounts to the Servicer, (c) to pay the Santa Clara Monthly Debt Service Payment Amount,
(d) to pay any other amounts then due to the lender with respect to the Santa Clara Notes, (e) if then required, to fund any amounts to be paid into the tax and insurance escrow fund with respect to the Santa Clara Property as described below under '--Reserves,' (f) to fund any shortfall in the debt service reserve fund with respect to the Santa Clara Notes as described below under '--Reserves,' (g) to fund any amounts required to be paid into the capital expenditure/FF&E reserve fund with respect to the Santa Clara Property, as described below under '--Reserves,' (h) to fund any deficiencies for such payment date in items corresponding to items (a) through (g) with respect to the MHPLP Notes and the MHPLP Properties, but only to the extent of the funds that would otherwise be distributable to the MHPLP Borrower under the Santa Clara Partnership Agreement, excluding for the purpose of calculating such funds repayment of the Santa Clara Partner Loans, (i) to pay amounts due (amortized on a five-year basis) in respect of any subordinated loans to the Santa Clara Borrower by the MHP II Manager ('Santa Clara Manager Loans'), (j) to pay (1) certain incentive management fees earned in the current fiscal year with respect to the Santa Clara Property and (2) certain deferred incentive management fees incurred prior to the Anticipated Repayment Date with respect to the Santa Clara Property, payable in that order, (k) to repay any Santa Clara Partner Loans from the MHPLP Share and (l) to pay for certain repairs, alterations, improvements, renewals or replacements with respect to the Santa Clara Property ('Santa Clara Additional Repair Amounts').

     A 'MHP II Accounting Period' generally means each period of four consecutive weeks having the same beginning and ending dates as the MHP II Manager's corresponding four week accounting period. The scheduled principal balance of the MHP II Pool Loan as of the MHP II Anticipated Repayment Date is approximately $188,990,239.

     Upon the occurrence of an event of default, the entire unpaid principal sum and any other amounts, including interest, under the MHP II Pool Notes will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the then applicable interest rate on the MHP II Pool Loan (i.e., the MHP II Current Interest Rate or the MHP II Revised Interest
Rate) plus 2%.

     The MHP II Pool Borrower has agreed to pay a portion of the Rating Agency surveillance fees relating to the Certificates.

     Prepayment. Voluntary prepayment is prohibited under the MHP II Pool Loan prior to the MHP II Anticipated Repayment Date. Thereafter, the MHP II Pool Loan may be voluntarily prepaid in whole or in part without payment of a yield maintenance premium. Principal prepayments on the MHP II Pool Notes may occur on payment dates after the MHP II Anticipated Repayment Date through application of the MHPLP Excess Cash Flow and the MHP Share of Santa Clara Excess Cash Flow, as described above under '--Payment Terms.' If an MHP II Pool Borrower prepays any portion of the principal balance of the related MHP II Pool Note(s) on or after the MHP II Anticipated Repayment Date (other than through the application of MHPLP Excess Cash Flow or the MHP Share of Santa Clara Excess Cash Flow, as applicable), the related MHP II Monthly Debt Service Payment Amount will be reduced proportionately.

     In the event of a prepayment in part of the related MHP II Pool Notes as the result of the voluntary sale of a MHP II Pool Property after the MHP II Anticipated Repayment Date, the applicable MHP II Pool Borrower may obtain the release of the related MHP II Pool Property if (a) no event of default has occurred or is continuing, (b) such MHP II Pool Borrower has paid all accrued and unpaid interest and all other sums due on the related MHP II Pool Note(s) through and including such payment date and (c) except if such prepayment is being made in connection with a casualty or condemnation, (I) if a MHPLP Property is to be released, the MHPLP Borrower has paid an amount equal to 125% of the Allocated Loan Amount of the MHPLP Property to be released and (II) if the Santa Clara Property is to be released, the Santa Clara Borrower has paid an amount equal to the lesser of (A) 125% of the Allocated Loan Amount of the Santa Clara Property and (B) the greater of (i) the Allocated Loan Amount of such Santa Clara Property and (ii) the amount of proceeds with respect thereto payable to or otherwise constituting the property of the MHPLP Borrower pursuant to the Santa Clara Partnership Agreement. As an additional condition to the release of a MHP II Pool Property, the related MHP II Pool Borrower must provide evidence satisfactory to the lender to the effect that the MHPLP DSCR (as defined below) will be maintained for twelve full months commencing after the date of such release at the greater of (i) 1.7 and (ii) the ratio of net operating income of the MHPLP Properties for the thirteen MHP II Accounting Periods immediately preceding the date of such release divided by the difference between (A) debt service expense payable with respect to the MHPLP Notes for such period and (B), if applicable, the payments received for such period from U.S. Treasury obligations held as security for the MHPLP Notes, as described below under '--Release in Exchange for Substitute Collateral' (the ratio in clause (ii) being the 'MHPLP Defeasance DSCR'). The 'MHPLP DSCR' for any fiscal period is the quotient obtained by dividing (a) the projected net operating income for the MHPLP Properties for the thirteen full MHP Accounting Periods immediately succeeding the date of calculation by (b) the difference between (i) the debt service expense payable with respect to the MHPLP Notes for such period and (ii), if applicable, the payments to be received for such period from U.S. Treasury Obligations held as security for the MHPLP Notes, as described below under '--Release and Exchange for Substitute Collateral.' The Pooling and Servicing Agreement will provide that the Servicer will use the MHP II Current Interest Rate in making all debt service coverage calculations under the MHP II Pool Loan.

     To the extent that either of the MHP II Pool Borrowers is not required to apply any insurance proceeds or condemnation awards to the restoration of the related MHP II Pool Property, the Servicer will be entitled to apply such proceeds to prepay the related MHP II Pool Note(s) and such prepayment will be made without payment of a yield maintenance premium. Unless an event of default has occurred, insurance proceeds in excess of amounts necessary for restoration of the affected MHP II Pool Property will be released to the applicable MHP II Pool Borrower.

     The Servicer may apply certain amounts to the prepayment of the MHP II Pool Notes in the event of a default thereunder.

     Release in Exchange for Substitute Collateral. Each MHP II Pool Borrower is permitted on any payment date at any time after the second anniversary of the Closing Date and prior to the MHP II Anticipated Repayment Date, to defease all or a portion of the related MHP II Pool Note(s), provided that, among other conditions, such MHP II Pool Borrower pays on such payment date (the 'MHP II Defeasance Date') (a) all interest accrued and unpaid on the principal balance of the related MHP II Pool Note(s) to and including the applicable MHP II Defeasance Date, (b) all other sums due under the related MHP II Pool Note(s) and all other loan documents executed in connection with such MHP II Pool Note(s) and (c) the MHPLP Defeasance Deposit (as defined below) or the Santa Clara Defeasance Deposit (as defined below), as applicable (each, a 'MHP II Defeasance Deposit'). In addition, such MHP II Pool Borrower is required to deliver to the Servicer (a) a security agreement granting the Trustee a first priority lien on the U.S. Treasury obligations purchased with such MHP II Defeasance Deposit, (b) an opinion of counsel for the related MHP II Pool Borrower in form satisfactory to the Servicer stating that the Trustee will have a perfected first priority security interest in such U.S. Treasury obligations and that the transfer of such U.S. Treasury obligations will not adversely affect the status of either Trust REMIC as a REMIC and (c) confirmation from each of the Rating Agencies that the defeasance will not result in a withdrawal, qualification or downgrade of the then existing ratings of the Certificates.

     The 'MHPLP Defeasance Deposit' is generally the amount necessary to purchase direct noncallable U.S. Treasury obligations in amounts and with maturities that are sufficient to make (i) on each payment date between the MHP II Defeasance Date and the MHP II Anticipated Repayment Date, monthly debt service payments that would be sufficient to amortize and pay interest on a principal amount equal to 125% of the Allocated Loan Amount for each MHPLP Property to be released (or, if all of the MHP II Pool Properties will have been released as of such MHP II Defeasance Date, 100% of the principal amounts of the MHPLP Notes), based on the MHP II Current Interest Rate and a 240-month amortization schedule and (ii) a payment in full of the remaining amount of such principal amount, together with accrued interest thereon, on the MHP II Anticipated Repayment Date. If the defeasance is the result of a casualty or condemnation, the MHPLP Defeasance Deposit shall be the amount described below under '--Condemnation and Casualty'. The MHPLP Defeasance Deposit will also include any costs and expenses incurred in connection with the purchase of such U.S. Treasury obligations, and if necessary, the MHPLP Defeasance Deposit may also include the amount sufficient to purchase additional direct noncallable U.S. Treasury obligations in order to obtain a MHPLP DSCR sufficient to satisfy the debt service coverage condition to partial defeasance described in the next paragraph. The 'Santa Clara Defeasance Deposit' is generally the amount necessary to purchase direct noncallable U.S. Treasury obligations in amounts and with maturities that are sufficient to make
(i) on each payment date between the MHP II Defeasance Date and the MHP II Anticipated Repayment Date, monthly debt service payments that would be sufficient to amortize and pay interest on a principal amount equal to the Santa Clara Applicable Defeasance Amount (as defined below), based on the MHP II Current Interest Rate and a 240-month amortization schedule and (ii) a payment in full of the remaining amount of such principal amount, together with accrued interest thereon, on the MHP II Anticipated Repayment Date. As used above, if less than all of the MHP II Pool Properties will have been released as of such MHP II Defeasance Date, the 'Santa Clara Applicable Defeasance Amount' is equal to, the lesser of (A) 125% of the Allocated Loan Amount of the Santa Clara Property or (B) the greater of (1) 100% of the principal balance of the Santa Clara Note or (2) the share of sales proceeds or other cash available that would constitute the property of the MHPLP Borrower under the Santa Clara Partnership Agreement, and if all of the MPH II Pool Properties will have been released as of such MHP II Defeasance Date, the 'Santa Clara Applicable Defeasance Amount' is equal to 100% of the principal amount of the Santa Clara Note. If the defeasance is the result of a casualty or condemnation, the Santa Clara Applicable Defeasance Amount shall be the amount described below under '--Condemnation and Casualty.' The Santa Clara Defeasance Deposit will also include any costs and expenses incurred in connection with the purchase of such U.S. Treasury obligations and if necessary, the Santa Clara Defeasance Deposit may also include the amount sufficient to purchase additional direct noncallable U.S. Treasury obligations in order to obtain a MHPLP DSCR sufficient to satisfy the debt service coverage condition to partial defeasance described in the next paragraph.

     As a condition to any release of any MHPLP Properties in connection with a partial defeasance or of the Santa Clara Property, the related MHP II Pool Borrower must also provide evidence that, after giving effect to the release, the MHPLP DSCR calculated with respect to the remaining MHPLP Properties would be maintained, for the thirteen MHP II Accounting Periods commencing after the MHP II Release Date, at the greater of (a) 1.7 and (b) the MHPLP Defeasance DSCR based on the aggregate net operating income of the MHPLP Properties pledged immediately prior to the release during the thirteen full MHP II Accounting Periods next preceding the MHP II Release Date.

     If all of the MHP II Pool Properties have been released as a result of a defeasance, the MHP II Pool Borrowers will be permitted to assign all of their obligations and rights under the MHP II Pool Notes together with the pledged U.S. obligations purchased with the MHP II Defeasance Deposits to a successor mortgagor designated by the Servicer. In such event, the successor mortgagor will assume the applicable MHP II Pool Borrower's obligations under the related MHP II Pool Note(s) and the security agreements referred to above and thereupon the MHP II Pool Borrowers will be relieved of their obligations thereunder. The Servicer, at the applicable MHP II Pool Borrower's expense, will be responsible for purchasing the U.S. Treasury obligations on behalf of the MHP II Pool Borrowers.

     Upon the satisfaction of the foregoing conditions precedent, the applicable MHP II Pool Property will be released from the lien of the Trust Fund.

     Reserves. The MHPLP Borrower has established the following reserves with respect to the MHPLP Notes and MHPLP Properties: (a) a ground lease escrow fund to be used to pay ground rent if the MHPLP Borrower fails to make such payments, which was funded on the date of origination in the amount of $148,500 and is to be replenished on a monthly basis such that the balance is maintained equal to one month's ground rent with respect to the MHPLP Properties, (b) a debt service reserve fund, which is to be funded initially in twelve monthly installments commencing on October 11, 1996 until the balance is equal to $3,783,317 or two month's MHPLP Monthly Debt Service Payments and shall be maintained at such level unless the long-term senior unsecured debt of MII is downgraded to 'BBB+' or less by S&P (from 'A-' as of the Closing Date) in which case the balance of such reserve is to be maintained at three month's MHPLP Monthly Debt Service Payments (with the additional payment to be funded in six monthly installments), (c) a capital expenditures and furniture, fixtures and equipment reserve fund into which the MHPLP Borrower deposited the amounts set forth below with respect to the MHPLP Properties on the date of origination, and which is to be funded within three weeks after the end of each MHP II Accounting Period, by deposits equal to the difference between (1) the percentage of gross revenues set forth below for each MHPLP Property for the MHP II Accounting Period immediately preceding the related funding date (such percentage subject to increase or decrease (subject to the lender's consent) by the MHP II Manager under the terms of the related management agreement) and (2) amounts actually expended for capital expenditures and furniture, fixtures and equipment for such MHPLP Property for such period, (d) a tax and insurance escrow account which is to be established only if the long-term senior unsecured debt rating of MII is downgraded to 'BBB+' or less by S&P and will be funded as described below and (e) a rehabilitation reserve account which was funded in the amount of $5,356,250, $812,500 and $868,750 with respect to the New Orleans Property, the San Antonio Property and the San Ramon Property, respectively, and is to be used for certain capital repairs, a reserve for public area furniture (New Orleans only) and for chiller maintenance (New Orleans only) and is required to make the additional deposits required below.

     Once established after a downgrade of the senior unsecured debt rating of MII by S&P and until the long-term unsecured debt of MII is rated at least 'A-'

by S&P, the tax and insurance escrow account will be funded monthly to maintain a balance with respect to each MHPLP Property equal, with respect to each tax payment or insurance premium next coming due with respect to such MHPLP Property, to the product of (x) the amount of such next payment or premium (or, the most recent payment or premium if the amount of the next payment or premium is unknown) times (y) a fraction, the numerator of which is the number of whole MHP II Accounting Periods since the date of the last payment of the applicable tax or premium and the denominator of which is the number of whole MHP II Accounting Periods from the date of the last payment of the applicable tax or premium to the date of the next payment of such tax or premium. In addition, the MHPLP Borrower is required to deposit in the rehabilitation reserve account $1,000,000 on the last payment date of each calendar year commencing on December 11, 1997, until an aggregate amount of $5,000,000 has been so deposited to be used for chiller maintenance at the New Orleans Property. On or prior to February 18, 1997, the MHPLP Borrower is required to provide the lender with a comprehensive conceptual plan for the renovation of the restaurant and lobby of the New Orleans Marriott, together with an itemized estimate of the cost thereof. If, based upon such plan, the lender determines that the cost for such renovation (a) is greater than $2,000,000, the MHPLP Borrower is required to promptly deposit an amount equal to 125% of the amount of the excess in the rehabilitation reserve account or (b) is less than $2,000,000, 125% of the amount of the difference will be remitted to the MHPLP Borrower. Notwithstanding the foregoing, if the MHPLP Borrower disagrees with the lender's determination of the cost of such renovation, the lender is required to negotiate in good faith to agree upon a mutually acceptable estimate.

     The Santa Clara Borrower has established the following reserves with respect to the Santa Clara Note and the Santa Clara Property: (a) a ground lease escrow fund to be used to pay ground rent if the Santa Clara Borrower fails to make such payments, which was funded on the date of origination in the amount of $6,500 and is to be replenished on a monthly basis such that the balance is maintained equal to one month's ground rent with respect to the Santa Clara Property, (b) a debt service reserve fund, which is to be funded initially in twelve monthly installments commencing on October 11, 1996 until the balance is equal to $739,660 or two month's Santa Clara Monthly Debt Service Payments and shall be maintained at such level unless the long-term senior unsecured debt rating of MII is downgraded to 'BBB+' or less in which case the balance of such reserve is to be maintained at three month's Santa Clara Monthly Debt Service Payments (with the additional payment to be funded in six monthly installments),
(c) a capital expenditures and furniture, fixtures and equipment reserve fund into which the Santa Clara Borrower deposited the amount set forth below with respect to the Santa Clara Property as of the date of origination, and which is to be funded within three weeks after the end of each MHP II Accounting Period, by deposits equal to the difference between (1) the percentage of gross revenues set forth below for the Santa Clara Property for the MHP II Accounting Period immediately preceding the related funding date (such percentage subject to increase or decrease (subject to the lender's consent) by the MHP II Manager under the terms of the related management agreement) and (2) amounts actually expended for capital expenditures and furniture, fixtures and equipment for the Santa Clara Property for such period, and (d) a tax and insurance escrow account which is to be established only if the long-term senior unsecured debt rating of MII is downgraded to 'BBB+' or less and will be funded in the same manner as the tax and insurance escrow account for the MHPLP Properties.

      CAPITAL EXPENDITURES AND FURNITURES, FIXTURES AND EQUIPMENT RESERVES

                      ORIGINATION       ADA        ENVIRONMENTAL     DEFERRED                           MONTHLY
                         DATE        COMPLIANCE     REMEDIATION     MAINTENANCE    REHABILITATION     CONTRIBUTION
PROPERTY                DEPOSIT         WORK           WORK            WORK           RESERVE          PERCENTAGE
-------------------   -----------    ----------    -------------    -----------    --------------    --------------
New Orleans           $ 4,477,163     $  7,063        $92,325        $ 187,088     $    5,356,250          5%
San Antonio             4,445,858        5,750              0          127,688            812,500    1994-1998: 4%
                                                                                                     Thereafter: 5%
San Ramon               1,056,070       59,000              0          194,563            868,750    1994-1998: 4%
                                                                                                     Thereafter: 5%
Santa Clara               753,274      135,625          3,750          287,000                  0          5%
                      -----------    ----------    -------------    -----------    --------------
                      $10,732,365     $207,438        $96,075        $ 796,339     $    7,037,500

     Lock Box. No lock box is required to be maintained under either the MHPLP Notes or the Santa Clara Note prior to the occurrence of a MHP II Lock Box Event with respect to such MHPLP Notes or Santa Clara Note. A 'MHP II Lock Box Event' with respect to the related MHP II Pool Note(s) occurs if (a) (i) the MHP II Pool Properties are not managed by the MHP II Manager, (ii) the MHP II Manager is not MII or a wholly-owned, direct or indirect subsidiary of MII, (iii) the S&P rating of MII's long-term unsecured debt is not at least 'BBB+' or (iv) (A) at any time after October 11, 1997, S&P rates MII's long term unsecured debt at least 'A-' and the debt service reserve account established with respect to such MHP II Pool Note(s) contains less than one MHPLP Monthly Debt Service Payment Amount or Santa Clara Monthly Debt Service Payment Amount, as applicable or (B) at any time after October 11, 1997, S&P rates MII's long term unsecured debt 'BBB+' and the debt service reserve account established with respect to such MHP II Pool Note(s) contains less than two MHPLP Monthly Debt Service Payment Amounts or Santa Clara Monthly Debt Service Payment Amounts, as applicable and
(C) in each case, the related MHP II Pool Borrower does not fund the shortfall therein within fifteen days' notice to such effect from the Servicer and (b) the Servicer notifies the related MHP II Pool Borrower and the MHP II Manager that a lock box account is required to be put in effect.

     If a Lock Box Event occurs under the MHPLP Notes or the Santa Clara Note, the related MHP II Pool Borrower will be obligated to cause all checks and other forms for the payment of money from credit card companies ('Credit Card Receipts') and amounts received from hotel customers and others who pay on an accounts receivable basis ('Other Receipts') from the related MHP II Pool Property to be deposited directly to a lock box account established for such MHP II Pool Property generally with a bank the long-term debt obligations of which (or the holding company of which) are rated in the two highest rating categories by each Rating Agency and the short-term debt obligations of which are rated not lower than 'A-1+' by S&P and the equivalent rating by the other Rating Agencies (or such other bank as will not result in a downgrade, withdrawal or qualification of their respective ratings of the Certificates) (a 'MHP II Eligible Account'). The MHP II Manager may establish local accounts which may be in the name of the MHP II Manager for deposit of cash and checks received at the MHP II Pool Properties. Funds in the local accounts for the MHPLP Properties (exclusive of certain limited amounts) will be swept on a daily basis into a collection account held by the Servicer with respect to the MHPLP Notes (the 'MHPLP Deposit Account') and funds in the local account for the Santa Clara Property (exclusive of certain limited amounts) will be swept on a daily basis into a collection account held by the Servicer with respect to the Santa Clara Note (the 'Santa Clara Deposit Account,' and together with the MHPLP Deposit Account, the 'MHP II Deposit Accounts'). Within one business day of receipt thereof, funds on deposit in the lock box accounts for the MHPLP Properties will be swept into the MHPLP Deposit Account and funds on deposit in the lock box accounts for the Santa Clara Property will be swept into the Santa Clara Deposit Account.

     The Servicer will distribute daily funds held in the MHPLP Deposit Account (including any funds of the MHP II Manager deposited separately therein ('MHPLP Direct Manager Funds') in the following order: (a) to fund the amounts required to be paid into the ground lease escrow fund with respect to the MHPLP Properties, (b) if then required, to fund the amounts to be paid into the tax and insurance escrow fund with respect to the MHPLP Properties, (c) commencing on October 11, 1997, to fund any deficiencies in the debt service reserve account with respect to the MHPLP Notes and (d) to fund the amounts required to be paid into the capital expenditure/FF&E reserve fund with respect to the MHPLP Properties (items (a) through (d) being the 'MHPLP Required Reserve Payments'). After the balances of the above reserves are at the required levels, the remainder in the MHPLP Deposit Account will be transferred to an operating account (the 'MHPLP Operating Account') established for each MHPLP Property (which shall be a MHP II Eligible Account) from which the MHP II Manager may withdraw funds to (a) pay certain operating and other expenses with respect to the MHPLP Properties, (b) make deposits to the capital expenditure/FF&E reserve fund with respect to the MHPLP Properties and (c) to repay any MHPLP Direct Manager Funds.

     At least one business day prior to each payment date, the MHP II Manager is required to transfer the MHPLP Operating Profit (with certain adjustments) (the 'MHPLP Adjusted Operating Profit') attributable to the MHP II Accounting Period ended at least three weeks prior to such payment date (and with respect to which the MHP II Pool Manager has not previously transferred MHPLP Adjusted Operating Profit to the MHPLP Deposit Account). On or before the MHP II Anticipated Repayment Date, the Servicer will apply the MHPLP Adjusted Operating Profit in the following order: (a) to pay certain amounts to the Servicer, (b) to fund the MHPLP Monthly Debt Service Payment Amount, (c) to fund any other amounts then due to the lender with respect to the MHPLP Notes, (d) to fund any deficiencies on such payment date in the Santa Clara Required Reserve Payments (as defined below), certain amounts payable to the Servicer and the Santa Clara Monthly Debt Service Payment Amount, (e) to pay amounts due to the MHP II Manager under the related management agreement and any other agreement between the MHPLP Borrower and the MHP II Manager, including in respect of MHPLP Manager Loans and (f) provided no event of default exists, to the MHPLP Borrower.

     After the MHP II Anticipated Repayment Date, the Servicer will apply the MHPLP Adjusted Operating Profit on the date received in the following order: (a) to pay certain amounts to the Servicer, (b) to fund the MHPLP Monthly Debt Service Payment Amount, (c) to fund any other amounts then due to the lender with respect to the MHPLP Notes, (d) to fund any deficiencies on such payment date in the Santa Clara Required Reserve Payments (as defined below), certain amounts payable to the Servicer and the Santa Clara Monthly Debt Service Payment Amount, (e) to pay the MHPLP Manager Loans in the manner described above, (f) to pay (1) certain incentive management fees earned in the current fiscal year with respect to the MHPLP Properties and (2) certain deferred incentive management fees incurred prior to the MHP II Anticipated Repayment Date with respect to the San Ramon Property and the Santa Clara Property, payable in that order, (g) to repay Santa Clara Partner Loans in the manner described above and (h) to pay for MHPLP Additional Repair Amounts, and (i) together with MHPLP Share of Santa Clara Excess Cash Flow for such date (A) to pay the outstanding principal balance of the MHP II Pool Notes, pro rata, until such principal is reduced to zero and (B) then, to pay the MHP II Excess Interest on the MHP II Pool Notes, pro rata.

     The Servicer will distribute daily funds held in the Santa Clara Deposit Account (including any funds of the MHP II Manager deposited separately therein ('Santa Clara Direct Manager Funds') in the following order: (a) to fund the amounts required to be paid into the ground lease escrow fund with respect to the Santa Clara Property, (b) if then required, to fund the amounts to be paid into the tax and insurance escrow fund with respect to the Santa Clara Property,
(c) to fund any deficiencies in the debt service reserve account with respect to the Santa Clara Note and (d) to fund the amounts required to be paid into the capital expenditure/FF&E reserve fund with respect to the Santa Clara Property (items (a) through (d) being the 'Santa Clara Required Reserve Payments'). After the balances of the above reserves are at the required levels, the remainder in the Santa Clara Deposit Account will be transferred to an operating account (the 'Santa Clara Operating Account'), which shall be a MHP II Eligible Account, from which the MHP II Manager may withdraw funds to (a) pay certain operating and other expenses with respect to the Santa Clara Property, (b) make deposits to the capital expenditure/FF&E reserve fund with respect to the Santa Clara Property and (c) to repay any Santa Clara Direct Manager Funds.

     At least one business day prior to each payment date, the MHP II Manager is required to transfer the Santa Clara Operating Profit (with certain adjustments) (the 'Santa Clara Adjusted Operating Profit') attributable to the MHP II Accounting Period ended at least three weeks prior to such payment date (and with respect to which the MHP II Pool Manager has not previously transferred Santa Clara Adjusted Operating Profit to the Santa Clara Deposit Account). On or before the MHP II Anticipated Repayment Date, the Servicer will apply the Santa Clara Adjusted Operating Profit in the following order: (a) to pay certain amounts to the Servicer, (b) to fund the Santa Clara Monthly Debt Service Payment Amount, (c) to fund any other amounts then due to the lender with respect to the Santa Clara Note, (d) to fund any deficiencies on such payment date in the MHPLP Required Reserve Payments and the MHPLP Monthly Debt Service Payment Amount, but only to the extent of the MHPLP Share of any remaining funds, (e) to pay amounts due to the MHP II Manager under the related management agreement and any other agreement between the Santa Clara Borrower and the MHP II Manager, including in respect of Santa Clara Manager Loans, and (f) if the

MHPLP Notes remain outstanding, to pay the MHPLP Share of remaining funds to the MHPLP Deposit Account for distribution in accordance with the terms of the MHP II Pool Loan and the remaining amounts to the Santa Clara Borrower for distribution to HMH and the MHP II GP in accordance with the Santa Clara Partnership Agreement.

     After the MHP II Anticipated Repayment Date, the Servicer will apply the Santa Clara Adjusted Operating Profit on the date received in the following order: (a) to pay certain amounts to the Servicer, (b) to fund the Santa Clara Monthly Debt Service Payment Amount, (c) to fund any other amounts then due to the lender with respect to the Santa Clara Note, (d) to fund any deficiencies on such payment date in the MHPLP Required Reserve Payments and the MHPLP Monthly Debt Service Payment Amount, but only to the extent of the MHP Share of any remaining funds, (e) to pay Santa Clara Manager Loans in the manner described above, (f) to pay (1) certain incentive management fees earned in the current fiscal year with respect to the Santa Clara Property and (2) certain deferred incentive management fees incurred prior to the MHP II Anticipated Repayment Date with respect to the Santa Clara Property, payable in that order, (g) to repay Santa Clara Partner Loans in the manner described above, (h) to pay for Santa Clara Additional Repairs and (i) to pay the MHPLP Share to the MHPLP Deposit Account for distribution in accordance with the terms of the MHP II Pool Loan and related documents and the remaining amounts to the Santa Clara Borrower for distribution to HMH and the MHP II GP in accordance with the Santa Clara Partnership Agreement.

     If a Lock Box Event occurs with respect to the MHPLP Notes or the Santa Clara Note, after a phase-in period of up to 120 days, the above procedures will apply with respect to such MHP II Pool Note(s) until the first day of the first full MHP II Accounting Period after (a) (i) the related MHP II Pool Properties are managed by the MHP II Manager or (ii) the MHP II Manager is MII or a wholly-owned, direct or indirect, subsidiary of MII, (b) S&P rates the long-term senior unsecured indebtedness of MII at least 'BBB+,' and (c) either (i) if S&P rates the senior unsecured indebtedness of MII at least 'A-,' the debt service reserve account with respect to such MHP II Pool Note(s) contains at least two MHPLP Monthly Debt Service Payments or Santa Clara Monthly Debt Service Payments, as applicable or (ii) if S&P rates the senior unsecured indebtedness of MII 'BBB+,' the debt service reserve account with respect to such MHP II Pool Note(s) contains at least three MHPLP Monthly Debt Service Payments or Santa Clara Monthly Debt Service Payments, as applicable.

     Transfer of Properties and Interest in Borrower; Encumbrance. The MHP II Pool Borrowers are generally prohibited from encumbering the related MHP II Pool Properties without the written consent of the Servicer. However, on and after the second anniversary of the closing of the MHP II Pool Loan, each MHP II Pool Borrower is permitted to place a subordinate mortgage on the related MHP II Pool Property, provided that, among other things, (a) the Rating Agencies confirm that the placement of the subordinate debt will not result in a withdrawal, qualification or downgrade of the then existing ratings of the Certificates and
(b) the debt service coverage ratio with respect to such subordinate mortgage (calculated by comparing the net operating income of such MHP II Pool Borrower to debt service due on any indebtedness secured by the assets of such MHP II Pool Borrower (other than the Santa Clara Note in the case of the MHPLP Borrower) minus payments from U.S. Treasury obligations then securing the related MHP II Pool Note) will be not less than 2.25. Additionally, each MHP II Pool Borrower may incur purchase money security interests with respect to the purchase of furnitures, fixtures and equipment in amount not to exceed at any time $817,669 with respect to the Santa Clara Note and $4,182,331 with respect to the MHPLP Notes (which latter amount is to be reduced if any of the MHPLP Properties is released from the lien of the related Mortgage). Each MHP II Pool Borrower is precluded from incurring any other indebtedness except for (a) unsecured indebtedness incurred (i) in connection with capitalized equipment leases, (ii) to provide working capital, in an aggregate amount, which when added to the balance of previous indebtedness incurred by such MHP II Pool Borrower and outstanding for such purposes, will not exceed the average amount of certain operating and other expenses with respect to the related MHP II Pool Properties for each of the previous thirteen full MHP II Accounting Periods and
(iii) to fund any shortfalls in the related MHP II Monthly Debt Service Payment Amounts, provided that with respect to clauses (ii) and (iii), the payee of such indebtedness agrees not to assert any remedies with respect to the non-payment thereof so long as any of the MHP II Pool Notes is outstanding or (b) indebtedness, if any, incurred in connection with a hotel expansion described below.

     Each of the MHP II Pool Borrowers has the right to undertake a hotel expansion with respect to any of the related MHP II Pool Properties upon delivery to the lender of, among other things, (a) evidence in writing from each of the Rating Agencies that such hotel expansion (and any related financing) will not result in a withdrawal, qualification or downgrade of the then current ratings of the Certificates, (b) documentation reasonably satisfactory to the lender that the hotel expansion is not being financed by the related MHP II Pool Borrower with secured or unsecured indebtedness except to the extent permitted as described in the preceding paragraph or specifically covered in the rating letter delivered to the lender as described in clause (a) above, (c) updated surveys and endorsements to the applicable title policies indicating that the hotel expansion will be constructed entirely within the boundaries of the applicable MHP II Pool Property, and will become part of such MHP II Pool Property encumbered by the lien of the applicable Mortgage and the other security documents, (d) such insurance, construction bonds, completion guaranties and other documentation and assurances that the lender may reasonably require to protect the collateral and security interests granted to the lender during the construction of the hotel expansion and (e) an officer's certificate stating that the hotel expansion is not likely to have a material adverse effect on (i) the related MHP II Pool Borrower's ability to enter into or fulfill its material obligations under the related loan documents or to effect the transactions contemplated thereby or (ii) the condition (financial or otherwise), business, prospects, assets, liabilities, management, financial position or results of operations of the related MHP II Pool Property.

     The MHP II Pool Borrowers together have the right to sell all the MHP II Pool Properties provided that (a) the Rating Agencies confirm that such action will not result in the withdrawal, qualification or downgrade of the then existing ratings of the Certificates, (b) the transferee is approved by the lender, whose approval will not be unreasonably withheld, (c) no event of default has occurred and is continuing and (d) the transferee executes new notes in a principal amount equal to the then outstanding principal amounts of the MHP II Pool Notes.

     The loan documents with respect to each of the MHPLP Notes and the Santa Clara Note prohibit any transfer of (i) an equity interest in the MHP II GP,
(ii) the MHP II GP's interest in the related MHP II Pool Borrower or (iii) any interest of a limited partner in such MHP II Pool Borrower such that as a result of such transfer and any other transfers of limited partnership interests prior to the date of determination, (A) Host Marriott, directly or indirectly, holds less than 51% of the limited partnership interests in the MHPLP Borrower or less than 50% of the limited partnership interests in the Santa Clara Borrower or (B) an entity other than HMH holds more than 49% of the limited partnership interests in the Santa Clara Borrower, unless (a) no event of default has occurred and is continuing, (b) the related MHP II Pool Borrower supplies a non-consolidation opinion satisfactory to the lender, (c) the organizational documents of the entities involved in the transfer are approved by the lender and (d) the Rating Agencies confirm that the transfer will not result in a withdrawal, qualification or downgrade of the then existing ratings of the Certificates.

     Insurance. Each MHP II Pool Borrower is required to maintain (a) fire and extended coverage insurance in an amount equal to at least 100% of the full replacement cost of the improvements (exclusive of excavations and foundations and without deduction for physical depreciation), (b) if the improvements are located within an area designated as a flood hazard area or an area designated as flood prone pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, flood insurance as is available through the National Flood Insurance Program, (c) comprehensive public liability insurance, (d) business interruption insurance which will cover a period of at least twenty-four months, (e) machinery and boiler explosion insurance, (f) unless otherwise provided by the MHP II Manager, statutory workers compensation insurance or a self-insurance program complying with state law, (g) during any period of material construction or renovation, builder's 'all risk' insurance on an all-risk, completed value basis, (h) with respect to the San Ramon Property and the Santa Clara Property, earthquake insurance in an amount not less than $65,000,000, which may be issued as part of a blanket policy with other properties operated by affiliates of the MHP II Manager, (i) director's and officer's and professional liability insurance with respect to the MHP II Pool Borrowers and the MHP II GP and (j) such other insurance as is generally available on commercially reasonable terms and is generally required by institutional lenders on loans secured by properties similar to the related MHP II Pool Property.

     Such insurance (other than earthquake insurance with respect to the two California properties) generally is required to be maintained by insurance carriers having a rating of at least 'AA-' by S&P. However, the MHP II Pool Borrower's current property insurer, Allendale Mutual Insurance Company, has a claims paying ability rating of 'Aq' by S&P and 'A++/X' by Best's. The MHP II Pool Loan provides that the existing insurer may continue to provide coverage until April 1, 1997. Primary earthquake insurance with respect to the San Ramon Property and the Santa Clara Property for not less than $15,000,000, which may be issued as part of a blanket policy with other properties operated by affiliates of the MHP II Manager, is required to be maintained by Allendale Insurance Company or a comparable insurance company and the additional earthquake insurance coverage with respect to such properties is required to be maintained by insurers having a claims paying rating of 'A-/10' or better by Best's, Inc.

or if such insurance is not available from companies having such a rating, from the best rated insurance companies then providing such insurance.

     Condemnation and Casualty. The related MHP II Pool Borrower is required to restore the affected MHP II Pool Property in casualty situations and in all condemnation situations, other than those which involve a total taking, unless a release of the MHP II Pool Property is obtained as described above under '--Release in Exchange for Substitute Collateral.' If no event of default exists at the time of settlement and if the estimated restoration cost is less than the lesser of $1,000,000 (or $500,000 in the case of the San Ramon Property) or 5% of the Allocated Loan Amount of the damaged property (the 'Restoration Benchmark'), then the MHP II Pool Borrower may settle the insurance claim without the lender's consent and may receive the settlement proceeds from the insurer to be applied to the costs of restoration. If the estimated restoration cost equals or exceeds the Restoration Benchmark, the Servicer shall have the right to participate in the settlement of the insurance claim and all insurance proceeds shall be paid directly to the Servicer for deposit by the Servicer into a segregated subaccount of the related MHP II Deposit Account, to be advanced to the related MHP II Pool Borrower in reimbursement for amounts expended in restoration of such MHP II Pool Property.

     If an event of default exists or if, in the lender's reasonable judgment based on professional consultation: (a) the restoration of the affected MHP II Pool Property cannot be completed (i) so as to constitute an economically viable building or (ii) at least six months prior to the MHP II Maturity Date, (b) the amount of business interruption insurance is insufficient to cover all fixed and operating expenses of such MHP II Pool Property, including such portion of the debt service of the related MHP II Pool Note(s) as is allocable thereto, during restoration and until the operation of such MHP II Pool Property is resumed, (c) the amount of insurance proceeds equals or exceeds the amount of the outstanding aggregate principal balance of the MHP II Pool Notes or (d) restoration of such MHP II Pool Property cannot be completed except at a cost which exceeds the amount of available insurance proceeds and the related MHP II Pool Borrower fails to post the deficiency within 90 days after notice, then the Servicer shall have the option to apply insurance proceeds to a prepayment of the related MHP II Pool Note(s) and such prepayment shall be without the payment of a yield maintenance premium.


     If any condemnation proceeding appears likely to involve an amount which will equal or exceed the Restoration Benchmark, then the proceeding cannot be settled without the lender's consent. The proceeds of any condemnation award greater than or equal to the Restoration Benchmark are required to be paid to the Servicer for deposit by the Servicer in a segregated subaccount of the related MHP II Deposit Account. In the case of the total taking of any MHP II Pool Property, the proceeds of the condemnation award will be applied by the Servicer to a partial prepayment of the related MHP II Pool Note(s). In the case of a partial taking, if no event of default exists or if the conditions described above with respect to casualty have not been met, a condemnation award will be applied as provided above with respect to casualty proceeds.

     In connection with a casualty or condemnation, in order to obtain a release of a MHP II Pool Property under the provisions described above in '--Prepayment' or '--Release in Exchange for Substitute Collateral,' the related MHP II Pool Borrower is only required to deposit an amount at least equal to the greater of
(a) 100% of the Allocated Loan Amount for such MHP II Pool Property and (b) the lesser of (1) 125% of the Allocated Loan Amount thereof and (2) the net condemnation or casualty proceeds received on account of such MHP II Pool Borrower.

     Financial Reporting. Each MHP II Pool Borrower is required to keep and maintain accurate books and records on a fiscal year basis in accordance with GAAP. Each MHP II Pool Borrower will furnish to the Servicer, (a) within 120 days following the end of each fiscal year, a complete copy of its annual financial statements audited by a 'Big Six' accounting firm, including a balance sheet, income statement and statement of cash flows, (b) not later than 27 days after the end of each MHP II Accounting Period (i) unaudited financial statements covering such accounting period and for the year to date showing in detail for each related MHP II Pool Property separately, among other things, a breakdown of sales revenues and operating expenses and the calculation of house profit, average room and average occupancy rates, each with a comparison to budget and prior year, (ii) an unaudited profit and loss statement and escrow analysis on a consolidated basis and (iii) unaudited periodic and year-to-date reports detailing for each related MHP II Pool Property the calculation of operating profit, (c) not later than 60 days after the end of each accounting quarter, quarterly and year-to-date unaudited financial statements (including balance sheets, income statements and statements of cash flows) and (d) on or before January 20 of each year, an annual budget for each related MHP II Pool Property.

          The Properties. The MHP II Pool Properties consist of four full-service Marriott hotels. The MHP II Pool Properties are not operated pursuant to franchise agreements, but rather have rights to use the Marriott name and to other chain Marriott services through the management agreements with the MHP II Manager (which provide for a separate chain services charge for such chain services as described below). The size of the hotels range from 368 rooms to 1290 rooms. Two of the hotels--the San Antonio Marriott Rivercenter and the New Orleans Marriott--are convention hotels. The hotels were constructed between 1972 and 1989. The average occupancy rates for the 12 months ended September 6, 1996 for the MHP II Pool Properties ranged from 77% to 85%, with a weighted average occupancy rate of 81%. The ADRs for the 12 month period ending September 6, 1996 for the MHP II Pool Properties ranged from $94 to $131, with a weighted average of $121. The appraisals performed for the MHP II Pool Properties as of August 1, 1996 determined an aggregate value of approximately $540,400,000.

     One of the hotels--the New Orleans Marriott--is built on real property that is owned by the MHPLP Hotel Borrower in fee simple. Two of the hotels--the San Ramon Marriott and the San Antonio Marriott Rivercenter-- are built on real property that is leased by the MHPLP Borrower under ground leases as described below. One of the hotels--the Santa Clara Marriott--is built on real property that is leased by the Santa Clara Borrower under a ground lease as described below.

     New Orleans Marriott.  The New Orleans Marriott, located on approximately
1.88 acres at 555 Canal Street, New Orleans, Louisiana, consists of a forty-two story tower and a twenty-one story tower and is a 1290-room, full-service lodging facility, containing three restaurants, two lounges, a pool bar, 77,000 square feet of meeting, banquet and exhibit facilities, a swimming pool and patio area, and workout facilities. The hotel is adjacent to New Orleans' French Quarter and in the general vicinity of the New Orleans convention center. The initial improvements on the Mortgaged Property were built in 1972, and the twenty-one story tower was constructed in 1978. For the twelve-month period ended September 6, 1996, the average occupancy rate was approximately 77% and the average daily room rate was approximately $125. For the twelve-month period ending September 6, 1996, the Net Operating Income (as defined below) of the property was $25,521,722. As of August 1, 1996, the appraised value of the Mortgaged Property is $218,300,000.

     San Ramon Marriott.  The San Ramon Marriott, located on approximately
11.740 acres at 2600 Bishop Drive, San Ramon, California, is a 368-room full-service lodging facility consisting of a six-story guest room structure, an indoor/outdoor swimming pool and a fitness center. The Mortgaged Property additionally contains a restaurant, a lobby lounge and 16,166 square feet of meeting space. The property is located in the Bishop Ranch Business Park, which contains several national and regional businesses. The improvements on the Mortgaged Property were built in 1989. The Mortgaged Property is leased by the MHPLP Borrower under a ground lease described below. For the twelve-month period ended September 6, 1996, the average occupancy rate was approximately 84% and the average daily room rate was approximately $94. For the twelve-month period ending September 6, 1996, the Net Operating Income of the property was $4,554,755. As of August 1, 1996, the appraised value of the Mortgaged Property is $28,700,000.


     Santa Clara Marriott.  The Santa Clara Marriott, located on approximately
21.540 acres at 2700 Mission College Boulevard, Santa Clara, California, consists of an eight-story tower, a thirteen-story tower, three two-story wings, three three-story wings and two public space buildings, and is a 754-room, full-service lodging facility containing one restaurant, a concierge lounge, a sports bar and grill, 23,587 square feet of meeting space, an indoor/outdoor swimming pool, a whirlpool, an exercise room and a game room. The hotel is located in California's 'Silicon Valley' and is approximately two blocks from the Santa Clara Convention Center. The improvements on the Mortgaged Property were built in 1976, with additions in 1978 and 1981. The Mortgaged Property is leased by the Santa Clara Borrower under a ground lease described below. For the twelve-month period ended September 6, 1996, the average occupancy rate was approximately 81% and the average daily room rate was approximately $113. For the twelve-month period ending September 6, 1996, the Net Operating Income of the property was $13,903,767. As of August 1, 1996, the appraised value of the Mortgaged Property is $108,100,000.

     San Antonio Marriott Rivercenter. The San Antonio Marriott Rivercenter, located on approximately 2.82 acres at 101 Bowie Street, San Antonio, Texas, is a thirty-eight-story, 999-room, full-service lodging facility containing two restaurants, a lounge, a lobby bar, 60,000 square feet of meeting space, an indoor/outdoor

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swimming pool, a whirlpool, a sauna, a fitness room and a game room. The hotel is located two blocks from the Harry B. Gonzalez Convention Center. The improvements on the Mortgaged Property were built in 1988. The Mortgaged Property is leased by the MHPLP Borrower under a ground lease described below. For the twelve-month period ended September 6, 1996, the average occupancy rate was 85% and the average daily room rate was approximately $131. For the twelve-month period ending September 6, 1996, the Net Operating Income of the property was $23,245,748. As of August 1, 1996, the appraised value of the Mortgaged Property is $185,300,000.

     'Net Operating Income' as used above with respect to any Mortgaged Property means the excess of the Total Revenue for such Mortgaged Property for the twelve-month period ending September 6, 1996 over the total operating expenses of such Mortgaged Property incurred during such period, without giving effect to any deductions for debt service, depreciation, amortization, capital expenditures or reserves therefor. 'Total Revenues' as used above with respect to any Mortgaged Property generally means total revenue generated at such Mortgaged Property during the twelve calendar months ending September 6, 1996.

     Ground Leases. The interest of the MHPLP Borrower in the San Ramon Marriott consists of a leasehold interest created under a ground lease with the Sunset Development Company, formerly known as Granada Sales, Inc. (the 'San Ramon Ground Lease'). The San Ramon Ground Lease expires on May 28, 2034, and may be extended by the MHPLP Borrower for three additional 10-year periods. Rent is payable under the San Ramon Ground Lease in thirteen installments in an amount equal to the greater of (a) minimum annual rent of $350,000, or (b)

annual percentage rent equal to 3% of 'gross sales.' The minimum rent may be adjusted every five years to equal 75% of the average of the rent actually paid during the three-year period preceding the adjustment date. In the event that the tenant under the ground lease defaults and foreclosure proceedings are commenced under the leasehold mortgage, the ground lessor has the right and option to purchase the interest in the leasehold mortgage. The purchase price for such mortgage is $27,094,096.00, plus accrued and unpaid interest, and any advances made by lender or its successors under the Mortgage for the protection of the Mortgaged Property.

     The interest of the MHPLP Borrower in the San Antonio Marriott Rivercenter consists of a leasehold interest created under a ground lease with La Plaza Del Rio Associates as last assigned by the ground lessor to Keystone Texas Property Holding Corp. (the 'San Antonio Ground Lease'). The San Antonio Ground Lease expires on December 31, 2033, and may be extended by the MHPLP Borrower for three additional 10-year periods. Rent is payable under the San Antonio Ground Lease in thirteen installments in an amount equal to the greater of (a) minimum annual rent of $700,000, or (b) annual percentage rent equal to 3.5% of 'gross sales.' In the event that the tenant under the ground lease defaults and foreclosure proceedings are commenced under the leasehold mortgage, the ground lessor has the right and option to purchase the interest in the leasehold mortgage. The purchase price for such mortgage is an amount equal to the lesser of: (a) the fair market value of the leasehold estate and the improvements to the Mortgaged Property, or (b) an amount necessary to pay the MHPLP Defeasance Deposit for such property and any other amounts due in connection with a defeasance of the San Antonio Property.

     The interest of the Santa Clara Borrower in the Santa Clara Marriott consists of two leasehold interests created under two separate ground leases, one ground lease with Stephen Dorcich, trustee of the Dorcich Living Trust, successor in interest to Zaton Corporation (the 'Zaton Ground Lease') and the other ground lease with Dorcich Farms, successor in interest to Stephen and Mary Dorcich (the 'Dorcich Ground Lease'). Both the Zaton and the Dorcich Ground Leases expire on November 22, 2028. Rent is payable under the Zaton Ground Lease as follows: base rent is payable monthly in advance from November 2, 1993 through November 1, 2003 in the annual amount of $34,000, from November 2, 2003 through November 1, 2013 in the annual amount of $38,250, from November 2, 2013 through November 1, 2023 in the annual amount of $42,500, and from November 2, 2023 through November 1, 2028 in the annual amount of $46,750. Rent is payable under the Dorcich Ground Lease as follows: base rent is payable monthly in advance from November 2, 1993 through November 1, 2003 in the annual amount of $38,745.60, from November 2, 2003 through November 1, 2013 in the annual amount of $43,588.80, from November 2, 2013 through November 1, 2023 in the annual amount of $48,432, and from November 2, 2023 through November 1, 2028 in the annual amount of $53,275.20.

     Property Management. The MHP II Pool Properties are managed by the MHP II Manager pursuant to four separate management agreements (each a 'MHP II Management Agreement' and collectively, the 'MHP II

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Management Agreements'). Pursuant to the agreements, the MHP II Manager is responsible for managing each Property owned by the MHP II Pool Borrower and the Santa Clara Borrower under standards comparable to those prevailing in the first-class Marriott full-service hotel system. The services furnished by the MHP II Manager include (a) executive supervision, consulting, planning, policy making, corporate finance, risk planning and insurance services, personnel and employee relations, in-house legal services, legislative and governmental representation, trademark protection, research and development, and (b) the services of the MHP II Manager's technical, operational and marketing experts making periodic inspection and consultation visits to each property. The MHP II Manager shall also provide certain services, which are furnished on a central or regional basis to other hotels in the Marriott full-service chain and which benefit each hotel as a participant in the Marriott full-service chain. These services include national sales office services, central training services, manpower development and management personnel relocation, central advertising and promotion, the Marriott national reservations system and the Marriott computer payroll and accounting services and such additional central or regional services as may from time to time be furnished for the benefit of hotels in the MHP II Manager's full service chain or in substitution for services now performed at individual hotels which may be more efficiently performed on a group basis ('chain services'). Each MHP II Pool Borrower is also responsible for payment of the related hotel's allocable share of the MHP II Manager's costs for the chain services described in the preceding sentence (the 'chain services fee').

     Under each MHP II Management Agreement, the MHP II Manager is entitled to receive as compensation for its services two fees: (a) a 'base management fee' equal to 3% of gross revenues with respect to the related MHP II Pool Property, and (b) an 'incentive management fee' equal to 20% of the related MHP II Operating Profit. Available cash, after payment of related MHP II Monthly Debt Service Amount, is allocated between the MHP II Manager and the related MHP II Pool Borrower pursuant to a formula, and to the extent payable to the MHP II Manager, is applied to current and deferred incentive management fees and to working capital loans, if any, made by the MHP II Manager as (described above under '--The Loan--Transfer of Properties and Interest in Borrower; Encumbrance.') Unpaid incentive management fees are deferred, without interest, until cash is available for their payment. Under the loan documents for the MHP II Pool Loan, such deferred incentive management fees incurred under the MHP II Management Agreements with respect to the San Antonio Property and the Louisiana Property will not be paid until the MHP II Pool Loan is paid in full.

     The lender has the right to terminate any MHP II Management Agreement, whether or not a default has occurred under the MHP II Pool Loan, if the average MHP II Operating Profit for any MHP II Pool Property during any three consecutive fiscal years does not equal or exceed 8% of the sum of (a) the original cost of each hotel to the related MHP II Pool Borrower and (b) additional amounts incurred by such MHP II Pool Borrower in connection with expansions, alterations and certain repairs and other items. The MHP II Manager may assign the MHP II Management Agreements to certain of its affiliates, subject to the obligation to provide confirmation from each of the Rating Agencies that such assignment will not result in a withdrawal, qualification or reduction of the then existing ratings of the Certificates.

     The term of each MHP II Management Agreement expires December 31, 2018, and automatically is renewed for three successive periods of ten years each, unless the MHP II Manager elects not to renew.

     The lender, each MHP II Pool Borrower and the MHP II Manager have entered into certain agreements (the 'MHP II Modification and Subordination Agreements') which modify certain of the terms of the MHP II Management Agreements. Among other things, under the terms of the MHP II Modification and Subordination Agreements, (a) the lender has the right to terminate any MHP II Management Agreement for a failure to satisfy the performance standards described in the second preceding paragraph, whether or not an event of default has occurred under the MHP II Pool Loan and, if there has been an event of default under the MHP II Pool Loan, the lender may exercise all rights of the related MHP II Pool Borrower to terminate such agreement, (b) the MHP II Manager may not assign the MHP II Management Agreement unless (i) written confirmation has been received from each of the Rating Agencies that the assignment will not result in the withdrawal, qualification or reduction of the then existing ratings of the Certificates, and (ii) a guarantee has been received from MII of the obligations of the assignee in a form reasonably satisfactory to lender, (c) the MHP II Manager shall not terminate the MHP II Management Agreement (except in accordance with its terms) or modify the MHP II Management Agreement in any material respect without the consent of the lender and (d) the MHP II Manager will not terminate the MHP II Management Agreement without giving notice and an opportunity to cure to the lender. In

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addition, the MHP II Manager (a) agrees to comply with the various procedures described above under '--Prepayment' and '--Lock Box,' (b) consents to the collateral assignment of the MHP II Management Agreement to the lender and (c) subordinates its rights (other than with respect to the base management fees) under the MHP II Management Agreement to the lien of the MHP II Pool Mortgages subject to its non-disturbance rights. The MHP II Modification and Subordination Agreement provides that all incentive management fees and the repayment of any loans (advances made by the MHP II Manager to an MHP II Pool Borrower, which may not, at the time made, when added to other outstanding loans, exceed the average of operating expenses for one MHP II Accounting Period (based on the preceding thirteen periods)) are subordinated to all payments of MHP II Monthly Debt Service Payments under the MHP II Pool Loan, provided that the MHP II Manager is entitled to receive payment thereof from available cash as described above under '--Lock Box' until (and in certain circumstances following) an event of default under the MHP II Pool Loan. The MHP II Management Agreement is binding upon any successor owner of an MHP II Pool Property (including the lender) taking title by foreclosure or deed in lieu of foreclosure, but such successor owner is not liable for any non-monetary defaults of the MHP II Pool Borrower under the MHP II Management Agreement.

     It is an event of default under the MHP II Pool Loan (subject to certain notice and cure periods) if (a) the MHP II Pool Borrower cancels, releases, terminates or surrenders the MHP II Management Agreement or permits any material changes thereto, provided however, that the MHP II Pool Borrowers may cancel release, terminate, surrender, amend, modify or alter the MHP II Management Agreement in connection with the replacement of the manager, if before the date the MHP II Manager ceases to be the Manager of any of the MHP II Pool Properties
(i) the MHP II Pool Borrower causes the properties to come under management by a nationally recognized hotel operator acceptable to the Servicer, in the exercise of its reasonable discretion, (ii) the properties continue to be part of a comparable nationally recognized hotel system acceptable to the Servicer, in the exercise of its reasonable discretion, and (iii) each of the Rating Agencies confirms that the events will not result in the withdrawal, qualification or reduction of the then existing ratings of the Certificates or (b) certain insolvency events affecting the MHP II Manager occur, unless (i) the MHP II Pool Borrower causes the properties to come under management by a nationally recognized hotel operator acceptable to the Servicer, in the exercise of its reasonable discretion, (ii) the properties continue to be part of a comparable nationally recognized hotel system acceptable to the Servicer and (iii) each of the Rating Agencies confirms that the events will not result in the withdrawal, qualification or downgrade of the then existing ratings of the Certificates.

     The MHP II Manager manages or franchises approximately 269 full-service hotels containing approximately 111,460 rooms, including the MHP II Pool Properties, and employs approximately 179,000 persons in property management.

THE PALMER SQUARE LOAN AND PROPERTIES

     The Loan. The Palmer Square Loan has a principal balance as of the Cut-off Date of approximately $36,000,000 and is secured by a mortgage encumbering parcels of land and buildings comprising a full-service hotel, office buildings, retail properties and parking facilities, which together constitute a portion of the planned development of retail, residential and commercial uses known as Palmer Square, anchoring the central business district of Princeton, New Jersey ('Palmer Square').

     The Borrowers. Nassau Inn Limited Partnership (the 'Palmer Square NI Borrower') is a special purpose New Jersey limited partnership the sole purpose of which is owning, operating and managing The Nassau Inn, a 216-room hotel and related retail properties (the 'Palmer Square NI Property') described more fully below under '--The Properties--The Palmer Square NI Property (Hotel Portion)' and '--The Properties--The Palmer Square PS Property, the Palmer Square PSN Property and the Palmer Square NI Property (Retail Portion).' The Palmer Square NI Borrower has no material assets other than the Palmer Square NI Property and related interests. The sole general partner of the Palmer Square NI Borrower is HDA Properties, Inc. (the 'Palmer Square NI GP'), a special purpose Delaware corporation the sole purpose of which is acting as general partner of the Palmer Square NI Borrower. The sole limited partner of the Palmer Square NI Borrower is Palmer Square Associates L.P., a New Jersey limited partnership (the 'Palmer Square Limited Partner').

     Palmer Square Limited Partnership (the 'Palmer Square PS Borrower') is a special purpose Connecticut limited partnership the sole purpose of which is owning or leasing, operating and managing certain commercial

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retail and office property and parking facilities in Palmer Square (the 'Palmer

Square PS Property'), described more fully below under '--The Properties--The Palmer Square PS Property and the Palmer Square PSN Property and the Palmer Square NI Property (Retail Portion).' The Palmer Square PS Borrower has no material assets other than the Palmer Square PS Property and related interests. The sole general partner of the Palmer Square PS Borrower is MA Properties L.L.C. (the 'Palmer Square PS GP'), a special purpose New Jersey limited liability company the sole purpose of which is acting as general partner of the Palmer Square PS Borrower. The sole managing member of the Palmer Square PS GP is GA Properties, Inc., a special purpose New Jersey corporation ('GA Properties'). The sole limited partner of the Palmer Square PS Borrower is the Palmer Square Limited Partner.

     PSN Partners L.P. (the 'Palmer Square PSN Borrower' and, collectively with the Palmer Square NI Borrower and the Palmer Square PS Borrower, the 'Palmer Square Borrowers') is a special purpose New Jersey limited partnership the sole purpose of which is owning, operating and managing certain commercial retail and office property and parking facilities in Palmer Square (the 'Palmer Square PSN Property'), described more fully below under '--The Properties--The Palmer Square PS Property, the Palmer Square PSN Property and the Palmer Square NI Property (Retail Portion).' The Palmer Square NI Property, the Palmer Square PS Property and the Palmer Square PSN Property are referred to collectively herein as the 'Palmer Square Properties.' The Palmer Square PSN Borrower has no material assets other than the Palmer Square PSN Property and related interests. The sole general partner of the Palmer Square PSN Borrower is GA Properties, the sole purpose of which is serving as managing member of the Palmer Square PS GP and general partner of the Palmer Square PSN Borrower. The sole limited partner of the Palmer Square PSN Borrower is the Palmer Square Limited Partner.

     Security. The Palmer Square Loan is a non-recourse loan, secured only by the fee estate (portions of which are comprised of condominium units), or in the case of a portion of the Palmer Square PS Property, the ground leasehold estate, of the Palmer Square Borrowers in the Palmer Square Properties and certain collateral therefor (including an assignment of rents, the assignment of certain agreements and the funds in certain accounts), and, subject to exceptions for, among other things, fraud, intentional misrepresentation, breach of any covenant, representation or warranty made concerning certain environmental matters and misapplication of funds, none of the Palmer Square Borrowers or any of their affiliates is personally liable for payment thereof. The Palmer Square Borrowers have agreed to indemnify the Originator and its successors and assigns with respect to the liabilities arising from and in connection with certain environmental matters. Each Palmer Square Borrower has represented that it owns good, indefeasible, marketable and insurable fee simple title to (or leasehold interest in) its respective Palmer Square Property, subject only to encumbrances permitted by the lender. The Originator is the named insured under a title insurance policy (which will be assigned to the Trust Fund) which insures that the Mortgage constitutes a valid and enforceable first lien on the Palmer Square Properties, subject to certain exceptions and exclusions from coverage set forth therein.

     Payment Terms. The Palmer Square Loan was originated by the Originator on November 22, 1996. The Palmer Square Loan matures on December 11, 2021 (the 'Palmer Square Maturity Date') and bears interest at (a) a fixed rate per annum equal to 8.09% (the 'Palmer Square Current Interest Rate') through December 10, 2007, and (b) from December 11, 2007 (the 'Palmer Square Anticipated Repayment

Date'), at a fixed rate per annum (the 'Palmer Square Revised Interest Rate') equal to the lesser of (A) the maximum rate permitted by applicable law, and (B) the greater of (x) the Palmer Square Current Interest Rate plus 2.00% and (y) the yield as of the Palmer Square Anticipated Payment Date calculated by linear interpolation of the yields of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury Obligations having maturities as close as possible to 14 years from the Palmer Square Anticipated Payment Date, plus 2.00%. The interest accrued at the excess of the Palmer Square Revised Interest Rate over the Palmer Square Current Interest Rate will be deferred until the Palmer Square Maturity Date (such accrued and deferred interest and interest thereon at the Palmer Square Revised Interest Rate, the 'Palmer Square Excess Interest'). Interest on the Palmer Square Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

     Commencing on January 11, 1997, the Palmer Square Loan requires 300 constant monthly payments of principal and interest (the 'Palmer Square Monthly Debt Service Payment Amount') of $280,003.58 (based on a 300-month amortization schedule and the Palmer Square Current Interest Rate). Payment of the balance of the

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principal, if any, together with all accrued and unpaid interest (including the
Palmer Square Excess Interest) is required on the Palmer Square Maturity Date. Commencing on the first payment date after the Palmer Square Anticipated Repayment Date, the Palmer Square Borrower is required to apply 100% of the Palmer Square Excess Cash Flow (as defined below) for the month preceding the month in which the payment date occurs in the following order of priority: (a) to the outstanding principal balance of the Palmer Square Loan until paid in full, (b) to the Palmer Square Excess Interest and (c) to any other amounts due under the loan documents. 'Palmer Square Excess Cash Flow' means (I) the amounts held as collected funds in the Palmer Square Cash Collateral Account (as defined below under '--Lock Box') after monthly application of funds as described in clauses (1) through (7) of '--Lock Box' below, less (II) amounts for the funding of additional reserves for working capital, capital improvement and other Borrower costs at levels reasonably satisfactory to the lender. The scheduled principal balance of the Palmer Square Loan as of the Palmer Square Anticipated Repayment Date is approximately $28,785,430.

     Upon the occurrence of an event of default, the entire unpaid principal sum and any other amounts, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the greater of (i) the then applicable interest rate on the Palmer Square Loan (i.e., the Palmer Square Current Interest Rate or the Palmer Square Revised Interest Rate) plus 3% and (ii) LIBOR plus 4.25%.

     Prepayment. Voluntary prepayment is prohibited under the Palmer Square Loan prior to the third payment date before the Palmer Square Anticipated Repayment Date. Thereafter, the Palmer Square Loan may be voluntarily prepaid on any payment date in whole or in part without payment of a yield maintenance premium. Principal prepayments on the Palmer Square Loan may occur on payment dates after the Palmer Square Anticipated Repayment Date through application of the Palmer Square Excess Cash Flow, as described above under '--Payment Terms.'

     No yield maintenance premium is required to be paid by the Palmer Square Borrowers in connection with any proceeds that are paid with respect to a taking or a conveyance of all or part of the Palmer Square Properties as a result of any condemnation or other eminent domain proceeding by any governmental authority or proceeds received under any insurance policy. Insurance proceeds and condemnation proceeds in excess of amounts necessary for restoration or payment of the Palmer Square Loan will be released to the Palmer Square Borrowers.

     Release in Exchange for Substitute Collateral. The Palmer Square Borrowers are permitted at any time after the second anniversary of the Closing Date but prior to the Palmer Square Anticipated Repayment Date, provided no event of default has occurred and is continuing, to defease all or a portion of the Palmer Square Loan, provided that, among other conditions, the Palmer Square Borrowers pay on any payment date (the 'Palmer Square Defeasance Date') (A) all interest accrued and unpaid on the principal balance of the Palmer Square Loan,
(B) all other sums then due and payable under the Palmer Square Loan and (C) the Palmer Square Defeasance Deposit (as defined below). In addition, the Palmer Square Borrowers are required to deliver to the Servicer, among other things,
(a) written confirmation from the Rating Agencies that such defeasance will not cause any Rating Agency to withdraw, qualify or downgrade the then applicable rating of the Certificates, (b) a security agreement in form and substance reasonably satisfactory to the Servicer creating a first priority lien on the U.S. Obligations (as defined below) purchased with the Palmer Square Defeasance Deposit and (c) an opinion of counsel for the Palmer Square Borrower in form and substance reasonably satisfactory to the Servicer stating, among other things, that the Trustee has a perfected first priority security interest in such U.S. Obligations and that the defeasance will not adversely affect the status of either Trust REMIC as a REMIC.

     'Palmer Square Defeasance Deposit' means an amount equal to the total cost incurred by the Servicer in purchasing U.S. Obligations providing payments on or prior to, but as close as possible to, all successive payment dates after the Palmer Square Defeasance Date upon which interest and principal payments are required under the Palmer Square Loan after the Palmer Square Defeasance Date and through the Palmer Square Anticipated Repayment Date and in amounts equal to the payments due on such dates and in the amount of the outstanding principal balance and all accrued interest on the Palmer Square Anticipated Repayment Date or, in the case of a defeasance of only a portion of the Palmer Square Loan, in amounts equal to a portion of the scheduled payments of interest and principal equal to the amount of each such payment multiplied by a fraction, the numerator of

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which is the defeased portion of the loan and the denominator of which is the outstanding principal indebtedness immediately prior to such defeasance.

     'U.S. Obligations' means direct non-callable obligations of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof whose obligations are backed by the full faith and credit of the United States of America.

     In connection with a defeasance of the Palmer Square Loan, (a) after giving effect to the release of the Mortgaged Property or portion thereof to be released in connection with such defeasance, the Palmer Square Loan DSCR (as defined below) must be equal to or greater than the greater of (x) 1.8 and (y) the Palmer Square Loan DSCR immediately preceding such release, and (b) the Palmer Square Borrowers must defease a principal portion of the Palmer Square Loan in an amount equal to (a) 125% of the Palmer Square Allocated Loan Amount for such Mortgaged Property or portion thereof in the case of a defeasance of more than 10% of such principal portion, (b) 135% of the Palmer Square Allocated Loan Amount in the case of a defeasance of an amount from and including 5% and to and including 10% of such principal portion, or (c) 150% of the Palmer Square Allocated Loan Amount in the case of a defeasance of an amount less than 5% of such principal portion.

     'Palmer Square Loan DSCR' means, for any period, the quotient obtained by dividing adjusted net operating income for such period by the Palmer Square Monthly Debt Service Payment Amounts due for such period.

     'Palmer Square Allocated Loan Amount' means, with respect to a portion of the Palmer Square Properties, the portion of the principal amount of the Palmer Square Loan allocated to such portion of the Palmer Square Properties agreed upon by the Originator and the Palmer Square Borrowers and determined as described under the definition of 'Allocated Loan Amount' set forth above under 'Description of the Mortgage Pool.'

     Upon receipt of the Palmer Square Defeasance Deposit, the Servicer will purchase U.S. Obligations on behalf of the Palmer Square Borrower, and such U.S. Obligations will serve as the sole collateral for the payment of amounts due with respect to the defeased portion of the Palmer Square Loan or, if the Palmer Square Borrower is defeasing the entire loan, as the sole collateral for the Palmer Square Loan. The Palmer Square Borrowers will be required to assign to a successor mortgagor designated by the Originator, which pursuant to the terms of the Pooling and Servicing Agreement will be a special purpose, bankruptcy remote entity, the obligations under the related loan documents relating to the principal amount so defeased.

     Upon satisfaction of the conditions for defeasance described above, the applicable Palmer Square Property will be released from the lien of the Palmer Square Loan and the pledged U.S. Obligations will serve as collateral securing the Palmer Square Loan.

     Reserves. Pursuant to the terms of the Palmer Square Loan, the Palmer Square Borrowers have established (a) a ground rents account to be funded monthly to the extent of an amount sufficient to enable payment of ground rents when due under the Palmer Square Ground Lease described below under '--The Properties-- Ground Lease,' (b) a tax, insurance and condominium assessment reserve account funded at the closing of the origination in the amount of $111,400 and to be funded each month to the extent of an amount equal to one-twelfth of the annual taxes and insurance premiums due and, if the Palmer Square Loan DSCR is 1.25 or less, condominium assessments, (c) a capital reserve account for the purpose of funding on-going capital repairs, replacements and improvements, to be funded each month to the extent of an amount which, when added to any funds previously expended by the Palmer Square Borrowers for such purposes, equals one-twelfth of the sum of (i) $0.25 per square foot of net rentable area of retail space, (ii) $0.50 per square foot of net rentable area of office space and (iii) 4% of the gross revenues of the hotel during the preceding calendar year, (d) a deferred maintenance account, which was funded in the amount of $115,000 at the origination of the Palmer Square Loan, for the purpose of completing certain repairs as agreed by the Originator and the Palmer Square Borrowers, (e) an operating expense account to be funded each month after the Palmer Square Anticipated Repayment Date to the extent of the operating expense requirements for such month shown on the annual operating budget to be prepared by the Palmer Square Borrower and approved by the lender (the 'Annual Palmer Square Budget') and (f) a surplus funds account for the purpose of paying certain operating expenses in excess of the Annual Palmer Square Budget, to be funded after the Palmer Square Anticipated Repayment Date and maintained in an amount equal to one-twelfth of 15% of annualized operating expenses shown on the Annual Palmer Square Budget then

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in effect. If the Palmer Square Loan DSCR is 1.25 or less, the Palmer Square
Borrowers must remit the Disputed Amount (as defined below) to the lender for deposit to the account described in clause (a) above. In addition, because of a dispute with the ground lessor under the Palmer Square Ground Lease (described below) concerning the fair market value of the leased portion of Palmer Square PS Property and amounts of rent due for the period April 1, 1994 to March 31, 1997, the lender will have the right, if the ground lessor delivers a notice of default alleging that the related Palmer Square Borrower is in default with respect to the payment of $72,072, as such amount may be adjusted or alleged to be due by the ground lessor (the 'Disputed Amount'), and the related Palmer Square Borrower fails to remedy such default within 25 days of such notice, to withdraw for payment of such rent from any of the accounts described in clauses
(a) through (f) above upon notice to the Palmer Square Borrowers, who will be obligated to reimburse the Disputed Amount promptly to the lender for deposit in the relevant account.

     Lock Box. Tenants will remit all rents with respect to the Palmer Square Properties (the 'Palmer Square Rents') directly into a lock box (the 'Lock Box'), and Palmer Square Rents will be transferred to accounts of the Palmer Square Borrowers, so long as a Cash Management Period (as defined below) does not exist. The credit card receipts with respect to the hotel portion of the Palmer Square Properties (the 'Hotel Receipts') will be remitted to an account maintained by the Palmer Square Borrowers provided that a Cash Management Period has not existed for more than three months. All other receipts with respect to the Palmer Square Properties (such other receipts, together with the Palmer Square Rents and the Hotel Receipts, the 'Palmer Square Revenues') will be deposited by the Palmer Square Borrowers into accounts of the Palmer Square Borrowers. During a Cash Management Period, (i) funds will be transferred each business day from the Lock Box and accounts of the Palmer Square Borrowers to one of six Servicer-controlled collection accounts, (ii) Hotel Receipts from Visa and MasterCard will be remitted directly into the appropriate

Servicer-controlled collection account, and (iii) Hotel Receipts from American Express and Diners Club will be transferred from accounts of the Palmer Square Borrowers to the appropriate collection account on every other business day. If funds on deposit in any Palmer Square Borrower's collection accounts equal or exceed $50,000 on any business day during a Cash Management Period, such funds will be swept either into a seventh collection account or, if the funds relate to the hotel portion of the Palmer Square Properties, an eighth collection account. If funds on deposit in such seventh or such eighth collection account equal or exceed $50,000 on any business day during a Cash Management Period and a Sweep Period, such funds will be swept into a cash collateral account (the 'Palmer Square Cash Collateral Account'). A 'Cash Management Period' shall exist, upon notice by the cash collateral account bank to the Lock Box bank, from the second business day following the unremedied failure of the Palmer Square Borrowers to remit the Prefunding Amount (as defined below) when due until the delivery by the Palmer Square Borrowers of such Prefunding Amount, except that no Cash Management Period shall exist during an Election Period (as defined below). A 'Sweep Period' means (x) prior to the Palmer Square Anticipated Repayment Date, the period from the first day of each interest accrual period until all the accounts within the Cash Collateral Account have been filled for such interest accrual period as described below or (y) on and after the Palmer Square Anticipated Repayment Date, each and every interest accrual period. Prior to the Palmer Square Anticipated Repayment Date and provided an Election Period (as defined below) does not exist, the Palmer Square Borrowers are obligated, no later than the business day before each payment date, to remit an amount equal to one month's funding requirements for (i) taxes, insurance premiums and, if the Palmer Square DSCR is 1.25 or less, condominium assessments, (ii) debt service, (iii) any ground rents and (iv) capital reserves as described in clause (c) of '-- Reserves' above (the 'Prefunding Amount').

     In any period when no event of default has occurred and is continuing and the Palmer Square Loan DSCR for the twelve months preceding the month for which the most recent financial information has been supplied by the Palmer Square Borrowers is greater than 1.8, the Palmer Square Borrowers may elect (a 'Palmer Square DSCR 1.8 Election') not to cause Palmer Square Rents to be deposited directly into the Lock Box and to stop paying the Prefunding Amount, but they will be obligated to deposit directly into the Palmer Square Cash Collateral Account (A) upon the making of such election amounts equal to (i) one-sixth of the costs of taxes and insurance premiums for the preceding 12 months, (ii) one-sixth of the funding requirements of capital reserves described in clause
(c) of '--Reserves' above for the preceding 12 months, (iii) the monthly funding requirements for ground rents described in clause (a) of '--Reserves' above and
(iv) one-sixth of annual debt service, which amounts the Servicer will allocate to the relevant account within the Palmer Square Cash Collateral Account, and
(B) monthly thereafter, on each Payment Date, the amounts identified in clauses
(1), (3),

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(6) and (7) below. In any period when no event of default has occurred and is continuing and the Palmer Square Loan DSCR for the twelve months preceding the month for which the most recent financial information has been supplied by the

Palmer Square Borrowers equals or exceeds 3.0, the Palmer Square Borrowers may elect (a 'Palmer Square DSCR 3.0 Election') not to cause Palmer Square Revenues to be deposited directly into the Lock Box and to stop paying the Prefunding Amount, but they will be obligated to deposit directly into the Palmer Square Cash Collateral Account monthly thereafter, on each Payment Date, the amounts identified in clauses (1), (3) and (6) below. An 'Election Period' is a period when a Palmer Square DSCR 1.8 Election or a Palmer Square DSCR 3.0 Election is in effect.

     The Servicer will apply funds held in the Palmer Square Cash Collateral Account in the following order: (1) to the monthly funding of the ground rents account described in clause (a) of '--Reserves' above, (2) if a Palmer Square DSCR 1.8 Election has been made, to the funding of a special reserve account to the extent of the amount described in clause (A) above, (3) to the monthly funding of the tax, insurance and condominium assessment account described in clause (b) of '--Reserves' above, (4) after the Palmer Square Anticipated Repayment Date, to the monthly funding of the operating expenses account described in clause (e) of '-- Reserves' above, (5) after the Palmer Square Anticipated Repayment Date, to the monthly funding of the surplus funds account described in clause (f) of '--Reserves' above, (6) to the payment of the Palmer Square Monthly Debt Service Payment Amount and (7) to the monthly funding of the capital reserve account described in clause (c) of '--Reserves' above, unless a Palmer Square 3.0 Election has been made; and thereafter, during the period before the Palmer Square Anticipated Repayment Date, to the account of the Palmer Square Borrowers.

     Transfer of Properties and Interest in Borrowers; Encumbrance. The Palmer Square Borrowers are generally prohibited from transferring or encumbering the Palmer Square Properties except for: (a) transfer of all or a portion of the Palmer Square Properties (w) to a single entity newly formed as a result of a merger of a Palmer Square Borrower into such entity, (x) to a single purchaser,
(y) to an affiliate of a Palmer Square Borrower or (z) in connection with the creation of a condominium regime covering all of the Palmer Square NI Property if, prior to any such transfer, the Rating Agencies have confirmed in writing that such transfer will not result in a downgrade, withdrawal or qualification of any Certificates, the transferee has assumed in writing all obligations of the transferor under the loan documents and has executed and delivered such other documentation as may be required by the Rating Agencies or reasonably required by the Servicer, and, in the case of a transfer pursuant to a merger or to a non-affiliated purchaser, the Servicer has consented to such transfer; or
(b) a transfer of a Mortgaged Property that has been released as described under '--Release in Exchange for Substitute Collateral' above; or (c) Permitted Encumbrances. 'Permitted Encumbrances' means (i) liens with respect to which the Rating Agencies have confirmed in writing that such lien will not result in a downgrade, withdrawal or qualification of any Certificates and the Servicer has consented, (ii) the lien created by the Palmer Square Mortgage and all liens expressly permitted by the loan documents, (iii) all liens disclosed in the applicable title insurance policy and approved by the lender, (iv) liens for taxes not yet due or being contested in good faith, (v) immaterial liens and
(vi) covenants, restrictions, reservations and easements in connection with any condominium regime described in clause (a)(z) above or under '--The Properties--The Palmer Square PS Property and the Palmer Square PSN Property' below.


     The Palmer Square Loan generally prohibits the conveyance, transfer or sale, whether by law or otherwise, of any direct legal or beneficial interest in any Palmer Square Borrower, the Palmer Square NI GP, GA Properties or the Palmer Square PS GP other than (a) transfers as to which the Rating Agencies shall have confirmed in writing that such transfer or transfers will not result in a downgrade, withdrawal or qualification of any Certificates and the Servicer shall have consented, (b) transfers which in the aggregate during the term of the Palmer Square Loan do not exceed 49% of the total ownership interests in such entity or (c) certain transfers occurring as a result of the death or incompetency of an individual who is a member or shareholder of the direct or indirect general partners of the Palmer Square Borrowers. The Pooling and Servicing Agreement provides that the Servicer may not consent to any such proposed action without first receiving written confirmation from the Rating Agencies that such action will not cause such Rating Agency to withdraw, downgrade or qualify any of its then applicable ratings for the Certificates.

     Any Palmer Square Borrower may obtain an unsecured loan or extension of credit (an 'Affiliate Loan') from its limited partner and/or its general partner or, if applicable, the managing member of its general partner (each, an 'Affiliate Lender') if such Affiliate Loan meets the following requirements: (a) in the case of an

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Affiliate Loan from a general partner or, if applicable, the managing member of a general partner of the Palmer Square Borrower, the Rating Agencies have given written confirmation that the Affiliate Loan will not result in a downgrade, withdrawal or qualification of the then applicable ratings on the Certificates;
(b) the Affiliate Lender has executed a subordination agreement containing customary terms including, but not limited to, its agreement (1) not to amend, modify or supplement the terms of the Affiliate Loan or transfer, sell or assign the Affiliate Loan or any of the documents evidencing the Affiliate Loan without
(x) receipt of written confirmation from the Rating Agencies that such amendment, modification, supplement, transfer, sale or assignment will not result in a downgrade, withdrawal or qualification of the then applicable ratings on the Certificates and (y) the written consent of the Servicer (which shall not be required in the event of the transfer of such Affiliate Loan to an affiliate of the Affiliate Lender or a limited partner of the applicable Palmer Square Borrower), (2) not to file a petition seeking to place the applicable Palmer Square Borrower in insolvency or bankruptcy, (3) not to accelerate the Affiliate Loan or exercise any remedies or maintain any enforcement action against such Palmer Square Borrower while the Palmer Square Loan is outstanding,
(4) to waive any and all of such Affiliate Lender's rights to enforce the Affiliate Loan against such Palmer Square Borrower, as long as the Palmer Square Loan is outstanding, (5) to assign to the Servicer all of such Affiliated Lender's enforcement rights and voting rights in a bankruptcy of such Palmer Square Borrower and not to take any actions that would interfere with or delay the Servicer's exercise of its rights and remedies in the event of an insolvency or bankruptcy of such Palmer Square Borrower and (6) to subordinate the Affiliate Loan to the Palmer Square Loan; (c) the proceeds of such Affiliate Loan are applied to refinance all or a portion of the Palmer Square Properties, to pay any capital reserve amount required under the loan documents, to pay transaction costs of the Palmer Square Loan or to pay working capital shortfalls; (d) the amount of the Affiliate Loan at any time does not exceed 80% of the appraised value of the Palmer Square Properties minus the then outstanding loan amount; (e) the maturity date of the Affiliate Loan is at least 36 months after the Palmer Square Maturity Date; and (f) the Affiliate Loan requires level scheduled principal and interest payments and is payable and prepayable only prior to the Palmer Square Anticipated Repayment Date.

     Insurance.  The Palmer Square Borrowers are required to acquire or maintain
(a) insurance against any peril included within the classification 'All Risks of Physical Loss' with extended coverage in an amount at least equal to the full replacement cost of the improvements, (b) flood insurance with respect to any part of a Palmer Square Property that is located within a federally designated flood hazard zone in an amount equal to the lesser of the full insurable value of the related property or the maximum amount available, (c) comprehensive general liability insurance, (d) rental loss and/or business interruption insurance which will cover a period of at least twelve months, (e) sprinkler leakage and machinery and boiler explosion insurance, (f) statutory workers compensation insurance, (g) during any period of major restoration, builder's 'all risk' insurance in an amount equal to not less than the full insurable value of the related property and (h) such other customary insurance against loss or damage as is requested by the Servicer and is of the kind customarily required by lenders for similar properties. The Palmer Square Loan requires the Palmer Square Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than 'AA' by S&P and 'AA' or its equivalent by any one of the other Rating Agencies. On the closing date of the Palmer Square Loan, certain of the insurance policies did not meet such ratings requirements, and as the current terms of such policies expire the Palmer Square Borrowers are required to obtain insurance policies meeting such rating requirements.

     Condemnation and Casualty. If total casualty insurance proceeds or condemnation awards payable with respect to a casualty or condemnation are (x) equal to or less than $250,000, such proceeds or awards will be made available directly to the Palmer Square Borrower or (y) greater than $250,000, such proceeds or awards will be paid directly to the lender, which will make such amounts available to the Palmer Square Borrowers, in each case for the repair, restoration and replacement of the affected improvements if, among other conditions, (a) no event of default exists, (b) if any common elements of a condominium to which part of the Mortgaged Property may be subject are also subject to the casualty or condemnation, as the case may be, the applicable condominium association elects to repair or restore such common elements, (c) the Servicer determines in its reasonable discretion that the property can be restored within nine months, prior to the full pay-out of business interruption insurance proceeds and prior to the Palmer Square Maturity Date to an economic unit not less valuable than the same was prior to the casualty or condemnation,
(d) the estimated cost to repair or restore is less than 25% of the appraised value of the entire Palmer Square Properties at the closing of the origination in the case of a casualty event or 15% thereof in the case of a condemnation, and (e) after such restoration Mortgaged

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Property will adequately secure the outstanding principal amount of the Palmer
Square Loan and all outstanding amounts secured by the mortgage. In all other cases, the Servicer may elect to apply the proceeds to a full or partial prepayment of the Palmer Square Loan. Unless an event of default has occurred and is continuing, such prepayment will not be accompanied by the payment of a yield maintenance premium. If, however, an event of default has occurred and is continuing, such prepayment shall include a yield maintenance premium.

     Financial Reporting. The Palmer Square Borrowers are required to furnish to the Servicer, the Trustee and the Rating Agencies annually within 120 days after the end of each fiscal year, a combined unaudited annual operating statement of the Palmer Square Borrowers, reviewed on an accrual tax basis by a 'Big Six' accounting firm or BDO Seidman or other firm reasonably acceptable to the lender, supplemented by a calculation of net operating income, an aged accounts receivable report and rent rolls and occupancy statistics prepared by the Palmer Square Borrowers and not required to be reviewed by such accountants. If any operating statement delivered as described in the preceding sentence is materially inconsistent with any management certified combined financial statement, the Servicer, in its sole discretion, may require the delivery of audited combined financial statements. In addition, the Palmer Square Borrowers are required to furnish to the Servicer, (a) within 30 days following the end of each calendar month and within 45 days following the end of each calendar quarter, as applicable, monthly and quarterly internal management reports, supplemented by a calculation of net operating income, an aged accounts receivable report and rent rolls and occupancy statistics and (b) within 10 business days after request, such further information with respect to the operation of the Palmer Square Properties and the financial affairs of the Palmer Square Borrowers as may be reasonably requested by the Servicer and similar in scope to the information described above. The Palmer Square Borrowers are also required to arrange for all bills for real estate property taxes and assessments, insurance premiums and condominium assessments to be sent directly to the Servicer.

     The Properties. The Palmer Square Properties include the Palmer Square NI Property, the Palmer Square PS Property and the Palmer Square PSN Property. The improvements on the Palmer Square Properties are built on real property that is owned by the Palmer Square Borrowers in fee simple (including portions which are parts of condominiums), except that a portion of a parking garage on the Palmer Square PS Property is built on real property that is leased by the Palmer Square PS Borrower under a ground lease as described below.

     The Palmer Square NI Property (Hotel Portion). The Nassau Inn, located on approximately 1.34 acres in Palmer Square, is a 3- to 5-story, 216-room full-service lodging facility, built in 1937 with additions in 1960 and 1985. For the twelve-month period ended August 30, 1996, the average occupancy rate was approximately 66.5% and the average daily room rate was approximately $122. As of August 1, 1996, the appraised value of the Palmer Square NI Property was $18,900,000.

     The Palmer Square PS Property, the Palmer Square PSN Property and the Palmer Square NI Property (Retail Portion). The Palmer Square PS Property and the Palmer Square PSN Property together consist of 2- to 5-story mixed-use buildings and parking facilities known as Palmer Square North, Palmer Square

West, One Palmer Square, the Hulfish Street Garage and the Chambers Street Garage. The Palmer Square Properties contain approximately 130,502 square feet of GLA of office space, approximately 102,485 square feet of GLA of retail space and 994 parking spaces. Palmer Square North and the Hulfish Street Garage are located on approximately 3.14 acres in Palmer Square. Palmer Square North was built from 1987 to 1990 and contains 104,760 square feet of GLA, of which approximately 33.2% is retail space and 66.8% office space. The Hulfish Street Garage is a multi-level parking garage built from 1987 to 1989 and contains 421 parking spaces. Palmer Square West, located on approximately 0.85 acres in Palmer Square, was built from 1937 to 1939 and contains 42,023 square feet of GLA owned by the Palmer Square PS Borrower, of which approximately 80.3% is retail space and 19.7% office space. One Palmer Square, located on approximately
0.44 acres in Palmer Square, was built in 1964 and contains 69,844 square feet of GLA, of which approximately 25.2% is retail space and 74.8% office space. The Chambers Street Garage, located on approximately 0.64 acres in Palmer Square, is a multi-level parking garage built in 1984 and containing 573 parking spaces.

     The aggregate office space of the Palmer Square Properties had an occupancy rate of approximately 97% and an average base rent per square foot of approximately $24 as of October 1, 1996. The aggregate retail space of the Palmer Square Properties had an occupancy rate of approximately 93% and an average base rent of approximately $30 per square foot of occupied GLA as of October 1, 1996. As of August 1, 1996, the appraised

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value of the office component of the Palmer Square Properties including the
Hulfish Street Garage was $19,800,000, and the appraised value of the retail component of the Palmer Square Properties including the Chambers Street Garage was $32,100,000.

     Condominium declarations have been entered into with respect to the retail and office areas of the Palmer Square PS Property and the office, retail and garage areas of the Palmer Square PSN Property. Each of the Palmer Square PS Borrower and the Palmer Square PSN Borrower or their affiliate, as an owner of its respective condominium units, is currently the controlling unit owner with respect to the related condominium association, and each shares ownership of certain common areas with minority unit owners.

     Ground Lease. A portion of the interest of the Palmer Square PS Borrower in the land underlying the Chambers Street Garage consists of a ground leasehold interest created under a ground lease with The Borough of Princeton (the 'Princeton Ground Lease'). The Princeton Ground Lease expires on May 10, 2033, and the lessee has one renewal option for an additional period of 25 years, ending on May 11, 2058. Annual rent, payable quarterly, is 6% of the fair market value of the demised property, determined every five years as provided in the Princeton Ground Lease. The fair market value as of March 1994, and therefore the amount of rent due for the period from April 1, 1994 through March 31, 1997, are in dispute between The Borough of Princeton and the Palmer Square PS Borrower, with the lessor contending that the annual rent now payable is approximately $85,000 and the lessee contending that it is $61,176. The Disputed Amount will be reserved if the Palmer Square Loan DSCR is 1.25 or less, as described above under 'The Loan--Reserves.'

     Property Management. The Palmer Square Properties are managed by Palmer Square Management L.L.C., a New Jersey limited liability company, (the 'Palmer Square Manager'), pursuant to three separate and substantially identical management agreements, each dated as of November 22, 1996 (the 'Palmer Square Management Agreements'), between the Palmer Square Manager and the respective Palmer Square Borrowers. The Palmer Square Management Agreements provide for a management fee equal to 4% of monthly gross revenues payable monthly on a current basis unless the Palmer Square DSCR falls below 1.05 on a trailing 12-month basis, in which case the management fee accrues until the Palmer Square DSCR increases to 1.05 or above. The Palmer Square Management Agreements also provide that the Palmer Square Manager will be reimbursed for on-site property expenses. The Palmer Square Management Agreements are for an initial term ending December 31, 2001 renewable automatically for additional terms of five years unless sooner terminated in accordance with the respective Palmer Square Management Agreement.

     The Palmer Square Manager is an affiliate of the Palmer Square Borrowers. The managing member of the Palmer Square Manager is JMS Partners L.L.C., a Delaware limited liability company.

     The Palmer Square Borrowers currently pay a management fee of $48,300 per year to Kinney System, Inc. for management of the Hulfish Street Garage and the Chambers Street Garage. Such fee is subject to adjustment for inflation.

     Under the Palmer Square Loan, the Servicer may require the Palmer Square Borrowers to terminate the Palmer Square Management Agreement (i) upon the occurrence of an event of default under the loan documents or (ii) in the event that, as of the last day of a calendar quarter, the Palmer Square Loan DSCR for the Palmer Square Properties is less than 1.15. Notwithstanding the foregoing, however, the Palmer Square Management Agreement will not be terminated prior to the Palmer Square Anticipated Repayment Date as described in clause (ii) above if the Palmer Square Borrowers or the Palmer Square Manager can demonstrate to the Servicer's satisfaction that the cause for the reduction in the Palmer Square Loan DSCR was directly and solely attributable to the bankruptcy or insolvency of a tenant or tenants leasing, individually or in the aggregate, space in excess of 18,000 square feet. Notwithstanding the foregoing sentence, however, prior to the Palmer Square Anticipated Repayment Date, in the event the Palmer Square Loan DSCR is still less than 1.15 on the last day of the third calendar quarter after the date of the computation of the Palmer Square Loan DSCR, calculated on the basis of the twelve calendar months prior to such last day of the third calendar quarter, the Management Agreement must be terminated by the Palmer Square Borrowers at the Servicer's request. The Rating Agencies must confirm in writing that the employment of any successor property manager selected, following a termination as described above or otherwise, will not result in a downgrade, withdrawal or qualification of the then applicable rating of any Certificates.

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     Pursuant to a manager's consent and subordination of management agreements

(the 'Manager's Subordination') with respect to the Palmer Square Management Agreements, the Servicer will have the right to terminate such Palmer Square Management Agreements upon, or at any time after, an event of default under the Palmer Square Loan by giving the Palmer Square Manager 30 days' prior written notice of such termination. The Palmer Square Manager has also agreed in the Manager's Subordination that its right to receive the management fee, exclusive of on-site expenses, and all liens, rights and interests owned, claimed or held by the Palmer Square Manager in and to any of the Palmer Square Properties are and will be, in all respects, subordinate and inferior to the liens and security interest created by the Palmer Square Loan.

THE PRIME RETAIL II POOL LOAN AND PROPERTIES

     The Loan. The Prime Retail II Pool Loan has a principal balance as of the Cut-off Date of approximately $358,748,252 and is secured by cross-collateralized Mortgages encumbering sixteen factory outlet centers (collectively, the 'Prime Retail II Pool Properties') located in the states of Colorado, Florida, Georgia, Illinois, Indiana, Mississippi, Missouri, Nebraska, North Carolina, Ohio, Pennsylvania and Texas. The Mortgages encumbering the Prime Retail II Pool Properties are cross-collateralized and cross-defaulted.

     The Borrowers. The sixteen borrowers under the Prime Retail II Pool Loan are (i) Coral Isle Factory Shops Limited Partnership ('Coral Isle'), a Delaware limited partnership, (ii) Gulf Coast Factory Shops Limited Partnership ('Gulf Coast'), an Illinois limited partnership, (iii) Nebraska Crossing Factory Shops Limited Partnership ('Nebraska'), a Delaware limited partnership, (iv) San Marcos Factory Stores, Ltd. ('San Marcos'), a Texas limited partnership, (v) Triangle Factory Stores Limited Partnership ('Triangle'), an Illinois limited partnership, (vi) Gainesville Factory Shops Limited Partnership ('Gainesville'), an Illinois limited partnership, (vii) Florida Keys Factory Shops Limited Partnership ('Florida Keys'), an Illinois limited partnership, (viii) Indianapolis Factory Shops Limited Partnership ('Indianapolis'), an Illinois limited partnership, (ix) Magnolia Bluff Factory Shops Limited Partnership ('Magnolia Bluff'), a Delaware limited partnership, (x) Huntley Factory Shops Limited Partnership ('Huntley'), an Illinois limited partnership, (xi) Gulfport Factory Shops Limited Partnership ('Gulfport'), a Delaware limited partnership,
(xii) Kansas City Factory Shops Limited Partnership ('Kansas City'), a Delaware limited partnership, (xiii) Loveland Factory Shops Limited Partnership ('Loveland'), a Delaware limited partnership (such entities set forth in clauses
(i) through (xiii) are collectively, the 'Prime Retail Limited Partnerships'),
(xiv) Ohio Factory Shops Partnership ('Ohio'), an Ohio general partnership, (xv) Castle Rock Factory Shops Partnership ('Castle Rock'), a Colorado general partnership and (xvi) Grove City Factory Shops Partnership ('Grove City'), a Pennsylvania general partnership (such entities set forth in clauses (xiv) through (xvi) are collectively, the 'Prime Retail General Partnerships' and with the Prime Retail Limited Partnerships, the 'Prime Retail II Pool Borrowers'). Prime Retail, L.P. (the 'Prime Retail Operating Partnership'), a Delaware limited partnership which, among other things, owns a 98% general partnership interest and a 1% limited partnership interest in each of the Prime Retail Limited Partnerships and a 99% general partnership interest in the Prime Retail General Partnerships and is the managing general partner of each of the Prime Retail II Pool Borrowers. Prime Retail Finance, Inc., a Maryland corporation ('Prime Retail Finance I'), owns a 1% general partnership interest in each of Ohio, Coral Isle, Gulf Coast, Nebraska, San Marcos and Triangle. Prime Retail

Finance II, Inc., a Maryland corporation ('Prime Retail Finance II'), owns a 1% general partnership interest in each of Florida Keys, Gainesville, Indianapolis, Castle Rock, Huntley, Magnolia, Gulfport, Kansas City, Loveland and Grove City. Prime Retail, Inc., a Maryland corporation engaged primarily in the ownership, development, construction, acquisition, leasing, marketing and management of factory outlet centers throughout the United States, is the sole general partner of the Prime Retail Operating Partnership. Prime Retail, Inc. also owns all the outstanding capital stock of Prime Retail Finance I and Prime Retail Finance II.

     An affiliate of NACC has made a $52,290,000 loan and NACC has made a $16,000,000 loan to the Prime Retail Operating Partnership. Such loans are not obligations of the Prime Retail II Pool Borrowers and are not secured by the Mortgaged Properties. NACC has other financial arrangements with the Prime Retail Operating Partnership, including an unfunded revolving line of credit.

     Security. The Prime Retail II Pool Loan is a non-recourse loan, secured only by the fee estate (or in the case of the Mortgaged Properties known as Magnolia Bluff Factory Shops and Gulfport Factory Shops, the leasehold estate) of the Prime Retail II Pool Borrowers in the related Mortgaged Properties and the fee estate of

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the lessor of the Magnolia Bluff Factory Shops and such other limited assets which have been pledged as collateral therefor (including assignments of leases and rents, the funds in certain accounts and the Prime Retail II Pool Borrowers' right to payments under the Prime Retail Cap Agreement, described below) and, subject to exceptions for, among other things, fraud or intentional misrepresentation and misappropriation of certain funds, neither the Prime Retail II Pool Borrowers, nor any of their affiliates are personally liable for payment of the Prime Retail II Pool Loan. Because Florida law requires the payment of a documentary stamp tax based on the principal amount of debt secured by a mortgage, the Mortgage encumbering Gulf Coast Factory Shops, Coral Isle Factory Shops and Florida Keys Factory Shops will secure an amount of the loan equal to only 125% of the sum of (i) the initial Allocated Loan Amount with respect to such properties plus (ii) a prorated portion of the Expansion Account (as described herein). The Prime Retail II Pool Borrowers have agreed to indemnify on a recourse basis the Originator and its successors and assigns and their respective agents, employees, officers and directors with respect to the liabilities arising from or in connection with certain environmental matters. The Prime Retail II Pool Borrowers have made certain environmental representations and have represented that they own good, marketable and insurable fee simple title to the related Prime Retail II Pool Property, or, in the case of Magnolia Bluff Factory Shops and Gulfport Factory Shops, a good, marketable and insurable leasehold estate, and the lessor with respect to Magnolia Bluff Factory Shops has represented that it owns a good, marketable and insurable fee simple estate in Magnolia Bluff Factory Shops, subject, in each case, only to encumbrances permitted by the lender. The Originator is the named insured under title insurance policies (which will be assigned to the Trustee) which insure that each related Mortgage constitutes a valid and enforceable first lien on the applicable Prime Retail II Pool Property subject to certain exceptions and exclusions from coverage set forth therein.


     Payment Terms. The Prime Retail Pool II Loan was originated by the Originator as of October 31, 1996. The Prime Retail II Pool Loan matures on November 11, 2026 (the 'Prime Retail Maturity Date') and bears interest at (a) through and including the earlier to occur of (i) November 10, 1998 and (ii) the occurrence of an event of default resulting from the failure by the Prime Retail II Pool Borrowers to make a scheduled interest or principal payment, a floating rate per annum equal to one-month LIBOR plus 1.51%, (b) thereafter, a fixed rate per annum equal to 7.782% through and including November 10, 2003 ((a) or (b), as in effect, the 'Prime Retail Current Interest Rate') and (c) commencing on November 11, 2003 (the 'Prime Retail Anticipated Repayment Date'), a fixed rate per annum equal to the greater of (i) the Prime Retail Current Interest Rate plus 2% and (ii) an interest rate equal to the Treasury Constant Maturity Yield Index for United States Treasury obligations having a maturity date of 7 years plus 2%, determined as of the Prime Retail Anticipated Repayment Date ((i) or
(ii), as in effect, the 'Prime Retail Revised Interest Rate'). However, the effect of the Interest Rate Floor Agreements (as described herein) and the Class P-IO Certificates (which are not offered hereby) is to effectively convert the Prime Retail Current Interest Rate to a fixed rate equal to 7.264% for purposes of the Pass-Through Rates on the Certificates (other than the Class P-IO Certificates). See 'Description of the Offered Certificates' herein. As described below, until the principal balance of the Prime Retail II Pool Loan has been reduced to zero, the Prime Retail II Pool Borrowers will only be required to pay interest at the Prime Retail Current Interest Rate. Interest accrued at the excess of the Prime Retail Revised Interest Rate over the Prime Retail Current Interest Rate will be deferred until the principal balance of the Prime Retail II Pool Loan has been reduced to zero (such accrued and deferred interest and interest accrued thereon at the Prime Retail Revised Interest Rate, the 'Prime Retail Excess Interest'). Interest is calculated based on the actual number of days elapsed and a 360-day year.

     Gulfport, on behalf of the Prime Retail II Pool Borrowers, has assigned to the Originator and its successors and assigns payments under an interest rate protection agreement (the 'Morgan Guaranty Cap Agreement' or a 'Cap Agreement'), dated November 1, 1996, with Morgan Guaranty Trust Company of New York ('Morgan Guaranty' or a 'Cap Provider') and an interest rate protection agreement (the 'SBCM Cap Agreement' or a 'Cap Agreement'), dated November 5, 1996, with SBCM Derivative Products Limited ('SBCM' or a 'Cap Provider'). The Morgan Guaranty Cap Agreement obligates Morgan Guaranty to make monthly payments through November 11, 1998, equal to the product of (a) a notional amount equal $262,000,000 and (b) the excess of (i) LIBOR over (ii) the per annum interest rate of 7.00%. The Morgan Guaranty Cap Agreement is a contractual obligation of Morgan Guaranty and no collateral is pledged by Morgan Guaranty with respect thereto other than the uncollateralized guaranty of Union Bank of Switzerland. The long-term debt obligations of Morgan Guaranty are rated 'AAA' by S&P and 'Aa1' by Moody's and of Union Bank of Switzerland are rated 'AAA' by S&P and 'Aaa' by Moody's. The SBCM Cap Agreement obligates SBCM to make monthly payments through November 11, 1998, equal to the product of (i) a notional amount equal to $97,000,000 (which

                                     S-119

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amount will be reduced by an amortization schedule based on an assumed interest rate of 7.782%, an assumed initial notional balance of $359,000,000 and 360 months) and (ii) the excess of (a) LIBOR over (b) the per annum interest rate of 7.00%. The SBCM Cap Agreement is a contractual obligation of the SBCM and no collateral is pledged by SBCM with respect thereto. The long-term debt obligations of SBCM are rated 'AAA' by S&P and 'Aaa' by Moody's.

     In the event that the long-term unsecured debt obligations of a Cap Provider are downgraded by the Rating Agencies below 'AA' or its equivalent or a Cap Provider defaults in any of its obligations under the related Cap Agreement, the Prime Retail II Pool Borrowers are required, at the request of the Servicer, to replace such Cap Agreement within 10 business days with an agreement having identical payment terms and maturity as the Cap Agreement so replaced with a cap provider whose long-term unsecured debt is rated at least 'AAA' or its equivalent by each Rating Agency, or which will allow the Rating Agencies to reaffirm their then current ratings of the Certificates, provided that, if the Prime Retail II Pool Borrowers obtain written confirmation from each Rating Agency stating that any failure to replace such Cap Agreement will not cause a downgrade, qualification or withdrawal of any rating of the Certificates, the Prime Retail II Pool Borrowers will not be required to replace such Cap Agreement.

     LIBOR for each interest accrual period will equal the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one month period that appears on Telerate Page 3750 (or the successor page thereto) as of 11:00 a.m., London time, on the date (the 'Interest Determination Date') which is two LIBOR Business Days (as defined below) prior to the eleventh day (or if not a business day, the following business day) of such calendar month. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, LIBOR will be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, the Servicer will request the principal London office of any four major reference banks in the London interbank market selected by the Servicer to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one month period as of 11:00 a.m., London time, on such Interest Determination Date for amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Servicer will request any three major banks in New York City selected by the Servicer to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one month period as of approximately 11:00 a.m., New York City time on the applicable Interest Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR will be the arithmetic mean of such rates. If fewer than two rates are so provided, then LIBOR will be LIBOR as determined on the preceding Interest Determination Date. A 'LIBOR Business Day' is each business day on which banks are open for dealing in foreign currency and exchange in London, England.


     The Prime Retail II Pool Loan requires monthly payments of principal based upon a 360-month amortization schedule and a 7.782% interest rate (together with monthly interest at the Prime Retail Current Interest Rate, the 'Prime Retail Monthly Debt Service Payment Amount'). The scheduled payment of principal and interest during the first two years of the term of the loan will fluctuate due to the floating interest rate. Thereafter, the Prime Retail II Pool Loan will require 336 constant monthly payments of principal and interest equal to $2,579,863.10. Commencing on the first payment date after the Prime Retail Anticipated Repayment Date, in addition to the Prime Retail Monthly Debt Service Payment Amount, the Prime Retail II Pool Borrower is required to apply 100% of Prime Retail Excess Cash Flow (as defined below) for the month preceding the month in which the payment date occurs in the following order of priority: (a) to principal until the principal balance of the Prime Retail II Pool Loan is paid in full and (b) to Prime Retail Excess Interest. 'Prime Retail Excess Cash Flow' means operating income for all of the related Mortgaged Properties less
(a) the Prime Retail Monthly Debt Service Payment Amount, (b) amounts required by the related Mortgages to fund the tax, insurance and ground lease escrow account, the capital expenditure reserve escrow account and the operations and maintenance reserve escrow account. The scheduled principal balance of the Prime Retail Pool Loan as of the Prime Retail Anticipated Repayment Date is approximately $334,563,703.

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     If any amounts due under the Prime Retail II Pool Loan are not paid when due, the entire principal balance of the loan will bear interest at a rate equal to the lesser of (a) the maximum rate allowable by law and (b) the Prime Retail Current Interest Rate plus 3%.

     Expansion. The Prime Retail II Pool Loan provides that the Prime Retail II Pool Borrowers may fund the expansion of certain of the factory outlet centers on the real property designated by the Originator on the date of the closing of the loan (each such designation, an 'Expansion Space'), provided that the requirements described below are satisfied. On the closing date of the loan, the Originator established an account (the 'Expansion Account') in the name of the lender and its successors and assigns, into which it deposited $40,000,000 from the proceeds of funding of the loan and under which the Prime Retail II Pool Borrowers do not have a unilateral right of withdrawal. If, among other things,
(a) each Rating Agency has delivered written confirmation that any rating on the Certificates will not, as a result of such proposed Expansion Funding, be downgraded, qualified or withdrawn, which confirmation will be at such Rating Agency's sole discretion, (b) the Servicer has received a written request from each of the Prime Retail II Pool Borrowers (i) requesting a disbursement of sums to the borrowers out of the Expansion Account (an 'Expansion Funding') in an amount not more than the Expansion Funding Amount (as defined below) for each applicable Expansion Space and not less than $3,000,000 in the aggregate and
(ii) specifying the Mortgaged Properties with respect to which the Expansion Funding is requested, (c) no event of default exists, (d) a permanent certificate of occupancy for the building shell and core is issued with respect to the applicable Expansion Space and tenants of not less than 75% of the GLA of the Expansion Space are legally permitted to be and are open for business (the date upon which the conditions in clause (d) are satisfied is the 'Completion

Date'), (e) evidence that all work on the occupied Expansion Space has been paid in full (with certain permitted exceptions) has been delivered, (f) any additional documentation as may reasonably be required by the lender or the Rating Agencies has been delivered, (g) the Prime Retail Loan DSCR (calculated by subtracting from net operating income any net cash flow attributable to any Expansion Space for which an Expansion Funding has occurred within the prior 18 months and by subtracting from payments of principal and interest any principal or interest allocable to the Expansion Funding Amount for such Expansion Spaces), as defined below, is equal or greater than 1.93, (h) funds have previously been disbursed from the Expansion Account with respect to the Expansion Space for which the written request relates not more than two times,
(i) the Prime Retail II Pool Borrowers have not submitted 20 or more requests for Expansion Fundings, and (j) the request is delivered to the Servicer prior to November 13, 2000 and the Completion Date for which the request for Expansion Funding has been made is prior to May 31, 1999, then the Servicer will be required to disburse to the applicable Prime Retail II Pool Borrowers the Expansion Funding out of the Expansion Account. If an event of default occurs, the proceeds on deposit in the Expansion Account may be applied by the Servicer in payment of charges affecting any portion of the Prime Retail II Pool Borrowers, or following an acceleration of the debt, to the repayment of the debt.

     'Expansion Funding Amount' means, an amount equal to the quotient obtained by dividing (i) a fraction the numerator of which is the pro forma net cash flow (including rent only from tenants who have entered into space leases having terms not less than one year and who have occupied Expansion Space for a minimum of 3 months and who are either (a) tenants in 10 or more factory outlet centers,
(b) manufacturers of retail goods having sales in excess of $50,000,000 per fiscal year, (c) retailers which have sales in excess of $50,000,000 per fiscal year, (d) tenants having 25 or more outlet or retail stores, (e) tenants of similar quality to other tenants occupying a portion of the Prime Retail II Pool Properties which are approved in writing by the Servicer or (f) tenants under leases which in the aggregate make up less than 10% of the gross leaseable area in the Expansion Space and which do not contribute minimum base rent for the Expansion Space in excess of 10% in the aggregate which do not fall within any of the categories of tenants set forth in clauses (a) through (e), provided that, to the extent that a tenant's lease obligations are guaranteed by an affiliate, the aggregate of such tenant's and its affiliates' sales or number of stores, as applicable, will be included for purposes of determining whether the tests set forth in (a) through (d) are satisfied) for the applicable Expansion Space and the denominator of which is 1.93 by (ii) 10.09%; provided, that if the quotient obtained by dividing (a) the aggregate pro forma net cash flow from all Expansion Spaces for which an expansion occurred within the prior 18 months by
(b) the product of the aggregate Expansion Funding Amounts for such Expansion Spaces multiplied by 10.09% is less than 1.93, then the Expansion Funding Amount for the Expansion Space in question will be reduced by the amount which would cause such quotient to be 1.93 if the Expansion Space in question were included in the foregoing calculation.

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

     'Prime Retail Loan DSCR' for the Prime Retail II Pool Loan is the quotient obtained by dividing net operating income (calculated as provided in the Prime Retail II Pool Loan) by the aggregate amount of principal and interest payments due during the relevant period (after subtracting any sums received by the Prime Retail II Pool Borrowers pursuant to the Prime Retail Cap Agreement and not including Prime Retail Excess Interest or interest or principal due on sums held in the Expansion Account).

     In the event that all sums in the Expansion Account have not been disbursed prior to the payment date occurring in November, 2000, the Prime Retail II Pool Borrowers will be required to defease a principal balance of the Prime Retail II Pool Loan equal to the sums remaining in the Expansion Account on or before such payment date, as described under '--Release in Exchange for Substitute Collateral.' Depending on prevailing interest rates at such time, the Prime Retail II Pool Borrowers may be required to provide cash in addition to the sums remaining in the Expansion Account in order to make the required Prime Retail Defeasance Deposit (as defined below). There can be no assurance that the Prime Retail II Pool Borrowers will have sufficient funds at such time to pay such additional amounts.

     Prepayment. Voluntary prepayment is prohibited under the Prime Retail II Pool Loan prior to the Prime Retail Anticipated Repayment Date. Commencing on the Prime Retail Anticipated Repayment Date, and on each payment date thereafter, the Prime Retail II Pool Loan may be prepaid in whole or in part without payment of a yield maintenance premium. Principal prepayments on the Prime Retail II Pool Loan may also occur on scheduled payment dates commencing on the Prime Retail Anticipated Repayment Date through the application of Prime Retail Excess Cash Flow as described under 'Payment Terms' above.

     In the case of prepayment in part, a Prime Retail II Pool Property will be released from the lien of the Prime Retail II Pool Loan only if, among other things, (a) no event of default has occurred and is continuing, (b) (except for prepayments which are made contemporaneously with the application of insurance or condemnation proceeds towards the payment of debt where such proceeds constitute at least 50% of the Prime Retail Release Price (as defined below)) the Prime Retail Loan DSCR of the remaining Prime Retail II Pool Properties (considered as a whole) would be at least equal to the greater of (i) the Prime Retail Loan DSCR of all the Prime Retail II Pool Properties (including the property to be released) calculated immediately prior to the release and (ii) the Prime Retail Loan DSCR at origination of the loan and (c) the Prime Retail II Pool Borrower prepays a principal portion of the Prime Retail II Pool Loan in an amount equal to the sum of (i) 100% of the Allocated Loan Amount (as defined below), as adjusted for amortization, defeasance or prepayment, plus (ii) 25% of the Allocated Loan Amount at origination of the loan of the Prime Retail II Pool Property to be released (the 'Prime Retail Release Price'). The 'Allocated Loan Amount' of the Prime Retail II Pool Loan with respect to a property is the portion of the principal amount of the Prime Retail II Pool Loan allocated to such Prime Retail II Pool Property agreed upon by the Originator and the Prime Retail II Pool Borrower and was determined as described under the definition of 'Allocated Loan Amount' set forth above in 'Description of the Mortgage Pool.' Upon the occurance of an Expansion Funding, the Allocated Loan Amount with respect to the Mortgaged Property with respect to which the Expansion Funding relates will be increased by the amount of each disbursement from the Expansion Account for any Expansion Space.


     No yield maintenance premium is required to be paid by the Prime Retail II Pool Borrower in connection with any proceeds that are paid with respect to a taking or a conveyance of all or part of the Prime Retail II Pool Properties as a result of any condemnation or other eminent domain proceeding by any governmental authority or proceeds received under any insurance policy.

     Release in Exchange for Substitute Collateral. Prior to the calendar month immediately preceding the Prime Retail Anticipated Repayment Date, the Prime Retail II Pool Borrower is permitted at any time after the second anniversary of the Closing Date to defease all or a portion of the Prime Retail II Pool Loan provided that, among other conditions, the Prime Retail II Pool Borrower pays on any payment date (the 'Prime Retail Defeasance Date') (a) all interest accrued and unpaid on the principal balance of the Prime Retail II Pool Loan, (b) all other sums, excluding scheduled interest or principal, due and payable under the Prime Retail II Pool Loan, and (c) the Prime Retail Defeasance Deposit (as defined below). In addition, the Prime Retail II Pool Borrower is required to deliver to the Servicer, among other things, (a) a security agreement granting the Trustee a first priority lien on the Prime Retail Defeasance Deposit and the U.S. Obligations purchased with the Prime Retail Defeasance Deposit and (b) an opinion of counsel for the Prime Retail Borrower in form satisfactory to the Servicer stating that the Trustee has a perfected security interest in the Prime Retail Defeasance Deposit and a first priority perfected security interest in such U.S. Obligations.

     The 'Prime Retail Defeasance Deposit' is an amount equal to the total cost incurred by the Servicer in purchasing U.S. Obligations providing payments on or prior to, but as close as possible to, all successive payment dates after the Prime Retail Defeasance Date upon which interest and principal payments are required under the Prime Retail II Pool Loan after the Prime Retail Defeasance Date and through the Prime Retail Anticipated Repayment Date and in amounts equal to the payments due on such dates, including the amount of the outstanding principal balance and all accrued interest on the Prime Retail Anticipated Repayment Date or, in the case of a defeasance of only a portion of the Prime Retail II Pool Loan, in amounts equal to a portion of the scheduled payments of interest and principal equal to the amount of each such payment multiplied by a fraction, the numerator of which is the defeased portion of the loan and the denominator of which is the outstanding principal indebtedness immediately prior to such defeasance.

     In the event that only a portion of the loan is being defeased, the Prime Retail II Pool Borrower will be required to amend and restate the related Note and issue two substitute Notes, one having a principal balance equal to the defeased portion of the Note and one having a principal balance equal to the undefeased portion of the Note. Upon receipt of the Prime Retail Defeasance Deposit, the Servicer will purchase U.S. Obligations on behalf of the Prime Retail II Pool Borrower and such U.S. Obligations will serve as the sole collateral for the payment of amounts due with respect to the defeased portion of the Prime Retail II Pool Loan or, if the Prime Retail II Pool Borrower is defeasing the entire loan, as the sole collateral for the Prime Retail II Pool

Loan. The Prime Retail II Pool Borrower will have the right to assign to a successor Mortgagor to be designated by the Originator, which pursuant to the terms of the Pooling and Servicing Agreement will be a special purpose bankruptcy remote entity, the obligations under the related loan documents relating to the principal amount so defeased.

     In connection with a defeasance of the Prime Retail II Pool Loan, the Prime Retail II Pool Borrower will be entitled to obtain the release of a property from the lien of a related Prime Retail Mortgage if, among other things, (a) no event of default shall have occurred and be continuing, (b) (except for defeasances which are made contemporaneously with the application of insurance or condemnation proceeds towards the defeasance of debt where such proceeds constitute at least 50% of the Prime Retail Release Price) the Prime Retail Loan DSCR of the remaining Prime Retail II Pool Properties not being released (considered as a whole) would be at least equal to the greater of (i) the Prime Retail Loan DSCR of all of the Prime Retail II Pool Properties (including the property to be released) calculated immediately prior to the release and (ii) the Prime Retail Loan DSCR at origination of the loan and (c) the Prime Retail II Pool Borrower defeases a principal portion of the Prime Retail II Pool Loan in an amount equal to the Prime Retail Release Price. Upon satisfaction of such conditions, the applicable Prime Retail II Pool Property will be released from the lien of the related Mortgage.

     Substitute Properties. In addition to the Prime Retail II Pool Borrowers' right to obtain releases in connection with a prepayment or defeasance, at any time prior to the Prime Retail Anticipated Repayment Date, each Prime Retail II Pool Borrower will also have the right to obtain the release of a Mortgaged Property from the lien of Prime Retail II Pool Loan, provided that simultaneously with such release, the Prime Retail II Pool Borrower seeking such release executes and delivers as security for the loan, a mortgage (a 'Prime Retail Substitute Mortgage') encumbering a factory outlet center (a 'Prime Retail Substitute Property') and such other documents (together with the Prime Retail Substitute Mortgage, the 'Prime Retail Substitute Documents'), as the Servicer requires in order to grant the Trust a first priority, perfected lien on and security interest in such Prime Retail Substitute Property on the same terms and conditions as the liens granted in the released Mortgaged Property. Such right to obtain a release of a Mortgaged Property is also subject to, among other things, the following conditions and restrictions: (a) each Rating Agency has delivered written confirmation that any rating of the Certificates issued by such Rating Agency will not, as a result of the proposed release and substitution of the Prime Retail Substitute Property, be downgraded from the then current ratings thereof, qualified or withdrawn, (b) no event of default has occurred and is continuing, (c) the Prime Retail II Pool Borrowers collectively will not be entitled to replace more than two Mortgaged Properties in any calendar year, (d) the Servicer has received appraisals, prepared by a third-party real estate professional, indicating that the fair market value for the proposed Prime Retail Substitute Property is at least equal to the fair market value of the Mortgaged Property proposed to be released, (e) the Prime Retail II Pool Borrowers have delivered environmental reports stating that the Prime Retail Substitute Property complies with all applicable environmental laws, or if remedial steps are required to effect such compliance, identifying such steps and projecting the cost thereof, in which case the Prime Retail II Pool Borrowers will be required to deposit into the engineering escrow reserve account an amount equal to 150% of such projected costs, (f) the Prime Retail II Pool Borrowers have delivered an engineering report, stating that the Prime Retail Substitute Property complies with all applicable building laws and does not require performance of deferred maintenance or if remedial steps are required to effect such compliance or such deferred maintenance, identifying such steps and projecting the cost thereof, in which case the Prime Retail II Borrowers will be required to deposit into the engineering escrow reserve account an amount equal to 150% of such projected costs, (g) the Prime Retail II Pool Borrowers have caused to be delivered all leases, title commitments, title insurance policies, surveys, hazard and liability insurance, evidence of compliance with zoning and other laws, legal opinions, and other items of due diligence with respect to the Prime Retail Substitute Property as the Rating Agencies may require, (h) the net operating income (as calculated pursuant to the terms of the loan) of the Prime Retail Substitute Property as of the time of such release is at least equal to the net operating income of the Mortgaged Property to be released, (i) the person transferring the Prime Retail Substitute Property to a Prime Retail II Pool Borrower (i) is solvent and (ii) is making such transfer on an arm's-length basis and for fair consideration, and the Prime Retail II Pool Borrower and such person delivers such certifications as the Servicer reasonably requires to assure itself that the substitution does not constitute a fraudulent conveyance and (j) title to the Mortgaged Property to be released is transferred to a party other than the Prime Retail II Pool Borrowers.

     Additional Properties. Each Prime Retail II Pool Borrower has the right to add any real property to the lien of the applicable Mortgage which it acquires subsequent to the closing date of the Prime Retail II Pool Loan provided such real property is immediately adjacent to the Mortgaged Property and is operated or is to be operated as an outlet center and, provided that, among other things, conditions similar to those described above in clauses (b), (e), (f), (g) and, with certain limited exceptions, (a) under '--Substitute Properties' have been satisfied.

     Reserves. Pursuant to the terms of the Prime Retail II Pool Loan, there have been established (i) an engineering escrow reserve account in the amount of $174,606 for the purpose of funding certain engineering work required by the Originator at the time of origination, (ii) a capital expenditures reserve account for the purpose of funding on-going capital repairs, replacements and improvements, (iii) an operations and maintenance reserve account for the purpose of funding certain operating expenses during the continuance of an event of default and during the period after the Prime Retail Anticipated Repayment Date, (iv) a curtailment reserve fund account, for the purpose of depositing certain excess cash flows during an event of default and/or during the period after the Prime Retail Anticipated Prepayment Date and (v) a tax, insurance and ground lease rent reserve account to be funded each month by an amount equal to 1/12 of the annual taxes, insurance premiums and ground rents due. The Prime Retail II Pool Borrowers will fund the capital expenditures reserve account with deposits each month in the amount of one-twelfth of $0.20 (as adjusted for inflation) per square foot of GLA per annum.


     As additional security for debt service payments on the Prime Retail II Pool Loan, the Originator will on the Closing Date fund a reserve account (the 'Prime Retail Treasury Reserve Account') which will be assigned to the Trust Fund consisting of U.S. Treasury obligations having a market value equal to $13,064,000 (the aggregate of four years' interest payments that would be due (assuming an interest rate equal to 8.51% per annum for the first two years and 7.782% for the second two years) on the principal attributable to the funding of the Expansion Account. The rate of 8.51% is the sum of the strike price of the Cap Agreements and 1.51% (the Prime Retail II Pool Loan spread over LIBOR). If an event of default occurs under the Prime Retail II Pool Loan, the Servicer will be required to sell U.S. Treasuries sufficient to pay monthly debt service in the amount of interest at the lesser of Prime Retail Current Interest Rate and 8.51% per annum on the then-current balance of the Expansion Account. NACC will be permitted to withdraw U.S. Treasuries to the extent the market value of the U.S. Treasuries exceeds the amount necessary to pay such interest payments (due to the passing of scheduled payment periods, amortization or an increase in the market value of U.S. Treasuries). The market value of the U.S. Treasuries will be determined monthly and NACC will be required to fund additional U.S. Treasuries if the market value has declined below the required funding amount. The Prime Retail Treasury Reserve Account will be an 'outside reserve fund' under the REMIC provisions of the Code and will not be an asset of either the Upper-Tier REMIC or the Lower-Tier REMIC. On the first Distribution Date after the termination of the Expansion Account, if no event of default exists, the Servicer will be required to remit all remaining U.S. Treasuries to NACC.

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

     Lock Box. Rents from the Prime Retail II Pool Properties will be remitted directly into a Lock Box Account. As of the Closing Date, the Prime Retail II Pool Borrowers will have pledged and assigned to the Trustee a security interest in the Lock Box Account. The funds in the Lock Box Account will be swept on a daily basis into a Cash Collateral Account, provided that prior to the Prime Retail Anticipated Repayment Date, such sweep will cease at such time in each month as the Servicer notifies the bank maintaining the Lock Box Account that sufficient funds have been deposited in the Prime Retail Cash Collateral Account to provide for payment of debt service and the required reserve funds under the Prime Retail II Pool Loan. The Servicer will distribute funds held in the Prime Retail Cash Collateral Account in the following order: (a) to the tax, insurance and ground lease reserve account to meet monthly funding requirements, (b) to the scheduled monthly payment of interest and principal, (c) to the capital expenditures reserve account to meet monthly funding requirements, (d) during the occurrence of an event of default and/or after the Prime Retail Anticipated Repayment Date, to the operations and maintenance reserve account to meet monthly funding requirements and (e) during the occurrence of an event of default and after the Prime Retail Anticipated Repayment Date, until an amount equal to the Prime Retail Excess Cash Flow has been deposited, to be applied after an acceleration of the debt (in the case of an event of default) as set forth in the related Note and after the Prime Retail Anticipated Repayment Date, as set forth under 'Payment Terms' above.

     Transfer of Properties and Interest in Borrowers; Encumbrance. The Prime Retail II Pool Loan prohibits the transfer, without the consent of the lender, of any (i) of the Prime Retail II Pool Properties, except as described in the next paragraph and above under '--Prepayment,' 'Release in Exchange for Substitute Collateral' and '--Replacement', (ii) partnership interests in any of the Prime Retail II Pool Borrowers (except for one or more transfers of the limited partnership interests in a Prime Retail II Pool Borrower which, individually or in the aggregate, do not exceed 49.9% of the total limited partnership interests in such borrower), (iii) general partnership interest of Prime Retail, Inc. in the Prime Retail Operating Partnership, and (iv) shareholder interest by Prime Retail, Inc. in Prime Retail Finance I or Prime Retail Finance II. Except for certain permitted encumbrances, no other liens are permitted on the Prime Retail II Pool Properties.

     The Prime Retail II Pool Borrowers are permitted to transfer and obtain the release from the lien of the related Mortgage of any unimproved out-parcel or unimproved expansion parcel (each, an 'Out-Parcel') comprising a portion of the Mortgaged Property if, among other things, (a) no event of default exists, (b) the use to which the Out-Parcel will be put is consistent with the use to which out-parcels and expansion parcels are generally put in first class retail shopping centers, (c) the disposition of the Out-Parcel will not have a material adverse affect on net operating income, (d) the occupancy rate of the remaining Mortgaged Property will be not less than 90% (without regard to the portion, if any, of the remaining Mortgaged Property which constitutes an Expansion Space for which either no Expansion Funding has been made or an Expansion Funding has occurred within the prior 18 months) and (e) the Prime Retail Loan DSCR allocable to the remaining Mortgaged Property (exclusive of net operating income and principal and interest on aggregate Expansion Funding Amounts allocable to any Expansion Space for which either no Expansion Funding has been made or an

Expansion Funding has occurred within the prior 18 months) is not less than the Prime Retail Loan DSCR for such Mortgaged Property at the closing of the loan, provided that if the conditions described in (d) and (e) are not satisfied, an Out-Parcel may be released if is sold to a bona-fide third party and all sums received in consideration are applied to defease the debt as described above under 'Release in Exchange for Substitute Collateral.'

     Insurance. Each of the Prime Retail II Pool Borrowers is required to maintain (a) insurance against loss or damage by fire, casualty and other hazards included in an 'all risk' extended coverage endorsement or its equivalent in an amount not less than the greater of (i) 100% of the insurable replacement value of the Mortgaged Property (exclusive of land, footings and foundations) and (ii) such other amount as is necessary to prevent any insured person from being a co-insurer, (b) commercial comprehensive general liability insurance, (c) business interruption rent loss or other similar insurance containing an extended period endorsement which provides that after the physical loss to the Mortgaged Property has been repaired, the continued loss of rental income will be insured until 6 months after completion of such repairs, notwithstanding that the policy may expire prior to the end of such period, (d) boiler and sprinkler insurance, (e) if the improvements are located in a Federally designated flood hazard zone and if flood insurance is available under the National Flood Insurance Act and required by the Servicer, flood insurance,
(f) workers compensation insurance, and (g) insurance against earthquakes, if commonly insured against and generally available. The Prime Retail II Pool Borrowers are required to maintain insurance coverage (other than with respect to (e) and (f) when such insurance is placed with

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a governmental agency or instrumentality) with insurers having a claims paying ability of not less than 'AA' from the Rating Agencies, or if not rated by all of such rating agencies, than a claims paying ability rating of 'AA' from at least two nationally recognized statistical rating agencies (one of which must be S&P), except that with respect to earthquake insurance, such insurance must have a claims paying ability rating of not less than 'BBB' from the Rating Agencies.

     Condemnation and Casualty. Insurance proceeds will be required to be made available to the Prime Retail II Pool Borrowers unless (a) an event of default has occurred and is continuing, (b) the Servicer is not reasonably satisfied that the Prime Retail Loan DSCR after substantial completion of the restoration will be at least equal to 1.15, (c) any leases covering 30% or more of the total GLA of the Mortgaged Property are not in full force and effect (except under certain circumstances where letters of intent with prospective tenants have been entered into), (d) more than 75% of the reasonably estimated aggregate insurable value of the Mortgaged Property is damaged or destroyed or (e) the Servicer is not reasonably satisfied that the restoration can be completed six months prior to maturity. If any of (a) through (e) occurs, the Servicer will have the option to apply such proceeds to the prepayment of the debt without payment of any yield maintenance premium. Condemnation awards will be made available to the Prime Retail II Pool Borrowers unless a substantial taking occurs such that the remaining balance of such property does not constitute a complete rentable facility of the same sort as existed prior to the taking or is not capable of producing income yielding a projected Prime Retail Loan DSCR of not less than
1.45 for the next three years. Otherwise, the condemnation award will be applied to prepayment of the loan, without payment of any yield maintenance premium, up to an amount equal to the release price of the applicable Mortgaged Property.

     Financial Reporting. The Prime Retail II Pool Borrowers are required to provide to the Servicer, among other things, (a) annually, within 90 days following the end of each fiscal year, financial statements audited by an independent CPA acceptable to the Servicer in accordance with GAAP, (b) monthly, within 30 days following the end of each month, a cash flow statement and rent rolls, occupancy reports, each dated as of the last day of such month, (c) quarterly, within 30 days following the end of each fiscal quarter, a certified rent roll and statements of the sales of tenants under space leases, (d) annually, within 90 days after the end of each fiscal year, a report setting forth (i) the net operating income for such fiscal year, (ii) the average occupancy rate during such fiscal year and (iii) the capital repairs, replacements and improvements performed during such fiscal year and the aggregate recurring capital expenditures made in connection therewith and (e) if the loan is not repaid on the Prime Retail Anticipated Repayment Date, at least 45 days prior to the end of each fiscal year, an annual operating budget and capital budget for the forthcoming fiscal year.

     The Properties. The Mortgaged Properties securing the Prime Retail II Pool Loan are sixteen factory outlet centers containing an aggregate of approximately 4,446,984 square feet of GLA and having GLAs ranging from approximately 126,595 to approximately 419,126 square feet.

     San Marcos Factory Shops. This outlet center is located on 56 acres in San Marcos, Texas, at the intersection of Interstate 35 and Center Point Road, approximately 30 miles south of Austin, the state capital, and 50 miles north of San Antonio. San Marcos Factory Shops, which was built in 6 phases between 1990 and 1995, contains approximately 419,000 square feet of GLA. San Marcos Factory Shops, as of November 1, 1996, was approximately 98% leased to 112 tenants. Major tenants based on GLA include Donna Karan, Gap Outlet, Coach, Eddie Bauer, Nike, J. Crew, First Choice/Escada, Ann Taylor and Off 5th Saks. The appraised value of San Marcos Factory Shops, as of April 16, 1996 was $64,000,000.

     Attached to the San Marcos Factory Shops is an additional approximately 60,000 square feet of GLA on seven acres owned by VF Corporation, which manufactures such brand names a Lee, Wrangler Jeans and Vanity Fair. VF Corporation contributes contracted amounts to the common area maintenance and marketing of the outlet center pursuant to a reciprocal easement agreement. San Marcos owns contiguous land that is included in the collateral for the Prime Retail Loan and can accommodate additional GLA. A partnership owned by The Prime Group, Inc. and other parties owns approximately 63 acres of undeveloped land across Interstate 35 from the San Marcos Factory Shops. Prime Retail, Inc. has a right of first refusal to purchase the land from such partnership if the partnership sells the land for retail use. Such land, or any improvements built thereon, will not be collateral for the Prime Retail Loan and there can be no assurance that any such improvements would not compete with the Mortgaged Property.

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     The nearest competing outlet center, Tanger Factory Outlet Center, is located at the interstate intersection adjacent to San Marcos Factory Shops and contains approximately 219,000 square feet of GLA. There is another competing outlet center located within 12 miles.

     Gulf Coast Factory Shops. This outlet center is located on 48 acres in Ellenton, Florida at the intersection of Interstate 75 and Highway 301, 40 miles south of Tampa/St. Petersburg and 20 miles north of Sarasota, and contains approximately 341,000 square feet of GLA. Phase I, Phase II and Phase IIIA of the Gulf Coast Factory Shops opened in October 1991, August 1993 and October 1996, respectively. Gulf Coast Factory Shops, as of November 1, 1996 was approximately 99% leased to 97 tenants. Major tenants include Coach, Jones of New York, Nike, Sony, Ann Taylor, Donna Karan, Liz Claiborne, Off 5th Saks and Ellen Tracy. The appraised value of the Gulf Coast Factory Shops, as of April 19, 1996 was $44,500,000. The nearest competing outlet center, Sarasota Outlet Center, is located 12 miles from the Gulf Coast Factory Shops and contains approximately 306,000 square feet of GLA.

     Triangle Factory Shops. This outlet center is located on 25 acres in Morrisville, North Carolina at the intersection of Interstate 40 and Airport Boulevard, 16 miles northwest of Raleigh and 11 miles southeast of Durham. The property was originally a mall containing approximately 134,000 square feet of GLA occupied by discount retailers. Triangle acquired the property in February, 1991, substantially renovated the structure, converted it to a factory outlet center and expanded it to approximately 194,000 square feet of GLA. The outlet center re-opened in October 1991 and, as of November 1, 1996, was approximately 87% leased to 43 tenants. Major tenants include Reading China, Levi's, Jones New York, Nine West, Off 5th Saks and Bugle Boy. The Appraised value of Triangle Factory Shops, as of May 6, 1996, was $20,000.000. The nearest competing outlet center is located 40 miles from the Triangle Factory Shops.

     Coral Isle Factory Shops. This outlet center is located on 20 acres in Marco Island, Florida on Route 951, one mile west of Highway 41, approximately 20 miles south of Naples, Florida, and contains approximately 127,000 square feet of GLA. Phase I of Coral Isle Factory Shops opened in December 1991 and Phase II of the outlet center opened in December 1992. Coral Isle Factory Shops, as of November 1, 1996, was approximately 98% leased to 39 tenants. Major tenants include Mikasa, Coach, Jones New York and Anne Klein. The appraised value of Coral Isle Factory Shops, as of April 12, 1996, was $18,000,000. The nearest competing outlet center, Sanibel Factory Stores, is located 35 miles from Coral Isle Factory Shops and contains 185,000 square feet of GLA.

     Ohio Factory Shops. This outlet center is located on 51 acres in Jeffersonville, Ohio at the intersection of Interstate 71 and U.S. Route 35, approximately 36 miles south of Columbus, 52 miles north of Cincinnati and 34 miles east of Dayton, and contains approximately 309,000 square feet of GLA. Phase I, Phase II and Phase IIIA of the Ohio Factory Shops opened in July 1993, November 1993 and August 1996, respectively. Ohio Factory Shops, as of November 1, 1996, was approximately 98% leased to 83 tenants. Major tenants include Design by Levi's, Eddie Bauer, Ann Taylor, Donna Karan, Coach, Polo/Ralph Lauren and Brooks Brothers. The appraised value of Phases I and II of the Ohio Factory

Shops, as of May 1, 1996, was $42,000,000. The appraised value of Phase IIIA, as of May 1, 1996, based upon an assumption that construction would be completed by October 1, 1996, was $2,400,000, and based upon an assumption of stabilized occupancy was $4,000,000. The nearest competing outlet center, Jeffersonville Outlet Center, is located four miles from Ohio Factory Shops and contains approximately 310,000 square feet of GLA.

     Nebraska Crossing Factory Shops. This outlet center is located on 46 acres near Gretna, Nebraska, at the intersection of Interstate 80 and Highway 31, approximately 25 miles west of Omaha and 35 miles east of Lincoln. Nebraska Crossing Factory Shops, which opened in October 1993, contains approximately 192,000 square feet of GLA and, as of November 1, 1996, was approximately 86% leased to 50 tenants. Nebraska owns sufficient land to develop 30,000 square feet of additional GLA and an affiliate of the Prime Retail Operating Partnership owns an additional four acres of contiguous land sufficient to expand this factory outlet center by another 25,000 square feet of GLA. The additional four acres and any future expansion thereon will not be collateral for the Prime Retail Loan and there can be no assurance that any such expansion would not compete with the Mortgaged Property. Major tenants include Mikasa, Carter's and Bugle Boy. The appraised value of Nebraska Crossing Factory Shops, as of May 8, 1996, was $18,630,000. The nearest competing outlet center is located approximately 60 miles from the Nebraska Crossing Factory Shops.

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     Magnolia Bluff Factory Shops.  This outlet center is located on 45 acres in
McIntosh County, Georgia, at the Interstate highway 95 and State Road 251 interchange. Magnolia Bluff Factory Shops, which opened in 1995, contains approximately 299,000 square feet of GLA. Magnolia Bluff Factory Shops, as of November 1, 1996, was approximately 86% leased to 74 tenants. Major tenants include Reebok, Polo/Ralph Lauren, Coach, Tommy Hilfiger, Levi's, Ann Taylor and Liz Claiborne. The appraised value of Magnolia Bluff Factory Shops, as of May 9, 1996, was $45,500,000. The nearest competing outlet center, Brunswick Outlet Plaza, is located 20 miles from Magnolia Bluff Factory Shops.

     Rocky Mountain Factory Stores. This outlet center is located on 37 acres in Larimar County, Colorado, along Interstate 25 just north of the U.S. 34 interchange. Rocky Mountain Factory Stores, which was built in four phases between 1994 and 1996, October, 1996, contains approximately 328,000 square feet of GLA. Rocky Mountain Factory Stores, as of November 1, 1996, was approximately 98% leased to 81 tenants. Major tenants include Spiegel, Liz Claiborne, Levi's, Reebok, Mikasa, Esprit and Magnavox. The appraised value of Rocky Mountain Factory Stores, as of October 9, 1996, was $46,000,000. The nearest competing outlet center, Castle Rock Factory Shops, one of the Prime Retail II Pool Properties, is located 73 miles away.

     Indiana Factory Shops. This outlet center is located on 61 acres in Delaware County, Indiana, at the Interstate 69 and Route 67 interchange. Indiana Factory Shops, which was opened in 1994, contains approximately 209,000 square feet of GLA. Indiana Factory Shops, as of November 1, 1996, was approximately 84% leased to 52 tenants. Major tenants include Jones New York, Nine West, Carter's and Polo/Ralph Lauren. The appraised value of Indiana Factory Shops, as of May 6, 1996, was $29,000,000. The nearest competing outlet center, Hamilton Commons Factory Stores, is located 25 miles from Indiana Factory Shops and contains approximately 205,000 square feet of GLA. Additionally, a competing developer has announced plans to open a factory store outlet located 10 miles from Indiana Factory Shops in fall, 1997, with 150,000 square feet of GLA in its initial phase and a planned additional 200,000 square feet of GLA in two later phases.

     Kansas City Factory Outlets. This outlet center is located on 48 acres in Lafayette County, Missouri, on West Old Highway 40, just west of the intersection of Highway 131 and Interstate 79, and contains approximately 191,000 square feet of GLA. Phase I and Phase II of Kansas City Factory Outlets opened in July 1995 and November 1996, respectively. Kansas City Factory Outlets, as of November 1, 1996, was approximately 96% leased to 42 tenants. Major tenants include Spiegel, Levi's, Reebok, Eddie Bauer, Mikasa and Van Heusen. The appraised value, as of October 15, 1996, for Phase I was $26,400,000 and for Phase II was $13,100,000. The nearest competing outlet centers, Lawrence Riverfront Factory Outlets and Tanger Factory Outlet Center, are located 70 to 80 miles from Kansas City Factory Outlets and contain approximately 148,000 and 150,000 square feet of GLA, respectively.

     Gulfport Factory Shops. This outlet center is located on 100 acres in the City of Gulfport, Mississippi, near the intersection of Interstate 10 and U.S. Highway 49. Gulfport Factory Shops, which opened in 1995, contains approximately 251,000 square feet of GLA. Gulfport Factory Shops, as of November 1, 1996, was approximately 94% leased to 67 tenants. Major tenants include Reebok, Levi's, Off 5th Saks, Bass and Mikasa. The appraised value of the leasehold interest in Gulfport Factory Shops, as of June 14, 1996, was $30,000,000. The nearest competing outlet center, Slidell Factory Stores, is located 40 miles from Gulfport Factory Shops.

     Huntley Factory Shops. This outlet center is located on 77 acres in Huntley, Illinois near the intersection of Interstate 90 and State Highway 47. Phase I of Huntley Factory Shops, which opened in August, 1994, and Phase II of the outlet center, which opened in December, 1995, contain, in the aggregate, approximately 280,000 square feet of GLA. Huntley Factory Shops, as of November 1, 1996, was approximately 80% leased to 62 tenants. Major tenants include Reebok, Rockport, Bose, Mikasa and Bugle Boy. The appraised value of Huntley Factory Shops (including 21 acres of excess land area subject to the related Mortgage) as of June 19, 1996, was $36,900,000. The nearest competing outlet center is located 20 miles from Huntley Factory Shops.

     Grove City Factory Shops. This outlet center is located on 119 acres in Grove City, Pennsylvania, near the Interstate Highway 79 and Route 208 interchange. Phases I-III of Grove City Factory Shops, which opened from 1994 to 1996, contain approximately 416,000 square feet of GLA and Phase IV of the outlet center, which opened in November, 1996, contains approximately 117,000 square feet of GLA. The remaining 50% ownership interest in Grove City Factory Shops not owned by affiliates of Grove City was acquired in October, 1996. Grove City Factory Shops, as of November 1, 1996, was approximately 99% leased to 114 tenants. Major tenants include VF Outlet Marketplace, Off 5th Saks, Levi's, Reebok, Nike, Polo/Ralph Lauren, Eddie Bauer, Mikasa

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and Esprit. The appraised value, as of September 1, 1996, for Phases I-III was
$71,900,000 and for Phase IV was $6,400,000. The nearest competing outlet centers, Aurora Farms and Horizon Outlet Center, are each located approximately 50 miles from Grove City Factory Shops and contain approximately 300,000 and 200,000 square feet of GLA, respectively.

     Gainesville Factory Shops. This outlet center is located on 129 acres in the City of Gainesville, Texas, at the intersection of Interstate 35 and Route 1202, and contains approximately 316,000 square feet of GLA. Phase I and Phase II of Gainesville Factory Shops were completed in 1993, and 1994, respectively. Gainesville Factory Shops, as of November 1, 1996, was approximately 84% leased to 82 tenants. Major tenants include Reebok, Nine West, Nordic Track, Brooks Brothers and Ann Taylor. The appraised value of Gainesville Factory Shops Outlet Center, as of April 9, 1996, was $41,000,000. The nearest competing outlet center, Denton Factory Shops, is located 30 miles from Gainesville Factory Shops.

     Castle Rock Factory Shops. This outlet center is located on 60 acres in Castle Rock, Colorado, along Interstate 25, just north of the Meadows Parkway interchange. Castle Rock Factory Shops, which was built during 1992-94, contains approximately 370,000 square feet of GLA. Castle Rock Factory Shops, as of November 1, 1996, was approximately 100% leased to 107 tenants. Major tenants include Sony, Ann Taylor, Coach, Reebok, Tommy Hilfiger, Jones New York, Brooks Brothers, Baccarat and Nautica. The appraised value of Castle Rock Factory Shops, as of May 11, 1996, was $61,000,000. The nearest competing outlet center, Rocky Mountain Factory Stores, one of the Prime Retail II Pool Properties, is located 73 miles away. Castle Rock intends to construct and open during 1997 a Phase IV expansion of approximately 105,000 square feet of GLA on contiguous land subject to the related Mortgage.

     Florida Keys Factory Shops. This outlet center is located on 46 acres in Florida City, Florida, where the Florida Turnpike ends at U.S. Route 1. Florida Keys Factory Shops, which was built in 1994, contains approximately 207,000 square feet of GLA. Florida Keys Factory Shops, as of November 1, 1996, was approximately 93% leased to 57 tenants. Major tenants include Nike, Levi's, L'Eggs, Hanes, Bali and Bugle Boy. The appraised value of Florida Keys Factory Shops, as of June 7, 1996, was $28,200,000. The nearest competing outlet center is located 60 miles from Florida Keys Factory Shops.

     Rocky Mountain Factory Stores and Kansas City Factory Outlets (the 'JMJ Acquired Properties') were recently acquired from an unaffiliated third party.

     Leasehold Interests. The Prime Retail II Pool Property known as Gulfport Factory Shops is a leasehold estate. The lease agreement with respect to Gulfport Factory Shops is with the Board of Education of Harrison County School District, as lessor, and has a term of 40 years commencing January 1, 1995, with an option to extend, at Gulfport's discretion, for an additional 25 years (or such greater period as allowed by law). Gulfport is required to pay annual rent which ranges from $72,850 in year one to $422,933 in year forty with rent in any extension period readjusted based upon an appraisal. The lessor has agreed (a) that in the event the lender under the Prime Retail II Pool Loan should foreclose, the lender would have the right to assign the leasehold estate to an entity approved by the lessor, (b) to send the lender notice of any event of default under the lease and to grant to the lender a right and additional time to cure any such default, and (c) if the lessor terminates the lease, to enter into a new lease with the lender on the same terms as the present lease provided that the lender has cured any defaults.

     The Mortgage relating to the Prime Retail II Pool Property known as Magnolia Bluff Factory Shops encumbers both the related Prime Retail II Pool Borrower's leasehold interest and the related lessor's fee interest. In order to obtain certain benefits, the Mortgaged Property known as Magnolia Bluff Factory Shops was acquired by the McIntosh County Industrial Development Authority (the 'Industrial Authority') and then leased to Magnolia Bluff. Series 1995-A Notes, in the principal amount of $2,900,000 (which as of the date of closing of the Prime Retail II Pool Loan was $2,826,380) and bearing interest at a rate of 8.9% per annum, and Series 1995-B Notes, in the principal amount not to exceed $22,730,000 (which as of the date of closing of the Prime Retail II Pool Loan was $22,427,225) and bearing interest at a rate of 8.0% per annum (collectively, the 'Lease Notes'), were issued by the Industrial Authority for the financing of the acquisition and construction of the project. The Industrial Authority deposited the proceeds of the Lease Notes into a sinking fund to be disbursed for the acquisition and construction of the project. The rental payments paid by Magnolia Bluff under the lease agreement reflect the annual payments for the Lease Notes, as well as an administrative assessment charge equal to approximately two percent of the Series 1995-A Note payments. Magnolia Bluff is the holder of the Series

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1995-A Note and the Prime Retail Operating Partnership is the holder of the
Series 1995-B Note, and each such holder has pledged its Lease Note as security for the Prime Retail II Pool Loan. Additionally, if certain employment and sales targets are not satisfied, Magnolia Bluff will be required to pay additional rent. The lease term expires January 1, 2008, at which point Magnolia Bluff has the option to purchase the Industrial Authority's fee interest in the property for $100. Magnolia Bluff may terminate the lease and exercise its option to purchase the fee interest at any time by delivering funds sufficient to retire the Lease Notes. If there is an event of default under the Prime Retail II Pool Loan, the lender will have the option to foreclose on and obtain the Industrial Authority's fee interest in the property. If Magnolia Bluff defaults on its obligations under the lease, the Industrial Authority has agreed to give the holder of the Prime Retail II Pool Loan the opportunity to cure such default.

     Property Management. The Prime Retail Operating Partnership, as general partner of the respective Prime Retail II Pool Borrowers, manages the Prime Retail II Pool Properties. Each Prime Retail II Pool Borrower has an on-site property management staff. Such staff monitor the sales performance of each tenant and monthly sales reports are prepared on a tenant-by-tenant basis for each factory outlet center. In addition, the Prime Retail Operating Partnership employs a director of operations, located in its headquarters in Baltimore, Maryland, to supervise the respective on-site management staffs and to develop policies and procedures with respect to the Prime Retail II Pool Properties. The

Prime Retail Operating Partnership also conducts leasing activities related to the Prime Retail II Pool Properties. Under the Mortgages, the Prime Retail II Pool Borrowers are permitted to receive or pay reasonable compensation for management services, which means (a) while the Prime Retail Operating Partnership or its affiliates are the managers, reimbursement for reasonably incurred direct costs involved in the management of the Mortgaged Properties, including reimbursement for allocated portions of salaries and overhead and (b) in the event that an entity other than the Prime Retail Operating Partnership or an affiliate is the manager, such compensation as is commercially reasonably for similar properties similarly situated. The right of the Prime Retail Operating Partnership or its affiliate to receive any compensation, reimbursement of costs and expenses or other payments in consideration for its management services is subordinate to the Prime Retail II Pool Loan Mortgages and such management services may be terminated by the Originator or its successors and assigns (a) for cause (including but not limited to the manager's gross negligence, willful misconduct or fraud), (b) following the occurrence and during the continuance of an event of default under the loan, (c) in the event of a change in control of the manager, if the manager is a party other than Prime Retail Operating Partnership, (d) following a decline in the aggregate Loan DSCR for all of the Prime Retail II Pool Properties to 1.15 or less for any 12 month period (provided that the Servicer shall have determined that the applicable Prime Retail II Pool Properties could be more efficiently managed with better results at competitive rates), (e) if a tenant is moved from a Mortgaged Property to a factory outlet center owned by an affiliate of the Prime Retail II Pool Borrowers located within 1 mile from the Mortgaged Property unless (i)(x) the Mortgaged Property (exclusive of Expansion Space for which either no Expansion Funding has been made or Expansion Funding has occurred within the prior 18 months) has an occupancy rate of at least 90% on a pro forma basis (including any replacement lease) and (y) the Prime Retail Loan DSCR (exclusive of net operating income and principal and interest on aggregate Expansion Funding Amounts allocable to any Expansion Space for which either no Expansion Funding has been made or an Expansion Funding has occurred within the prior 18 months) for such Mortgaged Property and all Mortgaged Properties are not less than such ratios as of the closing date of the loan or (ii) the Servicer's consent to such move has been obtained, which consent may not be unreasonably withheld, delayed or conditioned.

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                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of nineteen classes to be designated as the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class CS-1 Certificates, the Class CS-2 Certificates, the Class CS-3 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class B-1 Certificates, the Class B-1H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class P-IO Certificates, the Class R Certificates and the Class LR Certificates. The Class B-1, Class B-1H, Class V-1, Class V-2, Class P-IO, Class R and Class LR Certificates (collectively, the 'Private Certificates') are not offered hereby. The Class CS-1, Class CS-2 and Class CS-3 Certificates are sometimes referred to herein as the 'Coupon Strip Certificates.'

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an 'REO Property'); (iii) the Floor Agreements and all payments under and proceeds of the Floor Agreements due after the Cut-Off Date; (iv) such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Certificate Distribution Account, the Interest Reserve Accounts, the Excess Interest Distribution Account, the Default Interest Distribution Account, the Prime Retail Treasury Reserve Account and any account established in connection with REO Properties (an 'REO Account'); (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (vi) the Depositor's rights and remedies under the Mortgage Loan Purchase and Sale Agreement; and (vii) all of the mortgagee's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and Lock Box Accounts. The Certificates do not represent an interest in or obligation of the Depositor, the Originator, the Servicer, the Trustee, the Fiscal Agent, the borrowers, the franchisors, the property managers, the Floor Counterparty, or any of their respective affiliates.

     The Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1 and Class B-1H Certificates will have initial Certificate Balances of $94,311,998, $333,473,178, $171,996,502,
$35,807,861, $35,807,861, $44,759,826, $22,379,913, $49,235,809, $71,615,722,
$35,806,865 and approximately $1,000, respectively. The Class CS-1 Certificates are comprised of one component: the Class A-1A Component, which will have an initial Component Balance equal to $94,311,998 (which is equal to the initial Certificate Balance of the Class A-1A Certificates). The Class CS-1 Certificates will have an initial Notional Balance equal to the Component Balance of the Class A-1A Component. The Class CS-2 Certificates are comprised of one component: the Class A-1B Component, which will have an initial Component Balance equal to $333,473,178 (which is equal to the initial Certificate Balance of the Class A-1B Certificates). The Class CS-2 Certificates will have an initial Notional Balance equal to the Component Balance of the Class A-1B Component. The Class CS-3 Certificates are comprised of seven components: the Class A-1C Component, the Class A-2 Component, the Class A-3 Component, the Class A-4 Component, the Class A-5 Component, the Class A-6 Component and the Class A-7 Component, which will have initial Component Balances equal to $171,996,502 (which is equal to the initial Certificate Balance of the Class A-1C Certificates), $35,807,861 (which is equal to the initial Certificate Balance of the Class A-2 Certificates), $35,807,861 (which is equal to the initial Certificate Balance of the Class A-3 Certificates), $44,759,826 (which is equal to the initial Certificate Balance of the Class A-4 Certificates), $22,379,913 (which is equal to the initial Certificate Balance of the Class A-5 Certificates), $49,235,809 (which is equal to the initial Certificate Balance of the Class A-6 Certificates) and $71,615,722, (which is equal to the initial Certificate Balance of the Class A-7 Certificates), respectively. The Class CS-3 Certificates will have an initial Notional Balance equal to $431,603,494, which is the sum of the initial Component Balances of the Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Components. Each of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2 Component, Class A-3 Component, Class A-4 Component, Class A-5 Component, Class A-6 Component and Class A-7 Component is sometimes referred to herein as a 'component'. The Class P-IO Certificates will have an initial Notional Balance equal to approximately $358,748,252 (which is equal to the initial principal balance of the Prime Retail II Pool Loan). The Class P-IO Certificates will be retired on the Distribution Date following the date (the 'Prime Conversion Date') on which the Mortgage Rate of the Prime Retail II Pool Loan converts to a fixed rate.

     None of the Class CS-1, Class CS-2, Class CS-3, Class P-IO, Class R, Class LR, Class V-1 and Class V-2 Certificates will have a Certificate Balance. Additionally, the Class R, Class LR, Class V-1 and Class V-2 Certificates will not have a Notional Balance.

     The Certificate Balance of any class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated to a class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such class to zero, such class may receive distributions in respect of such recoveries in accordance with the priorities set forth under '--Distributions--Priorities' herein.

     The respective Certificate Balance of each class of Certificates (other than the Coupon Strip Certificates, the Class P-IO, the Class V-1, Class V-2, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses (as defined herein) allocated to such class of Certificates. The Component Balances of the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class

A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Components (and therefore the Notional Balances of the Class CS-1, Class CS-2 and Class CS-3 Certificates) will be reduced in accordance with distributions of principal on, and allocations of Realized Losses to, the Certificate Balances of the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7, Certificates, as applicable. The Notional Balance of the Class CS-1 Certificates will at all times equal the Component Balance of the Class A-1A Component, which at all times will equal the Certificate Balance of the Class A-1A Certificates. The Notional Balance of the Class CS-2 Certificates will at all times equal the Component Balance of the Class A-1B Component, which at all times will equal the Certificate Balance of the Class A-1B Certificates. The Notional Balance of the Class CS-3 Certificates will at all times equal the sum of the Component Balances of the Class A-1C Component, the Class A-2 Component, the Class A-3 Component, the Class A-4 Component, the Class A-5 Component, the Class A-6 Component and the Class A-7 Component. The Component Balance of the Class A-1C Component will at all times equal the Certificate Balance of the Class A-1C Certificates. Except as described below under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' the Component Balances of the Class A-2 Component, the Class A-3 Component, the Class A-4 Component, the Class A-5 Component, the Class A-6 Component and the Class A-7 Component will at all times equal the Certificates Balances of the Class A-2, the Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, respectively. The Notional Balance of the Class P-IO Certificates will at all times equal the Stated Principal Balance of the Prime Retail II Pool Loan.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 13th day of each month or, if such 13th day is not a business day, then on the next succeeding business day, commencing in January 1997 (each, a 'Distribution Date'); provided, however, that in any month, the Distribution Date will be no earlier than the second business day following the 11th day of such month and, provided further, that if the 11th day of any month is not a business day the Distribution Date will be the third business day following the 11th day of such month. All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the 10th day of the month in which the related Distribution Date occurs, or if such day is not a business day, the preceding business day (the 'Record Date'); the Record Date for the Distribution Date occurring in January 1997 for all purposes other than the receipt of distributions is the Closing Date. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate Certificate Balance of which is at least $5,000,000, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The 'Percentage Interest' evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related class.

     The aggregate distribution to be made on the Certificates (other than the Class P-IO Certificates) on any Distribution Date will equal the Available Funds. The 'Available Funds' for a Distribution Date will be the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period, (ii) all amounts received by the Servicer in respect of the Floor Agreements in the related Collection Period, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, including all P&I Advances (excluding Subordinate Class Advance Amounts) made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (iv) for the Distribution Date occurring in each March, the 'Withheld Amounts' as described under '--The Pooling and Servicing Agreement-- Accounts--Interest Reserve Accounts' and required to be deposited in the Distribution Account pursuant to the Pooling and Servicing Agreement and (v) all Servicer Prepayment Interest Shortfalls required to be deposited by the Servicer in respect of such Distribution Date, but excluding the following:

          (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under 'The Pooling and Servicing Agreement--Advances';

          (b) the aggregate amount of the Servicing Fee (as defined herein and which includes the fees for both the Trustee and the Servicer) payable to the Servicer and the amounts payable to the Special Servicer described herein under 'The Pooling and Servicing Agreement--Special Servicing' (together with the Servicing Fees, 'Servicing Compensation'), in each case in respect of such Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation;

          (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

          (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Compensation together with interest thereon as described herein, to which the Servicer, the Special Servicer or the Trustee is entitled;


          (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer or the Trustee or Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including indemnities;

          (f) Prepayment Premiums;

          (g) Default Interest;

          (h) Excess Interest;

          (i) With respect to the Prime Retail II Pool Loan and any Distribution Date relating to each Interest Accrual Period ending in each February or any January occurring in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Mortgage Interest Reserve Account and held for future distribution;

          (j) With respect to the Floor Agreements and any Distribution Date relating to each Interest Accrual Period ending in each February or any January occurring in a year which is not a leap year, an amount equal to one day of interest on the notional balances of each as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Floor Rate to the extent such amounts are to be deposited in the Floor Interest Reserve Account and held for future distribution;

          (k) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling and Servicing Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

          (l) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

          (m) any termination fee or any similar amount payable pursuant to the Floor Agreement;

          (n) Class P-IO Available Funds.

     The 'Class P-IO Available Funds' for any Distribution Date occurring on or prior to the Prime Conversion Date will be the excess of (A) the sum of (i) all the portion of previously undistributed Monthly Payments and Extended Monthly Payments or other receipts on account of interest on or in respect of the Prime

Retail II Pool Loan (including the interest portion of Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period, (ii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to or in respect of interest on the Prime Retail II Pool Loan, including the interest portion of all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of the Prime Retail II Pool Loan and (iii) all Servicer Prepayment Interest Shortfalls with respect to the Prime Retail II Pool Loan required to be deposited by the Servicer in respect of such Distribution Date, but excluding the amounts described in clauses (a) through (m) above over (B) interest accrued on the Prime Retail II Pool Loan at the Adjusted Mortgage Pass-Through Rate thereof (minus any Prepayment Interest Shortfalls related to the Prime Retail II Pool Loan). On any Distribution Date following the Prime Conversion Date, Class P-IO Available Funds will be equal to zero.

     The 'Monthly Payment' with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Net Mortgage Pass-Through Rate (in the case of the Prime Retail II Pool Loan, without regard to the maximum rate recited in the definition thereof), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

     'Unscheduled Payments' are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, any prepayment in full of a Mortgage Loan received in advance of its Maturity Date which is accompanied by interest representing an amount in excess of the scheduled interest which would be due on such Mortgage Loan through the Due Date relating to the Collection Period in which such prepayment is received, any Repurchase Price received with respect to a Mortgage Loan and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

     'Prepayment Premiums' are payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance, which are intended to compensate the lender for prepayment.

     'Net REO Proceeds' with respect to any REO Property and any related REO Mortgage Loan (as defined herein) are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     'Principal Prepayments' are payments of principal made by a borrower on a

Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     The 'Collection Period' with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January 1997, the Cut-off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

     'Net Default Interest' with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Special Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

     'Default Interest' with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the Default Rate over (ii) the Mortgage Rate (plus the Excess Rate if required by the applicable Mortgage Loan).

     The 'Default Rate' with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment.

     'Excess Interest' with respect to the Columbia Sussex II Pool Loan, HGI II Pool Loan, MPH II Pool Loan, Palmer Square Pool Loan and Prime Retail II Pool Loan, respectively, is CS II Excess Interest, HGI II Excess Interest, MPH II Excess Interest, Palmer Square Excess Interest and Prime Retail Excess Interest, respectively.

     'Excess Rate' with respect to each of the Mortgage Loans is the excess of the Revised Interest Rate for such Mortgage Loan over the Current Interest Rate for such Mortgage Loan.

     Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

     The 'Interest Accrual Amount' with respect to any Distribution Date and any class of Certificates (other than the Class CS-1, Class CS-2, Class CS-3, Class P-IO, Class V-1, Class V-2, Class R and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class on the related Certificate Balance (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). The 'Interest Accrual Amount' with respect to any Distribution Date and each of the Class A-1A, Class A-1B and Class A-1C Components is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such component for such Interest Accrual Period on the Component Balance of such component (provided, that any reductions in Component Balances of the Class A-1A, Class

A-1B and Class A-1C Components as a result of distributions in reduction of the Certificate Balance of the Class A-1A, Class A-1B or Class A-1C Certificates, respectively, or allocations of Realized Losses to the Certificate Balance of the Class A-1A, Class A-1B or Class A-1C Certificates, respectively, in each case, on the Distribution Date occurring in an Interest Accrual Period, will be deemed to have occurred on the first day of such Interest Accrual Period). The 'Interest Accrual Amount' with respect to any Distribution Date and each of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Components is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such component for such Interest Accrual Period on the Component Balance of such component (provided, that (i) any reductions in Component Balance as a result of (A) distributions of principal to the related Class of Certificates, (B) allocations of Realized Losses to the Certificate Balance of the related class of Certificates or (C) allocations of Appraisal Reduction Amounts or Delinquency Reduction Amounts to such Component Balance and (ii) any increases in Component Balance as a result of reversals of reductions resulting from Appraisal Reduction Events and Delinquencies, in each case, on the Distribution Date occurring in such Interest Accrual Period, will be deemed to have occurred on the first day of such Interest Accrual Period).

     The 'Interest Distribution Amount' with respect to any Distribution Date and the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates will equal the Interest Accrual Amount thereof. The 'Interest Distribution Amount' with respect to any Distribution Date and any class of Coupon Strip Certificates is the sum of the Interest Accrual Amounts of the related components of each such class.

     The 'Reduction Interest Distribution Amount' with respect to any Distribution Date for any component (other than the Class A-1A, Class A-1B and Class A-1C Components) is the amount of interest accrued for the Interest Accrual Period at the Pass-Through Rate on such component for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts allocated to such component as of such Distribution Date set forth herein.

     The 'Reduction Interest Shortfalls' with respect to any Distribution Date, for any component (other than the Class A-1A, Class A-1B and Class A-1C Components) is any shortfall in the amount of Reduction Interest Distribution Amounts required to be distributed to the Class CS-3 Certificates on such Distribution Date.

     'Appraisal Reduction Amount' is the amount described under '--Appraisal Reductions.'

     'Delinquency Reduction Amount' is in connection with a Delinquency an amount equal to the scheduled payment (or portion thereof) due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion thereof) and not received from a borrower under any Mortgage Loan.


     'Delinquency' means any failure of the borrower to make a scheduled payment on a Due Date.

     The 'Interest Accrual Period' means with respect to any Distribution Date other than the Distribution Date occurring in January 1997, the period commencing on and including the 11th day of the month preceding the month in which such Distribution Date occurs and ending on and including the 10th day of the month in which such Distribution Date occurs; the Interest Accrual Period with respect to the Distribution Date occurring in January 1997 is assumed to consist of twenty-four days. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occuring in January 1997 is assumed to consist of 30 days.

     An 'Interest Shortfall' with respect to any Distribution Date for any class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such class on such Distribution Date.

     The 'Pass-Through Rate' for any class of Offered Certificates or component is the per annum rate at which interest accrues on the Certificates of such class or component during any Interest Accrual Period. The Pass-Through Rate on the Class A-1A, Class A-1B and Class A-1C Certificates is a per annum rate equal to 6.72%, 6.88% and 7.04%, respectively. The Pass-Through Rate on the Class CS-1 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through Rate minus 6.72% The Pass-Through Rate on the Class CS-2 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through Rate minus 6.88%. The Pass-Through Rate on the Class CS-3 Certificates is a per annum rate equal to the weighted average of the Pass Through-Rates on the Class A-1C Component, Class A-2 Component, Class A-3 Component, Class A-4 Component, Class A-5 Component, Class A-6 Component and Class A-7 Component, weighted on the basis of the respective Component Balances (without giving effect to any Appraisal Reduction Amounts or Delinquency Reduction Amounts). The Pass-Through Rate on the Class A-1C Component is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through Rate minus 7.04%. The Pass-Through Rate on each of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Components is a per annum rate equal to 1.14%, 1.09%, 1.05%, 1.02%, 0.87% and 0.49%, respectively. The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through Rate minus 1.14%. The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through minus 1.09%. The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through Rate minus 1.05%. The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through Rate minus 1.02%. The Pass-Through Rate on the Class A-6 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through Rate minus 0.87%. The Pass-Through Rate on the Class A-7 Certificates is a per annum rate equal to the Adjusted Weighted Average Net Mortgage Pass-Through Rate minus 0.49%.

     The 'Weighted Average Net Mortgage Pass-Through Rate' with respect to any

Interest Accrual Period is the amount (expressed as a percentage) the numerator of which is the sum of the products of (i) the Net Mortgage Pass-Through Rate with respect to each Mortgage Loan and (ii) the Stated Principal Balance of such Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of each Mortgage Loan, as of the Due Date occurring in the month preceding the month in which the related Distribution Date occurs.

     The 'Net Mortgage Pass-Through Rate' with respect to any Mortgage Loan and any Interest Accrual Period is a per annum rate equal to the Mortgage Pass-Through Rate (as such term is defined below) for such Mortgage Loan minus the Servicing Fee Rate (as such term is defined herein).

     The 'Adjusted Weighted Average Net Mortgage Pass-Through Rate' with respect to any Interest Accrual Period is the amount (expressed as a percentage) (a) the numerator of which is the sum of (i) the sum of the products of (A) the Net Mortgage Pass-Through Rate with respect to each Mortgage Loan (other than the Prime Retail II Pool Loan) and (B) the Stated Principal Balance of such Mortgage Loan and (ii) the product of (A) the Adjusted Net Mortgage Pass-Through Rate with respect to the Prime Retail II Pool Loan and (B) the Stated Principal Balance of such Mortgage Loan and (b) the denominator of which is the sum of the Stated Principal Balances of each Mortgage Loan, as of the Due Date occurring in the month preceding the month in which the related Distribution Date occurs.

     The 'Adjusted Net Mortgage Pass-Through Rate' with respect to the Prime Retail II Pool Loan and any Interest Accrual Period is a per annum rate equal to the Adjusted Mortgage Pass-Through Rate (as such term is defined below) for the Prime Retail II Pool Loan minus the Servicing Fee Rate (as such term is defined herein).

     The 'Mortgage Pass-Through Rate' with respect to the Mortgage Loans (other than the Prime Retail II Pool Loan) for any Interest Accrual Period (other than the Interest Accrual Period relating to the Distribution Date occurring in January 1997) is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30. The 'Mortgage Pass-Through Rate' with respect to the Mortgage Loans (other than the Prime Retail II Pool Loan) and the Interest Accrual Period relating to the Distribution Date occurring in January 1997 will be the Mortgage Rates thereof.

     The 'Mortgage Pass-Through Rate' with respect to the Prime Retail II Pool Loan and any Interest Accrual Period (a) ending in any February, March, May, July, October or December or in any January occurring in a year which is not a leap year, is equal to the Mortgage Rate thereof and (b) relating to any Interest Accrual Period commencing in any April, June, August, September or November or in any January occurring in a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30; provided, however, that in no event will the Mortgage Pass-Through Rate with respect to the Prime Retail II Pool Loan and any Interest Accrual Period beginning prior to the Prime Conversion Date exceed 7.264% multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

     The 'Adjusted Mortgage Pass-Through Rate' with respect to the Prime Retail

II Pool Loan and any Interest Accrual Period beginning prior to the Prime Conversion Date (a) with respect to any such Interest Accrual Period ending in any January, February, March, May, July, October or December is equal to 7.264% and (b) with respect to any such Interest Accrual Period ending in any April, June, August, September or November is equal to 7.264% multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30. The Adjusted Mortgage Pass-Through Rate of the Prime Retail II Pool Loan and any Interest Accrual Period beginning on or after the Prime Conversion Date will be equal to the Mortgage Pass-Through Rate of the Prime Retail II Pool Loan.

     The 'Mortgage Rate' with respect to the Mortgage Loans is the interest rate on each Mortgage Loan as stated in the related Note, which does not include the Excess Rate.

     The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate and Adjusted Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

          The 'Principal Distribution Amount' for any Distribution Date will be equal to the sum of:

          (i) the principal component of all scheduled Monthly Payments which become due (if received or advanced, including any Subordinate Class Advance Amounts allocable to principal) on the Mortgage Loans on the related Due Date;

          (ii) the principal component of all Extended Monthly Payments due (if received or advanced, including any Subordinate Class Advance Amounts allocable to principal) on the related Due Date with respect to any Mortgage Loan;

          (iii) to the extent not included in the previous clauses, the principal component of any payment on any Mortgage Loan received on or after the maturity date thereof;

          (iv) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under 'The Pooling and Servicing Agreement--Optional Termination';

          (v) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

          (vi) to the extent not included in the preceding clauses, all other Principal Prepayments received in the related Collection Period; and

          (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds, net condemnation proceeds and Net REO Proceeds.

     Amounts received on any Mortgage Loan that represent recoveries of any Subordinate Class Advance Amount will not be included in the calculation of 'Principal Distribution Amount.'

     An 'REO Mortgage Loan' is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

          (i) First, pro rata, in respect of interest, to the Class A-1A, Class A-1B, Class A-1C, Class CS-1, Class CS-2 and Class CS-3 Certificates, up to an amount equal to the aggregate Interest Distribution Amounts of such classes;

          (ii) Second, pro rata, to the Class A-1A, Class A-1B, Class A-1C, Class CS-1, Class CS-2 and Class CS-3 Certificates, in respect of interest,

     up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such classes;

          (iii) Third, to the Class A-1A Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, until the Certificate Balance thereof is reduced to zero;

          (iv) Fourth, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

          (v) Fifth, to the Class A-1C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

          (vi) Sixth, to the Class A-2 Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

          (vii) Seventh, pro rata, (A) to the Class A-2 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class, (B) to the Class CS-3 Certificates in respect of the Reduction Interest Distribution Amount of the Class A-2 Component, up to an amount equal to the aggregate Reduction Interest Distribution Amount of the Class A-2 Component and (C) to the Class CS-3 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to such component;

          (viii) Eighth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

          (ix) Ninth, to the Class A-2 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

          (x) Tenth, to the Class A-3 Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

          (xi) Eleventh, pro rata, (A) to the Class A-3 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest

     Shortfalls previously allocated to such class, (B) to the Class CS-3 Certificates in respect of the Reduction Interest Distribution Amount of the Class A-3 Component, up to an amount equal to the aggregate Reduction Interest Distribution Amount of the Class A-3 Component and (C) to the Class CS-3 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to such component;

          (xii) Twelfth, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

          (xiii) Thirteenth, to the Class A-3 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

          (xiv) Fourteenth, to the Class A-4 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

          (xv) Fifteenth, pro rata, (A) to the Class A-4 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class, (B) to the Class CS-3 Certificates in respect of the Reduction Interest Distribution Amount of the Class A-4 Component, up to an amount equal to the aggregate Reduction Interest Distribution Amount of the Class A-4 Component and (C) to the Class CS-3 Certificates up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to such component;

          (xvi) Sixteenth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

          (xvii) Seventeenth, to the Class A-4 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

          (xviii) Eighteenth, to the Class A-5 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

          (xvix) Nineteenth, pro rata, (A) to the Class A-5 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class, (B) to the Class CS-3 Certificates in respect of the Reduction Interest Distribution Amount of the Class A-5 Component, up to an amount equal to the aggregate Reduction

     Interest Distribution Amount of the Class A-5 Component and (C) to the Class CS-3 Certificates up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to such component;

          (xx) Twentieth, to the Class A-5 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

          (xxi) Twenty-first, to the Class A-5 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution

     Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

          (xxii) Twenty-second, to the Class A-6 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

          (xxiii) Twenty-third, pro rata, (A) to the Class A-6 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class, (B) to the Class CS-3 Certificates in respect of the Reduction Interest Distribution Amount of the Class A-6 Component, up to an amount equal to the aggregate Reduction Interest Distribution Amount of the Class A-6 Component and (C) to the Class CS-3 Certificates up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to such component;

          (xxiv) Twenty-fourth, to the Class A-6 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

          (xxv) Twenty-fifth, to the Class A-6 Certificates for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

          (xxvi) Twenty-sixth, to the Class A-7 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

          (xxvii) Twenty-seventh, pro rata, (A) to the Class A-7 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class, (B) to the Class CS-3

     Certificates in respect of the Reduction Interest Distribution Amount of the Class A-7 Component, up to an amount equal to the aggregate Reduction Interest Distribution Amount of the Class A-7 Component and (C) to the Class CS-3 Certificates up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to such component;

          (xxviii) Twenty-eighth, to the Class A-7 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

          (xxix) Twenty-ninth, to the Class A-7 Certificates for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

          (xxx) Thirtieth, to the Private Certificates (other than the Class P-IO Certificates) in accordance with the Pooling and Servicing Agreement; and

          (xxxi) Thirty-first, to the Class LR Certificates.

     On each Distribution Date occurring on and after the Cross-over Date, an amount equal to the Principal Distribution Amount will be distributed, first, to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero, and, second, to the Class A-1A, Class A-1B and Class A-1C Certificates, for unreimbursed amounts of Realized Losses previously allocated to such classes, pro rata in accordance with the amount of such unreimbursed Realized Losses so allocated. The 'Cross-over Date' is the Distribution Date on which the Certificate Balance of each class of Certificates other than the Class A-1A, Class A-1B and Class A-1C Certificates have been reduced to zero.

     Class P-IO Available Funds will be distributed solely to the Class P-IO Certificates in accordance with the Pooling and Servicing Agreement.

     All references to 'pro rata' in the preceding clauses, unless otherwise specified, mean pro rata based upon the amount distributable pursuant to such clause.

     Prepayment Premiums. Prepayment Premiums with respect to any Unscheduled Payments received in the related Collection Period shall be distributed on each Distribution Date to the holders of the Class CS-1, Class CS-2, Class CS-3, Class A-1A, Class A-1B and Class A-1C Certificates outstanding on such Distribution

Date, in the following amounts and order of priority to the extent remaining amounts of such Prepayment Premiums are available therefor, with respect to the Certificates of each such class:

          (i) First, to the Class CS-1 Certificates, an amount equal to (A) the present value (discounted at the Discount Rate (as defined below) for the Class CS-1 Certificates plus the Spread Rate (as defined below) for the Class CS-1 Certificates) of the aggregate interest that would have been paid in respect of the Class CS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class CS-1 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at the Discount Rate for the Class CS-1 Certificates plus the Spread Rate for the Class CS-1 Certificates) of the aggregate interest that will be paid in respect of the Class CS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class CS-1 Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on their respective Anticipated Repayment Dates);

          (ii) Second, to the Class CS-2 Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class CS-2 Certificates plus the Spread Rate for the Class CS-2 Certificates) of the aggregate interest that would have been paid in respect of the Class CS-2 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class CS-2 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at the Discount Rate for the Class CS-2 Certificates plus the Spread Rate for the Class CS-2 Certificates) of the aggregate interest that will be paid in respect of the Class CS-2 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class CS-2 Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on their respective Anticipated Repayment Dates);

          (iii) Third, to the Class CS-3 Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class CS-3 Certificates plus the Spread Rate for the Class CS-3 Certificates) of the aggregate interest that would have been paid in respect of the Class CS-3 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class CS-3 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at the Discount Rate for the Class CS-3 Certificates plus the Spread Rate for the Class CS-3 Certificates) of the aggregate interest that will be paid in respect of the Class CS-3 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class CS-3 Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on their respective Anticipated Repayment Dates);

          (iv) Fourth, to the Class A-1A Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1A

     Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1A Certificates and (C) the present value (discounted at the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on their respective Anticipated Repayment Dates);

          (v) Fifth, to the Class A-1B Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A1-B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A1-B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1B Certificates and (C) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that will be paid in respect of the Class A1-B

     Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on their respective Anticipated Repayment Dates); and

          (vi) Sixth, to the Class A-1C Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class 1-C Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1C Certificates and (C) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on their respective Anticipated Repayment Dates).

     In all clauses above, Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Balance of the related Class or Classes is greater than zero on the last business day of the Interest Accrual Period preceding such Distribution Date and (ii) if the amount computed pursuant to the related clause above is greater than zero. Any such Prepayment Premiums remaining following the distributions described in the preceding clauses (i) through (vi) shall be distributed to holders of the Private Certificates.

     The 'Discount Rate' with respect to any class of Offered Certificates is the rate determined by the Trustee, in its good faith, to be the rate (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market on United States Treasury securities with a maturity equal to the then computed weighted average life (or, in the case of the Class CS-1, Class CS-2 and Class CS-3 Certificates, the weighted average life of the interest payments) of such class (rounded to the nearest month) (without taking into account the related prepayment).

     The 'Spread Rate' for the Class A-1A Certificates is 0.45% per annum, the Class A-1B Certificates is 0.64% per annum, the Class A-1C Certificates is 0.74% per annum, the Class CS-1 Certificates is 1.75% per annum, the Class CS-2 Certificates is 1.60% per annum and the Class CS-3 Certificates is 2.10% per annum.

     It is not anticipated that any Prepayment Premiums will be received.

     On each Distribution Date, Net Default Interest and Excess Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class V-1 and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement. The Class V-1 and Class V-2 Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

     Realized Losses. The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss with respect to such Distribution Date. As referred to herein, the 'Realized Loss' with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs. Any such write-offs will be applied to the classes of Certificates in the following order, until each is reduced to zero: first, to the Private Certificates (other than the Class P-IO Certificates) in accordance with the priorities set forth in the Pooling and Servicing Agreement; second, to the Class A-7 Certificates; third, to the Class A-6 Certificates; fourth, to the Class A-5 Certificates; fifth, to the Class A-4 Certificates; sixth, to the Class A-3 Certificates; seventh, to the Class A-2 Certificates; and, finally, pro rata, to the Class A-1A, Class A-1B and Class A-1C Certificates, based on their respective outstanding Certificate Balances. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the classes of Certificates in reverse order of allocation of Realized Losses thereto. Shortfalls in Available Funds resulting from additional Servicer Compensation (including interest on Advances not covered by Default Interest), extraordinary expenses of the Trust Fund, a reduction on the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, Servicer Prepayment Interest Shortfalls not paid by the Servicer, Prepayment Interest Shortfalls or otherwise, will be allocated to each class of Certificates and each component in the same manner as Realized

Losses. The Notional Balance of the Class CS-1 Certificates will be reduced to reflect reductions in the Component Balance of the Class A-1A Component resulting from allocations of Realized Losses; the Notional Balance of the Class CS-2 Certificates will be reduced to reflect reductions in the Component Balance of the Class A-1B Component resulting from allocations of Realized Losses; and the Notional Balance of the Class CS-3 Certificates will be reduced to reflect reductions in the Component Balances of the Class A-1C Component, Class A-2 Component, Class A-3 Component, Class A-4 Component, Class A-5 Component, Class A-6 Component and Class A-7 Component resulting from allocations of Realized Losses.

     The 'Stated Principal Balance' of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date up to such date of determination, if received from the borrower or advanced by the Servicer, Trustee or Fiscal Agent and including any Subordinate Class Advance Amounts allocable to principal and (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates before such date of determination. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a defaulted Mortgage Loan with respect to which the Servicer has determined that it has received all payments and recoveries which the Servicer expects to be finally recoverable on such Mortgage Loan is zero.

     The 'Prepayment Interest Shortfall' with respect to any Distribution Date is equal to the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Pass-Through Rate (in the case of the Prime Retail II Pool Loan, without regard to the maximum rate recited in the definition of the Mortgage Pass-Through Rate thereof), resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date, but does not include any Servicer Prepayment Interest Shortfall. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment. Prepayment Interest Shortfalls with respect to each Distribution Date will be allocated to each class of Certificates and each component in the same manner as

Realized Losses. Prepayment Interest Shortfalls occurring with respect to the Prime Retail II Pool Loan will be allocated in reduction of Available Funds (up to the amount thereof allocable to such Mortgage Loan) prior to any allocation thereof to the Class P-IO Available Funds.

     The 'Servicer Prepayment Interest Shortfall' with respect to any Distribution Date is equal to the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Pass-Through Rate (in the case of the Prime Retail II Pool Loan, without regard to the maximum rate recited in the definition of the Mortgage Pass-Through Rate thereof), resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date which prepayment, pursuant to the terms of the Mortgage Loan, was not permitted to be made on any date other than a Due Date for such Mortgage Loan, but was nonetheless accepted by the Servicer. The amount of any Servicer Prepayment Interest Shortfall payable by the Servicer with respect to any Distribution Date will not exceed the amount of the Servicing Fee with respect to the related Interest Accrual Period. The amount of any such Servicer Prepayment Interest Shortfalls for any Collection Period is to be deposited by the Servicer in the Collection Account on the related Servicer Remittance Date. Servicer Prepayment Interest Shortfalls will be deemed to be deposited on any Remittance Date first in respect of any shortfalls arising from any prepayments on the Prime Retail II Pool Loan during the related Collection Period before any shortfalls related to prepayments on any other Mortgage Loans during such Collection Period.

     Delinquency Reduction Amounts and Appraisal Reduction Amounts. On or after any Distribution Date on which the Class A-7 Certificates are the most subordinate class of Certificates outstanding, the Component Balance of components (other than the Class A-1A Component, Class A-1B Component and Class A-1C Component) will be reduced on any Distribution Date to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts with respect to such Distribution Date; provided that (i) if a Delinquency and an Appraisal Reduction Event occur on the same Distribution Date with respect to the same Mortgage Loan, the reduction will equal the Appraisal Reduction Amount, (ii) following the occurrence of an Appraisal Reduction Event with respect to any Mortgage Loan, no further Delinquency Reduction Amounts will be applied with respect to such Mortgage Loan and any Delinquency Reduction Amounts previously applied will be reversed and

(iii) for any Distribution Date, the aggregate of the Delinquency Reduction Amounts may not exceed the Component Balance of the most junior component then outstanding. Any such reductions will be applied to the components in the following order, until each is reduced to zero: first, to the Class A-7 Component; second, to the Class A-6 Component; third, to the Class A-5 Component; fourth, to the Class A-4 Component; fifth, to the Class A-3 Component; and, finally, to the Class A-2 Component. The Notional Balance of the Class CS-3 Certificates will be reduced to reflect reductions in the Component Balance of the Class A-2 Component, Class A-3 Component, Class A-4 Component, Class A-5 Component, Class A-6 Component and Class A-7 Component resulting from Delinquency Reduction Amounts and Appraisal Reduction Amounts; provided, however, that such class will retain the right to receive distributions of interest in respects of such reductions at a lower priority. Any reduction of the Component Balance of a component as a result of any Delinquency or Appraisal Reduction Event will be reversed to the extent there is a recovery of any or all of the Delinquency Amounts or a Realized Loss (which results in the reduction of the Certificate Balance of the related class and therefore the reduction of the Component Balance of such component). Additionally, a reversal or additional reduction will occur to the extent that the Servicer's Appraisal Reduction Estimate is less than or greater than the Appraisal Reduction as adjusted to take into account a subsequent independent MAI Appraisal. For purposes of calculating Interest Accrual Amounts, any such reversal or additional reductions made on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1A, Class A-1B, Class A-1C, Class CS-1, Class CS-2 and Class CS-3 Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and the Private Certificates (other than the Class P-IO Certificates) to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class A-1B, Class A-1C, Class CS-1, Class CS-2 and Class CS-3 Certificates. The Class A-2 Certificates will likewise be protected by the subordination of the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 Certificates and Private Certificates (other than the Class P-IO Certificates). The Class A-3 Certificates will likewise be protected by the subordination of the Class A-4, Class A-5, Class A-6, Class A-7 and Private Certificates (other than the Class P-IO Certificates). The Class A-4 Certificates will be likewise protected by the subordination of the Class A-5, Class A-6, Class A-7 Certificates and the Private Certificates (other than the Class P-IO Certificates). The Class A-5 Certificates will be likewise protected by the subordination of the Class A-6 and Class A-7 Certificates and the Private Certificates (other than the Class P-IO Certificates). The Class A-6 Certificates will likewise be protected by the subordination of the Class A-7 Certificates and the Private Certificates (other than the Class P-IO Certificates). The Class A-7 Certificates will likewise be protected by the subordination of the Private Certificates (other than the Class P-IO Certificates). This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses (as defined herein) first to the Private Certificates (other than the Class P-IO Certificates); second, to the Class A-7 Certificates; third, to the Class A-6 Certificates; fourth, to the Class A-5 Certificates; fifth, to the Class A-4 Certificates; sixth, to the Class A-3 Certificates; seventh, to the Class A-2 Certificates; and, finally, to the Class A-1A, the Class A-1B and Class A-1C Certificates, pro rata, based on their respective outstanding Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates. However, with respect to the Class CS-3 Certificates, the protection against reductions due to Appraisal Reductions and Delinquencies will only be afforded to the extent described under '--Distributions--Delinquency Reduction Amounts and Appraisal Reduction Amounts' above. The Class P-IO Certificates will be subordinated to the other Certificates only to the extent of losses associated with a delinquency or default on the Prime Retail II Pool Loan and will be protected by the subordinization of any other Certificates only to the extent of Prepayment Interest Shortfalls occurring with respect to the Prime Retail II Pool Loan.

     Shortfalls in Available Funds resulting from Servicing Compensation other than the Servicing Fee, interest on Advances (to the extent not covered by Default Interest), extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction on the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, certain Servicer Prepayment Interest Shortfalls not paid by the Servicer, Prepayment Interest Shortfalls or otherwise will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from indemnification expenses will be allocated to each class of Certificates (other than the Class P-IO Certificates), pro rata, based upon the amount distributable to each class and will be allocated, first, in respect of interest and, second, in respect of principal.

APPRAISAL REDUCTIONS

     On the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan ((i), (ii), (iii), (iv), (v) and
(vi), collectively, an 'Appraisal Reduction Event'), an Appraisal Reduction Amount (each, an 'Appraisal Reduction Amount') will be calculated. The Appraisal Reduction Amount for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer will be required to estimate the value of the related Mortgaged Properties (the 'Servicer's Appraisal Reduction Estimate') and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 30 days after the Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Servicer will be required to obtain an independent MAI appraisal, the cost of which will be a Property Advance. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Servicer's Appraisal Reduction Estimate).

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $50,000 initial Certificate Balance and in multiples of $1 Certificate Balance in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a 'Definitive Certificate') representing its interest in such class, except under the limited circumstances described in the Prospectus under 'Description of the Certificates--Book-Entry Registration.' Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the 'Participants'), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the 'Certificate Registrar') for purposes of recording and otherwise providing for the registration of the Offered Certificates.


     A 'Certificateholder' under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, a manager of a Mortgaged Property, a Mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, such manager or a Mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer, the Special Servicer, or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or the Special Servicer, or otherwise benefit the Servicer or the Special Servicer, in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding, provided that, the Special Servicer is not the Servicer. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any class of Offered Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such class of Certificates. See 'Description of the Certificates--Book-Entry Registration and Definitive Certificates' in the Prospectus.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the 'Depositaries') which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book- entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary;

however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Exhibit B hereto.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the Depositor, the Servicer, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'Euroclear Operator'), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

     Offered Certificates issued in fully registered, certificated form

('Definitive Certificates') will be delivered to Certificate Owners (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar, and Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ('Holders'). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

TRANSFER RESTRICTIONS

     Each Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificate will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account of a Keogh Plan, which is subject to ERISA, the Code, or any Similar Law (each as defined herein) (each, a 'Plan'), or (B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 or ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law.

     In the event that holders of the Class A-2, Class A-3, Class A-4, Class

A-5, Class A-6 or Class A-7 Certificates become entitled to receive Definitive Certificates under the circumstances described under '--Definitive Certificates,' each prospective transferee of a Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7 Certificate that is a Definitive Certificate will be required to deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not a person or entity referred to in clause (A) or (B) of the legend. Any transfer of a Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7 Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code will be deemed absolutely null and void ab initio.

                       THE INTEREST RATE FLOOR AGREEMENTS

     General. The Depositor will assign to the Trust Fund its rights under 19 interest rate floor agreements (the 'Floor Agreements') that the Depositor will obtain from Lehman Brothers Financial Products, Inc. (the 'Floor Counterparty').

     The Floor Agreements will be governed by and construed in accordance with the law of the State of New York and will be documented on multiple confirmations under a single ISDA Master Agreement, as supplemented by a schedule.

     Payment Terms. Each Floor Agreement will relate to a particular class of Certificates or a particular Component and will pay interest on a notional balance equal to the Certificate Balance or Component Balance of such related class of Certificates or related Component. The Floor Agreements, taken as a whole, require the Floor Counterparty to pay to the Trustee the amount, if any, by which interest accrued on the Prime Retail II Pool Loan at its Mortgage Rate is less than the interest which would have accrued on such Mortgage Loan at a fixed interest rate of 7.264%. A default resulting from the failure by the Prime Retail II Pool Borrowers to make a scheduled interest or principal payment on the Prime Retail II Pool Loan will result in the conversion of its Mortgage Rate to a fixed rate of 7.782% per annum and the termination of the Floor Agreements. On each Servicer Remittance Date, the Floor Counterparty will be obligated to pay to the Trustee for deposit into the Certificate Distribution Account (or Floor Interest Reserve Account) with respect to each Floor Agreement an amount equal to the product of the rate calculated for the related Interest Accrual Period using the formula set forth for such Floor Agreement in the following table (each, a 'Floor Rate') and the notional amount of such Floor Agreement. Interest payable under each of the Floor Agreements will be calculated on the basis of a 360 day year and actual days elapsed.

 FLOOR AGREEMENT       NOTIONAL BALANCE                      RATE CALCULATION FORMULA
Class A-1A.......  Certificate Balance of     Excess of (A) 6.72% over (B) the lesser of (i) the
                   the Class A-1A             Weighted Average Net Mortgage Pass-Through Rate and
                   Certificates               (ii) 6.72%.

Class CS-1.......  Certificate Balance of     Excess of (A) the Adjusted Weighted Average Net
                   the Class A-1A Component   Mortgage Pass-Through Rate minus 6.72% over (B) the
                                              Weighted Average Net Mortgage Pass-Through Rate minus
                                              6.72% (but not less than zero).

Class A-1B.......  Certificate Balance of     Excess of (A) 6.88% over (B) the lesser of (i) the
                   the Class A-1B             Weighted Average Net Mortgage Pass-Through Rate and
                   Certificates               (ii) 6.88%.

Class CS-2.......  Component Balance of       Excess of (A) the Adjusted Weighted Average Net
                   Class A-1B Component       Mortgage Pass-Through Rate minus 6.88% over (B) the
                                              Weighted Average Net Mortgage Pass-Through Rate minus
                                              6.88% (but not less than zero).

Class A-1C.......  Certificate Balance of     Excess of (A) 7.04% over (B) the lesser of (i) the
                   Class A-1C Certificates    Weighted Average Net Mortgage Pass-Through Rate and
                                              (ii) 7.04%.

A-1C Component...  Component Balance of       Excess of (A) the Adjusted Weighted Average Net
                   Class A-1C Component       Mortgage Pass-Through Rate minus 7.04% over (B) the
                                              Weighted Average Net Mortgage Pass-Through Rate minus
                                              7.04% (but not less than zero).

Class A-2........  Certificate Balance of     Excess of (A) the Adjusted Weighted Average Net
                   Class A-2 Certificates     Mortgage Pass-Through Rate minus 1.14% over (B) the
                                              Weighted Average Net Mortgage Pass-Through Rate minus
                                              1.14% (but not less than zero).

A-2 Component....  Component Balance of       Excess of (A) 1.14% over (B) the lesser of (i) the
                   Class A-2 Component        Weighted Average Net Mortgage Pass-Through Rate and
                                              (ii) 1.14%.

Class A-3........  Certificate Balance of     Excess of (A) the Adjusted Weighted Average Net
                   Class A-3 Certificates     Mortgage Pass-Through Rate minus 1.09% over (B) the
                                              Weighted Average Net Mortgage Pass-Through Rate minus
                                              1.09% (but not less than zero).

A-3 Component....  Component Balance of       Excess of (A) 1.09% over (B) the lesser of (i) the
                   Class A-3 Component        Weighted Average Net Mortgage Pass-Through Rate and
                                              (ii) 1.09%.

Class A-4........  Certificate Balance of     Excess of (A) the Adjusted Weighted Average Net
                   Class A-4 Certificates     Mortgage Pass-Through Rate minus 1.05% over (B) the
                                              Weighted Average Net Mortgage Pass-Through Rate minus

                                              1.05% (but not less than zero).

A-4 Component....  Component Balance of       Excess of (A) 1.05% over (B) the lesser of (i) the
                   Class A-4 Component        Weighted Average Net Mortgage Pass-Through Rate and
                                              (ii) 1.05%.

                                          FLOOR AGREEMENTS

 FLOOR AGREEMENT       NOTIONAL BALANCE                      RATE CALCULATION FORMULA
Class A-5........  Certificate Balance of     Excess of (A) the Adjusted Weighted Average Net
                   Class A-5 Certificates     Mortgage Pass-Through Rate minus 1.02% over (B) the
                                              Weighted Average Net Mortgage Pass-Through Rate minus
                                              1.02% (but not less than zero).

A-5 Component....  Component Balance of       Excess of (A) 1.02% over (B) the lesser of (i) the
                   Class A-5 Component        Weighted Average Net Mortgage Pass-Through Rate and
                                              (ii) 1.02%.

Class A-6........  Certificate Balance of     Excess of (A) the Adjusted Weighted Average Net
                   Class A-6 Certificates     Mortgage Pass-Through Rate minus 0.87% over (B) the
                                              Weighted Average Net Mortgage Pass-Through Rate minus
                                              0.87% (but not less than zero).

A-6 Component....  Component Balance of       Excess of (A) 0.87% over (B) the lesser of (i) the
                   Class A-6 Component        Weighted Average Net Mortgage Pass-Through Rate and
                                              (ii) 0.87%.

Class A-7........  Certificate Balance of     Excess of (A) the Adjusted Weighted Average Net
                   Class A-7 Certificates     Mortgage Pass-Through Rate minus 0.49% over (B) the
                                              Weighted Average Net Mortgage Pass-Through Rate minus
                                              0.49% (but not less than zero).

A-7 Component....  Component Balance of       Excess of (A) 0.49% over (B) the lesser of (i) the
                   Class A-7 Component        Weighted Average Net Mortgage Pass-Through Rate and
                                              (ii) 0.49%.

Class B-1........  Sum of the Certificate     Excess of (A) the Adjusted Weighted Average Net
                   Balances of the Class B-1  Mortgage Pass-Through Rate over (B) the Weighted
                   and Class B-1H             Average Net Mortgage Pass-Through Rate.
                   Certificates

     THE OBLIGATIONS OF THE FLOOR COUNTERPARTY ARE LIMITED TO THOSE SPECIFICALLY SET FORTH IN THE FLOOR AGREEMENTS AND ARE SUBJECT TO CERTAIN CONDITIONS AS DESCRIBED IN THE FLOOR AGREEMENTS.


     Termination. Unless earlier terminated as described below, each Floor Agreement will terminate upon the reduction of its notional amount to zero.

     The Servicer will have the right to terminate the Floor Agreements if the outstanding senior unsecured indebtedness rating of the Floor Counterparty is downgraded or withdrawn, to the extent such downgrade or withdrawal results in a downgrade of any class of Certificates and the Floor Counterparty fails to have its obligations assumed by a substitute floor counterparty.

     In addition, the Servicer will have the right to terminate the Floor Agreements if any of the following events occur:

          (i) the Floor Counterparty fails to make any payment due under a Floor Agreement and such nonpayment continues for three business days after notice from the Servicer;

          (ii) the Floor Counterparty fails to perform or observe its obligations under a Floor Agreement (other than its obligation to make any payment due under such Floor Agreement or to provide certain notices under such Floor Agreement) and such failure continues for a period of 30 days after notice from the Servicer;

          (iii) certain events of bankruptcy or insolvency occur with respect to the Floor Counterparty; and

          (iv) a change in law occurs after the Closing Date which makes it unlawful for the Floor Counterparty to perform its obligations in respect of the Floor Agreements.

     Breakage Fee. If a Floor Agreement is terminated by the Servicer, the market value of such Floor Agreement will be established by obtaining from leading dealers in the relevant market, market quotations for the cost of entering into a replacement floor agreement having substantially the same terms as such Floor Agreement, in accordance with the procedures set forth in such Floor Agreement (such amount, the 'Breakage Fee'). Upon the downgrading or withdrawal of the outstanding senior unsecured indebtedness rating of the Floor Counterparty, the Floor Counterparty will be required to use its best efforts to have its obligations assumed by a substitute counterparty as to which the Rating Agencies confirm that the succession of such counterparty will not result in a withdrawal, qualification or downgrade of the then-current ratings of the Certificates. Upon a termination of a Floor Agreement, the Floor Counterparty will be required to pay the Servicer the amount of any Breakage Fee plus the amount of any payment that became due prior to the date on which such Floor Agreement is terminated, but remains unpaid, plus interest thereon. Upon any such termination of a Floor Agreement, the Servicer is required to apply any Breakage Fee paid to the Servicer by the Floor Counterparty directly to the purchase of a similar floor agreement from another counterparty. If the Breakage Fee paid by the Floor Counterparty under any Floor Agreement is not sufficient to purchase a similar floor agreement, the Servicer is required to obtain a similar floor agreement (to the extent available) using other amounts on deposit in the Collection Account and any resulting shortfall in Available Funds will be allocated among the classes of Certificates in the same manner as Realized Losses. Any excess of the aggregate Breakage Fee paid by the Floor Counterparty under all the Floor Agreements over the amount required to purchase similar floor agreements will be distributed to the holders of the Class V-2 Certificates.

                             THE FLOOR COUNTERPARTY

     General. The Floor Counterparty is a Delaware corporation and an indirect wholly owned subsidiary of Lehman Brothers Inc. The Floor Counterparty currently has a long-term credit rating of 'AAA' from S&P and Fitch, and 'Aaa' from Moody's. The Floor Counterparty will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Fitch and Moody's evidencing those respective long-term credit ratings and (ii) the annual reports of the Floor Counterparty. Requests for such information should be directed to Client Services, Lehman Brothers Financial Products Inc., 3 World Financial Center, 12th Floor, New York, New York 10285, telephone (212) 526-7319.

     Capitalization of Floor Counterparty. On August 31, 1996, total assets of LBFP were $2,935,212,741, total liabilities were $2,716,309,577 and total Stockholder's Equity was $218,903,164.

     The financial information set forth below is summarized from the LBFP's Annual Report for the fiscal year ended November 30, 1995. This financial information is based on generally accepted accounting principles.

                    LEHMAN BROTHERS FINANCIAL PRODUCTS INC.

                                           NOVEMBER 30, 1995    NOVEMBER 30, 1994
                                               (AUDITED)            (AUDITED)
                                           -----------------    -----------------
                 ASSETS
Securities and financial instruments
  owned
  U.S. Government obligations...........    $ 1,198,509,664       $ 306,905,173
  Derivative assets--Customers..........        159,384,000          35,674,426
  Derivative assets--LBSF...............        143,882,000           8,124,062
Investments
  Money market instruments..............        239,854,199         207,546,693
  U.S. Government Agencies..............          1,006,966             996,440
Receivable from broker and dealer.......         13,344,084          12,944,967
Equipment (net of accumulated
  depreciation of $135,330 in 1995 and
  $76,107 in 1994)......................                  0              59,223
Prepaid expenses........................            202,500             325,926
                                           -----------------    -----------------
Total Assets............................    $ 1,756,183,413       $ 572,576,910
                                           -----------------    -----------------
                                           -----------------    -----------------

  LIABILITIES AND STOCKHOLDER'S EQUITY
Securities and financial instruments
  sold but not yet purchased
  U.S. Government obligations...........        305,345,498         270,210,739
  Derivative liabilities--Customers.....        303,266,000          43,798,488
Securities sold under agreements to
  repurchase............................        884,443,852          33,935,017
Payable to affiliates, principally
  LBSF..................................         24,801,444          16,490,668
Deferred intermediation fee income......         22,250,364           3,172,082
Income taxes payable....................          6,023,413           2,193,030
Accrued expenses........................            292,503              73,293
                                           -----------------    -----------------
Total Liabilities.......................    $ 1,546,423,074       $ 369,873,317
                                           -----------------    -----------------
                                           -----------------    -----------------

STOCKHOLDER'S EQUITY
Common Stock, $.01 par value, 1,000
  shares authorized, issued and
  outstanding...........................                 10                  10
Additional paid-in capital..............        200,134,332         200,134,332
Retained earnings.......................          9,625,997           2,569,251
                                           -----------------    -----------------
Total Stockholder's Equity..............        209,760,339         202,703,593

                                           -----------------    -----------------
Total Liabilities and Stockholder's
  Equity................................    $ 1,756,183,413       $ 572,576,910
                                           -----------------    -----------------
                                           -----------------    -----------------

                      PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance or Notional Balance, as applicable, of such Certificates and the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Balance, as applicable, of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

     The rate of distributions in reduction of the Certificate Balance or Notional Balance, as applicable, of any class of Offered Certificates, the aggregate amount of distributions on any class of Offered Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance or Notional Balance, as applicable, may result from repurchases by the Originator due to breaches of representations and warranties with respect to the Mortgage Loans as described herein under 'The Pooling and Servicing Agreement--Representations and Warranties; Repurchase' or purchases of the Mortgage Loans in the manner described under 'The Pooling and Servicing Agreement--Optional Termination.'

     Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Prepayment Lockout Periods or otherwise) on Mortgage Loans having Net Mortgage Pass-Through Rates (or in the case of the Prime Retail II Pool Loan, an Adjusted Net Mortgage Pass-Through Rate) that are higher or lower than the current Pass-Through Rate for each of the Class CS-1, Class CS-2, Class CS-3, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates will affect the Adjusted Weighted Average Net Mortgage Pass-Through Rate and accordingly the Pass-Through Rates of such class for future periods and therefore the yield on such class.

     The Certificate Balance (or Notional Balance) of any class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Realized Losses to such class (or the related classes), reducing the maximum amount distributable to such class in respect of Certificate Balance, if applicable, as well as the amount of interest that would have accrued thereon in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

     Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans. The terms of the Mortgage Loans--in particular, the term of any Prepayment Lockout Period, the extent to which Prepayment Premiums are due with respect to any principal prepayments, the right of the lender to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate and the application of Excess Cash Flow to prepay the related Mortgage Loan-- may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the classes of Offered Certificates. See 'Description of the Mortgage Pool' and 'Description of the Mortgage Loans and the Mortgaged Properties' herein.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce principal of Mortgage Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any class of Offered Certificates based on the anticipated yield to maturity of such class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and applicable purchase prices because while interest will accrue from the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under 'Description of the Offered Certificates-- Distributions' herein, if the portion of the Available Funds distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such class of Certificates for so long as it is outstanding.

YIELD ON THE CLASS CS-1, CLASS CS-2 AND CLASS CS-3 CERTIFICATES

     Because distributions on the Class CS-1, Class CS-2 and Class CS-3 Certificates consist only of a portion of the interest received on the Mortgage Loans, the yield to maturity of such Certificates will be extremely sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments), delinquencies and liquidations on such Mortgage Loans. Furthermore, delinquencies and other defaults under a Mortgage Loan could result in the application of Appraisal Reduction Amounts and Delinquency Reduction Amounts to the Component Balances of certain of the components that comprise the

Class CS-3 Certificates. In the event of any such application of Appraisal Reduction Amounts and Delinquency Reduction Amounts, the right of the Class CS-3 Certificates to receive a portion of its interest would be reduced in priority. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on and liquidations of the Mortgage Loans could result in the failure of investors in the Coupon Strip Certificates to fully recoup their initial investments.

     The following tables indicate the assumed purchase price (including accrued interest, if any) and the pre-tax yield on the Class CS-1, Class CS-2 or Class CS-3 Certificates to maturity, stated on a corporate bond equivalent basis.

     For purposes of preparing the tables, it was assumed that (i) each of the Mortgage Loans has the following characteristics:

                                               REMAINING TERM
                                               TO ANTICIPATED   REMAINING
                                  CUT-OFF        REPAYMENT       TERM TO     INTEREST
MORTGAGE LOAN                   DATE BALANCE   DATE (MONTHS)    MATURITY     ACCRUAL
------------------------------  ------------   --------------   ---------   ----------

1. Columbia Sussex II Pool
  Loan........................  $135,230,640         176           236      Actual/360
2. HGI II Loan................  $ 99,217,643         118           358      Actual/360
3. MHP II Pool Loan...........  $266,000,000         130           250      Actual/360
4. Palmer Square Loan.........  $ 36,000,000         132           300      Actual/360
5. Prime Retail II Pool
  Loan........................  $358,748,252          83           359      Actual/360

(ii) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the 11th day of each month; (iii) the Originator does not repurchase any Mortgage Loan as described under 'The Pooling and Servicing Agreement--Representations and Warranties--Repurchase'; (iv) none of the Depositor, Servicer, or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; (v) the Servicing Fee for each Distribution Date is an amount equal to a per annum rate of 0.045% on the Stated Principal Balance of the Mortgage Loans as of the preceding Due Date; (vi) the date of determination of weighted average life is December 17, 1996; and (vii) unless otherwise specified in the Scenarios described below, the Mortgage Loans do not prepay (assumptions (i) through (vii) above are collectively referred to as the 'Mortgage Loan Assumptions').

     In addition, in the case of Scenario 1 on the tables below, it is assumed that all of the Mortgage Loans are prepaid in full on their respective Anticipated Repayment Dates; in the case of Scenario 2, it is assumed that all Mortgage Loans prepay in full on the first date that such loans may be voluntarily prepaid without payment of any Prepayment Premium; and in the case of Scenario 3, it is assumed that each of the Mortgage Loans prepays at the midpoint of the period during which each Mortgage Loan may be prepaid without payment of a Prepayment Premium (assuming that any applicable Anticipated Repayment Date is the maturity date) (collectively, the 'Scenarios').

                                   CLASS CS-1

                         ASSUMED PURCHASE PRICE     SCENARIO 1     SCENARIO 2     SCENARIO 3
                         ----------------------     ----------     ----------     ----------
                               $4,471,608              8.64%          8.64%          8.64%
                               $4,707,388              6.40%          6.40%          6.40%

                                   CLASS CS-2

                         ASSUMED PURCHASE PRICE     SCENARIO 1     SCENARIO 2     SCENARIO 3
                         ----------------------     ----------     ----------     ----------
                              $ 23,567,807             8.40%          8.40%          8.40%
                              $ 25,130,962             6.40%          6.40%          6.40%

                                   CLASS CS-3

                         ASSUMED PURCHASE PRICE     SCENARIO 1     SCENARIO 2     SCENARIO 3
                         ----------------------     ----------     ----------     ----------
                              $ 29,939,035             9.07%          9.05%          9.06%
                              $ 32,771,433             7.08%          7.06%          7.07%

     The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Coupon Strip Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class CS-1, Class CS-2 or Class CS-3 Certificates and consequently, do not purport to reflect the return on any investment in the Class CS-1, Class CS-2 or Class CS-3

Certificates when such reinvestment rates are considered.

     There can be no assurance that the Mortgage Loans will prepay at any of the times assumed for purposes of calculating the yields shown in the tables or at any other particular time, that the pre-tax yields on the Class CS-1, Class CS-2 or Class CS-3 Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class CS-1, Class CS-2 or Class CS-3 Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class CS-1, Class CS-2 or Class CS-3 Certificates.

RATED FINAL DISTRIBUTION DATE

     The 'Rated Final Distribution Date' is the Distribution Date occurring three years after the latest maturity date of any Mortgage Loan. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Balance or Notional Balance, as applicable, of each class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date. However, delinquencies on Mortgage Loans could result in final distributions in reduction of the Certificate Balance or Notional Balance, as applicable, of one or more classes after the Rated Final Distribution Date of such class or classes.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution to the investor of each dollar in reduction of Certificate Balance or Notional Balance, as applicable, is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, voluntary or involuntary prepayments or liquidations.

     The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance (or allocations in reduction of Notional Balance) of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under 'The Pooling and Servicing Agreement--Representations and Warranties; Repurchase' or '--Optional Termination' herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof. The tables of 'Percentages of Initial Certificate Balance or Notional Balance Outstanding for the Offered Certificates' set forth below indicate the weighted average life of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance or Notional Balance of such Offered Certificates that would be outstanding after each of the dates shown based on the assumptions for each of the designated Scenarios described under 'Yield on the Class CS-1, Class CS-2 and Class CS-3 Certificates.' The tables have also been prepared on the basis of the Mortgage Loan Assumptions described under 'Yield on the Class CS-1, Class CS-2 and Class CS-3 Certificates.' The Mortgage Loan Assumptions made in preparing the following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistently with assumptions underlying any one of the Scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

     Based on the Mortgage Loan Assumptions and the Scenarios, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance the Offered Certificates that would be outstanding after the Distribution Date in March of each of the years indicated, at each of the Scenarios.

         PERCENTAGE OF INITIAL CERTIFICATE BALANCE OR NOTIONAL BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                              CLASS A-1A AND CLASS CS-1
                                        --------------------------------------
                                                       SCENARIO
                                        --------------------------------------
DISTRIBUTION(1)                             1             2             3
-------------------------------------   ----------    ----------    ----------
Initial Percentage...................       100%          100%          100%
December 13, 1997....................        93            93            93
December 13, 1998....................        80            80            80
December 13, 1999....................        66            66            66
December 13, 2000....................        51            51            51
December 13, 2001....................        35            35            35
December 13, 2002....................        17            17            17
December 13, 2003....................         0             0             0
December 13, 2004....................         0             0             0
December 13, 2005....................         0             0             0
December 13, 2006....................         0             0             0
December 13, 2007....................         0             0             0
December 13, 2008....................         0             0             0
December 13, 2009....................         0             0             0
December 13, 2010....................         0             0             0
December 13, 2011....................         0             0             0
December 13, 2012....................         0             0             0
December 13, 2013....................         0             0             0
December 13, 2014....................         0             0             0
December 13, 2015....................         0             0             0
December 13, 2016....................         0             0             0
December 13, 2017....................         0             0             0
December 13, 2018....................         0             0             0
December 13, 2019....................         0             0             0
December 13, 2020....................         0             0             0
December 13, 2021....................         0             0             0
December 13, 2022....................         0             0             0
December 13, 2023....................         0             0             0
December 13, 2024....................         0             0             0
December 13, 2025....................         0             0             0
Weighted Average Life: (years)(2)....      3.94          3.94          3.94

------------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1A and Class CS-1 Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Balance or Notional Balance, as applicable, of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance or Notional Balance, as applicable, referred to in clause (i).

         PERCENTAGE OF INITIAL CERTIFICATE BALANCE OR NOTIONAL BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                               CLASS A-1B AND CLASS CS-2
                                         --------------------------------------
                                                        SCENARIO
                                         --------------------------------------
DISTRIBUTION(1)                              1             2             3
--------------------------------------   ----------    ----------    ----------
Initial Percentage....................       100%          100%          100%
December 13, 1997.....................       100           100           100
December 13, 1998.....................       100           100           100
December 13, 1999.....................       100           100           100
December 13, 2000.....................       100           100           100
December 13, 2001.....................       100           100           100
December 13, 2002.....................       100           100           100
December 13, 2003.....................         0             0             0
December 13, 2004.....................         0             0             0
December 13, 2005.....................         0             0             0
December 13, 2006.....................         0             0             0
December 13, 2007.....................         0             0             0
December 13, 2008.....................         0             0             0
December 13, 2009.....................         0             0             0
December 13, 2010.....................         0             0             0
December 13, 2011.....................         0             0             0
December 13, 2012.....................         0             0             0
December 13, 2013.....................         0             0             0
December 13, 2014.....................         0             0             0
December 13, 2015.....................         0             0             0
December 13, 2016.....................         0             0             0
December 13, 2017.....................         0             0             0
December 13, 2018.....................         0             0             0
December 13, 2019.....................         0             0             0
December 13, 2020.....................         0             0             0
December 13, 2021.....................         0             0             0
December 13, 2022.....................         0             0             0
December 13, 2023.....................         0             0             0
December 13, 2024.....................         0             0             0
December 13, 2025.....................         0             0             0
Weighted Average Life: (years)(2).....      6.91          6.91          6.91

------------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1B and Class CS-2 Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Balance or Notional Balance, as applicable, of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance or Notional Balance, as applicable, referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                       CLASS A-1C
                                         --------------------------------------
                                                        SCENARIO
                                         --------------------------------------
DISTRIBUTION(1)                              1             2             3
--------------------------------------   ----------    ----------    ----------
[S]                                      [C]           [C]           [C]
Initial Percentage....................       100%          100%          100%
December 13, 1997.....................       100           100           100
December 13, 1998.....................       100           100           100
December 13, 1999.....................       100           100           100
December 13, 2000.....................       100           100           100
December 13, 2001.....................       100           100           100
December 13, 2002.....................       100           100           100
December 13, 2003.....................        98            98            98
December 13, 2004.....................        90            90            90
December 13, 2005.....................        80            80            80
December 13, 2006.....................        17            17            17
December 13, 2007.....................         0             0             0
December 13, 2008.....................         0             0             0
December 13, 2009.....................         0             0             0
December 13, 2010.....................         0             0             0
December 13, 2011.....................         0             0             0
December 13, 2012.....................         0             0             0
December 13, 2013.....................         0             0             0
December 13, 2014.....................         0             0             0
December 13, 2015.....................         0             0             0
December 13, 2016.....................         0             0             0
December 13, 2017.....................         0             0             0
December 13, 2018.....................         0             0             0
December 13, 2019.....................         0             0             0
December 13, 2020.....................         0             0             0
December 13, 2021.....................         0             0             0
December 13, 2022.....................         0             0             0
December 13, 2023.....................         0             0             0
December 13, 2024.....................         0             0             0
December 13, 2025.....................         0             0             0
Weighted Average Life: (years)(2).....      9.56          9.56          9.56

------------------
(1) Assuming that the 13th day of each of the months indicated is the

    Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1C Certificates is determined by
    (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                     PERCENTAGE OF INITIAL NOTIONAL BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                       CLASS CS-3
                                         --------------------------------------
                                                        SCENARIO
                                         --------------------------------------
DISTRIBUTION(1)                              1             2             3
--------------------------------------   ----------    ----------    ----------
Initial Percentage....................        100%          100%          100%
December 13, 1997.....................        100           100           100
December 13, 1998.....................        100           100           100
December 13, 1999.....................        100           100           100
December 13, 2000.....................        100           100           100
December 13, 2001.....................        100           100           100
December 13, 2002.....................        100           100           100
December 13, 2003.....................         99            99            99
December 13, 2004.....................         96            96            96
December 13, 2005.....................         92            92            92
December 13, 2006.....................         67            67            67
December 13, 2007.....................         13            13            13
December 13, 2008.....................         11            11            11
December 13, 2009.....................         10            10            10
December 13, 2010.....................          8             8             8
December 13, 2011.....................          0             0             0
December 13, 2012.....................          0             0             0
December 13, 2013.....................          0             0             0
December 13, 2014.....................          0             0             0
December 13, 2015.....................          0             0             0
December 13, 2016.....................          0             0             0
December 13, 2017.....................          0             0             0
December 13, 2018.....................          0             0             0
December 13, 2019.....................          0             0             0
December 13, 2020.....................          0             0             0
December 13, 2021.....................          0             0             0
December 13, 2022.....................          0             0             0
December 13, 2023.....................          0             0             0
December 13, 2024.....................          0             0             0
December 13, 2025.....................          0             0             0
Weighted Average Life: (years)(2).....      10.71         10.70         10.70


------------------

(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class CS-3 Certificates is determined by
    (i) multiplying the amount of each allocation in reduction of Notional Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate allocations in reduction of Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                       CLASS A-2
                                         --------------------------------------
                                                        SCENARIO
                                         --------------------------------------
DISTRIBUTION(1)                              1             2             3
--------------------------------------   ----------    ----------    ----------
Initial Percentage....................       100%          100%          100%
December 13, 1997.....................       100           100           100
December 13, 1998.....................       100           100           100
December 13, 1999.....................       100           100           100
December 13, 2000.....................       100           100           100
December 13, 2001.....................       100           100           100
December 13, 2002.....................       100           100           100
December 13, 2003.....................       100           100           100
December 13, 2004.....................       100           100           100
December 13, 2005.....................       100           100           100
December 13, 2006.....................       100           100           100
December 13, 2007.....................         0             0             0
December 13, 2008.....................         0             0             0
December 13, 2009.....................         0             0             0
December 13, 2010.....................         0             0             0
December 13, 2011.....................         0             0             0
December 13, 2012.....................         0             0             0
December 13, 2013.....................         0             0             0
December 13, 2014.....................         0             0             0
December 13, 2015.....................         0             0             0
December 13, 2016.....................         0             0             0
December 13, 2017.....................         0             0             0
December 13, 2018.....................         0             0             0
December 13, 2019.....................         0             0             0
December 13, 2020.....................         0             0             0
December 13, 2021.....................         0             0             0
December 13, 2022.....................         0             0             0
December 13, 2023.....................         0             0             0
December 13, 2024.....................         0             0             0

December 13, 2025.....................         0             0             0
Weighted Average Life: (years)(2).....     10.82         10.79         10.82

------------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                       CLASS A-3
                                         --------------------------------------
                                                        SCENARIO
                                         --------------------------------------
DISTRIBUTION(1)                              1             2             3
--------------------------------------   ----------    ----------    ----------
Initial Percentage....................        100%          100%          100%
December 13, 1997.....................        100           100           100
December 13, 1998.....................        100           100           100
December 13, 1999.....................        100           100           100
December 13, 2000.....................        100           100           100
December 13, 2001.....................        100           100           100
December 13, 2002.....................        100           100           100
December 13, 2003.....................        100           100           100
December 13, 2004.....................        100           100           100
December 13, 2005.....................        100           100           100
December 13, 2006.....................        100           100           100
December 13, 2007.....................          0             0             0
December 13, 2008.....................          0             0             0
December 13, 2009.....................          0             0             0
December 13, 2010.....................          0             0             0
December 13, 2011.....................          0             0             0
December 13, 2012.....................          0             0             0
December 13, 2013.....................          0             0             0
December 13, 2014.....................          0             0             0
December 13, 2015.....................          0             0             0
December 13, 2016.....................          0             0             0
December 13, 2017.....................          0             0             0
December 13, 2018.....................          0             0             0
December 13, 2019.....................          0             0             0
December 13, 2020.....................          0             0             0
December 13, 2021.....................          0             0             0
December 13, 2022.....................          0             0             0

December 13, 2023.....................          0             0             0
December 13, 2024.....................          0             0             0
December 13, 2025.....................          0             0             0
Weighted Average Life: (years)(2).....      10.82         10.82         10.82

------------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                       CLASS A-4
                                         --------------------------------------
                                                        SCENARIO
                                         --------------------------------------
DISTRIBUTION(1)                              1             2             3
--------------------------------------   ----------    ----------    ----------
Initial Percentage....................        100%          100%          100%
December 13, 1997.....................        100           100           100
December 13, 1998.....................        100           100           100
December 13, 1999.....................        100           100           100
December 13, 2000.....................        100           100           100
December 13, 2001.....................        100           100           100
December 13, 2002.....................        100           100           100
December 13, 2003.....................        100           100           100
December 13, 2004.....................        100           100           100
December 13, 2005.....................        100           100           100
December 13, 2006.....................        100           100           100
December 13, 2007.....................          0             0             0
December 13, 2008.....................          0             0             0
December 13, 2009.....................          0             0             0
December 13, 2010.....................          0             0             0
December 13, 2011.....................          0             0             0
December 13, 2012.....................          0             0             0
December 13, 2013.....................          0             0             0
December 13, 2014.....................          0             0             0
December 13, 2015.....................          0             0             0
December 13, 2016.....................          0             0             0
December 13, 2017.....................          0             0             0
December 13, 2018.....................          0             0             0
December 13, 2019.....................          0             0             0
December 13, 2020.....................          0             0             0

December 13, 2021.....................          0             0             0
December 13, 2022.....................          0             0             0
December 13, 2023.....................          0             0             0
December 13, 2024.....................          0             0             0
December 13, 2025.....................          0             0             0
Weighted Average Life: (years)(2).....      10.82         10.82         10.82

------------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-4 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                       CLASS A-5
                                         --------------------------------------
                                                        SCENARIO
                                         --------------------------------------
DISTRIBUTION(1)                              1             2             3
--------------------------------------   ----------    ----------    ----------
Initial Percentage....................        100%          100%          100%
December 13, 1997.....................        100           100           100
December 13, 1998.....................        100           100           100
December 13, 1999.....................        100           100           100
December 13, 2000.....................        100           100           100
December 13, 2001.....................        100           100           100
December 13, 2002.....................        100           100           100
December 13, 2003.....................        100           100           100
December 13, 2004.....................        100           100           100
December 13, 2005.....................        100           100           100
December 13, 2006.....................        100           100           100
December 13, 2007.....................          0             0             0
December 13, 2008.....................          0             0             0
December 13, 2009.....................          0             0             0
December 13, 2010.....................          0             0             0
December 13, 2011.....................          0             0             0
December 13, 2012.....................          0             0             0
December 13, 2013.....................          0             0             0
December 13, 2014.....................          0             0             0
December 13, 2015.....................          0             0             0
December 13, 2016.....................          0             0             0
December 13, 2017.....................          0             0             0
December 13, 2018.....................          0             0             0

December 13, 2019.....................          0             0             0
December 13, 2020.....................          0             0             0
December 13, 2021.....................          0             0             0
December 13, 2022.....................          0             0             0
December 13, 2023.....................          0             0             0
December 13, 2024.....................          0             0             0
December 13, 2025.....................          0             0             0
Weighted Average Life: (years)(2).....      10.82         10.82         10.82

------------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-5 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

         PERCENTAGE OF INITIAL CERTIFICATE BALANCE OR NOTIONAL BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                       CLASS A-6
                                         --------------------------------------
                                                        SCENARIO
                                         --------------------------------------
DISTRIBUTION(1)                              1             2             3
--------------------------------------   ----------    ----------    ----------
Initial Percentage....................       100%          100%          100%
December 13, 1997.....................       100           100           100
December 13, 1998.....................       100           100           100
December 13, 1999.....................       100           100           100
December 13, 2000.....................       100           100           100
December 13, 2001.....................       100           100           100
December 13, 2002.....................       100           100           100
December 13, 2003.....................       100           100           100
December 13, 2004.....................       100           100           100
December 13, 2005.....................       100           100           100
December 13, 2006.....................       100           100           100
December 13, 2007.....................         0             0             0
December 13, 2008.....................         0             0             0
December 13, 2009.....................         0             0             0
December 13, 2010.....................         0             0             0
December 13, 2011.....................         0             0             0
December 13, 2012.....................         0             0             0
December 13, 2013.....................         0             0             0
December 13, 2014.....................         0             0             0
December 13, 2015.....................         0             0             0
December 13, 2016.....................         0             0             0

December 13, 2017.....................         0             0             0
December 13, 2018.....................         0             0             0
December 13, 2019.....................         0             0             0
December 13, 2020.....................         0             0             0
December 13, 2021.....................         0             0             0
December 13, 2022.....................         0             0             0
December 13, 2023.....................         0             0             0
December 13, 2024.....................         0             0             0
December 13, 2025.....................         0             0             0
Weighted Average Life: (years)(2).....     10.87         10.82         10.82

------------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-6 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                       CLASS A-7
                                         --------------------------------------
                                                        SCENARIO
                                         --------------------------------------
DISTRIBUTION(1)                              1             2             3
--------------------------------------   ----------    ----------    ----------
Initial Percentage....................       100%          100%          100%
December 13, 1997.....................       100           100           100
December 13, 1998.....................       100           100           100
December 13, 1999.....................       100           100           100
December 13, 2000.....................       100           100           100
December 13, 2001.....................       100           100           100
December 13, 2002.....................       100           100           100
December 13, 2003.....................       100           100           100
December 13, 2004.....................       100           100           100
December 13, 2005.....................       100           100           100
December 13, 2006.....................       100           100           100
December 13, 2007.....................        77            77            77
December 13, 2008.....................        67            67            67
December 13, 2009.....................        57            57            57
December 13, 2010.....................        46            46            46
December 13, 2011.....................         0             0             0
December 13, 2012.....................         0             0             0
December 13, 2013.....................         0             0             0
December 13, 2014.....................         0             0             0
December 13, 2015.....................         0             0             0

December 13, 2016.....................         0             0             0
December 13, 2017.....................         0             0             0
December 13, 2018.....................         0             0             0
December 13, 2019.....................         0             0             0
December 13, 2020.....................         0             0             0
December 13, 2021.....................         0             0             0
December 13, 2022.....................         0             0             0
December 13, 2023.....................         0             0             0
December 13, 2024.....................         0             0             0
December 13, 2025.....................         0             0             0
Weighted Average Life: (years)(2).....     13.15         13.11         13.11

------------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-7 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1996 (the 'Pooling and Servicing Agreement'), by and among the Depositor, the Servicer, the Trustee and the Fiscal Agent.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Depositor will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Asset Securitization Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198.

ASSIGNMENT OF THE MORTGAGE LOANS AND FLOOR AGREEMENTS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Floor Agreements, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original mortgage or counterpart thereof; (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages;
(v) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vi) if applicable, the original assignments of assignments of leases and rents to the Trustee; (vii) if applicable, preceding assignments of assignments of leases and rents; (viii) where applicable, a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; and (ix) the original lender's title insurance policy (or marked commitments to insure). The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 45 days after the later of delivery or execution of the Pooling and Servicing Agreement and report any missing documents or certain types of defects therein to the Depositor.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Originator to the Depositor in the Mortgage Loan Purchase and Sale Agreement to the Trustee for the benefit of Certificateholders. In the Mortgage Loan Purchase and Sale Agreement the Originator will represent and warrant, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement), as of the Closing Date (unless otherwise specified):

          (i) immediately prior to the transfer and assignment to the Depositor,

     each related Note and Mortgage were not subject to an assignment or pledge, the Originator has good title to, and is the sole owner of, each Mortgage Loan;

          (ii) the Originator has full right and the authority to sell, assign and transfer such Mortgage Loan;

          (iii) the Originator is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to matters described in clause (xi) below);

          (iv) each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (v) each related Assignment of Leases and Rents, if any, creates a valid, first priority assignment of, or a valid first priority security interest in, certain rights under the related leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein;

          (vi) each related Assignment of Mortgage from the Originator to the Depositor constitutes the legal, valid and binding assignment of such Mortgage from the Originator to the Depositor, and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Originator to the Depositor constitutes the legal, valid and binding assignment from the Originator to the Depositor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditor's rights generally, or by general principles or equity (regardless of whether such enforcement is considered in a proceeding in equity or law);

          (vii) since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;


          (viii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, and such Mortgaged Property (subject to the matters discussed in clause (xi) below), as of the date of origination of such Mortgage Loan, is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as set forth in the Mortgage Loan Purchase and Sale Agreement);

          (ix) the Originator has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

          (x) the Originator has no knowledge that the representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

          (xi) the lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Originator, its successors and assigns, as to a valid and first priority lien of the Mortgage in the original principal amount of such Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement) after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value, use or operation of the Mortgaged Property; the Originator or its successors or assigns is the sole named insured of such policy; such policy is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase and Sale Agreement; no claims have been made under such policy and the Originator has not done anything, by act or omission, and the Originator has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

          (xii) the proceeds of such Mortgage Loan have been fully disbursed (except for the Prime Retail II Loan Expansion Account, which has been fully funded but not disbursed) and there is no requirement for future advances thereunder and it covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

          (xiii) Based on the inspection reports contained in the mortgage file, each related Mortgaged Property is free of any material damage for which amounts at least sufficient to cure such damage have not been reserved or that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and is in good repair and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

          (xiv) each of the related borrowers is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business that if not obtained would have a material adverse effect on the conduct of its business or its ability to repay the related

     Mortgage Loan and all such licenses, permits and authorizations are valid and in full force and effect and if a related Mortgaged Property is improved by a hotel, the most recent inspection or review by the franchisor, if any, did not cite such Mortgaged Property for material violations of the related franchise agreement which have not been cured;

          (xv) the Originator has inspected or caused to be inspected each related Mortgaged Property within the past twelve months preceding the Cut-off Date;

          (xvi) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

          (xvii) such Mortgage Loan is a whole loan and no other party holds a participation interest in the Mortgage Loan; neither the Originator nor any of its affiliates has or is entitled to any preferred equity interest in a borrower;

          (xviii) the Mortgage Rate (exclusive of any default interest or yield maintenance charges) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

          (xix) no fraudulent acts were committed by the Originator during the origination process of such Mortgage Loan;

          (xx) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, are being appealed, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (xxi) all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Originator or its agent and there are no deficiencies in connection therewith;


          (xxii) to the extent required under applicable law, as of the Cut-off Date, the Originator was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

          (xxiii) except as disclosed herein, each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer or reinsured by a reinsurer meeting the requirements of the Mortgage Loans, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

          (xxiv) there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and, to the Originator's knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

          (xxv) such Mortgage Loan has not been more than one month delinquent since origination and as of the Cut-off Date was not more than one month delinquent;

          (xxvi) each related Mortgage contains customary and enforceable provisions (subject to the matters described in clause (iv) above) such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose;

          (xxvii) in each related Mortgage or Loan Agreement, the related borrower represents and warrants that, except as set forth in certain environmental reports or other documents previously provided to the Rating Agencies and to the best of its knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which

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

     violates federal, state or local laws, ordinances, regulations, orders,

     directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related borrower agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of any representation, warranty or covenant given by the borrower in such Mortgage or Loan Agreement; a Phase I environmental report was conducted by a reputable environmental consultant in connection with such Mortgage Loan, which report, except as otherwise disclosed herein, did not indicate any material non-compliance or material existence of Hazardous Materials; to the best of the Originator's knowledge, each related Mortgaged Property, except as disclosed herein, is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of the Originator's knowledge, except as disclosed herein, no notice of violation of such laws has been issued by any governmental agency or authority; the Originator has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

          (xxviii) each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or the satisfaction of certain conditions, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

          (xxix) to the Originator's knowledge, and in reliance upon an opinion of counsel to the extent received, (A) when the related UCC financing statements are filed and indexed in the appropriate state and local offices for such filing and indexing, such filings shall be sufficient to perfect a lien on the Mortgaged Property described therein to the extent a security interest can be perfected under the UCC and (B) no re-filing of such financing statements will be necessary for the perfection of the lien intended to be created or the enforcement of such Mortgage Loan against the related borrower, other than filing UCC continuation statements with the appropriate state and local offices as required under the law of the applicable state to continue the perfection of the liens perfected by UCC financing statements;

          (xxx) (A) the Mortgage Loan is directly secured by a Mortgage on a commercial property, and (B) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (I) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (II) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (I) and (II) shall be made on an aggregated basis) and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (I) and (II) shall be made on an aggregate basis); and

          (xxxi) with respect to each Mortgaged Property where the estate of the related borrower therein is a leasehold estate, that

     (A) the related lease or a memorandum thereof has been or will be duly recorded; such lease or an estoppel letter or lender protective agreement between the Originator and the lessor under such lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material amendment or modification of such lease since its recordation, with the exception of written amendments or modifications which are part of the related Mortgage File;

     (B) except as indicated in the related title insurance policy, to the best of the Originator's knowledge, the lessee's interest in the related lease and the leasehold estate created thereby is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage;

     (C) (except in the case of the lease for Mortgaged Property known as Magnolia Bluff Factory Shops, under which the Originator's successors and assigns have the right to foreclose on the fee interest of the lessor upon the occurrence of an event of default under the Prime Retail II Pool Loan) the Originator and, subsequent to any assignment of the related Mortgage, the Originator's successors and assigns, have the right to succeed to the borrower's interest in the related lease upon notice to, but without the consent of, the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date), provided, in the event that the Originator, or its successors and assigns, shall have succeeded to the interest of the borrower, as lessee under the lease, by foreclosure of the related Mortgage or acceptance of an assignment in lieu thereof, the consent of such lessor may be required for any subsequent assignment;

     (D) as of the date the related Mortgage Loan was made, the related lease was in full force and effect and, to such lessor's knowledge, no default had occurred under such lease, nor, to such lessor's knowledge, was there any then existing condition which, but with the passage of time or the giving of notice, would result in a default under the terms of such lease and, as of the date hereof, the Originator has received no written notice of a default or event of default on the part of a borrower from the lessor of such borrower's lease;

     (E) the related lease or an estoppel letter or lender protective agreement requires the lessor thereunder to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such lease, estoppel letter or lender protective agreement; the mortgagee has provided the lessor with such notice;

     (F) the related lease, estoppel letter or lender protective agreement provides a mortgagee with a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such lease, which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such lease;

     (G) (except for the lease with respect to the Mortgaged Property known as Magnolia Bluff Factory Shops, in which case the lessor has subjected its fee interest to the related Mortgage) (1) the related lease has a term (including renewals, if exercised) which extends not less than ten years beyond the maturity date of the related Mortgage Loan and (2) to the extent that the representation under the foregoing clause (1) is based on the existence of renewal options, the terms on which the related borrower has the right to enter into such renewals, and any conditions to the related borrower's right to enter into such renewals, are commercially reasonable;

     (H) under the terms of the related lease and the related Mortgage, taken together, any insurance proceeds other than in respect of a total or substantially total loss will be applied either (I) to the repair or restoration of all or part of the related Mortgaged Property, with the lessor, mortgagee or a depository appointed pursuant to the terms of such lease having the right to hold and disburse such proceeds as the repair or restoration progresses or (II) to the payment of the outstanding principal balance of the applicable Mortgage Loan together with any accrued interest thereon, except, in the case of the lease on the Cincinnati Airport Radisson, with respect to a loss not susceptible to repair in 90 days where the Columbia Sussex II Pool Borrower has, with the consent of the lender, terminated the lease (and depending on how much time remains in the lease term) the lessor may be entitled to unspecified portions of the proceeds;

     (I) the related lease does not impose restrictions on subletting of all or portions of the Mortgaged Property by lessee which would be viewed, as of the date of origination of such Mortgage Loan, as commercially unreasonable by the Originator; and

     (J) the related lease or an estoppel letter (except for the lease with respect to the Mortgaged Property known as Magnolia Bluff Factory Shops) provides that in the event that a lessee in bankruptcy rejects any or all of its leases, the leasehold mortgagee will have the right to succeed to the lessee's position under the lease, provided that written notice has been sent to the lessor and all defaults with respect to the lease are cured.

     The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify the Originator and the Depositor upon its becoming aware of (a) any breach of any representation or warranty contained in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xii),
(xv), (xvi), (xvii), (xviii), (xix), (xx), (xxii), (xxiv), (xxix) or (xxx) and
(b) any breach of any representation or warranty contained in clauses (x),
(xiii), (xiv), (xxi), (xxii), (xxiii), (xxv), (xxvi), (xxvii), (xxviii) or

(xxxi) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The Mortgage Loan Purchase and Sale Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, the Originator shall either (a) repurchase such Mortgage Loan at an amount equal to (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any P&I Advances previously made on account of principal), (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation (with interest thereon) and other reimburseable expenses relating to such Mortgage Loan and (iv) any expenses reasonably incurred or to be incurred by the

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Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation (such price the 'Repurchase Price') or
(b) promptly cure such breach in all material respects, provided, however, that in the event that such breach is capable of being cured but not within such 90-day period and the Originator has commenced and is diligently proceeding with the cure of such breach, the Originator will have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90-day period the Originator shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90-day period and what actions the Originator is pursuing in connection with the cure thereof and stating that the Originator anticipates that such breach will be cured within the additional 90-day period; and, provided, further, that in the event the Originator fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

     Notwithstanding the foregoing, upon discovery by the Trustee, the Custodian, the Special Servicer or the Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a 'qualified mortgage' within the meaning of the REMIC provisions of the Code, such person shall give prompt notice thereof to the Depositor and within 90 days after such discovery, if such breach cannot be cured within such period, the Depositor shall purchase, or cause the Originator to purchase, such Mortgage Loan from the Trust Fund at the Repurchase Price.

     The obligations of the Originator to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the Originator. None of the Depositor (except as described in the previous paragraph), the Servicer, the Special Servicer nor the Trustee or the Fiscal Agent will be obligated to purchase a Mortgage Loan if the Originator defaults on its obligation to repurchase or cure, and no assurance can be given that the Originator will fulfill such obligations. If such obligation is not met, as to a Mortgage Loan that is not a 'qualified mortgage,' the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Servicer or the Special Servicer in the exercise of its reasonable judgment) in accordance with, applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) (i) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any other relationship that the Servicer or the Special Servicer, or an affiliate of the Servicer or the Special Servicer, as applicable, may have with the borrowers or any other parties to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Servicer or the Special Servicer or any affiliate of the Servicer or the Special Servicer, as applicable, (iii) the Servicer's or the Special Servicer's obligation, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, servicing or management for others or itself, by the Servicer or the Special Servicer of any other mortgage loans or properties (the 'Servicing Standard'). The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer, nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud, gross negligence or a breach of the Servicing Standard set forth in the Pooling and Servicing Agreement in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer assuming the obligations of the Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer would have been entitled after the date of the assumption of the Servicer's obligations. If no successor Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer will be treated as Realized Losses.


     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans consistent with the Servicing Standard. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. For any Specially Serviced Mortgage Loan and with respect to which, under the terms of the related loan documents, the mortgagee may, in its discretion, apply insurance proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Prepayment Lock Out Period, the Special Servicer may only make such a prepayment if the Special Servicer has determined in accordance with the Servicing Standard that such prepayment is in the best interest of all Certificateholders. The Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action other than requests for payment with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date. The Servicer will also be permitted to forgive the payment of Excess Interest under the circumstances described under '-- Realization Upon Mortgage Loans' below. With respect to any Defaulted Mortgage Loan, subject to the restrictions set forth below under '--Realization on Mortgage Loans,' the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

     The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the 'Servicer Remittance Date'), an amount (each such amount, a 'P&I Advance') equal to the total or any portion of the Monthly Payment (with interest at the Mortgage Pass-Through Rate or, in the case of the Prime Retail II Pool Loan, the Mortgage Pass-Through Rate thereof without regard to the maximum rate recited in the definition thereof) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance
Date), or, with respect to a Mortgage Loan for which the Servicer has elected to extend the payments as described in '--Realization Upon Mortgage Loans' herein, the amount equal to the lesser of (a) the related Extended Monthly Payment or
(b) the constant Monthly Payment that was due prior to the maturity date; provided, however, that the Servicer will not be required to make an Advance to the extent it determines that such advance would not be recoverable. The Servicer (a) will only make one P&I Advance for the benefit of the most subordinate class of Certificates then outstanding (for purposes of determining the most subordinate class, (i) the Class B-1 and Class B1-H Certificates together and (ii) the Class A-1A, Class A-1B and Class A-1C Certificates and the Coupon Strip Certificates together will, in each case, be treated as one class and the Class P-IO Certificates will not be considered a subordinate class) and
(b) will not make any P&I Advance in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls. On any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance to the most subordinate class of Certificates (as described in the preceeding sentence), the Servicer will initially make such P&I Advance (for accounting purposes only) but will be required, immediately subsequent to the making of such P&I Advance, to reimburse itself (without interest) for such P&I Advance from and up to all amounts distributable to the most subordinate class on the related Distribution Date then outstanding (such amount of reimbursement, the 'Subordinate Class Advance Amount'). On any such Distribution Date, the Servicer will be required to reduce the amount of any P&I Advance by the amount of any Appraisal Reduction Amounts or Reduction Interest Distribution Amounts. No interest will accrue on, or be payable with respect to, any outstanding Subordinate Class Advance Amount. The Servicer will not be required or permitted to make an advance for Excess Interest or Default Interest or in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls. The amount required to be advanced by the Servicer in respect of scheduled payments (or Extended Monthly Payments) on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal the product of (i) the amount required to be advanced by the Servicer without giving effect to such Appraisal Reduction Amounts and (ii) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance.

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     The Servicer (and in certain circumstances, the Special Servicer) will also be obligated (subject to the limitations described herein) to make cash advances ('Property Advances,' and together with P&I Advances, 'Advances') to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage or to maintain such Mortgaged Property.

     The obligation of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee or Fiscal Agent, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the Servicer or the Special Servicer in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards and methodologies on the applicable Mortgaged Properties).

     To the extent the Servicer or Special Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer. See '--Trustee' and '--Fiscal Agent' below.

     The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate from (i) late payments on the Mortgage Loan by the Mortgagor, (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at the Prime Rate plus 1.0% (as defined herein) (the 'Advance Rate'), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more classes of Certificates on the next Distribution Date, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan (or portion of the Mortgage Loan) to which the Advance is related. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The 'Prime Rate' is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

ACCOUNTS


     Lock Box Accounts. With respect to each Mortgage Loan, other than the MHP II Pool Loan and the Palmer Square Loan (which will have Lock Boxes only in the circumstances described under 'Description of the Mortgage Loans and Properties--The MHP II Pool Loan and Properties--Lock Box--and The Palmer Square Loan and Properties--Lock Box'), one or more accounts in the name of the related Borrower (the 'Lock Box Accounts') have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. See 'Description of the Mortgage Loans and Properties.' Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts (as defined below). The Lock Box Accounts will not be an asset of the Trust REMICs.

     Cash Collateral Accounts. With respect to each Mortgage Loan, one or more accounts in the name of the Servicer (the 'Cash Collateral Accounts') have been established into which funds in the related Lock Box Accounts will be swept on a regular basis (or in the case of the MHP II Pool Loan or Palmer Square Loan, when no Lock Box is required, into which funds will be deposited directly by the related Borrowers). The Reserve Accounts will be sub-accounts of the Cash Collateral Accounts. Any excess over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower provided no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, after the respective Anticipated Repayment Date all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust REMICs.

     Collection Account. The Servicer will, on each Due Date, withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into a segregated account (the 'Collection Account') established pursuant to the Pooling and Servicing Agreement for application towards the Monthly Payment (including servicing fees) due on the related Mortgage Loan. The Servicer shall also deposit into the Collection Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts deposited into any Reserve Account.

     Distribution Accounts. The Trustee will establish and maintain three segregated accounts (the 'Lower-Tier Distribution Account,' the 'Upper-Tier Distribution Account' and the 'Certificate Distribution Account') in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds and the Class P-IO Available Funds and (ii) the portion of the Servicing Compensation representing the Trustee's Fee. The Servicer will deposit all P&I Advances into the Lower-Tier Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. On each Distribution Date, the Trustee will withdraw amounts distributable on such date on the Upper-Tier REMIC Regular Interests (as defined herein) and on the Class R Certificates from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. The Trustee will simultaneously withdraw the amounts distributable on such date on the Upper-Tier REMIC Regular Interests from the Upper-Tier Distribution Account and deposit such amounts, together with payments received from the Floor Counterparty with respect to the Floor Agreements on the related Remittance Date, in the Certificate Distribution Account. See 'Description of the Offered Certificates--Distributions' herein.

     Interest Reserve Account and Floor Interest Reserve Account. The Trustee will establish and maintain an Interest Reserve Account (the 'Mortgage Interest Reserve Account') in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Prime Retail II Pool Loan, into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of such Mortgage Loans as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, 'Mortgage Withheld Amounts'). The Trustee will also establish and maintain a Floor Interest Reserve Account

(the 'Floor Interest Reserve Account' and, collectively with the Mortgage Interest Reserve Account, the 'Interest Reserve Account') in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Floor Agreements, into the Floor Interest Reserve Account, an amount equal to one day's interest on the notional balances of each Floor Agreement as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Floor Rate, to the extent a full payment is made by the Floor Counterparty (all amounts so deposited, 'Floor Withheld Amounts' and, collectively with Mortgage Withheld Amounts, 'Withheld Amounts'). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Mortgage Interest Reserve Account and the Floor Interest Reserve Account an amount equal to the Withheld Amounts from the preceding February and January, if any, and deposit such amount into the Lower-Tier Distribution Account and the Certificate Distribution Account, respectively.

     The Trustee will also establish and maintain one or more segregated accounts for each of the 'Default Interest Distribution Account' and the 'Excess Interest Distribution Account', each in the name of the Trustee for the benefit of the holders of the Class V-1 and Class V-2 Certificates.

     The Cash Collateral Accounts, Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Certificate

Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts and the Collection Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Certificate Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be either (i) (A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or in the case of the REO Account, Collection Account, Interest Reserve Account and Escrow Account, the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least 'AA' by Fitch and S&P and 'Aa2' by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to requalify, withdraw or downgrade any of its ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an 'Eligible Bank'). Amounts on deposit in the Collection Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ('Permitted Investments'). Interest or other income earned on funds in the Collection Account and Cash Collateral Accounts will be paid to the Servicer (except, in the case of the Cash Collateral Accounts, to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Underwriter as compensation for arranging for on-going monitoring and surveillance of the Offered Certificates by the Rating Agencies.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (i) Available Funds, the Class P-IO Available Funds and any Prepayment Premiums and (ii) the portion of the Servicing Fee representing the Trustee's Fee for such Distribution Date, (B) to the Default Interest Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, if any, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described under '-- Accounts--Interest Reserve

Account'; (ii) to pay or reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by any of them and interest on Advances, the Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described herein under '--Advances'; (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Compensation representing the Trustee's Fee) in respect of the immediately preceding calendar month; (iv) to pay on or before each Distribution Date to the Depositor or other purchaser with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;
(v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid Servicing Compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income;
(vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

SUCCESSOR MANAGER

     With respect to each Mortgage Loan, the Servicer will enforce the Trustee's rights with respect to the manager under the related Mortgage Loan and management agreement. In the event the Servicer is entitled to terminate the manager under the Mortgage, the Servicer will promptly give notice to the Trustee (who will copy the holders of Certificates). The most subordinate class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate class, the Class B-1 and Class B-1H Certificates together will be treated as one class and in the event that the Class A-1A, Class A-1B and Class A-1C Certificates are the only classes outstanding (other than any class of Coupon Strip Certificates or the Class P-IO Certificates) the Class A-1A, Class A-1B and Class A-1C Certificates and the Coupon Strip Certificates together will be treated as the most subordinate class of Certificates) will have the right to recommend termination of the manager, and if so, to recommend a Successor Manager (as defined below). Holders of Certificates representing Voting Rights of greater than 50% of such subordinate class of Certificates will have ten business days from the receipt of the Servicer's notice to respond to such notice. Upon receipt of a recommendation to terminate the manager and appoint a Successor Manager, the Servicer will give notice of such recommendation to the Trustee (who will copy the holders of Certificates) and effect such recommendation unless: (i) within five business days of the receipt of notice of such recommendation holders of Certificates representing Voting Rights of greater than 50% of any class of Certificates which is assigned a rating by any Rating Agency on the Closing Date reject such proposed Successor Manager in which case the Servicer will procure a Successor Manager as set forth in the following sentence; or (ii) the Servicer determines that effecting such recommendation to terminate is not consistent with the servicing standard set forth herein, in which case the Servicer will only effect such recommendation if within 30 days of giving notice of such recommendation to all other holders of Certificates the Servicer has not received a rejection of such recommendation from holders of Certificates representing Voting Rights of greater than 50% of any class of Certificates which is assigned a rating by any Rating Agency on the Closing Date. If the Servicer does not receive a required response (or if the response received is inconsistent) and the Servicer determines it is consistent with the servicing standard set forth herein to terminate the manager or in the event the manager is otherwise terminated or resigns under the related Mortgage or management agreement, the Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the existing management agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained by the Servicer. For purposes of this paragraph, a 'Successor Manager' shall be reasonably acceptable to the Servicer, shall not cause a qualification, withdrawal or downgrading of the ratings assigned to the Certificates by the Rating Agencies, as evidenced in writing, and shall be a professional management corporation or business entity which manages, and is experienced in managing, other comparable commercial properties and meets any criteria in the related loan documents.

ENFORCEMENT OF 'DUE-ON-SALE' AND 'DUE-ON-ENCUMBRANCE' CLAUSES

     The Mortgage Loans contain provisions in the nature of a 'due-on-sale' clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the Borrower or
(y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

     The Mortgage Loans contain provisions in the nature of a 'due-on-encumbrance' clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or
(b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See 'Certain Legal Aspects of the Mortgage Loans--Due-on-Sale and Due-on-Encumbrance' in the Prospectus.

INSPECTIONS

     The Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required (at its own expense) to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but in any event (i) the Servicer is required to inspect each Mortgaged Property with an Allocated Loan Amount of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in January 1997 (or at such other times, provided each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then-current ratings assigned to the Certificates) and (c) if the Mortgage Loan (i) becomes a 'Specially Serviced Mortgage Loan,' (ii) is delinquent for 60 days or (iii) has a debt service coverage ratio of less than 1.0, the Special Servicer or Servicer, as applicable, is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months until such condition ceases to exist.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before March 15 of each year, beginning March 15, 1997, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation

Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, disclosed no exceptions or errors in records relating to the servicing of similar mortgage loans in accordance with the terms of the Pooling and Servicing Agreement that in their opinion are material, except for such exceptions as are set forth in their statement.

     The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, on or before March 15 of each year, beginning March 15, 1997, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     The Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer may not otherwise resign from its obligations and duties as Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. The holders of Certificates evidencing aggregate Voting Rights of at least 51% may remove the Servicer upon the occurrence of a good faith dispute under the Pooling and Servicing Agreement and upon written notice to the Servicer, the Depositor and the Trustee, provided that each Rating Agency has provided written confirmation that such removal will not cause a qualification, withdrawal or downgrading of the ratings assigned to the Certificates, and provided, further, that the Servicer will be entitled to payment of its portion of unpaid Servicing Fees, unreimbursed Advances (with interest thereon) and other amounts to which the Servicer is entitled, in each case which accrued prior to its termination. No such resignation or removal may become effective until a successor Servicer has assumed the obligations of the Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer assuming the obligations of the Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer would have been entitled. If no successor Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer will be treated as Realized Losses.

     The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust Fund in accordance with the standard set forth above. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     Any person into which the Depositor or the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Depositor or the Servicer is a party, or any person succeeding to the business of the Depositor or the Servicer, will be the successor of the Depositor or the Servicer, as the case may be, under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Depositor or the Servicer under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT


     Events of default of the Servicer (each, an 'Event of Default') under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Lower-Tier Distribution Account, Certificate Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Default Interest Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement; or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty (30) days after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected class; or (iii) any failure by the Servicer to make any Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Servicer would, in and of itself, cause the then-current rating assigned to any class of Certificates to be qualified, withdrawn or downgraded; or (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations.

     Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i), (ii), (iv) and (v) above with respect to, and to the extent applicable to, the Special Servicer. If a Special Servicer Event of Default has not been remedied, the Trustee may, and at the written discretion of holders of 25% of the aggregate Voting Rights of all Certificates will be required to, terminate the Special Servicer.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Servicer (acting as Servicer or Special Servicer) occurs, then the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. If an Event of Default with respect to the Servicer (acting as Servicer or Special Servicer) described in clause (v) above occurs, the rights and obligations of the Servicer under the Pooling and Servicing Agreement shall automatically terminate. Notwithstanding the foregoing, upon any termination of the Servicer under the Pooling and Servicing

Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.


     On and after the date of termination following an Event Of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least 'AA' by Fitch and S&P and 'Aa2' by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer or Special Servicer, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer or Special Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

     If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee may, and at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate the Special Servicer and the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement, unless such termination and succession would result in the downgrading, qualification or withdrawal of the rating or ratings assigned to any class of Certificates, as evidenced in writing by each Rating Agency, in which case, a successor Special Servicer shall be appointed in accordance with the Pooling and Servicing Agreement. Any Servicer or other successor Servicer which succeeds to the power and authority of the Special Servicer will be entitled to the compensation to which the Special Servicer would have been entitled.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any class affected thereby evidencing Percentage Interests of at least 25% of such class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions

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therein to the extent necessary or desirable to maintain the rating assigned to each of the classes of Certificates by each Rating Agency; and (vi) to make any other provisions with respect to matters which are not inconsistent with any other provisions therein and will not result in a qualification withdrawal or downgrading of the then-current ratings assigned to the Certificates. No such amendment shall cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3 % of the Percentage Interests of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the class or classes affected thereby.


     The 'Voting Rights' assigned to each class shall be (a) 0% in the case of the Class V-1, Class V-2, Class R and Class LR Certificates, (b) 0.25% in the case of the Class CS-1 Certificates, 1.0% in the case of the Class CS-2 Certificates and 2.0% in the case of the Class CS-3 Certificates; provided that the Voting Rights of each of the Class CS-1, Class CS-2 and Class CS-3 Certificates will be reduced to zero upon the reduction of the Notional Balance of each such class to zero (the sum of such percentages for each such class outstanding is the 'Fixed Voting Rights Percentage'), (c) in the case of the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1 and Class B-1H Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such class (which will be reduced for this purpose by the amount of Appraisal Reductions allocated to such class) and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Class P-IO Certificates will not have any Voting Rights. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.

REALIZATION UPON MORTGAGE LOANS; MODIFICATION

     Specially Serviced Mortgage Loans; Appraisals; Extensions. Contemporaneously with the occurrence of an Appraisal Reduction Event, the Servicer will obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the American Institute of Real Estate Appraisers (an 'Updated Appraisal'); provided, that, the Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old.

     Following a default in the payment of any principal balance and accrued interest remaining unpaid on the maturity date of a Mortgage Loan, the Special Servicer may either foreclose or elect to grant up to two consecutive one-year extensions of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the maturity date (or the first anniversary thereof in the case of the second extension), the related borrower had made twelve consecutive Monthly Payments (or Extended Monthly Payments (as defined below) in the case of the second extension) on or prior to their Due Dates, (ii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the servicing standard set forth herein and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iii) such extension requires that all cash flow on all related Mortgage Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan, (iv) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of such Mortgaged Properties and (v) such extension requires the related borrower to make Extended Monthly Payments. The

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Special Servicer's determination to extend shall be made in the Special
Servicer's good faith judgment, and may, but is not required to be, based on an Updated Appraisal.

     The Special Servicer will not agree to any extension of a Mortgage Loan beyond the date which is two years prior to the Rated Final Distribution Date. If such borrower fails to make an Extended Monthly Payment during the initial extension period, no further extensions will be granted. The 'Extended Monthly Payment' with respect to any extension of a Mortgage Loan that is delinquent in the payment of any principal balance and accrued interest remaining unpaid on its maturity date, is equal to (a) the principal portion of a revised monthly payment (which will be calculated based on an amortization schedule of no more than 24 months (commencing on the maturity date of such Mortgage Loan) and an interest rate no less than the Mortgage Rate with respect to such Mortgage
Loan), and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Extended Monthly Payments may include interest at a rate lower than the related Default Rate (but in no event lower than the related Mortgage Rate) (the 'Lower Rate'). In no event will the Special Servicer be permitted to modify or extend any Mortgage Loan at a rate lower than the Mortgage Rate.

     The Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related Maturity Date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Servicer determines that a waiver of the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders (other than to holders of the Class V-2 Certificates) on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered.

     Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged

Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a 'mortgagee-in-possession' of, or to be an 'owner' or 'operator' of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

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     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as 'foreclosure property' within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an 'independent contractor,' within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the REMIC will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes 'rents from real property,' within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. 'Rents from real property' do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. 'Rents from real property' include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are

'customary' within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute 'rents from real property.' In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the REMIC, including but not limited to a hotel or skilled nursing care business, will not constitute 'rents from real property.' Any of the foregoing types of income may instead constitute 'net income from foreclosure property,' which would be taxable to the REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates' and '--Taxes That May Be Imposed on the REMIC Pool-- Net Income from Foreclosure Property' in the Prospectus.

     The Special Servicer may offer to sell to any person any Defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property (in each case at the repurchase price set forth in the Pooling and Servicing Agreement, which includes unpaid principal and interest thereon), if and when the Special Servicer determines, consistent with the servicing standard set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer shall give the Trustee not less than five days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer (of at least three offers) received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the repurchase price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such repurchase price.

     In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, or is determined to be a fair price by the Trustee (based solely upon updated independent appraisals received by the Trustee), if the highest offeror is affiliated with the Special Servicer. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

     The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is

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

more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

     Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation and agreement by the Servicer, may elect not to foreclose or institute similar proceedings or modify the loan (as described below) and instead the Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation and agreement by the Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) such P&I Advances will not be Nonrecoverable Advances.

     Modifications. During the term of a Mortgage Loan, the Special Servicer, may, consistent with the Servicing Standard, agree to modify such Mortgage Loan to reduce the amount of principal (but not interest) payable monthly on such Mortgage Loan provided that (a) a material default in respect of payment on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification is reasonably likely to produce a greater recovery to Certificateholders, on a net present value basis, than would liquidation; (b) the Special Servicer terminates the related manager (unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of the related Mortgaged Properties); and (c) the Special Servicer may only agree to reductions of principal lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three reductions of twelve months or less each; provided, however, Certificateholders representing greater than 66 2/3 of all Voting Rights may direct the Special Servicer not to agree to any such modification.

     Additionally, the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term or forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate class of Certificates then outstanding (the 'Directing Class'), subject, however, to each of the following limitations, conditions and restrictions: (a) a material default in respect of such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis, than would liquidation; (b) no reduction in the scheduled monthly payment of interest on any Mortgage Loan as result of such modification, waiver or amendment may result in an Interest Shortfall to any class other than the Directing Class, determined as of the date of such modification, waiver or amendment; (c) any reduction in the scheduled monthly payment of principal and/or interest on any Mortgage Loan must require that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan; (d) the Special Servicer may only agree to reductions of principal and/or interest lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three reductions of twelve months or less each; (e) the Special Servicer may not reduce any Prepayment Premium or Lock-out Period; (f) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of (i) 80 percent of the Certificate Balance of the Directing Class less (ii) the aggregate amount of Interest Shortfalls, Interest Reduction Amounts and Interest Reduction Shortfalls then outstanding (other than with respect to the Directing Class); and (g) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations. If the Certificateholders representing 100% of the Percentage Interests of the second most subordinate class of Certificates then outstanding consent to such modification, waiver or amendment, the Directing Class for purposes of the determinations made in classes (b) and (f) shall include the second most subordinate class of Certificates and the amount by which principal can be

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reduced shall not be in excess of 80% of the aggregate principal balance of both such classes less the items specified in clause (f)(ii). A modification pursuant to this paragraph is not subject to the veto of Certificateholders set forth in the preceeding paragraph.

     The Servicer or the Special Servicer, as applicable, shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be 'significant' as such term is defined in Code Section 1001, or Treasury Regulations Section 1.860G-2(b)(3), as evidenced by an Opinion of Counsel, (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates shall not be required but shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The Servicer or Special Servicer, as applicable, shall provide copies of any modifications, waiver or amendment to each Rating Agency.

OPTIONAL TERMINATION

     The Depositor and, if the Depositor does not exercise its option, the Servicer and, if neither the Depositor nor the Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date, and (D) unreimbursed Advances (with interest thereon) and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The holders of greater than a 50% Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on its Anticipated Repayment Date at a price equal to the sum of the following: (i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date; (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date; (iii) the aggregate amount of unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and unpaid special servicing compensation, servicing compensation, Trustee Fees and Trust Fund expenses; and (iv) the amount of any liquidation expenses incurred by the Trust Fund in connection with such purchase. See 'Description of the Certificates--Termination' in the Prospectus.

THE TRUSTEE

     LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Nomura MD VI.


     The Trustee may resign at any time by giving written notice to the Depositor, the Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such

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notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

     The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least AA by Fitch and S&P and Aa2 by Moody's, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to withdraw from the Distribution Account a monthly fee (the 'Trustee Fee'), which constitutes a portion of the Servicing Fee.

     The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Servicer and Special Servicer each indemnifies the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the

Servicer's or Special Servicer's duties as applicable, under the Pooling and Servicing Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling and Servicing Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of '--The Trustee') and Servicer (except for the information under '--The Servicer') will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Certificate Distribution Account, Excess Interest Distribution Account, Interest Reserve Account and Default Interest Distribution Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of

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

performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.

     In the event that the Servicer fails to make a required Advance, the Trustee, as acting or successor Servicer, will make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Servicer.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603.

     The Fiscal Agent may not resign except in the event of the resignation or removal of the Trustee or upon determination that it may no longer perform such obligations and duties under applicable law. Any such determination is required to be evidenced by an opinion of counsel to such effect delivered to the Depositor and the Trustee. No resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to each Rating Agency, as evidenced in writing (which may be the Trustee) shall have assumed the Fiscal Agent's obligations and duties under the Pooling and Servicing Agreement. If at any time the Fiscal Agent resigns or is removed, the Servicer may remove the Trustee.

DUTIES OF THE FISCAL AGENT

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information under the preceding section with the heading 'The Fiscal Agent') or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in '--Advances' above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

     In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.

THE SERVICER

     AMRESCO Management, Inc., a Texas corporation will be the Servicer and in such capacity will be responsible for servicing the Mortgage Loans. AMRESCO Management, Inc. ('AMI') is a wholly owned subsidiary of AMRESCO, INC. ('AMRESCO'), a publicly traded (NASDAQ) company. The principal offices of AMI are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303. The servicing of all performing loans will be performed by the AMRESCO Services Division of AMI located in Atlanta, Georgia.

     As of September 30, 1996, AMRESCO's portfolio consists of approximately 9,540 loans with an aggregate principal balance of approximately $13.9 billion,

making it the largest commercial servicer according to the 1996 ranking issued by the Mortgage Banker Association of America. The portfolio is significantly diversified both geographically and by product type. AMI will provide servicing for this portfolio as well as other securitized transactions under full, primary, sub and master servicing contracts for both public and private placement transactions representing both single and multi-borrower mortgage pools.

     In addition to its loan servicing capabilities, AMI has expertise in all areas of asset management including loan workouts, asset valuation, environmental reviews, and REO management and disposition and is an active

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purchaser of unrated and sub-investment grade interests in commercial mortgage backed securities. The principal task of AMI's asset management division is the management, turnaround, and capital recovery of distressed and underperforming real estate loans and foreclosed real estate assets. The asset management division of AMI is also responsible for the valuation of portfolios in connection with the purchase of commercial mortgage backed securities.

     The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Seller, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the 'Servicing Fee') for any Distribution Date is an amount per Interest Accrual Period equal to the product of (i) a per annum rate of 0.0450% (the 'Servicing Fee Rate') and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date and includes the compensation payable to the Servicer and the Trustee Fee. The Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account. Notwithstanding the foregoing, the Servicing Fee will be reduced by the amount of any Servicer Prepayment Interest Shortfalls.

     In addition, the Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges, or similar items (but not including any Prepayment Premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

     The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it. The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee representing the Trustee Fee.

SPECIAL SERVICING

     The Servicer will initially be appointed as special servicer (the Servicer in such capacity, or any party succeeding the Servicer in such capacity, the 'Special Servicer') to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

     The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate class, the Class B-1 and Class B-1H Certificates together will be treated as one class and in the event that the Class A-1A, Class A-1B and Class A-1C Certificates and the Coupon Strip Certificates are the only classes outstanding, the Class A-1A Certificates, Class A-1B Certificates and Class A-1C Certificates and the Coupon Strip Certificates together will be treated as the subordinate class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates. In the event that a Mortgage Loan secured by a hotel becomes a Specially Serviced Mortgage Loan, the Special Servicer will be required to hire a consultant which is experienced in the operation of such facilities.

     The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a 'Specially Serviced Mortgage Loan' to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan); (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; or (viii) in the opinion of the Servicer (consistent with Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (i) with respect to the circumstances described in clauses (i), (ii) and (viii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause (iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (iii) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in either case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (and if the Special Servicer is the Servicer, such fees will be in addition to the Servicing
Fee), payable with respect to each Interest Accrual Period, equal to 1/12 of 0.50% of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the 'Special Servicing Fee'). The Special Servicer will be entitled to, in addition to the Special Servicing Fee, to receive an 'REO Disposition Fee' equal to 1% of the amount equal to (x) the proceeds of the sale of any REO Property minus (y) any broker's commission and related brokerage referral fees and a 'Rehabilitation Fee' with respect to any Mortgage Loan which ceases to be specially serviced and has made nine consecutive Monthly Payments on or prior to the related Due Dates after the Mortgage Loan has ceased to be a Specially Serviced Mortgage Loan in an amount equal to 0.25% of the highest Stated Principal Balance of such Mortgage Loan during the period in which it was specially serviced; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of the Pooling and Servicing Agreement. However, no REO Disposition Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by the Originator as described herein under '--Representations and Warranties; Repurchase,' (ii) by the Servicer, the Depositor or the Certificateholders as described herein under '--Optional Termination,' or (iii) in certain other limited circumstances. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to pay principal on the Certificates. Notwithstanding the foregoing, in the event that the Special Servicer is, or is an affiliate of, or has an economic arrangement for the purpose of retaining the full Special Servicing Fee, with the holder of Certificates representing 51% or more of the Voting Rights of the most subordinate class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate class, the Class B-1 and Class B-1H Certificates will be collectively treated as one class and in the event that the Class A-1A, Class A-1B, Class A-1C and the Coupon Strip Certificates are the only classes outstanding, the Class A-1A, Class A-1B, Class A-1C Certificates and the Coupon Strip Certificates together will be treated as the most subordinate class), the Special Servicer will be entitled to receive a Special

Servicing Fee equal to 1/12th of 0.25% of the Stated Principal Balance of each related Specially Serviced Mortgage Loan.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Servicer and Special Servicer will be permitted to purchase any class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee is obligated to furnish to each Certificateholder, to the Depositor, the Paying Agent, the Servicer, the Special Servicer and the Rating Agencies a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. Certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement No. 224. In addition, to the extent provided to it by the Servicer, the Trustee shall provide to each Certificateholder and Rating Agency a quarterly report and an annual summary of quarterly reports setting forth certain information with respect to the borrowers and the Mortgaged Properties. Such quarterly and annual summaries will be prepared by the Servicer solely from information provided to the Servicer pursuant to the Mortgage Loans without modification, interpretation or analysis (except that the Servicer will use its best efforts to isolate management fees and funded reserves from borrower reported expenses, if necessary) and the Servicer shall not be responsible for the completeness or accuracy of such information (except that the Servicer will use its best efforts to correct patent errors). Such monthly and quarterly reports and annual summaries as well as certain other loan level information may also be obtained electronically for a fee by calling the Trustee. Within a reasonable period of time after each calendar year, the Trustee is obligated to furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See 'Description of the Certificates--Reports to Certificateholders' in the Prospectus.

     The Servicer, on behalf of the Trust Fund, will (i) mail to the Depositor and the Trustee (who will copy each Certificateholder upon written request (provided that each Certificateholder may only make one request per month and will be required to pay any expenses incurred by the Trustee in connection with the provision of such information)), and (ii) prepare, sign and file with the Securities and Exchange Commission as a Current Report on Form 8-K, copies of all quarterly and annual summaries and a list of all quarterly and annual financial statements and other financial and property information of the borrowers provided to the Servicer pursuant to the Mortgage Loans (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) as well as notice of certain events with respect to the Mortgage Loans which may affect Certificateholders, such as amendments, modifications and waivers, imminent or actual defaults and proposed prepayments. Additionally, the Servicer shall make available (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) to the Rating Agencies and to the Trustee, which shall make available to the Certificateholders upon written request (provided that each such Certificateholder will be required to pay any expenses incurred by the Trustee in connection with the provision of such information), information relating to the Mortgaged Properties or the borrowers which has been provided to the Servicer pursuant to the Mortgage Loans, including financial and operating statements and other information specified on the list described in the previous sentence and provided to the Servicer pursuant to the Mortgage Loans.

                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, each class of Offered Certificates (other than the Class CS-3 Cerificates) generally will represent a beneficial ownership interest in a REMIC regular interest, the related Floor Agreement and the Floor Interest Reserve Account, and the Class CS-3 Certificates generally will represent beneficial ownership interests in seven REMIC regular interests corresponding to the Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Components, the related Floor Agreements and the Floor Interest Reserve Account. Although the Offered Certificates include beneficial ownership of their corresponding REMIC regular interests, their tax treatment may differ from such an investment. The Offered Certificates may not be a suitable investment for individuals, trusts or estates, certain pass-through entities the beneficial owners of which are individuals, trusts or estates, and real estate investment trusts. The Offered Certificates are not a suitable investment for a REMIC prior to the date on which all payments have been made on the Floor Agreements. Moreover, other special rules may apply to certain investors, including dealers in securities, dealers in notional principal contracts, persons holding the Offered Certificates as part of a straddle with respect to some other investment position, and certain persons whose functional currency is not the United States dollar.

     Elections will be made to treat the Trust Fund, exclusive of the Reserve Accounts, the Lock Box Accounts, the Cash Collateral Accounts, the Prime Retail Treasury Reserve Account, the Excess Interest, the Excess Interest Distribution

Account, the Default Interest, the Default Interest Distribution Account, the Certificate Distribution Account, the Floor Interest Reserve Account and the Floor Agreements (such portion of the Trust Fund, the 'Trust REMICs'), and the Trust REMICs will qualify, as two separate REMICs (the 'Upper-Tier REMIC' and the 'Lower-Tier REMIC,' respectively) within the meaning of Code Section 860D. The Reserve Accounts, the Lock Box Accounts and Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Prime Retail Treasury Reserve Account will be treated as beneficially owned by NACC for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest), proceeds therefrom, the Collection Account, the Lower-Tier Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the 'Lower-Tier REMIC Regular Interests') to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue (i) certain uncertificated classes of regular interests represented by the Regular Certificates (the 'Upper-Tier REMIC Regular Interests') and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. The Trustee will hold the Upper-Tier REMIC Regular Interests, the Floor Agreements, the Floor Interest Reserve Account and the Certificate Distribution Account as part of the Trust Fund which is treated as a grantor trust for federal income tax purposes, and the Offered Certificates will represent pro rata undivided beneficial interests in the related portions thereof. The Class V-1 and Class V-2 Certificates will represent pro rata undivided beneficial interests in the portions of the Trust Fund consisting of Excess Interest and Default Interest in respect of the Mortgage Loans, respectively, and such portions will be treated as part of the grantor trust for federal income tax purposes.

TAXATION OF OFFERED CERTIFICATES

     A beneficial owner of an Offered Certificate generally will be treated for federal income tax purposes as having purchased an undivided interest in the corresponding Upper-Tier REMIC Regular Interest or Interests and in the Trustee's rights under the related Floor Agreement or Agreements and the Floor Interest Reserve Account. A beneficial owner of an Offered Certificate (other than a Class CS-3 Certificate) must allocate its purchase price for such Certificate between the corresponding Upper-Tier REMIC Regular Interest and the Trustee's rights under the related Floor Agreement, based on their relative fair market values at the time of purchase. A beneficial owner of a Class CS-3 Certificate must allocate its purchase price for such Certificate between the corresponding

Upper-Tier REMIC Regular Interests in the aggregate, on the one hand, and separately among the Trustee's rights under the seven related Floor Agreements, on the other hand, based on their relative fair market values at the time of purchase. Because the Floor Interest Reserve Account is not initially funded, the basis of an initial holder should not be allocated thereto. Subject to the following discussion, a beneficial owner of an Offered Certificate generally will recognize ordinary income equal to the beneficial owner's proportionate share of interest (or original issue discount) accrued on the corresponding Upper-Tier REMIC Regular Interest or Interests and will take into account a proportionate share of amounts payable to the Trustee under the corresponding Floor Agreement or Agreements. Upon sale of an Offered Certificate, such a beneficial owner must allocate the sale price among the corresponding Upper-Tier REMIC Regular Interest (or Interests in the aggregate, in the case of the Class CS-3 Certificates), any amount held with respect thereto in the Floor Interest Reserve Account and Floor Agreement rights, based on their relative fair market values at the time of the sale. The amount allocated to the Floor Agreement rights in connection with a sale would be considered a termination payment (as described below in '--Taxation of Floor Agreements--Termination Payments') made to the Certificateholder.

     The interest in the Upper-Tier REMIC Regular Interest or Interests and income thereon will, but the interest in the Floor Interest Reserve Account and the related Floor Agreement rights and income thereon will not, constitute, respectively, a 'real estate asset' under Code Section 856(c)(5)(A) and 'interest on obligations secured by mortgages on real property' described in Code Section 856(c)(3)(B) for a real estate investment trust. However, income received under both the Upper-Tier REMIC Regular Interests and the Floor Agreements should constitute income described in Code Section 851(b)(2) for a regulated investment company.

     A beneficial owner's interest in an Upper-Tier REMIC Regular Interest will qualify for the foregoing treatments under Sections 856(c)(5)(A) and 856(c)(3)(B) in their entirety if at least 95% of the Trust REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the Trust REMICs' percentage of such assets. A beneficial owner's interest in an Upper-Tier REMIC Regular Interest, the Floor Interest Reserve Account or Floor Agreement rights will not constitute 'loans ... secured by an interest in real property which is ... residential real property' within the meaning of Code
Section 7701(a)(19)(C)(v) in the case of a domestic building and loan association, but the Upper-Tier REMIC Regular Interest will constitute an 'evidence of indebtedness' within the meaning of Code Section 582(c) in the case of certain financial institutions.

TAXATION OF UPPER-TIER REMIC REGULAR INTERESTS

     The interests of the beneficial owners of the Offered Certificates in the related class or classes of Upper-Tier REMIC Regular Interests generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. The Upper-Tier REMIC Regular Interests (other than the regular interest represented by the Class CS-1, Class CS-2 and Class CS-3 Certificates as discussed in the following paragraph) may be issued with original issue discount for federal income tax purposes to the extent the initial Certificate Balances thereof exceed their respective issue prices (determined based on the portion of the issue price of the corresponding Class of Offered Certificates allocated thereto, as discussed above under '-- Taxation of Offered Certificates') by more than a statutory de minimis amount. See 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation

of Regular Certificates--Original Issue Discount' in the Prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Upper-Tier REMIC Regular Interests represented by the Class CS-1, Class CS-2 and Class CS-3 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Adjusted Weighted Average Net Mortgage Pass-Through Rate changes in accordance with Scenario 1, as described under the heading 'Prepayment and Yield Considerations--Yield on the Class CS-1, Class CS-2 and Class CS-3 Certificates') over their respective issue prices (including accrued interest). For this purpose, the seven Upper-Tier REMIC Regular Interests represented by the Class CS-3 Certificates will have a single, aggregate issue price, stated redemption price at maturity and yield to maturity. Any 'negative' amounts of original issue discount on the Class CS-1, Class CS-2 or Class CS-3 Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class CS-1, Class

CS-2 or Class CS-3 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate allocable to the related Upper-Tier REMIC Regular Interest or Interests, assuming no further prepayments. In the alternative, it is possible that rules similar to the 'noncontingent bond method' of the contingent interest rules in the OID Regulations may be promulgated with respect to the Class CS-1, Class CS-2 and Class CS-3 Certificates. See 'Certain Federal Income Taxes Federal Income Tax Consequences for REMIC--Certificates Taxation of Regular Certificates--Original Issue Discount' in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a 'Negative Adjustment') would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Upper-Tier REMIC Regular Interest or Interests. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on a debt instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

     For purposes of accruing original issue discount on Upper-Tier REMIC Regular Interests, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be Scenario 1, as set forth above under the heading 'Prepayment and Yield Considerations--Yield on the Class CS-1, Class CS-2 and CS-3 Certificates.' No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.


     See 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Treatment of Losses' in the Prospectus for discussion of the ability of Certificateholders to deduct losses realized with respect to their beneficial interests in the Upper-Tier REMIC Regular Interests.

     Although not free from doubt, it is anticipated that any Prepayment Premiums will be treated as ordinary income to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

TAXATION OF FLOOR AGREEMENTS

     General. Beneficial owners of the Offered Certificates will also be treated for federal income tax purposes as having entered into notional principal contracts in the form of interest rate floor contracts on the date such Certificates are purchased. In the case of the Class CS-3 Certificates, the following discussion applies to the seven Floor Agreements represented by such Certificates. The Internal Revenue Service has issued final regulations under
Section 446 of the Code relating to notional principal contracts (the 'Swap Regulations').

     Floor Premium. The amount of the purchase price paid by a beneficial owner which is allocated to the Trustee's rights under the applicable Floor Agreement will be treated as a floor premium (the 'Floor Premium'). For purposes of tax information reporting, the Trustee intends (i) to assume that all of the Offered Certificates will be issued on the Closing Date for an amount equal to the issue price of the corresponding Upper-Tier REMIC Regular Interests plus the related Floor Premiums and (ii) to amortize the Floor Premium allocated to each class under a level payment method as if the Floor Premium represented the present value of a series of equal payments made over the life of the related Floor Agreement (adjusted to take into account decreases in notional principal amounts) discounted at a rate equal to the rate used to determine the amount of the Floor Premium (or some other reasonable rate). Prospective purchasers of an Offered Certificate should consult their tax advisors regarding the appropriate method of amortization of the Floor Premium.

     The Swap Regulations treat a nonperiodic payment made under a floor contract as a loan for federal income tax purposes if the payment is 'significant.' For this purpose, certain proposed regulations treat a floor premium as significant if the floor rate exceeds the current value of the specified index in the floor agreement by more than 25 basis points. Because it is anticipated that some or all of the Floor Premiums will be treated as significant under this test, beneficial owners should consider whether the Floor Premiums may be treated in part as a loan under the final regulations when issued.

     Periodic Payments. Under the Swap Regulations, (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received by a beneficial owner under the Floor Agreements must be netted against payments deemed made as a result of the Floor Premiums over the beneficial owner's taxable year, rather than accounted for on a gross basis. In this regard, it is likely that payments retained in the Floor Interest Reserve Account will be treated as income as they accrue, and not when they are distributed with respect to the February Interest Accrual Period. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The Internal Revenue Service could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

     In the case of a beneficial owner that is an individual, estate or trust, the deductibility of a net payment made to the Floor Counterparty under the Floor Agreements will be subject to limitation under Code Section 67. Code
Section 67 allows certain itemized deductions only to the extent that the aggregate of such deductions exceeds 2% of the taxpayer's gross income. Also, a net payment may not be deductible by such taxpayers for purposes of the alternative minimum tax. A beneficial owner that is an individual, estate or trust should consult its tax advisor regarding the application of Code Section 67 and the alternative minimum tax to an investment in the Offered Certificates.

     Termination Payments. Any amount of sales proceeds that is considered to be allocated to the Trustee's rights under a Floor Agreement in connection with the sale or exchange of an Offered Certificate, as described under 'Taxation of Offered Certificates,' and any Breakage Fee that is payable by the Floor Counterparty in connection with the termination of a Floor Agreement, would be considered a 'termination payment' under the Swap Regulations allocable to the related Class or Component. The Trustee will account for termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

     A Certificateholder will have gain or loss from termination of the related Floor Agreement equal to (i) any termination fee it receives or is deemed to have received minus (ii) the unamortized portion of any Floor Premium paid by the beneficial owner upon entering into the related Floor Agreement.

     Gain or loss upon the termination of a Floor Agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

APPLICATION OF THE STRADDLE RULES

     The Upper-Tier REMIC Regular Interests and the Floor Agreement rights will constitute positions in a straddle and, therefore, the straddle rules of Code
Section 1092 will apply. If the Floor Agreements have not previously been terminated with respect to a selling beneficial owner, the selling beneficial owner's capital gain or loss with respect to the related Upper-Tier REMIC Regular Interest or Interests will be short-term because the holding period will be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the related Floor Agreement will be short-term. In addition, all or a portion of any loss realized upon termination of the related Floor Agreement may be deferred until disposition of the interest in the related Upper-Tier REMIC Regular Interest. If the holder of an Offered Certicate incurs or continues indebtedness to acquire or hold a Certificate, the holder will generally be required to capitalize the interest paid on such indebtedness until termination of the related Floor Agreement or Agreements.

TAXATION OF FOREIGN INVESTORS

     For a discussion of the tax consequences of beneficial ownership of an Upper-Tier REMIC Regular Interest by the holder of an Offered Certificate who is not a 'U.S. Person,' as defined in the Prospectus, see 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of

Certain Foreign Investors--Regular Certificates' in the Prospectus. In general, foreign investors that provide the Trustee with an Internal Revenue Service Form W-8 will not be subject to United States withholding tax on income or gain from the Floor Agreements.

                              ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ('ERISA') or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ('Similar Law') which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a 'Plan'), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7, Certificates is restricted. See 'Description of the Offered Certificates--Transfer Restrictions.' Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, holding or disposition of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates.

     As described in the Prospectus under 'ERISA Considerations,' ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the 'Department') that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption 93-32, 58 Fed. Reg. 28632 (May 14, 1993)), referred to herein as the

'Exemption,' for certain mortgage-backed and asset backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by certificates acquired by the Plan are not subordinated to the rights and interests evidenced by Private Certificates of the trust fund;

          (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of S&P, Moody's, DCR or Fitch;

          (4) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (6) The Plan investing in the certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

          The trust fund must also meet the following requirements:

             (a) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;


             (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the certificates pursuant to the Exemption; and

             (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the 'Restricted Group'). Borrowers who are acting on behalf of Plans, or who are utilizing assets of Plans subject to ERISA and any affiliates of any such borrowers should not purchase any of the Certificates.

     The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Class A-1A, Class A-1B, Class A-1C, Class CS-1, Class CS-2 and Class CS-3 Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such class of Certificates. However, before purchasing an Offered Certificate, a fiduciary of a plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. THE CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6 AND CLASS A-7 CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AND, ACCORDINGLY, SUCH CERTIFICATES SHOULD NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY SUCH PLAN, UNLESS SUCH PERSON USING PLAN ASSETS IS AN INSURANCE COMPANY AND THE PURCHASE AND HOLDING OF ANY SUCH

CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISION OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See 'ERISA Considerations' in the Prospectus. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     Effective December 31, 1996 (but not until then), the Offered Certificates other than the Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), so long as they are rated in one of the two highest rating categories by one or more Rating Agencies.

     Except as to the status of certain Classes of Offered Certificates as 'mortgage related securities', no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

     See 'Legal Investment' in the Prospectus.

                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Offered Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be 102% of the initial principal balance thereof as of the Cut-off Date, plus accrued interest, if any, from the Cut-off Date, before deducting expenses payable by the Depositor.

     In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter has agreed to arrange for ongoing Rating Agency monitoring and surveillance of the Offered Certificates and will receive as compensation for such services the reinvestment income earned from amounts on deposit in the Interest Reserve Account. The Originator and the Underwriter are wholly owned subsidiaries of Nomura Holding America Inc. The Depositor is a wholly owned subsidiary of the Originator. The Originator and an affiliate currently own debt issued by an affiliate of the Prime Retail II Pool Borrowers. The Originator or an affiliate may, in the future, enter into other financing arrangements with affiliates of the Borrowers. Certain officers and directors of the Originator and its affiliates own publicly traded equity interests in affiliates of the Borrowers.

     The Depositor also has been advised by the Underwriter that it currently expects to make a market in the Offered Certificates, however, it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

     This Prospectus Supplement and the Prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom this Prospectus Supplement and the Prospectus may otherwise lawfully be issued or passed on.

     The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ('FSA') to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

                                    EXPERTS


     The combined financial statements of Prime Retail Properties at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and the Statement of Revenues and Certain Expenses of the JMJ Acquired Properties for the year ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Marriott Hotel Properties II Limited Partnership and Santa Clara Marriott Hotel Limited Partnership included in this Prospectus Supplement and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATING

     It is a condition to the issuance of the Offered Certificates that (i) each of the Class A-1A, Class A-1B and Class A-1C Certificates be rated 'Aaa' by Moody's Investors Service, Inc. ('Moody's') and 'AAA' by Standard & Poor's Rating Group, a division of McGraw Hill, Inc. ('S&P'); (ii) the Class CS-1 and Class CS-2 Certificates be rated 'Aaa' by Moody's and 'AAAr' by S&P; (iii) the Class CS-3 Certificates be rated 'AAa' by Moody's; (iv) the Class A-2 Certificates be rated 'Aa1' by Moody's and 'AA' by S&P; (v) the Class A-3 Certificates be rated 'Aa2' by Moody's; (vi) the Class A-4 Certificates be rated 'A2' by Moody's and 'A' by Fitch Investors Service, L.P. ('Fitch' and, together with Moody's and S&P, the 'Rating Agencies'); (vii) the Class A-5 Certificates be rated 'A3' by Moody's and 'A-' by Fitch; (viii) the Class A-6 Certificates be rated 'Baa2' by Moody's, and 'BBB' by Fitch and S&P; and (ix) the Class A-7 Certificates be rated 'BBB-' by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the tax treatment of the Certificates. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, will be affected by changes therein due to variations in the rates of amortization of the Mortgage Loans. See 'Risk Factors and Other Special Considerations' and 'Rating' herein and 'Yield Considerations' in the Prospectus.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class CS-1, Class CS-2 or Class CS-3 Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of Realized Losses, Appraisal Reduction Amounts or Delinquency Reduction Amounts. As described herein, the amounts payable with respect to the Class CS-1, Class CS-2 or Class CS-3 Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Class CS-1, Class CS-2 or Class CS-3 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts 'due' to such holders will nevertheless have been paid, and such result is consistent with the rating received on each of the Class CS-1, Class CS-2 or Class CS-3 Certificates. Accordingly, the ratings of the Class CS-1, Class CS-2 or Class CS-3 Certificates should be evaluated independently from similar ratings on other types of securities. S&P assigns the additional rating of 'r' to highlight classes of securities that S&P believes may experience high volatility in expected returns due to non-credit risks.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                               PAGE
                                                               -----
A
ACMs........................................................   S-37
ADA.........................................................   S-45
Adjusted Mortgage Pass-Through Rate.........................   S-22
Adjusted Net Mortgage Pass-Through Rate.....................   S-137
Adjusted Weighted Average Net Mortgage Pass-Through Rate....   S-21
ADR.........................................................   S-66
Advance Rate................................................   S-175
Advances....................................................   S-175
Affiliate Lender............................................   S-40
Affiliate Loan..............................................   S-40
Alabama Ground Lease........................................   S-86
Allocated Loan Amount.......................................   S-56
AMI.........................................................   S-189
AMRESCO.....................................................   S-189
Annual Debt Service.........................................   S-57
Annual Palmer Square Budget.................................   S-112
Annualized Base Rent........................................   S-58
Anticipated Repayment Date..................................   S-53
Anticipated Repayment Date Balance..........................   S-57
Anticipated Repayment Date LTV..............................   S-57
Anticipated Term............................................   S-58
Appraisal Reduction Amount..................................   S-136
Appraisal Reduction Event...................................   S-145
Available Funds.............................................   S-133
Average Base Rent Per Square Foot...........................   S-58
Average Daily Room Rate.....................................   S-58

B
Best's......................................................   S-43
Breakage Fee................................................   S-152

C
Cap Agreement...............................................   S-119
Cap Provider................................................   S-119
Cash Collateral Accounts....................................   S-176
Cash Management Period......................................   S-113
Castle Rock.................................................   S-118
CEDEL.......................................................   S-1
CEDEL Participants..........................................   S-147
CERCLA......................................................   S-37
Certificate Balance.........................................   S-2
Certificate Distribution Account............................   S-176
Certificate Registrar.......................................   S-145
Certificateholders..........................................   S-50
Certificates................................................   S-1
Cincinnati Ground Lease.....................................   S-84
Class P-IO Available Funds..................................   S-134

Collection Account..........................................   S-176
Collection Period...........................................   S-135
Columbia Sussex II Management Agreements....................   S-86
Columbia Sussex II Manager..................................   S-86

Columbia Sussex II Pool Borrower............................   S-10
Columbia Sussex II Pool Properties..........................   S-10
Completion Date.............................................   S-121
Component Balance...........................................   S-2
Consent Solicitation........................................   S-47
Cooperative.................................................   S-147
Coral Isle..................................................   S-118
Coupon Strip Certificates...................................   S-131
Credit Card Receipts........................................   S-79
Cross-over Date.............................................   S-24
CS II Anticipated Repayment Date............................   S-10
CS II Current Interest Rate.................................   S-10
CS II Default Determination Ratio...........................   S-82
CS II Defeasance Date.......................................   S-77
CS II Defeasance Deposit....................................   S-77
CS II Defeased Note.........................................   S-77
CS II Deposit Account.......................................   S-79
CS II Excess Cash Flow......................................   S-76
CS II Excess Interest.......................................   S-76
CS II Fee Escrow Ratio......................................   S-86
CS II GP....................................................   S-75
CS II Loan DSCR.............................................   S-77
CS II Loan DSCR Determination Date..........................   S-82
CS II LP....................................................   S-75
CS II Maturity Date.........................................   S-10
CS II Monthly Debt Service Payment Amount...................   S-10
CS II Mortgages.............................................   S-10
CS II Revised Interest Rate.................................   S-10
CS II Substitute Property...................................   S-18
CS II Undefeased Note.......................................   S-77
Current Interest Rate.......................................   S-49
Cut-off Date................................................   S-1
Cut-off Date Allocated Loan Amount..........................   S-56
Cut-off Date LTV............................................   S-57

D
Default Interest............................................   S-135
Default Interest Distribution Account.......................   S-177
Default Rate................................................   S-135
Defeasance Deposit..........................................   S-54
Defeasance Lockout Period...................................   S-17
Definitive Certificates.....................................   S-148
Delinquency.................................................   S-136
Delinquency Reduction Amount................................   S-136
Department..................................................   S-197

Depositaries................................................   S-146
Depositor...................................................   S-1
Discount Rate...............................................   S-142
Disputed Amount.............................................   S-113
Distribution Date...........................................   S-2
Dorcich Ground Lease........................................   S-107
DSCR........................................................   S-57
DTC.........................................................   S-1
Due-on-Encumbrance..........................................   S-179

Due-on-Sale.................................................   S-179

E
Election Period.............................................   S-114
Eligible Bank...............................................   S-177
EPA.........................................................   S-38
ERISA.......................................................   S-29
Euroclear...................................................   S-1
Euroclear Operator..........................................   S-149
Euroclear Participants......................................   S-148
Event of Default............................................   S-181
Excess Cash Flow............................................   S-49
Excess Interest.............................................   S-49
Excess Interest Distribution Account........................   S-177
Excess Rate.................................................   S-135
Exemption...................................................   S-29
Expansion Account...........................................   S-121
Expansion Funding...........................................   S-121
Expansion Funding Amount....................................   S-121
Expansion Space.............................................   S-121
Extended Monthly Payment....................................   S-184

F
FFE.........................................................   S-55
First MHP II Revised Interest Rate..........................   S-12
First P&I Date..............................................   S-58
Fiscal Agent................................................   S-2
Fitch.......................................................   S-2
Fixed Voting Rights Percentage..............................   S-183
Floor Agreements............................................   S-149
Floor Counterparty..........................................   S-149
Floor Interest Reserve Account..............................   S-177
Floor Premium...............................................   S-195
Floor Rate..................................................   S-149
Florida Keys................................................   S-118
Form 8-K....................................................   S-75
FSA.........................................................   S-200

G
GA Properties...............................................   S-110

GAAP........................................................   S-54
Gainesville.................................................   S-118
GLA.........................................................   S-57
Grove City..................................................   S-118
Gulf Coast..................................................   S-118
Gulfport....................................................   S-118

H
HGI Loan DSCR...............................................   S-94
HGI REIT....................................................   S-87
HGI II Administrative Fee...................................   S-93
HGI II Anticipated Repayment Date...........................   S-11
HGI II Cash Collateral Account..............................   S-90
HGI II Current Interest Rate................................   S-11
HGI II Defeasance Date......................................   S-88
HGI II Defeasance Deposit...................................   S-89

HGI II Excess Cash Flow.....................................   S-88
HGI II Excess Interest......................................   S-88
HGI II Management Agreement.................................   S-93
HGI II Manager..............................................   S-93
HGI II Manager's Subordination..............................   S-94
HGI II Maturity Date........................................   S-11
HGI II Monthly Debt Service Payment Amount..................   S-11
HGI II Permitted Encumbrances...............................   S-87
HGI II Pool Borrower........................................   S-11
HGI II Pool Loan............................................   S-11
HGI II Pool Mortgages.......................................   S-11
HGI II Pool Properties......................................   S-11
HGI II Release Price........................................   S-88
HGI II Revised Interest Rate................................   S-11
HMH.........................................................   S-95
Holders.....................................................   S-148
Horizon/Glen................................................   S-87
Host Marriott...............................................   S-47
Hotel Receipts..............................................   S-113
Huntley.....................................................   S-118

I
Indianapolis................................................   S-118
Indirect Participants.......................................   S-146
Industrial Authority........................................   S-129
Interest Accrual Amount.....................................   S-135
Interest Accrual Period.....................................   S-136
Interest Determination Date.................................   S-120
Interest Distribution Amount................................   S-23
Interest Holders............................................   S-80
Interest Reserve Account....................................   S-177
Interest Shortfall..........................................   S-136
Involuntary Prepayment Shortfall............................   S-82


J
JMJ Acquired Properties.....................................   S-129

K
Kansas City.................................................   S-118

L
Lease Notes.................................................   S-129
LIBOR Business Day..........................................   S-120
Loan DSCR...................................................   S-57
Loan-to-Value Ratio.........................................   S-57
Lock Box....................................................   S-41
Lock Box Accounts...........................................   S-176
Louisiana Property..........................................   S-12
Loveland....................................................   S-118
Lower Rate..................................................   S-184
Lower-Tier Distribution Account.............................   S-176
Lower-Tier REMIC............................................   S-2
Lower-Tier REMIC Regular Interests..........................   S-193
LTV.........................................................   S-57
LUSTs.......................................................   S-38

M
MacKenzie Patterson.........................................   S-47
Magnolia Bluff..............................................   S-118
Manager's Subordination.....................................   S-117
MHP Share...................................................   S-96
MHP II Accounting Period....................................   S-97
MHP II Acquisition..........................................   S-47
MHP II Adjustment Date......................................   S-13
MHP II Anticipated Repayment Date...........................   S-12
MHP II Current Interest Rate................................   S-12
MHP II Defeasance Date......................................   S-98
MHP II Defeasance Deposit...................................   S-98
MHP II Deposit Accounts.....................................   S-101
MHP II Eligible Account.....................................   S-101
MHP II Excess Interest......................................   S-96
MHP II GP...................................................   S-47
MHP II GP...................................................   S-95
MHP II Lock Box Event.......................................   S-40
MHP II Management Agreement.................................   S-107
MHP II Manager..............................................   S-40
MHP II Maturity Date........................................   S-13
MHP II Modification and Subordination Agreeements...........   S-108
MHP II Monthly Debt Service Payment Amount..................   S-96
MHP II Operating Profit.....................................   S-97
MHP II Pool Borrowers.......................................   S-12
MHP II Pool Loan............................................   S-12
MHP II Pool Notes...........................................   S-12
MHP II Pool Properties......................................   S-12

MHP II Revised Interest Rate................................   S-13
MHPLP Additional Repair Amounts.............................   S-97
MHPLP Adjusted Operating Profit.............................   S-102
MHPLP Borrower..............................................   S-12
MHPLP Defeasance Deposit....................................   S-98
MHPLP Deposit Account.......................................   S-101
MHPLP Direct Manager Funds..................................   S-101
MHPLP DSCR..................................................   S-98
MHPLP Excess Cash Flow......................................   S-96
MHPLP LPs...................................................   S-95
MHPLP Manager Loans.........................................   S-97
MHPLP Monthly Debt Service Payment Amount...................   S-86
MHPLP Notes.................................................   S-12
MHPLP Operating Account.....................................   S-102
MHPLP Operating Profit......................................   S-96
MHPLP Properties............................................   S-12
MHPLP Required Reserve Payments.............................   S-102
MII.........................................................   S-95
Monthly Payment.............................................   S-134
Moody's.....................................................   S-2
Morgan Guaranty.............................................   S-119
Morgan Guaranty Cap Agreement...............................   S-119
Mortgage....................................................   S-52
Mortgage Interest Reserve Account...........................   S-176
Mortgage Loan Assumptions...................................   S-156

Mortgage Loan Purchase and Sale Agreement...................   S-52
Mortgage Loans..............................................   S-1
Mortgage Pass-Through Rate..................................   S-22
Mortgage Pool...............................................   S-1
Mortgage Rate...............................................   S-22
Mortgage Withheld Amounts...................................   S-176
Mortgaged Properties........................................   S-1
Mortgaged Property..........................................   S-52
Mortgages...................................................   S-9

N
NACC........................................................   S-52
Nebraska....................................................   S-118
Negative Adjustment.........................................   S-195
Net Cash Flow...............................................   S-55
Net Default Interest........................................   S-135
Net Mortgage Pass-Through Rate..............................   S-22
Net Operating Income........................................   S-55
Net REO Proceeds............................................   S-134
NOI.........................................................   S-55
Note........................................................   S-8
Notional Balance............................................   S-2
Number of Retail Spaces.....................................   S-58


O
Occupancy...................................................   S-57
Offered Certificates........................................   S-1
Ohio........................................................   S-118
Original Principal Balance..................................   S-58
Originator..................................................   S-1
Other Receipts..............................................   S-79
Out-Parcel..................................................   S-125
Over-the-Counter Receipts...................................   S-79

P
Palmer Square...............................................   S-109
Palmer Square Allocated Loan Amount.........................   S-112
Palmer Square Anticipated Repayment Date....................   S-14
Palmer Square Borrowers.....................................   S-110
Palmer Square Cash Collateral Account.......................   S-113
Palmer Square Current Interest Rate.........................   S-14
Palmer Square Defeasance Date...............................   S-111
Palmer Square Defeasance Deposit............................   S-111
Palmer Square DSCR 1.8 Election.............................   S-113
Palmer Square DSCR 3.0 Election.............................   S-114
Palmer Square Excess Cash Flow..............................   S-111
Palmer Square Excess Interest...............................   S-14
Palmer Square Limited Partner...............................   S-109
Palmer Square Loan DSCR.....................................   S-112
Palmer Square Management Agreements.........................   S-117
Palmer Square Manager.......................................   S-117
Palmer Square Maturity Date.................................   S-14
Palmer Square Monthly Debt Service Payment Amount...........   S-14
Palmer Square NI Borrower...................................   S-109
Palmer Square NI GP.........................................   S-109

Palmer Square NI Property...................................   S-109
Palmer Square Properties....................................   S-14
Palmer Square Properties....................................   S-110
Palmer Square PS Borrower...................................   S-109
Palmer Square PS GP.........................................   S-110
Palmer Square PS Property...................................   S-110
Palmer Square PSN Borrower..................................   S-110
Palmer Square PSN Property..................................   S-110
Palmer Square Rents.........................................   S-113
Palmer Square Revenues......................................   S-113
Palmer Square Revised Interest Rate.........................   S-14
Participants................................................   S-145
Pass-Through Rate...........................................   S-2
PCBs........................................................   S-38
Percentage Interest.........................................   S-133
Permitted Investments.......................................   S-177
P&I Advances................................................   S-25
Plans.......................................................   S-29
Pooling and Servicing Agreement.............................   S-7

Prefunding Amount...........................................   S-41
Prepayment Interest Shortfall...............................   S-143
Prepayment Lockout Period...................................   S-48
Prepayment Premiums.........................................   S-134
Prime Conversion Date.......................................   S-20
Prime Rate..................................................   S-175
Prime Retail Anticipated Repayment Date.....................   S-15
Prime Retail Current Interest Rate..........................   S-15
Prime Retail Defeasance Date................................   S-122
Prime Retail Defeasance Deposit.............................   S-123
Prime Retail Excess Cash Flow...............................   S-120
Prime Retail Excess Interest................................   S-119
Prime Retail Finance I......................................   S-118
Prime Retail Finance II.....................................   S-118
Prime Retail General Partnerships...........................   S-118
Prime Retail Limited Partnerships...........................   S-118
Prime Retail Loan DSCR......................................   S-121
Prime Retail Maturity Date..................................   S-119
Prime Retail Monthly Debt Service Payment Amount............   S-120
Prime Retail Operating Partnership..........................   S-118
Prime Retail Release Price..................................   S-122
Prime Retail Revised Interest Rate..........................   S-15
Prime Retail Substitute Documents...........................   S-123
Prime Retail Substitute Mortgage............................   S-123
Prime Retail Substitute Property............................   S-19
Prime Retail Treasury Reserve Account.......................   S-124
Prime Retail II Pool Borrowers..............................   S-15
Prime Retail II Pool Loan...................................   S-15
Prime Retail II Pool Mortgages..............................   S-15
Prime Retail II Pool Properties.............................   S-15
Princeton Ground Lease......................................   S-117
Principal Distribution Amount...............................   S-25
Principal Prepayments.......................................   S-134
Private Certificates........................................   S-1
Pro Rata Release Amount.....................................   S-82

Property Advances...........................................   S-175
Property Condition Reports..................................   S-74

R
Rated Final Distribution Date...............................   S-157
Rating Agencies.............................................   S-2
Realized Loss...............................................   S-142
Record Date.................................................   S-132
Reduction Interest Distribution Amount......................   S-136
Reduction Interest Shortfalls...............................   S-136
Regular Certificates........................................   S-2
Rehabilitation Fee..........................................   S-191
REMIC.......................................................   S-2
REO Account.................................................   S-131

REO Disposition Fee.........................................   S-191
REO Mortgage Loan...........................................   S-138
REO Property................................................   S-131
Repurchase Price............................................   S-173
Reserve Accounts............................................   S-16
Residual Certificates.......................................   S-28
Restoration Benchmark.......................................   S-105
Restricted Group............................................   S-30
Rules.......................................................   S-147
Revised Interest Rate.......................................   S-49

S
Sales Per SF................................................   S-58
San Antonio Ground Lease....................................   S-107
San Antonio Property........................................   S-95
San Marcos..................................................   S-118
San Ramon Ground Lease......................................   S-107
San Ramon Property..........................................   S-203
Santa Clara Additional Repair Amounts.......................   S-97
Santa Clara Adjusted Operating Profit.......................   S-102
Santa Clara Applicable Defeasance Amount....................   S-99
Santa Clara Borrower........................................   S-12
Santa Clara Defeasance Deposit..............................   S-99
Santa Clara Deposit Account.................................   S-101
Santa Clara Direct Manager Funds............................   S-102
Santa Clara Excess Cash Flow................................   S-97
Santa Clara Manager Loan....................................   S-97
Santa Clara Monthly Debt Service Payment Amount.............   S-96
Santa Clara Note............................................   S-12
Santa Clara Operating Account...............................   S-102
Santa Clara Partner Loans...................................   S-97
Santa Clara Partnership Agreement...........................   S-95
Santa Clara Property........................................   S-12
Santa Clara Required Reserve Payments.......................   S-102
SBCM........................................................   S-119
SBCM Cap Agreement..........................................   S-119
Scenarios...................................................   S-156
Second HGI..................................................   S-87
SEL.........................................................   S-2
Servicer....................................................   S-2
Servicer Prepayment Interest Shortfall......................   S-143

Servicer Remittance Date....................................   S-174
Servicer's Appraisal Reduction Estimate.....................   S-145
Servicing Compensation......................................   S-133
Servicing Fee...............................................   S-189
Servicing Fee Rate..........................................   S-189
Servicing Standard..........................................   S-173
SF/Units/Spaces.............................................   S-57
Similar Law.................................................   S-196

SMMEA.......................................................   S-198
S&P.........................................................   S-2
Special Servicer............................................   S-189
Special Servicing Fee.......................................   S-190
Specially Serviced Mortgage Loan............................   S-179
Spread Rate.................................................   S-142
Stated Principal Balance....................................   S-143
Subordinate Class Advance Account...........................   S-174
Successor Manager...........................................   S-179
Swap Regulations............................................   S-195
Sweep Period................................................   S-113

T
Tender Offer................................................   S-47
Terms and Conditions........................................   S-148
Total Revenues..............................................   S-54
Total Value.................................................   S-56
Triangle....................................................   S-118
Trust Fund..................................................   S-1
Trust REMICs................................................   S-2
Trustee.....................................................   S-2
Trustee Fee.................................................   S-188
TTM.........................................................   S-58

U
Underwriter.................................................   S-1
Underwriting Average Daily Room Rate........................   S-58
Unscheduled Payments........................................   S-134
Updated Appraisal...........................................   S-184
Upper-Tier Distribution Account.............................   S-176
Upper-Tier REMIC............................................   S-2
Upper-Tier REMIC Regular Interests..........................   S-28
U.S. Obligations............................................   S-18
UW ADR......................................................   S-66

V
Value.......................................................   S-56
Voting Rights...............................................   S-184

W
Weighted Average Net Mortgage Pass-Through Rate.............   S-137
Withheld Amounts............................................   S-133

Z
Zaton Ground Lease..........................................   S-107

                                    ANNEX A
                      MORTGAGED PROPERTY CHARACTERISTICS

                    PROPERTY                         TYPE                        ADDRESS                  CITY            STATE
------------------------------------------------------------------------------------------------------------------------------------
COLUMBIA SUSSEX II
 1  Melville Marriott                        Hotel - Full Service   1350 Old Walt Whitman Road        Melville       New York
 2  Sheraton Hotel Newark Airport            Hotel - Full Service   128 Frontage Road                 Newark         New Jersey
 3  Radisson Hotel Orlando Airport           Hotel - Full Service   5555 Hazeltine National Drive     Orlando        Florida
 4  Radisson Hotel Cincinnati Airport        Hotel - Full Service   Cincinnati Airport                Boone County   Kentucky
 5  Holiday Inn Louisville South Airport     Hotel - Full Service   3317 Fern Valley Road             Louisville     Kentucky
 6  Holiday Inn Southfield (Detroit)         Hotel - Full Service   26555 Telegraph Road              Southfield     Michigan
 7  Best Western Eastgate                    Hotel - Full Service   5565 West Irlo Bronson Parkway    Kissimmee      Florida
 8  Radisson Lake Buena Vista                Hotel - Full Service   8686 Palm Parkway                 Vista Centre   Florida
 9  Radisson Hotel Central Birmingham        Hotel - Full Service   808 South 20th Street             Birmingham     Alabama
10  Holiday Inn Itasca                       Hotel - Full Service   860 Irving Park Road W.           Itasca         Illinois
11  Holiday Inn Springfield                  Hotel - Full Service   383 East Leffel Lane              Springfield    Ohio
12  Holiday Inn Glen Ellyn                   Hotel - Full Service   1250 Roosevelt Road               Glen Ellyn     Illinois
    TOTAL:

HORIZON II
 1  Lake Elsinore Outlet Center              Factory Outlet         17600 Collier Avenue              Lake Elsinore  California
 2  Southwest Outlet Center                  Factory Outlet         104 Interstate Highway 35         Hillsboro      Texas
 3  Chesapeake Village                       Factory Outlet         441 Outlet Center Road            Queenstown     Maryland
 4  Tracy Outlet Center                      Factory Outlet         1005 Pescadero Avenue             Tracy          California
 5  Pismo Beach Outlet Center                Factory Outlet         333 Five Cities Drive             Pismo Beach    California
    TOTAL:

MHP II
 1  Marriott A                               Hotel - Convention     Text
 2  Marriott B                               Hotel - Convention     Text
 3  Marriott C                               Hotel - Full Service   Text
 4  Marriott D                               Hotel - Full Service   Text
    TOTAL:

PALMER SQUARE
 1  Palmer Square                            Mixed                  Nassau/Hulfish Street             Princeton      New Jersey
 2  Nassau Inn                               Mixed                  Nassau Street                     Princeton      New Jersey
 3  Palmer Square                            Mixed                  John Street                       Princeton      New Jersey
 4  Palmer Square                            Mixed                  Chambers/Hulfish Street           Princeton      New Jersey
    TOTAL:

PRIME RETAIL II
 1  Grove City Factory Outlet Center         Factory Outlet         Exit 31 and I-79                  Grove City     Pennsylvania
 2  San Marcos Factory Shops                 Factory Outlet         3939 Interstate Highway 35        San Marcos     Texas
 3  Castle Rock Factory Shops                Factory Outlet         5050 Factory Shops Boulevard      Castle Rock    Colorado
 4  Gulf Coast Factory Shops                 Factory Outlet         NE I-75 and US H-way 301          Ellenton       Florida
 5  Ohio Factory Shops                       Factory Outlet         NEQ I-71 and US H-way 35          Jeffersonville Ohio
 6  Loveland Factory Outlet Center           Factory Outlet         5661 McWhinney Boulevard          Loveland       Colorado
 7  Magnolia Bluff Factory Shops             Factory Outlet         Interstate 95 & GA 251            Darien         Georgia
 8  Gainesville Factory Shops                Factory Outlet         4321 Interstate 35 North          Gainesville    Texas
 9  Gulfport Factory Shops                   Factory Outlet         Interstate 10 & Route 49          Gulfport       Mississippi
10  Huntley Factory Shops                    Factory Outlet         Interstate 90 & Route 47          Huntley        Illinois
11  Florida Keys Factory Shops               Factory Outlet         250 East Palm Drive               Florida City   Florida
12  KC Factory Outlet Center                 Factory Outlet         1306 West Old Highway 40          Odessa         Missouri
13  Indiana Factory Shops                    Factory Outlet         Rt. 67 and I-State 69             Daleville      Indiana
14  Nebraska Crossing Factory Shops          Factory Outlet         14333 So. Highway 31 & US 80      Gretna         Nebraska
15  Coral Isle Factory Shops                 Factory Outlet         7222 Isle of Capri Road (Rt. 951) Naples         Florida
16  Triangle Factory Shops                   Factory Outlet         1001 Airport Boulevard            Morrisville    North Carolina
    TOTAL:

                YEAR BUILT/
PROPERTY   ZIP   RENOVATED
---------------------------
COLUMBIA
SUSSEX II
 1        11747      1990
 2        07114      1989
 3        32812      1990
 4        45275     1963/86
 5        40213     1960/85
 6        48034     1965/83
 7        34746      1982
 8        32836      1989
 9        35205      1972
10        60143     1968/86
11        45505     1973/85
12        60137     1967/86
  TOTAL:

HORIZON
II
 1        92530  1991/92/93/95
 2        76645   1989/92/95
 3        21658  1989/90/91/92
 4        95376      1994
 5        93449      1994
  TOTAL:

MHP II
 1                 1972/1978
 2                   1988
 3                1976/78/91
 4                   1989
  TOTAL:

PALMER
SQUARE
 1        08542     Various
 2        08542      1937
 3        08542     Various
 4        08542     Various
  TOTAL:

PRIME
RETAIL II
 1        16127   1993/95/96
 2        78666    1990-1995
 3        80104     1992/93
 4        34222     1991/93
 5        43128      1993
 6        80538    1994-1996
 7        31305      1995
 8        76240     1993/94
 9        39503      1995
10        60142     1994/95
11        33034      1994
12        64076    1995/1996
13        47334      1994
14        68028      1993
15        33961     1991/92
16        27560      1985
  TOTAL:

                                            CUT-OFF DATE
                      1996      1996 AS      ALLOCATED     1993 TOTAL    1994 TOTAL   1995 TOTAL    1996 TOTAL
PROPERTY  SF/UNITS    OCC.      OF DATE     LOAN AMOUNT     REVENUE       REVENUE       REVENUE       REVENUE
---------------------------------------------------------------------------------------------------------------
COLUMBIA
SUSSEX II
 1              371     72%  TTM 8/31/1996  $ 27,205,223  $ 10,763,288  $ 12,965,391  $ 15,704,887  $16,719,510
 2              501     83%  TTM 8/31/1996    25,693,822    14,802,098    16,076,317    15,952,686   17,462,582
 3              347     80%  TTM 8/31/1996    15,432,202     5,438,635     6,166,288     7,325,502    8,294,477
 4              214     73%  TTM 8/31/1996    11,852,568     4,373,598     5,039,480     5,161,420    5,702,956
 5              405     58%  TTM 8/31/1996    11,454,831     6,716,735     7,021,871     6,781,811    7,171,463
 6              417     44%  TTM 8/31/1996    11,295,736     4,655,295     5,373,934     6,126,886    6,147,948
 7              403     71%  TTM 8/31/1996     9,068,408     4,710,799     3,834,998     4,740,812    5,311,944
 8              200     75%  TTM 8/31/1996     7,238,817     4,154,674     3,556,470     3,928,852    4,483,668
 9              298     61%  TTM 8/31/1996     6,125,153     3,817,277     4,054,514     4,799,319    5,248,354
10              161     58%  TTM 8/31/1996     5,091,036     2,740,065     3,227,008     3,497,804    3,633,890
11              150     57%  TTM 8/31/1996     3,181,897     3,183,859     2,967,372     2,837,710    2,687,073
12              121     56%  TTM 8/31/1996     1,590,949     1,565,164     1,888,718     2,144,178    2,178,114
          ---------                         ------------  ------------  ------------  ------------  -----------
  TOTAL:      3,588                         $135,230,640  $ 66,921,487  $ 72,172,361  $ 79,001,867  $85,041,979

HORIZON
II
 1          368,785     91%       09/13/96  $ 29,475,533  $  4,996,237  $  7,207,402  $  7,632,180  $ 7,981,552
 2          359,455     95%       09/13/96    28,476,363     3,579,569     3,642,432     4,973,758    6,082,347
 3          219,307    100%       09/13/96    17,385,569     2,778,467     3,889,179     4,084,152    4,085,378
 4          153,000     98%       09/13/96    12,089,965       --            684,294     3,301,787    3,336,298
 5          147,560     96%       09/13/96    11,790,213       --            109,557     2,473,569    2,866,392
          ---------                         ------------  ------------  ------------  ------------  -----------
  TOTAL:  1,248,107                         $ 99,217,643  $ 11,354,273  $ 15,532,864  $ 22,465,446  $24,351,967

MHP II
 1            1,290                   Text  $106,000,000  $ 56,843,199  $ 61,650,167  $ 63,426,289         Text
 2              999                   Text   102,000,000    59,256,970    56,197,578    62,831,795         Text
 3              754                   Text    43,500,000    30,192,692    32,225,360    35,981,178         Text
 4              368                   Text    14,500,000    14,748,890    15,108,181    16,446,677         Text
          ---------                         ------------  ------------  ------------  ------------  -----------
  TOTAL:      3,411                         $266,000,000  $161,041,751  $165,181,286  $178,685,939        TEXT

PALMER
SQUARE
 1          102,485     93%       10/01/96  $ 13,709,850  $  3,389,214  $  3,570,246  $  3,583,961  $ 3,796,302
 2              216     67%    TTM 8/30/96    11,156,980    10,013,559    10,289,069    10,525,169   10,902,484
 3          130,502     97%       10/01/96     6,890,262     2,705,190     2,921,615     3,120,973    3,242,697
 4              994    N/A             N/A     4,242,909     1,349,290     1,466,368     1,543,871    1,667,085
          ---------                         ------------  ------------  ------------  ------------  -----------
  TOTAL:        N/A                         $ 36,000,000  $ 17,457,253  $ 18,247,298  $ 18,773,974  $19,608,568

PRIME
RETAIL II
 1          415,670     99%       11/01/96  $ 36,171,432       --       $  1,719,806  $  7,132,620  $ 9,029,960
 2          419,126     98%       11/01/96    34,622,655       --          7,227,978     7,885,889    8,437,543
 3          369,220    100%       11/01/96    31,475,141       --          8,650,721     8,712,111    8,936,516
 4          340,656     99%       11/01/96    25,779,639       --          6,028,410     6,112,881    6,225,366
 5          308,941     98%       11/01/96    23,231,652       --          5,006,846     5,381,209    5,511,264
 6          328,358     98%       11/01/96    22,981,849       --          1,638,910     4,731,779    5,765,067
 7          299,249     86%       11/01/96    22,182,480       --            --          2,319,298    4,635,935
 8          315,627     84%       11/01/96    20,983,427       --          4,839,527     6,338,332    6,485,095
 9          251,239     94%       11/01/96    17,486,189       --            --            641,605    3,610,712
10          280,112     80%       11/01/96    15,587,689       --          1,278,817     4,168,782    4,636,345
11          207,131     93%       11/01/96    13,689,188       --            972,299     4,081,359    3,677,032
12          190,589     96%       11/01/96    12,789,899       --            --          1,520,957    3,542,843
13          209,090     84%       11/01/96    12,490,135       --            249,322     3,250,044    3,339,500
14          191,544     86%       11/01/96    10,291,871       --          2,363,944     3,073,866    3,092,336
15          126,595     98%       11/01/96     9,492,503       --          1,739,757     2,372,257    2,360,783
16          193,837     87%       11/01/96     9,492,503       --          2,387,130     2,673,328    2,898,224
          ---------                         ------------  ------------  ------------  ------------  -----------
  TOTAL:  4,446,984                         $318,748,252                $ 44,103,467  $ 70,396,317  $82,184,521

              AS OF      1993 TOTAL   1994 TOTAL   1995 TOTAL   1996 TOTAL    NET CASH
PROPERTY   1996 PERIOD       NOI          NOI          NOI          NOI         FLOW         VALUE              FEE
---------------------------------------------------------------------------------------------------------------------------
COLUMBIA
SUSSEX II
 1        TTM 8/31/1996  $ 3,607,400  $ 4,649,783  $ 6,187,173  $ 6,652,104  $ 5,020,244  $ 52,300,000               Simple
 2        TTM 8/31/1996    5,310,900    5,673,882    5,752,281    6,355,777    4,404,544    42,600,000               Simple
 3        TTM 8/31/1996    1,732,857    2,273,808    3,011,928    3,677,240    3,013,682    30,300,000               Simple
 4        TTM 8/31/1996    1,832,998    2,133,954    2,234,811    2,628,730    2,172,494    19,300,000         Ground Lease
 5        TTM 8/31/1996    2,808,423    2,908,147    2,718,739    2,714,086    2,140,369    16,600,000               Simple
 6        TTM 8/31/1996    1,112,683    1,669,576    2,210,815    2,295,303    1,796,110    22,000,000               Simple
 7        TTM 8/31/1996    1,995,349    1,269,130    1,825,369    2,226,389    1,753,706    12,400,000               Simple
 8        TTM 8/31/1996    1,700,056    1,164,584    1,420,576    1,826,273    1,467,580    14,600,000               Simple
 9        TTM 8/31/1996      967,221    1,101,662    1,458,414    1,702,904    1,283,036    11,000,000         Ground Lease
10        TTM 8/31/1996      671,587      908,756    1,091,127    1,179,821      889,110     8,800,000               Simple
11        TTM 8/31/1996    1,233,029    1,021,383    1,003,059      891,994      600,371     5,400,000               Simple
12        TTM 8/31/1996      218,600      453,883      536,543      441,891      267,642     3,700,000               Simple
                         -----------  -----------  -----------  -----------  -----------  ------------
  TOTAL:                 $23,191,103  $25,228,548  $29,450,835  $32,592,512  $24,808,887  $239,000,000

HORIZON
II
 1        TTM 7/31/1996  $ 2,815,922  $ 5,047,250  $ 5,401,648  $ 5,766,338  $ 5,527,553  $ 58,300,000               Simple
 2        TTM 7/31/1996    2,650,859    2,868,991    3,806,803    4,794,879    4,564,527    46,500,000               Simple
 3        TTM 7/31/1996    2,048,075    3,070,607    3,214,676    3,149,524    2,797,614    30,000,000               Simple
 4        TTM 7/31/1996      --           421,369    2,370,544    2,257,289    1,879,427    21,400,000               Simple
 5        TTM 7/31/1996      --            73,518    1,763,734    2,231,629    2,176,987    22,800,000               Simple
                         -----------  -----------  -----------  -----------  -----------  ------------
  TOTAL:                 $ 7,514,856  $11,481,735  $16,557,405  $18,199,659  $16,946,108  $179,000,000

MHP II
 1        Text           $20,394,926  $23,715,895  $24,491,433         Text  $22,222,690  $218,300,000               Simple
 2        Text            21,595,959   19,628,755   23,181,310         Text   18,892,229   185,300,000         Ground Lease
 3        Text             9,331,409   10,306,315   12,605,721         Text   11,415,114   108,100,000         Ground Lease
 4        Text             2,924,728    3,484,711    3,832,632         Text    3,346,924    28,700,000         Ground Lease
                         -----------  -----------  -----------  -----------  -----------  ------------
  TOTAL:  Text           $54,247,023  $57,135,676  $64,111,096         TEXT  $55,876,956  $540,400,000

PALMER
SQUARE
 1        TTM 5/31/96    $ 2,175,032  $ 2,326,259  $ 2,318,317  $ 2,507,807  $ 2,613,278  $ 32,100,000               Simple
 2        TTM 8/30/96      2,132,227    2,337,652    2,552,344    2,862,898    2,126,667    18,900,000               Simple
 3        TTIM 5/31/96     1,418,492    1,611,120    1,786,108    1,897,549    1,313,375    19,800,000               Simple
 4        TTM 9/30/96        648,682      673,467      736,157      853,302      808,754    Inc. Above  Simple/Ground Lease
                         -----------  -----------  -----------  -----------  -----------  ------------
  TOTAL:                 $ 6,374,432  $ 6,948,498  $ 7,392,927  $ 8,121,556  $ 6,862,075  $ 70,800,000

PRIME
RETAIL II
 1        TTM 9/30/96        --       $ 1,139,186  $ 5,138,799  $ 7,012,071  $ 6,315,022  $ 78,300,000               Simple
 2        TTM 9/30/96        --         5,716,835    6,457,605    6,700,253    5,937,324    64,000,000               Simple
 3        TTM 9/30/96        --         6,854,623    6,745,118    6,951,159    5,488,196    61,000,000               Simple
 4        TTM 9/30/96        --         4,281,720    4,590,387    4,705,420    4,600,710    44,500,000               Simple
 5        TTM 9/30/96        --         3,950,860    4,402,280    4,488,735    4,034,904    42,000,000               Simple
 6        TTM 9/30/96        --         1,227,219    3,661,941    4,387,100    4,072,208    46,000,000               Simple
 7        TTM 9/30/96        --               N/A    1,816,721    3,610,613    3,583,869    45,500,000         Ground Lease
 8        TTM 9/30/96        --         3,548,131    4,677,293    4,753,672    3,734,676    41,000,000               Simple
 9        TTM 9/30/96        --               N/A      484,312    2,764,821    3,143,492    30,000,000         Ground Lease
10        TTM 9/30/96        --           930,778    2,676,251    3,011,931    2,706,209    36,900,000               Simple
11        TTM 9/30/96        --           700,402    2,731,432    2,579,221    2,369,767    28,200,000               Simple
12        TTM 9/30/96        --               N/A    1,154,062    2,831,484    2,335,213    39,500,000               Simple
13        TTM 9/30/96        --           117,676    2,189,745    2,436,238    2,159,869    29,000,000               Simple
14        TTM 9/30/96        --         1,765,872    2,245,991    2,219,757    1,842,044    18,630,000               Simple
15        TTM 9/30/96        --         1,308,826    1,851,199    1,831,318    1,674,634    18,000,000               Simple
16        TTM 9/30/96        --         1,268,136    1,594,547    1,794,860    1,813,056    20,000,000               Simple
                                      -----------  -----------  -----------  -----------  ------------
  TOTAL:                              $32,810,264  $52,417,683  $62,078,653  $55,811,194  $642,530,000

                                                                     EXHIBIT A-1

                             MHP II POOL PROPERTIES

                                                                PAGE
                                                               ------
Marriott Hotel Properties II Limited Partnership
  Report of Independent Public Accountants..................    A-1-1
  Statement of Operations...................................    A-1-2
  Balance Sheet.............................................    A-1-3
  Statement of Changes in Partners' Capital.................    A-1-4
  Statement of Cash Flows...................................    A-1-5
  Notes to Financial Statement..............................    A-1-6
  Condensed Statement of Operations (Unaudited).............   A-1-16
  Condensed Balance Sheet (Unaudited).......................   A-1-17
  Condensed Statement of Cash Flows (Unaudited).............   A-1-18
  Notes to Condensed Financial Statements (Unaudited).......   A-1-19

Santa Clara Marriott Hotel Limited Partnership
  Report of Independent Public Accountants..................   A-1-23
  Statement of Operations...................................   A-1-24
  Balance Sheet.............................................   A-1-25
  Statement of Changes in Partners' Capital (Deficit).......   A-1-26
  Statement of Cash Flows...................................   A-1-27
  Notes to Financial Statement..............................   A-1-28
  Condensed Statement of Income (Unaudited).................   A-1-36
  Condensed Balance Sheet (Unaudited).......................   A-1-37
  Condensed Statement of Cash Flows (Unaudited).............   A-1-38
  Notes to Condensed Financial Statements (Unaudited).......   A-1-39

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE PARTNERS OF MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP:

We have audited the accompanying balance sheet of Marriott Hotel Properties II Limited Partnership (a Delaware limited partnership) as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marriott Hotel Properties II Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                           ARTHUR ANDERSEN LLP

Washington, D.C.
February 22, 1996

(except for the matter discussed in Note 10, as to which the date is November 8, 1996)

STATEMENT OF OPERATIONS

Marriott Hotel Properties II Limited Partnership
For the Three Years in the Period Ended December 31, 1995
(in thousands, except per Unit amounts)

                                                                  1995              1994             1993
                                                               ----------       -----------       ----------


REVENUES (Note 3)............................................  $   64,002       $    58,703       $   57,003
                                                               ----------       -----------       ----------

OPERATING COSTS AND EXPENSES

    Interest ................................................      17,803            17,884           17,803
    Depreciation and amortization............................      13,364            12,246           12,737
    Incentive management fees................................       9,412             8,507            8,200
    Property taxes...........................................       5,526             5,307            5,324
    Base management fees.....................................       4,281             3,989            3,926
    Ground rent, insurance and other.........................         690             1,557            1,538
                                                               ----------       -----------       ----------
                                                                   51,076            49,490           49,528
                                                               ----------       -----------       ----------
INCOME BEFORE EQUITY IN INCOME/(LOSSES)
    OF SANTA CLARA PARTNERSHIP...............................      12,926             9,213            7,475

EQUITY IN INCOME/(LOSSES)

    OF SANTA CLARA PARTNERSHIP...............................         119              (785)            (606)
                                                               ----------       -----------       ----------

NET INCOME...................................................  $   13,045       $     8,428       $    6,869
                                                               ==========       ===========       ==========

ALLOCATION OF NET INCOME

    General Partner..........................................  $      130       $        84       $       69
    Limited Partners.........................................      12,915             8,344            6,800
                                                               ----------       -----------       ----------

                                                               $   13,045       $     8,428       $    6,869
                                                               ==========       ===========       ==========

NET INCOME PER LIMITED PARTNER UNIT (745 Units)..............  $   17,336       $    11,200       $    9,128
                                                               ==========       ===========       ==========

   The accompanying notes are an integral part of these financial statements.

BALANCE SHEET

Marriott Hotel Properties II Limited Partnership
December 31, 1995 and 1994
(in thousands)

                                                                                             1995             1994

                                                                                         -----------       ----------
ASSETS
    Property and equipment, net........................................................  $   203,990       $  211,811
    Due from Marriott International, Inc...............................................        7,275            6,849
    Property improvement fund..........................................................       11,940           10,587
    Deferred financing and organization costs, net of accumulated amortization.........          114              603
    Restricted cash reserve............................................................        9,193            2,847
    Cash and cash equivalents..........................................................       21,601           17,764
                                                                                         -----------       ----------
                                                                                         $   254,113       $  250,461
                                                                                         ===========       ==========

LIABILITIES AND PARTNERS' CAPITAL
    Mortgage debt .....................................................................  $   222,500       $  222,500
    Due to Marriott International, Inc.................................................        2,615            2,031
    Investment in Santa Clara Partnership..............................................        8,244            6,994
    Accounts payable and accrued expenses..............................................          433              372
                                                                                         -----------       ----------
        Total Liabilities..............................................................      233,792          231,897
                                                                                         -----------       ----------

    PARTNERS' CAPITAL
        General Partner
           Capital contribution, net of offering costs of $22..........................          731              731
           Capital distributions.......................................................         (626)            (513)
           Cumulative net income ......................................................          243              113
                                                                                         -----------       ----------
                                                                                                 348              331
                                                                                         -----------       ----------
        Limited Partners
           Capital contribution, net of offering costs of $8,426.......................       64,689           64,689
           Capital distributions.......................................................      (68,779)         (57,604)
           Cumulative net income ......................................................       24,063           11,148
                                                                                         -----------       ----------
                                                                                              19,973           18,233
                                                                                         -----------       ----------

        Total Partners' Capital........................................................       20,321           18,564
                                                                                         -----------       ----------
                                                                                         $   254,113       $  250,461
                                                                                         ===========       ==========

   The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL
Marriott Hotel Properties II Limited Partnership
For the Three Years in the Period Ended December 31, 1995
(in thousands)


                                                                            General          Limited
                                                                            Partner          Partners           Total
                                                                            -------          --------           -------

Balance, December 31, 1992................................................$      408       $    25,899       $   26,307

    Payments received on investor notes receivable........................        --                31               31
    Capital distributions.................................................      (117)          (11,609)         (11,726)
    Net income............................................................        69             6,800            6,869
                                                                          ----------       -----------       ----------

Balance, December 31, 1993................................................       360            21,121           21,481

    Capital distributions.................................................      (113)          (11,232)         (11,345)
    Net income............................................................        84             8,344            8,428
                                                                          ----------       -----------       ----------

Balance, December 31, 1994................................................       331            18,233           18,564

    Capital distributions.................................................      (113)          (11,175)         (11,288)
    Net income............................................................       130            12,915           13,045
                                                                          ----------       -----------       ----------

Balance, December 31, 1995................................................$      348       $    19,973       $   20,321
                                                                          ==========       ===========       ==========


   The accompanying notes are an integral part of these financial statements.

STATEMENT OF CASH FLOWS

Marriott Hotel Properties II Limited Partnership
For the Three Years in the Period Ended December 31, 1995
(in thousands)

                                                                                 1995              1994             1993
                                                                              ----------       -----------       ----------
OPERATING ACTIVITIES
   Net income ................................................................$   13,045       $     8,428       $    6,869
   Noncash items:
      Depreciation and amortization...........................................    13,364            12,246           12,737
      Deferred portion of incentive management fees...........................       461               363              777
      Equity in (income)/losses of Santa Clara Partnership....................      (119)              785              606

      Amortization of deferred financing costs as interest....................       489               489              489
      Loss on retirement of assets............................................        10               113                1
   Changes in operating accounts:
      Due from Marriott International, Inc....................................      (426)            1,742           (1,106)
      Accounts payable and accrued expenses...................................        61                15              (59)
      Due to Marriott International, Inc......................................       123            (3,286)           2,374
                                                                              ----------       -----------       ----------

        Cash provided by operations...........................................    27,008            20,895           22,688
                                                                              ----------       -----------       ----------

INVESTING ACTIVITIES
   Additions to property and equipment........................................    (5,566)           (6,542)          (3,427)
   Change in property improvement funds.......................................    (1,341)              147           (2,807)
   Distributions from Santa Clara Partnership.................................     1,370             1,317            1,210
   Additions to restricted cash reserve.......................................    (6,346)           (2,847)              --
                                                                              ----------       -----------       ----------

        Cash used in investing activities.....................................   (11,883)           (7,925)          (5,024)
                                                                              ----------       -----------       ----------

FINANCING ACTIVITIES
   Capital distributions......................................................   (11,288)          (11,345)         (11,726)
   Payments received on investor notes receivable.............................        --                --               31
                                                                              ----------       -----------       ----------

        Cash used in financing activities.....................................   (11,288)          (11,345)         (11,695)
                                                                              ----------       -----------       ----------

INCREASE IN CASH AND CASH EQUIVALENTS.........................................     3,837             1,625            5,969

CASH AND CASH EQUIVALENTS at beginning of year................................    17,764            16,139           10,170
                                                                              ----------       -----------       ----------

CASH AND CASH EQUIVALENTS at end of year......................................$   21,601       $    17,764       $   16,139
                                                                              ==========       ===========       ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid for mortgage interest............................................$   17,267       $    17,361       $   17,267
                                                                              ==========       ===========       ==========

   The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

Marriott Hotel Properties II Limited Partnership
December 31, 1995 and 1994

NOTE 1. THE PARTNERSHIP


Description of the Partnership

Marriott Hotel Properties II Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed to acquire, own and operate (i) the 1,290-room New Orleans Marriott Hotel and underlying land in New Orleans, Louisiana (the "New Orleans Hotel"); (ii) the 999-room Marriott Rivercenter Hotel in San Antonio, Texas (the "San Antonio Hotel"); (iii) the 368-room Bishop Ranch Marriott Hotel in San Ramon, California (the "San Ramon Hotel"); (collectively, the "Hotels") and (iv) a 50% limited partner interest in the Santa Clara Marriott Hotel Limited Partnership (the "Santa Clara Partnership"), a Delaware limited partnership, which owns the 754-room Santa Clara Marriott Hotel in Santa Clara, California (the "Santa Clara Hotel"). The remaining 50% interest in the Santa Clara Partnership is owned by Marriott MHP Two Corporation (the "General Partner") with a 1% interest, and HMH Properties, Inc., a wholly-owned indirect subsidiary of Host Marriott (as defined below) with a 49% limited partner interest.

On October 8, 1993, Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation and Marriott International, Inc. ("MII"). On December 29, 1995, Host Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation. The sole general partner of the Partnership, with a 1% interest, is MHP Two Corporation, a wholly-owned subsidiary of Host Marriott. The General Partner made a capital contribution of $752,525 for its 1% general partner interest. On March 20, 1989 (the "Closing Date"), 745 limited partner interests (the "Units"), representing a 99% interest in the Partnership, were sold in a private placement. The offering price per unit was $100,000, payable in three annual installments through June 1, 1991 (the "Investor Notes"), or as an alternative, $89,247 in cash on the Closing Date as full payment of the subscription price. On the Closing Date, the Partnership executed a purchase agreement (the "Purchase Agreement") with Host Marriott to acquire the Hotels and the 50% limited partner interest in the Santa Clara Partnership for $319.5 million. Of the total purchase price, $222.5 million was paid from proceeds of the mortgage loan (the "Mortgage Debt"), $43.4 million was evidenced by a promissory note payable to Host Marriott (the "Deferred Purchase Note"), $43.5 million was paid from a cash distribution by the Santa Clara Partnership and the remainder from the initial payment on the sale of the Units. The principal outstanding on the Deferred Purchase Note was fully repaid in 1991 with the proceeds of the Investor Notes.

The New Orleans and San Antonio Hotels and the limited partner interest in the Santa Clara Partnership were conveyed to the Partnership on the Closing Date and the San Ramon Hotel was conveyed to the Partnership upon completion of its construction on May 31, 1989. The Hotels and the Santa Clara Hotel are managed by MII (the "Manager") under long-term management agreements.

Partnership Allocations and Distributions

Pursuant to the terms of the Partnership agreement, Partnership allocations, for Federal income tax purposes, and distributions are generally made as follows:

a.   Cash available for distribution is distributed for each fiscal year semi-annually as follows: (i) 100% to the limited partners until the limited partners have received with respect to such fiscal year a non-cumulative 10% preferred distribution on their Invested Capital, as defined; (ii) 100% to the General Partner until the General Partner has received an amount equal to 1/99th of the amount distributed to the limited partners; (iii) 1% to the General Partner and 99% to the limited partners until such time as the limited partners have received the 15% Preferred Distribution, as defined, plus $50,000 per Unit, payable only from Capital Receipts, as defined, to the extent available after the payment of the 15% Preferred Distribution; and (iv) thereafter, 20% to the General Partner and 80% to the limited partners.

b. Refinancing and sales proceeds ("Capital Receipts") available for distribution to the partners will be distributed as follows: (i) 1% to the General Partner and 99% to the limited partners until the limited partners have received cumulative distributions from Capital Receipts equal to the 15% Preferred Distribution plus $100,000 per Unit; and (ii) 20% to the General Partner and 80% to the limited partners.

c. Net profits generally will be allocated to the partners in proportion to the distributions of cash available for distribution.

d. Net losses generally will be allocated 75% to the General Partner and 25% to the limited partners.

e. Gains recognized by the Partnership will be allocated in the following order of priority: (i) to all partners up to the amount necessary to bring the limited partners' capital account balances to an amount equal to the limited partners' 15% Preferred Distribution plus the limited partners' Invested Capital and to bring the General Partner's capital account balance to an amount equal to 1/99th of the capital account balance of the limited partners; and (ii) 20% to the General Partner and 80% to the limited partners.

For financial reporting purposes, profits and losses are generally allocated among the partners based on their stated interests in cash available for distribution.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Partnership records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Expenses

Hotel revenues represent house profit of the Partnership's Hotels since the Partnership has delegated substantially all of the operating decisions related to the generation of house profit of the Hotels to the Manager. House profit reflects hotel operating results which flow to the Partnership as property owner and represents gross hotel sales less property-level expenses, excluding depreciation and amortization, base and incentive management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are disclosed separately in the statement of operations.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives as follows:

          Land improvements                            40 years
          Building and improvements              30 to 40 years
          Leasehold improvements                 40 to 50 years
          Furniture and equipment                 3 to 10 years


All property and equipment is pledged as security against the Mortgage Debt described in Note 7.

Deferred Financing and Organization Costs

Deferred financing and organization costs consist of loan fees and legal and accounting costs incurred in connection with obtaining Partnership financing and the formation of the Partnership. Financing costs are amortized using the straight-line method over the seven year loan term and organization costs are amortized using the straight-line method over five years. At December 31, 1995 and 1994, accumulated amortization of deferred financing and organization costs totalled $3,166,000 and $2,812,000, respectively. As of December 31, 1995, the organization costs were fully amortized and written off.

Restricted Cash Reserve

A restricted cash reserve consisting of funds generated in excess of an annual 17.5% return on partners invested capital, as defined, has been established in an escrow account maintained by the lender. Deposits are made in conjunction with the bi-annual distributions to the limited partners. These funds will be applied to the principal balance of the mortgage loan upon maturity of the loan in 1996 or upon earlier prepayment at the Partnership's option. As of December 31, 1995 and 1994, the balance in the reserve was $9,193,000 and $2,847,000, respectively.


Cash and Cash Equivalents

The Partnership considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

Investment in Santa Clara Partnership

The Partnership's earnings from the Santa Clara Partnership are recorded based on the equity method of accounting. Equity in earnings from the Santa Clara Partnership includes 100% of the interest expense related to the debt incurred by the Santa Clara Partnership, the proceeds of which were distributed to the Partnership. The $28.4 million excess of the purchase price of the Santa Clara Partnership interest over the Partnership's proportionate share of the net book value of the assets acquired is being amortized over the related remaining lives of those assets. Amortization is included in Equity in Income/(Losses) of Santa Clara Partnership in the accompanying statement of operations. At December 31, 1995 and 1994, accumulated amortization of the excess purchase price of the Santa Clara Partnership investment was $10,095,000 and $9,383,000, respectively.

Prior to December 31, 1995, the Partnership is required to make capital contributions to the Santa Clara Partnership if Santa Clara's debt service is greater than its cash available for debt service, as defined. After December 31, 1995, capital contributions are required by the Partnership if Santa Clara's debt service exceeds 50% of its cash available for debt service. No capital contributions have been required as of December 31, 1995.

Interest Rate Swap Agreements

The Partnership is a party to an interest rate swap agreement to reduce the Partnership's exposure to floating interest rates. The Partnership accounts for the swap arrangement as a hedge of an obligation to pay floating rates of interest and accordingly, records interest expense based upon its payment obligation at a fixed rate.

Income Taxes

Provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes but rather allocates its profits and losses to the individual partners. Significant differences exist between the net income for financial reporting purposes and the net income as reported in the Partnership's tax return. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods and shorter depreciable lives of the assets and differences in the timing of recognition of incentive management fee expense. As a result of these differences, the excess of the net assets reported in the accompanying financial statements over the tax basis in net Partnership assets is $38,000 and $4,023,000 as of December 31, 1995 and 1994, respectively. The difference in 1995 is significantly less than 1994 due primarily to greater book depreciation compared to tax depreciation in 1995.

New Statement of Financial Accounting Standards

The Partnership is required to adopt Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" no later than its year ending December 31, 1996. The Partnership does not expect that the adoption of SFAS No. 121 will have a material effect on its financial statements.

NOTE 3. REVENUES

Partnership revenues consist of the Hotels' operating results for the three years ended December 31 (in thousands):

                                                                     1995            1994            1993
                                                                  -----------    ------------     -----------
HOTEL SALES
    Rooms.........................................................$    93,292    $     88,436     $    84,997
    Food and beverage.............................................     42,198          37,972          39,763
    Other.........................................................      7,215           6,548           6,089
                                                                  -----------    ------------     -----------
                                                                      142,705         132,956         130,849
                                                                  -----------    ------------     -----------
HOTEL EXPENSES
    Departmental direct costs
       Rooms......................................................     18,416          17,490          16,714
       Food and beverage..........................................     28,975          26,338          27,178
    Other hotel operating expenses................................     31,312          30,425          29,954
                                                                  -----------    ------------     -----------
                                                                       78,703          74,253          73,846
                                                                  -----------    ------------     -----------

REVENUES..........................................................$    64,002    $     58,703     $    57,003
                                                                  ===========    ============     ===========

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31 (in thousands):

                                                    1995            1994
                                                 -----------    ------------

    Land and improvements........................$    17,091    $     17,091

    Building and improvements....................    105,374         105,318
    Leasehold improvements.......................    108,848         107,345
    Furniture and equipment......................     55,335          51,772
                                                 -----------    ------------
                                                     286,648         281,526

    Less accumulated depreciation................    (82,658)        (69,715)
                                                 -----------    ------------

                                                 $   203,990    $    211,811
                                                 ===========    ============


NOTE 5.        ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of financial instruments are shown below. The fair values of financial instruments not included in this table are estimated to be equal to their carrying amounts.

                                                                  As of December 31, 1995         As of December 31, 1994
                                                                  -----------------------        ------------------------
                                                                                 Estimated                       Estimated
                                                                  Carrying         Fair           Carrying          Fair
                                                                   Amount          Value           Amount          Value
                                                                   ------          -----           ------          -----
                                                                       (in thousands)                   (in thousands)
Debt and other liabilities
Mortgage debt                                                    $  222,500     $  222,500       $  222,500     $   222,500
Incentive management fees due to Marriott International, Inc.    $    2,164     $       92       $    1,703     $        --

Other financial instruments
Loss on interest rate swap ($222,500,000 notional amount)        $       --     $      581       $       --     $     2,600


The 1995 estimated fair value of mortgage debt obligations are based on their carrying value as the debt matures March 21, 1996, and the General Partner believes that it will be able to refinance the debt, as discussed in Note 7. Incentive management fees due are valued based on the expected future payments from operating cash flow discounted at risk adjusted rates.

The fair value of the interest rate swap agreement is based on the estimated amount the Partnership would pay to terminate the agreement.

NOTE 6. SANTA CLARA PARTNERSHIP

Summarized financial information for the Santa Clara Partnership is as follows:


                                                                         December 31,      December 31,
                                                                             1995              1994
                                                                        --------------    --------------
Balance Sheet
Property and equipment..................................................$       28,406    $       29,133
Due from Marriott International, Inc....................................         1,976             1,855
Other assets............................................................         1,614             1,762
Cash and cash equivalents...............................................         1,614             1,216
                                                                        --------------    --------------

       Total Assets.....................................................$       33,610    $       33,966
                                                                        ==============    ==============

Mortgage debt ..........................................................$       43,500    $       43,500
Due to Marriott International, Inc......................................         1,086               468
Accounts payable and accrued expenses...................................           117               132
Partners' Deficit.......................................................       (11,093)          (10,134)
                                                                        --------------    --------------

       Total Liabilities and Partners' Deficit..........................$       33,610    $       33,966
                                                                        ==============    ==============


                                                                                For the Years Ended December 31,
                                                                           ----------------------------------------------
Statement of Operations                                                       1995              1994              1993
                                                                           -----------       ----------       -----------
REVENUES...................................................................$    14,516       $   12,131       $    11,203
                                                                           -----------       ----------       -----------

OPERATING COSTS AND EXPENSES
   Depreciation and amortization...........................................      2,765            2,359             2,291
   Interest................................................................      3,063            2,295             1,809
   Incentive management fees...............................................      2,175            1,761             1,577
   Base management fees....................................................      1,079              967               906
   Property taxes..........................................................        508              501               506
   Ground rent, insurance and other........................................        201              270               264
                                                                           -----------       ----------       -----------
                                                                                 9,791            8,153             7,353
                                                                           -----------       ----------       -----------

NET INCOME.................................................................$     4,725       $    3,978       $     3,850
                                                                           ===========       ==========       ===========

NOTE 7. DEBT

Mortgage Debt

The Partnership borrowed $222.5 million pursuant to the terms of the variable rate Mortgage Debt to finance the acquisition of the Hotels. The Mortgage Debt is non-recourse to the Partnership and is secured by a first mortgage on each of the Hotels including the grant of a security interest in the Partnership's furniture, fixtures and equipment, contracts and other intangibles and an assignment of the Partnership's rights under the Management and Purchase Agreements.

At the option of the Partnership, the Mortgage Debt loan agreement provides for interest rate options which are tied to a Eurodollar rate, an adjusted CD rate or the fluctuating corporate base rate. For Eurodollar or CD elections, the Partnership pays the applicable rate plus an increment equal to .9 percentage points. In April 1992, the Partnership entered into an interest rate swap agreement for the entire loan amount with the primary lender to effectively fix the interest rate on the Mortgage Debt at 7.8% per annum from May 1992 through loan maturity. The Partnership does not anticipate nonperformance by the lender. The Partnership's obligations under the swap agreement are secured by a pledge of collateral by the General Partner. The weighted average interest rate on the Mortgage Debt for the three years in the period ended December 31, 1995 was 7.8%. The Mortgage Debt matures March 21, 1996. Although no agreement has been reached with a lender, the General Partner has had several discussions with lenders and believes that it will be able to refinance the loan at maturity. However, if the Partnership is not successful in refinancing the loan, repayment of the Mortgage Debt could only be made through the sale of the Hotels.

In March of 1994, the Partnership established a reserve with the mortgage lender which eliminates any potential conflict under the loan agreement resulting from the October 8, 1993 division of Marriott Corporation's operations into two separate companies. Under an agreement reached between the Partnership, the Manager and the lender, the Partnership will deposit funds generated in excess of an annual 17.5% return on invested capital into an escrow account maintained by the lender in conjunction with the bi-annual distributions to the limited partners. Such funds could be applied to the principal balance of the Mortgage Debt upon maturity of the loan in 1996 or upon an earlier prepayment at the Partnership's option. The balance in the reserve as of December 31, 1995 and 1994 was $9,193,000 and $2,847,000, respectively, and is included as a restricted cash reserve in the accompanying balance sheet.

Debt Guarantees

Host Marriott provided an unconditional debt service guarantee to the lenders of up to $22.8 million to cover shortfalls in principal and interest payments due under the Mortgage Debt. In accordance with the terms of the debt service guarantee, Host Marriott was released from this obligation as of December 31, 1992, as a result of the Partnership's debt service coverage, as defined, exceeding 1.20 for a specified time period. There were no amounts advanced to the Partnership under the debt service guarantee. The General Partner has also guaranteed that in the event of a foreclosure of the Hotels, proceeds to the lender will be at least $40 million.


NOTE 8. LAND LEASES

The San Antonio and San Ramon Hotels are located on sites with ground leases from unrelated third parties. The initial lease terms expire in 2013 and 2014, respectively. The Partnership is obligated to pay annual rent equal to the greater of a minimum rent or a percentage rent and has the option to extend the terms for up to five successive ten-year terms each. Ground rent on the San Antonio Hotel is equal to the greater of $700,000 or 3.5% of annual gross room sales. Ground rent on the San Ramon Hotel is equal to the greater of $350,000 or 3% of annual gross sales for the first five years. San Ramon's minimum rent will be adjusted upward every five years, beginning in 1989, to an amount equal to 75% of the average rent paid during the three years immediately preceding the applicable five-year period. Ground rent expense for the San Antonio and San Ramon Hotels totalled $1,879,000, $1,746,000 and $1,762,000, for the years ended December 31, 1995,
1994 and 1993, respectively.

Future minimum annual rental commitments for all land leases entered into by the Partnership, as described above, are as follows (in thousands):

             Fiscal Year                                 Land Leases
             -----------                                 -----------

                 1996                                   $       1,050
                 1997                                           1,050
                 1998                                           1,050
                 1999                                           1,050
                 2000                                           1,050
              Thereafter                                       14,000
                                                        -------------
              Total Minimum Lease Payments              $      19,250
                                                        =============

NOTE 9. MANAGEMENT AGREEMENTS

The Partnership entered into long-term hotel management agreements (the "Management Agreements") with the Manager to manage the Hotels as part of the Marriott International, Inc. full-service hotel system. The Management Agreement for each Hotel has an initial term expiring on December 31, 2008. The Manager has the option to renew the Management Agreements for up to four additional 10-year terms. The Manager also manages the Santa Clara Hotel on behalf of the Santa Clara Partnership. The Manager is paid a base management fee equal to 3% of gross hotel sales. Base management fees paid in 1995, 1994 and 1993 were $4,281,000, $3,989,000 and $3,926,000, respectively.

In addition, the Manager is entitled to an incentive management fee equal to 20% of each Hotel's Operating Profit, as defined. The incentive management fee with respect to each Hotel is payable only out of 55% of each Hotel's Operating

Profit after the Partnership's payment or retention for such fiscal year of the following: (i) the Ground Rent, if any, with respect to such Hotel; (ii) the Qualifying Debt Service, as defined, with respect to such Hotel; (iii) such Hotel's Pro-Rata Share of Total Mortgage Debt Service Shortfall, as defined, if any, with respect to all Hotels; (iv) the Partnership's non-cumulative 10% Priority Return on the Adjusted Contributed Capital, as defined, with respect to such Hotel; (v) through December 31, 1991, such Hotel's Pro-Rata Share of Total Equity Priority Shortfall, if any, with respect to all Hotels; and (vi) through December 31, 1992, such Hotel's pro-rata share of required repayments of any outstanding advances and accrued interest thereon under the Debt Service Guarantee.

Through 1991, the Manager was not entitled to accrue any unpaid incentive management fees. Beginning in 1992, unpaid incentive management fees are accrued without interest and are paid from cash flow available for incentive management fees following payment of any then current incentive management fees. Incentive management fees earned for the years ended December 31, 1995, 1994 and 1993 were $9,412,000, $8,507,000 and $8,200,000, respectively. Deferred incentive management fees for the years ended December 31, 1995 and 1994 were $2,164,000 and $1,703,000, respectively, and are included in Due to Marriott International, Inc. in the accompanying balance sheet.

Pursuant to the Management Agreements, the Manager is required to furnish the Hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Manager's full-service hotel system. Chain Services include central training, advertising and promotion, a national reservations system, computerized payroll and accounting services and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic full-service hotels managed, owned or leased by the Manager or its subsidiaries. In addition, the Hotels also participate in the Manager's Honored Guest Awards Program ("HGA"). The cost of this program is charged to all hotels in the Manager's full-service hotel system based upon the HGA sales at each hotel. The total amount of Chain Services and HGA costs charged to the Partnership for the years ended December 31, 1995, 1994 and 1993 were $5,151,000, $4,448,000 and $3,497,000, respectively, and are included in Revenues (as defined in Note 3) in the accompanying statement of operations.

The Management Agreements provide for the establishment of a property improvement fund for each Hotel to cover the cost of certain non-routine repairs and maintenance to the Hotels which are normally capitalized and the cost of replacements and renewals to the Hotels' property and improvements. Contributions to the property improvement fund are based on a percentage of gross sales. In the case of the San Antonio Hotel, contributions to the property improvement fund are 4% in 1991 through 1998 and 5% thereafter. Contributions to the property improvement fund for the San Ramon Hotel are 4% in 1994 through 1998 and 5% in 1999. Contributions to the property improvement fund for the New Orleans Hotel are 5% each year. Total contributions to the property improvement fund for the years ended December 31, 1995 and 1994 were $6,342,000 and $5,935,000, respectively.


Pursuant to the terms of the Management Agreements, the Partnership is required to provide the Manager with working capital and supplies to meet the operating needs of the Hotels. The Manager converts cash advanced by the Partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by the Manager. Upon termination of any of the Management Agreements, the working capital and supplies of the related Hotel will be returned to the Partnership. The individual components of working capital and supplies controlled by the Manager are not reflected in the Partnership's balance sheet. As of December 31, 1995 and 1994, $6,633,000 has been advanced to the Manager for working capital and supplies which is included in Due from Marriott International, Inc. in the accompanying balance sheet. The supplies advanced to the Manager are recorded at their estimated net realizable value.

NOTE 10. SUBSEQUENT EVENTS

On March 21, 1996, the Mortgage Debt and the Santa Clara Mortgage Debt matured. An extension was entered into between the Partnership and the Santa Clara Partnership and the current lenders that extended the maturity date on the two loans for an additional six months until an agreement could be reached with another lender. On July 10, 1996, the General Partner signed a commitment letter with a new third party lender. Under the terms of the extension, interest accrued at the London interbank offered rate ("LIBOR") plus 187.5 basis points for the first three months and accrued at LIBOR plus 225.0 basis points for the second three months. No principal amortization was required during the extension period. However, under the terms of the extension, the Partnership applied the $9.2 million accumulated in the primary lender reserve account to pay down the principal balance of the Mortgage Debt to $213.3 million and deposited $19.1 million into the primary lender reserve account. The $19.1 million deposit represented the balance ($16.8 million) from the unrestricted reserve account included in Cash in the accompanying balance sheet as of December 31, 1995 previously established by the General Partner in 1992 (the "General Partner Reserve") and cash flow from the Partnership for the first two periods of 1996 ($2.3 million). During the extension period, the Partnership also was required to deposit into the primary lender reserve account all cash flow from the Partnership's Hotels plus all the Partnership's cash flow from the Santa Clara Partnership, net of (i)

$500,000 per accounting period, (ii) debt service and (iii) current incentive management fees paid. The $500,000 per accounting period was deposited into a separate expense reserve account which was used by the Partnership to fund administrative expenses and refinancing costs, any owner-funded capital expenditures of the Partnership, as well as the Partnership's share of any such costs incurred by the Santa Clara Partnership in the six month extension period.

On September 23, 1996 (the "Closing Date") the General Partner was successful in refinancing the Partnership's Mortgage Debt as well as the $43.5 million mortgage debt of the Santa Clara Partnership under substantially identical terms. A total of $266.0 million was borrowed pursuant to the July 10, 1996 commitment letter with the new third party lender, $222.5 million of which is recorded on the Partnership's financial statements. The Partnership's Mortgage Debt will continue to be non-recourse to the Partnership and is secured by first mortgage on the Hotels, as well as a pledge of its limited partner interest in the Santa Clara Partnership. The debt will bear interest at a fixed rate of 8.22% based upon actual number of days over a 360 day year for an 11-year term expiring October 11, 2007, requires payments of interest only during the first loan year (October 1996 through September 1997) and then principal amortization based upon a 20-year amortization schedule beginning with the second loan year. Additionally, the refinancing substantially restricts the ability of the Partnership to sell the Hotels during such term and prohibits the Partnership from prepaying any debt for an extended period without paying a substantial premium during such term. While Partnership debt service will increase as a result of this refinancing when compared to 1995, the refinancing is expected to improve the financial condition of the Partnership by reducing the Partnership's long-term indebtedness.

On the Closing Date the Partnership was required to establish certain reserves including:

     o $7.0 million for various renewals and replacements and site improvements;

     o $1.1 million for Americans with Disabilities Act of 1990 modifications, deferred maintenance work and environmental remediation projects identified during the course of the appraisal and environmental studies undertaken in conjunction with the refinancing;

     o $4.5 million debt service reserve - Based upon current forecasts, it is expected that cash from operations will be sufficient for the required payment terms of the Mortgage Debt. However due to the seasonality of the Hotels and the Santa Clara Hotel operations, the timing of debt service payments and the lender's desire for additional security, the Partnership was required to establish a debt service reserve for both the Partnership Mortgage Debt and the Santa Clara Partnership mortgage debt containing two months of debt service; and

     o    $155,000 ground rent reserve equal to one month of ground rent.

These reserves were primarily funded from the General Partner Reserve with a portion also funded from the Partnership property improvement funds. In addition, the General Partner Reserve will be utilized to pay estimated transaction costs which include property appraisals, legal expenses, bank fees, environmental studies and other transaction costs, as well as any additional reserves deemed necessary by the General Partner for future capital expenditure needs of the Partnership.

On June 13, 1996, MHP II Acquisition Corp. (the "Company"), a wholly-owned subsidiary of Host Marriott, completed its tender offer for the limited partnership units in the Partnership. The Company purchased 377 units for an aggregate consideration of $56,550,000 or $150,000 per unit. As a result of this transaction, the Company became the majority limited partner in the Partnership, owning 382 units or approximately 51% of the total units outstanding. Additionally, in a Partnership vote held in conjunction with the tender offer, the limited partners approved certain amendments to the partnership agreement that were conditions to the tender offer.

                Marriott Hotel Properties II Limited Partnership
                        Condensed Statement of Operations
                                   (Unaudited)
                     (in thousands, except per Unit amounts)

                                                        Twelve Weeks Ended              Thirty-Six Weeks Ended
                                                        ------------------              ----------------------
                                                    September 6,    September 8,     September 6,    September 8,
                                                        1996            1995             1996            1995
                                                   -------------   -------------    --------------   -------------
REVENUES
    Hotel..........................................$      11,793   $      10,910    $       45,605   $      43,651
    Interest income................................          531             684             1,455           1,428
                                                   -------------   -------------    --------------   -------------
                                                          12,324          11,594            47,060          45,079
                                                   -------------   -------------    --------------   -------------

OPERATING COSTS AND EXPENSES
    Interest expense...............................        3,831           4,116            11,542          12,263
    Depreciation and amortization..................        3,140           3,123             9,051           9,051
    Incentive management fees......................        1,611           1,468             6,678           6,399
    Property taxes.................................        1,264           1,270             3,825           3,830
    Base management fees...........................          890             859             3,036           2,936
    Ground rent ...................................          417             407             1,370           1,304
    Insurance and other............................          304             242               837             690
                                                   -------------   -------------    --------------   -------------
                                                          11,457          11,485            36,339          36,473
                                                   -------------   -------------    --------------   -------------

INCOME BEFORE EQUITY IN
    (LOSSES) INCOME OF SANTA
    CLARA PARTNERSHIP..............................          867             109            10,721           8,606

EQUITY IN (LOSSES) INCOME
    OF SANTA CLARA PARTNERSHIP.....................          (22)             52               548             227
                                                   -------------   -------------    --------------   -------------

NET INCOME.........................................$         845   $         161    $       11,269   $       8,833
                                                   =============   =============    ==============   =============

ALLOCATION OF NET INCOME
    General Partner................................$           8   $           2    $          113   $          88
    Limited Partners...............................          837             159            11,156           8,745
                                                   -------------   -------------    --------------   -------------


                                                   $         845   $         161    $       11,269   $       8,833
                                                   =============   =============    ==============   =============

NET INCOME PER LIMITED
    PARTNER UNIT (745 Units).......................$       1,123   $         214    $       14,976   $      11,738
                                                   =============   =============    ==============   =============


                  See Notes To Condensed Financial Statements.

                Marriott Hotel Properties II Limited Partnership
                             Condensed Balance Sheet
                                 (in thousands)

                                                                              September 6,       December 31,
                                                                                  1996               1995
                                                                              -------------    ---------------
                                                                              (unaudited)

                                                  ASSETS
Property and equipment, net...................................................$     200,352    $       203,990
Due from Marriott International, Inc..........................................        7,757              7,275
Property improvement fund.....................................................       11,440             11,940
Deferred financing and organization costs, net................................        1,472                114
Restricted cash reserves......................................................       29,608              9,193
Cash and cash equivalents.....................................................        2,924             21,601
                                                                              -------------    ---------------

                                                                              $     253,553    $       254,113
                                                                              =============    ===============

                                     LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
   Mortgage debt..............................................................$     213,307    $       222,500
   Due to Marriott International, Inc.........................................        3,177              2,615
   Investment in Santa Clara Partnership......................................        8,336              8,244
   Accounts payable and accrued expenses......................................          616                433
                                                                              -------------    ---------------

      Total Liabilities.......................................................      225,436            233,792
                                                                              -------------    ---------------

PARTNERS' CAPITAL
   General Partner............................................................          427                348
   Limited Partners...........................................................       27,690             19,973

                                                                              -------------    ---------------

      Total Partners' Capital.................................................       28,117             20,321
                                                                              -------------    ---------------

                                                                              $     253,553    $       254,113
                                                                              =============    ===============


                  See Notes To Condensed Financial Statements.

                Marriott Hotel Properties II Limited Partnership
                        Condensed Statement of Cash Flows
                                   (Unaudited)
                                 (in thousands)

                                                                                      Thirty-Six Weeks Ended
                                                                                 ---------------------------------
                                                                                  September 6,        September 8,
                                                                                      1996               1995
                                                                                 -------------       -------------
OPERATING ACTIVITIES
   Net income ...................................................................$      11,269       $       8,833
   Noncash items.................................................................        8,765               9,471
   Change in operating accounts..................................................          114              (1,025)
                                                                                 -------------       -------------

         Cash provided by operations.............................................       20,148              17,279
                                                                                 -------------       -------------

INVESTING ACTIVITIES
   Additions to restricted cash reserves.........................................      (20,415)             (1,886)
   Additions to property and equipment...........................................       (5,413)             (4,409)
   Distributions from Santa Clara Partnership....................................          640                 967
   Change in property improvement fund...........................................          500                (357)
                                                                                 -------------       --------------

         Cash used in investing activities.......................................      (24,688)             (5,685)
                                                                                 -------------       -------------

FINANCING ACTIVITIES
   Repayment of mortgage debt....................................................       (9,193)                 --
   Distributions.................................................................       (3,473)             (3,473)
   Payment of financing costs....................................................       (1,471)                 --
                                                                                 -------------       -------------


         Cash used in financing activities.......................................      (14,137)             (3,473)
                                                                                 -------------       -------------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS.................................      (18,677)              8,121

CASH AND CASH EQUIVALENTS at beginning of period.................................       21,601              17,764
                                                                                 -------------       -------------

CASH AND CASH EQUIVALENTS at end of period.......................................$       2,924       $      25,885
                                                                                 =============       =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid for mortgage interest...............................................$      11,207       $      11,574
                                                                                 =============       =============


                  See Notes To Condensed Financial Statements.

                Marriott Hotel Properties II Limited Partnership
                     Notes to Condensed Financial Statements
                                   (Unaudited)

1. The accompanying condensed financial statements have been prepared by Marriott Hotel Properties II Limited Partnership (the "Partnership") without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted from the accompanying statements. The Partnership believes the disclosures made are adequate to make the information presented not misleading. However, the condensed financial statements should be read in conjunction with the Partnership's financial statements and notes thereto included in the Partnership's Form 10 for the fiscal year ended December 31, 1995

     In the opinion of the Partnership, the accompanying condensed unaudited financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Partnership as of September 6, 1996 and December 31, 1995, the results of operations for the twelve weeks and thirty-six weeks ended September 6, 1996 and September 8, 1995 and cash flows for the thirty-six weeks ended September 6, 1996 and September 8, 1995. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

2. The Partnership owns the New Orleans, San Antonio Rivercenter and San Ramon Marriott Hotels (the "Hotels"). In addition, the Partnership owns a 50% limited partnership interest in the Santa Clara Marriott Hotel Limited Partnership (the "Santa Clara Partnership") which owns the Santa Clara Marriott Hotel (the "Santa Clara Hotel"). The sole general partner of the Partnership and the Santa Clara Partnership, with a 1% interest in each, is

     Marriott MHP Two Corporation (the "General Partner"), a wholly-owned subsidiary of Host Marriott Corporation ("Host Marriott"). The remaining 49% interest in the Santa Clara Partnership is owned by HMH Properties, Inc., a wholly-owned subsidiary of Host Marriott. The Partnership's income from the Santa Clara Partnership is reported as Equity in Income of the Santa Clara Partnership. In arriving at Equity in Income from the Santa Clara Partnership, the Partnership is allocated 100% of the interest expense related to the debt incurred to purchase the Santa Clara Partnership interest. Summarized financial information for the Santa Clara Partnership is presented in Note 5 below.

3. For financial reporting purposes, net profits and net losses of the Partnership are allocated 99% to the Limited Partners and 1% to the General Partner. Significant differences exist between the net profits and net losses for financial reporting purposes and the net profits and net losses reported for Federal income tax purposes. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods and shorter depreciable lives of the assets and differences in the timing of recognition of incentive management fee expense.

4. Hotel revenues represent house profit of the Partnership's Hotels since the Partnership has delegated substantially all of the operating decisions related to the generation of house profit of the Hotels to Marriott International, Inc. (the "Manager"). House profit reflects hotel operating results which flow to the Partnership as property owner and represents gross hotel sales less property-level expenses, excluding depreciation and amortization, base and incentive management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are disclosed separately in the condensed statement of operations.

     Partnership revenues generated by the Hotels for 1996 and 1995 consist of (in thousands):

                                                       Twelve Weeks Ended              Thirty-Six Weeks Ended
                                                  -----------------------------   ------------------------------
                                                   September 6,    September 8,     September 6,    September 8,
                                                       1996            1995             1996            1995
                                                  -------------   -------------    --------------   ------------
      HOTEL REVENUES
          Rooms......................................$    19,801     $    18,352     $     67,637    $     64,275
          Food and beverage..........................      8,049           8,825           27,835          28,503
          Other......................................      1,827           1,456            5,736           5,078
                                                     -----------     -----------     ------------    ------------
                                                          29,677          28,633          101,208          97,856
                                                     -----------     -----------     ------------    ------------
      HOTEL EXPENSES
          Departmental direct costs

             Rooms...................................      4,242           4,223           12,899          12,873
             Food and beverage.......................      6,318           6,419           20,070          19,561
          Other hotel operating expenses.............      7,324           7,081           22,634          21,771
                                                     -----------     -----------     ------------    ------------
                                                          17,884          17,723           55,603          54,205
                                                     -----------     -----------     ------------    ------------

      REVENUES.......................................$    11,793     $    10,910     $     45,605    $     43,651
                                                     ===========     ===========     ============    ============

5. Summarized financial information for the Santa Clara Partnership for 1996 and 1995 is as follows (in thousands):


                                                        Twelve Weeks Ended              Thirty-Six Weeks Ended
                                                  -----------------------------   --------------------------------
                                                    September 6,    September 8,    September 6,     September 8,
                                                        1996            1995             1996            1995
                                                   -------------   -------------    --------------  --------------
      Condensed Statement of Operations
      REVENUES....................................$     3,541       $      3,496    $     11,772      $     10,288
      OPERATING COSTS AND EXPENSES

         Interest expense.........................        781                695           2,177             2,138
         Depreciation and amortization............        638                638           1,896             1,896
         Incentive management fees................        529                530           1,788             1,551
         Base management fees.....................        266                252             835               753
         Property taxes...........................        113                117             344               351
         Ground rent, insurance and other.........         56                 45             197               145
                                                  -----------       ------------    ------------      ------------
                                                        2,383              2,277           7,237             6,834
                                                  -----------       ------------    ------------      ------------

      NET INCOME..................................$     1,158       $      1,219    $      4,535      $      3,454
                                                  ===========       ============    ============      ============


                                                                                 September 6,       December 31,
                                                                                     1996               1995
                                                                                 -------------    ---------------
     Condensed Balance Sheet
     Property and equipment, net.................................................$      30,048    $        28,406
     Other assets................................................................        3,618              3,590
     Cash and cash equivalents...................................................        2,849              1,614
                                                                                 -------------    ---------------
        Total Assets.............................................................$      36,515    $        33,610
                                                                                 =============    ===============

     Mortgage debt...............................................................$      43,500    $        43,500
     Due to Marriott International, Inc..........................................        2,382              1,086

     Accounts payable and accrued expenses.......................................          151                117
     Partners' deficit...........................................................       (9,518)           (11,093)
                                                                                 -------------    ---------------
        Total Liabilities and Partners' Deficit..................................$      36,515    $        33,610
                                                                                 =============    ===============

6. On March 21, 1996, the Mortgage Debt and the Santa Clara Mortgage Debt matured. An extension was entered into between the Partnership and the Santa Clara Partnership and the current lenders that extends the maturity date on the two loans for an additional six months. On July 10, 1996, the General Partner signed a commitment letter with a new third party lender. Pursuant to the terms of the extension, interest accrued at the London interbank offered rate ("LIBOR") plus 187.5 basis points through June 18, 1996 and accrues at LIBOR plus 225.0 basis points through September 21, 1996. No principal amortization is required during the extension period. The Partnership was required to apply the $9.2 million accumulated in the Partnership's primary lender reserve account to pay down the principal balance of the Mortgage Debt to $213.3 million and deposited $19.1 million into the primary lender reserve account. The $19.1 million deposit represented the balance ($16.8 million) from the reserve account previously established by the General Partner (the "General Partner Reserve") in 1992 and cash flow from the Partnership for the first two periods of 1996 ($2.3 million). Additionally, the Partnership is also required to deposit into the primary lender reserve account all cash flow from the Hotels plus all the Partnership's cash flow from the Santa Clara Partnership, net of (i) $500,000 per four week accounting period, (ii) debt service and (iii) current incentive management fees paid. The $500,000 per accounting period will be deposited into a separate expense reserve account which will be used by the Partnership to fund administrative expenses and refinancing costs, any owner-funded capital expenditures of the Partnership, as well as the Partnership's share of any such costs incurred by the Santa Clara Partnership in the six month extension period. As of September 6, 1996, the balances in the primary lender reserve and in the expense reserve totaled $27.7 million and $1.9 million, respectively. This reserve account is classified as restricted cash on the accompanying condensed balance sheet.

     Subsequent to the close of the quarter, on September 23, 1996 (the "Closing Date") the General Partner was successful in refinancing the Partnership's Mortgage Debt as well as the $43.5 million mortgage debt of the Santa Clara Partnership under substantially identical terms. A total of $266.0 million was borrowed pursuant to the July 10, 1996 commitment letter with the new third party lender, $222.5 million of which is recorded on the Partnership's financial statements. The Partnership's Mortgage Debt will continue to be non-recourse to the Partnership and is secured by first mortgage on the Hotels, as well as a pledge of its limited partner interest in the Santa Clara Partnership. The debt will bear interest at a fixed rate of 8.22% based upon actual number of days over a 360 day year for an 11-year term expiring October 11, 2007, requires payments of interest only during the first loan year (October 1996 through September 1997) and then principal amortization based upon a 20-year amortization schedule beginning with the second loan year. Additionally, the refinancing substantially restricts the ability of the Partnership to sell the Hotels during such term and prohibits the Partnership from prepaying any debt for an extended period without paying a substantial premium during such term. While Partnership debt service will increase as a result of this refinancing when compared to 1995, the refinancing is expected to improve the financial condition of the Partnership by reducing the Partnership's long-term indebtedness.

     On the Closing Date the Partnership was required to establish certain reserves including:

     o $7.0 million for various renewals and replacements and site improvements;

     o $1.1 million for Americans with Disabilities Act of 1990 modifications, deferred maintenance work and environmental remediation projects identified during the course of the appraisal and environmental studies undertaken in conjunction with the refinancing;

     o $4.5 million debt service reserve - Based upon current forecasts, it is expected that cash from operations will be sufficient for the required payment terms of the Mortgage Debt. However due to the seasonality of the Hotels and the Santa Clara Hotel operations, the timing of debt service payments reserve for both the Partnership Mortgage Debt and the Santa Clara Partnership mortgage debt containing two months of debt service; and

     o    $155,000 ground rent reserve equal to one month of ground rent.

     These reserves were primarily funded from the General Partner Reserve with a portion also funded from the Partnership property improvement funds. In addition, the General Partner Reserve will be utilized to pay estimated transaction costs which include property appraisals, legal expenses, bank fees, environmental studies and other transaction costs, as well as any additional reserves deemed necessary by the General Partner for future capital expenditure needs of the Partnership.

7. In the first quarter of 1996, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Adoption of SFAS No. 121 did not have an effect on its financial statements.

8. On June 13, 1996, MHP II Acquisition Corp. (the "Company"), a wholly-owned subsidiary of Host Marriott Corporation ("Host"), completed its tender offer for the limited partnership units in Marriott Hotel Properties II Limited Partnership (the "Partnership"). The Company purchased 377 units for an aggregate consideration of $56,550,000 or $150,000 per unit. As a result of this transaction, the Company became the majority limited partner in the Partnership, owning 382 units or approximately 51% of the total units outstanding. Additionally, in a Partnership vote held in conjunction with the tender offer, the limited partners approved certain amendments to the partnership agreement that were conditions to the tender offer.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE PARTNERS OF SANTA CLARA MARRIOTT HOTEL LIMITED PARTNERSHIP:

We have audited the accompanying balance sheet of Santa Clara Marriott Hotel Limited Partnership (a Delaware limited partnership) as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Santa Clara Marriott Hotel Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                         ARTHUR ANDERSEN LLP

Washington, D.C.
February 12, 1996
(except for the matter discussed in Note 9, as to which the date is November 8, 1996)

STATEMENT OF OPERATIONS



Santa Clara Marriott Hotel Limited Partnership
For the Three Years in the Period Ended December 31, 1995
(in thousands)

                                                                                 1995             1994             1993
                                                                              -----------     -------------    ------------
REVENUES (Note 3).............................................................$    14,516     $      12,131    $     11,203
                                                                              -----------     -------------    ------------

OPERATING COSTS AND EXPENSES
     Depreciation and amortization............................................      2,765             2,359           2,291
     Interest  ...............................................................      3,063             2,295           1,809
     Incentive management fees................................................      2,175             1,761           1,577
     Base management fees.....................................................      1,079               967             906
     Property taxes...........................................................        508               501             506
     Ground rent, insurance and other.........................................        201               270             264
                                                                              -----------     -------------    ------------
                                                                                    9,791             8,153           7,353
                                                                              -----------     -------------    ------------

NET INCOME....................................................................$     4,725     $       3,978    $      3,850
                                                                              ===========     =============    ============

ALLOCATION OF NET INCOME
     Marriott MHP Two Corporation.............................................$        78     $          63    $         56
     Marriott Hotel Properties II Limited Partnership.........................        831               841           1,021
     HMH Properties, Inc......................................................      3,816             3,074           2,773
                                                                              -----------     -------------    ------------

                                                                              $     4,725     $       3,978    $      3,850
                                                                              ===========     =============    ============


   The accompanying notes are an integral part of these financial statements.

BALANCE SHEET


Santa Clara Marriott Hotel Limited Partnership
December 31, 1995 and 1994
(in thousands)

                                                                                    1995             1994
                                                                                -------------    ------------

ASSETS

    Property and equipment, net (Note 4)........................................$      28,406    $     29,133
    Due from Marriott International, Inc........................................        1,976           1,855
    Other assets  ..............................................................        1,614           1,762
    Cash and cash equivalents...................................................        1,614           1,216
                                                                                -------------    ------------
                                                                                $      33,610    $     33,966
                                                                                =============    ============

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

    Mortgage debt (Note 6)......................................................$      43,500    $     43,500
    Due to Marriott International, Inc..........................................        1,086             468
    Accounts payable and accrued expenses ......................................          117             132
                                                                                -------------    ------------
        Total Liabilities.......................................................       44,703          44,100
                                                                                -------------    ------------

    Partners' Capital (Deficit)
        General Partner
           Capital contribution.................................................          368             368
           Capital distributions................................................         (517)           (431)
           Cumulative net income................................................          483             405
                                                                                -------------    ------------
               Marriott MHP Two Corporation.....................................          334             342
                                                                                -------------    ------------

        Limited Partners
           Capital contribution.................................................       18,390          18,390
           Capital distributions................................................      (50,109)        (48,739)
           Cumulative net income................................................        3,959           3,128
                                                                                -------------    ------------
               Marriott Hotel Properties II Limited Partnership.................      (27,760)        (27,221)
                                                                                -------------    ------------

           Capital contribution.................................................       18,022          18,022
           Capital distributions................................................      (25,341)        (21,113)
           Cumulative net income................................................       23,652          19,836
                                                                                -------------    ------------
               HMH Properties, Inc. ............................................       16,333          16,745
                                                                                -------------    ------------

        Total Partners' Deficit.................................................      (11,093)        (10,134)
                                                                                -------------    ------------
                                                                                $      33,610    $     33,966
                                                                                =============    ============


   The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN
PARTNERS' CAPITAL (DEFICIT)

Santa Clara Marriott Hotel Limited Partnership
For the Three Years in the Period Ended December 31, 1995
(in thousands)

                                                                          Limited Partners
                                                      General       ---------------------------------
                                                      Partner             MHPII             MPI/HMH             Total
                                                  --------------     --------------     --------------     --------------
Balance, December 31, 1992........................$          351     $      (26,556)    $       17,146     $       (9,059)

    Capital distributions.........................           (60)            (1,210)            (2,943)            (4,213)
    Net income....................................            56              1,021              2,773              3,850
                                                  --------------     --------------     --------------     --------------

Balance, December 31, 1993........................           347            (26,745)            16,976             (9,422)

    Capital distributions.........................           (68)            (1,317)            (3,305)            (4,690)
    Net income....................................            63                841              3,074              3,978
                                                  --------------     --------------     --------------     --------------

Balance, December 31, 1994........................           342            (27,221)            16,745            (10,134)

    Capital distributions.........................           (86)            (1,370)            (4,228)            (5,684)
    Net income....................................            78                831             3,816               4,725
                                                  --------------     --------------     --------------     --------------

Balance, December 31, 1995........................$          334     $      (27,760)    $       16,333     $      (11,093)
                                                  ==============     ==============     ==============     ==============

   The accompanying notes are an integral part of these financial statements.

STATEMENT OF CASH FLOWS


Santa Clara Marriott Hotel Limited Partnership
For the Three Years in the Period Ended December 31, 1995
(in thousands)


                                                                                 1995             1994             1993
                                                                              -----------     -------------    ------------
OPERATING ACTIVITIES
   Net income.................................................................$     4,725     $       3,978    $      3,850
   Noncash items:
      Depreciation and amortization...........................................      2,765             2,359           2,291
      Deferred portion of incentive management fees...........................        303               190              --
      Loss on retirement of assets............................................         --                55              52
   Changes in operating accounts:
      Due from Marriott International, Inc....................................       (121)             (374)            677
      Due to Marriott International, Inc......................................        315              (144)            (61)
      Deferred incentive management fees due to Marriott
         International, Inc...................................................         --                --             (33)
      Accounts payable and accrued expenses...................................        (15)               79             (23)
                                                                              -----------     -------------    ------------

      Cash provided by operations.............................................      7,972             6,143           6,753
                                                                              -----------     -------------    ------------

INVESTING ACTIVITIES
   Additions to property and equipment, net...................................     (2,038)           (1,148)         (1,722)
   Change in property improvement fund........................................        148              (514)             75
                                                                              -----------     -------------    ------------

      Cash used in investing activities.......................................     (1,890)           (1,662)         (1,647)
                                                                              -----------     -------------    ------------

FINANCING ACTIVITIES
   Capital distributions......................................................     (5,684)           (4,690)         (4,213)
                                                                              -----------     -------------    ------------

      Cash used in financing activities.......................................     (5,684)           (4,690)         (4,213)
                                                                              -----------     -------------    ------------

INCREASE/(DECREASE) IN CASH
  AND CASH EQUIVALENTS........................................................        398              (209)            893

CASH AND CASH EQUIVALENTS at beginning of year................................      1,216             1,425             532
                                                                              -----------     -------------    ------------

CASH AND CASH EQUIVALENTS at end of year......................................$     1,614     $       1,216    $      1,425
                                                                              ===========     =============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION
      Cash paid for mortgage interest.........................................$     3,083     $       2,267    $      1,804
                                                                              ===========     =============    ============

   The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS


Santa Clara Marriott Hotel Limited Partnership
December 31, 1995 and 1994

NOTE 1. THE PARTNERSHIP

Description of the Partnership

The Santa Clara Marriott Hotel Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed to acquire, own and operate the 754-room Santa Clara Marriott Hotel (the "Hotel"), which is situated on approximately 22 acres in Santa Clara, California. On October 8, 1993, Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation and Marriott International, Inc. (the "Manager"). On December 29, 1995, Host Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation. The sole general partner of the Partnership, with a 1% interest, is Marriott MHP Two Corporation (the "General Partner") and the initial limited partner was Marriott Properties, Inc. ("MPI") with a 99% limited partner interest. The General Partner is a wholly-owned direct subsidiary of Host Marriott. MPI is a wholly-owned direct subsidiary of Host Marriott. The Hotel, which opened in June 1976, is managed as a part of the Marriott International, Inc. full service hotel system by the Manager.

The Partnership was formed on January 9, 1989, with the General Partner and MPI contributing the Hotel, including furniture, fixtures, equipment and leasehold assignments thereon, to the Partnership. On March 20, 1989 (the "Closing Date"), MPI sold a 50% limited partnership interest to Marriott Hotel Properties II Limited Partnership ("MHP II") for $48 million. Concurrent with the admittance of MHP II, the Partnership borrowed $43.5 million under a mortgage loan (see
Note 6) which was distributed to MHP II. MHP II in turn used such proceeds to pay MPI for a portion of its purchase price.

Effective February 26, 1994, MPI's remaining 49% limited partnership interest in the Partnership was sold by MPI to HMH Properties, Inc. ("HMH"), a wholly-owned indirect subsidiary of Host Marriott.

Partnership Allocations and Distributions

The Partnership Agreement generally provides for the allocation of net profits and net losses in the ratio of ownership interests with interest expense on the mortgage debt specifically allocated to MHP II. Gains are generally allocated first to reduce negative capital accounts to zero and then in the ratio of ownership interests. For financial reporting purposes, profits and losses are generally allocated among the partners based on their stated interests in cash available for distribution.

Cash available for distribution, as defined, after payment of mortgage debt service, is distributed 2% to the General Partner and 98% to HMH until these partners have received an amount equal to mortgage debt service. Thereafter, cash available is distributed in the ratio of ownership interests.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Partnership records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Expenses

Hotel revenues represent house profit of the Partnership's Hotel since the Partnership has delegated substantially all of the operating decisions related to the generation of house profit of the Hotel to the Manager. House profit reflects hotel operating results which flow to the Partnership as property owner and represents gross hotel sales less property-level expenses, excluding depreciation and amortization, base and incentive management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are disclosed separately in the statement of operations.

Property and Equipment

The original property and equipment was recorded at its net carrying value on the date of acquisition. Subsequent additions to property and equipment are recorded at cost. Depreciation and amortization is computed using the straight-line method over the following estimated useful lives of the assets:

           Leasehold improvements                       40 years
           Furniture and equipment                3 to 10  years

On the Closing Date, the remaining useful life for leasehold improvements was 27 years. All property and equipment is pledged as security against the mortgage debt described in Note 6.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

Income Taxes

Provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes but rather allocates its profits and losses to the individual partners. Significant differences exist between the net income for financial reporting purposes and the net income as reported in the Partnership's tax return. These differences are due primarily to the use of different accounting rules to measure the basis of the assets at inception of the Partnership.

New Statement of Financial Accounting Standards

The Partnership is required to adopt Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" no later than its year ending December 31, 1996. The Partnership does not expect that the adoption of SFAS No. 121 will have a material effect on its financial statements.

NOTE 3. REVENUES

Partnership revenues consist of Hotel operating results for the three years ended December 31 (in thousands):

                                                              1995            1994            1993
                                                           -----------    ------------     -----------
HOTEL SALES
    Rooms..................................................$    22,327    $     19,433     $    18,136
    Food and beverage......................................     11,312          10,752          10,221
    Other..................................................      2,342           2,040           1,836
                                                           -----------    ------------     -----------
                                                                35,981          32,225          30,193
                                                           -----------    ------------     -----------

HOTEL EXPENSES
    Departmental direct costs
       Rooms...............................................      5,422           4,731           4,416
       Food and beverage...................................      8,428           8,165           7,510
    Other hotel operating expenses.........................      7,615           7,198           7,064
                                                           -----------    ------------     -----------
                                                                21,465          20,094          18,990
                                                           -----------    ------------     -----------

REVENUES...................................................$    14,516    $     12,131     $    11,203
                                                           ===========    ============     ===========

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31 (in thousands):

                                                  1995              1994
                                              -----------        ----------

     Leasehold improvements                   $    31,351        $   30,353
     Furniture and equipment                       11,067            10,072
                                              -----------        ----------
                                                   42,418            40,425
     Less accumulated depreciation
        and amortization                          (14,012)          (11,292)
                                              -----------        ----------

                                              $    28,406        $   29,133
                                              ===========        ==========

NOTE 5. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of financial instruments are shown below. The estimated fair values of current assets, current liabilities and the property improvement fund are assumed to be equal to their reported carrying amounts.

                                                                                   As of December 31, 1995
                                                                               -------------------------------
                                                                                                    Estimated
                                                                                 Carrying             Fair
                                                                                  Amount              Value
                                                                               ------------      -------------
                                                                                        (in thousands)
Mortgage debt                                                                  $      43,500     $      43,500

Incentive management fees due to Marriott International, Inc.                  $         601     $         103

The 1995 estimated fair value of mortgage debt obligations are based on their carrying value as the debt matures March 21, 1996, and refinancing is likely, as discussed in Note 6. Incentive management fees due are valued based on the expected future payments from operating cash flow discounted at risk adjusted rates.

NOTE 6. DEBT

Mortgage Debt


On March 20, 1989, the Partnership borrowed $43.5 million pursuant to the terms of a variable rate mortgage loan (the "Mortgage Debt"). At the option of the Partnership, the Mortgage Debt provides for interest rate options which are tied to a Eurodollar rate, an adjusted CD rate or the fluctuating corporate base rate. For Eurodollar or CD elections, the Partnership pays the applicable rate plus an increment equal to .85 percentage points. The Mortgage Debt's weighted average interest rate for the years ended December 31, 1995, 1994 and 1993 was 7.0%, 5.4% and 4.2%, respectively. The Mortgage Debt is non-recourse to the Partnership and is secured by a first mortgage on the Hotel including furniture, fixtures and equipment, contracts and other intangibles and an assignment of the Partnership's rights under the management and purchase agreements. The Mortgage Debt matures March 21, 1996. Although no agreement has been reached with a lender, the General Partner has had several discussions with lenders and believes that it will be able to refinance the loan at maturity. However, if the Partnership is not successful in refinancing the loan, repayment of the Mortgage Debt could only be made through the sale of the Hotel.

Debt Service Advances

Through December 31, 1995, all cash flow and capital proceeds from the Hotel, including amounts that otherwise would be distributable to the General Partner and HMH (the"Other Santa Clara Partners"), are available to make required debt service payments on the Mortgage Debt. To the extent, however, that the debt service payments on the Mortgage Debt exceed 50% of the cash flow available before debt service, as defined, the Other Santa Clara Partners will be considered to have made an advance to the Partnership (the "Debt Service Advances"). No additional Debt Service Advances will be available to the Partnership after December 31, 1995. Debt Service Advances bear interest at the prime rate plus one percentage point. After December 31, 1995, to the extent debt service is greater than 50% of cash flow available before debt service, MHP II must make capital contributions to cover such amounts.

Any outstanding Debt Service Advances, together with accrued interest, will be repayable prior to certain distributions and will be due, in any event, ten years after the date of each advance. There have been no Debt Service Advances since inception of the Partnership.

NOTE 7. THE GROUND LEASE

The Hotel is located on a site that is leased from unrelated parties for an initial term expiring November 30, 2028. The Partnership has the option to extend the term of each ground lease for up to three successive terms of ten years each. Rent expense for the years ended December 31, 1995, 1994 and 1993 was $67,000, $80,000 and $64,000, respectively. Aggregate minimum annual ground rentals during the term of the leases are as follows:

          Lease Year
          ----------


             1996                                   $    72,746
             1997                                        72,746
             1998                                        72,746
             1999                                        72,746
             2000                                        72,746
          Thereafter                                  2,533,970
                                                    -----------
                                                    $ 2,897,700
                                                    ===========

NOTE 8. MANAGEMENT AGREEMENT

The Partnership entered into a long-term hotel management agreement (the "Management Agreement") with the Manager to manage the Hotel for an initial 20-year term expiring on December 31, 2008. The Manager also manages the New Orleans Marriott Hotel, the Marriott Rivercenter Hotel, and the Bishop Ranch Marriott Hotel (the "Other Hotels") on behalf of the Marriott Hotel Properties II Limited Partnership. The Manager has the option to renew the Management Agreement for up to four additional 10-year terms. The Manager is paid a base management fee equal to 3% of gross hotel sales. Base management fees paid in 1995, 1994 and 1993 were $1,079,000, $967,000 and $906,000, respectively.

In addition, the Manager is entitled to an incentive management fee equal to 20% of Hotel Operating Profit, as defined. The incentive management fee is payable only out of 55% of Hotel operating profit after payments of ground rent and 200% of each of the following: (i) qualifying debt service, as defined; (ii) the pro-rata share of total debt service shortfall, as defined; (iii) owner's 10% priority return, as defined; and (iv) through the year ending December 31, 1995, any amounts due under the Debt Service Advance agreement. Deferred incentive management fees earned accrue without interest and are payable from future operating cash flow, as defined. Incentive management fees earned by the Manager for the years ended December 31, 1995, 1994 and 1993 were $2,175,000, $1,761,000 and $1,577,000, respectively. Deferred incentive management fees as of December 31, 1995 and 1994 were $601,000 and $298,000, respectively.

Pursuant to the terms of the Management Agreement, the Manager is required to furnish the Hotel with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Manager's full service hotel system. Chain Services include central training, advertising and promotion, a national reservations system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic full service hotels managed, owned or leased by the Manager. In addition, the Hotel also participates in the Manager's Honored Guest Awards Program ("HGA"). The cost of this program is charged to all hotels in the Manager's full service hotel system based upon the HGA sales at each hotel. The total amount of Chain Services and HGA costs charged to the Partnership for the years ended December 31, 1995, 1994 and 1993 were $1,537,000, $1,241,000 and, $835,000, respectively.


The Management Agreement also provides for the establishment of a property improvement fund for the Hotel to cover (a) the cost of certain non-routine repairs and maintenance to the Hotel which are normally capitalized; and (b) the cost of replacements and renewals to the Hotel's property and improvements. Contributions to the property improvement fund are equal to 5% of gross Hotel sales. Contributions to the property improvement fund were $1,799,000, $1,611,000 and $1,510,000 in 1995, 1994 and 1993, respectively. The property improvement fund is included in Other Assets on the accompanying balance sheet.

Pursuant to the terms of the Management Agreement, the Partnership is required to provide the Manager with working capital to meet the operating needs of the Hotel. The Manager converts cash advanced by the Partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by the Manager. Upon termination of the Management Agreement, the working capital will be returned to the Partnership. The individual components of working capital controlled by the Manager are not reflected in the Partnership's balance sheet. As of December 31, 1995 and 1994, $1,400,000 has been advanced to the Manager for working capital and is included in Due from Marriott International, Inc. on the accompanying balance sheet.

NOTE 9. SUBSEQUENT EVENTS

The Mortgage Debt of the Partnership totaling $43.5 million matured on March 21, 1996. An extension between the Partnership and the current lenders extended the maturity date for an additional six months until an agreement could be reached with another lender. On July 10, 1996, the General Partner signed a commitment letter with a new third party lender. Under the terms of the extension, interest accrued at the London interbank offered rate ("LIBOR") plus 187.5 basis points for the first three months and LIBOR plus 225.0 basis points for the second three months. No principal amortization was required during the extension.

On September 23, 1996 (the "Closing Date") the General Partner was successful in refinancing the Partnership's Mortgage Debt, as well as the $222.5 million Mortgage Debt of the Marriott Hotel Properties II Limited Partnership ("MHPII") under substantially identical terms. A total of $266.0 million was borrowed pursuant to the July 10, 1996 commitment letter with the new third party lender, $43.5 million of which is recorded on the

Partnership's financial statements. The Partnership's Mortgage Debt will continue to be non-recourse to the Partnership and is secured by a first mortgage on the Hotel. The debt will bear interest at a fixed rate of 8.22% based upon actual number of days over a 360 day year for an 11-year term expiring October 11, 2007, requires payments of interest only during the first loan year (October 1996 through September 1997) and then principal amortization based upon a 20-year amortization schedule beginning with the second loan year. Additionally, the refinancing substantially restricts the ability of the Partnership to sell the Hotel during such term and prohibits the Partnership from prepaying any debt for an extended period without paying a substantial premium during such term.


On the Closing Date, MHPII was required to establish certain reserves for the Partnership including:

     o $426,000 for Americans with Disabilities Act of 1990 modifications, deferred maintenance work and environmental remediation projects identified during the course of the appraisal and environmental studies undertaken in conjunction with the refinancing;

     o A debt service reserve equal to two months of debt service - Based upon current forecasts, it is expected that cash from operations will be sufficient for the required payment terms of the Mortgage Debt. However, due to the seasonality of the Hotel's operations, the timing of debt service payments and the lender's desire for additional security, MHPII was required to establish this debt service reserve; and

     o    A ground rent reserve equal to one month of ground rent.

These reserves were primarily funded from reserves established by the General Partner held by MHPII with a portion also funded from the Partnership's property improvement fund.

                 SANTA CLARA MARRIOTT HOTEL LIMITED PARTNERSHIP
                         CONDENSED STATEMENT OF INCOME
                                  (unaudited)
                                 (in thousands)

                                                      Quarter-to-Date                        Year-to-Date
                                          -------------------------------------  ------------------------------------
                                              For The             For The            For The            For The
                                            Twelve-Weeks       Twelve-Weeks         Thirty-Six         Thirty-Six
                                               Ended               Ended           Weeks Ended        Weeks Ended
                                          September 6, 1996  September 8, 1995   September 6, 1996  September 8, 1995
                                          -----------------  ------------------  -----------------  -----------------

REVENUES                                      $3,541            $3,496              $11,772            $10,288
                                              ------            ------              -------            -------

OPERATING COSTS AND EXPENSES
  Depreciation and amortization                  638               638                1,896              1,896
  Interest                                       781               695                2,177              2,138
  Incentive management fee                       529               530                1,788              1,551
  Base management fee                            266               252                  835                753
  Property taxes                                 113               117                  344                351
  Ground rent and other                           56                45                  197                145
                                              ------            ------               ------            -------

                                               2,383             2,277                7,237              6,834
                                              ------            ------               ------            -------

NET INCOME                                    $1,158            $1,219               $4,535            $ 3,454
                                              ======            ======               ======            =======

ALLOCATION OF NET INCOME
  MHP Two Corporation                            $19               $19                  $67               $56
  MHP II Limited Partnership                     188               262                1,179               658
  HMH Properties, Inc.                           951               938                3,289             2,740
                                              ------            ------              -------            ------
                                              $1,158            $1,219               $4,535            $3,454
                                              ======            ======              =======            ======



                 SANTA CLARA MARRIOTT HOTEL LIMITED PARTNERSHIP
                            CONDENSED BALANCE SHEET
                                  (unaudited)
                                 (in thousands)

                                                 September 6,       December 31,
ASSETS                                               1996               1995
                                               -----------------  ------------------

Property and Equipment, net                    $ 30,048             $ 28,406

Due from Marriott International, Inc.             2,099                1,976

Property Improvement Fund                         1,519                1,614

Cash and Cash Equivalents                         2,849                1,614
                                               --------            ---------

                                               $ 36,515             $ 33,610
                                               ========             ========

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Mortgage Debt                                  $ 43,500             $ 43,500

Due to Marriott International, Inc.               2,382                1,086

Accounts Payable and Accrued Expenses               151                  117
                                               --------            ---------

  Total Liabilities                              46,033               44,703
                                               --------            ---------


PARTNERS' CAPITAL (DEFICIT)
  General Partner
    Marriott MHP Two Corporation                    374                  334
                                               --------            ---------


  Limited Partners
    Marriott Hotel Properties II
      Limited Partnership                       (27,221)             (27,760)
    HMH Properties, Inc.                         17,329               16,333
                                               --------            ---------
      Total Partners' Capital (Deficit)          (9,518)             (11,093)
                                               --------            ---------

                                               $ 36,515            $  33,610

                                               ========            =========

                 SANTA CLARA MARRIOTT HOTEL LIMITED PARTNERSHIP
                       CONDENSED STATEMENT OF CASH FLOWS
                                  (unaudited)
                                 (in thousands)

                                              For The             For The
                                             Thirty-Six         Thirty-Six
                                            Weeks Ended         Weeks Ended
                                          September 6, 1996  September 8, 1995
                                          -----------------  -----------------

OPERATING ACTIVITIES
  Net Income                                   $4,535             $3,454
  Noncash items                                 1,896              1,896
  Changes in operating accounts                 1,207                151
                                              -------             ------
    Cash provided by operations                 7,638              5,501
                                              -------             ------

INVESTING ACTIVITIES
  Additions to property and equipment, net     (3,538)            (1,239)
  Change in property improvement fund              95                (71)
                                              -------             ------
    Cash used in investing acitivities         (3,443)            (1,310)
                                              -------             ------

FINANCING ACTIVITIES
  Capital Distributions                        (2,960)            (4,183)
                                              -------             ------
    Cash used in financing activities          (2,960)            (4,183)
                                              -------             ------


INCREASE IN CASH AND
    CASH EQUIVALENTS                            1,235                  8

CASH AND CASH EQUIVALENTS
  at beginning of period                        1,614              1,216
                                              -------             ------

CASH AND CASH EQUIVALENTS
  at end period                               $ 2,849             $1,224
                                              =======             ======
SUPPLEMENTAL DISCLOSURE:

  Cash paid for mortgage interest              $2,126             $2,091
                                              =======             ======

                                       38

                Santa Clara Marriott Hotel Limited Partnership
                     Notes to Condensed Financial Statements
                                   (Unaudited)

1. The accompanying condensed financial statements have been prepared by the Santa Clara Marriott Hotel Limited Partnership (the "Partnership") without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted from the accompanying statements. The Partnership believes the disclosures made are adequate to make the information presented not misleading. However, the condensed financial statements should be read in conjunction with the Partnership's 1995 Financial Statements.

   In the opinion of the Partnership, the accompanying condensed unaudited financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Partnership as of September 6, 1996, the results of operations for the twelve weeks and thirty-six weeks ended September 6, 1996 and September 8, 1995 and cash flows for the thirty-six weeks ended September 6, 1996 and September 8, 1995. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

2. The Partnership owns the Santa Clara Marriott Hotel (the "Hotel"). The sole general partner of the Partnership is Marriott MHP Two Corporation (the "General Partner"), a wholly-owned subsidiary of Host Marriott Corporation ("Host Marriott"). A 49% interest in the Partnership is owned by HMH Properties, Inc., a wholly-owned subsidiary of Host Marriott. The remaining 50% is owned by Marriott Hotel Properties II Limited Partnership ("MHPII").

3. Hotel revenues represent house profit of the Partnership's Hotel since the Partnership has delegated substantially all of the operating decisions related to the generation of house profit of the Hotel to Marriott International, Inc. (the "Manager"). House profit reflects hotel operating results which flow to the Partnership as property owner and represents gross hotel sales less property-level expenses, excluding depreciation and amortization, base and incentive management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are disclosed separately in the condensed statement of operations.

Partnership revenues generated by the Hotel for 1996 and 1995 consist of (in thousands):

                                                     Thirty-Six Weeks Ended
                                                   September 6,  September 8,
                                                       1996          1995
                                                   ------------  ------------
 HOTEL REVENUES
    Rooms.......................................     $  18,559     $  15,803
    Food and beverage...........................         7,513         7,639
    Other.......................................         1,760         1,647
                                                     ---------     ---------
                                                        27,832        25,089
                                                     ---------     ---------
 HOTEL EXPENSES
    Departmental direct costs
      Rooms.....................................         4,461         3,744
      Food and beverages........................         5,675         5,724
    Other hotel operating expenses..............         5,924         5,333
                                                     ---------     ---------
                                                        16,060        14,801

                                                     ---------     ---------
REVENUES                                             $  11,772        10,288
                                                     ---------     ---------
                                                     ---------     ---------

4. The Mortgage Debt of the Partnership totaling $43.5 million matured on March 21, 1996. An extension between the Partnership and the current lenders extended the maturity date for an additional six months until an agreement could be reached with another lender. On July 10, 1996, the General Partner signed a commitment letter with a new third party lender. Under the terms of the extension, interest accrued at the London interbank offered rate ("LIBOR") plus 187.5 basis points for the first three months and LIBOR plus
   225.0 basis points for the second three months. No principal amortization was required during the extension.

   On September 23, 1996 (the "Closing Date") the General Partner was successful in refinancing the Partnership's Mortgage Debt, as well as the $222.5 million Mortgage Debt of MHPII under substantially identical terms. A total of $266.0 million was borrowed pursuant to the July 10, 1996 commitment letter with the new third party lender, $43.5 million of which is recorded on the Partnership's financial statements. The Partnership's Mortgage Debt will continue to be non-recourse to the Partnership and is secured by a first mortgage on the Hotel. The debt will bear interest at a fixed rate of 8.22% based upon actual number of days over a 360 day year for an 11-year term expiring October 11, 2007, requires payments of interest only during the first loan year (October 1996 through September 1997) and then principal amortization based upon a 20-year amortization schedule beginning with the second loan year. Additionally, the refinancing substantially restricts the ability of the Partnership to sell the Hotel during such term and prohibits the Partnership from prepaying any debt for an extended period without paying a substantial premium during such term.

   On the Closing Date, MHPII was required to establish certain reserves for the Partnership including:

     o $426,000 for Americans with Disabilities Act of 1990 modifications, deferred maintenance work and environmental remediation projects identified during the course of the appraisal and environmental studies undertaken in conjunction with the refinancing;

     o A debt service reserve equal to two months of debt service - Based upon current forecasts, it is expected that cash from operations will be sufficient for the required payment terms of the Mortgage Debt.
        However, due to the seasonality of the Hotel's operations, the timing of debt service payments and the lender's desire for additional security, MHPII was required to establish this debt service reserve; and

     o  A ground rent reserve equal to one month of ground rent.

   These reserves were primarily funded from reserves established by the General Partner with a portion also funded from the Partnership's property improvement fund.

5. In the first quarter of 1996, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Adoption of SFAS No. 121 did not have an effect on its financial statements.

                                                                     EXHIBIT A-2

                            PRIME RETAIL PROPERTIES
            INDEX TO UNAUDITED COMBINED INTERIM FINANCIAL STATEMENTS

                                                                                                            PAGE
                                                                                                          REFERENCE
                                                                                                          ---------
UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS
Combined Balance Sheets of Prime Retail Properties as of September 30, 1996
  and December 31, 1995................................................................................       F-2
Combined Statements of Operations of Prime Retail Properties for the nine months ended September 30,
  1996 and 1995........................................................................................       F-3
Combined Statements of Cash Flows of Prime Retail Properties for the nine months ended September 30,
  1996 and 1995........................................................................................       F-4
Notes to Interim Combined Financial Statements of Prime Retail Properties..............................       F-5

                 INDEX TO AUDITED COMBINED FINANCIAL STATEMENTS

COMBINED AUDITED FINANCIAL STATEMENTS

PRIME RETAIL PROPERTIES
Report of Independent Auditors.........................................................................       F-8
Combined Balance Sheets of Prime Retail Properties as of December 31, 1995
  and December 31, 1994................................................................................       F-9
Combined Statements of Operations of Prime Retail Properties for the years ended
  December 31, 1995, 1994 and 1993.....................................................................      F-10
Combined Statements of Cash Flows of Prime Retail Properties for the years ended
  December 31, 1995, 1994 and 1993.....................................................................      F-11
Combined Statements of Parters' Capital of Prime Retail Properties.....................................      F-12
Notes to Combined Financial Statements of Prime Retail Properties......................................      F-13

JMJ ACQUIRED PROPERTIES
Report of Independent Auditors.........................................................................      F-22
Statements of Revenue and Certain Expenses and Notes thereto...........................................      F-23

                            PRIME RETAIL PROPERTIES

                            COMBINED BALANCE SHEETS
                                 (in thousands)
                                  (Unaudited)


                                            September 30,         December 31,
                                                1996                 1995
                                            -------------         ------------
Assets
Investment in rental property, at cost:
     Land...................................... $  30,080          $  29,516
     Buildings and improvements................   400,002            390,779
     Property under development................    19,277                848
     Furniture and equipment...................     2,309              2,010
                                                 --------          ---------
                                                  451,668            423,153
     Accumulated depreciation..................   (43,636)           (31,573)
                                                 --------          ---------
                                                  408,032            391,580

Cash and cash equivalents......................     4,087              3,507
Restricted cash................................     2,122              1,975
Accounts receivable, net.......................     4,750              6,253
Deferred charges, net..........................     5,869             14,424
Other assets...................................       355                265
                                                 --------          ---------
Total assets...................................  $425,215          $ 418,004
                                                 ========          =========

Liabilities and Partners' Capital
Notes payable..................................  $298,908          $ 296,620
Accrued interest...............................     1,739              2,005
Real estate taxes payable......................     3,329              1,310
Due to affiliates, net.........................     1,668             14,767
Construction costs payable.....................     5,875              7,999
Accounts payable and other liabilities.........     6,965              6,139
                                                 --------          ---------
     Total liabilities.........................   318,484            328,840
Partners' capital..............................   106,731             89,164
                                                 --------          ---------
Total liabilities and partners' capital........  $425,215          $ 418,004
                                                 ========          =========

See accompanying notes to combined financial statements.

                            PRIME RETAIL PROPERTIES

                       COMBINED STATEMENTS OF OPERATIONS
                                 (in thousands)
                                  (Unaudited)


                                               Nine months ended September 30
                                            ---------------------------------
                                                1996               1995
                                            ------------       -------------
Revenue
Base rents.................................   $38,697             $32,796
Percentage rents...........................     1,461               1,345
Tenant reimbursements......................    18,394              16,109
Interest and other.........................     2,180               1,625
                                            ---------          ----------
    Total revenues.........................    60,732              51,875

Expenses
Property operating.........................    14,283              11,957
Real estate taxes..........................     3,884               3,889
Depreciation and amortization..............    13,186              10,480
General and administrative.................     1,066                 432
Interest...................................    19,276              14,646
Property management fee....................       267                 192
Other charges..............................     1,455                  --
                                            ---------          ----------
    Total expenses.........................    53,417              41,596
                                            ---------          ----------
Income before extraordinary item...........     7,315              10,279
Extraordinary item-loss on early
    extinguishment of notes payable........    (4,280)                 --
                                            ---------          ----------

Net income.................................  $  3,035             $10,279
                                            =========          ==========

See accompanying notes to combined financial statements.

                            PRIME RETAIL PROPERTIES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                  (Unaudited)


                                                           Nine months ended
                                                             September 30

                                                          1996             1995
                                                          ----             ----

Operating Activities
Net income.............................................. $ 3,035     $  10,279
Adjustments to reconcile net income to
  net cash provided by operating activities:
    Depreciation and amortization.......................  13,186        10,618
    Amortization of deferred financing cost and
       interest rate protection contracts...............   2,586         2,312
    Extraordinary item..................................   4,280            --
    Write off of financing costs........................   1,806            --
    Provision for uncollectible accounts receivable.....     435           197
    Gain on sale of land and improvements...............      --          (288)
Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable..........   1,068        (1,608)
    Increase in restricted cash.........................    (147)         (256)
    Increase (decrease) in due to affiliates, net....... (13,099)       10,101
    Increase in other assets............................     (90)          (32)
    Increase (decrease) in accrued interest.............    (266)          520
    Increase in accounts payable and other liabilities..   2,845         1,826
                                                        --------       -------
     Net cash provided by operating activities..........  15,639        33,669

Investing Activities
Purchase of land........................................    (564)       (3,087)
Net proceeds from sale of land and improvements.........      --           377
Purchase of buildings and improvements.................. (11,717)      (28,253)
Construction costs...................................... (18,348)      (40,110)
Leasing commissions.....................................      (9)            7
                                                        --------       -------
     Cash used in investing activities.................. (30,638)      (71,066)

Financing Activities
Proceeds from notes payable............................. 104,175       133,078
Principal repayments on notes payable...................(101,887)      (41,421)
Deferred financing costs................................  (1,241)       (3,204)
Partners' capital contributions.........................  25,720        71,683
Distributions to partners............................... (11,188)     (122,871)
                                                        --------       -------
     Net cash provided by financing activities..........  15,579        37,265

                                                        --------       -------

Increase (decrease) in cash and cash equivalents........     580          (132)
Cash and cash equivalents at beginning of period........   3,507         3,115
                                                        --------       -------
Cash and cash equivalents at end of period..............$  4,087    $    2,983
                                                        ========    ==========

See accompanying notes to combined financial statements.

                            PRIME RETAIL PROPERTIES

                 NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS

                             (Amounts in thousands)
                                  (Unaudited)



Note 1 - Interim Financial Presentation

The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for such interim periods are not necessarily indicative of the results which may be expected for a full fiscal year. For further information, refer to the combined financial statements for the year ended December 31, 1995 and notes thereto included elsewhere in this Prospectus.

Organization

Prime Retail, Inc. (the "Company") was organized as a Maryland corporation on July 16, 1993. The Company is a self-administered, self-managed real estate investment trust engaged in the ownership, development, construction, acquisition, leasing, marketing and management of factory outlet centers.

The Company commenced operations on March 22, 1994, upon completion of its initial public offerings (the "Offerings"). The Company received proceeds from the Offerings, which were contributed by the Company to Prime Retail, L.P. (the "Operating Partnership") in exchange for certain partnership interests therein.

Basis of Presentation

The accompanying combined balance sheets, statements of operations, and cash flows for the nine months ended September 30, 1996 and 1995, have been prepared for the purpose of presenting combined historical information for fourteen of the properties (the "Prime Retail Properties") under common control and/or management of the Company. At September 30, 1996, Prime Retail Properties included:



Name of Property                         Location
----------------                         --------


San Marcos Factory Shops                 San Marcos, Texas

Grove City Factory Shops                 Grove City, Pennsylvania
Castle Rock Factory Shops                Castle Rock, Colorado
Ohio Factory Shops                       Jeffersonville, Ohio
Gainesville Factory Shops                Gainesville, Texas
Magnolia Bluff Factory Shops             Darien, Georgia
Gulf Coast Factory Shops                 Ellenton, Florida
Huntley Factory Shops                    Huntley, Illinois
Gulfport Factory Shops                   Gulfport, Mississippi
Florida Keys Factory Shops               Florida City, Florida
Indiana Factory Shops                    Daleville, Indiana
Nebraska Crossing Factory Shops          Gretna, Nebraska
Triangle Factory Shops                   Raleigh-Durham, North Carolina
Coral Isle Factory Shops                 Naples/Marco Island, Florida

                            PRIME RETAIL PROPERTIES


           NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS (Continued)

                             (Amounts in thousands)
                                  (Unaudited)



Note 1 - Interim Financial Presentation (Continued)

Profits and losses are allocated in accordance with the terms of the respective agreement of partnership. The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant intercompany accounts and transactions have been eliminated in combination.

Note 2 -- Notes Payable

On August 1, 1996, Prime Retail Properties closed on the refinancing of certain credit facilities (the "Nomura Credit Facilities") with Nomura Asset Capital Corporation ("Nomura"). The Nomura Credit Facilities provided an aggregate of $253,000 of financing to Prime Retail Properties. The Nomura Credit Facilities were used (i) to refinance $151,323 which was outstanding under a revolving credit facility, (ii) to refinance $97,411 which was outstanding under a securitized mortgage loan, (iii) to pay loan fees and transaction costs of $3,600, and (iv) for working capital purposes. Under the terms of the refinancing, the Nomura Credit Facilities consisted of two notes, one in the amount of $218,000 and the other in the amount of $35,000. Each note required monthly payments of interest-only at a rate equal to 30-day LIBOR plus 1.513%. At September 30, 1996, the outstanding balance of the Nomura Credit Facilities was $253,000. The Nomura Credit Facilities were repaid on November 1, 1996 in connection with the closing of certain loan transactions as described below.

In connection with the execution of the binding commitment for the Nomura Credit Facilities, Prime Retail Properties incurred a nonrecurring charge and extraordinary loss of $1,806 and $4,280, respectively, during the second quarter of 1996. The nonrecurring loss resulted from (i) the unamortized cost of certain interest rate protection contracts of $3,696 and (ii) other nonrefundable deferred financing costs of $350, less the estimated fair market value of the interest rate protection contracts of $2,240 based on their fair market value at May 31, 1996. The extraordinary loss resulted from (i) the write-off of unamortized deferred financing costs of $3,458 relating to the early extinguishment of debt, and (ii) debt prepayment penalties of $822.

On November 1, 1996, Prime Retail Properties closed on a $283,200 non-recourse first mortgage loan (the "First Mortgage Loan") with Nomura and a $40,000 non-recourse expansion loan (the "Expansion Loan"). The First Mortgage Loan and the Expansion Loan (i) are cross-collateralized by first mortgages on the fourteen factory outlet centers included in Prime Retail Properties, (ii) bear a variable interest rate of 30-day LIBOR plus 1.51% during the first two years and a fixed interest rate of 7.782% for the balance of the seven-year term, and
(iii) require monthly principal and interest payments pursuant to a level payment 360 - month amortization schedule. The First Mortgage Loan and the Expansion Loan can be prepaid only after year two by the use of certain debt defeasance and yield maintenance provisions and are effectively due at the end of year seven.

                            PRIME RETAIL PROPERTIES

                             (Amounts in thousands)
                                  (Unaudited)


Note 2 -- Notes Payable (Continued)

On November 1, 1996, Prime Retail Properties amended certain of its interest rate protection contracts with an aggregate notional amount of $96,441 at September 30, 1996. The significant terms that were amended included (i) an increase in the notional amount to $262,000, and (ii) a change in the termination date from July 1, 2000 to November 11, 1998. In addition, on November 1, 1996, Prime Retail Properties purchased an interest rate protection contract with a notional amount of $61,200 that provides for a cap to the variable interest rate index at 7.00% and a termination date of November 11, 1998. As a result, Prime Retail Properties held interest rate protection contracts with an aggregate notional amount of $323,200 as of November 1, 1996 to reduce its exposure to increases in short-term interest rates with respect to the First Mortgage Loan and the Expansion Loan, prior to the fixed interest rate period which commences after twenty-four months.

                         Report of Independent Auditors


To the Board of Directors
Prime Retail, Inc.

We have audited the accompanying combined balance sheets of Prime Retail Properties as of December 31, 1995 and 1994 and the related combined statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of Prime Retail Properties' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Prime Retail Properties at December 31, 1995 and 1994, the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                            Ernst & Young LLP

Baltimore, Maryland
January 30, 1996
except for the last paragraph of Note 5, as to which the date is November 1, 1996

                            PRIME RETAIL PROPERTIES

                            COMBINED BALANCE SHEETS
                                 (in thousands)


                                                          December 31
                                              ---------------------------------
                                                 1995                1994
                                              --------------      --------------
Assets
Investment in rental property, at cost:
     Land....................................   $  29,516           $  25,113
     Buildings and improvements..............     390,779             311,649
     Property under development..............         848               2,110
     Furniture and equipment.................       2,010               1,410
                                              -----------         -----------
                                                  423,153             340,282
     Accumulated depreciation................     (31,573)            (18,746)
                                              -----------         -----------
                                                  391,580             321,536


Cash and cash equivalents....................       3,507               3,115
Restricted cash..............................       1,975               2,036
Accounts receivable, net.....................       6,253               5,382
Deferred charges, net........................      14,424              15,026
Other assets.................................         265                 131
                                              -----------         -----------
Total assets.................................   $ 418,004           $ 347,226
                                              ===========         ===========

Liabilities and Partners' Capital
Notes payable................................   $ 296,620           $ 165,411
Accrued interest.............................       2,005                 971
Real estate taxes payable....................       1,310                 479
Due to affiliates, net.......................      14,767               1,182
Construction costs payable...................       7,999              13,989
Accounts payable and other liabilities.......       6,139               6,172
                                              -----------         -----------
     Total liabilities.......................     328,840             188,204
Partners' capital............................      89,164             159,022
                                              -----------         -----------
Total liabilities and partners' capital......   $ 418,004           $ 347,226
                                              ===========         ===========

See accompanying notes to combined financial statements.

                            PRIME RETAIL PROPERTIES

                       COMBINED STATEMENTS OF OPERATIONS
                                 (in thousands)


                                                  Year ended December 31
                                     -----------------------------------------
                                        1995            1994            1993
                                        ----            ----            ---
Revenue
Base rents...........................  $45,381        $29,383         $13,809
Percentage rents.....................    2,005          1,858           1,360
Tenant reimbursements................   22,219         13,577           6,357
Interest and other...................    2,168          2,176             797
                                     ---------      ---------       ---------
    Total revenues...................   71,773         46,994          22,323

Expenses
Property operating...................   16,800         11,049           5,338
Real estate taxes....................    4,658          2,386             965
Depreciation and amortization........   14,543          9,707           6,719
General and administrative...........      761            862             606
Interest.............................   20,083          9,624           7,388

Property management fee..............      265            407             782
Other charges........................       25             50             127
                                     ---------      --------        ---------
    Total expenses...................   57,135         34,085          21,925
                                     ---------      ---------       ---------
Income before extraordinary item.....   14,638         12,909             398
Extraordinary item-loss on early
    extinguishment of notes payable..       --         (1,098)             --
                                     ---------      ---------       ---------

Net income...........................  $14,638        $11,811       $     398
                                       =======        =======       =========

See accompanying notes to combined financial statements.

                            PRIME RETAIL PROPERTIES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                    Year ended December 31
                                                        -------------------------------------------------
                                                              1995              1994             1993
                                                              ----              ----             ----

Operating Activities
Net income..............................................  $  14,638         $  11,811      $       398
Adjustments to reconcile net income to
  net cash provided by operating activities:
    Depreciation and amortization.......................     14,543             9,707            6,719
    Amortization of deferred financing costs and
      interest rate protection contracts................      3,134             2,006              391
    Extraordinary item..................................         --             1,098               --
    Provision for uncollectible accounts receivable.....        364               394              166
    Gain on sale of land and improvements...............       (288)               --             (259)
Changes in operating assets and liabilities:
    Increase in accounts receivable.....................     (1,235)           (1,813)          (2,879)
    Increase (decrease) in restricted cash..............         61            (1,747)              (5)
    Increase (decrease) in due to affiliates, net.......     13,585               978           (1,027)
    Increase in other assets............................       (134)             (216)            (150)
    Increase (decrease) in accrued interest.............      1,034            (1,075)           1,772
    Increase in accounts payable and other liabilities..        798             3,825            1,044
                                                        -----------       -----------      -----------

     Net cash provided by operating activities..........     46,500            24,968            6,170

Investing Activities
Purchase of land........................................     (4,403)          (11,253)         (13,282)
Net proceeds from sale of land and improvements.........        377                --              297
Purchase of buildings and improvements..................    (80,041)         (131,947)         (31,607)
Construction costs......................................     (4,728)             (665)         (26,056)
Leasing commissions.....................................       (383)           (1,422)          (2,895)
                                                        -----------       -----------      -----------

     Cash used in investing activities..................    (89,178)         (145,287)         (73,543)

Financing Activities
Proceeds from notes payable.............................    173,677           161,064           92,084
Principal repayments on notes payable...................    (42,468)         (163,897)         (18,021)
Deferred financing costs................................     (3,643)           (9,936)          (1,442)
Partners' capital contributions.........................     87,534           220,221               --
Distributions to partners...............................   (172,030)          (88,791)         (1,279)

                                                        -----------       -----------      -----------

     Net cash provided by financing activities..........     43,070           118,661           71,342
                                                        -----------       -----------      -----------


Increase (decrease) in cash and cash equivalents........        392            (1,658)           3,969
Cash and cash equivalents at beginning of year..........      3,115             4,773              804
                                                        -----------       -----------      -----------

Cash and cash equivalents at end of year................ $    3,507        $    3,115       $    4,773
                                                        ===========       ===========      ===========


Schedule of Noncash Investing Activities
Basis adjustment........................................$        --         $  22,595      $        --
Distribution of land....................................         --            (2,405)              --

See accompanying notes to combined financial statements.

                            PRIME RETAIL PROPERTIES

               COMBINED STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                                 (in thousands)


Balance at January 1, 1993.........  $  (4,781)

Distributions......................     (1,279)
Net income.........................        398
                                     ---------

Balance at December 31, 1993.......     (5,662)

Contributions......................    242,816
Distributions......................    (89,943)
Net income.........................     11,811
                                     ---------

Balance at December 31, 1994.......    159,022

Contributions......................     87,534
Distributions......................   (172,030)
Net income.........................     14,638
                                     ---------

Balance at December 31, 1995.......  $  89,164
                                     =========

See accompanying notes to combined financial statements.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


                             (Amounts in thousands)



Note 1 - Organization and Basis of Presentation

Organization

Prime Retail, Inc. (the "Company") was organized as a Maryland corporation on July 16, 1993. The Company is a self-administered, self-managed real estate investment trust engaged in the ownership, development, construction, acquisition, leasing, marketing and management of factory outlet centers.


The Company commenced operations on March 22, 1994, upon completion of its initial public offerings (the "Offerings"). The Company received proceeds from the Offerings, which were contributed by the Company to Prime Retail, L.P. (the "Operating Partnership") in exchange for certain partnership interests therein.

Basis of Presentation

The accompanying combined balance sheets, statements of operations, and cash flows have been prepared for the purpose of presenting combined historical information for fourteen of the properties (the "Prime Retail Properties") under common control and/or management of the Company. At December 31, 1995, Prime Retail Properties included:



Name of Property                              Location
----------------                              --------


San Marcos Factory Shops                      San Marcos, Texas
Grove City Factory Shops                      Grove City, Pennsylvania
Castle Rock Factory Shops                     Castle Rock, Colorado
Gainesville Factory Shops                     Gainesville, Texas
Gulf Coast Factory Shops                      Ellenton, Florida
Ohio Factory Shops                            Jeffersonville, Ohio
Magnolia Bluff Factory Shops                  Darien, Georgia
Huntley Factory Shops                         Huntley, Illinois
Gulfport Factory Shops                        Gulfport, Mississippi
Florida Keys Factory Shops                    Florida City, Florida
Indiana Factory Shops                         Daleville, Indiana
Nebraska Crossing Factory Shops               Gretna, Nebraska
Triangle Factory Shops                        Raleigh-Durham, North Carolina
Coral Isle Factory Shops                      Naples/Marco Island, Florida

                             (Amounts in thousands)

Note 1 - Organization and Basis of Presentation (Continued)

Profits and losses are allocated in accordance with the terms of the respective agreement of partnership. The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Significant intercompany accounts and transactions have been eliminated in combination.

Risks and Uncertainties

Prime Retail Properties' results of operations are significantly dependent on the overall health of the retail industry. Prime Retail Properties' tenant base is comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of Prime Retail Properties. A number of the merchants have occupied space in more than one of Prime Retail Properties' factory outlet centers; however, no single merchant accounted for more than 10% of the Company's revenues.

Note 2 - Summary of Significant Accounting Policies

Rental Property

Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets which are as follows:

Land improvements.................................. 20 years
Building and improvements.......................... Principally 40 years
Tenant improvements................................ Term of related lease
Furniture and equipment............................ 5 years

Rental property is carried at the lower of depreciated cost or net realizable value. Development costs, which include fees and costs incurred in developing new properties or phases, are capitalized as incurred. Upon completion of construction, development costs are amortized over the useful lives of the respective properties or phases on a straight-line basis.

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of assets are capitalized and depreciated over their estimated useful lives.

                             (Amounts in thousands)


Note 2 - Summary of Significant Accounting Policies (Continued)

Prime Retail Properties evaluates its rental properties periodically to assess whether any impairment indications are present, including recurring operating losses and significant adverse changes in the business climate that affect the recovery of recorded asset value. If any rental property is considered impaired, a loss is provided to reduce the carrying value of the asset to its estimated net realizable value. No impairment losses have been recorded in any of the periods presented.

Effective April 1, 1994, Prime Retail Properties changed the estimated useful lives used to compute depreciation for certain buildings and improvements from 5 to 10 years to useful lives ranging from 10 to 40 years. This change was made to better reflect the estimated periods during which such assets will remain in service. The change had the effect of reducing depreciation expense and increasing net income by approximately $545 and $1,663 for the years ended December 31, 1995 and 1994, respectively.

Cash Equivalents

Prime Retail Properties considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Management regularly reviews accounts receivable and determines an appropriate range for the allowance for doubtful accounts based upon the impact of economic conditions on the merchants' ability to pay, past collection experience and such other factors which, in management's judgment, deserve current recognition. In turn, a provision is charged against earnings in order to maintain the allowance level within this range. The allowance for doubtful accounts at December 31, 1995 and 1994 was $495 and $414, respectively. Accounts receivable due after one year relating to straight-line rents were $2,707 and $1,510 at December 31, 1995 and 1994, respectively.

Deferred Charges

Deferred charges consist of leasing commissions and financing costs. Deferred leasing commissions incurred to originate and renew operating leases are amortized on a straight-line basis over the term of the related lease. Fees and costs incurred to obtain financing are deferred and are amortized over the terms of the respective loans on a basis that approximates the interest method.

Revenue Recognition

Leases with tenants are accounted for as operating leases. Minimum rental income is recognized on a straight-line basis over the term of the lease and unpaid rents are included in accounts receivable in the accompanying balance sheets. Certain lease agreements contain provisions which provide for rents based on a percentage of sales or based on a percentage of sales volume above a specified threshold. In addition, the lease agreements generally provide for the reimbursement of real estate taxes, insurance, advertising and certain common area maintenance costs. These additional rents and tenant reimbursements are accounted for on the accrual basis.

                             (Amounts in thousands)


Note 2 - Summary of Significant Accounting Policies (Continued)

Interest Rate Protection Contracts

Prime Retail Properties uses interest rate protection contracts, including interest rate caps and corridors, to manage interest rate risk associated with floating rate debt. These contracts generally involve limiting Prime Retail Properties' interest costs with an upper limit or specified range on the underlying interest rate index. The cost of such contracts are included in deferred charges and are being amortized on a straight-line basis over the life of the contracts. Amounts earned from interest rate protection contracts are recorded as a reduction of interest expense. Prime Retail Properties is exposed to credit losses in the event of counterparty nonperformance, but does not anticipate any such losses based on the creditworthiness of the counterparties.

Income Taxes

Prime Retail Properties pays no federal income taxes and the income or loss from Prime Retail Properties is included on the respective income tax returns of the partners.

Impact of Recently Issued Accounting Standards

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Prime Retail Properties will adopt SFAS No. 121 in the first quarter of 1996 and, based on current circumstances, management does not believe the effect of adoption will be material to the combined financial statements.

Note 3 - Restricted Cash

At December 31, 1995 and 1994, Prime Retail Properties had placed in escrow $1,975 and $2,036, respectively, to complete certain development projects, to fund real estate taxes and debt service and certain operating costs under a mortgage loan agreement.

Note 4 - Deferred Charges

Deferred charges at December 31 were as follows:

                                     1995                 1994
                                     ----                 ----

Leasing commissions.............  $  8,685            $  8,509
Financing costs.................    13,707              10,064
                                ----------           ---------
                                    22,392              18,573
Accumulated amortization........    (7,968)             (3,547)
                                ----------           ---------
                                   $14,424             $15,026
                                ==========           =========

                             (Amounts in thousands)



Note 5 - Notes Payable

Notes payable at December 31, 1995 and 1994 were as follows:




                                                                                              1995               1994
                                                                                              ----               ----



Revolving line of credit, LIBOR plus 2.25%, 8.19% at December 31, 1995, due
December 31, 1996, monthly interest-only payments, collateralized by seven
properties located throughout the United States............................................  $145,478         $       --

Mortgage, LIBOR plus 2.235%, 8.21% at December 31, 1995 and 8.235% at December
31, 1994, monthly installments of $694 including interest, due July 1, 2000, collateralized by six properties located throughout the United
States.....................................................................................    97,732             99,355

Notes payable to affiliate, LIBOR plus 1.0%, interest ranged from 6.625% to
7.1875% at December 31, 1995, principal and interest-only payments due at various times, due August 10, 2000, collateralized by property in Grove City,
PA.........................................................................................    43,410             31,056

Second mortgage, LIBOR plus 2.25%, 8.19% at December 31, 1995, due July 31,
1996, monthly interest-only payments, collateralized by properties in Castle
Rock, CO and Huntley, IL...................................................................    10,000                 --

Construction line of credit, LIBOR plus 2.50%, 8.63% at December 31, 1994, interest-only payments, due September 30, 1995, collateralized by property in
Huntley, IL.................................................................................       --             20,000

Mortgage, LIBOR plus 2.25%, 8.38% at December 31,  1994, monthly interest-only payments,
due April 1, 1995, collateralized by property in Gainesville, TX............................       --             15,000
                                                                                             --------           --------
                                                                                             $296,620           $165,411
                                                                                             ========           ========

Prime Retail Properties realized an extraordinary loss of $1,098 due to a write-off of deferred financing costs as a result of extinguishing certain mortgage obligations during the year ended December 31, 1994.

                             (Amounts in thousands)



Note 5 - Notes Payable (Continued)

Interest costs for the year ended December 31 were as follows:



                                                                1995             1994             1993
                                                                ----             ----             ----


Interest incurred............................................   $19,114         $  8,783         $  8,031
Interest capitalized.........................................    (1,586)            (976)          (1,034)
Interest earned on interest rate protection contracts........      (579)            (189)              --
Amortization of deferred financing costs
  and interest rate protection contracts.....................     3,134            2,006              391
                                                              ---------        ---------       ------ ---
Interest expense.............................................   $20,083         $  9,624         $  7,388
                                                                =======         ========         ========

Interest paid................................................   $18,080         $  9,637         $  5,061
                                                                =======         ========         ========

The scheduled maturities of notes payable at December 31, 1995 was as follows:

1996...................      $158,234
1997...................         3,047
1998...................        27,567
1999...................        11,499
2000...................        96,273
                          -----------
                             $296,620
                          ===========

The aggregate carrying value of the notes payable at December 31, 1995 approximated their fair value.

In order to mitigate Prime Retail Properties' exposure to increases in interest rates, Prime Retail Properties entered into various interest rate protection contracts during 1994. At December 31, 1995, Prime Retail Properties held interest rate protection contracts on $97,732 of other floating rate indebtedness. This contract expires on July 1, 2000. In addition, Prime Retail Properties purchased additional interest rate protection contracts on $43,900 of the $97,732 floating rate indebtedness to further reduce Prime Retail Properties' exposure to increases in interest rates. These contracts have a weighted average maturity of approximately 3.3 years.

                             (Amounts in thousands)


Note 5 - Notes Payable (Continued)


The following table summarizes the material terms of the interest rate protection contracts held for purposes other than trading and related borrowings at December 31, 1995:



                                Interest Rate Protection Contracts



   Borrowings
 Outstanding at
  December 31,        Notional
      1995             Amount          Date
  (in millions)     (in millions)    Purchased      Term      Index      Maximum Index       Rate
------------------- -------------- --------------- --------- ---------- ------------------ ----------

      $97.7            $97.7          6/30/94      6 years    LIBOR            Years 1-5       7.0%
      =====            =====
                                                                                  Year 6       8.0%

Additional Interest Rate Protection on $97.7 Million Floating Rate Indebtedness


                                                                                                        Maximum Spread
                      Notional                                                                             Between
                       Amount          Date                                                             Maximum Index
                    (in millions)    Purchased      Term      Index      Maximum Index       Rate       Rate and Index
                    -------------- --------------- --------- ---------- ------------------ --------------------------------

                       $22.0          7/1/94       4 years    LIBOR               Year 1       5.0%          2.0%
                                                                                  Year 2       5.5%          1.5%
                                                                                  Year 3       6.0%          1.0%
                                                                                  Year 4       6.5%          0.5%

                        21.9         3/31/94,      5 years    LIBOR               Year 1      3.75%         3.25%
                                      Amended                                     Year 2      4.25%         2.75%
                                      7/1/94                                      Year 3      4.75%         2.25%
                                                                                  Year 4      5.25%         1.75%
                                                                                  Year 5      5.75%         1.25%
                       -----
                       $43.9
                       =====



The net carrying value and the estimated fair value of interest rate protection contracts at December 31, 1995 was $4,315 and $1,342, respectively. The estimated fair value was based on quoted market rates at December 31, 1995.

At December 31, 1995 Prime Retail Properties' share of the Revolving Loan's outstanding balance was $145,478. The Revolving Loan is guaranteed by the Operating Partnership and Prime Retail Properties, and is collateralized by a first mortgage on certain Prime Retail Properties' factory outlet centers and certain related assets. The Revolving Loan prohibits additional third party collateralized indebtedness on certain Prime Retail Properties' factory outlet centers and requires compliance with certain loan covenants, as defined. The amount available to be drawn by Prime Retail Properties under the Revolving Loan at any time during the term of the facility is calculated based upon the net cash flow of the collateral, as defined.

                             (Amounts in thousands)


Note 5 - Notes Payable (Continued)

On December 18, 1995, the Operating Partnership obtained from a financial institution a commitment for a ten-year first mortgage loan (the "First Mortgage Loan"). The First Mortgage Loan will bear a fixed rate of interest at a spread over 10-year Treasury notes, depending on the level of proceeds drawn on the facility, and will require monthly principal and interest payments pursuant to a 25-year amortization schedule. Management can elect to fix the interest rate on the loan facility at any time prior to the expected loan closing in July 1996. The First Mortgage Loan will be collateralized by certain properties of Prime Retail Properties.

On December 18, 1995, the Operating Partnership also obtained from a financial institution a commitment for a five-year term loan (the "Term Loan") which is expected to close simultaneously with the First Mortgage Loan. The Term Loan will bear interest at LIBOR plus 5.00% and requires interest-only payments during the first twelve months and then will be fully amortizing over the balance of the term. The Term Loan will be collateralized by a pledge of the excess cash flow of Prime Retail Properties.

Prime Retail Properties intends to prepay the Mortgage utilizing the proceeds obtained from these loans. Upon closing of the First Mortgage Loan and the Term Loan, Prime Retail Properties will incur an extraordinary loss of approximately $6,550, including $5,728 relating to unamortized financing costs.

On November 1, 1996, Prime Retail Properties closed on the refinancing of certain credit facilities with a financial institution. The proceeds of

$323,200 were used to repay certain indebtedness and purchase the remaining partnership interest in a joint venture. As a result of receiving a binding loan commitment in connection with the refinancing, Prime Retail Properties incurred a nonrecurring charge and extraordinary loss of $1,806 and $4,280, respectively.

Note 6 - Related Party Transactions

Prime Retail Properties reimburses the Operating Partnership for (i) certain administrative costs, such as accounting and marketing costs and (ii) operating costs paid on its behalf. During the years ended December 31, 1995 and 1994, Prime Retail Properties incurred $1,423 and $420, respectively, for administrative costs. At December 31, 1995, the net amount due to affiliates primarily included $1,004 and $13,644 reimbursable to the Operating Partnership for administrative costs and operating and financing costs, respectively.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


                             (Amounts in thousands)



Note 6 - Related Party Transactions (Continued)

Prior to March 22, 1994, Prime Retail Properties paid affiliates fees for certain development, construction management, administrative, leasing and management services. Summary information regarding fees paid by Prime Retail Properties during 1994 and 1993 is as follows:

                                          1994               1993
                                          ----               ----
Development fees......................  $   76             $1,488
Construction management fees..........     178                836
Leasing commissions...................     424              2,445
Other leasing costs...................      64                243
Property management fees..............     341                781
Administrative costs..................      42                 68
                                        ------             ------
                                        $1,125             $5,861
                                        ======             ======

Prior to March 22, 1994, Prime Retail Properties reimbursed an affiliate for legal, accounting and other costs. For the year ended December 31, 1994, such amounts were $169.

Note 7 - Lease Agreements


Prime Retail Properties is the lessor of retail space under operating leases with lease terms that expire from 1996 to 2004. Most leases are renewable for five years at the lessee's option. Future minimum base rent to be received under noncancelable operating leases in effect at December 31, 1995 was as follows:

1996............................................    $ 48,678
1997............................................      46,075
1998............................................      42,181
1999............................................      34,389
2000............................................      23,841
Thereafter......................................      35,528
                                                 -----------
                                                    $230,692
                                                 ===========

Prime Retail Properties leases land and equipment under various noncancelable operating lease agreements. Rental expense for operating leases was $212, $164 and $62 for the years ended December 31, 1995, 1994 and 1993, respectively. Future minimum rental payments, by year and in the aggregate, payable under these noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1995:

1995...................................................  $   12
1996...................................................     200
1997...................................................     171
1998...................................................     140
1999...................................................     105
2000...................................................      89
Thereafter.............................................   7,089
                                                         ------
                                                         $7,806
                                                         ======
                                     F-21

                    Report of Independent Auditors


To the Board of Directors
Prime Retail, Inc.

We have audited the statement of revenue and certain expenses of the JMJ Acquired Properties (the Properties) as described in Note 2 for the year ended December 31, 1995. This statement of revenue and certain expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on this statement of revenue and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the basis of accounting used and the significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses. We believe that our audit of the statement of revenue and certain expenses provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange as described in Note 2 and are not intended to be a complete presentation of the Properties' revenue and expenses.

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 of the JMJ Acquired Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                         /s/ Ernst & Young LLP

Baltimore, Maryland
November 14, 1996

                        JMJ Acquired Properties

              Statements of Revenue and Certain Expenses

                                              Year            Nine months ended
                                       ended December 31,    September 30, 1996
                                              1995
                                       ------------------     ------------------
Revenue:                                                          (Unaudited)
    Base rents                               $5,032,653             $5,580,466
    Percentage rents                             84,151                111,068
    Tenant reimbursements                     2,251,545              2,009,620
    Other revenue                               101,904                122,255
                                             ----------            -----------
       Total revenue                          7,470,253              7,823,409
Expenses:
    Property operating                        2,027,491              1,597,394
    Real estate taxes                           318,494                404,900
                                             ----------            -----------
       Total expenses                         2,345,985              2,002,294
                                             ----------            -----------
Revenue in excess of certain expenses        $5,124,268             $5,821,115
                                             ==========            ===========

See accompanying notes.

                        JMJ Acquired Properties

        Notes to the Statements of Revenue and Certain Expenses


1. Business

The accompanying statements of revenue and certain expenses include the combined operations of the following factory outlet center properties (the "Properties") owned by an unaffiliated party.

Property Name                     Location                      Square Footage
-------------                     --------                      --------------
Rocky Mountain Factory Stores     Loveland, Colorado            302,940 sq. ft.
Kansas City Factory Outlets       Odessa, Missouri              190,589 sq. ft


2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statements are not representative of the actual operations of the Properties for the period presented nor indicative of future operations as certain expenses, consisting of interest expense, depreciation, management fees and certain other operating expenses have been excluded.

A summary of unaudited expenses are as follows:
                                         Year             Nine Months ended
                                  ended December 31,      September 30, 1996
                                         1995
                                 ---------------------- -----------------------
Interest expense                         $1,994,321             $2,258,130
Depreciation and amortization               906,635              1,001,050
Management fees                             246,825                273,742
Other                                        19,540                 43,111
                                 ====================== =======================
     Total unaudited expenses            $3,167,321             $3,576,033
                                 ====================== =======================

Revenue Recognition

Rental Revenue is recognized as income in the period earned.

                        JMJ Acquired Properties

2. Summary of Significant Accounting Policies (continued)

Interim Unaudited Financial Information

The accompanying unaudited statement of revenue and certain expenses has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting solely of normal recurring adjustments necessary for the fair presentation of the accompanying financial statement for the interim period, have been made. The statement of revenue and certain expenses for the interim period ended September 30, 1996 are not necessarily indicative of the results to be obtained for a full fiscal year.

3. Rentals

The Company has entered into tenant leases with terms from three to ten years. The leases provide for tenants to share in increases in operating expenses and real estate taxes in excess of base amounts, as defined.

                        JMJ Acquired Properties

              Statements of Revenue and Certain Expenses

                                       Year                  Nine months
                                      ended                    ended
                                   December 31,             September 30,
                                       1995                     1996
                                   ------------             -------------
   Revenue:                                                  (Unaudited)
     Base rents                       $5,032,653             $5,580,466
     Percentage rents                     84,151                111,068
     Tenant reimbursements             2,251,545              2,009,620
     Other revenue                       101,904                122,255
                                      ----------             ----------
       Total revenue                   7,470,253              7,823,409


   Expenses:
     Property operating                2,027,491              1,597,394
     Real estate taxes                   318,494                404,900
                                      ----------             ----------
       Total expenses                  2,345,985              2,002,294
                                      ----------             ----------
     Revenue in excess of
       certain expenses               $5,124,268             $5,821,115
                                      ==========             ==========

    See accompanying notes.

                            JMJ Acquired Properties

            Notes to the Statements of Revenue and Certain Expenses

1. Business

The accompanying statements of revenue and certain expenses include the combined operations of the following factory outlet center properties (the "Properties") owned by an unaffiliated party.

Property Name                   Location                   Square Footage
--------------                  ---------                  --------------
Rocky Mountain Factory Stores   Loveland, Colorado         302,940 sq. ft.
Kansas City Factory Outlets     Odessa, Missouri           190,589 sq. ft.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statements are not representative of the actual operations of the Properties for the period presented nor indicative of future operations as certain expenses, consisting of interest expense, depreciation, management fees and certain other operating expenses have been excluded.

A summary of unaudited expenses are as follows:

                                         Year              Nine Months
                                         ended                ended
                                       December 31,        September 30,
                                         1995                 1996
                                       -------------       --------------

Interest expense                       $1,994,321          $2,258,130
Depreciation and amortization             906,635           1,001,050
Management fees                           246,825             273,742
Other                                      19,540              43,111
                                       ----------          ----------
Total unaudited expenses               $3,167,321          $3,576,033
                                       ==========          ==========

Revenue Recognition

Rental Revenue is recognized as income in the period earned.

                            JMJ Acquired Properties

Interim Unaudited Financial Information

The accompanying unaudited statement of revenue and certain expenses has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting solely of normal recurring adjustments necessary for the fair presentation of the accompanying financial statement for the interim period, have been made. The statement of revenue and certain expenses for the interim period ended September 30, 1996 are not necessarily indicative of the results to be obtained for a full fiscal year.

3. Rentals

The Company has entered into tenant leases with terms from three to ten years. The leases provide for tenants to share in increases in operating expenses and real estate taxes in excess of base amounts, as defined.

                                                                       EXHIBIT B

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-MD VI (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar days settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING


     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the

Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;


          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined herein), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain or intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exceptions for non-U.S. Persons (Form W-8): Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exception for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of a Certificate and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Holder of a Certificate or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     [This page intentionally left blank]

                                   EXHIBIT C
           ADJUSTED WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATES

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH DAY OF EACH
MONTH IS THE DISTRIBUTION DATE)                    WAC
January 1997...........................    =     7.97795%
February 1997..........................    =     8.14829%
March 1997.............................    =     7.63704%
April 1997.............................    =     8.24522%
May 1997...............................    =     7.97773%
June 1997..............................    =      8.2451%
July 1997..............................    =     7.97762%
August 1997............................    =     8.24498%
September 1997.........................    =     8.24492%
October 1997...........................    =     7.97744%
November 1997..........................    =     8.24479%
December 1997..........................    =     7.97723%
January 1998...........................    =     8.14742%
February 1998..........................    =     8.14723%
March 1998.............................    =     7.63625%
April 1998.............................    =     8.24398%
May 1998...............................    =     7.97643%
June 1998..............................    =     8.24364%
July 1998..............................    =     7.97611%
August 1998............................    =      8.2433%
September 1998.........................    =     8.24313%
October 1998...........................    =     7.97561%
November 1998..........................    =     8.24278%
December 1998..........................    =     8.18388%
January 1999...........................    =     8.35357%
February 1999..........................    =     8.35344%
March 1999.............................    =     7.84428%
April 1999.............................    =     8.45782%
May 1999...............................    =     8.18346%
June 1999..............................    =     8.45765%
July 1999..............................    =     8.18329%
August 1999............................    =     8.45747%
September 1999.........................    =     8.45738%
October 1999...........................    =     8.18303%
November 1999..........................    =      8.4572%
December 1999..........................    =     8.18285%
January 2000...........................    =     8.45701%
February 2000..........................    =     8.35174%
March 2000.............................    =     8.01355%
April 2000.............................    =     8.45672%
May 2000...............................    =     8.18238%
June 2000..............................    =     8.45652%
July 2000..............................    =     8.18218%

August 2000............................    =     8.45631%
September 2000.........................    =     8.45621%
October 2000...........................    =     8.18188%
November 2000..........................    =       8.456%
December 2000..........................    =     8.18167%

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH DAY OF EACH
MONTH IS THE DISTRIBUTION DATE)                    WAC
January 2001...........................    =     8.34997%
February 2001..........................    =      8.3498%
March 2001.............................    =     7.84481%
April 2001.............................    =     8.45544%
May 2001...............................    =     8.18112%
June 2001..............................    =     8.45521%
July 2001..............................    =      8.1809%
August 2001............................    =     8.45497%
September 2001.........................    =     8.45486%
October 2001...........................    =     8.18055%
November 2001..........................    =     8.45461%
December 2001..........................    =     8.18031%
January 2002...........................    =     8.34776%
February 2002..........................    =     8.34757%
March 2002.............................    =      7.8451%
April 2002.............................    =     8.45396%
May 2002...............................    =     8.17968%
June 2002..............................    =      8.4537%
July 2002..............................    =     8.17942%
August 2002............................    =     8.45342%
September 2002.........................    =     8.45329%
October 2002...........................    =     8.17902%
November 2002..........................    =       8.453%
December 2002..........................    =     8.17874%
January 2003...........................    =     8.34522%
February 2003..........................    =       8.345%
March 2003.............................    =      7.8454%
April 2003.............................    =     8.45226%
May 2003...............................    =       8.178%
June 2003..............................    =     8.45195%
July 2003..............................    =      8.1777%
August 2003............................    =     8.45163%
September 2003.........................    =     8.45147%
October 2003...........................    =     8.17724%
November 2003..........................    =     8.45114%
December 2003..........................    =     8.49284%
January 2004...........................    =     8.77761%
February 2004..........................    =     8.77779%
March 2004.............................    =     8.20875%
April 2004.............................    =     8.77815%
May 2004...............................    =     8.49371%
June 2004..............................    =     8.77852%
July 2004..............................    =     8.49407%

August 2004............................    =      8.7789%
September 2004.........................    =     8.77909%
October 2004...........................    =     8.49463%
November 2004..........................    =     8.77948%
December 2004..........................    =     8.49502%

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH DAY OF EACH
MONTH IS THE DISTRIBUTION DATE)                    WAC
January 2005...........................    =     8.77988%
February 2005..........................    =     8.78009%
March 2005.............................    =     7.92624%
April 2005.............................    =      8.7805%
May 2005...............................    =     8.49601%
June 2005..............................    =     8.78092%
July 2005..............................    =     8.49642%
August 2005............................    =     8.78136%
September 2005.........................    =     8.78158%
October 2005...........................    =     8.49707%
November 2005..........................    =     8.78203%
December 2005..........................    =     8.49751%
January 2006...........................    =     8.78249%
February 2006..........................    =     8.78273%
March 2006.............................    =     7.92865%
April 2006.............................    =      8.7832%
May 2006...............................    =     8.49866%
June 2006..............................    =     8.78369%
July 2006..............................    =     8.49914%
August 2006............................    =     8.78419%
September 2006.........................    =     8.78445%
October 2006...........................    =     8.49988%
November 2006..........................    =     8.63729%
December 2006..........................    =     8.35709%
January 2007...........................    =     8.63702%
February 2007..........................    =     8.63689%
March 2007.............................    =     7.79658%
April 2007.............................    =      8.6366%
May 2007...............................    =     8.35641%
June 2007..............................    =     8.63631%
July 2007..............................    =     8.35613%
August 2007............................    =     8.63601%
September 2007.........................    =     8.63586%
October 2007...........................    =     8.35568%
November 2007..........................    =     8.92746%
December 2007..........................    =     8.63761%
January 2008...........................    =     9.12067%

February 2008..........................    =     9.12067%
March 2008.............................    =     8.52933%
April 2008.............................    =     9.12067%
May 2008...............................    =       8.825%

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH DAY OF EACH MONTH
IS THE DISTRIBUTION DATE)                          WAC
June 2008..............................    =     9.12067%
July 2008..............................    =       8.825%
August 2008............................    =     9.12067%
September 2008.........................    =     9.12067%
October 2008...........................    =       8.825%
November 2008..........................    =     9.12067%
December 2008..........................    =       8.825%
January 2009...........................    =     9.12067%
February 2009..........................    =     9.12067%
March 2009.............................    =     8.23367%
April 2009.............................    =     9.12067%
May 2009...............................    =       8.825%
June 2009..............................    =     9.12067%
July 2009..............................    =       8.825%
August 2009............................    =     9.12067%
September 2009.........................    =     9.12067%
October 2009...........................    =       8.825%
November 2009..........................    =     9.12067%
December 2009..........................    =       8.825%
January 2010...........................    =     9.12067%
February 2010..........................    =     9.12067%
March 2010.............................    =     8.23367%
April 2010.............................    =     9.12067%
May 2010...............................    =       8.825%
June 2010..............................    =     9.12067%
July 2010..............................    =       8.825%
August 2010............................    =     9.12067%
September 2010.........................    =     9.12067%
October 2010...........................    =       8.825%
November 2010..........................    =     9.12067%
December 2010..........................    =       8.825%
January 2011...........................    =     9.12067%
February 2011..........................    =     9.12067%
March 2011.............................    =     8.23367%
April 2011.............................    =     9.12067%
May 2011...............................    =       8.825%
June 2011..............................    =     9.12067%
July 2011..............................    =       8.825%
August 2011............................    =     9.12067%
September 2011.........................    =           0%

PROSPECTUS DATED DECEMBER 10, 1996

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                        ASSET SECURITIZATION CORPORATION
                                   DEPOSITOR

    The Certificates offered hereby and by Supplements to this Prospectus (the 'Offered Certificates') will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the 'Trust Fund') consisting of a segregated pool of various types of multifamily or commercial mortgage loans and/or installment contracts for the sale of multifamily or commercial properties (the 'Mortgage Loans'), mortgage-backed securities evidencing interests therein or secured thereby (the 'MBS'), or a combination of Mortgage Loans and MBS (with respect to any series, collectively, 'Mortgage Assets'). The Trust Fund for a series of Certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, 'Credit Support'), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, 'Cash Flow Agreements'). See 'Description of the Trust Funds', 'Description of the Certificates' and 'Description of Credit Support'.

    Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; or (vi) provide for distributions of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See 'Description of the Certificates'.

    Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

    The Certificates of each series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Only those Certificates and assets in the related Trust Fund as are disclosed in the related Prospectus Supplement will be guaranteed or insured by any governmental agency or instrumentality or by any other person. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

    The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including voluntary and involuntary prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption 'Yield Considerations' herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    Prospective investors should review the information appearing under the caption 'Special Considerations' herein and such information as may be set forth under the caption 'Special Considerations' in the related Prospectus Supplement before purchasing any Offered Certificate.

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as one or more 'real estate mortgage investment conduits' for federal income tax purposes. See also 'Federal Income Tax Consequences' herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF        THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

    Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of a series of Offered Certificates unless accompanied by a Prospectus Supplement.

    Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Method of Distribution' herein and in the related Prospectus Supplement. All Offered Certificates will be distributed by, or sold by underwriters managed by:

                     NOMURA SECURITIES INTERNATIONAL, INC.
                THE DATE OF THIS PROSPECTUS IS DECEMBER 10, 1996

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT


    As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the 'Trust Assets'); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. The Commission also maintains a site on the World Wide Web (the 'Web') at 'http://www.sec.gov' at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ('EDGAR') system.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

    A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co. ('Cede'), as nominee of The Depository Trust Company ('DTC') and registered holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates (the 'Certificateholders') upon request to their respective DTC participants. See 'Description of the Certificates--Reports to Certificateholders' and 'Description of the Agreements-- Evidence as to Compliance'. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations of the Commission thereunder. Reports filed by the Depositor with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefore should be available at the Commission's site on the Web.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates evidencing an interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 2 World Financial Center--Building B, New York, New York 10281-1198, Attention: Secretary, or by telephone at (212) 667-9300. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates. See 'Financial Information' herein.

                              TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Prospectus Supplement.......................................     2
Available Information.......................................     2
Incorporation of Certain Information by Reference...........     2
Summary of Prospectus.......................................     7
Special Considerations......................................    11
Limited Liquidity...........................................    11
Limited Assets..............................................    11
Average Life of Certificates; Prepayments; Yields...........    11
Limited Nature of Ratings...................................    12
Risks Associated with Certain Mortgage Loans and Mortgaged
  Properties................................................    12
Balloon Payments............................................    13
Obligor Default.............................................    13
Mortgagor Type..............................................    13
Credit Support Limitations..................................    13
Enforceability..............................................    14
Environmental Risks.........................................    14
ERISA Considerations........................................    14
Certain Federal Tax Considerations Regarding Residual
  Certificates..............................................    15
Certain Federal Tax Considerations Regarding Original Issue
  Discount..................................................    15
Consent.....................................................    15
Book-Entry Registration.....................................    15
Description of the Trust Funds..............................    16
Mortgage Assets.............................................    16
Mortgage Loans..............................................    16
Default and Loss Considerations with Respect to the Mortgage
  Loans.....................................................    16
Mortgage Loan Information in Prospectus Supplements.........    17
Mortgage Underwriting Standards and Procedures..............    18
Payment Provisions of the Mortgage Loans....................    19
MBS.........................................................    19
Collection Accounts.........................................    20
Credit Support..............................................    20
Cash Flow Agreements........................................    20
Use of Proceeds.............................................    20
Yield Considerations........................................    20
General.....................................................    20
Pass-Through Rate...........................................    20
Timing of Payment of Interest and Principal.................    21
Principal Prepayments.......................................    21
Prepayments--Maturity and Weighted Average Life.............    21
Other Factors Affecting Weighted Average Life...............    22
Type of Mortgage Loan.......................................    22

Foreclosures and Payment Plans..............................    22
Due-on-Sale and Due-on-Encumbrance Clauses..................    23
The Depositor...............................................    23
Description of the Certificates.............................    23
General.....................................................    23
Distributions...............................................    25
Available Funds.............................................    25
Distributions of Interest on the Certificates...............    26
Distributions of Principal of the Certificates..............    26
Distributions on the Certificates of Prepayment Premiums or
  in Respect of Equity Participations.......................    27

                                                               PAGE
                                                               ----
Allocation of Losses and Shortfalls.........................    27
Advances in Respect of Delinquencies........................    27
Reports to Certificateholders...............................    27
Termination.................................................    29
Book-Entry Registration and Definitive Certificates.........    29
Description of the Agreements...............................    30
Assignment of Mortgage Assets; Repurchases..................    30
Representations and Warranties; Repurchases.................    31
Payments on Mortgage Assets; Deposits to Collection
  Account...................................................    32
Collection and Other Servicing Procedures...................    34
Special Servicers...........................................    34
Sub-Servicers...............................................    34
Realization Upon Defaulted Whole Loans......................    35
Hazard Insurance Policies...................................    36
Due-on-Sale and Due-on-Encumbrance Provisions...............    37
Retained Interest; Servicing Compensation and Payment of
  Expenses..................................................    37
Evidence as to Compliance...................................    38
Certain Matters Regarding a Master Servicer, a Special
  Servicer and the Depositor................................    38
Event of Default............................................    39
Rights Upon Event of Default................................    39
Amendment...................................................    40
Duties of the Trustee.......................................    40
The Trustee.................................................    40
Description of Credit Support...............................    40
General.....................................................    40
Subordinate Certificates....................................    41
Cross-Support Provisions....................................    41
Insurance or Guarantees with Respect to the Mortgage
  Assets....................................................    41

Letter of Credit............................................    41
Insurance Policies and Surety Bonds.........................    42
Certificate Guarantee Insurance.............................    42
Reserve Funds...............................................    42
Certain Legal Aspects of Mortgage Loans.....................    43
General.....................................................    43
Types of Mortgage Instruments...............................    43
Leases and Rents............................................    43
Personalty..................................................    44
Installment Contracts.......................................    44
Junior Mortgages; Rights of Senior Mortgages or
  Beneficiaries.............................................    44
Subordinate Financing.......................................    45
Foreclosure.................................................    46
Judicial Foreclosure........................................    46
Non-Judicial Foreclosure/Power of Sale......................    46
Limitations on Lender's Rights..............................    46
Rights of Redemption........................................    48
Anti-Deficiency Legislation.................................    48
Leasehold Risks.............................................    49
Bankruptcy Laws.............................................    49
Environmental Legislation...................................    51
Due-on-Sale and Due-on-Encumbrance..........................    51
Acceleration on Default.....................................    52
Default Interest, Prepayment Charges and Prepayments........    52
Applicability of Usury Laws.................................    52

                                                               PAGE
                                                               ----
Alternative Mortgage Instruments............................    52
Soldiers' and Sailors' Civil Relief Act of 1940.............    53
Forfeitures in Drug and RICO Proceedings....................    53
Certain Laws and Regulations................................    53
Type of Mortgaged Property..................................    53
Americans with Disabilities Act.............................    54
Federal Income Tax Consequences.............................    54
Federal Income Tax Consequences for REMIC Certificates......    54
General.....................................................    54
Status of REMIC Certificates................................    55
Qualification as a REMIC....................................    55
Taxation of Regular Certificates............................    57
General.....................................................    57
Original Issue Discount.....................................    57
Acquisition Premium.........................................    59
Variable Rate Regular Certificates..........................    59
Deferred Interest...........................................    60

Market Discount.............................................    60
Premium.....................................................    61
Election to Treat All Interest Under the Constant Yield
  Method....................................................    61
Sale or Exchange of Regular Certificates....................    61
Treatment of Losses.........................................    62
Taxation of Residual Certificates...........................    62
Taxation of REMIC Income....................................    62
Basis and Losses............................................    63
Treatment of Certain Items of REMIC Income and Expense......    64
Limitations on Offset or Exemption of REMIC Income..........    64
Tax-Related Restrictions on Transfer of Residual
  Certificates..............................................    65
Sale or Exchange of a Residual Certificate..................    67
Mark to Market Regulations..................................    67
Taxes That May Be Imposed on the REMIC Pool.................    68
Prohibited Transactions.....................................    68
Contributions to the REMIC Pool After the Startup Day.......    68
Net Income from Foreclosure Property........................    68
Liquidation of the REMIC Pool...............................    68
Administrative Matters......................................    68
Limitations on Deduction of Certain Expenses................    69
Taxation of Certain Foreign Investors.......................    69
Regular Certificates........................................    69
Residual Certificates.......................................    70
Backup Withholding..........................................    70
Reporting Requirements......................................    70
Federal Income Tax Consequences for Certificates as to Which
  No REMIC Election Is Made.................................    71
Standard Certificates.......................................    71
General.....................................................    71
Tax Status..................................................    71
Premium and Discount........................................    72
Recharacterization of Servicing Fees........................    72
Sale or Exchange of Standard Certificates...................    73
Stripped Certificates.......................................    73
General.....................................................    73
Status of Stripped Certificates.............................    74
Taxation of Stripped Certificates...........................    74

                                                               PAGE
                                                               ----
Reporting Requirements and Backup Withholding...............    75
Taxation of Certain Foreign Investors.......................    76
ERISA Considerations........................................    76
General.....................................................    76

Certain Requirements Under ERISA............................    76
General.....................................................    76
Parties in Interest/Disqualified Persons....................    76
Delegation of Fiduciary Duty................................    77
Administrative Exemptions...................................    77
Governmental Plans..........................................    77
Unrelated Business Taxable Income; Residual Certificates....    77
Legal Investment............................................    78
Method of Distribution......................................    79
Legal Matters...............................................    80
Financial Information.......................................    80
Rating......................................................    80
Index of Principal Definitions..............................    81

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES

     Mortgage Pass-Through Certificates, issuable in series (the
'Certificates').

DEPOSITOR

     Asset Securitization Corporation, a wholly-owned subsidiary of Nomura Asset Capital Corporation. See 'The Depositor'.

MASTER SERVICER

     The master servicer (the 'Master Servicer'), if any, for each series of Certificates will be named in the related Prospectus Supplement. See 'Description of the Agreements--Collection and Other Servicing Procedures'.

SPECIAL SERVICER

     The special servicer (the 'Special Servicer'), if any, for each series of Certificates will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See 'Description of the Agreements--Special Servicer'.

TRUSTEE

     The trustee (the 'Trustee') for each series of Certificates will be named in the related Prospectus Supplement. See 'Description of the Agreements--The Trustee'.

THE TRUST ASSETS

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

          (A) MORTGAGE ASSETS

          The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans and/or installment contracts ('Installment Contracts') for the sale of commercial or multifamily properties (collectively, the 'Mortgage Loans'), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the 'MBS') or a combination of Mortgage Loans and MBS.

     Except to the extent described in the related Prospectus Supplement, the Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by liens on, or security interest in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the 'Multifamily Properties') or (ii) office buildings, shopping centers, hotels, motels, nursing homes, hospitals or other health-care related facilities, mobile home parts, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties (the 'Commercial Properties' and together with Multifamily Properties, the 'Mortgaged Properties'). The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. All Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. As described herein and in the Prospectus Supplement, each Mortgage Loan may (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a 'Mortgage Rate') that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity, payments that adjust from time to time in accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide negative amortization or accelerated amortization; (iii) be fully amortizing or require a balloon payment due on its stated maturity date; (iv) contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment; and (v) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or other interval. See 'Description of the Trust Funds--Mortgage Assets'.

          (B) COLLECTION ACCOUNT

          Each Trust Fund will include one or more accounts (collectively, the 'Collection Account') established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund other than certain fees and expenses. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations, as described in the related Prospectus Supplement. See 'Description of the Agreements--Payments on Mortgage

     Assets; Deposits to Collection Account'.

          (C) CREDIT SUPPORT

          If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, an insurance policy on the Mortgage Loans, guarantee, certificate guarantee insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, 'Credit Support'). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any credit support that is included as part of the trust fund evidenced or secured by such MBS. See 'Special Considerations--Credit Support Limitations' and 'Description of Credit Support'.

          (D) CASH FLOW AGREEMENTS

          If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a 'Cash Flow Agreement'), including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced or secured by such MBS. See 'Description of the Trust Funds--Cash Flow Agreements'.

DESCRIPTION OF CERTIFICATES

     Each series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement and each series of Certificates evidencing an interest in a Trust Fund the Mortgage Assets of which consisting of MBS will be issued pursuant to a Trust Agreement. Pooling and Servicing Agreements and Trust Agreements are sometimes referred to herein as 'Agreements'. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a 'Certificate Balance') and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a 'Pass-Through Rate'). The related Prospectus Supplement will specify the Certificate Balance and the Pass-Through Rate for each class of Certificates, as applicable, or in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may (i) be senior (collectively, 'Senior Certificates') or subordinate (collectively,

'Subordinate Certificates') to one or more other classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, 'Stripped Principal Certificates'); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, 'Stripped Interest Certificates'); (iv) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, 'Accrual Certificates'); and/or (v) provide for payments of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds. Any such classes or subclasses may include classes or subclasses of Offered Certificates. The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See 'Special Considerations-- Limited Assets' and 'Description of the Certificates'.

DISTRIBUTIONS OF INTEREST ON CERTIFICATES

     Interest on each class of Offered Certificates (other than certain classes of Stripped Interest Certificates and Stripped Principal Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a 'Distribution Date'). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies and other contingencies described herein and in the related Prospectus Supplement. See 'Special Considerations--Average Life of Certificates; Prepayments; Yields', 'Yield Considerations', and 'Description of the Certificates--Distributions of Interest on the Certificates'.

DISTRIBUTIONS OF PRINCIPAL OF CERTIFICATES


     The initial aggregate Certificate Balance of the Certificates of each series (other than certain classes of Stripped Interest Certificates) will generally not exceed the outstanding principal balance of the Mortgage Assets as of the close of business on the day of the month specified in the related Trust Fund (the 'Cut-off Date'), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balance of such Certificates have been reduced to zero. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See 'Description of the Certificates--Distributions of Principal of the Certificates'.

ADVANCES

     In connection with a series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS, the Master Servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments or the Mortgage Loans in such Trust Fund. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans, and in certain circumstances, from other assets available in the Trust Fund. The Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See 'Description of the Certificates--Advances in Respect of Delinquencies'.

TERMINATION

     A series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund under the circumstances and in the manner set forth therein. See 'Description of the Certificates--Termination'.

REGISTRATION OF CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See 'Special Considerations--Book-Entry Registration' and 'Description of the Certificates--Book-Entry Registration and Definitive Certificates'.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences to Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more 'real estate mortgage investment conduits' (each, a 'REMIC') under the provisions of the Internal Revenue Code of 1986, as amended (the 'Code'). The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See 'Federal Income Tax Consequences'.

ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan or other retirement arrangement, including an individual retirement account, or a Keogh plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or
Section 4975 of the Code (each a 'Plan'), or a collective investment fund in which such Plans are invested, or an insurance company using assets of a separate account or general account which includes assets of Plans (or which is deemed pursuant to ERISA to include assets of Plans), or other pensions acting on behalf of any such Plan or using the assets of any such Plan, which proposes to cause a Plan to acquire any of the Offered Certificates should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See 'ERISA Considerations' herein and in the related Prospectus Supplement.

LEGAL INVESTMENT

     The related Prospectus Supplement will specify whether the Offered Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See 'Legal Investment' herein and in the related Prospectus Supplement.

RATING

     At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a 'Rating Agency'). See 'Rating' herein and in the related Prospectus Supplement.

                             SPECIAL CONSIDERATIONS


     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in 'Special Considerations' in the related Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading 'Description of the Certificates--Reports to Certificateholders,' '--Book-Entry Registration and Definitive Certificates' and 'Description of the Agreements--Evidence as to Compliance' for information concerning the Certificates. Certificateholders will have no redemption rights. Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in the case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. Nomura Securities International, Inc., through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

     A series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments on the Mortgage Assets in any Trust Fund (including principal prepayments on the Mortgage Loans resulting from both voluntary and involuntary liquidations) generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such

Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to voluntary and involuntary prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See 'Yield Considerations' herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See 'Description of Credit Support' and 'Rating'.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. See 'Description of the Trust Funds--Mortgage Assets'. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.


     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, of applicable, a diversity of types of business operated by such tenants.

     It is anticipated that all or a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the

Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

BALLOON PAYMENTS

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.

OBLIGOR DEFAULT

     In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer typically will have considerable flexibility to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable. The recent foreclosure and delinquency experience with respect to loans serviced by a Master Servicer or, if applicable, any Special Servicer or significant Sub-Servicer will be provided in the related Prospectus Supplement.

MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates). Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. Any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of a series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a 'Covered Trust'), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each

Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See '--Limited Nature of Ratings', 'Description of the Certificates' and 'Description of Credit Support'.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments may not be perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See 'Certain Legal Aspects of Mortgage Loans-- Leases and Rents'.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for the costs of addressing releases or threatened releases of hazardous substances that require remedial action at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions that have resulted in any contamination or, if circumstances or conditions have resulted in any contamination or if such circumstances or conditions require remedial action, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis that not taking such actions. See 'Certain Legal Aspects of Mortgage Loans-- Environmental Legislation'.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See 'ERISA Considerations'.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in 'Federal Income Tax Consequences --Federal Income Tax Consequences for REMIC Certificates'. Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as 'excess inclusion' income to such holder which
(i) generally, will not be subject to offset by losses from other activities,
(ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with 'original issue discount' for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See 'Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates'.

CONSENT

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of all series or a similar means of allocating decision-making under the Agreement ('Voting Rights') will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the related Agreement in certain circumstances. See 'Description of the Agreements--Events of Default', '--Rights Upon Event of Default' and '-- Amendment'.

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as 'Certificateholders' (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See 'Description of the Certificates--Book-Entry Registration and Definitive Certificates'.

                         DESCRIPTION OF THE TRUST FUNDS

MORTGAGE ASSETS

     The primary assets of each Trust Fund (the 'Mortgage Assets') will include
(i) Multifamily and/or Commercial Loans and/or Installment Contracts (collectively, the 'Mortgage Loans') or (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans ('MBS'). As used herein, 'Mortgage Loans' refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as 'Whole Loans'. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will describe any guarantee or insurance relating to the Mortgage Assets by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a 'Mortgage Asset Seller'), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor.

MORTGAGE LOANS

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ('Multifamily Properties' and the related loans, 'Multifamily Loans') or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties ('Commercial Properties' and the related loans, 'Commercial Loans') located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. The Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first or more junior lien on Mortgaged Properties. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ('Cooperatives'). The Mortgaged Properties may include leasehold interest in properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the 'Originator') other than the Depositor. The Mortgage Loans will be evidenced by promissory notes (the 'Mortgage Notes') secured by mortgages or deeds of trust (the 'Mortgages') creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage Loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. The Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The 'Debt Service Coverage Ratio' of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. 'Net Operating Income' is typically defined as total operating revenues (including primarily rental income and any expense reimbursement, ancillary income, late charges and deposit forfeitures) minus total operating expenses (including primarily expenses for advertising, general administration, management fees and disbursements, utilities, repairs and maintenance, insurance, real estate taxes and replacement reserves based solely on the mortgagor's estimates of the useful lives of various assets). Net Operating Income does not reflect capital expenditures or partnership expenses. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ('Net Leases'); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such 'net of expense' provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

     While the duration of leases and the existence of any 'net of expense' provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The 'Value' of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See 'Special Considerations--Risks Associated with Certain Mortgage Loans and Mortgaged Properties', '--Balloon Payments', '--Mortgagor Default' and '--Mortgagor Type'.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or

Commercial Property and the type of property in each such category), (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ('ARM Loans'), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under 'Description of the Trust Funds--Mortgage Assets--Default and Loss Considerations with Respect to the Mortgage Loans' above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

     The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may be have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

     Underwriting procedures are intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Mortgage Loans insured by the Federal Housing Administration ('FHA'), a division of the United States Department of Housing and Urban Development ('HUD'), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the orginated course of their real estate lending activities and will comply with the underwriting policies of FHA.

     The adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers or other appropriate market studies. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. An appraisal can be based upon, among other things, a cash flow analysis and/or a market data analysis of recent sales of comparable properties or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Even where Credit Support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     The Mortgage Loans generally will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Mortgage Loan may: (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a 'Mortgage Rate') that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, (iii) be fully amortizing or require a balloon payment due on its stated maturity date; and (iv) contain prohibitions on prepayment (a 'Lock-out Period' and the date of expiration thereof, a 'Lock-out Date') or require payment of a premium or a yield maintenance penalty (a 'Prepayment Premium') in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ('Equity Participations'), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an 'MBS Agreement'). A seller (the 'MBS Issuer') and/or servicer (the 'MBS Servicer') of the underlying Mortgage Loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the 'MBS Trustee'), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by the MBS.

     Distributions of principal and interest will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Principal and interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination of other credit support similar to that described for the Certificates under 'Description of Credit Support' may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans evidenced or secured by such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS. In addition, MBS may consist of classes of MBS which are subordinate to other classes of MBS of the same series.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that included MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or formula for determining such rates, (iv) the applicable payment provisions for the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS, (vii) the characteristics of any subordination to which such MBS may be subject; (viii) the terms on which the related Underlying Mortgage Loans for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under 'Description of the Trust Funds-- Mortgage Assets--Mortgage Loan Information in Prospectus Supplements' and (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS.

COLLECTION ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the 'Collection Account') established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations.

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy for the Mortgage Loans, certificate guarantee insurance, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, 'Credit Support'). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See 'Special Considerations--Credit Support Limitations' and 'Description of Credit Support'.

CASH FLOW AGREEMENTS

     The Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a 'Cash Flow Agreement'), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See 'Special Considerations--Average Life of Certificates; Prepayments; Yields'.

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result in the Interest Accrual Period ended on such Distribution Date. In addition, interest accrued for an Interest Accrual period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The

Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PRINCIPAL PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions or principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Assets on the yield on one or more classes of the Certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.


PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See 'Description of the Trust Funds'.

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ('CPR') prepayment model or the Standard Prepayment Assumption ('SPA') prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each life of Offered Certificates of such series and the percentage of the Initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various prepayment rates. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular prepayment rate.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  TYPE OF MORTGAGE LOAN

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may be given considerable flexibility to modify Mortgage Loans that are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of

Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceeds, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include 'due-on-sale' clauses or 'due-on-encumbrance' clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, the Master Servicer will, if required by the related Agreement, on behalf of the Trust Fund, employ its usual practices in determining whether to exercise any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan. See 'Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance' and 'Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions'.

                                 THE DEPOSITOR

     Asset Securitization Corporation, the Depositor, is a Delaware corporation organized on June 23, 1992 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Nomura Asset Capital Corporation, which is in turn a wholly-owned subsidiary of Nomura Holding America Inc., a United States-based holding company, incorporated in Delaware, which is wholly owned by The Nomura Securities Co., Ltd., a Japanese corporation. The Nomura Securities Co., Ltd. is engaged in the domestic and international securities business. The Depositor maintains its principal office at Two World Financial Center--Building B, 21st Floor, New York, New York 10281-1198. Its telephone number is (212) 667-9300.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may be senior (collectively, 'Senior Certificates') or subordinate (collectively, 'Subordinate Certificates') Certificates. Each series may consist of one or more of the types of Certificates described below.

     Types of Certificates classified by interest payments can include:


CATEGORY OF CLASS          DEFINITION
-------------------------  ---------------------------------------------------------------------------------------

Ascending Rate...........  Certificates that have predetermined Pass-Through Rates that change one or more times on dates determined before issuance.

Fixed Rate...............  Certificates with Pass-Through Rates that are fixed throughout the life of such
                           Certificates.

Floating Rate............  Certificates with Pass-Through Rates that are reset periodically based on an index and that vary directly with changes in the index.

Inverse Floating Rate....  Certificates with Pass-Through Rates that are reset periodically based on an index and that vary inversely with changes in the index.

Stripped Interest........  Certificates that receive some or all of the interest payments made on the underlying
                           Mortgage Loans or other Trust Fund assets and little or no principal. Stripped Interest
                           Certificates have either a nominal or a notional principal amount. A nominal principal amount represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes of Certificates. A notional principal amount is the amount used as a reference to calculate the amount of interest due on a Stripped Interest Certificate that is not entitled to any principal.

Stripped Principal.......  Certificates that do not receive any interest.

WAC (or Weighted Average
  Coupon)................  Certificates whose Pass-Through Rate represents a blended interest rate that may change from period to period.

Accrual..................  Certificates that accrete all or a portion of their interest, which is added to the outstanding principal balance. This accretion may continue until the class of
                           Certificates begins receiving principal payments, until some other event has occurred or until the class is retired.

Types of Certificates classified by allocation of principal distributions can include:

PAC (or Planned
  Amortization
  Class).................  Certificates that are designed to receive principal payments using a predetermined schedule derived by assuming two constant prepayment rates for the underlying Mortgage
                           Loans. A PAC schedule will reflect a 'structuring range' both above and below the
                           Prepayment Assumption for the related series. The PAC Certificates in any series may include two or more 'types'. The PAC Certificates within any typehave a single structuring range. The different types have different structuring ranges and/or different principal payment priorities.

Scheduled................  Certificates that are designed to receive principal payments using a predetermined schedule, but that are not designated as PAC or TAC Certificates. Classes consisting of both PAC and TAC components are also designated as Scheduled Classes.

Sequential Pay...........  Certificates that receive principal payments in a prescribed sequence, that do not have predetermined schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. Sequential Pay Certificates may receive principal payments concurrently with one or more other classes of Sequential Pay Certificates. A single class of Certificates that receives principal payments before or after all other classes in the same series may be identified as a Sequential Pay Certificate.

Sticky Jump/Non-Sticky
  Jump...................  Certificates whose principal payment priorities change temporarily or permanently upon the occurrence of one or more 'trigger' events. A Sticky Jump Certificate 'jumps' to its new priority on the first Distribution Date when the trigger condition is met and retains ('sticks' to) that priority until retired. If the principal payment change is not permanent, the Certificate is referred to as a Non-Sticky Jump.

Strip....................  Certificates that receive a constant proportion, or 'strip', of the principal payments on the underlying Mortgage Loans or other Trust Fund assets.

Support (or Companion)...  Certificates that receive principal payments on any Payment Date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes.

TAC (or Targeted
  Amortization
  Class).................  Certificates that are designed to receive principal payments using a predetermined schedule derived by assuming a single constant prepayment rate for the underlying
                           Mortgage Loans. The TAC Certificates in any series may include two or more 'types'. The different types have different principal payment priorities and/or have schedules that are derived from different assumed prepayment rates.

Index Allocation Class...  Certificates whose principal payment allocations are based on the value of an index.

     The Prospectus Supplement for any series including classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of classes; (ii) the risk that Stripped Interest Certificates purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayment. Any class of Certificates may be divided into two or more subclasses of Certificates.


     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ('Definitive Certificates') or in book-entry form ('Book-Entry Certificates'), as provided in the related Prospectus Supplement. See 'Special Considerations--Book-Entry Registration' and 'Description of the Certificates--Book-Entry Registration and Definitive Certificates'. Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See 'Special Considerations--Limited Liquidity' and '--Limited Assets'.

DISTRIBUTIONS

     Distributions allocable to principal and interest on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Funds for such series on such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered (the 'Record Date'), and the amount of each distribution will be determined (the 'Determination Date') as of the close of business on the date specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or its agent specified in the notice to Certificateholders of such final distribution.

AVAILABLE FUNDS

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. 'Available Funds' for each Distribution Date will generally equal the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

     (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Collection Period (a 'Collection Period' with respect to any Distribution Date will usually commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution Date).

     (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds, and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related Prospectus Supplement, and

     (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from voluntary and involuntary prepayments during the related Prepayment Period; and

     (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Interest on the Certificates will typically be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related

Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, Accrued Certificate Interest on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), 'Accrued Certificate Interest' will be equal to interest accrued during the related Interest Accrual Period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced to reflect prepayment interest shortfalls as described below (for this purpose, the term 'prepayment' includes prepayments, in whole or in part, and liquidations due to default). Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. The Accrued Certificate Interest on each class of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for the related series, with such shortfall allocated among all of the classes of Certificates of that series in the manner specified in the related Prospectus Supplement. See 'Special Considerations--Average Life of Certificates; Prepayments; Yields' and 'Yield Considerations'.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a 'Certificate Balance' which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time, and by the amount of losses allocated to such Certificate incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in the related Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement. See 'Description of Credit Support' for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS, the Master Servicer, if required by the related Agreement, will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Collection Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from (a) Related Proceeds (as defined below) or (b) in the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the greater of (x) the outstanding Certificate Balance of such Subordinate Certificates and (y) Related Proceeds. See 'Description of Credit Support'.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's funds will typically be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, 'Related Proceeds'); provided, however, that any such advance will be reimbursable from any amounts in the Collection Account to the extent that the

Master Servicer shall determine that such advance (a 'Nonrecoverable Advance') is not ultimately recoverable from Related Proceeds. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. The obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     The Master Servicer will be entitled to receive interest at the rate specified in the related Prospectus Supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

     With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by a Master Servicer, any Special Servicer and any Sub-Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;


     (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and
(d) foreclosure proceedings have been commenced;

     (viii) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,
(e) the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice,
(g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Collection Period or Prepayment Period, as applicable (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated,
(c) the aggregate amount of liquidation proceeds received, (d) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan and (e) the amount of any loss to Certificateholders;

     (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Collection Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the date of acquisition, (c) the book value, (d) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (e) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (f) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xi) with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made during the related Prepayment Period;

     (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

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     (xix) as to any series which incudes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Collection Period or Prepayment Period, as applicable. In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See 'Description of the Certificates-- Book-Entry Registration and Definitive Certificates'.

TERMINATION


     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, the Offered Certificates of one or more classes of such series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ('DTC').

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the UCC and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Nomura Securities International, Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Holders of Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Offered Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co. ('Cede'), as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. The only 'Certificateholder' (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificateholders will not be recognized by the Trustee as Certificateholders under the Agreement.

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

Certificateholders will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

     Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificateholders or their nominees ('Definitive Certificates'), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Under surrender by DTC of the certificate or certificates representing such Certificates and instructions for reregistration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Agreement will provide that the applicable Certificateholders will be notified of such event.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term 'Certificate' refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Asset Securitization Corporation, Two World Financial Center-- Building B, 21st Floor, New York, New York 10281-1198. Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Assets included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Mortgage Loan included in the related Trust Fund such as the address of the related Mortgaged Property and type of such

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

property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable and in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rates, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, including the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. The Depositor will promptly cause the assignment of each related Whole Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or the custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall take such action as required in the Agreement, which may include immediately notifying the Master Servicer and the Depositor. If the Mortgage Asset Seller, upon notification, cannot cure the omission or defect within a specified number of days after receipt of such notice, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer is obligated to use its best efforts to enforce such obligation to the extent of its obligations with respect to a Warranting Party as described under '--Representations and Warranties; Repurchases', neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. This repurchase or substitution obligation may constitute the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     With respect to each MBS, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. The Depositor will promptly cause the Trustee to be registered, with the applicable persons, as the holder of the MBS.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The Depositor may make or assign certain representations and warranties pursuant to the related Agreement with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, as of a specified date (the person making such representations and warranties, the 'Warranting Party') covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Mortgage Asset Seller to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party shall be a Mortgage Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. In the event of a breach of any such representation or warranty, the Warranting Party may be obligated pursuant to the related Agreement to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a

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

breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

     Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by or on behalf of it in respect of a Whole Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, the 'Purchase Price' will typically equal to the sum of the unpaid principal balance thereof plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the end of the accrual period in which the relevant purchase is to occur. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer will be required under the applicable Agreement to use its best efforts to enforce such obligations of the Warranting Party for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Whole Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     With respect to a Trust Fund that includes MBS, the related Prospectus Supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS, the person making them and the remedies for breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders, the Master Servicer will be obligated to cure the breach in all material respects.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO COLLECTION ACCOUNT

     The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more Collection Accounts for the collection of payments on the related Mortgage Assets, which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series or (ii) an account or accounts the deposits in which are insured by the Bank Insurance Fund ('BIF') or the Savings Association Insurance Fund ('SAIF') of the Federal Deposit Insurance Corporation ('FDIC') (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Collection Account or a certified first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade investments specified in the Agreement ('Permitted Investments'). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Any interest or other income earned on funds in the Collection Account will generally be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

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

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis, unless otherwise provided in the Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i) all payments on account of principal, including principal prepayments, and on account of modification or assumption fees, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any late charges or default interest collected, and to the extent that any class or classes of Certificates is entitled thereto, all payments on account of Prepayment Premiums or Equity Participations, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, 'Insurance Proceeds') and all other amounts received and retained in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ('Liquidation Proceeds'), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under 'Description of Credit Support';

     (v) any advances made as described under 'Description of the Certificates--Advances in Respect of Delinquencies';

     (vi) any amounts paid under any Cash Flow Agreement, as described under 'Description of the Trust Funds--Cash Flow Agreements';

     (vii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Asset Seller as described under 'Description of the Agreements--Assignment of Mortgage Assets; Repurchases'--and '--Representations and Warranties; Repurchases', exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Asset purchased as described under 'Description of the Certificates-- Termination';

     (viii) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under '--Hazard Insurance Policies'; and

     (ix) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account.

     The Agreement for a series of Certificates may provide that a special trust account (the 'REO Account') will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with the Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under 'Description of Credit Support'. Each Master Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from mortgagors; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. The Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See 'Description of Credit Support'.

     Consistent with the general servicing standard set forth above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Whole Loan payment and, only upon determining that the coverage under any related hazard insurance policy or instrument of Credit Support will not be affected, extend or cause to be extended the due dates for payments due on a Whole Loan for a period not greater than that specified in the applicable Agreement.

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the general servicing standards set forth above so long as the modification, waiver or amendment will not (i) affect the amount or timing of any payments of principal or interest on the Whole Loan or
(ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the Whole Loan. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, a special servicer (the 'Special Servicer') may be appointed to service Mortgage Loans that are in default or otherwise require special servicing. The related Prospectus Supplement will set forth certain information with respect to the Special Servicer and will describe the rights, obligations and compensation of a Special Servicer. A Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement. A Special Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

SUB-SERVICERS

     A Master Servicer and/or any Special Servicer may each delegate their respective servicing obligations in respect of the Whole Loans to third-party servicers (each, a 'Sub-Servicer'), but such Master Servicer and/or Special Servicer will remain obligated under the related Agreement. The sub-servicing agreement between a Master Servicer and/or Special Servicer and a Sub-Servicer (a 'Sub-Servicing Agreement') will be consistent with the terms of the related Agreement and will not result in a withdrawal or downgrading of the rating of any class of Certificates issued pursuant to such Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer or Special Servicer, as applicable, and the Sub-Servicer, the related Agreement will provide that, if for any reason the Master Servicer or Special Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer or Special Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     The Master Servicer or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as applicable, for certain expenditures which it makes, generally to the same

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extent the Master Servicer or Special Servicer, as applicable, would be reimbursed under an Agreement. See '--Retained Interest, Servicing Compensation and Payment of Expenses'.

     The Master Servicer or Special Servicer, as applicable, may require any Sub-Servicer to agree to indemnify the Master Servicer or Special Servicer for any liability or obligation sustained by the Master Servicer or Special Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. An Agreement may require a Sub-Servicer to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer or Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, in certain cases the Master Servicer may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See 'Certain Legal Aspects of Mortgage Loans'.

     If so specified in the Prospectus Supplement for a series of Certificates that includes one or more subordinate classes, any holder or holders of a class of Subordinate Certificates having the lowest priority of payment may purchase from the Trust Fund at the purchase price described in such Supplement any Whole Loan as to which the number of scheduled payments thereunder specified in such Supplement are delinquent.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the servicing standard described herein and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any action that would cause the Trust Fund to be an 'owner' or an 'operator' within the meaning of certain federal or state environmental laws, unless the Master Servicer has also previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

     (i) The Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to cause the Mortgaged Property to comply therewith (the cost of which actions will be an expense of the Trust
Fund); and

     (ii) There are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or, if such substances, materials or wastes are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the Mortgaged Property (the cost of which actions will be an expense of the Trust Fund).


     If title to any Mortgaged Property is acquired by the Trust Fund, the Master Servicer, pursuant to the related Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

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

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation by the Master Servicer of similar property owned by it.

     The limitations imposed by the Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See 'Certain Legal Aspects of Mortgage Loans--Foreclosure'.

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See '--Hazard Insurance Policies' and 'Description of Credit Support'.

HAZARD INSURANCE POLICIES

     Any Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage generally will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under an hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause. The Master Servicer will also be required to maintain a fidelity bond and errors and omission policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. When a Mortgaged Property securing a Whole Loan is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to cause the mortgagor to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property or a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Under the terms of the Whole Loans, mortgagors will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under 'Description of the Agreements--Collection and Other Servicing Procedures'.

     Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance'.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A 'Retained Interest' in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     A Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary

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

compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization schedule of the Mortgage Loans underlying or comprising such Mortgage Asset. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Mortgage Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE
DEPOSITOR

     The Master Servicer, if any, under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or Depositor's affiliates.

     The Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only if such resignation, and the appointment of a successor, will not result in a downgrading of the rating of any class of Certificates or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.


     Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related

Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense is otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Accounts.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the related Agreement, provided that such person satisfies the criteria specified in the Agreement.

     If the Master Servicer retains a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

EVENT OF DEFAULT

     Events of Default under the related Agreement for a Trust Fund that includes Whole Loans will, in general, consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy or instrument of Credit Support required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation

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


thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. An Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee with the consent of the holders of Certificates evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing not less than 66% of the aggregate Voting Rights of such class or
(iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which one or more REMIC elections is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies on the Mortgage Loans, certificate guarantee insurance, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Credit Support will generally not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, holders of Certificates of a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

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

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place or incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See 'Special Considerations--Credit Support Limitations'.

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates to the extent specified in the related Prospectus Supplement. The subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The relative interests of the Senior Certificates and the Subordinate Certificates of a Series may be subject to adjustment from time to time on the basis of distributions received in respect thereof. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected. If one or more classes of Subordinate Certificates of a series are Offered Certificates, the related Prospectus Supplement will provide information as to the sensitivity of distributions on such Certificates based on certain default assumptions.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE ASSETS

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered for various default risks by insurance policies or guarantees, or the MBS comprising the Mortgage Assets in the related Trust Fund will be covered by the types of Credit Support described herein. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the 'L/C Bank'). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

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

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a 'voidable preference' payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investment. Any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. Whether a Reserve Fund, if any, for a series will be a part of the Trust Fund will be disclosed in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

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

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See 'Description of the Trust Funds--Mortgage Assets'.

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as 'mortgages'. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, 'mortgagor' includes the trustor under a deed of trust and a grantor under a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. As used in this Prospectus, unless the context otherwise requires, the term 'mortgagee' means the lender and, in the case of the deed of trust, the trustee thereunder in certain cases. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailor's Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ('UCC'); generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default. Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property

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

may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute 'fixtures' under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

     The Mortgage Loans included in a Trust Fund may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

     Some of the Mortgage Loans included in the Mortgage Pool for a series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or

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

other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an 'obligatory' or 'optional' advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a 'future advance' clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a 'credit limit' amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneificary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

SUBORDINATE FINANCING

     Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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FORECLOSURE

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclosure is contested, the legal proceedings can be costly and time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatment period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON LENDER'S RIGHTS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state

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

constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

     Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent 'fair consideration' ('reasonably equivalent value' under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See '--Environmental Legislation'. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a 'due-on-sale' clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are generally applied first to the costs, fees and expenses of sale, to unpaid real estate taxes and assessments and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     In connection with a series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Regulations and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.


RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their 'equity of redemption'. The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

ANTI-DEFICIENCY LEGISLATION

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the 'Bankruptcy Code'), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the modification or denial of enforceability of due-on-sale or due-on-encumbrance clauses, the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary 'based on the equities of the case.' Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute 'cash collateral' under the

Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is 'adequately protected' as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the commencement of a bankruptcy proceeding in which the lessee is the debtor results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with 'adequate assurance' of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the federal doctrine of 'substantive consolidation' or to the (predominantly state law) doctrine of 'piercing the corporate veil', a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the first bankrupt entity extended to the second and the rights of creditors of the second entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders. For each mortgagor that is described as a 'special purpose entity', 'single purpose entity' or 'bankruptcy-remote entity' in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

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

ENVIRONMENTAL LEGISLATION

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a 'superlien') including those of existing mortgages; in those states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA. CERCLA excludes from the definition of 'owner or operator' any person 'who, without participating in the mangement of . . . [the] facility, holds indicia of ownership primarily to protect his security interest' ('secured-creditor exemption').

     A lender may lose its secured-creditor exemption and be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Also, if the lender takes title to or possession of the property, the secured-creditor exemption may be deemed to be unavailable, and the lender may be liable to the government or private parties for clean-up or other remedial costs pursuant to CERCLA.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA secured-creditor exemption. The Court held that a mortgagee need not have involved itself in the day-to-day operations of the mortgaged property or in decisions relating to hazardous waste in order to be liable under CERCLA; rather, liability could attach to a mortgagee if its involvement in the management of the property is sufficiently broad to support the inference that it had the capacity to influence the mortgagor's treatment of hazardous waste. Such capacity to influence could be inferred from the extent of the mortgagee's involvement in the mortgagor's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp. disagreed with the Fleet Factors opinion, ruling that a secured lender had no liability absent 'some actual management of the facility' on the part of the lender. The scope of the secured-creditor exemption is thus unclear.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental contamination, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     Unless otherwise provided in the related Prospectus Supplement, the Warranting Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a 'Phase I assessment' as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, the Agreement may provide that the Master Servicer, acting on behalf of the Trustee, will not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (a) there are no circumstances or conditions present at the Mortgaged Property relating to substances for which some investigation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property and (b) that the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See 'Description of the Agreements-- Realization Upon Defaulted Whole Loans'.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE


     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgager becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance

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

with the general servicing standard described herein under 'Description of the Agreements--Collection and Other Servicing Procedures'.

ACCELERATION ON DEFAULT

     Some of the Mortgage Loans included in a Trust Fund will include a 'debt-acceleration' clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that first mortgage loans secured by primarily residential properties that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act

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


('Title VIII'). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the 'NCUA') with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates and would not be covered by advances or any form of Credit Support (if any) provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ('RICO') statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the 'Crime Control Act'), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property', including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care

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

institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and
(ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the 'ADA'), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent

'readily achievable.' In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The 'readily achievable' standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the 'readily achievable' standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), as well as regulations (the 'REMIC Regulations') promulgated by the U.S. Department of Treasury (the 'Treasury') on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage will be deemed to refer to that portion of the Mortgage Assets held by the Trust Fund which does not include the Retained Interest. References to a 'holder' or 'Certificateholder' in this discussion generally mean the beneficial owner of a Certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

  GENERAL

     With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a 'REMIC Pool'. For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as 'REMIC Certificates' and will consist of one or more Classes of 'Regular Certificates' and one Class of 'Residual Certificates' in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the

Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be 'regular interests' in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be 'residual interests' in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to 'REMIC' or 'REMIC Pool'

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

herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See '--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made'. For purposes of this discussion, unless otherwise specified, the term 'Mortgage Loans' will be used to refer to Mortgage Loans, MBS and Installment Contracts.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute 'a regular or residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as 'loans . . . secured by an interest in real property which is . . . residential real property' (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting 'qualifying real property loans' or 'loans . . . secured by an interest in real property' for purposes of Code
Section 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute 'Government securities' within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an 'evidence of indebtedness' within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the 'SBJPA of 1996') repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of 'qualifying real property loans' in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must 'recapture' a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in 'residential loans' under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the 'Startup Day' (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than 'qualified mortgages' and 'permitted investments'. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide 'reasonable arrangements' to prevent its residual interest from being held by 'disqualified organizations' and must furnish applicable tax information to transferors or agents that violate this requirement. See 'Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations'.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, such as the Mortgage Certificates, regular interests in another REMIC, such as Mortgage Certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general,
(i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification). A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a 'defective obligation' within a two-year period thereafter. A 'defective obligation' includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is 'defective' as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as 'single family residences' within the meaning of Code Section 25(e)(10) may be treated as 'qualified mortgages' of a REMIC. Under Code Section 25(e)(10), the term 'single family residence' includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. With respect to each series with respect to which Contracts are included in a REMIC Pool, the Depositor will represent and warrant that each of the manufactured homes securing the Contracts meets this definition of 'single family residence'.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced 'promptly and appropriately' as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service (the 'Service').


     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under

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

Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the '1986 Act') indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES


  GENERAL

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the 'Regular Certificateholder') as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and other Classes of Regular Certificates may be, issued with 'original issue discount' within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the 'OID Regulations'), as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations and the Proposed OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ('Random Lot Certificates')) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the 'stated redemption price at maturity' of the Regular Certificate over its 'issue price'. The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute 'qualified stated interest'. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an 'interest only' class, or a class on which interest is substantially disproportionate to its principal amount (a so-called 'super-premium' class) as having no qualified stated interest. Where the interval between the issue date and the first

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Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the 'Prepayment Assumption') and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See 'Election to Treat All Interest Under the Constant Yield Method'.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the 'daily portions,' as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and
(b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the

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remaining unpaid principal balance of a partially redeemed Random Lot
Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the 'pro rata prepayment' rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

ACQUISITION PREMIUM

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading 'Election to Treat All Interest Under the Constant Yield Method'.

VARIABLE RATE REGULAR CERTIFICATES

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more 'qualified floating rates',
(b) a single fixed rate and one or more qualified floating rates, (c) a single 'objective rate', or (d) a single fixed rate and a single objective rate that is a 'qualified inverse floating rate'. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly 'front-loaded' or 'back-loaded' within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear 'contingent interest' within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest rate by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under 'Original Issue Discount' with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest,

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

other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

DEFERRED INTEREST

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

MARKET DISCOUNT

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, 'market discount' is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See 'Election to Treat All Interest Under the Constant Yield Method' below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under 'Original Issue Discount') remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See 'Original Issue Discount' above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

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PREMIUM

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a 'capital asset' within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under 'Market Discount' are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See 'Election to Treat All Interest Under the Constant Yield Method' below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) 'interest' includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

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TREATMENT OF LOSSES

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating 'negative' original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

  TAXATION OF REMIC INCOME

     Generally, the 'daily portions' of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ('Residual Certificateholders'), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income, includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

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     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular

Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of 'excess inclusions' below under 'Limitations on Offset or Exemption of REMIC Income'. The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under 'Taxation of REMIC Income', the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations

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

provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See 'Treatment of Certain Items of REMIC Income and Expense --Market Discount' below regarding the basis of Mortgage Loans to the REMIC Pool and 'Sale or Exchange of a Residual Certificate' below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under 'Taxation of Regular Certificates-- Original Issue Discount' and '-- Variable Rate Regular Certificates', without regard to the de minimis rule described therein.

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under 'Taxation of Regular Certificates--Deferred Interest'.


     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under 'Taxation of Regular Certificates--Market Discount'.

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under 'Taxation of Regular Certificates--Premium', a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or on Agency Securities, or Private Mortgage-Backed Securities that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the 'excess inclusion', is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual

Certificate prior to the beginning

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

of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under 'Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors'), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See 'Taxation of Certain Foreign Investors--Residual Certificates' below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations.  If any legal or beneficial interest in a

Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a 'Pass-Through Entity' (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

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     For these purposes, (i) 'Disqualified Organization' means the United
States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) 'Pass-Through

Entity' means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless
(i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a 'noneconomic residual interest' (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under 'Foreign Investors') is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a 'noneconomic residual interest' unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under 'Disqualified Organizations'. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading 'Disqualified Organizations'. The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has 'tax avoidance potential' to a 'foreign person' will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a 'U.S. Person' (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding

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

tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE


     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under 'Taxation of Residual Certificates--Basis and Losses') of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a 'taxable mortgage pool' (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

MARK TO MARKET REGULATIONS

     Prospective purchasers of the Residual Certificates should also be aware that on January 3, 1995, the Service released proposed regulations (the 'Proposed Mark to Market Regulations') under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Proposed Mark to Market Regulations would apply to all Residual Certificates acquired on or after January 4, 1995.

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TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

  PROHIBITED TRANSACTIONS

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on 'net income from foreclosure property', determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as 'foreclosure property' for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the

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

Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as 'tax matters person', as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation) or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code
Section 212 for the Servicer Fee and all administrative and other expenses relating to the REMIC Pool, any similar fees paid to the issuer or guarantor of the Agency Certificates or the Private Mortgage-Backed Securities or Contracts, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

  REGULAR CERTIFICATES

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered 'portfolio interest' and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a '10-percent shareholder' within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term 'Non-U.S. Person' means any person who is not a U.S. Person.

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

RESIDUAL CERTIFICATES

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as 'portfolio interest', subject to the conditions described in 'Regular Certificates' above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in 'registered form' within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an 'excess inclusion'. See 'Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income'. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See 'Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors' above concerning the disregard of certain transfers having 'tax avoidance potential'. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING


     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a 'backup' withholding tax under Code Section 3406 of 31% on 'reportable payments' (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see 'Limitations on Deduction of Certain Expenses' above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under 'Status of REMIC Certificates'.

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                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

  GENERAL

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as 'Stripped Certificates', as described below, as a REMIC (Certificates of such a series hereinafter referred to as 'Standard Certificates'), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a 'taxable mortgage pool' within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a 'Standard Certificateholder') in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under 'Recharacterization of Servicing Fees'. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the 'stripped bond' and 'stripped coupon' rules of the Code, as described below under 'Stripped Certificates' and 'Recharacterization of Servicing Fees', respectively.


TAX STATUS

     Standard Certificates will have the following status for federal income tax purposes:

          1. A Standard Certificate owned by a 'domestic building and loan association' within the meaning of Code Section 7701(a)(19) will be considered to represent 'loans secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

          2. A Standard Certificate owned by a real estate investment trust will be considered to represent 'real estate assets' within the meaning of Code
     Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered 'interest on obligations secured by mortgages on real property' to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Certificate owned by a REMIC will be considered to represent an 'obligation. . . which is principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of 'qualified mortgages' within the meaning of Code Section 860G(a)(3).

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PREMIUM AND DISCOUNT

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Premium'.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of 'teaser rates' on the Mortgage Loans.


     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount', except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

RECHARACTERIZATION OF SERVICING FEES

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ('excess servicing') will cause the Mortgage Loans to be treated under the 'stripped bond' rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as 'stripped coupons' and 'stripped bonds'. Subject to the de minimis rule discussed below under '--Stripped Certificates', each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the

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corpus of such trust could be viewed as excluding the portion of the Mortgage
Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See 'Stripped Certificates' below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF STANDARD CERTIFICATES

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES


  GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as 'Stripped Certificates'.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see 'Standard Certificates--Recharacterization of Servicing Fees' above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own 'stripped bonds' with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or 'stripped coupons' with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under 'Standard Certificates--Recharacterization of Servicing Fees'. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under 'Standard Certificates--General', subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing

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variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i)
the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a 'taxable mortgage pool' within the meaning of Code Section 7701(i), and (ii)

each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code
Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under 'Taxation of Stripped Certificates--Possible Alternative Characterizations,' the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount,' without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

STATUS OF STRIPPED CERTIFICATES

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(5)(A), 'obligation[s] principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3)(A), and 'loans secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Mortgage Loans is uncertain. See 'Standard Certificates--Tax Status' above.

TAXATION OF STRIPPED CERTIFICATES

     Original Issue Discount. Except as described above under 'General', each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a 'Stripped Certificateholder') in any taxable year likely will be computed generally as described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount' and '--Variable Rate Regular Certificates'. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under 'General', the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not

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recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are 'contingent' within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped

Certificateholder's adjusted basis in such Stripped Certificate, as described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates'. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder

at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to

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supply an accurate taxpayer identification number or if the Secretary of the
Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under 'Federal Income Tax Consequences for REMIC Certificates--Backup Withholding'.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be 'portfolio interest' and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates'.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, Keogh plans, collective investment funds, insurance company separate accounts, and some insurance company general accounts in which such plans, accounts or arrangements are invested, which are subject to ERISA and the Code (all of which are hereinafter referred to for purposes of this discussion as 'Plans') and on persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

     Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

  GENERAL

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the mortgagors and involuntary liquidations) on the Mortgage Loans, as discussed in 'Yield Considerations' herein.

PARTIES IN INTEREST/DISQUALIFIED PERSONS

     Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called 'parties in interest' within the meaning of ERISA or 'disqualified persons' within the meaning of the Code, including, in both cases, Plan fiduciaries). The Depositor, Master Servicer or the Trustee or certain affiliates thereof, might be considered or might become 'parties in interest' or 'disqualified persons' with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a 'prohibited transaction' within the meaning of ERISA and the Code unless an administrative exemption described

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below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

DELEGATION OF FIDUCIARY DUTY

     Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term 'plan assets.'

     The U.S. Department of Labor (the 'Department') has published final regulations (the 'Regulations') concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an 'equity interest' (such as a Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance, whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered 'plan assets' if less than 25% of the value of all classes of equity interests are held by 'benefit plan investors,' which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans). However, this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the applicability.

GOVERNMENTAL PLANS

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ('Similar Law'). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to 'unrelated business taxable income' as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a 'Disqualified Organization,' which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption 'Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations.'

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

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     The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). The appropriate characterization of those Certificates not qualifying as 'mortgage related securities' ('Non-SMMEA Certificates') under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Effective December 31, 1996 (but not until then), Classes of Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA, will be 'mortgage related securities' for purposes of SMMEA. As 'mortgage related securities,' such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in 'mortgage related securities' secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of 'mortgage related security' (effective December 31, 1996) to include, in relevant part, Certificates satisfying the rating and qualified Originator requirements for 'mortgage related securities,' but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Certificates. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as 'mortgage related securities' only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the 'OCC') has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning 'safety and soundness' and retention of credit information in 12 C.F.R. Section 1.5), certain 'Type IV securities,' defined in 12 C.F.R. Section 1.2(l) to include certain 'commercial mortgage-related securities' and 'residential mortgage-related securities.' As so defined, 'commercial mortgage-related security' and 'residential mortgage-related security' mean, in relevant part, 'mortgage related security' within the meaning of SMMEA, provided that, in the case of a 'commercial mortgage-related security,' it 'represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.' In the absence of any rule or administrative interpretation by the OCC defining the term 'numerous obligors,'

no representation is made as to whether any Class of Certificates will qualify as 'commercial mortgage-related securities,' and thus as 'Type IV securities,' for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.

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SectionSection 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the 'Supervisory Policy Statement on Securities Activities' dated January 28, 1992, as revised April 15, 1994 (the 'Policy Statement') of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain 'high-risk mortgage securities' (including securities such as certain Series, Classes or subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Classes of Certificates as 'mortgage related securities,' no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.


     Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplement will be offered in Series through one or more of the various methods described below. The Prospectus Supplement for each Series of Certificates will describe the method of offering being utilized for that Series, the public offering or purchase price of the Certificates and the net proceeds to the Depositor from such sale. If so specified in the Prospectus Supplement, one or more Classes of Certificates may be offered for sale only outside of the United States and only to non-U.S. persons and foreign branches of U.S. banks (or in such other manner and to such other persons as may be specified therein) and will not be offered hereby.

     The Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through any combination of these methods:

          1. Negotiated firm commitment underwriting and public reoffering by underwriters;

          2. Placements by the Depositor to institutional investors through affiliated or unaffiliated dealers or agents; and

          3. Direct placements by the Depositor to institutional investors.

     If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. ('Nomura') acting as underwriter with other underwriters, if any, named therein. Asset Securitization Corporation, the Depositor, is a wholly-owned subsidiary of Nomura Asset Capital Corporation ('Nomura Capital'). Nomura and Nomura Capital are both wholly-owned subsidiaries of Nomura Holding America Inc. See 'The Depositor' herein.

     In connection with the sale of the Certificates, underwriters, dealers or placement agents may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distributions of the Certificates may be deemed to be underwriters in connection with such

Certificates, and any discounts or commissions received by them from the Issuer and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the '1933 Act').

     Any sales by the Depositor directly to investors, whether using an affiliated or other placement agent or otherwise, may be made from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices to be determined at the time of sale or the time of commitment therefor. The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers or purchasers of the Certificates for such Series.

     The underwriting agreement pertaining to a sale of a series of Certificates will provide that the obligations of Nomura and any underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased, and that the Depositor will indemnify Nomura and any underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments Nomura and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Nomura and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by Nomura in connection with offers and sales related to market-making transactions in Certificates previously offered hereunder in transactions in which Nomura acts as principal. Nomura may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                     PAGE(S) ON WHICH TERM IS
TERM                                                 DEFINED IN THE PROSPECTUS
--------------------------------------------------   -------------------------
1933 Act..........................................               79
1986 Act..........................................               57
Accrual Certificates..............................                9
Accrued Certificate Interest......................               26
ADA...............................................               54
ARM Loans.........................................               18
Bankruptcy Code...................................               49
BIF...............................................               32
Book-Entry Certificates...........................               25
Cash Flow Agreement...............................                1
Cede..............................................                2
CERCLA............................................               14
Certificate Balance...............................                8
Certificateholders................................                2
Certificates......................................                7
Code..............................................               10
Collection Account................................                8
Collection Period.................................               25
Commercial Loans..................................               16
Commercial Properties.............................                7
Commission........................................                2
Cooperatives......................................               16
Covered Trust.....................................               13
CPR...............................................               22
Credit Support....................................                1
Crime Control Act.................................               53
Cut-off Date......................................                9
Debt Service Coverage Ratio.......................               16
Definitive Certificates...........................               25
Department........................................               77
Determination Date................................               25
Disqualified Organization.........................               65
Distribution Date.................................                9
DTC...............................................                2
Equity Participations.............................               19
ERISA.............................................               10
Exchange Act......................................                2
FDIC..............................................               32
FHA...............................................               18
HUD...............................................               18
Indirect Participants.............................               29
Installment Contracts.............................                7
Insurance Proceeds................................               33
L/C Bank..........................................               41


                                                     PAGE(S) ON WHICH TERM IS
TERM                                                 DEFINED IN THE PROSPECTUS
--------------------------------------------------   -------------------------
Liquidation Proceeds..............................               33
Loan-to-Value Ratio...............................               17
Lock-out Date.....................................               19
Lock-out Period...................................               19
Master Servicer...................................                7
MBS...............................................                1
MBS Agreement.....................................               19
MBS Issuer........................................               19
MBS Servicer......................................               19
MBS Trustee.......................................               19
Mortgage Asset Seller.............................               16
Mortgage Assets...................................                1
Mortgage Loans....................................                1
Mortgage Rate.....................................                7
Mortgaged Properties..............................                7
Mortgages.........................................               16
Multifamily Loans.................................               16
Multifamily Properties............................                7
NCUA..............................................               53
Net Leases........................................               17
Net Operating Income..............................               16
Nomura............................................               79
Nomura Capital....................................               79
Nonrecoverable Advance............................               27
Non-SMMEA Certificates............................               78
Offered Certificates..............................                1
OID Regulations...................................               57
Originator........................................               16
Participants......................................               29
Pass-Through Entity...............................               65
Pass-Through Rate.................................                8
Permitted Investments.............................               32
Plans.............................................               10
Policy Statement..................................               78
Prepayment Assumption.............................               58
Prepayment Premium................................               19
Random Lot Certificates...........................               57
Rating Agency.....................................               10
Record Date.......................................               25
Regular Certificateholder.........................               57
Regular Certificates..............................               54
Regulations.......................................               77

Related Proceeds..................................               27
Relief Act........................................               53
REMIC.............................................               10
REMIC Certificates................................               54

                                                     PAGE(S) ON WHICH TERM IS
TERM                                                 DEFINED IN THE PROSPECTUS
--------------------------------------------------   -------------------------
REMIC Pool........................................               54
REMIC Regulations.................................               54
REO Account.......................................               33
Residual Certificateholders.......................               62
Residual Certificates.............................               54
RICO..............................................               53
SAIF..............................................               32
Senior Certificates...............................                8
Service...........................................               56
Similar Law.......................................               77
SMMEA.............................................               78
SPA...............................................               22
Special Servicer..................................                7
Standard Certificateholder........................               71
Standard Certificates.............................               71
Stripped Certificateholder........................               74
Stripped Certificates.............................               71
Stripped Interest Certificates....................                9
Stripped Principal Certificates...................                9
Subordinate Certificates..........................                9
Sub-Servicer......................................               34
Sub-Servicing Agreement...........................               34
Title V...........................................               52
Title VIII........................................               53
Treasury..........................................               54
Trust Assets......................................                2
Trust Fund........................................                1
Trustee...........................................                7
UCC...............................................               43
U.S. Person.......................................               67
Value.............................................               17
Voting Rights.....................................               15
Warranting Party..................................               31

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     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                            ------------------------

                               TABLE OF CONTENTS

                                                      PAGE
                                                     ------
PROSPECTUS SUPPLEMENT
Executive Summary.................................   S-3
Table of Contents.................................   S-5
Summary of Prospectus Supplement..................   S-7
Risk Factors and Other Special Considerations.....   S-32
Description of the Mortgage Pool..................   S-52
Description of the Mortgage Loans and Mortgaged
  Properties......................................   S-75
Description of the Offered Certificates...........   S-131
The Interest Rate Floor Agreements................   S-149
The Floor Counterparty............................   S-152
Prepayment and Yield Considerations...............   S-154
The Pooling and Servicing Agreement...............   S-168
Use of Proceeds...................................   S-193
Certain Federal Income Tax Consequences...........   S-193
ERISA Considerations..............................   S-197
Legal Investment..................................   S-199
Method of Distribution............................   S-199
Experts...........................................   S-200
Legal Matters.....................................   S-200
Rating............................................   S-200
Index of Significant Definitions..................   S-202
Financial Information.............................  Exhibit A
Global Clearance, Settlement and Tax
  Documentation Procedures........................  Exhibit B
Schedule of Adjusted Weighted Average Net
  Mortgage Pass-Through Rates.....................  Exhibit C

Mortgaged Property Characteristics................  Annex A

PROSPECTUS
Prospectus Supplement.............................   2
Available Information.............................   2
Incorporation of Certain Information by
  Reference.......................................   2
Table of Contents.................................   3
Summary of Prospectus.............................   7
Special Considerations............................   11
Description of the Trust Funds....................   16
Use of Proceeds...................................   20
Yield Considerations..............................   20
The Depositor.....................................   23
Description of the Certificates...................   23
Description of the Agreements.....................   30
Description of Credit Support.....................   40
Certain Legal Aspects of Mortgage Loans...........   43
Federal Income Tax Consequences...................   54
ERISA Considerations..............................   76
Legal Investment..................................   78
Method of Distribution............................   79
Legal Matters.....................................   80
Financial Information.............................   80
Rating............................................   80
Index of Principal Definition.....................   81

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                                  $859,388,670
                                 (APPROXIMATE)



                       ASSET SECURITIZATION CORPORATION,
                                   DEPOSITOR



                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                               SERIES 1996-MD VI

                       ----------------------------------
                             PROSPECTUS SUPPLEMENT
                       ----------------------------------

                               NOMURA SECURITIES
                              INTERNATIONAL, INC.

                               DECEMBER 10, 1996

            ------------------------------------------------------
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